As filed with the Securities and Exchange Commission on November 26, 2010
Registration No. 333-[•]
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
Grubb & Ellis Apartment REIT Holdings, LP
(Exact name of registrant as specified in its governing instruments)
4901 Dickens Road
Suite 101
Richmond, Virginia 23230
(804) 237-1335
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Stanley J. Olander, Jr.
Chief Executive Officer, President and Chairman
Grubb & Ellis Apartment REIT Holdings, LP
Grubb & Ellis Apartment REIT, Inc., as General Partner
4901 Dickens Road
Suite 101
Richmond, Virginia 23230
(804) 237-1335
(804) 237-1345 (Facsimile)
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
Daniel M. LeBey
Hunton & Williams LLP
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219-4074
(804) 788-8200
(804) 343-4833 (fax)
       Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
       If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐
       If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
       If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
       If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
       If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
       Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

			Proposed Maximum
	Amount Being		Aggregate Offering	Amount of
Title of Securities to be Registered	Registered	Price Per Unit	Price	Registration Fee

Units of limited partnership interest	3,690,667 Units	$9.00	$33,216,000	$2,368.30

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section  8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 24th, 2010
PROSPECTUS
Grubb & Ellis Apartment REIT Holdings, LP,
a Virginia limited partnership
3,690,667 Units of Limited Partnership Interest
     Grubb & Ellis Apartment REIT Holdings, LP, a Virginia limited partnership, or the Operating Partnership, is the operating partnership and majority owned subsidiary of Grubb & Ellis Apartment REIT, Inc., a Maryland corporation, or the Apartment REIT, organized to invest in a diverse portfolio of apartment communities with stable cash flows and growth potential in select U.S. metropolitan markets. The Apartment REIT serves as the sole general partner of the Operating Partnership. We are externally managed by Grubb & Ellis Apartment REIT Advisor, LLC, our advisor, which is our affiliate. The Apartment REIT has elected and qualified to be taxed as a real estate investment trust, or REIT, for federal income tax purposes and intends to continue to be taxed as a REIT. The Operating Partnership has qualified, and intends to continue to qualify, to be taxed as a partnership, and not an association or publicly traded partnership taxable as a corporation, for federal income tax purposes.
     This prospectus relates to the possible issuance by us of up to 3,690,667 units of limited partnership interest of the Operating Partnership, or the OP Units, to eight Delaware Statutory Trusts, or the DSTs, in exchange for a fee simple interest in the real properties held by each of the DSTs. The DSTs include: Mission Brentwood, DST, Mission Briley Parkway, DST, Mission Barton Creek, DST, Mission Battleground Park, DST, Mission Capital Crossing, DST, Mission Tanglewood, DST, Mission Mayfield Downs, DST and Mission Preston Wood, DST. Shortly following the issuance of the OP Units to each of the DSTs, the trustee of each DST will cause the DST to make a liquidating distribution of the OP Units to each of its beneficial owners.
     Prior to this offering there has been no public market for the OP Units and we do not intend to list the OP Units on any national exchange or quotation system.
     The Operating Partnership’s limited partnership agreement contain restrictions on the transfer of the OP Units. See “Description of the OP Units and the Partnership Agreement.”
     Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 24 of this prospectus for a discussion of those risks.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is            , 2010.

       Until          , 2010 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

INDUSTRY AND MARKET DATA
       We use industry forecasts and projections and market data throughout this prospectus, including data from publicly available information and industry publications. The forecasts and projections are based upon industry surveys and the preparers’ experience in the industry and there can be no assurance that any of the projections will be achieved. We believe that the surveys and market research others have performed are reliable, but we have not independently verified this information.

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PROSPECTUS SUMMARY
       This summary highlights key aspects of this offering. This summary is not complete may not contain all of the information that should be considered before investing in the OP Units. You should carefully read this entire prospectus, including the more detailed information set forth under the caption “Risk Factors,” the historical and pro forma financial statements, including the related notes thereto, appearing elsewhere in this prospectus, and any free writing prospectus provided or approved by us.
       Unless otherwise specified and as the context requires, references to “we,” “us” and “our” refer to Grubb & Ellis Apartment REIT, Inc., and its subsidiaries, including Grubb & Ellis Apartment REIT Holdings, LP We refer to Grubb & Ellis Apartment REIT, Inc. as “the Apartment REIT” and to Grubb & Ellis Apartment REIT Holdings, LP as “the Operating Partnership.” We refer to Grubb & Ellis Apartment REIT Advisor, LLC as “our advisor.” We refer to Grubb & Ellis Company as “our sponsor” or “Grubb & Ellis.”
The Operating Partnership
       Grubb & Ellis Apartment REIT, Inc., or the Apartment REIT, is a Maryland corporation that has elected and qualified to be taxed as a REIT for federal income tax purposes. Grubb & Ellis Apartment REIT Holdings, LP, or the Operating Partnership, is a Virginia limited partnership and a majority-owned subsidiary of the Apartment REIT formed on December 27, 2005. The Operating Partnership has qualified, and intends to continue to qualify, to be treated as a partnership, and not an association or publicly traded partnership taxable as a corporation, for federal income tax purposes.
       We operate in an umbrella partnership REIT structure, pursuant to which the Apartment REIT holds its properties and conducts its operations through the Operating Partnership. The Apartment REIT serves as the sole general partner of the Operating Partnership and manages its affairs. Our advisor currently is the only limited partner and the sole special limited partner of the Operating Partnership.
       As more fully described under “Description of the Proposed Acquisitions,” on August 27, 2010, the Operating Partnership entered into definitive agreements to acquire nine multifamily apartment properties, containing 2,676 units, from affiliates of MR Holdings, LLC, or MR Holdings. We refer to the proposed acquisitions of these properties in this prospectus as, the proposed acquisitions. On September 30, 2010, the Operating Partnership acquired the first of the nine multifamily properties, Mission Rock Ridge Apartments, or the Mission Rock Ridge property, for a purchase price of $19,857,000 in cash, plus closing costs. We financed a portion of the purchase price of the Mission Rock Ridge property with a secured loan in the principal amount of $13,900,000 from Berkadia Commercial Mortgage, LLC, through the Freddie Mac Capital Markets Execution loan program, or the Mission Rock Ridge Loan, and the remaining balance using cash proceeds from the Apartment REIT’s follow-on public offering.
       In connection with the proposed acquisitions, the Operating Partnership agreed to acquire eight properties that are owned by Delaware Statutory Trusts, each a DST, for which an affiliate of MR Holdings serves as trustee, in exchange for total consideration valued at approximately $157.8 million, including approximately $33.2 million of OP Units, with each OP Unit valued at $9.00 per unit, and the assumption of approximately $124.6 million of in-place mortgage indebtedness encumbering the properties. Pursuant to the registration statement of which this prospectus forms a part, the Operating Partnership seeks to register the OP Units that will be issued to acquire the eight properties owned by the DSTs. Shortly following the issuance of the OP Units in this offering, the trustee of each of the DSTs will cause the DSTs to make a liquidating distribution, or the Liquidating Distributions, of the OP Units to the DSTs’ beneficial owners, or the DST Investors. The DST Investors do not have consent or other voting rights in connection with the proposed acquisitions.
       Also in connection with the proposed acquisitions, the Operating Partnership, through our taxable REIT subsidiary, MR Property Management, LLC, or MR Property Management, agreed to acquire substantially all of the assets, including property management agreements, of Mission Residential Management, LLC, or Mission Residential Management, an affiliate of MR Holdings, which is the property manager of the Mission Rock Ridge property and the other eight properties under contract for purchase from the DSTs, as well as for 32 other multifamily apartment properties, containing a total of approximately 12,000 units.
       On November 5, 2010, we, through MR Property Management, completed the acquisition of substantially all of the assets and certain liabilities of Mission Residential Management, including the in-place workforce of approximately 300 employees. We paid total consideration of $5,500,000 of cash plus the assumption of certain liabilities and other payments totaling approximately $1,500,000, subject to certain post-closing pro rations and adjustments. In connection with this acquisition, we paid an acquisition fee of 2.0% of the purchase price to our advisor and its affiliate.
       The Operating Partnership’s headquarters are located at 4901 Dickens Road, Suite 101, Richmond, Virginia 23230 and its telephone number is (804) 237-1335.
The Apartment REIT
       The Apartment REIT is a Maryland corporation formed on December 21, 2005. The Apartment REIT seeks to provide investors the potential for income and growth through investment in a diverse portfolio of apartment communities with stable cash flows and growth potential in select U.S. metropolitan areas. The Apartment REIT has elected and qualified to be taxed as a REIT for federal income tax purposes beginning with its taxable year ended December 31, 2006 and intends to continue to be taxed as a REIT. As of September 30, 2010, we owned 15 properties with an aggregate of 3,973 units that we acquired for an aggregate purchase price of $377,787,000.
       The Apartment REIT is a public reporting company registered under Section 12 of the Exchange Act of 1934, as amended, although its common stock is not listed on a securities exchange.
       The Apartment REIT completed its initial public offering of common stock on July 17, 2009, raising an aggregate of $156,812,420 of gross proceeds from the sale of common stock in the initial public offering, excluding shares sold pursuant to the Apartment REIT’s distribution reinvestment plan, or DRIP. The Apartment REIT commenced a follow-on public offering of shares of the Apartment REIT’s common stock on July 20, 2009. As of September 30, 2010, the Apartment REIT had received and accepted subscriptions in its follow-on public offering for 2,642,006 shares of the Apartment REIT’s common stock, or approximately $26,390,000 excluding shares issued pursuant to the DRIP. As of September 30, 2010, 97,357,994 shares remained available for sale to the public pursuant to the Apartment REIT’s follow-on public offering, excluding shares available pursuant to the DRIP. The Apartment REIT has announced that it will sell shares of the Apartment REIT’s common stock in its follow-on public offering until the earlier of July 17, 2011, unless extended by the Apartment REIT’s board of directors for an additional year or as otherwise permitted under applicable law, or the date on which the maximum amount has been sold.
       The Apartment REIT operates under the direction of its board of directors, or the Board. The Board is responsible for the overall management of the Operating Partnership’s affairs. The Board is comprised of five directors, including Mr. Olander, Chairman of the Board, Andrea R. Biller, Glenn W. Bunting, Jr., Robert A. Gary, IV and Richard S. Johnson. Messrs. Bunting, Gary and Johnson are independent of the Apartment REIT, our sponsor, our advisor and any of their affiliates. The Apartment REIT’s stockholders elect directors annually.
       The Apartment REIT has three executive officers, including Mr. Olander, the Chief Executive Officer and Chief Financial Officer, who also serves as a director, as well as Gustav G. Remppies, the President and Secretary, and David L. Carneal, the Executive Vice President and Chief Operating Officer.
       The Apartment REIT’s headquarters are located at 4901 Dickens Road, Suite 101, Richmond, Virginia 23230 and its telephone number is (804) 237-1335.
Our Business and Objectives
       Our objective is to acquire quality apartment communities so we can provide our equityholders with:
•	stable cash flows available for distribution to our securityholders;

•	preservation, protection and return of capital; and

•	growth of income and principal without taking undue risk.
       Additionally, we seek to:
•	invest in income-producing real estate and real estate-related investments in a manner that permits the Apartment REIT to maintain its qualification as a REIT for federal income tax purposes; and

•	realize capital appreciation upon the ultimate sale of our properties.
       We believe the following are key factors for our success in meeting our objectives:

Following Demographic Trends and Population Shifts to Find Attractive Tenants in Quality Apartment Community Markets
       According to the U.S. Census Bureau, nearly 90.0% of total U.S. population growth between 2000 and 2030 will occur in the South and West. Accordingly, we will emphasize property acquisitions in regions of the United States that seem likely to benefit from the ongoing population shift and/or are poised for strong economic growth. We believe these markets will likely attract quality tenants who have good income and strong credits profiles and choose to rent an apartment rather than buy a home because of their life circumstances.
Leveraging the Experience of Our Management
       We believe that a critical success factor in property acquisition lies in having a management team that possesses the flexibility to move quickly when an opportunity presents itself to buy or sell a property. The owners and officers of our advisor possess considerable experience in the apartment housing sector, which we believe will help enable us to identify appropriate opportunities to buy and sell properties to meet our objectives and goals.
       Each of our key executives has considerable experience building successful real estate companies. As an example, one of our principals, Stanley J. Olander, Jr., has been responsible for the acquisition and financing of approximately 50,000 apartment units, has been an executive in the real estate industry for almost 30 years, and previously served as President and Chief Financial Officer and a member of the board of directors of Cornerstone Realty Income Trust, Inc. Likewise, Gustav G. Remppies and David L. Carneal are the former Chief Investment Officer and Chief Operating Officer, respectively, of Cornerstone Realty Income Trust, Inc., where they oversaw the growth of that company from an ownership of approximately 12,000 apartment units mainly concentrated in four major markets at year-end 1997, when the company’s shares of common stock were listed on the New York Stock Exchange, or NYSE, to an ownership of approximately 23,000 apartment units across 17 major markets in 2004, when its merger with Colonial Properties Trust was announced. This growth represented a 100% increase in total assets over seven years and an average growth of over 14.0% per year.
Summary Risk Factors
       An investment in the OP Units involves a high degree of risk. These risks are discussed in greater detail under the caption “Risk Factors.” You should read and consider all of these risks carefully. Some of these risks include:
•	There is no public market for the shares of the Apartment REIT’s common stock or the OP Units. Shares of the Apartment REIT’s common stock and the OP Units cannot be readily sold and there are significant restrictions on the ownership, transferability and repurchase of shares of the Apartment REIT’s common stock and the OP Units. If a holder of the Apartment REIT’s common stock or the OP Units is able to sell his shares of common stock or the OP Units, the sale will likely be at a substantial discount.

•	We have received notices of the termination of our advisory agreement with our advisor, the Apartment REIT’s dealer manager agreement with Grubb & Ellis Securities, Inc. and our transfer agent services agreement with GEEA Transfer Agent, LLC. We may not be successful in hiring third party service providers to perform advisory services, dealer manager services and/or transfer agent services for us, which could impact our ability to achieve our investment objectives.

•	The Operating Partnership has been named a defendant in a complaint seeking an injunction to prevent the acquisition of the eight DST properties that we have contracted to acquire, which could prevent us from acquiring the eight DST properties.

•	Any distributions that we pay in the future to holders of the OP Units may be less than the distributions they would have received from a DST had it not sold the property to us in the proposed acquisitions.

•	Holders of the OP Units will be subject to federal income tax on their share of the Operating Partnership’s taxable income, regardless of whether or when they receive any cash distributions from the Operating Partnership, and may recognize income in excess of the Operating Partnership’s cash distributions.

•	As of the date of this prospectus, we have acquired only a limited number of properties. If we are unable to acquire suitable properties, or suffer a delay in making acquisitions, we may not have any cash flows available for distribution to our equityholders.

•	We have paid and may continue to pay distributions from sources other than our cash flows from operations, including from the net proceeds from the Apartment REIT’s follow-on offering or from borrowed funds. We have not established any limit on the amount of offering proceeds that may be used to fund distributions other than those limits imposed by the Apartment REIT’s organizational documents and Maryland law. Therefore, all or any portion of a distribution to equityholders may be paid from the Apartment REIT’s offering proceeds. We also may be required to sell assets or issue new securities for cash in order to pay distributions. Any such actions could reduce the amount of capital we ultimately invest in assets and negatively impact the amount of income available for future distributions.

•	We may incur substantial debt, which could hinder our ability to pay distributions to you or could decrease the value of your investment if the income from, or the value of, the property securing our debt falls.

•	If the Apartment REIT raises substantially less than the maximum amount contemplated in its follow-on offering of $105,000,000, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments and the value of your investment may fluctuate more widely with the performance of specific investments.

•	We rely on our advisor and its affiliates to manage our business and assets. We pay substantial fees to our advisor and its affiliates for these services, and the agreements governing these fees were not negotiated at arm’s-length. In addition, fees payable to the Apartment REIT’s dealer manager and our advisor in our organizational stage are based upon the gross offering proceeds and not on our or our properties’ performance. Such agreements may require us to pay more than we would if we were using unaffiliated third parties and may not solely reflect your interests as a stockholder of our company.

•	Many of our officers and non-independent directors have substantial conflicts of interest because they also serve as officers and directors of our sponsor, our advisor, the Apartment REIT’s dealer manager, or their affiliates, including significant conflicts in allocating time and investment opportunities among us and similar programs sponsored by our sponsor.

•	If the Apartment REIT does not remain qualified as a REIT, it will be subject to federal income tax at regular corporate tax rates, which would adversely affect our operations and our ability to pay distributions to you.

•	The amount of distributions we may pay to you in the future, if any, is uncertain. Due to the risks involved in the ownership of real estate and real estate-related investments, there is no guarantee of any return on your investment in us and you may lose the amount you invest.

•	The Board may change our investment objectives without seeking your approval.
Proposed Acquisitions of Multifamily Properties
       On August 27, 2010, we entered into definitive agreements to acquire nine multifamily apartment properties, containing 2,676 units, from affiliates of MR Holdings. On September 30, 2010, we, through the Operating Partnership, acquired the first of the nine multifamily apartment properties, the Mission Rock Ridge property, located in Arlington, Texas, from Mission Rock Ridge, LP, an unaffiliated third party, for a purchase price of $19,857,000 in cash, plus closing costs. We financed a portion of the purchase price with the Mission Rock Ridge Loan, and the remaining balance using proceeds from the Apartment REIT’s follow-on public offering. In connection with the acquisition of the Mission Rock Ridge property, we paid an acquisition fee of approximately $596,000, or 3.0% of the purchase price, to our Advisor and its affiliate. The remaining eight proposed property acquisitions from DSTs for which an affiliate of MR Holdings serves as trustee, or the DST properties, have not yet closed and remain subject to substantial conditions to closing.
     Acquisition of Remaining Eight Multifamily Properties
       We entered into purchase and sale agreements to acquire the remaining eight properties that are owned by DSTs, for which an affiliate of MR Holdings serves as trustee, in exchange for total consideration valued at approximately $157.8 million, including approximately $33.2 million of OP Units, with each OP Unit valued at $9.00 per unit, and the assumption of approximately $124.6 million of in-place mortgage indebtedness encumbering the properties. Subject to a one-year holding period and certain limitations, the OP Units would be redeemed by us for cash upon the request of the OP Unit holder, or at our discretion, for shares of the Apartment REIT’s common stock on a one-share-for-one OP Unit basis.
       The following table provides a summary description of the eight DST properties as of September 30, 2010:

				Approximate	Average		Average	2009
		Year	Number	Rentable	Unit Size	Physical	Rent Per	Property
Property Name	Location	Built	of Units	Area (Sq. Ft.)	(Sq. Ft.)	Occupancy	Unit	Taxes

Mission Brentwood	Brentwood, TN	1989	380	299,008	843	95.6%	$694	$347,726
Mission Briley Parkway(1)	Nashville, TN	1985	360	318,524	955	95.5%	$611	$270,382
Mission Barton Creek	Austin, TX	1980	298	225,336	756	99.0%	$852	$556,780
Mission Battleground Park	Greensboro, NC	1990	240	229,108	955	96.0%	$627	$163,432
Mission Capital Crossing	Raleigh, NC	1983	356	360,996	1,014	93.6%	$638	$177,382
Mission Tanglewood	Austin, TX	1986	364	253,404	696	96.8%	$618	$465,035
Mission Mayfield Downs	Grand Prairie, TX	2002	258	216,006	901	97.0%	$711	$375,448
Mission Preston Wood	Richardson, TX	1979, (2)	194	192,191	991	95.6%	$672	$179,996
		1999,
		2000

(1)	This property is subject to a ground lease.

(2)	This property was developed and constructed in three stages.
       We also anticipate paying an acquisition fee of 3.0% of the purchase price of each of the remaining eight properties to our advisor, and one of its affiliates.
       Each of these potential property acquisitions is subject to substantial conditions to closing, including: (i) lender consents, (ii) registration with the SEC of the OP Units issuable as part of the consideration for the property acquisitions, (iii) following the effectiveness of the registration statement pertaining to the OP Units, confirmation by the trustee of each DST of its investment decision to accept the OP Units as consideration, and (iv) other customary closing conditions. There is no assurance that any of these conditions will be satisfied and we currently cannot predict if or when any of these potential property acquisitions will close. DST properties are not contingent upon each other. Accordingly, we may consummate the acquisition of some but not all of the proposed acquisitions if the closing conditions are not met under the applicable purchase and sale agreements.
       The following information generally applies to each of the properties included in the potential property acquisition:
•	we believe all of the properties are adequately covered by insurance and are suitable for their intended purposes;

•	we have no plans for any material renovations, improvements or development with respect to any of the properties, except in accordance with planned budgets; and

•	each of the properties are located in markets where we are subject to competition for attracting new tenants and retaining current tenants.
       For federal income tax purposes, the depreciable basis in each of the eight DST properties to be acquired from DSTs in the potential property acquisitions will equal the aggregate adjusted basis of the DST Investors in each of the properties and will be determined after the proposed acquisitions are consummated and after we have received information from the DST Investors regarding their adjusted tax basis with respect to each property.
       We calculate depreciation for income tax purposes using the straight line method. We depreciate buildings and land improvements based upon estimated useful lives of 27.5 and 15 years, respectively.
Value of the OP Units
       The value of the OP Units that will be issued to the DSTs in connection with our acquisition of the eight properties we have under contract is based upon an assumed value of $9.00 per unit, which is a 10.0% discount to the sale price of the shares of the Apartment REIT’s common stock. The following table sets forth the aggregate equity value assigned to the eight properties held by DSTs that we have agreed to purchase using the OP Units. The number of OP Units allocable to each DST Investor is based upon such owner’s proportional interest in the DST. The number of OP Units issuable to the DSTs at the closing of each acquisition is subject to adjustments based upon actual debt levels at the time of closing and customary closing prorations.
The consideration payable to the DSTs is as follows:

				Equity Value		Assumed
		Purchase		of the OP		Mortgage	Interest		Maturity
Property Name	Location	Price(2)		Units(3)		Indebtedness(1)	Rate(1)		Date

Mission Brentwood	Brentwood, TN	$27,857,000		$7,857,000		$20,000,000	5.8875%		11/2/2016
Mission Briley Parkway	Nashville, TN	$22,123,000		$7,573,000		$14,550,000	6.326%		9/1/2016
Mission Barton Creek	Austin, TX	$25,929,000	(5)	$4,729,000	(4)	$21,200,000	3.06	%(5)	11/1/2015
Mission Battleground Park	Greensboro, NC	$12,821,000		$1,621,000		$11,200,000	6.322%		8/1/2016
Mission Capital Crossing	Raleigh, NC	$20,667,000		$2,967,000		$17,700,000	5.93%		2/1/2018
Mission Tanglewood	Austin, TX	$19,862,000		$4,587,000		$15,275,000	6.45	%(6)	2/1/2019
Mission Mayfield Downs	Grand Prairie, TX	$18,027,000		$1,792,000		$16,235,000	5.51	%(7)	6/1/2017
							12.75	%(8)	6/1/2016
Mission Preston Wood	Richardson, TX	$9,733,000		$1,333,000		$8,400,000	5.243%		10/1/2015

(1)	As of September 30, 2010.

(2)	Subject to certain purchase price adjustments as provided in the applicable definitive purchase agreements.

(3)	Based upon an assumed value of $9.00 per OP Unit.

(4)	In addition, we will be paying an amount not to exceed $757,000 in the OP Units for a capital improvement escrow reserve account.

(5)	Represents the variable interest rate per annum in effect as of September 30, 2010. Adjustable at the money market yield for Freddie Mac Reference Bill Securities with 30-day maturities from the most recent auction of Reference Bills conducted by Freddie Mac unless Freddie Mac has not conducted an auction of such bills within 60-days prior to the applicable interest

(6)	Fixed interest rate per annum through November 2010. Adjustable after November 2010 at the money market yield for Freddie Mac Reference Bill Securities with 30-day maturities from the most recent auction of Reference Bills conducted by Freddie Mac unless Freddie Mac has not conducted an auction of such bills within 60-days prior to the applicable interest adjustment period (i.e., each month), then a LIBOR Index Rate plus 3.0%.

(7)	Note A, which had an original principal balance of $15,250,000.

(8)	Note B, which had an original principal balance of $985,000.
The estimated amount that each DST Investor will be entitled to receive upon completion of the acquisition of the property held by the DST in which such DST Investor holds an interest and the subsequent liquidation of the DST will be determined based upon the amount that is distributable by the DST to its beneficial owners if the DST were to liquidate in accordance with the terms of the DST’s declaration of trust.
Valuation Method
       In establishing the number of OP Units issuable to the DSTs, the Operating Partnership first determined the fair market value of the stabilized operating properties held by the DSTs using a capitalization rate methodology, as well as through negotiations with MR Holdings in its capacity as trustee of the DSTs. A capitalization rate methodology is a real property valuation approach used by investors and appraisers to determine the fair market value of income-producing real estate. Under this methodology, the value of a property is calculated by dividing the property’s net operating income (i.e., gross property operating income less all expenses required to operate the property) over a specified annual period by an assigned capitalization rate. By focusing on the net operating income of a property over a specified annual period, this valuation methodology does not take into account potential future changes in the net operating income of the property that may occur outside of the specified period or the financial structure of the property (i.e., the amount of debt and debt service requirements) and may not take into account certain future capital expenditures required to be made at the property. As a result, this methodology may not necessarily reflect the value that could be obtained for real property in a transaction with other third parties. No third-party appraisals or independent valuations were utilized to determine the value assigned to the eight properties to be acquired by the Operating Partnership in the proposed acquisitions. After the fair market value of the properties held by the DSTs was determined, the equity value of each property was determined by calculating the difference between the fair value, which in each case is equal to the negotiated purchase price, and the outstanding mortgage debt encumbering each property. This equity value was then divided by $9.00 to determine the number of OP Units issuable to each DST. We established a value of $9.00 per OP Unit by applying a 10% discount to the current offering price of the Apartment REIT’s shares of common stock in recognition that that OP Units are subject to a one-year holding period following the date of issuance before they may be redeemed by the holder and are subject to other transfer restrictions.
No Dissenters’ Rights
       Neither applicable law nor the trust agreement relating to any DST provides any rights of dissent or appraisal to owners of beneficial interest in the DSTs in connection with the acquisition of the eight properties to be acquired by the Operating Partnership.
Tax Protection Agreements
       The acquisition of each of the eight properties that are owned by DSTs are intended to be treated for federal income tax purposes as a nontaxable contribution of the properties by the relevant DST Investors to the Operating Partnership in exchange for the OP Units. In connection with these transactions, the Apartment REIT and the Operating Partnership intend to enter into tax protection agreements with the existing DST Investors who are treated as contributing their interests in exchange for the OP Units at the closing of each of the acquisitions. These agreements are intended to protect the DST Investors against receiving a special allocation of taxable gain upon a future disposition by the Operating Partnership of the relevant property.
       The tax protection agreements will obligate the Operating Partnership to use commercially reasonable efforts to dispose of the respective property in a transaction in which no gain is required to be recognized for federal income tax purposes (for example, a section 1031 exchange (a tax deferred exchange of one property for another property) or a tax-free partnership merger or contribution), and will require the Operating Partnership to indemnify the DST Investors for whom gains (other than foreclosure related gains) are triggered under certain circumstances. This obligation will terminate on the seventh anniversary of the closing of the acquisition, but will earlier terminate with respect to a DST Investor on the date on which such DST Investor ceases to own, in the aggregate, 20% or more of the OP Units issued in respect of such DST Investor’s interest in the property.
       When there is a reduction in a partner’s share of partnership liabilities that exceeds the partner’s adjusted tax basis in the partnership, the partner will recognize taxable gain. The tax protection agreements also will require the Operating Partnership to notify each DST Investor if the Operating Partnership intends to repay, retire, refinance or otherwise reduce (other than scheduled amortization or repayment) the amount of the liabilities with respect to a property in a manner that would cause such DST Investor to recognize gain for federal income tax purposes. In addition, the tax protection agreements will require the Operating Partnership to cooperate with such DST Investor to arrange a special allocation of other OP liabilities to the DST Investor in an amount sufficient to avoid causing such DST Investor to recognize gain as a result of the reduction of the Operating Partnership’s liabilities.
Acquisition of Substantially All of the Assets and Certain Liabilities of Mission Residential Management, LLC, a Property Management Company, and Legal Proceedings Regarding Potential Property Acquisitions
       On November 5, 2010, MR Property Management completed the acquisition of substantially all of the assets and certain liabilities of Mission Residential Management, including the in-place workforce of approximately 300 employees. In connection with the closing, we assumed property management agreements, or entered into sub-management agreements pending receipt of lender consents, with respect to 41 multifamily apartment properties containing approximately 12,000 units, including Mission Rock Ridge Apartments located in Arlington, Texas that we acquired on September 30, 2010 and the eight additional multifamily apartment properties the Operating Partnership has contracted to acquire from the DSTs. We believe the acquisition of Mission Residential Management is a substantial step toward our goal to become a fully self-managed entity. We paid total consideration of $5,500,000 of cash plus the assumption of certain liabilities and other payments totaling approximately $1,500,000, subject to certain post-closing pro rations and adjustments. In connection with this acquisition, we paid an acquisition fee of 2.0% of the purchase price to our advisor and its affiliate. At the closing of the transaction, we entered into various ancillary agreements, including:

•	an asset management agreement pursuant to which we assumed the asset management and investor relations responsibilities for all of the aforementioned properties; and

•	a termination fee agreement pursuant to which the lessees of the managed properties under the master lease structures and certain other affiliates of Mission Residential Management agreed to pay us termination fees if any of the property management agreements we assumed or sub-management agreements we entered into is terminated by the lessee of the property under its master lease structure other than for cause, is not extended by the lessee or is terminated by the manager without good reason. The termination fee provisions will survive for five years after the closing. The termination fee will not be payable if a property management agreement is terminated as a result of our acquisition of the managed property. The obligations of the lessees of the properties to pay these termination fees are guaranteed by MR Holdings and by Mission Residential Holdings, LLC.
       Following the closing, Mission Residential Management and certain of its affiliates are required to indemnify, defend and hold harmless the buyer and its affiliates, including us, subject to certain limitations, against losses, claims and liabilities that arise out of breaches of representations and warranties, breaches of covenants and liabilities that we have not agreed to assume, including pre-closing liabilities.
       On November 9, 2010, seven of the 277 investors who hold interests in the eight DSTs that hold the remaining eight DST properties that we have contracted to acquire from such trusts filed a complaint in the United States District Court for the Eastern District of Virginia (Civil Action No. 3:10CV824(HEH)) against the trustee of each of these trusts and certain of the trustee’s affiliates, as well as against the Operating Partnership, seeking, among other things, to enjoin the closing of our proposed acquisition of the remaining eight DST properties that we have contracted to acquire. The complaint alleges, among other things, that the trustee has breached its fiduciary duties to the beneficial owners of the trusts by entering into the eight purchase and sale agreements with the Operating Partnership. The complaint further alleges that the Operating Partnership aided and abetted the trustees’ alleged breaches of fiduciary duty and tortiously interfered with the contractual relations between the trusts and the trust beneficiaries. We believe the allegations contained in the complaint are without merit and we intend to defend the claims vigorously. However, there is no assurance that we will be successful in our defense. If the plaintiffs are able to obtain the injunctive relief they seek, we may be prevented from closing the acquisitions of the remaining eight DST properties that we have contracted to acquire. A hearing regarding the request for injunctive relief is expected to occur within the next 90 days. In a Consent Order dated November 10, 2010, the parties agreed that none of the eight transactions will be closed during the 90-day period following the date of such Consent Order.
Proposed Acquisitions of Six Additional Multifamily Properties
       We are also in discussions with MR Holdings regarding the potential acquisition of tenant-in-common, or TIC, interests in six other properties, four of which are currently managed by joint ventures between one of our affiliates and MR Holdings, for aggregate consideration valued at $99.5 million, including approximately $31.4 million of OP Units, with each OP Unit valued at $9.00 per unit, and the assumption of approximately $68.1 million of in-place mortgage indebtedness encumbering the properties. Completion of these transactions is subject to the negotiation, execution and delivery by the parties of definitive agreements, receipt of all required consents and approvals, including lender consents, other third party consents, approval by the investors in certain of the properties and approval of the transactions by our Board, as well as the satisfaction of various other customary conditions. There is no assurance that the parties will enter into definitive agreements with respect to all or any of these proposed TIC acquisitions or that all or any of these proposed TIC acquisitions will be completed.
Receipt of Notices of Termination of Our Advisory Agreement, Dealer Manager Agreement and Transfer Agent Services Agreement
       On November 1, 2010, we received written notice from our advisor that our advisor has elected to terminate that certain second amended and restated advisory agreement dated June 3, 2010 between us and our advisor, or the advisory agreement. Pursuant to the advisory agreement, either party may terminate the advisory agreement upon 60 days’ written notice without cause or penalty. Therefore, we expect that the advisory agreement will terminate on December 31, 2010. Upon the termination date for the advisory agreement, we will remove references to Grubb & Ellis Apartment REIT Advisor, LLC from our prospectus. Accordingly, we intend to enter into a new advisory agreement with a new advisor entity owned by American Realty Capital, LLC, an unaffiliated entity, and ROC REIT Advisors, LLC, which owns a 25% non-managing interest in our advisor and would likely own a 50.0% interest in our intended successor advisor entity. We intend for the new advisory agreement to be effective upon the termination of the advisory agreement. This new advisory agreement is currently being negotiated and is subject to approval by the Board, and thus, we cannot make any assurances that we will enter into such an agreement.
       Upon the termination of the advisory agreement, Grubb & Ellis, will no longer be our sponsor. Therefore, you should not place any undue reliance on the prior performance of Grubb & Ellis and its subsidiaries. In addition, upon the termination of the advisory agreement, we will no longer use the name “Grubb & Ellis” as part of our corporate name and we will no longer use the Grubb & Ellis logo. The Grubb & Ellis name and the Grubb & Ellis logo are the exclusive property of Grubb & Ellis.
       On November 1, 2010, we received written notice from the Apartment REIT’s dealer manager, Grubb & Ellis Securities, Inc. that the dealer manager has elected to terminate that certain dealer manager agreement dated June 22, 2009 between the Apartment REIT and the dealer manager, or the dealer manager agreement. Pursuant to the dealer manager agreement, either party may terminate the dealer manager agreement upon 60 days’ written notice. Therefore, we expect that the dealer manager agreement will terminate on or about December 31, 2010. Upon the termination date for the dealer manager agreement, we will remove references to Grubb & Ellis Securities, Inc. from our prospectus. Accordingly, on November 5, 2010, we entered into an agreement with Realty Capital Securities, LLC, or RCS, whereby RCS will agree to serve as our exclusive dealer manager following the termination of the dealer manager agreement for the remainder of the Apartment REIT’s follow-on offering; provided however, that until the termination of the dealer manager agreement, Grubb & Ellis Securities, Inc. will remain the Apartment REIT’s exclusive agent and principal distributor for the purpose of selling shares of the Apartment REIT’s common stock pursuant to its follow-on offering. While certain provisions of the agreement with RCS, including the representations and warranties of the parties thereto, became effective immediately upon execution of such agreement, until the DMA Effective Date, as defined below, RCS will not have any authority, and will not be an agent or distributor for us with respect to the sale of shares of the Apartment REIT’s common stock pursuant to its follow-on offering. The DMA Effective Date will be the first date upon which all of the following have occurred: (i) the advisory agreement with Grubb & Ellis Apartment REIT Advisor, LLC has expired or has been terminated; (ii) the dealer manager agreement with Grubb & Ellis Securities, Inc. has expired or been terminated; and (iii) RCS has received a No-Objections notice from the Financial Industry Regulatory Authority in connection with the Apartment REIT’s follow-on offering. Therefore, we cannot make any assurances that the DMA Effective Date will occur or that RCS will become our successor dealer manager.
       Under the agreement with RCS and after the DMA Effective Date, RCS will receive selling commissions of 7.0% of the gross offering proceeds from sales of shares of the Apartment REIT’s common stock in its follow-on offering, all of which will be reallowed by RCS to participating broker-dealers. RCS will also receive a dealer manager fee of 3.0% of the gross offering proceeds from the shares of the Apartment REIT’s common stock sold pursuant to the Apartment REIT’s primary offering, all or a portion of which may be reallowed by RCS to participating broker-dealers. In addition, the Apartment REIT will reimburse RCS or any participating broker-dealer for reasonable bona fide due diligence expenses incurred by RCS or any participating broker-dealer; provided that reimbursement of such bona fide due diligence expenses shall not exceed 0.5% of the gross offering proceeds from the shares of common stock sold by the Apartment REIT pursuant to the primary offering. No selling commissions, dealer manager fee or reimbursement of bona fide due diligence expenses will be paid for shares sold pursuant to the DRIP.
       Subject to certain limitations including those set forth in the Apartment REIT’s charter, the Apartment REIT will agree to indemnify RCS and the participating broker-dealers, after the DMA Effective Date, against liabilities, including liabilities under the Securities Act of 1933, as amended, that may arise out of (i) material inaccuracies in our representations and warranties contained in the agreement with RCS, (ii) material breaches of the Apartment REIT’s covenants contained in the agreement with RCS, (iii) untrue statements of a material fact contained in the Apartment REIT’s Registration Statement on Form S-11, as amended, prospectus, sales literature or blue sky applications relating to the Apartment REIT’s follow-on offering, or (iv) the omission to state a material fact required to be stated in the Apartment REIT’s Registration Statement on Form S-11, as amended, or prospectus relating to the Apartment REIT’s follow-on offering.
       On November 3, 2010, we received written notice from Grubb & Ellis Equity Advisors, GEEA Transfer Agent, LLC, or GEEA Transfer Agent, that GEEA Transfer Agent has elected to terminate its transfer agent services agreement with the Apartment REIT. Pursuant to the transfer agent services agreement, GEEA Transfer Agent may terminate the transfer agent services agreement upon 180 days’ written notice. Therefore, we expect that the transfer agent services agreement will terminate on or about May 2, 2011. Upon the termination date for the transfer agent services agreement, we will remove references to GEEA Transfer Agent from our prospectus. Accordingly, we intend to enter into a new transfer agent services agreement with a third party prior to May 2, 2011.
Plans to Become a Self-Managed Entity and Change Name
       Our long-term strategic plan is to work towards becoming a fully self-managed entity, and we intend to change the name of the Apartment REIT to Apartment Trust of America, Inc. and the Operating Partnership to Apartment Trust of America Holdings, L.P. As the first step in this transition, we intend to internalize our property management function. We believe that this will reduce the costs of managing our properties when compared to the fees currently being paid to third party vendors; however, we cannot make any assurances that such costs will be reduced. In addition, our officers and directors may face increasing demands related to their time and resources as a result of our strategic plan to transition to becoming a fully self-managed entity. If our officers and directors are unable to devote their full time and resources to our business, this could adversely affect our results of operations. Furthermore, we cannot make any assurances that we will be able to successfully become a fully self-managed entity. We could have difficulty integrating the functions currently performed by third party vendors and we may fail to properly identify the appropriate mix of personnel and capital needs to operate as a self-managed entity. An inability to manage this transition effectively could thus result in our incurring excess costs and/or suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs and our management’s attention could be diverted from most effectively managing our properties.
Use of Proceeds
       We will not receive any proceeds from the issuance of the OP Units in connection with the proposed acquisitions.

SUMMARY FINANCIAL DATA
       The following should be read in conjunction with the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and the Operating Partnership’s consolidated financial statements and the notes thereto included in this prospectus. The Operating Partnership’s historical results are not necessarily indicative of results for any future period.
       The following tables present summarized consolidated financial information, including balance sheet data, statement of operations data and statement of cash flows data in a format consistent with the Operating Partnership’s consolidated financial statements included in this prospectus.

	September 30,	December 31,				January 10, 2006
	2010	2009	2008	2007	2006	(Date of Inception)

Balance Sheet Data
Total assets	$371,559,000	$338,303,000	$344,685,000	$228,814,000	$67,214,000	$201,000
Mortgage loan payables, net	$244,251,000	$217,434,000	$217,713,000	$139,318,000	$19,218,000	$—
Unsecured note payables to affiliate	$7,750,000	$9,100,000	$9,100,000	$7,600,000	$10,000,000	$—
Total Capital	$108,951,000	$104,769,000	$106,705,000	$66,057,000	$14,248,000	$201,000

						Period from January
						10, 2006 (Date of
						Inception) through
	Nine Months Ended September 30,		Years Ended December 31,			December 31,
	2010	2009	2009	2008	2007	2006
Statement of Operations Data:
Total revenues	$29,070,000	$28,042,000	$37,465,000	$31,878,000	$12,705,000	$659,000
Loss from continuing operations	$(7,390,000)	$(4,629,000)	$(5,719,000)	$(12,827,000)	$(5,579,000)	$(523,000)
Net loss	$(7,390,000)	$(4,629,000)	$(5,719,000)	$(12,827,000)	$(5,579,000)	$(523,000)
Net loss per partnership unit — basic and diluted (1)	$(0.41)	$(0.29)	$(0.35)	$(1.04)	$(1.10)	$(1.99)

Statement of Cash Flows Data:
Cash flows provided by operating activities	$2,832,000	$4,653,000	$5,718,000	$1,567,000	$2,195,000	$301,000
Cash flows used in investing activities	$(39,377,000)	$(2,174,000)	$(1,824,000)	$(126,638,000)	$(126,965,000)	$(63,991,000)
Cash flows provided by financing activities	$36,984,000	$123,000	$337,000	$126,041,000	$125,010,000	$65,144,000

Other Data:
Distributions declared	$8,089,000	$7,481,000	$9,999,000	$8,633,000	$3,519,000	$145,000
Distributions declared per partnership unit	$0.45	$0.47	$0.62	$0.70	$0.68	$0.14
Funds from operations (2)	$1,977,000	$4,295,000	$6,135,000	$(1,107,000)	$(194,000)	$(234,000)
Net operating income (3)	$15,393,000	$14,305,000	$19,343,000	$15,832,000	$6,482,000	$393,000

(1)	Net loss per partnership unit is based upon the weighted average number of OP Units outstanding.

(2)	For additional information on FFO, see Management’s Discussion and Analysis of Financial Condition and Results of Operations — Funds from Operations, which includes a reconciliation of the Operating Partnership’s GAAP net loss to FFO for the nine months ended September 30, 2010 and 2009 and for the years ended December 31, 2009, 2008 and 2007.

(3)	For additional information on net operating income, see Management’s Discussion and Analysis of Financial Condition and Results of Operations — Net Operating Income, which includes a reconciliation of the Operating Partnership’s GAAP net loss to net operating income for the nine months ended September 30, 2010 and 2009 and for the years ended December 31, 2009, 2008 and 2007.

Our Property Acquisition Strategy
       We primarily invest in a diverse portfolio of apartment communities with stable cash flows and growth potential in select U.S. metropolitan areas. However, we may invest in other markets as well, and there is no limitation on the geographic areas in which we may acquire apartment communities. We generally seek to acquire well-located and well-constructed properties where the average income of the tenants generally exceeds the average income for the metropolitan area in which the community is located.
       Our primary investment focus is existing apartment communities that produce immediate rental income. However, we may acquire newly developed apartment communities with some lease-up risk if we believe the investment will result in long-term benefits for our equityholders. We generally purchase newer properties, less than five years old, with reduced capital expenditure requirements and high occupancy. However, we may purchase older properties, including properties that need capital improvements or lease-up to maximize their value and enhance equityholder returns. We do not anticipate a significant focus on such properties.
       We believe that our strategy for acquiring apartment communities will benefit our company and our equityholders for the following reasons:
•	We seek to preserve capital through selective acquisitions and professional management, whereby we intend to increase rental rates, maintain high economic occupancy rates, reduce tenant turnover, make value-enhancing and income-producing capital improvements where appropriate, and control operating costs and capital expenditures.

•	We seek to purchase apartment communities in growth markets, at attractive prices relative to replacement cost, and obtain immediate income from tenant rents with the potential for appreciation in value over time.
       The purchase price of properties we acquire varies depending on a number of factors, including size and location. In addition, the amount of fees paid to our advisor, its affiliates and unaffiliated third parties varies based on the amount of debt we incur in connection with financing an acquisition. If the Apartment REIT fails to raise significant proceeds from its offering of common stock, we will not be able to purchase a diverse portfolio of properties. If the Apartment REIT sells the maximum amount of its common stock in its current offering, we will likely acquire a substantial number of properties; however, it is difficult to predict with precision the actual number of properties that we will acquire because the purchase prices of properties vary and our investment in each will vary based on the amount of leverage we use.
Our Existing Properties
       As of September 30, 2010, we owned the following properties:

	Ownership	Type of	Number		Purchase	Contract Purchase	Mortgage	Interest		Maturity	Property
Property Name	Interest	Property	of Units	Occupancy	Date	Price	Debt(1)	Rate(1)		Date	Taxes(3)	Location

Walker Ranch Apartment Homes	100%	apartment	325	96.0%	10/31/2006	$30,750,000	$20,000,000	5.36%		5/11/2017	$814,000	San Antonio, TX
Hidden Lake Apartment Homes	100%	apartment	380	96.8%	12/28/2006	$32,030,000	$19,218,000	5.34%		1/11/2017	$742,000	San Antonio, TX
Park at Northgate	100%	apartment	248	97.2%	6/12/2007	$16,600,000	$10,295,000	5.94%		8/1/2017	$529,000	Spring, TX
Residences at Braemar	100%	apartment	160	90.6%	6/29/2007	$15,000,000	$9,231,000	5.72%		6/1/2015	$132,000	Charlotte, NC
Baypoint Resort	100%	apartment	350	93.1%	8/2/2007	$33,250,000	$21,612,000	5.94%		8/1/2017	$538,000	Corpus Christi, TX
Towne Crossing Apartments	100%	apartment	268	98.9%	8/29/2007	$21,600,000	$14,588,000	5.04%		11/1/2014	$459,000	Mansfield, TX
Villas of El Dorado	100%	apartment	248	95.6%	11/2/2007	$18,000,000	$13,600,000	5.68%		12/1/2016	$342,000	McKinney, TX
The Heights at Olde Towne	100%	apartment	148	91.2%	12/21/2007	$17,000,000	$10,475,000	5.79%		1/1/2018	$204,000	Portsmouth, VA
The Myrtles at Olde Towne	100%	apartment	246	91.9%	12/21/2007	$36,000,000	$20,100,000	5.79%		1/1/2018	$375,000	Portsmouth, VA
Arboleda Apartments	100%	apartment	312	94.9%	3/31/2008	$29,250,000	$17,559,000	5.36%		4/1/2015	$553,000	Cedar Park, TX
Creekside Crossing	100%	apartment	280	93.9%	6/26/2008	$25,400,000	$17,000,000	2.51	% (2)	7/1/2015	$357,000	Lithonia, GA

Kedron Village	100%	apartment	216	98.6%	6/27/2008	$29,600,000	$20,000,000	2.53	% (2)	7/1/2015	$187,000	Peachtree City, GA
Canyon Ridge Apartments	100%	apartment	350	95.4%	9/15/2008	$36,050,000	$24,000,000	2.56	% (2)	10/1/2015	$422,000	Hermitage, TN
Bella Ruscello Luxury Apartment Homes	100%	apartment	216	93.5%	3/24/2010	$17,400,000	$13,233,000	5.53%		4/1/2020	$353,000	Duncanville, TX

Mission Rock Ridge	100%	apartment	226	97.8%	09/30/2010	$19,857,000	$13,900,000	4.20%		10/1/2020	$375,000	Arlington, TX

(1)	As of September 30, 2010, we had 12 fixed rate and three variable rate mortgage loans with effective rates ranging from 2.51% to 5.94% per annum and a weighted average effective interest rate of 4.74% per annum. Most of the mortgage loan payables may be prepaid in whole but not in part, subject to prepayment premiums. In the event of prepayment, the amount of the prepayment premium will be paid according to the terms of the applicable loan documents.

(2)	Represents the per annum variable interest rate in effect as of September 30, 2010. In addition, pursuant to the terms of the related loan documents, the maximum variable interest rate allowable is capped at a rate ranging from 6.50% to 6.75% per annum.

(3)	Represents the real estate taxes on the property for 2009.
       The following information generally applies to our existing properties:
•	we believe all of our properties are adequately covered by insurance and are suitable for their intended purposes;

•	we have no plans for any material renovations, improvements or development with respect to any of our properties, except in accordance with planned budgets; and

•	our properties are located in markets where we are subject to competition for attracting new tenants and retaining current tenants.
Real Estate-Related Investments
       Although our focus is on apartment communities, the Apartment REIT’s charter and bylaws do not preclude us from acquiring other types of properties. We may acquire other real estate properties, including, but not limited to, income-producing commercial properties. The purchase of any apartment community or other property type will be based upon the best interest of our company and our equityholders as determined by the Board. In addition, we may make real estate-related investments, such as mortgage, common and preferred equity securities, commercial mortgage-backed securities, and certain other securities, including collateralized debt obligations and foreign securities. Regardless of the mix of properties we may own, our primary business objectives are to maximize equityholder value and to preserve capital.
Our Advisor
       Grubb & Ellis Apartment REIT Advisor, LLC, our advisor, is a Virginia limited liability company formed in December 2005. Our advisor is a subsidiary of Grubb & Ellis Equity Advisors, LLC, or Grubb & Ellis Equity Advisors, and is also partially owned by certain members of the management of Grubb & Ellis Equity Advisors through Grubb & Ellis Apartment Management, LLC, or Grubb & Ellis Apartment Management, and by ROC REIT Advisors, LLC, or ROC REIT Advisors. Grubb & Ellis Equity Advisors is a wholly owned subsidiary of Grubb & Ellis, our sponsor. Key members of the management of Grubb & Ellis, Grubb & Ellis Equity Advisors and ROC REIT Advisors provide us with extensive experience in the real estate industry through their roles with our advisor. Our day-to-day operations are managed by our advisor under an advisory agreement. Our advisor may engage affiliated entities, including Grubb & Ellis Residential Management, Inc., or Residential Management, to provide various services for our properties. Our advisory agreement with our advisor will be terminated effective December 31, 2010, and we expect to have a new advisory agreement with a new advisor entity owned by American Realty Capital, LLC an unaffiliated entity, and ROC REIT Advisors, LLC which is controlled by members of our management team. See “Notice of Termination of Our Advisory Agreement, Dealer Management Agreement and Transfer Agent Services Agreement.”
Our Sponsor and Grubb & Ellis Equity Advisors
       Our sponsor, Grubb & Ellis, is headquartered in Santa Ana, California and is one of the nation’s leading commercial real estate services and investment companies. With more than 130 owned and affiliate offices worldwide, Grubb & Ellis offers property owners, corporate occupants and investors comprehensive integrated real estate solutions, including transaction, management, consulting and investment advisory services supported by proprietary market research and extensive local market expertise.
       Grubb & Ellis Equity Advisors, the manager of our advisor; Grubb & Ellis Securities, Inc., or Grubb & Ellis Securities, the Apartment REIT’s dealer manager; and Residential Management, which provides property management services to our properties, are each direct or indirect wholly owned subsidiaries of Grubb & Ellis. Effective on January 1, 2011, MR Property Management will assume management services for our properties that are currently provided by Residential Management. Grubb & Ellis, through its subsidiaries, offers a diverse line of investment products as well as a full range of services, including identification and acquisition of investments, asset and property management, brokerage, leasing, analysis and consultation. Grubb & Ellis Equity Advisors owns a 50.0% managing member interest in our advisor. Our advisory agreement with our advisor will be terminated effective December 31, 2010, and we expect to have a new advisory agreement with a new advisor entity owned by American Realty Capital, LLC an unaffiliated entity, and ROC REIT Advisors, LLC which is controlled by member of our management team. See “Notice of Termination of Our Advisory Agreement, Dealer Management Agreement and Transfer Agent Services Agreement.”
The Apartment REIT’s Dealer Manager
       Grubb & Ellis Securities, an indirect wholly-owned subsidiary of Grubb & Ellis, an affiliate of our advisor and a registered broker-dealer, assists the Apartment REIT in selling shares of its common stock from time to time by serving as a dealer manager. On November 1, 2010, we received written notice from the Apartment REIT’s dealer manager that the dealer manager has elected to terminate the dealer manager agreement dated June 22, 2009 between the Apartment REIT, effective on or about December 31, 2010. See “Termination of Our Advisory Agreement, Dealer Management and Transfer Agent Services.”
Distribution Policy
       To remain qualified as a REIT for federal income tax purposes, the Apartment REIT is required to distribute 90.0% of its annual taxable income, excluding net capital gains, to its stockholders. The Operating Partnership expects to make distributions on an OP Unit basis at the same times and in the same amounts to holders of the OP Units as the per share distributions made to holders of the Apartment REIT’s common stock. We cannot predict if we will generate sufficient cash flow to pay cash distributions to the Apartment REIT’s stockholders and holders of the OP Units on an ongoing basis or at all. The amount of any cash distributions will be determined by the Board and will depend on the amount of distributable funds, current and projected cash requirements, tax considerations, any limitations imposed by the terms of indebtedness we may incur and other factors. If our investments produce sufficient cash flow, we expect to pay distributions to the Apartment REIT’s stockholders and holders of the OP Units on a monthly basis; however, the Board currently has approved the payment of distributions on a daily basis through December 31, 2010. Because our cash available for distribution in any year may be less than 90.0% of the Apartment REIT’s taxable income for the year, we may be required to borrow money, use proceeds from the issuance of securities, sell assets or make taxable distributions of the Apartment REIT’s securities to pay out enough of the Apartment REIT’s taxable income to satisfy the distribution requirement. See the “Investment Objectives, Strategy and Criteria—Distributions” section of this prospectus for a further discussion of our distribution policies.
Liquidity Events
       Pursuant to the Operating Partnership’s partnership agreement, or the Partnership Agreement, following a one-year holding period, DST Investors that receive the OP Units in the Liquidating Distributions may exercise redemption rights that will enable them to cause the Operating Partnership to redeem their OP Units in exchange for cash based on the then-current market price of the Apartment REIT’s common stock or, at the Apartment REIT’s option, shares of the Apartment REIT’s common stock on a one-for-one basis. Neither the OP Units nor the common stock are listed or traded on an exchange. If the market value of the Apartment REIT’s common stock declines prior to exercise by a DST Investor of its redemption rights, the value of the DST Investor’s OP Units will also decline.
       An investment in the OP Units or shares of the Apartment REIT’s common stock should be made as a long-term investment, which is consistent with our investment objectives. The Apartment REIT has adopted a share repurchase plan to allow stockholders to sell shares of the Apartment REIT’s common stock, subject to limitations and restrictions, back to the Apartment REIT; however, DST Investors who receive the Apartment REIT’s common stock following any redemption of the OP Units received in the Liquidating Distributions will not be eligible to participate in the plan.
Compensation to Our Advisor, the Apartment REIT’s Dealer Manager and Their Affiliates
       We pay, and will pay in the future, to our advisor, the Apartment REIT’s dealer manager and their respective affiliates, substantial compensation and reimbursement for services relating to offerings of the Apartment REIT’s common stock and the investment and management of our assets. The most significant items of compensation we pay or expect to pay to our advisor, the Apartment REIT’s dealer manager and their affiliates are included in the table below. The selling commissions and dealer manager fee may vary for different categories of purchasers. The table below assumes the shares of the Apartment REIT’s common stock are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee. Our advisory agreement and dealer management agreement with our advisor and the Apartment REIT’s dealer manager will be terminated effective December 31, 2010. See “Notice of Termination of Our Advisory Agreement, Dealer Management Agreement and Transfer Agent Services Agreement.”

Type of Compensation	Description and
(Recipient)	Method of Computation	Estimated Amount

Offering Stage • Selling Commissions (the dealer manager of the Apartment REIT)	Generally, up to 7.0% of gross offering proceeds from the sale of shares of the Apartment REIT’s common stock pursuant to a primary offering (all or a portion of which may be reallowed by a dealer manager to participating broker-dealers). No selling commissions are payable on shares of the Apartment REIT’s common stock sold pursuant to the DRIP. No selling commissions are payable on the OP Units issuable in connection with the proposed acquisitions.	Actual amount depends upon the number of shares of the Apartment REIT’s common stock sold and, therefore, cannot be determined at this time. The table below provides actual amounts paid through September 30, 2010.

• Dealer Manager Fee (the dealer manager of the Apartment REIT)	Generally, up to 3.0% of gross offering proceeds from the sale of shares of the Apartment REIT’s common stock pursuant to a primary offering (all or a portion of which may be reallowed by a dealer manager to participating broker-dealers). No dealer manager fee is payable on shares of the Apartment REIT’s common stock sold pursuant to the DRIP. No dealer manager fee is payable on the OP Units issuable in connection with the proposed acquisitions.	Actual amount depends upon the number of shares of the Apartment REIT’s common stock sold in its public offering of common stock and, therefore, cannot be determined at this time. The table below provides actual amounts paid through September 30, 2010.

• Other Organizational and Offering Expenses (our advisor or its affiliates)	Up to 1.0% of gross offering proceeds for shares of the Apartment REIT’s common stock sold pursuant to a primary offering. No other organizational and offering expenses will be reimbursed with respect to shares of the Apartment REIT’s common stock sold pursuant to the DRIP. No other organizational and offering expenses will be reimbursed with respect to the OP Units issuable in connection with the proposed acquisitions.	Actual amount depends upon the number of shares of the Apartment REIT’s common stock sold in its public offering of common stock and, therefore, cannot be determined at this time. The table below provides actual amounts paid through September 30, 2010.

Type of Compensation	Description and
(Recipient)	Method of Computation	Estimated Amount

Acquisition Stage
• Acquisition Fees (our advisor or its affiliates)	Up to 3.0% of the contract purchase price of each property the Apartment REIT acquires, up to 4.0% of the total development cost of any development property, or up to 2.0% of the origination or purchase price of any real estate-related investment, as applicable.	Actual amount depends upon the actual contract purchase price of each property acquired and the actual development cost of any development property, and, therefore, cannot be determined at this time. The table below provides actual amounts paid through September 30, 2010.

• Reimbursement of Acquisition Expenses (our advisor or its affiliates)	All expenses actually incurred related to selecting, evaluating and acquiring assets, which will be paid regardless of whether an asset is acquired.	Actual amount depends upon the actual expenses incurred, and, therefore, cannot be determined at this time. The table below provides actual amounts paid through September 30, 2010.

Operational Stage
• Asset Management Fee (our advisor or its affiliates)	Subject to our equityholders receiving distributions in an amount equal to 5.0% per year of our invested capital, an amount equal to 0.5% per year, cumulative, non-compounded, of average invested assets. The asset management fee is calculated and payable monthly in cash or shares of the Apartment REIT’s common stock, at the option of our advisor or one of its affiliates, not to exceed one-twelfth of 0.5% of our average invested assets as of the last day of the immediately preceding quarter; provided that effective January 1, 2009, our advisor has agreed to waive the right to receive an asset management fee until the quarter following the quarter in which the Apartment REIT generates FFO sufficient to cover 100% of the distributions declared to its stockholders for such quarter. For purposes of calculating FFO, non-recurring charges including, but not limited to, acquisition-related expenses, amortization of deferred financing fees on the Apartment REIT’s line of credit or other equivalent mezzanine financing, interest expense associated with the Apartment REIT’s line of credit, the Apartment REIT’s loan from NNN	Actual amount depends upon the average invested assets, and, therefore, cannot be determined at this time. The table below provides actual amounts paid through September 30, 2010.

Type of Compensation	Description and
(Recipient)	Method of Computation	Estimated Amount

Realty Advisors Inc., or NNN Realty Advisors, an affiliate of our advisor, or other mezzanine loans, and gains or losses on future interest rate swaps, will be excluded. Average invested assets include any property-related debt; therefore, fully leveraging the Apartment REIT’s portfolio could increase the asset management fee payable to our advisor or one of its affiliates.

• Property Management Fees (Residential Management)	Up to 4.0% of the gross monthly cash receipts from each property managed by the respective property manager, some of which may be reallowed to a third-party property manager.	Actual amount depends upon the gross monthly cash receipts of the properties, and, therefore, cannot be determined at this time. The table below provides actual amounts paid through September 30, 2010.

• Compensation for Additional Services (our advisor or its affiliates)	If the Apartment REIT requests our advisor or one of its affiliates to render services to the Apartment REIT other than those required to be rendered by our advisor under the advisory agreement, the additional services, if our advisor elects to perform them, will be compensated separately on terms to be agreed upon between our advisor or its affiliate and the Apartment REIT. The rate of compensation for these services must be approved by a majority of the Board, including a majority of the independent directors, and cannot exceed the amount that would be paid to unaffiliated third parties for similar services.	Actual amount depends upon the services provided, and, therefore, cannot be determined at this time. The table below provides actual amounts paid through September 30, 2010.

• Operating Expenses (our advisor or its affiliates)	We reimburse our advisor or its affiliates for operating expenses incurred in rendering services to us, subject to certain limitations.	Actual amount depends upon the services provided, and, therefore, cannot be determined at this time. The table below provides actual amounts paid through September 30, 2010.

Liquidity Stage
• Disposition Fees (our advisor or its affiliates)	Up to the lesser of 1.75% of the contract sales price of each property or 50.0% of a competitive real estate commission that would have been paid to a third party. The amount of disposition fees paid, when added to the real estate commissions paid to unaffiliated parties, will not exceed	Actual amount depends upon the sale price of properties, and, therefore, cannot be determined at this time. The table below provides actual amounts paid through September 30, 2010.

Type of Compensation	Description and
(Recipient)	Method of Computation	Estimated Amount

the lesser of the customary competitive real estate commission or an amount equal to 6.0% of the contract sales price.

• Subordinated Participation Interest (our advisor)	Our advisor has a subordinated participation interest in the Operating Partnership pursuant to which our advisor will receive cash distributions from the Operating Partnership under the following circumstances:

• Incentive Distribution upon Sales	Equal to 15.0% of the net proceeds of the sale of the property after we have received, and paid to our equityholders, the sum of:	Actual amount depends upon the sale price of properties, and, therefore, cannot be determined at this time. The table below provides actual amounts paid through September 30, 2010.
• the gross proceeds from the sale of shares of the Apartment REIT’s common stock; and

•     any shortfall in our annual 8.0% cumulative, non-compounded return on its adjusted invested capital. The gross proceeds from the sale of shares of the Apartment REIT’s common stock, as adjusted for distributions of net sale proceeds.

Until such time as our equityholders receive such 8.0% return, our advisor will not receive any incentive distributions. There is no assurance we will be able to pay an annual 8.0% return to its equityholders. Thus, the 8.0% return is disclosed solely as a measure for our advisor’s incentive compensation.

• Incentive Distribution upon Listing	In the event of termination of the advisory agreement due to listing of the shares of the Apartment REIT’s common stock on a national securities exchange, our advisor will be entitled to an incentive distribution equal to 15.0% of the amount, if any, by which (1) the market value of the Apartment REIT’s outstanding common stock plus distributions paid by it prior to listing, exceeds (2) the sum of the	Actual amount depends upon the market value of the Apartment REIT’s common stock at the time of listing, among other factors, and, therefore, cannot be determined at this time. The table below provides actual amounts paid through September 30, 2010.

Type of Compensation	Description and
(Recipient)	Method of Computation	Estimated Amount

gross proceeds from the sale of shares of the Apartment REIT’s common stock plus an annual 8.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of the Apartment REIT’s common stock. This distribution may be in the form of cash, the OP Units or shares of the Apartment REIT’s common stock.

There is no assurance the Apartment REIT will be able to pay an annual 8.0% return to its stockholders. Thus, the 8.0% return is disclosed solely as a measure for our advisor’s incentive compensation. Upon our advisor’s receipt of the incentive distribution upon listing, our advisor’s special limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of the Apartment REIT’s properties. See “Description of the OP Units and the Partnership Agreement.”

• Fees Payable upon Termination of our advisory Agreement	In connection with the termination of the advisory agreement other than due to a listing of the shares of our common stock on a national securities exchange, we may cause the Operating Partnership to redeem our advisor’s special limited partnership units for cash, units of limited partnership interest in the Operating Partnership or shares of our common stock, in an amount equal to what our advisor would have received pursuant to the incentive distribution upon sales if the Operating Partnership immediately sold all of its assets at fair market value.	Actual amount depends upon the fair market value of our assets at the time of termination and, therefore, cannot be determined at this time. The table below provides actual amounts paid through September 30, 2010.
       The compensation we pay, and will pay in the future, to our advisor, the Apartment REIT’s dealer manager and their affiliates is more fully described in the “Compensation Table” section of this prospectus. Except as described above, we do not intend to pay our affiliates with shares of the Apartment REIT’s common stock or the OP Units for the services they provide to us, but we reserve the right to do so if the Board, including a majority of the independent directors, determines in its good faith that it is in our best interest to do so.

Compensation Paid to our Advisor

Amounts incurred
from Inception
through
Type of Compensation	September, 2010

Offering Stage:
Initial Offering
Selling Commissions	$10,874,000
Marketing Allowance and Accountable Due Diligence Expense Reimbursements	$4,073,000
Other Organizational and Offering Expenses	$2,361,000
Follow-on Offering
Selling Commissions	$1,818,000
Dealer Manager Fees	$792,000
Other Organizational and Offering Expenses	$264,000
Acquisition and Development Stage:
Acquisition Fee	$11,334,000
Reimbursement of Acquisition Expenses	$15,000
Operational Stage:
Asset Management Fee	$3,513,000
Property Management Fees	$3,581,000
Compensation for Additional Services	$238,000
Reimbursable Expenses
Operating Expenses	$665,000
On-site Personnel	$9,216,000
Interest Expense	$1,262,000
Disposition/Liquidation Stage:
Disposition Fee	$—
Incentive Distribution Upon Sales	$—
Incentive Distribution Upon Listing	$—
Fees Payable Upon Termination of Advisory Agreement	$—
                 As of September 30, 2010, compensation incurred but not yet paid was approximately $155,000, representing normal accruals for third quarter 2010 activities.
Legal Proceedings
       On November 9, 2010, seven of the 277 investors who hold interests in the eight Delaware statutory trusts that hold the remaining eight DST properties that we have contracted to acquire from such trusts filed a complaint in the United States District Court for the Eastern District of Virginia (Civil Action No. 3:10CV824(HEH)) against the trustee of each of these trusts and certain of the trustee’s affiliates, as well as against the Operating Partnership, seeking, among other things, to enjoin the closing of the proposed acquisitions. The complaint alleges, among other things, that the trustee has breached its fiduciary duties to the beneficial owners of the trusts by entering into the eight purchase and sale agreements with the Operating Partnership. The complaint further alleges that the Operating Partnership aided and abetted the trustees’ alleged breaches of fiduciary duty and tortiously interfered with the contractual relations between the trusts and the trust beneficiaries. We believe the allegations contained in the complaint are without merit and we intend to defend the claims vigorously. However, there is no assurance that we will be successful in our defense. If the plaintiffs are able to obtain the injunctive relief they seek, we may be prevented from closing the acquisitions of the remaining eight DST properties that we have contracted to acquire. A hearing regarding the request for injunctive relief is expected to occur within the next 90 days. In a Consent Order dated November 10, 2010, the parties agreed that none of the eight transactions will be closed during the 90-day period following the date of such Consent Order.

Regulation
       Our apartment communities are subject to various laws, ordinances and regulations, including regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. We maintain the necessary permits and approvals under present laws, ordinances and regulations to operate our business.
Conflicts of Interest
       Our officers and directors and the owners and officers of our advisor are also involved in the advising and ownership of other REITs and various real estate entities, which may give rise to conflicts of interest. In particular, certain officers of our advisor are involved in the management and advising of Grubb & Ellis Healthcare REIT II, Inc., NNN 2002 Value Fund, LLC, NNN 2003 Value Fund, LLC, G REIT Liquidating Trust and T REIT Liquidating Trust, which own and operate real estate investments and may compete with us for the time and attention of these executives, as well as other private real estate investment programs that may compete with us or otherwise have similar business interests. Each of these key persons also may become involved in advising additional REITs and/or other real estate entities. Some of our officers and directors are also owners and/or officers of our advisor. Ownership of these various entities by our officers and directors and the owners and officers of our advisor is set forth below in the sections entitled “Organizational Chart for Our Company and Our Advisor” and “Organizational Chart for Our Advisor’s Affiliates.” These conflicts of interest could limit the time and services that our officers and directors and our advisor and its officers devote to our company because of the similar services they will be providing to other real estate entities. Conflicts of interest related to investment opportunities presented to both our advisor and other real estate entities that are advised or sponsored by Grubb & Ellis could impair our ability to compete for acquisitions and tenants with these entities.

Organizational Chart for Our Company and Our Advisor
       The following chart shows the ownership of our company and our advisor as of the date of this prospectus.

Grubb & Ellis Company (Sponsor)
100%
NNN Realty Advisors, Inc.
100%
100%
100%
Grubb & Ellis Securities Inc. (Dealer Manager of Apartment REIT Common Stock Offering)
Grubb & Ellis Residential Management, Inc. (Property Manager)
82.0% Nonmanaging Member
Grubb & Ellis Equity Advisors, LLC
Grubb & Ellis Apartment Management, LLC
50.0% Managing Member
25.0% Nonmanaging Member
Dealer Manager Agreement
Grubb & Ellis Apartment REIT Advisor, LLC
ROC REIT Advisors, LLC
25.0% Nonmanaging Member
General Public
Advisory Agreement
Property Management Agreements
22,223 Shares
Grubb & Ellis Apartment REIT, Inc. (REIT)
General Partner 99.99%
Limited Partner 0.01%
Grubb & Ellis Apartment Holdings, L.P. (Operating Partnership)
Subsidiaries Owning Assets
MR Property Management, LLC (Property Manager and Taxable REIT Subsidiary)

Organizational Chart for Our Advisor’s Affiliates
       The following chart shows the ownership of the various entities that are affiliated with our advisor’s affiliates as of the date of this prospectus.
Tax-Exempt Entities and ERISA Considerations
       The “Tax-Exempt Entities and ERISA Considerations” section of this prospectus describes certain considerations for any employee benefit plan that is subject to Part 4 of Title I of ERISA or section 4975 of the Internal Revenue Code (“Plans”), individual retirement accounts (“IRAs”) and any entity whose underlying assets include “plan assets” under Section 3(42) of ERISA and US Department of Labor regulations by reason of a plan’s investment in such entity (together with Plans and IRAs, “Benefit Plan Investors”). Any Benefit Plan Investor that receives the OP Units in a Liquidating Distribution should read that section of this prospectus very carefully.
Restrictions on Share Ownership
       The Apartment REIT’s charter contains restrictions on ownership of the shares of stock that prevent any single stockholder from acquiring beneficial ownership of more than 9.9% of the value of the Apartment REIT’s then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.9% of the value or number of shares, whichever is more restrictive, of its then outstanding common stock. See the “Description of the Apartment REIT’s Capital Stock—Restrictions on Ownership and Transfer” section of this prospectus for further explanation of the restrictions on ownership of shares of the Apartment REIT’s stock.

RISK FACTORS
       Holders of the OP Units should be aware that an investment in the OP Units is subject to various risks, including those described below. You should carefully consider these risks together with all of the other information included in this prospectus. The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. This could cause the value of an investment in the OP Units to decline and holders could lose all or part of their investment. The risks and uncertainties described below are not the only ones we face but do represent those known to us that we believe are material. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.
Risks Related to the Proposed Acquisitions and Investment in the OP Units
The purchase price for each of the subject properties and the value of the OP Units were not determined based upon third-party appraisals or independent valuations.
       No third-party appraisals or independent valuations were utilized to determine the value assigned to the properties to be acquired by the Operating Partnership in the proposed acquisitions. The values were the result of a negotiation between us and the trustee of the DSTs. Additionally, no independent third party valuations were utilized to determine the value of the OP Units. There is no market for the OP Units to establish a value. We have assumed a value of $9.00 per OP Unit, representing a 10.0% discount to the sale price of the Apartment REIT’s common stock, which we established through negotiations with the trustee of the DSTs; however, the actual value of the OP Units may be lower. Accordingly, the value that you receive in the proposed acquisitions may be less than you would recognize with the benefit of a third-party appraisal or independent valuation of the properties held by the DSTs.
Receipt of the OP Units in connection with the Liquidating Distributions will fundamentally change the nature of the DST Investors’ current investment.
       The OP Units will be subject to the terms and conditions of the Partnership Agreement. See also “Description of the Apartment REIT’s Capital Stock” and “Description of the OP Units and The Partnership Agreement.” Decisions regarding the business of the Operating Partnership are made by management of the Apartment REIT, as the general partner of the Operating Partnership, subject to oversight by the Board. As sole general partner of the Operating Partnership, the Apartment REIT exercises exclusive and complete responsibility and discretion in day-to-day management and control of the Operating Partnership and its properties. The Apartment REIT may cause the Operating Partnership to enter into major transactions including mergers, acquisitions, dispositions, and refinancings, subject to certain limited exceptions. The holders of the OP Units may not transact business for, or participate in the management activities or decisions of, the Operating Partnership, except as provided in the Partnership Agreement and as required by applicable law. The Apartment REIT may not be removed as the general partner of the Operating Partnership by the limited partners. In addition, the Apartment REIT has broad discretion, without being subject to stockholder vote or approval or the vote or approval of the OP Unit holders, to make decisions regarding its major policies, including its policies with respect to investment, financing, growth, acquisitions, development, debt, capitalization and dividends. See “Description of the OP Units and the Partnership Agreement” in this prospectus.
       Although each outstanding share of the Apartment REIT’s common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders of the Apartment REIT, including the election of directors, stockholders generally have limited influence on matters affecting the operation of the Apartment REIT and the Operating Partnership. There is no cumulative voting in the election of the Board, which means that the holders of a majority of the outstanding shares of the Apartment REIT’s common stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors. Holders of the OP Units do not have the right to vote with respect to any matter relating to the Apartment REIT and have limited voting rights with respect to other matters relating to the Operating Partnership.
There is no market for the OP Units.
       The OP Units are not redeemable until one year following the date of issuance. The OP Units may, at the election of the holder of the OP Units, be redeemed for cash or, in the Apartment REIT’s discretion, shares of the Apartment REIT’s common stock, beginning one year following the date on which such holder receives the OP

Units in the Liquidating Distributions. There are no markets for the OP Units or Apartment REIT common stock and those markets may never develop. We do not intend to list the OP Units on any securities exchange or include them in any exchange or quotation system. In addition, any proposed transfer of the OP Units will require the consent of the Apartment REIT, as sole general partner of the Operating Partnership. The Apartment REIT may consent or withhold its consent to any proposed transfer, in the Apartment REIT’s sole and absolute discretion. The OP Units may never appreciate in value and may never equal the value assumed in connection with the proposed acquisition.
Holders of the OP Units will not be able to enter into section 1031 exchanges with respect to their OP Units.
       A section 1031 exchange (a tax deferred exchange of one property for another property) can be made only with respect to property held for use in a trade or business or for investment. Stock and interests in a partnership (such as the OP Units and shares of the Apartment REIT’s common stock) are specifically excluded from the types of property that can be used to affect a section 1031 exchange. Accordingly, DST Investors who receive the OP Units in the Liquidating Distributions will not be able to enter into future section 1031 exchanges with respect to the OP Units.
Any distributions that we pay in the future to holders of the OP Units may be less than the distributions they would have received from the DST had it not sold the property to us in the proposed acquisition.
       DST Investors who receive the OP Units in the Liquidating Distributions will be eligible to receive distributions in respect of their OP Units as determined at the discretion of the Board generally at the same time and in the same amount per OP Unit as the distributions paid on shares of the Apartment REIT’s common stock. The distributions that they receive as the OP Unit holders will be subject to the performance of the combined properties owned by the Operating Partnership. We may not realize the benefits that we anticipate as a result of our combined operations. If we do not realize the benefits that we anticipate from our combined operations, our ability to make distributions may be harmed and we may not be able to maintain the level of distributions that you have received from the DSTs historically or pay distributions at the same level that the DSTs could in the future had they not sold their properties to us.
The federal income tax consequences of the proposed acquisitions and the ownership of the OP Units after the completion of the proposed acquisitions and the Liquidating Distributions are complex and should be carefully considered.
       Tax Consequences of the proposed acquisition. DST Investors who receive the OP Units in the Liquidating Distributions are not expected to recognize taxable income or gain at the time of the proposed acquisitions unless the investor is treated as receiving a deemed cash distribution resulting from the relief from liabilities that exceeds the investor’s adjusted tax basis in the OP Units immediately after receiving the OP Units in the Liquidating Distributions. However, we cannot assure you that the tax consequences described in this prospectus will not be challenged by the Internal Revenue Service, or the IRS, or will be sustained by a court if challenged by the IRS. The particular tax consequences to a DST Investor who receives the OP Units in the Liquidating Distributions will depend on a number of factors related to such investor’s tax situation. These factors include an investor’s adjusted tax basis in each DST in which it holds a DST Interest at the time of the Liquidating Distributions and an investor’s share of the liabilities of each DST in which it holds a DST Interest. See “Material Federal Income Tax Considerations—Federal Income Tax Consequences of the Proposed Acquisitions—Tax Consequences of the Receipt of the OP Units.” Although the proposed acquisitions are structured to permit DST Investors to defer part or all of the taxable gain that the DST Investor otherwise would recognized in a fully taxable transaction, the IRS might contend that a DST Investor must recognize gain in connection with the Liquidating Distributions. DST Investors are urged to consult with their own tax advisor to determine the anticipated tax consequences of the Liquidating Distributions for each DST Investor in light of its specific circumstances.
       Effects of Subsequent Events upon Recognition of Gain. Future events and transactions could cause DST Investors to recognize part or all of the taxable gain that has been deferred either through the section 1031 exchange through which a DST Investor acquired its DST Interests or through the Liquidating Distributions. Except to the extent required by the tax protection agreement the Apartment REIT and the Operating Partnership will enter into with DST Investors, see “—Proposal Acquisitions—Tax Protection Agreements,” the Apartment REIT, as general partner of the Operating Partnership, is generally not required to take into account the tax consequences to the holders of the OP Units in deciding whether to cause the Operating Partnership to undertake specific transactions that could cause the holders of the OP Units to recognize gain, and the holders of the OP Units generally have no right to approve or disapprove these transactions. See “Material Federal Income Tax Considerations—Federal Income Tax Consequences of the Proposed Acquisitions—Effect of Subsequent Events.”
       Tax Status of the Operating Partnership. Morris, Manning & Martin, LLP is of the opinion that the Operating Partnership will qualify as a partnership, and not as an association or publicly traded partnership taxable as a corporation, for federal income tax purposes. The Operating Partnership intends to continue to operate so as to qualify as a partnership for federal income tax purposes. If, however, the Operating Partnership were to be taxed as a corporation, either at the time of the Liquidating Distributions or later, DST Investors would recognize substantial amounts of taxable gain. Moreover, the Operating Partnership would be treated as a corporation for federal income tax purposes if it were a “publicly traded partnership,” unless at least 90% of its income was qualifying income as defined in the Internal Revenue Code. A “publicly traded partnership” is a partnership whose partnership interests are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof). Although the OP Units will not be traded on an established securities market, because of the OP Unit redemption right, see “Description of the OP Units and Partnership Agreement – Redemption Rights,” the OP Units could be viewed as readily tradable on a secondary market (or the substantial equivalent thereof), and there could be no assurance that the Operating Partnership would qualify for one of the “safe harbors” from publicly traded partnership status under the applicable tax regulations. Qualifying income for the 90% test generally includes passive income, such as real property rents, dividends and interest. The income requirements applicable to REITs and the definition of qualifying income for purposes of this 90% test are similar in most respects. We cannot guarantee that the Operating Partnership would meet this qualifying income test. If the Operating Partnership were to be taxed as a corporation, the Operating Partnership would incur substantial tax liabilities, and the Apartment REIT would then fail to qualify as a REIT for federal income tax purposes, unless it qualified for relief under certain statutory savings provisions.
       Other Tax Liabilities. In addition to the federal income tax aspects described above, DST Investors should consider the potential state and local tax consequences of owning the OP Units. Tax returns may be required and tax liability may be imposed both in the state or local jurisdictions where a partner resides and in each state or local jurisdiction in which the Operating Partnership has assets or otherwise does business. The Operating Partnership expects to hold assets and/or otherwise conduct business in numerous states following the proposed acquisition. DST Investors should consult with their own personal tax advisor with respect to the state and local income tax implications of owning the OP Units.
Holders of the OP Units will be subject to federal income tax on their share of the Operating Partnership’s taxable income, regardless of whether or when they receive any cash distributions from the Operating Partnership, and may recognize income in excess of the Operating Partnership’s cash distributions.
       Holders of the OP Units will be subject to federal income taxation and, in some cases, state, local and foreign income taxation, on their allocable share of the Operating Partnership’s items of income, gain, loss, deduction, and credit, regardless of whether or when they receive cash distributions. It is possible that the federal income tax liability of a holder of the OP Units with respect to their respective allocable share of the Operating Partnership’s earnings in a particular taxable year could exceed the cash distributions the Operating Partnership makes to holders with respect to that taxable year, thus requiring out-of-pocket tax payments by holders.
Risks Relating to the OP Units and the Apartment REIT’s Common Stock
There is no public market for the OP Units or the Apartment REIT’s common stock. Therefore, it will be difficult for you to sell the OP Units, or upon redemption, the Apartment REIT’s common stock, and if you are able to sell the OP Units or the Apartment REIT’s common stock, you will likely sell them at a substantial discount.
       Holders of the OP Units may, at the Apartment REIT’s election, receive shares of the Apartment REIT’s common stock upon redemption. There currently is no public market for the OP Units or the Apartment REIT’s common stock, and we do not expect a market for the OP Units or the Apartment REIT’s common stock to develop prior to a listing of the OP Units or the Apartment REIT’s common stock on a national securities exchange or quoted on any market system. We have no current plans to cause the OP Units or the Apartment REIT’s common stock to be listed on any securities exchange or quoted on any market system or in any other established market either immediately or at any definite time in the future. While we, acting through the Board, may attempt to cause the OP Units or the Apartment REIT’s common stock to be listed or quoted if the Board determines this action to be in its limited partners’ and stockholders’ best interest, there can be no assurance that this event will ever occur. In addition, the Apartment REIT’s charter contains restrictions on the ownership and transfer of its common stock, which inhibits an investor’s ability to sell the Apartment REIT’s common stock. The Apartment REIT’s charter provides that no person may own more than 9.9% in value of the Apartment REIT’s issued and outstanding shares of capital stock or more than 9.9% in value or in number of shares, whichever is more restrictive, of the issued and outstanding the Apartment REIT’s common stock. Any purported transfer of the Apartment REIT’s common stock that would result in a violation of either of these limits will result in such shares being transferred to a trust for the benefit of a charitable beneficiary or such transfer being declared null and void. The Apartment REIT has adopted a share repurchase plan but, DST Investors that hold the Apartment REIT’s common stock following a redemption of the OP Units received in the Liquidating Distributions will not be eligible to participate in the plan. Therefore, you should consider the ownership of the OP Units or shares of the Apartment REIT’s common stock as illiquid and a long-term investment, and must be prepared to hold the OP Units or shares of the Apartment REIT’s common stock for an indefinite length of time. This may be the result, in part, of the fact that, at the time the we make our investments, the amount of funds available for investment may be reduced by up to 11.0% of the gross offering proceeds from the sale of the Apartment REIT’s common stock, which is used to pay selling commissions, a dealer manager fee and other organizational and offering expenses. We also will be required to use gross offering proceeds from the sale of the Apartment REIT’s common stock to pay acquisition fees, acquisition expenses, asset management fees and property management fees. Unless our aggregate investments increase in value to compensate for these fees and expenses, which may not occur, it is unlikely that investors who acquire the Apartment REIT’s common stock will be able to sell their shares of common stock without incurring a substantial loss. We cannot assure you that shares of the Apartment REIT’s common stock will ever appreciate in value to equal the price investors paid for their shares of the Apartment REIT’s common stock.
We have experienced losses in the past, and we may experience additional losses in the future.
       Historically, we have experienced net losses and we may not be profitable or realize growth in the value of our investments. Many of our initial losses can be attributed to start-up costs and operating costs incurred prior to purchasing properties or making other investments that generate revenue, and many of our recent losses can be attributed to the current economic environment and capital constraints. Please see the “Selected Financial Data” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Operating Partnership’s consolidated financial statements and the notes thereto in this prospectus, for a discussion of our operational history and the factors for our losses.
We have paid and may continue to pay distributions from sources other than our cash flows from operations, including from the net proceeds from the Apartment REIT’s offerings of its common stock and from borrowed funds. We may continue to pay distributions from the net proceeds from the Apartment REIT’s offering or from borrowings in anticipation of future cash flows. Any such distributions may reduce the amount of capital we ultimately invest in assets and negatively impact the value of your investment.
       Distributions payable to the Apartment REIT’s stockholders or the Operating Partnership’s limited partners may include a return of capital, rather than a return on capital. We expect to continue to pay distributions to the Apartment REIT’s stockholders and holders of the OP Units. The actual amount and timing of distributions are determined by the Board in its discretion and typically will depend on the amount of funds available for distribution, which will depend on items such as our financial condition, current and projected capital expenditure requirements, tax considerations and annual distribution requirements needed to maintain the Apartment REIT’s qualification as a REIT. As a result, our distribution rate and payment frequency may vary from time to time. We expect to have little cash flows from operations available for distribution until we make substantial investments. Therefore, the Apartment REIT may use proceeds from its offerings of common stock or borrowed funds to pay cash distributions to holders of the Apartment REIT’s common stock or holders of the OP Units, including to maintain its qualification as a REIT, which may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds. Further, if the aggregate amount of cash distributed by the Apartment REIT in any given year exceeds the amount of our current and accumulated earnings and profits, the excess amount will be deemed a return of capital. We have not established any limit on the amount of offering proceeds that may be used to fund distributions, except that, in accordance with the Apartment REIT’s organizational documents and Maryland law, (A) the Apartment REIT may not make distributions that would: (1) cause it to be unable to pay its debts as they become due in the usual course of business; (2) cause its total assets to be less than the sum of its total liabilities plus senior liquidation preferences; or (3) jeopardize the Apartment REIT’s ability to maintain its qualification as a REIT and (B) in accordance with the Partnership Agreement and Virginia law, the Operating Partnership may not make a distribution that includes a return of all or part of a partner’s capital contribution unless after giving effect to the return of the capital contribution, the sum of the Operating Partnership’s liabilities, other than liabilities to a partner for the return of their capital contribution, does not exceed the fair market value of the partnership’s assets. Therefore, all or any portion of a distribution to holders of the OP Units may be paid from offering proceeds of the Apartment REIT.
       For the nine months ended September 30, 2010, the Operating Partnership paid distributions of $7,994,000 ($4,740,000 in cash and $3,254,000 in shares of OP Units pursuant to the distribution reinvestment plan, or the DRIP), of which $2,832,000, or 35.4%, were paid from cash flows from operations. The distributions paid in excess of the Operating Partnership’s cash flows from operations were paid using net proceeds from the Apartment REIT’s offerings. Under accounting principles generally accepted in the United States of America, acquisition related expenses are expensed and therefore subtracted from cash flows from operations. However, these expenses are paid from offering proceeds. Cash flows from operations of $2,832,000 adding back acquisition related expenses of $3,606,000 for the nine months ended September 30, 2010 are $6,438,000, or 80.5% of distributions paid.
       The Operating Partnership’s distributions of amounts in excess of its current and accumulated earnings and profits have resulted in a return of capital to its limited partners. The Operating Partnership has not established any limit on the amount of offering proceeds that may be used to fund distributions other than those limits imposed by the Operating Partnership’s organizational documents and Virginia law. Therefore, all or any portion of a distribution to our limited partners may be paid from offering proceeds. The payment of distributions from the Apartment REIT’s offering proceeds could reduce the amount of capital we ultimately invest in assets and negatively impact the amount of income available for future distributions. For a further discussion of distributions, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Distributions.”
       As of September 30, 2010, the Operating Partnership had an amount payable of $102,000 to our advisor or its affiliates for operating expenses and property management fees, which will be paid from cash flows from operations in the future as they become due and payable by us in the ordinary course of business consistent with our past practice. As of September 30, 2010, no amounts due to our advisor or its affiliates have been deferred or forgiven. Effective January 1, 2009, our advisor waived the asset management fee it is entitled to receive until the quarter following the quarter in which we generate funds from operations, or FFO, excluding non-recurring charges, sufficient to cover 100% of the distributions declared to our stockholders for such quarter. Our advisor and its affiliates have no other obligations to defer, waive or forgive amounts due to them. In the future, if our advisor or its affiliates do not defer, waive or forgive amounts due to them, this would negatively affect our cash flows from operations, which could result in us paying distributions, or a portion thereof, with the net proceeds from the Apartment REIT’s follow-on offering or borrowed funds. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds.
       For the nine months ended September 30, 2010, the Operating Partnership’s FFO was $1,977,000. For the nine months ended September 30, 2010, the Operating Partnership paid distributions of $1,977,000, or 24.7%, from FFO and $6,017,000, or 75.3%, from proceeds from the Apartment REIT’s follow-on offering. The payment of distributions from sources other than FFO may reduce the amount of proceeds available for investment and operations or cause the Operating Partnership to incur additional interest expense as a result of borrowed funds. For a further discussion of FFO, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Funds from Operations and Modified Funds from Operations.”
We have a limited operating history. Therefore, you may not be able to adequately evaluate our ability to achieve our investment objectives.
       The Operating Partnership was formed on December 27, 2005 and the Apartment REIT was incorporated on December 21, 2005 and commenced its initial public offering in July 2006, and thus we have a limited operating history. As a result, an investment in the OP Units or shares of the Apartment REIT’s common stock may entail more risks than an investment in a company with a substantial operating history. Our prospects should be considered in light of the risks, uncertainties and difficulties frequently encountered by companies like ours that do not have a substantial operating history, many of which may be beyond our control. Therefore, to be successful in this market, we must, among other things:
•	identify and acquire investments that further our investment strategy;
•	build, expand and maintain our network of licensed securities brokers and other agents;

•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;
•	respond to competition both for investment opportunities and potential investors’ investment in us; and
•	build and expand our operational structure to support our business.
       We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause a holder of the OP Units to lose all or a portion of their investment.
If the Apartment REIT raises proceeds substantially less than the maximum offering amount of $105,000,000 in its follow-on offering, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments, and the value of an investor in the Apartment REIT’s common stock or OP Units may fluctuate more widely with the performance of specific investments.
       The Apartment REIT’s follow-on offering is being made on a “best efforts” basis, whereby its dealer manager and the broker-dealers participating in the Apartment REIT’s follow-on offering are only required to use their best efforts to sell shares of the Apartment REIT’s common stock and have no firm commitment or obligation to purchase any of the shares of the Apartment REIT’s common stock. As a result, we cannot assure holders of OP Units as to the amount of proceeds that will be raised in the Apartment REIT’s follow-on offering or that the Apartment REIT’s common stock will achieve sales of the maximum offering amount.
       On November 1, 2010, we received written notice from Grubb & Ellis Securities that Grubb & Ellis Securities has elected to terminate the dealer manager agreement. We expect that the dealer manager agreement will terminate on or about December 31, 2010. On November 5, 2010, we entered into an agreement with RCS, whereby RCS will agree to assume the role of dealer manager after the termination of the Apartment REIT’s dealer manager agreement with Grubb & Ellis Securities for the remainder of the Apartment REIT’s follow-on offering; provided, however, that until the DMA Effective Date, as defined below, RCS will not have any authority, and will not be an agent or distributor for us with respect to the sale of shares of the Apartment’s REIT’s common stock pursuant to its follow-on offering. The DMA Effective Date will be the first date upon which all of the following have occurred: (i) the advisory agreement with Grubb & Ellis Apartment REIT Advisor, LLC has expired or has been terminated; (ii) the Apartment REIT’s dealer manager agreement with Grubb & Ellis Securities has expired or has been terminated; and (iii) RCS has received a No-Objections notice from the Financial Industry Regulatory Authority in connection with the Apartment REIT’s follow-on offering. As a result of these conditions, we may not be able to transition the dealer manager functions to RCS immediately after the termination of the dealer manager agreement with Grubb & Ellis Securities or at all. Any such inability or delay in transitioning the dealer manager functions to RCS, or any other successor dealer manager entity, would require the Apartment REIT to temporarily suspend its follow-on offering and would make it more difficult for the Apartment REIT to raise the maximum offering amount.
       If the Apartment REIT is unable to raise substantial funds in its follow-on offering, we will have limited diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. An investment in shares of the Apartment REIT’s common stock or the OP Units will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In such event, the likelihood of our profitability being affected by the poor performance of any single investment will increase. In addition, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected if we are unable to raise substantial funds.
The transfer of the Apartment’s REIT’s dealer manager services to RCS or any other successor dealer manager entity may adversely affect the Apartment REIT’s ability to raise capital pursuant to its follow-on offering, which could reduce the amount of cash available to pay distributions to holders of OP Units or shares of the Apartment’s REIT’s common stock.
       On November 5, 2010, we entered into an agreement with RCS, whereby RCS will agree to assume the role of dealer manager after the termination of the Apartment’s REIT’s dealer manager agreement with Grubb & Ellis Securities for the remainder of the Apartment REIT’s follow-on offering; provided, however, that until the DMA Effective Date, RCS will not have any authority, and will not be an agent or distributor for the Apartment’s REIT with respect to the sale of shares of its common stock pursuant to the Apartment’s REIT’s follow-on offering. As a result of these conditions, we may not be able to transition the dealer manager functions to RCS immediately after the termination of the Apartment’s REIT’s dealer manager agreement with Grubb & Ellis Securities, or at all. Any such inability or delay in transitioning the dealer manager functions to RCS, or any other successor dealer manager entity, would require the Apartment REIT to temporarily suspend its follow-on offering.
       In addition, Grubb & Ellis Securities temporarily suspended the Apartment REIT’s follow-on offering until the filing of a supplement to its prospectus. Moreover, prior to the DMA Effective Date, we will be required to substantially revise the prospectus for the Apartment REIT’s follow-on public offering in order to reflect the transfer of our advisory functions to a new advisor entity, the transfer of the Apartment REIT’s dealer manager functions to RCS or any other successor dealer manager entity, and the removal of Grubb & Ellis as our sponsor. While we intend to file such a revised prospectus with the Securities and Exchange Commission prior to the DMA Effective Date, we cannot make any assurances that we will be able to do so. If we do not file such a revised prospectus prior to the DMA Effective Date, the Apartment’s REIT will be required to suspend its offering until such a revised prospectus is filed.
       Furthermore, the soliciting dealer agreements between Grubb & Ellis Securities and the participating broker-dealers in the Apartment REIT’s follow-on offering are not transferable to RCS. Therefore, the participating broker-dealers and RCS will need to engage in a due diligence review before entering into new soliciting dealer agreements. Once the dealer manager agreement with Grubb & Ellis Securities is terminated, participating broker-dealers will not be able to sell shares of the Apartment REIT’s common stock pursuant to its follow-on offering until they enter into new soliciting dealer agreements with RCS. If RCS is not able to enter into new soliciting dealer agreements with participating broker-dealers, or there is a delay in the execution of soliciting dealer agreements between RCS and participating broker-dealers, the Apartment’s REIT’s ability to raise capital in its follow-on offering would be adversely affected.
       Similarly, RCS would not be able to use any supplemental sales material prepared by our current advisor or Grubb & Ellis Securities. RCS and our intended new advisor entity may prepare additional supplemental sales material for use in the future, but we cannot make any assurances regarding when, or if, such material will be available for use in connection with the Apartment REIT’s follow-on offering. While any supplemental sales material must be accompanied by or preceded by the delivery of a prospectus related to the Apartment REIT’s follow-on offering, the inability to use such previously prepared supplemental sales material may adversely affect the Apartment’s REIT’s ability to raise capital in its follow-on offering.
       Any suspension of the Apartment REIT’s follow-on offering or delay in the execution of new soliciting dealer agreements with participating broker-dealers has adversely affected or would adversely affect the Apartment REIT’s ability to raise capital in its follow-on offering. In addition, we have used proceeds of the Apartment REIT’s follow-on offering to pay, in part, distributions to our equityholders. Therefore, an adverse affect on our ability to raise capital could also adversely affect our ability to pay distributions to holders of OP Units or shares of the Apartment REIT’s common stock.
       Furthermore, a suspension of the Apartment REIT’s follow-on offering may also require us to suspend the DRIP. If the DRIP is suspended, we would be required to pay any distributions to stockholders in cash, and we may not have sufficient funds available to do so. In addition, funds from the DRIP are used, in part, to repurchase shares from the Apartment REIT’s common stock from its stockholders. If the DRIP is suspended, we may not have sufficient funds available to repurchase shares pursuant to the DRIP, and thus, we may suspend that plan.
If we are unable to find suitable investments, we may not have sufficient cash flows available for distributions to you.
       Our ability to achieve our investment objectives and to pay distributions to you is dependent upon the performance of our advisor or any successor advisor in selecting additional investments for us to acquire in the future, selecting property managers for our properties and securing financing arrangements. Our equityholders generally have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments and must rely entirely on the management ability of our advisor or any successor advisor and the oversight of our board of directors. Our advisor or any successor advisor may not be successful in identifying additional suitable investments on financially attractive terms or that, if it identifies suitable investments, our investment objectives will be achieved. If we, through our advisor or any successor advisor, are unable to find suitable additional investments, we will hold the net proceeds from the Apartment REIT’s follow-on offering in an interest-bearing account or invest the net proceeds in short-term, investment-grade investments. In such an event, our ability to pay distributions to you would be adversely affected.

Our advisor may be entitled to receive significant compensation in the event of our liquidation or in connection with a termination of the advisory agreement.
       We are externally advised by our advisor pursuant to an advisory agreement between us and our advisor that has a one-year term that expires June 3, 2011 and is subject to successive one-year renewals upon the mutual consent of the parties. In the event of a partial or full liquidation of our assets, our advisor will be entitled to receive an incentive distribution equal to 15.0% of the net proceeds of the liquidation, after we have received and paid to our equityholders the sum of the gross proceeds from the sale of shares of the Apartment REIT’s common stock and any shortfall in an annual 8.0% cumulative, non-compounded return to our equityholders in the aggregate. In the event of a termination of the advisory agreement in connection with the listing of the Apartment REIT’s common stock, the advisory agreement provides that our advisor will receive an incentive distribution equal to 15.0% of the amount, if any, by which (1) the market value of the Apartment REIT’s outstanding common stock plus distributions paid by the Apartment REIT prior to listing, exceeds (2) the sum of the gross proceeds from the sale of shares of the Apartment REIT’s common stock plus an annual 8.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of the Apartment REIT’s common stock. Upon our advisor’s receipt of the incentive distribution upon listing, our advisor’s limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. Further, in connection with the termination of the advisory agreement other than due to a listing of the shares of the Apartment REIT’s common stock on a national securities exchange, our advisor shall be entitled to receive a distribution equal to the amount that would be payable as an incentive distribution upon sales of properties, which equals 15.0% of the net proceeds if we liquidated all of our assets at fair market value, after the Apartment REIT has received and paid to its stockholders the sum of the gross proceeds from the sale of shares of the Apartment REIT’s common stock and any shortfall in the annual 8.0% cumulative, non-compounded return to our equityholders in the aggregate. Upon our advisor’s receipt of this distribution, our advisor’s limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. Any amounts to be paid to our advisor in connection with the termination of the advisory agreement cannot be determined at the present time, but such amounts, if paid, will reduce cash available for distribution to you.
The Board may change our investment objectives without seeking your approval.
       The Board may change our investment objectives without seeking approval from the Apartment REIT’s stockholders or the limited partners of the Operating Partnership if the directors, in accordance with their fiduciary duties, determine that a change is in the best interest. A change in our investment objectives could reduce our payment of cash distributions to you or cause a decline in the value of our investments.
Risks Related to Our Business
We have received notices of the termination of our advisory agreement with our advisor, the Apartment REIT’s dealer manager agreement with Grubb & Ellis Securities and our transfer agent services agreement with GEEA Transfer Agent. We may not be successful in hiring third party service providers to perform advisory services, dealer manager services and/or transfer agent services for us, which could impact our ability to achieve our investment objectives.
       On November 1, 2010, we received written notice from our advisor that our advisor has elected to terminate the advisory agreement, and we received written notice from Grubb & Ellis Securities, or the dealer manager, that the dealer manager has elected to terminate the dealer manager agreement. Both of these agreements will terminate on or about December 31, 2010. On November 3, 2010, we received written notice from GEEA Transfer Agent, that GEEA Transfer Agent has elected to terminate its transfer agent services agreement with us. We expect that such transfer agent services agreement will terminate on or about May 2, 2011. After the termination of the advisory agreement, we will not be able to rely on Grubb & Ellis Apartment REIT Advisor, LLC to provide services to us, including asset management services and investor relations services. After the termination of the dealer manager agreement, we will not be able to rely on Grubb & Ellis Securities to manage the Apartment’s REIT’s follow-on offering. After termination of the transfer agent services agreement, we will not be able to rely on GEEA Transfer Agent to provide transfer agent services for us.
       We intend to engage new third party service providers to perform advisory services, dealer manager services and transfer agent services for us. However, such third party service providers may require the payment of fees that are greater than the terms of our current agreements or may pay fewer expenses than our current third party service providers. For example, our current advisor has agreed to waive the right to receive an asset management fee until the quarter following the quarter in which we generate funds from operations sufficient to cover 100% of the distributions declared to the Apartment REIT’s stockholders for such quarter, at which time, the management fee will accrue prospectively. We cannot make any assurances that our successor advisor entity will agree to such a waiver of the asset management fee. Furthermore, our current advisor has paid organizational and offering expenses in excess of the amount we reimburse pursuant to the advisory agreement. We cannot make any assurances that our successor advisor entity will pay organizational and offering expenses in excess of the amount we agree to reimburse. Therefore, we may not be able to enter into agreements on terms that are as economically favorable as our agreements with our current third party service providers, or at all. As we implement our self-management program, we expect to rely less on our advisor and will increasingly rely on internal employees we will hire to manage our investments and operate our day-to-day activities. If we are unsuccessful in hiring third party service providers to perform advisory, dealer manager and/or transfer agent services for us, if we are not able to enter into agreements with third party service providers that are as economically favorable as our agreements with our current third party service providers, or if we are unsuccessful in hiring our own employees, our ability to achieve our investment objectives and pay distributions to you could suffer.
As we transition to self-management, our success is increasingly dependent on the performance of the Board and our chairman of the Board, Chief Executive Officer and Chief Financial Officer.
       As we transition to self-management, our ability to achieve our investment objectives and to pay distributions will become increasingly dependent upon the performance of the Board and Mr. Olander, chairman of the Board, our Chief Executive Officer and Chief Financial Officer, in the identification and acquisition of investments, the determination of any financing arrangements, the management of our investments and the operation of our day-to-day activities. We currently do not have an employment agreement with Mr. Olander. If we were to lose the benefit of Mr. Olander’s experience, efforts and abilities, or the benefit of any of our other directors, we may not be able to achieve our investment objectives and our operating results could suffer.
The downturn in the credit markets may increase the cost of borrowing and may make it difficult for us to obtain financing, which may have a material adverse effect on our operations, liquidity and/or capital resources.
       The ongoing turmoil in the financial markets has had an adverse effect on the credit markets and, as a result, the availability of credit may become more expensive and difficult to obtain. The negative impact on the tightening of the credit markets may have an adverse effect on our ability to obtain financing for future acquisitions or extensions or renewals or refinancing for our current mortgage loan payables. The negative impact of the adverse changes in the credit markets and on the real estate sector generally may have a material adverse effect on our operations, liquidity and capital resources.
We face competition from other apartment communities and housing alternatives for tenants, and we face competition from other acquirers of apartment communities for investment opportunities, both of which may limit our profitability and distributions to you.
       The residential apartment community industry is highly competitive. This competition could reduce occupancy levels and revenues at our apartment communities, which would adversely affect our operations. We face competition from many sources, including from other apartment communities both in the immediate vicinity and the geographic market where our apartment communities are and will be located. In addition, overbuilding of apartment communities may occur. If so, this would increase the number of apartment units available and may decrease occupancy and unit rental rates.
       Furthermore, apartment communities we acquire most likely compete, or will compete, with numerous housing alternatives in attracting tenants, including owner occupied single- and multi-family homes available to rent or purchase. Competitive housing in a particular area and the increasing affordability of owner occupied single- and multi-family homes available to rent or buy caused by declining mortgage interest rates and government programs to promote home ownership could adversely affect our ability to retain our tenants, lease apartment units and increase or maintain rental rates.
       The competition for apartment communities may significantly increase the price we must pay for assets we seek to acquire, and our competitors may succeed in acquiring those properties or assets themselves. In addition, our potential acquisition targets may find our competitors to be more attractive because they may have greater resources, may be willing to pay more for the properties or may have a more compatible operating philosophy. In particular, larger apartment REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investment properties may increase. This competition will result in increased demand for these assets and therefore increased prices paid for them. Because of an increased interest in single-property acquisitions among tax-motivated individual purchasers, we may pay higher prices if we purchase single properties in comparison with portfolio acquisitions. If we pay higher prices for our properties, our business, financial condition and results of operations and our ability to pay distributions to you may be materially and adversely affected.
We may suffer from delays in locating suitable investments, which may have adverse effects on our results of operations and our ability to pay distributions to you.
       There may be a substantial period of time before the net proceeds of the Apartment REIT’s offering of its common stock are invested in suitable investments, particularly as a result of the current economic environment and capital constraints. Because the Apartment REIT is conducting its follow-on offering on a “best efforts” basis over time, our ability to commit to purchase specific assets will also depend, in part, on the amount of proceeds we have received at a given time. If we are delayed or unable to find additional suitable investments, we may not be able to achieve our investment objectives or pay distributions to our investors.
We are uncertain of our sources of debt or equity for funding our capital needs. If we cannot obtain funding on acceptable terms, our ability to make necessary capital improvements to our properties may be impaired or delayed.
       We intend to use the net proceeds of the Apartment REIT’s follow-on offering of common stock to buy a diversified portfolio of real estate and real estate-related investments and to pay various fees and expenses. In addition, to maintain the Apartment REIT’s qualification as a REIT, the Apartment REIT must distribute to its stockholders at least 90.0% of its annual taxable income, excluding net capital gains. Because of this distribution requirement, it is not likely that we will be able to fund a significant portion of our capital needs from retained earnings. Sources of debt or equity for funding may not be available to us on favorable terms or at all. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our properties, pay other expenses or expand our business.
The ongoing market disruptions may adversely affect our operating results and financial condition.
       The global financial markets have been undergoing pervasive and fundamental disruptions. The continuation or intensification of any such volatility may have an adverse impact on the availability of credit to businesses generally and could lead to a further weakening of the U.S. and global economies. To the extent that turmoil in the financial markets continues and/or intensifies, it has the potential to materially affect the value of our properties and other investments, the availability or the terms of financing that we may anticipate utilizing, our ability to make principal and interest payments on, or refinance, any outstanding debt when due and/or the ability of our tenants to enter into new leasing transactions or satisfy rental payments under existing leases. The ongoing market disruptions could also affect our operating results and financial condition as follows:
•	Debt and Equity Markets — Our results of operations are sensitive to the volatility of the credit markets. The real estate debt markets have been experiencing volatility as a result of certain factors, including the tightening of underwriting standards by lenders and credit rating agencies and the significant inventory of unsold commercial mortgage-backed securities in the market. Credit spreads for major sources of capital have widened significantly as investors have demanded a higher risk premium. This climate has resulted in lenders increasing the cost for debt financing. Should the overall cost of borrowings increase, either by increases in the index rates or by increases in lender spreads, we will need to factor such increases into the economics of our acquisitions, developments and property contributions. This increased cost of borrowing may result in our property operations generating lower overall economic returns and a reduced level of cash flows, which could potentially impact our ability to pay distributions to you. In addition, the ongoing dislocations in the debt markets have reduced the amount of capital that is available to finance real estate, which, in turn: (1) limits the ability of real estate investors to benefit from reduced real estate values or to realize enhanced returns on real estate investments; (2) has slowed real estate transaction activity; and (3) may result in an inability to refinance debt as it becomes due, all of which may reasonably be expected to have a material impact, favorable or unfavorable, on revenues, income and/or cash flows from the acquisition and operations of real estate and mortgage loans. In addition, the state of the debt markets could have an impact on the overall amount of capital being invested in real estate, which may result in price or value decreases of real estate assets and impact our ability to raise equity capital.

•	Valuations — The ongoing market volatility will likely make the valuation of our properties more difficult. There may be significant uncertainty in the valuation, or in the stability of the value, of our properties that could result in a substantial decrease in the value of our properties. As a result, we may not be able to recover the carrying amount of our properties, which may require us to recognize an impairment charge in earnings.
•	Government Intervention — The pervasive and fundamental disruptions that the global financial markets have been undergoing have led to extensive and unprecedented governmental intervention. Although the government intervention is intended to stimulate the flow of capital and to undergird the U.S. economy in the short term, it is impossible to predict the actual effect of the government intervention and what effect, if any, additional interim or permanent governmental intervention may have on the financial markets and/or the effect of such intervention on us and our results of operations. In addition, there is a high likelihood that regulation of the financial markets will be significantly increased in the future, which could have a material impact on our operating results and financial condition.
The commercial mortgage-backed securities in which we may invest are subject to several types of risks.
       Commercial mortgage-backed securities are bonds that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the mortgage-backed securities in which we may invest are subject to all the risks of the underlying mortgage loans.
       In a rising interest rate environment, the value of commercial mortgage-backed securities may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of commercial mortgage-backed securities may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities markets as a whole. In addition, commercial mortgage-backed securities are subject to the credit risk associated with the performance of the underlying mortgage properties.
       Commercial mortgage-backed securities are also subject to several risks created through the securitization process. Subordinate commercial mortgage-backed securities are paid interest-only to the extent that there are funds available to make payments. To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payments on subordinate commercial mortgage-backed securities will not be fully paid. Subordinate securities of commercial mortgage-backed securities are also subject to greater credit risk than those commercial mortgage-backed securities that are more highly rated.
The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties.
       We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.
We have contracted to acquire, and may in the future, structure acquisitions of property in exchange for the OP Units on terms that could limit our liquidity or our flexibility.
       We have contracted to acquire, and may in the future acquire, properties by issuing the OP Units in exchange for a property owner contributing property to the Operating Partnership. If we enter into such transactions, in order to induce the contributors of such properties to accept the OP Units, rather than cash, in exchange for their properties, it may be necessary for us to provide them with additional incentives. For instance, the Partnership Agreement provides that any holder of the OP Units may exchange the OP Units on a one-for-one basis for shares of the Apartment REIT’s common stock, or, at the Apartment REIT’s option, cash equal to the value of an equivalent number of shares of the Apartment REIT’s common stock. We may, however, enter into additional contractual arrangements with contributors of property under which we would agree to redeem a contributor’s OP Units for shares of the Apartment REIT’s common stock or cash, at the option of the contributor, at set times. If the contributor required us to redeem the OP Units for cash pursuant to such a provision, it would limit our liquidity and thus our ability to use cash to make other investments, satisfy other obligations or pay distributions to our equityholders. Moreover, if we were required to redeem the OP Units for cash at a time when we did not have sufficient cash to fund the redemption, we might be required to sell one or more properties to raise funds to satisfy this obligation. Furthermore, we might agree that if distributions the contributor received as a limited partner in the Operating Partnership did not provide the contributor with a defined return, then upon redemption of the contributor’s OP Units we would pay the contributor an additional amount necessary to achieve that return. Such a provision could further negatively impact our liquidity and flexibility. Finally, in order to allow a contributor of a property to defer taxable gain on the contribution of property to the Operating Partnership, we might agree not to sell a contributed property for a defined period of time or until the contributor exchanged the contributor’s OP Units for cash or shares of the Apartment REIT’s common stock. Such an agreement would prevent us from selling those properties, even if market conditions made such a sale favorable to us.
Our success is dependent on the performance of our advisor.
       Our ability to achieve our investment objectives and to conduct our operations is dependent upon the performance of our external advisor in identifying and acquiring investments, the determination of any financing arrangements, the asset management of our investments and the management of our day-to-day activities. The advisory agreement with our current external advisor will terminate on or about December 31, 2010. Accordingly, we intend to enter into a new advisory agreement with a new external advisor entity. We may not be successful in negotiating an agreement with a new advisor entity, or we may not be successful in transitioning the advisory function to the new advisor entity.
       Our advisor has, and any successor advisor will have, broad discretion over the use of proceeds from the Apartment REIT’s follow-on offering, and holders of OP Units or shares of the Apartment REIT’s common stock will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in the Apartment REIT’s prospectus or this prospectus or the Apartment REIT’s other periodic filings with the SEC. In addition, we rely on the day-to-day management ability of our advisor, and will similarly rely on any successor advisor, subject to the oversight and approval of the Board. If our advisor or any successor advisor is unable to allocate sufficient resources to oversee and perform our operations for any reason, we may be unable to achieve our investment objectives or pay distributions to holders of OP Units or shares of the Apartment REIT’s common stock. In addition, our success depends to a significant degree upon the continued contributions of Messrs. Olander, Carneal and Remppies. If any of Messrs. Olander, Carneal or Remppies were to become unavailable to us, and if our advisor or any successor advisor is unable to find, or suffers a delay in finding, a replacement with equivalent skills and experience, it could adversely impact our ability to acquire properties and the operation of our properties.
Our advisor may terminate the advisory agreement, which could require us to pay substantial fees and may require us to find a new advisor.
       Either we or our advisor can terminate the advisory agreement upon 60 days written notice to the other party. However, if the advisory agreement is terminated in connection with the listing of shares of the Apartment REIT’s common stock on a national securities exchange, our advisor will receive an incentive distribution equal to 15.0% of the amount, if any, by which (1) the market value of the outstanding shares of the Apartment REIT’s common stock plus distributions paid by us prior to listing, exceeds (2) the sum of the gross proceeds from the sale of shares of the Apartment REIT’s common stock plus an annual 8.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of the Apartment REIT’s common stock. Upon our advisor’s receipt of the incentive distribution upon listing, our advisor’s OP Units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. Further, in connection with the termination of the advisory agreement other than due to a listing of the shares of the Apartment REIT’s common stock on a national securities exchange, our advisor shall be entitled to receive a distribution equal to the amount that would be payable to our advisor pursuant to the incentive distribution upon sales if we liquidated all of our assets for their fair market value. Upon our advisor’s receipt of this distribution, our advisor’s OP Units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. Any amounts to be paid to our advisor upon termination of the advisory agreement cannot be determined at the present time.
       If our advisor was to terminate the advisory agreement, we would need to find another advisor to provide us with day-to-day management services or have employees to provide these services directly to us. There can be no assurances that we would be able to find a new advisor or employees or enter into agreements for such services on acceptable terms.
If we internalize our management functions, we could incur significant costs associated with being self-managed.
       Our long-term strategy involves internalizing our management functions. If we internalize our management functions, we would no longer bear the costs of the various fees and expenses we expect to pay to an external advisor; however our direct expenses would include general and administrative costs, including legal, accounting, and other expenses related to corporate governance, SEC reporting and compliance. We would also incur the compensation and benefits costs of our officers and other employees and consultants that are now paid by our advisor or its affiliates. In addition, we may issue equity awards to officers, employees and consultants, which would decrease net income and funds from operations, or FFO, and may further dilute our equityholder’s investment. We cannot reasonably estimate the amount of fees to an external advisor we would save and the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we no longer pay to an external advisor, our net income per share and FFO per share may be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of funds available to distribute to our equityholders.
       As the first step toward our long-term strategy of internalizing our management functions, we intend to internalize our property management function. Accordingly, we have acquired substantially all of the assets and certain liabilities of Mission Residential Management, including the in-place workforce of approximately 300 employees. Mission Residential Management is the property manager of 41 multifamily apartment properties containing approximately 12,000 units. As of result of employing such personnel, or if we employ any additional personnel as a result of an election to internalize our operations, we are subject to potential liabilities faced by employers, such as worker’s disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances.
       If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity, and we may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could, therefore, result in our incurring additional costs and/or experiencing deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our properties.
The Operating Partnership has been named as a defendant in a complaint seeking an injunction to prevent the acquisition of the eight DST properties that we have contracted to acquire, which could prevent us from acquiring the eight DST properties.
       On November 9, 2010, seven of the 277 investors who hold interests in the eight Delaware statutory trusts that hold the remaining eight DST properties that we have contracted to acquire filed a complaint in the United States District Court for the Eastern District of Virginia (Civil Action No. 3:10CV824(HEH)) against the trustee of each of these trusts and certain of the trustee’s affiliates, as well as against the Operating Partnership, seeking, among other things, to enjoin the closing of our proposed acquisition of the remaining eight DST properties that we have contracted to acquire. The complaint alleges, among other things, that the trustee has breached its fiduciary duties to the beneficial owners of the trusts by entering into the eight purchase and sale agreements with the Operating Partnership. The complaint further alleges that the Operating Partnership aided and abetted the trustees’ alleged breaches of fiduciary duty and tortiously interfered with the contractual relations between the trusts and the trust beneficiaries. We believe the allegations contained in the complaint are without merit and we intend to defend the claims vigorously. However, there is no assurance that we will be successful in our defense. If the plaintiffs are able to obtain the injunctive relief they seek, we may be prevented from closing the acquisitions of the remaining eight DST properties that we have contracted to acquire. A hearing regarding the request for injunctive relief is expected to occur within the next 90 days. In a Consent Order dated November 10, 2010, the parties agreed that none of the eight transactions will be closed during the 90-day period following the date of such Consent Order.

Our success is dependent on the performance of our sponsor.
       Our ability to achieve our investment objectives and to conduct our operations is dependent upon the performance of our advisor, which is a subsidiary of our sponsor. Our sponsor’s business is sensitive to trends in the general economy, as well as the commercial real estate and credit markets. The ongoing macroeconomic environment and accompanying credit crisis has negatively impacted the value of commercial real estate assets, contributing to a general slow-down in our sponsor’s industry. The prolonged and pronounced economic turmoil could continue or accelerate the reduction in overall transaction volume and size of sales and leasing activities that our sponsor has already experienced and would continue to put downward pressure on our sponsor’s revenues and operating results. To the extent that any decline in our sponsor’s revenues and operating results impacts the performance of our advisor, our results of operations and financial condition could also suffer.
The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and make additional investments.
       We expect that we will have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally-insured levels. If any of the banking institutions in which we have deposited funds ultimately fail, we may lose the amount of our deposits over any federally-insured amount. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of your investment.
Our advisor and its affiliates have no obligation to defer or forgive fees or loans or advance any funds to us, which could reduce our ability to acquire investments or pay distributions.
       In the past, our sponsor or its affiliates have, in certain circumstances, deferred or forgiven fees and loans payable by programs sponsored or managed by our sponsor or its affiliates. Our new advisor may not defer or forgive fees owed by us, extend loan maturity dates or advance any funds to us. As a result, we may have less cash available to acquire investments or pay distributions.
Risks Related to Conflicts of Interest
       Throughout this prospectus, references to affiliates of a person generally mean:
•	any person directly or indirectly owning, controlling or holding, with the power to vote, 10.0% or more of the outstanding voting securities of such other person;
•	any person 10.0% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other person;
•	any person directly or indirectly controlling, controlled by or under common control with such other person;
•	any executive officer, director, manager, trustee or general partner of such other person; and
•	any legal entity for which such person acts as an executive officer, director, manager, trustee or general partner.
The conflicts of interest described below may mean we are not managed solely in your best interest, which may adversely affect our results of operations and the value of an investment in shares of our common stock.
       Many of our officers and all of our non-independent directors and our advisor’s officers have conflicts of interest in managing our business and properties. Thus, they may make decisions or take actions that do not solely reflect your best interest. The owners of our advisor are also involved in the advising and ownership of other REITs and various real estate entities, which may give rise to conflicts of interest. These other real estate investment programs may compete with us for the time and attention of these persons, or otherwise compete with us or have similar business interests.
       Messrs. Olander, Carneal and Remppies and Andrea R. Biller each own less than a 1.0% interest in our sponsor. Ms. Biller holds options to purchase a de minimis amount of additional shares of our sponsor’s common stock. Messrs. Olander, Carneal and Remppies are each a member of ROC REIT Advisors, LLC, which owns a 25.0% non-managing membership interest in our advisor and would likely own a 50.0% interest in our intended successor advisor entity, and each owns a de minimis interest in several other programs managed by our sponsor and its affiliates. Ms. Biller also owns a de minimis interest in several other programs managed by our sponsor and its affiliates.
       Our sponsor and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate projects of the type that we will seek to acquire. None of our sponsor’s affiliated entities are prohibited from raising money for another entity that makes the same types of investments that we target and we may co-invest with any such entity. All such potential co-investments will be subject to a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction approving the transaction as being fair and reasonable and on substantially the same terms and conditions as those received by the co-investment entity.
Because other real estate programs advised by affiliates of our intended successor advisor and offered through RCS may conduct offerings concurrently with the Apartment REIT’s follow-on offering, our intended successor advisor and RCS will face potential conflicts of interest arising from competition among us and these other programs for investors and investment capital, and such conflicts may not be resolved in our favor.
       An affiliate of our intended successor advisor is also the advisor of several other non-traded real estate investment trusts that are raising capital in ongoing public offerings of common stock. In addition, RCS is the dealer manager or is named in the registration statement as the dealer manager in several offerings that are either effective or in registration. Furthermore, our intended successor advisor or its affiliates may decide to advise future programs that would seek to raise capital through public offerings conducted concurrently with the Apartment REIT’s follow-on offering. As a result, our intended successor advisor and RCS may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. Such conflicts may not be resolved in our favor, and you will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making their investment.
We may compete with other Grubb & Ellis Group programs for investment opportunities. As a result, our advisor may not cause us to invest in favorable investment opportunities which may reduce our returns on our investments.
       Our sponsor, Grubb & Ellis, or its affiliates, have sponsored existing programs with investment objectives and strategies similar to ours and may sponsor other similar programs in the future. As a result, we may be buying properties at the same time as one or more of the other Grubb & Ellis Group programs managed or advised by affiliates of our advisor. If our advisor or its affiliates breach their fiduciary or contractual obligations to us, or do not resolve conflicts of interest, we may not meet our investment objectives, which could reduce our expected cash available for distribution to you. For example, our advisor has a duty to us to present us with the first opportunity to purchase any Class A income-producing apartment communities placed under contract by our advisor or its affiliates that satisfy our investment objectives. If our advisor did not comply with our right of first opportunity, this may result in some attractive properties not being presented to us for acquisition. This may adversely affect our results of operations and financial condition.
Our advisor’s officers face conflicts of interest relating to the allocation of their time and other resources among the various entities that they serve or have interests in, and such conflicts may not be resolved in our favor.
       Certain of the officers of our advisor face competing demands relating to their time and resources because they are also affiliated with entities with investment programs similar to ours, and they may have other business interests as well, including business interests that currently exist and business interests they develop in the future. Because these persons have competing interests for their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. Further, during times of intense activity in other programs, those executives may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. Poor or inadequate management of our business would adversely affect our results of operations and the value of ownership of the OP Units or shares of the Apartment REIT’s common stock.
Our advisor faces conflicts of interest relating to its compensation structure, which could result in actions that are not necessarily in your long-term best interest.
       Under the advisory agreement and pursuant to the subordinated participation interest our advisor holds in the Operating Partnership, our advisor is entitled to fees and distributions that are structured in a manner intended to provide incentives to our advisor to perform in both our and your long-term best interest. The fees to which our advisor or its affiliates are entitled include acquisition fees, asset management fees, property management fees and disposition fees. The distributions our advisor may become entitled to receive would be payable upon distribution of net sales proceeds to you, the listing of the shares of the Apartment REIT’s common stock, certain merger transactions or the termination of the advisory agreement. See the “Compensation Table” section of this prospectus for a description of the fees and distributions payable to our advisor and its affiliates. However, our advisor or its affiliates receive fees based on the amount of our initial investment and not the performance of those investments, which could result in our advisor not having adequate incentive to manage our portfolio to provide profitable operations during the period we hold our investments. On the other hand, our advisor could be motivated to recommend riskier or more speculative investments in order to increase the fees payable to our advisor or for us to generate the specified levels of performance or net sales proceeds that would entitle our advisor to fees or distributions.
Our advisor may receive economic benefits from its status as a special limited partner without bearing any of the investment risk.
       Our advisor is a special limited partner in the Operating Partnership. The special limited partner is entitled to receive an incentive distribution equal to 15.0% of net sales proceeds of properties after we have received and paid to stockholders of the Apartment REIT a return of the gross proceeds from the sale of shares of the Apartment REIT’s common stock and an annual 8.0% cumulative, non-compounded return. We bear all of the risk associated with the properties but, as a result of the incentive distributions to our advisor, we are not entitled to all of the Operating Partnership’s proceeds from property dispositions.
The distribution payable to our advisor may influence our decisions about listing the shares of the Apartment REIT’s common stock on a national securities exchange, merging our company with another company and acquisition or disposition of our investments.
       Our advisor’s entitlement to fees upon the sale of our assets and to participate in net sales proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return which would entitle our advisor to compensation relating to such sales, even if continued ownership of those investments might be in your long-term best interest. The subordinated participation interest may require the Operating Partnership to make a distribution to our advisor upon the listing of the shares of the Apartment REIT’s common stock on a national securities exchange or the merger of our company with another company in which you would receive shares that are traded on a national securities exchange, if our advisor meets the performance thresholds included in Partnership Agreement. To avoid making this distribution, the independent directors of the Apartment REIT may decide against listing the shares of the Apartment REIT’s common stock or merging with another company even if, but for the requirement to make this distribution, such listing or merger would be in your best interest. In addition, the requirement to pay these fees could cause the independent directors of the Apartment REIT to make different investment or disposition decisions than they would otherwise make, in order to satisfy our obligation to the advisor.
The absence of arm’s-length bargaining may mean that our agreements may not be as favorable to you as they otherwise could have been.
       Any existing or future agreements between us and our advisor, the Apartment REIT’s dealer manager or their affiliates were not and will not be reached through arm’s-length negotiations. Thus, such agreements may require us to pay more than we would if we were using unaffiliated third parties. The advisory agreement, the dealer manager agreement, the property management agreements with Residential Management and the terms of the compensation to our advisor and the Apartment REIT’s dealer manager were not arrived at through arm’s-length negotiations. The terms of such agreements and compensation may not solely reflect your best interest and may be overly favorable to the other party to such agreements, including in terms of the substantial compensation to be paid to these parties under these agreements.
Any joint venture arrangements may not solely reflect your best interest.
       The terms of any joint venture arrangements in which we acquire or hold properties or other investments may not solely reflect our equityholders’ best interest. We may acquire an interest in a property through a joint venture arrangement with our advisor, one or more of our advisor’s affiliates or unaffiliated third parties. In joint venture arrangements with our advisor or its affiliates, our advisor will have fiduciary duties to both us and its affiliate participating in the joint venture. The terms of such joint venture arrangement may be more favorable to the other joint venturer than to our equityholders. Our joint venture partners may have rights to take certain actions over which we have no control and may take actions contrary to our interests.
       Joint ownership of an investment in real estate may involve risks not associated with direct ownership of real estate, including the following:
•	a venture partner may at any time have economic or other business interests or goals which become inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties held in a joint venture or the timing of the termination and liquidation of the venture;
•	a venture partner might become bankrupt and such proceedings could have an adverse impact on the operation of the partnership or joint venture;
•	actions taken by a venture partner might have the result of subjecting the property to liabilities in excess of those contemplated;
•	a venture partner may be in a position to take action contrary to our instructions or requests or contrary to our strategies or objectives, including our strategy to maintain the Apartment REIT’s qualification as a REIT; and
•	the joint venture may provide for the distribution of income to us otherwise than in direct proportion to our ownership interest in the joint venture.
       Under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could occur, which might adversely affect the joint venture and decrease potential returns to our investors. If we have a right of first refusal or buy/sell right to buy out a venture partner, we may be unable to finance such a buy-out or we may be forced to exercise those rights at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to purchase an interest of a venture partner subject to the buy/sell right, in which case, we may be forced to sell our interest when we would otherwise prefer to retain our interest. In addition, we may not be able to sell our interest in a joint venture on a timely basis or on acceptable terms if we desire to exit the venture for any reason, particularly if our interest is subject to a right of first refusal of our venture partner.
Risks Related to Our Organizational Structure
Several potential events could cause your investment in us to be diluted, which may reduce the overall value of your investment.
       The OP Units could be diluted by future public offerings of the OP Units or private issuance of the OP Units to other investors. Additionally, to the extent holders of the OP Units elect to exercise their redemption rights as holder of the OP Units and the Apartment REIT elects to issue the Apartment REIT’s common stock as consideration in the redemption, a holder’s investment in the Apartment REIT’s common stock could be diluted by a number of factors, including:
•	the existing follow-on offering of the shares of the Apartment REIT’s common stock;
•	future offerings of the Apartment REIT’s common stock pursuant to the DRIP and up to 50,000,000 shares of any preferred stock of the Apartment REIT that the Board may authorize;
•	private issuances of the Apartment REIT’s securities to other investors, including institutional investors; or
•	issuances of the Apartment REIT’s securities pursuant to our 2006 Incentive Award Plan.
       To the extent the Operating Partnership issues additional equity interests, an existing holder of the OP Unit’s percentage ownership interest in the Operating Partnership will be diluted. Additionally, to the extent the Apartment REIT issues additional equity interests in the future, an existing holder of the OP Units’ percentage ownership interest in the Apartment REIT (considered on an as converted basis into shares of the Apartment REIT’s common stock) will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our real estate and real estate-related investments, a holder of the OP Units may also experience dilution in the book value and fair market value of the OP Units or shares of the Apartment REIT’s common stock.

Your interests may be diluted in various ways, which may reduce your returns.
       The Board of the Apartment REIT, as general partner of the Operating Partnership, is authorized, without limited partner approval, to cause the Operating Partnership to issue additional OP Units or to raise capital through the issuance of options, warrants and other rights, on terms and for consideration as the Board in its sole discretion may determine. Any such issuance could result in dilution of the equity of holders of the OP Units. The Board may, in its sole discretion, authorize the Operating Partnership to issue the OP Units or other equity or debt securities, (1) to persons from whom we purchase apartment communities, as part or all of the purchase price of the community, or (2) to our advisor in lieu of cash payments required under the advisory agreement or other contract or obligation. The Board, in its sole discretion, may determine the value of any OP Units or other equity or debt securities issued in consideration of apartment communities or services provided, or to be provided, to us.
       The Board is authorized, without stockholder approval, to cause the Apartment REIT to issue additional shares of the Apartment REIT’s common stock or to raise capital through the issuance of preferred stock, options, warrants and other rights, on terms and for consideration as the Board in its sole discretion may determine, subject to certain restrictions in our charter in the instance of options and warrants. Any such issuance could result in dilution of the equity of the stockholders of the Apartment REIT. The Board may, in its sole discretion, authorize the Apartment REIT to issue common stock or other equity or debt securities, (1) to persons from whom the we purchase apartment communities, as part or all of the purchase price of the community, or (2) to our advisor in lieu of cash payments required under the advisory agreement or other contract or obligation. The Board, in its sole discretion, may determine the value of any common stock or other equity or debt securities issued in consideration of apartment communities or services provided, or to be provided, to us, except that while shares of our common stock are offered by us to the public, the public offering price of the shares of our common stock will be deemed their value.
The ability of the Apartment REIT to issue preferred stock may include a preference in distributions superior to the Apartment REIT’s common stock and also may deter or prevent a sale of shares of the Apartment REIT’s common stock in which a holder of the Apartment REIT’s common stock could profit.
       The Apartment REIT’s charter authorizes the Board to issue up to 50,000,000 shares of preferred stock. The Board has the discretion to establish the preferences and rights, including a preference in distributions superior to the common stockholders of the Apartment REIT, of any issued preferred stock. If the Apartment REIT authorizes and issues preferred stock with a distribution preference over its common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the Apartment REIT’s common stock. Further, holders of preferred stock of the Apartment REIT are normally entitled to receive a preference payment in the event the Apartment REIT liquidates, dissolves or winds up before any payment is made to common stockholders of the Apartment REIT, likely reducing the amount our common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock of the Apartment REIT or a separate class or series of the Apartment REIT’s common stock may render more difficult or tend to discourage:
•	a merger, tender offer or proxy contest;
•	assumption of control by a holder of a large block of our securities; or
•	removal of incumbent management.
The ability of holders of the OP Units to control our operations is severely limited.
       The Board determines our major strategies, including our strategies regarding investments, financing, growth, debt capitalization, REIT qualification and distributions. The Board may amend or revise these and other strategies without a vote of its stockholders or the limited partners of the Operating Partnership. The charter of the Apartment REIT sets forth the stockholder voting rights required to be set forth therein under the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association, or the NASAA Guidelines. Under the Apartment REIT’s charter and Maryland law, an investor in the Apartment REIT’s common stock will have a right to vote only on the following matters:
•	the election or removal of directors;
•	any amendment of our charter, except that the Board may amend our charter without stockholder approval to change our name or the name of other designation or the par value of any class or series of our stock and the aggregate par value of our stock, increase or decrease the aggregate number of our shares of stock, increase or decrease the number of our shares of any class or series that we have the authority to issue, or effect certain reverse stock splits;
•	our dissolution; and
•	certain mergers, consolidations and sales or other dispositions of all or substantially all of our assets.
       All other matters are subject to the discretion of the Board. The limited partners of the Operating Partnership have very limited approval rights principally relating to the substitution of the general partner or certain amendments of the Partnership Agreement.
The limitation on ownership of the Apartment REIT’s common stock prevents any single stockholder from acquiring more than 9.9% of the capital stock of the Apartment REIT or more than 9.9% of the Apartment REIT’s common stock and may force him or her to sell stock back to the Apartment REIT.
       The charter of the Apartment REIT limits direct and indirect ownership of the Apartment REIT’s common stock by any single stockholder to 9.9% of the value of the outstanding shares of capital stock of the Apartment REIT and 9.9% of the value or number (whichever is more restrictive) of the outstanding shares of the Apartment REIT’s common stock. We refer to these limitations as the ownership limits. The charter of the Apartment REIT also prohibits transfers of stock that would result in: (1) the shares of the Apartment REIT’s common stock being beneficially owned by fewer than 100 persons; (2) five or fewer individuals, including natural persons, private foundations, specified employee benefit plans and trusts, and charitable trusts, owning more than 50.0% of the shares of the Apartment REIT’s common stock, applying broad attribution rules imposed by the federal income tax laws; (3) directly or indirectly owning 9.9% or more of one of the tenants of the Apartment REIT; or (4) before the Apartment REIT’s common stock qualifies as a class of “publicly-offered securities,” 25.0% or more of the shares of the Apartment REIT’s common stock being owned by Benefit Plan Investors. If a stockholder of the Apartment REIT acquires shares of stock in excess of the ownership limits or in violation of the restrictions on transfer, the Apartment REIT:
•	may consider the transfer to be null and void;
•	will not reflect the transaction on our books;
•	may institute legal action to enjoin the transaction;
•	will not pay dividends or other distributions to him or her with respect to those excess shares of stock;
•	will not recognize his or her voting rights for those excess shares of stock; and
•	may consider the excess shares of stock held in trust for the benefit of a charitable beneficiary.
       If such shares of stock are transferred to a trust for the benefit of a charitable beneficiary, he or she will be paid for such excess shares of stock a price per share equal to the lesser of the price he or she paid or the “market price” of the common stock. Unless shares of the Apartment REIT’s common stock are then traded on a national securities exchange, the market price of such shares of common stock will be a price determined by the Board in good faith. If shares of the Apartment REIT’s common stock are traded on a national securities exchange, the market price will be the average of the last sales prices or the average of the last bid and ask prices for the five trading days immediately preceding the date of determination.
       If a stockholder of the Apartment REIT acquires stock in violation of the ownership limits or the restrictions on transfer described above:
•	he or she may lose his or her power to dispose of the stock;
•	he or she may not recognize profit from the sale of such stock if the “market price” of the stock increases; and
•	he or she may incur a loss from the sale of such stock if the “market price” decreases.
The 9.9% limitation on ownership of the Apartment REIT’s common stock could prevent holders of the OP Units from being able to redeem their OP Units for shares of common stock.
       The 9.9% limitation on ownership of the Apartment REIT’s common stock by any single stockholder could prevent an OP Unit holder from being able to redeem the OP Units for shares of common stock, if following the redemption the holder of the OP Units would own more than 9.9% of the value or number of the outstanding shares of the Apartment REIT’s common stock. Although the Apartment REIT has the right to pay cash, rather than issuing shares of common stock, to an OP Unit holder upon receipt of a redemption request, the Apartment REIT is not obligated to pay cash. As a result, it is possible that certain holders of the OP Units could be prevented from redeeming the OP Units.
Limitations on share ownership and transfer may deter a sale of the Apartment REIT’s common stock in which you could profit.
       The limits on ownership and transfer of the Apartment REIT’s equity securities in the charter of the Apartment REIT may have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for the Apartment REIT’s common stock. The ownership limits and restrictions on transferability will continue to apply until the Board determines that it is no longer in the Apartment REIT’s best interest to continue to qualify as a REIT.
Maryland takeover statutes may deter others from seeking to acquire the Apartment REIT and prevent you from making a profit in such transaction.
       The Maryland General Corporation Law, or the MGCL, contains many provisions, such as the business combination statute and the control share acquisition statute, that are designed to prevent, or have the effect of preventing, someone from acquiring control of the Apartment REIT. The bylaws of the Apartment REIT exempt the Apartment REIT from the control share acquisition statute (which eliminates voting rights for certain levels of shares that could exercise control over us) and the Board has adopted a resolution opting out of the business combination statute (which, among other things, prohibits a merger or consolidation with a 10.0% stockholder for a period of time) with respect to the Apartment REIT’s affiliates. However, if the bylaw provisions exempting the Apartment REIT from the control share acquisition statute or our board resolution opting out of the business combination statute were repealed, these provisions of Maryland law could delay or prevent offers to acquire the Apartment REIT and increase the difficulty of consummating any such offers, even if such a transaction would be in the best interest of the stockholders of the Apartment REIT.
The MGCL and the Apartment REIT’s organizational documents limit a stockholders right to bring claims against the Apartment REIT’s officers and directors.
       The MGCL provides that a director will not have any liability as a director so long as he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the best interest of the Apartment REIT, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, the Apartment REIT’s charter provides that, subject to the applicable limitations set forth therein or under the MGCL, no director or officer will be liable to the Apartment REIT or its stockholders for monetary damages. The Apartment REIT’s charter also provides that the Apartment REIT will generally indemnify its directors, officers, our advisor and its affiliates for losses they may incur by reason of their service in those capacities unless (1) their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (2) they actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. However, the Apartment REIT’s charter also provides that the Apartment REIT may not indemnify or hold harmless its directors, our advisor and its affiliates unless they have determined that the course of conduct that caused the loss or liability was in the Apartment REIT’s best interest, they were acting on the Apartment REIT’s behalf or performing services for the Apartment REIT, the liability was not the result of negligence or misconduct by our non-independent directors, our advisor and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification is recoverable only out of the net assets of the Apartment REIT or the proceeds of insurance and not from the stockholders of the Apartment REIT.
Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.
       We are not registered, and do not intend to register, as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. If for any reason, we were required to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:
•	limitations on capital structure;

•	restrictions on specified investments;
•	prohibitions on transactions with affiliates; and
•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.
       We seek to conduct our operations so as not to become regulated as an investment company under the Investment Company Act. We seek to conduct our operations so as to qualify for an exclusion from registration under Section 3(c)(5)(C) of the Investment Company Act, which generally means that at least 55.0% of our portfolio must be comprised of qualifying real estate assets and at least another 25.0% of our portfolio must be comprised of additional qualifying real estate assets and real estate-related assets. Although we monitor our portfolio periodically and prior to each acquisition, we may not be able to maintain this exclusion from registration. No assurance can be given that the SEC will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC may cause us to lose our exclusion from registration or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.
       To maintain compliance with the Investment Company Act exclusion, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy. Further, we may not be able to invest in a sufficient number of qualifying real estate assets and/or real estate-related assets to comply with the exclusion from registration.
       We may determine to operate through our majority owned operating partnership or other wholly owned or majority owned subsidiaries. If so, our subsidiaries will be subject to restrictions similar to those discussed in the prior paragraph so that we do not come within the definition of an investment company under the Investment Company Act.
       As part of our advisor’s obligations under the advisory agreement, our advisor will agree to refrain from taking any action which, in its sole judgment made in good faith, would subject us to regulation under the Investment Company Act. Failure to maintain an exclusion from registration under the Investment Company Act would require us to significantly restructure our business plan. For example, because affiliate transactions generally are prohibited under the Investment Company Act, we would not be able to enter into transactions with any of our affiliates if we are required to register as an investment company, and we may be required to terminate our advisory agreement and any other agreements with affiliates, which could have a material adverse effect on our ability to operate our business and pay distributions.
Risks Related to Investments in Real Estate
Our results of operations, our ability to pay distributions to you and our ability to dispose of our investments are subject to general economic and regulatory factors we cannot control or predict.
       Our results of operations are subject to the risks of a national economic slowdown or disruption, other changes in national or local economic conditions or changes in tax, real estate, environmental or zoning laws. The following factors may affect income from our properties, our ability to dispose of properties, and yields from our properties:
•	poor economic times may result in defaults by tenants of our properties and borrowers. We may also be required to provide rent concessions or reduced rental rates to maintain or increase occupancy levels;
•	job transfers and layoffs may cause vacancies to increase and a lack of future population and job growth may make it difficult to maintain or increase occupancy levels;
•	increases in supply of competing properties or decreases in demand for our properties may impact our ability to maintain or increase occupancy levels;
•	changes in interest rates and availability of debt financing could render the sale of properties difficult or unattractive;
•	periods of high interest rates may reduce cash flows from leveraged properties; and

•	increased insurance premiums, real estate taxes or energy or other expenses may reduce funds available for distribution. Also, any such increased expenses may make it difficult to increase rents to tenants on turnover, which may limit our ability to increase our returns.
       Some or all of the foregoing factors may affect the returns we receive from our investments, our results of operations, our ability to pay distributions to you or our ability to dispose of our investments.
We depend on our tenants to pay rent, and their inability to pay rent may substantially reduce our revenues and cash available for distribution to you.
       The underlying value of our properties and the ability to pay distributions to you generally depend upon the ability of the tenants of our properties to pay their rents in a consistent and timely manner. Their inability to do so may be impacted by employment and other constraints on their personal finances, including debts, purchases and other factors. Changes beyond our control may adversely affect our tenants’ ability to make lease payments and consequently would substantially reduce both our income from operations and our ability to pay distributions to you. These changes include, among others, changes in national, regional or local economic conditions. An increase in the number of tenant defaults or premature lease terminations could, depending upon the market conditions at the time and the incentives or concessions we must make in order to find substitute tenants, have a material adverse effect on our revenues and the value of shares of our common stock or our cash available for distribution to investors.
Short-term apartment leases expose us to the effects of declining market rent, which could adversely impact our ability to pay cash distributions to investors.
       We expect that substantially all of our apartment leases will continue to be for a term of one year or less. Because these leases generally permit the tenants to leave at the end of the lease term without penalty, our rental revenues may be impacted by declines in market rents more quickly than if our leases were for longer terms.
Some or all of our properties have incurred, and will incur, vacancies, which may result in reduced revenue and resale value, a reduction in cash available for distribution and a diminished return on investment.
       Some or all of our properties have incurred, and will incur, vacancies. If vacancies of a significant level continue for a long period of time, we may suffer reduced revenues resulting in less cash distributions to investors. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.
We are dependent on our investment in a single asset class, making our performance more vulnerable to economic downturns in the apartment industry than if we had diversified investments.
       Our current strategy is to acquire interests primarily in apartment communities in select U.S. metropolitan markets. As a result, we are subject to the risks inherent in investing in a single asset class. A downturn in demand for residential apartments may have more pronounced effects on the amount of cash available to us for distribution or on the value of our assets than if we had diversified our investments across different asset classes.
Lack of geographic diversity may expose us to regional or local economic downturns that could adversely impact our operations or our ability to recover our investment in one or more properties.
       Geographic concentration of properties exposes us to economic downturns in the areas where our properties are located. Because we seek to acquire apartment communities in select U.S. metropolitan markets, our portfolio of properties may not be geographically diversified. Additionally, if we fail to raise substantial proceeds under this offering, we may not be able to expand or further geographically diversify our real estate portfolio. A regional or local recession in any of these areas could adversely affect our ability to generate or increase operating revenues, attract new tenants or dispose of unproductive properties.
We may be unable to secure funds for future capital improvements, which could adversely impact our ability to pay cash distributions to you.
       In order to attract and maintain tenants, we may be required to expend funds for capital improvements to the apartment units and common areas. In addition, we may require substantial funds to renovate an apartment community in order to sell it, upgrade it or reposition it in the market. If we have insufficient capital reserves, we will have to obtain financing from other sources. We establish capital reserves in an amount we, in our discretion, believe is necessary. A lender also may require escrow of capital reserves in excess of any established reserves. If these reserves or any reserves otherwise established are designated for other uses or are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Moreover, certain reserves required by lenders may be designated for specific uses and may not be available for capital purposes such as future capital improvements. Additional borrowing for capital needs and capital improvements will increase our interest expense, and therefore our financial condition and our ability to pay cash distributions to investors may be adversely affected.
We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.
       The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase and sale agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that property.
Uninsured losses relating to real estate and lender requirements to obtain insurance may reduce your returns.
       There are types of losses relating to real estate, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, for which we do not intend to obtain insurance unless we are required to do so by mortgage lenders. If any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, other than any reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for uninsured losses, we could suffer reduced earnings that would result in less cash to be distributed to you. In cases where we are required by mortgage lenders to obtain casualty loss insurance for catastrophic events or terrorism, such insurance may not be available, or may not be available at a reasonable cost, which could inhibit our ability to finance or refinance our properties. Additionally, if we obtain such insurance, the costs associated with owning a property would increase and could have a material adverse effect on the net income from the property, and, thus, the cash available for distribution to you.
Dramatic increases in our insurance rates could adversely affect our cash flows and our ability to pay future distributions to investors.
       We may not be able to renew our insurance coverage at our current or reasonable rates nor can we estimate the amount of potential increases of policy premiums. As a result, our cash flows could be adversely impacted by increased premiums.
Uncertain market conditions relating to the future disposition of properties could cause us to sell our properties at a loss in the future.
       We intend to hold our various real estate investments until such time as our advisor determines that a sale or other disposition appears to be advantageous to achieve our investment objectives. Our advisor, subject to the oversight and approval of the Board, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time. We generally intend to hold properties for an extended period of time, and we cannot predict with any certainty the various market conditions affecting real estate investments that will exist at any particular time in the future. Because of the uncertainty of market conditions that may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Additionally, we may incur prepayment penalties in the event we sell a property subject to a mortgage earlier than we otherwise had planned. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will, among other things, be dependent upon fluctuating market conditions.
Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to investors.
       The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates, supply and demand, and other factors that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We may be required to expend funds to correct defects or to make improvements before a property can be sold. We may not have adequate funds available to correct such defects or to make such improvements. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Our inability to sell a property when we desire to do so may cause us to reduce our selling price for the property. Any delay in our receipt of proceeds, or diminishment of proceeds, from the sale of a property could adversely impact our ability to pay distributions to investors.
Investors may not receive any profits resulting from the sale of our properties, or receive such profits in a timely manner, because we may provide financing to the purchaser of such properties.
       Investors may experience a delay before receiving their share of the proceeds of such liquidation. In liquidation, we may sell our properties either subject to or upon the assumption of any then outstanding mortgage debt or, alternatively, may provide financing to purchasers. We may take a purchase money obligation secured by a mortgage as partial payment. We do not have any limitations or restrictions on our taking such purchase money obligations. To the extent we receive promissory notes or other property instead of cash from sales, such proceeds, other than any interest payable on those proceeds, will not be included in net sale proceeds until and to the extent the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In many cases, we will receive initial down payments in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. Therefore, investors may experience a delay in the distribution of the proceeds of a sale until such time.
We face possible liability for environmental cleanup costs and damages for contamination related to properties we acquire, which could substantially increase our costs and reduce our liquidity and cash distributions to investors.
       Because we own and operate real estate, we are subject to various federal, state and local environmental laws, ordinances and regulations. Under these laws, ordinances and regulations, a current or previous owner or operator of real estate may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including the release of asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real estate for personal injury or property damage associated with exposure to released hazardous substances. In addition, new or more stringent laws or stricter interpretations of existing laws could change the cost of compliance or liabilities and restrictions arising out of such laws. The cost of defending against these claims, complying with environmental regulatory requirements, conducting remediation of any contaminated property, or of paying personal injury claims could be substantial, which would reduce our liquidity and cash available for distribution to investors. In addition, the presence of hazardous substances on a property or the failure to meet environmental regulatory requirements may materially impair our ability to use, lease or sell a property, or to use the property as collateral for borrowing.
Increased construction of similar properties that compete with our properties in any particular location could adversely affect the operating results of our properties and our cash available for distribution to you.
       We may acquire properties in locations that experience increases in construction of properties that compete with our properties. This increased competition and construction could:
•	make it more difficult for us to find tenants to lease units in our apartment communities;
•	force us to lower our rental prices in order to lease units in our apartment communities; and
•	substantially reduce our revenues and cash available for distribution to you.

Costs required to become compliant with the Americans with Disabilities Act at our properties may affect our ability to pay distributions to investors.
       We may acquire properties that are not in compliance with the Americans with Disabilities Act of 1990, as amended, or the ADA. We would be required to pay for improvement to the properties to effect compliance with the ADA. Under the ADA, all public accommodations must meet federal requirements related to access and use by disabled persons. The ADA requirements could require removal of access barriers and could result in the imposition of fines by the federal government or an award of damages to private litigants. We could be liable for violations of such laws and regulations by us or our tenants. State and federal laws in this area are constantly evolving. The U.S. Department of Justice is expected to issue new ADA regulations that could impact existing buildings. Any such changes in state or federal laws in this area could place a greater cost or burden on us as landlord of the properties we acquire. In addition, although we generally do not expect to engage in substantial renovation or construction work, any new construction at a property would need to be ADA compliant and a certain percentage of the construction costs may need to be allocated to the property’s overall ADA compliance.
Our real properties are subject to property taxes that may increase in the future, which could adversely affect our cash flows.
       Our real properties are subject to property taxes that may increase as tax rates change and as the real properties are assessed or reassessed by taxing authorities. As the owner of the properties, we will be ultimately responsible for payment of the taxes to the applicable government authorities. If property taxes increase, a reduction of our cash flows will occur.
Risks Related to Debt Financing
We have incurred, and intend to continue to incur, mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to pay distributions and could decrease the value of the Apartment REIT’s common stock or the OP Units.
       We have financed, and we intend to continue to finance, a portion of the purchase price of our investments in real estate by borrowing funds. We anticipate that, after an initial phase of our operations (prior to the investment of all of the net proceeds of the offerings of shares of our common stock) when we may employ greater amounts of leverage to enable us to purchase properties more quickly and therefore generate distributions for you sooner, our overall leverage will not exceed 65.0% of the combined market value of our real estate and real estate-related investments. Under the Apartment REIT’s charter, we have a limitation on borrowing that precludes us from borrowing in excess of 300% of our net assets, without the approval of a majority of our independent directors. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, amortization, bad debt and other similar non-cash reserves, less total liabilities. Generally speaking, the preceding calculation is expected to approximate 75.0% of the aggregate cost of our real estate and real estate-related investments before depreciation, amortization, bad debt and other similar non-cash reserves. In addition, we may incur mortgage debt and pledge some or all of our real properties as security for that debt to obtain funds to acquire additional real properties or for working capital. We may also borrow funds to satisfy the Apartment REIT’s tax qualification requirement that it distributes to its stockholders at least 90.0% of its annual taxable income, excluding net capital gains. Furthermore, we may borrow if we otherwise deem it necessary or advisable to ensure that the Apartment REIT maintains its qualification as a REIT for federal income tax purposes.
       High debt levels may cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flows from a property and the cash flows needed to service mortgage debt on that property, then the amount available for distributions to you may be reduced. In addition, incurring mortgage debt increases the risk of loss because defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgage contains cross collateralization or cross default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to investors will be adversely affected.
Higher mortgage rates may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can pay to you.
       If mortgage debt is unavailable on reasonable terms as a result of increased interest rates or other factors, we may not be able to finance the initial purchase of properties. In addition, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flows would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing securities or by borrowing more money.
Increases in interest rates could increase the amount of our debt payments and therefore negatively impact our operating results.
       Interest we pay on our debt obligations reduces cash available for distributions. Whenever we incur variable rate debt, increases in interest rates increase our interest costs, which would reduce our cash flows and our ability to pay distributions to investors. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times that may not permit realization of the maximum return on such investments.
To the extent we borrow at fixed rates or enter into fixed interest rate swaps, we will not benefit from reduced interest expense if interest rates decrease.
       We are exposed to the effects of interest rate changes primarily as a result of borrowings used to maintain liquidity and fund expansion and refinancing of our real estate investment portfolio and operations. To limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs while taking into account variable interest rate risk, we may borrow at fixed rates or variable rates depending upon prevailing market conditions. We may also enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on a related financial instrument.
Hedging activity may expose us to risks.
       To the extent that we use derivative financial instruments to hedge against interest rate fluctuations, we will be exposed to credit risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to investors will be adversely affected.
Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to pay distributions to investors.
       When providing financing, a lender may impose restrictions on us that affect our ability to incur additional debt and affect our distribution and operating strategies. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, or replace our advisor. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.
Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to investors.
       We have and may continue to finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to you because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.
If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to refinance or sell properties on favorable terms, and to pay distributions to investors.
       Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the particular property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. The refinancing or sale could affect the rate of return to you and the projected time of disposition of our assets. In an environment of increasing mortgage rates, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt if mortgage rates are higher at a time a balloon payment is due. In addition, payments of principal and interest made to service our debts, including balloon payments, may leave us with insufficient cash to pay the distributions that we are required to pay to maintain the Apartment REIT’s qualification as a REIT. Any of these results would have a significant, negative impact on the value of the Apartment REIT’s common stock and the OP Units.
Risks Related to Other Real Estate-Related Investments
We do not have substantial experience in acquiring mortgage loans or investing in real estate-related securities, which may result in our real estate-related investments failing to produce returns or incurring losses.
       None of the officers of the Apartment REIT or the officers of our advisor has substantial experience in acquiring mortgage loans or investing in the real estate-related securities in which we may invest. We may make such investments to the extent that our advisor, in consultation with the Board, determines that it is advantageous for us to do so. The Apartment REIT’s and our advisor’s lack of expertise in acquiring real estate-related investments may result in our real estate-related investments failing to produce returns or incurring losses, either of which would reduce our ability to pay distributions to you.
Real estate-related equity securities in which we may invest are subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in real estate or real estate-related assets.
       We may invest in the common and preferred stock of both publicly traded and private real estate companies, which involves a higher degree of risk than debt securities due to a variety of factors, including the fact that such investments are subordinate to creditors and are not secured by the issuer’s property. Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with acquiring real estate-related investments discussed in this prospectus, including risks relating to rising interest rates.
The mortgage loans in which we may invest and the mortgage loans underlying the mortgage-backed securities in which we may invest may be impacted by unfavorable real estate market conditions, which could decrease their value.
       If we acquire investments in mortgage loans or mortgage-backed securities, such investments will involve special risks relating to the particular borrower or issuer of the mortgage-backed securities and we will be at risk of loss on those investments, including losses as a result of defaults on mortgage loans. These losses may be caused by many conditions beyond our control, including economic conditions affecting real estate values, tenant defaults and lease expirations, interest rate levels and the other economic and liability risks associated with acquiring real estate described in the “Risk Factors — Risks Related to Our Business” and the “Risk Factors — Risks Related to Investments in Real Estate” sections of this prospectus. If we acquire property by foreclosure following defaults under our mortgage loan investments, we will have the economic and liability risks as the owner described above. We do not know whether the values of the property securing any of our real estate-related investments will remain at the levels existing on the dates we initially make the related investment. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.

Delays in liquidating defaulted mortgage loan investments could reduce our investment returns.
       If there are defaults under our mortgage loan investments, we may not be able to foreclose on or obtain a suitable remedy with respect to such investments. Specifically, we may not be able to repossess and sell the underlying properties quickly, which could reduce the value of our investment. For example, an action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of lawsuits if the defendant raises defenses or counterclaims. Additionally, in the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.
We expect a portion of our real estate-related investments to be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.
       We may acquire real estate-related investments in connection with privately negotiated transactions which are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default.
Interest rate and related risks may cause the value of our real estate-related investments to be reduced.
       Interest rate risk is the risk that fixed income securities such as preferred and debt securities, and to a lesser extent dividend paying common stocks, will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the market value of such securities will decline, and vice versa. Our investment in such securities means that the net asset value and market price of the securities may tend to decline if market interest rates rise.
       During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk. During periods of declining interest rates, an issuer may be able to exercise an option to prepay principal earlier than scheduled, which is generally known as call or prepayment risk. If this occurs, we may be forced to reinvest in lower yielding securities. This is known as reinvestment risk. Preferred and debt securities frequently have call features that allow the issuer to repurchase the security prior to its stated maturity. An issuer may redeem an obligation if the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. These risks may reduce the value of our real estate-related investments.
If we liquidate prior to the maturity of our real estate-related investments, we may be forced to sell those investments on unfavorable terms or at a loss.
       The Board may choose to affect a liquidity event in which we liquidate our assets, including our real estate-related investments. If we liquidate those investments prior to their maturity, we may be forced to sell those investments on unfavorable terms or at a loss. For instance, if we are required to liquidate mortgage loans at a time when prevailing interest rates are higher than the interest rates of such mortgage loans, we would likely sell such loans at a discount to their stated principal values.
Federal Income Tax Risks
Failure to remain qualified as a REIT for federal income tax purposes would subject the Apartment REIT to federal income tax on its taxable income at regular corporate rates, which would substantially reduce its ability to pay distributions to its stockholders.
       The Apartment REIT elected and qualified to be taxed as a REIT under the Internal Revenue Code for federal income tax purposes beginning with its taxable year ended December 31, 2006, and the Apartment REIT intends to continue to be taxed as a REIT. To continue to qualify as a REIT, the Apartment REIT must meet various requirements set forth in the Internal Revenue Code concerning, among other things, the ownership of its outstanding common stock, the nature of its assets, the sources of its income and the amount of its distributions to its stockholders. The REIT qualification requirements are extremely complex, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Accordingly, we cannot be certain that the Apartment REIT will be successful in operating so as to qualify as a REIT. At any time, new laws, interpretations or court decisions may change the federal tax laws relating to, or the federal income tax consequences of, qualification as a REIT. It is possible that future economic, market, legal, tax or other considerations may cause the Board to determine that it is not in the Apartment REIT’s best interest to maintain its qualification as a REIT or revoke its REIT election, which it may do without stockholder approval.
       If the Apartment REIT fails to remain qualified as a REIT for any taxable year, the Apartment REIT will be subject to federal income tax on its taxable income at corporate rates. In addition, the Apartment REIT would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing its REIT status. Losing its REIT status would reduce its net earnings available for investment or distribution to its stockholders because of the additional tax liability. In addition, distributions to its stockholders would no longer qualify for the distributions paid deduction, and the Apartment REIT would no longer be required to pay distributions. If this occurs, the Apartment REIT might be required to borrow funds or liquidate some investments in order to pay the applicable tax.
       As a result of all these factors, the Apartment REIT’s failure to remain qualified as a REIT could impair our ability to expand our business and raise capital, and would substantially reduce the Apartment REIT’s ability to pay distributions to its stockholders.
To remain qualified as a REIT and to avoid the payment of federal income and excise taxes, the Apartment REIT may be forced to borrow funds, use proceeds from the issuance of securities, sell assets to pay distributions, which may result in the Apartment REIT distributing amounts that may otherwise be used for our operations.
       To maintain the favorable tax treatment accorded to REITs, the Apartment REIT normally will be required each year to distribute to its stockholders at least 90.0% of its annual taxable income, excluding net capital gains. The Apartment REIT will be subject to federal income tax on its undistributed taxable income and net capital gain and to a 4.0% nondeductible excise tax on any amount by which distributions the Apartment REIT pays with respect to any calendar year are less than the sum of (1) 85.0% of its ordinary income, (2) 95.0% of its capital gain net income and (3) 100% of its undistributed income from prior years. These requirements could cause the Apartment REIT to distribute amounts that otherwise would be spent on acquisitions of properties and it is possible that the Apartment REIT might be required to borrow funds, use proceeds from the issuance of securities or sell assets in order to distribute enough of its taxable income to maintain its qualification as a REIT and to avoid the payment of federal income and excise taxes.
The Apartment REIT’s investment strategy may cause it to incur penalty taxes, lose its REIT status, or own and sell properties through taxable REIT subsidiaries, each of which would diminish the return to you.
       In light of our investment strategy, it is possible that one or more sales of our properties may be “prohibited transactions” under provisions of the Internal Revenue Code. If we are deemed to have engaged in a “prohibited transaction” (i.e., we sell a property held by us primarily for sale in the ordinary course of our trade or business), all income that the Apartment REIT derives from such sale would be subject to a 100% tax. The Internal Revenue Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% tax. A principal requirement of the safe harbor is that the Apartment REIT must hold the applicable property for not less than two years prior to its sale. See the “Material Federal Income Tax Considerations—Federal Income Tax Considerations Related to Apartment REIT’s Qualification as a REIT—Taxation of the Apartment REIT” section of this prospectus. Given our investment strategy, it is entirely possible, if not likely, that the sale of one or more of our properties will not fall within the prohibited transaction safe harbor.
       If we desire to sell a property pursuant to a transaction that does not fall within the safe harbor, the Apartment REIT may be able to avoid the 100% penalty tax if it acquired the property through a taxable REIT subsidiary, or TRS, or acquired the property and transferred it to a TRS for a non-tax business purpose prior to the sale (i.e., for a reason other than the avoidance of taxes). However, there may be circumstances that prevent us from using a TRS in a transaction that does not qualify for the safe harbor. Additionally, even if it is possible to effect a property disposition through a TRS, we may decide to forego the use of a TRS in a transaction that does not meet the safe harbor based on our own internal analysis, the opinion of counsel or the opinion of other tax advisors that the disposition will not be subject to the 100% penalty tax. In cases where a property disposition is not effected through a TRS, the IRS could successfully assert that the disposition constitutes a prohibited transaction, in which event all of the Apartment REIT’s net income from the sale of such property will be payable as a tax and none of the proceeds from such sale will be distributable by the Apartment REIT to its stockholders or available for investment by us.
       If we acquire a property that we anticipate will not fall within the safe harbor from the 100% penalty tax upon disposition, then we may acquire such property through a TRS in order to avoid the possibility that the sale of such property will be a prohibited transaction and subject to the 100% penalty tax. If we already own such a property directly or indirectly through an entity other than a TRS, we may contribute the property to a TRS if there is another, non-tax related business purpose for the contribution of such property to a TRS. Following the transfer of the property to a TRS, the TRS will operate the property and may sell such property and distribute the net proceeds from such sale to us, and the Apartment REIT may distribute the net proceeds distributed to it by the TRS to its stockholders. Though a sale of the property by a TRS likely would eliminate the danger of the application of the 100% penalty tax, the TRS itself would be subject to a tax at the federal level, and potentially at the state and local levels, on the gain realized by it from the sale of the property as well as on the income earned while the property is operated by the TRS. This tax obligation would diminish the amount of the proceeds from the sale of such property that would be distributable to you. As a result, the amount available for distribution to you would be substantially less than if the Apartment REIT had not operated and sold such property through the TRS and such transaction was not successfully characterized as a prohibited transaction. The maximum federal individual income tax rate currently is 35.0% and absent congressional action, will increase to 39.6% in 2011. Federal, state and local corporate income tax rates may be increased in the future, and any such increase would reduce the amount of the net proceeds available for distribution by the Apartment REIT to its stockholders or by the Operating Partnership to holders of the OP Units from the sale of property through a TRS after the effective date of any increase in such tax rates.
       If we own too many properties through one or more of our TRSs, then the Apartment REIT may lose its status as a REIT. If the Apartment REIT fail to remain qualified as a REIT for any taxable year, the Apartment REIT will be subject to federal income tax on its taxable income at corporate rates. In addition, the Apartment REIT would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing its REIT status. Losing its REIT status would reduce its net earnings available for investment or distribution to its stockholders because of the additional tax liability. In addition, distributions to the Apartment REIT’s stockholders would no longer qualify for the distributions paid deduction, and the Apartment REIT would no longer be required to pay distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. As a REIT, the value of the securities the Apartment REIT holds in all of its TRSs may not exceed 25.0% of the value of all of its assets at the end of any calendar quarter. If the IRS were to determine that the value of the Apartment REIT’s interests in all of its TRSs exceeded 25.0% of the value of its total assets at the end of any calendar quarter, then the Apartment REIT would fail to remain qualified as a REIT. If we determine it to be in our best interest to own a substantial number of our properties through one or more TRSs, then it is possible that the IRS may conclude that the value of the Apartment REIT’s interests in its TRSs exceeds 25.0% of the value of the Apartment REIT’s total assets at the end of any calendar quarter and therefore cause the Apartment REIT to fail to remain qualified as a REIT. Additionally, as a REIT, no more than 25.0% of the Apartment REIT’s gross income with respect to any year may be from sources other than real estate. Distributions paid to the Apartment REIT from a TRS are considered to be non-real estate income. Therefore, the Apartment REIT may fail to remain qualified as a REIT if distributions from all of its TRSs, when aggregated with all other non-real estate income with respect to any one year, are more than 25.0% of its gross income with respect to such year. The Apartment REIT will use all reasonable efforts to structure its activities in a manner intended to satisfy the requirements for maintaining the stockholders qualification as a REIT. The Apartment REIT’s failure to remain qualified as a REIT would adversely affect a stockholder’s return on its investment.
A REIT stockholder may have a current tax liability on distributions he or she elects to reinvest in shares of REIT common stock.
       If a REIT stockholder participates in the DRIP, the stockholder will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of the Apartment REIT’s common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless an Apartment REIT stockholder is a tax-exempt entity, the stockholder may have to use funds from other sources to pay its tax liability on the value of the shares of the Apartment REIT’s common stock received.

Legislative or regulatory action with respect to taxes could adversely affect the returns to holders of the Apartment REIT’s common stock.
       In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our common stock. On March 30, 2010, the President signed into law the Health Care and Education Reconciliation Act of 2010, or the Reconciliation Act. The Reconciliation Act will require certain U.S. stockholders who are individuals, estates or trusts to pay a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of stock, subject to certain exceptions. This additional tax will apply broadly to essentially all dividends and all gains from dispositions of stock, including dividends from REITs and gains from dispositions of REIT shares, such as our common stock. As enacted, the tax will apply for taxable years beginning after December 31, 2012.
       Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our stock or on the market value or the resale potential of our assets. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on the ownership of the Apartment REIT’s common stock and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.
       Congress passed major federal tax legislation in 2003, with modifications to that legislation in 2005. One of the changes affected by that legislation generally reduced the tax rate on dividends paid by corporations to stockholders taxed at individual rates to a maximum of 15.0% prior to 2011. REIT distributions generally do not qualify for this reduced rate. The tax changes did not, however, reduce the corporate tax rates. Therefore, the maximum corporate tax rate of 35.0% has not been affected. However, as a REIT, the Apartment REIT generally would not be subject to federal or state corporate income taxes on that portion of our ordinary income or capital gain that we distribute to you, and we thus expect to avoid the “double taxation” to which other companies are typically subject.
       Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be taxed for federal income tax purposes as a corporation. As a result, the Apartment REIT’s charter provides the Board with the power, under certain circumstances, to revoke or otherwise terminate its REIT election and cause it to be taxed as a corporation, without the vote of the Apartment REIT’s stockholders. The Board has fiduciary duties to the Apartment REIT and its stockholders and could only cause such changes in the Apartment REIT’s tax treatment if it determines in good faith that such changes are in the Apartment REIT’s best interest.
In certain circumstances, the Apartment REIT may be subject to federal and state income taxes as a REIT, which would reduce its cash available for distribution to its stockholders.
       Even as a REIT, the Apartment REIT may be subject to federal income taxes or state taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. The Apartment REIT may not be able to pay sufficient distributions to avoid excise taxes applicable to REITs. The Apartment REIT may also decide to retain capital gains it earns from the sale or other disposition of its property and pay income tax directly on such income. In that event, the Apartment REIT’s stockholders would be treated as if they earned that income and paid the tax on it directly. However, the Apartment REIT’s stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. The Apartment REIT may also be subject to state and local taxes on its income or property, either directly or at the level of the companies through which it indirectly owns the Apartment REIT’s assets. Any federal or state taxes the Apartment REIT pays will reduce its cash available for distribution to its stockholders.
Distributions to tax-exempt Apartment REIT stockholders may be classified as unrelated business taxable income.
       Neither ordinary nor capital gain distributions with respect to the shares of Apartment REIT common stock nor gain from the sale of Apartment REIT common stock should generally constitute unrelated business taxable income to a tax-exempt stockholder. However, there are certain exceptions to this rule. In particular:
•	part of the income and gain recognized by certain qualified employee pension trusts with respect to the Apartment REIT common stock may be treated as unrelated business taxable income if the shares of the Apartment REIT common stock are predominately held by qualified employee pension trusts, and the

Apartment REIT is required to rely on a special look-through rule for purposes of meeting one of the Apartment REIT share ownership tests, and the Apartment REIT is not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income;
•	part of the income and gain recognized by a tax-exempt stockholder with respect to the shares of Apartment REIT common stock would constitute unrelated business taxable income if the stockholder incurs debt in order to acquire shares of Apartment REIT common stock; and
•	part or all of the income or gain recognized with respect to the shares of Apartment REIT common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Internal Revenue Code may be treated as unrelated business taxable income.
       See the “Material Federal Income Tax Considerations—Federal Income Tax Considerations Related to the Apartment REIT’s Qualification as a REIT —Taxation of Tax-Exempt Stockholders” section of this prospectus for further discussion of this issue if you are a tax-exempt investor.
Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.
       To continue to qualify as a REIT for federal income tax purposes, the Apartment REIT must continually satisfy tests concerning, among other things, the sources of its income, the nature and diversification of its assets, the amounts it distributes to its stockholders and the ownership of shares of its common stock. The Apartment REIT may be required to pay distributions to its stockholders at disadvantageous times or when it does not have funds readily available for distribution, or it may be required to liquidate otherwise attractive investments in order to comply with the Apartment REIT tests. Thus, compliance with the Apartment REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.
Foreign stockholders of shares of Apartment REIT common stock may be subject to FIRPTA tax upon the sale of their shares of Apartment REIT common stock.
       A foreign person disposing of a U.S. real property interest, including shares of stock of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to the Foreign Investment in Real Property Tax Act of 1980, as amended, or FIRPTA, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50.0% of the REIT’s stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that the Apartment REIT will continue to qualify as a “domestically controlled” REIT. If the Apartment REIT were to fail to continue to so qualify, gain realized by foreign stockholders on a sale of shares of Apartment REIT common stock would be subject to FIRPTA tax, unless the shares of the Apartment REIT common stock were traded on an established securities market and the foreign stockholder owned less than a threshold amount of the Apartment REIT’s outstanding common stock. Shares of the Apartment REIT common stock are not “regularly traded” on an established securities market. See the “Material Federal Income Tax Considerations—Federal Income Tax Considerations Related to the Apartment REIT’s Qualification as a REIT —Taxation of Non-U.S. Stockholders” section of this prospectus.
Foreign stockholders may be subject to FIRPTA tax upon the payment of a capital gains dividend.
       A foreign stockholder also may be subject to FIRPTA upon the payment of any capital gain dividends by the Apartment REIT, which dividend is attributable to gain from sales or exchanges of U.S. real property interests. Additionally, capital gains dividends paid to foreign stockholders, if attributable to gain from sales or exchanges of U.S. real property interests, would not be exempt from FIRPTA and would be subject to FIRPTA tax. See the “Material Federal Income Tax Considerations—Federal Income Tax Considerations Related to the Apartment REIT’s Qualification as a REIT—Taxation of Non-U.S. Stockholders” section of this prospectus for further discussion.

Employee Benefit Plan, IRA, and Other Tax-Exempt Investor Risks
       We and Benefit Plan Investors that hold the OP Units will be subject to risks relating specifically to our having the OP Units held by Benefit Plan Investors, which risks are discussed below. See the “Tax-Exempt Entities and ERISA Considerations” section of this prospectus for a more detailed discussion of these Benefit Plan Investor risks.
If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of holding the OP Units or Apartment REIT common stock, you could be subject to criminal and civil penalties.
       There are special considerations that apply to Plans or IRAs holding the OP Units or the Apartment REIT’s common stock. If you are acting on behalf of a Plan or IRA, you should consider:
•	whether holding the OP Units or the Apartment REIT’s common stock is consistent with the applicable provisions of ERISA and the Internal Revenue Code, or any other applicable governing authority in the case of a government plan;
•	whether holding the OP Units or the Apartment REIT’s common stock is made in accordance with the documents and instruments governing your Plan or IRA, including your Benefit Plan or IRA’s investment policy;
•	whether holding the OP Units or the Apartment REIT’s common stock satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;
•	whether holding the OP Units or the Apartment REIT’s common stock will impair the liquidity of the Benefit Plan or IRA;
•	whether holding the OP Units or the Apartment REIT’s common stock will constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code;
•	whether holding the OP Units or the Apartment REIT’s common stock will produce unrelated business taxable income, referred to as UBTI and as defined in Sections 511 through 514 of the Internal Revenue Code, to the Plan or IRA; and
•	your need to value the assets of the Plan or IRA annually in accordance with ERISA and the Internal Revenue Code.
       In addition to considering their fiduciary responsibilities under ERISA and the prohibited transaction rules of ERISA and the Internal Revenue Code, a Plan or IRA holding the OP Units or redeeming the OP Units for the Apartment REIT’s common stock should consider the effect of the plan asset regulations of the U.S. Department of Labor. To avoid our assets from being considered plan assets under those regulations, we intend to limit the ownership of the OP Units by Benefit Plan Investors to less than 25.0% of the outstanding OP Units. In addition, to avoid having its assets from being considered plan assets under those regulations, the charter of the Apartment REIT prohibits Benefit Plan Investors from owning 25.0% or more of the shares of its common stock prior to the time that the common stock qualifies as a class of “publicly-offered securities,” within the meaning of the ERISA plan asset regulations. However, we cannot assure you that we will be successful in limiting the ownership of the OP Units by Benefit Plan Investors or that the provisions in the Apartment REIT’s charter will be effective in limiting Benefit Plan Investor ownership to less than the 25.0% limit. For example, the limit could be unintentionally exceeded if a Benefit Plan Investor misrepresents its status as a benefit plan. Even if our assets (or the assets of the Apartment REIT following a redemption of the OP Units), are not considered to be plan assets, a prohibited transaction could occur if we or any of our affiliates is a fiduciary (within the meaning of ERISA and/or the Internal Revenue Code) with respect to a Plan or IRA purchasing or holding the OP Units or the Apartment REIT’s common stock, and, therefore, in the event any such persons are fiduciaries (within the meaning of ERISA and/or the Internal Revenue Code) of your Plan or IRA, you should not hold the OP Units or the Apartment REIT’s common stock unless an administrative or statutory exemption applies to your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
       We make forward looking statements in this prospectus that are subject to significant risks and uncertainties. These forward looking statements include information regarding possible or assumed future results of our business and our financial condition, liquidity, results of operations, plans and objectives. They also include, among other things, statements concerning anticipated revenues, income or loss, capital expenditures, distributions, capital structure, returns or other financial terms, as well as statements regarding subjects that are forward looking by their nature, such as:
•	our business and financing strategy;

•	our ability to effectively and timely deploy the net proceeds of the Apartment REIT’s offering of its common stock;

•	our ability to obtain future financing arrangements;

•	our understanding of our competition and our ability to compete effectively;

•	our projected operating results;

•	market and industry trends;

•	projected capital expenditures;

•	interest and insurance rates;

•	our ability to consummate the proposed acquisitions;

•	the impact of our strategic partnerships on our operations and business; and

•	our ability to implement our business plan.
       Forward looking statements made in this prospectus reflect beliefs, assumptions, and expectations of future performance, taking into account the information currently available to us. These beliefs, assumptions, and expectations may change as a result of many possible events or factors, not all of which are currently known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in our forward looking statements. You should carefully consider these risks along with the risks discussed under the caption “Risk Factors” beginning on page 24 of this prospectus and the following factors, which are not intended to be exhaustive, that may cause actual results to vary from our forward looking statements:
•	the factors referenced in this prospectus, including those set forth under the section captioned “Risk Factors;”

•	our ability to make distributions on our securities;

•	the lack of a public market for the OP Units and the Apartment REIT’s common stock;

•	changes in our business or strategy;

•	the availability, terms and deployment of debt and equity capital;

•	our dependence upon key personnel whose continued service is not guaranteed;

•	our ability to identify, hire and retain highly qualified personnel in the future;

•	the availability of a qualified advisor to manage our business and assets;

•	the degree and nature of our competition;

•	changes in governmental regulations, tax rates and similar matters;

•	defaults on or non-renewal of leases by tenants;

•	decreased rental rates or increased vacancy rates;

•	difficulties in identifying suitable apartment buildings to acquire and completing acquisitions;

•	competition for acquisitions;

•	our failure to successfully develop, integrate and operate acquired properties and operations;

•	the impact of our investment in joint ventures;

•	the financial condition and liquidity of, or disputes with, joint venture and development partners;

•	changes in GAAP;

•	legislative and regulatory changes (including changes to laws governing the taxation of REITs);

•	environmental uncertainties and risks related to natural disasters;

•	the Apartment REIT’s ability to maintain its qualification as a REIT for federal income tax purposes and limitations imposed upon our business by the Apartment REIT’s status as a REIT;

•	the Operating Partnership’s ability to maintain its qualification as a partnership, and not an association on publicly traded partnership taxable as a corporation, for federal income tax purposes;

•	general volatility in capital markets;

•	the adequacy of our cash reserves and working capital;

•	changes in real estate and zoning laws and increases in real property tax rates;

•	the timing of cash flows, if any, from our properties; and

•	other risks associated with investing in real estate, including changes in our industry, interest rates, the debt securities markets, the general economy or the finance and real estate markets specifically.
       When we use words such as “will,” “plan,” “may,” “shall,” “believe,” “expect,” “anticipate,” “project,” “intend,” “estimate,” “goal,” “objective” or other similar expressions, we intend to identify forward looking statements. You should not place undue reliance upon these forward looking statements which apply only as of the date of this prospectus. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward looking statement set forth in this prospectus to reflect new information, future events, or otherwise, except as required under U.S. federal securities laws.

DISTRIBUTION POLICY
       In order to continue to qualify as a REIT for federal income tax purposes, among other things, the Apartment REIT must generally distribute each taxable year at least 90% of its taxable income, other than net capital gain. The Operating Partnership expects to make distributions on a per OP Unit basis at the same times and in the same amounts to holders of the OP Units as the per share distributions made to holders of the Apartment REIT’s common stock. Neither the Apartment REIT nor the Operating Partnership intends to maintain cash reserves to fund distributions to stockholders and limited partners.
       The Apartment REIT intends to avoid, to the extent possible, the fluctuations in distributions that might result if distribution payments were based on actual cash received during the distribution period. Accordingly, the Apartment REIT may use cash received during prior periods or cash received subsequent to the distribution period and prior to the payment date for such distribution payment, to pay annualized distributions consistent with the distribution level established from time to time by the Board. Our ability to maintain regular and predictable distributions will depend upon the availability of cash flows and applicable requirements for qualification as a REIT under the federal income tax laws. Therefore, there may not be cash flows available to pay distributions or distributions may fluctuate. If cash available for distribution is insufficient to pay distributions to you as a stockholder or limited partner, we may obtain the necessary funds by borrowing, issuing new securities or selling assets. These methods of obtaining funds could affect future distributions by increasing financing costs and obligations or by decreasing revenues.
       To the extent that distributions to the Apartment REIT’s stockholders are made out of the Apartment REIT’s current or accumulated earnings and profits, such distributions are taxable as ordinary dividend income. To the extent that the Apartment REIT’s distributions exceed its current and accumulated earnings and profits, such amounts constitute a return of capital to the Apartment REIT’s stockholders for federal income tax purposes, to the extent of their basis in their stock, and thereafter will constitute capital gain. All or a portion of a distribution to the Apartment REIT’s stockholders may be paid from offering proceeds and thus, constitute a return of capital to the Apartment REIT’s stockholders.
       A holder of the OP Units generally will not be subject to tax on cash distributions by the Operating Partnership unless the distribution exceeds the holder’s basis in its OP Units immediately before the distribution, in which case the excess will generally be treated as taxable gain. Rather, a holder of the OP Units will be required to report its allocable share (whether or not any distributions are made) of the Operating Partnership’s items of income, gain, loss, deduction and credit for each taxable year of the Operating Partnership ending with or within the holder’s taxable year. Accordingly, in any particular year, a holder’s allocation of taxable income or gain from the Operating Partnership, and possibly the associated tax liability, may exceed the cash distributed by the Operating Partnership. For a discussion of the tax treatment of distributions and allocations of income and gain to holder of the OP Units generally, see “Material Federal Income Tax Considerations—Tax Consequences of Ownership of the OP Units After the Proposed Acquisitions.”
       Your monthly distribution benefits begin to accrue immediately upon becoming a stockholder or OP Unit holder. However, the Board could, at any time, elect to pay distributions quarterly to reduce administrative costs. Subject to applicable REIT rules, generally we intend to reinvest proceeds from the sale, financing, refinancing or other disposition of our properties through the purchase of additional properties, although we cannot assure you that we will be able to do so.
       The amount of distributions we pay to our stockholders is determined by the Board and is dependent on a number of factors, including funds available for payment of distributions, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain the Apartment REIT’s status as a REIT under the Internal Revenue Code.

USE OF PROCEEDS
       We will not receive any proceeds in from the issuance of the OP Units in connection with the proposed acquisitions.

SELECTED FINANCIAL DATA
       The following should be read in conjunction with the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and the Operating Partnership’s consolidated financial statements and the notes thereto included in this prospectus. The Operating Partnership’s historical results are not necessarily indicative of results for any future period.
       The following tables present summarized consolidated financial information, including balance sheet data, statement of operations data and statement of cash flows data in a format consistent with the Operating Partnership’s consolidated financial statements included in this prospectus.

	September 30,	December 31,				January 10, 2006
	2010	2009	2008	2007	2006	(Date of Inception)

Balance Sheet Data
Total assets	$371,559,000	$338,303,000	$344,685,000	$228,814,000	$67,214,000	$201,000
Mortgage loan payables, net	$244,251,000	$217,434,000	$217,713,000	$139,318,000	$19,218,000	$—
Unsecured note payables to affiliate	$7,750,000	$9,100,000	$9,100,000	$7,600,000	$10,000,000	$—
Total Capital	$108,951,000	$104,769,000	$106,705,000	$66,057,000	$14,248,000	$201,000

						Period from January
						10, 2006 (Date of
						Inception) through
	Nine Months Ended September 30,		Years Ended December 31,			December 31,
	2010	2009	2009	2008	2007	2006
Statement of Operations Data:
Total revenues	$29,070,000	$28,042,000	$37,465,000	$31,878,000	$12,705,000	$659,000
Loss from continuing operations	$(7,390,000)	$(4,629,000)	$(5,719,000)	$(12,827,000)	$(5,579,000)	$(523,000)
Net loss	$(7,390,000)	$(4,629,000)	$(5,719,000)	$(12,827,000)	$(5,579,000)	$(523,000)
Net loss per partnership unit — basic and diluted (1)	$(0.41)	$(0.29)	$(0.35)	$(1.04)	$(1.10)	$(1.99)

Statement of Cash Flows Data:
Cash flows provided by operating activities	$2,832,000	$4,653,000	$5,718,000	$1,567,000	$2,195,000	$301,000
Cash flows used in investing activities	$(39,377,000)	$(2,174,000)	$(1,824,000)	$(126,638,000)	$(126,965,000)	$(63,991,000)
Cash flows provided by financing activities	$36,984,000	$123,000	$337,000	$126,041,000	$125,010,000	$65,144,000

Other Data:
Distributions declared	$8,089,000	$7,481,000	$9,999,000	$8,633,000	$3,519,000	$145,000
Distributions declared per partnership unit	$0.45	$0.47	$0.62	$0.70	$0.68	$0.14
Funds from operations (2)	$1,977,000	$4,295,000	$6,135,000	$(1,107,000)	$(194,000)	$(234,000)
Net operating income (3)	$15,393,000	$14,305,000	$19,343,000	$15,832,000	$6,482,000	$393,000

(1)	Net loss per partnership unit is based upon the weighted average number of OP Units outstanding.

(2)	For additional information on FFO, see Management’s Discussion and Analysis of Financial Condition and Results of Operations — Funds from Operations, which includes a reconciliation of the Operating Partnership’s GAAP net loss to FFO for the nine months ended September 30, 2010 and 2009 and for the years ended December 31, 2009, 2008 and 2007.

(3)	For additional information on net operating income, see Management’s Discussion and Analysis of Financial Condition and Results of Operations — Net Operating Income, which includes a reconciliation of the Operating Partnership’s GAAP net loss to net operating income for the nine months ended September 30, 2010 and 2009 and for the years ended December 31, 2009, 2008 and 2007.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS
       The use of the words “we,” “us” or “our” in this section “Management’s Discussion and Analysis of Financial Condition and Results of Operations” refers to Grubb & Ellis Apartment REIT Holdings, LP and its subsidiaries, except where the context otherwise requires.
       The following discussion should be read in conjunction with the Operating Partnership’s consolidated financial statements and notes thereto, included in this prospectus.
Overview and Background
       Grubb & Ellis Apartment REIT Holdings, LP, a Virginia limited partnership, was formed on December 27, 2005. We were initially capitalized on January 10, 2006, and, therefore, we consider that our date of inception. We operate in an umbrella partnership real estate investment trust, or REIT, Grubb & Ellis Apartment REIT, Inc., or the Apartment REIT, owns its properties and conducts its operations through us. The Apartment REIT, a Maryland corporation, is our sole general partner and owns 99.99% of our OP Units as of September 30, 2010. Grubb & Ellis Apartment REIT Advisor, LLC, or our advisor, is our only limited partner, owns 0.01% of our partnership units as of September 30, 2010 and is our sole special limited partner. The number of partnership units held by the Apartment REIT at all times is equivalent to the number of outstanding shares of the Apartment REIT’s common stock.
       We seek to purchase and hold a diverse portfolio of quality apartment communities with stable cash flows and growth potential in select U.S. metropolitan areas. We may also acquire real estate-related investments. We focus primarily on investments that produce current income. Beginning the tax year ended December 31, 2006, the Apartment REIT has qualified and elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, for federal income tax purposes and the Apartment REIT intends to continue to be taxed as a REIT. We have qualified, and intend to continue to qualify, to be treated as a partnership and not an association or publicly traded partnership taxable as a corporation for federal income tax purposes.
       On July 19, 2006, the Apartment REIT commenced a best efforts initial public offering, or the initial offering, in which it offered 100,000,000 shares of its common stock for $10.00 per share and up to 5,000,000 shares of its common stock pursuant to the DRIP, for $9.50 per share, for a maximum offering of up to $1,047,500,000. The Apartment REIT terminated the initial offering on July 17, 2009. As of July 17, 2009, the Apartment REIT had received and accepted subscriptions in the initial offering for 15,738,457 shares of its common stock, or $157,218,000, excluding shares of its common stock issued pursuant to the DRIP and as a result we have issued 15,738,457 OP Units in connection with the initial offering.
       On July 20, 2009, the Apartment REIT commenced a best efforts follow-on public offering, or the follow-on offering, in which it is offering to the public up to 105,000,000 shares of its common stock. The follow-on offering includes up to 100,000,000 shares of its common stock for sale at $10.00 per share in the primary offering and up to 5,000,000 shares of its common stock for sale pursuant to the DRIP at $9.50 per share, for a maximum offering of up to $1,047,500,000. The Apartment REIT reserves the right to reallocate the shares of common stock it is offering between the primary offering and the DRIP. As of September 30, 2010, the Apartment REIT had received and accepted subscriptions in the follow-on offering for 2,642,006 shares of its common stock, or $26,390,000, excluding shares of its common stock issued pursuant to the DRIP and as a result we have issued 2,642,006 partnership units in connection with the follow-on offering.
       We are currently externally advised by our advisor, pursuant to an advisory agreement, as amended and restated, or the Advisory Agreement, between the Apartment REIT and our advisor. The Advisory Agreement expires on December 31, 2010. Our advisor supervises and manages our day-to-day operations and selects the real estate and real estate-related investments we acquire, subject to the oversight and approval of the Board. Our advisor also provides marketing, sales and client services on our behalf. Our advisor is affiliated with us in that the Apartment REIT and our advisor have common officers, some of whom also own an indirect equity interest in our advisor. Our advisor engages affiliated entities, including Grubb & Ellis Residential Management, Inc., or Residential Management, to provide various services to us, including property management services. Our advisor is managed by, and is a wholly owned subsidiary of, Grubb & Ellis Equity Advisors, LLC, or Grubb & Ellis Equity Advisors, which is a majority owned subsidiary of Grubb & Ellis, our sponsor.

       Our advisory agreement with our advisor will be terminated effective December 31, 2010, and we expect to have a new advisory agreement with a new advisor entity owned by American Realty Capital, LLC an unaffiliated entity, and ROC REIT Advisors, LLC which is controlled by member of our management team. See “Notice of Termination of Our Advisory Agreement, Dealer Management Agreement and Transfer Agent Services Agreement.”
       As of September 30, 2010, we owned nine properties in Texas consisting of 2,573 apartment units, two properties in Georgia consisting of 496 apartment units, two properties in Virginia consisting of 394 apartment units, one property in Tennessee consisting of 350 apartment units and one property in North Carolina consisting of 160 apartment units for an aggregate of 15 properties consisting of 3,973 apartment units, which had an aggregate purchase price of $377,787,000.
       On August 27, 2010, we entered into definitive agreements to acquire nine multifamily apartment properties, eight of which are held by Delaware statutory trusts for which an affiliate of MR Holdings, serves as trustee and to acquire substantially all of the assets and certain liabilities of Mission Residential Management, a property management business, for total consideration valued at approximately $182,357,000, based on purchase price. We are not affiliated with MR Holdings or Mission Residential Management.
       On September 30, 2010, we acquired the first of the nine multifamily apartment properties, the Mission Rock Ridge property located in Arlington, Texas. The remaining eight proposed property acquisitions from DSTs for which an affiliate of MR Holdings serves as trustees, are still subject to substantial closing conditions. There is no assurance that any of these conditions will be satisfied and we currently cannot predict if or when any of these additional proposed property acquisitions will close.
       On November 5, 2010, we, through MR Property Management, our taxable REIT subsidiary, completed the acquisition of substantially all of the assets and certain liabilities of Mission Residential Management, an affiliate of MR Holdings, including the in-place workforce of approximately 300 employees. In connection with the closing, we assumed property management agreements, or entered into sub-management agreements pending receipt of lender consents, with respect to 41 multifamily apartment properties containing approximately 12,000 units, including the Mission Rock Ridge property that we acquired on September 30, 2010 and the DST properties we have contracted to acquire from DSTs for which an affiliate of MR Holdings serves as trustee. We paid total consideration of $5,500,000 of cash plus the assumption of certain liabilities and other payments totaling approximately $1,500,000, subject to certain post-closing pro rations and adjustments. In connection with the acquisition, we paid an acquisition fee of $110,000, or 2.0% of the purchase price, to our advisor and its affiliate. At the closing of the transaction, we entered into various ancillary agreements, including:
•	an asset management agreement pursuant to which we assumed the asset management and investor relations responsibilities for all of the aforementioned properties; and

•	a termination fee agreement pursuant to which the lessees of the managed properties under the master lease structures and certain other affiliates of Mission Residential Management agreed to pay us termination fees if any of the property management agreements we assumed or sub-management agreements we entered into is terminated by the lessee of the property under its master lease structure other than for cause, is not extended by the lessee or is terminated by the manager without good reason. The termination fee provisions will survive for five years after the closing. The termination fee will not be payable if a property management agreement is terminated as a result of our acquisition of the managed property. The obligations of the lessees of the properties to pay these termination fees are guaranteed by MR Holdings and by Mission Residential Holdings, LLC.
Business Strategy
       We believe the following will be key factors for our success in meeting our objectives.
    Following Demographic Trends and Population Shifts to Find Attractive Tenants in Quality Apartment Community Markets
       According to the U.S. Census Bureau, nearly 90.0% of the estimated total U.S. population growth between 2000 and 2030 will occur in the South and West. We will emphasize property acquisitions in regions of the U.S. that seem likely to benefit from the ongoing population shift and/or are poised for strong economic growth. We further believe that these markets will likely attract quality tenants who have good income and strong credit profile and choose to rent an apartment rather than buy a home because of their life circumstances. For example, they may be baby-

boomers or retirees who desire freedom from home maintenance costs and property taxes. They may also be individuals in transition who need housing while awaiting selection or construction of a home. We believe that attracting and retaining quality tenants strongly correlates with the likelihood of providing stable cash flows to our investors as well as increasing the value of our properties.
       The current market environment has made it more difficult to qualify for a home loan, and the down payment required to purchase a new home may be substantially greater than it has in the past, potentially making home ownership more expensive. We believe that as the pool of potential renters increases, the demand for apartments is also likely to increase. With this increased demand, we believe that it may be possible to raise rents and decrease rental concessions in the future at apartment communities we may acquire.
    Leveraging the Experience of Our Management
       We believe that a critical success factor in property acquisition lies in having a general partner with a management team that possesses the flexibility to move quickly when an opportunity presents itself to buy or sell a property. The officers of our general partner possess considerable experience in the apartment housing sector, which we believe will help enable us to identify appropriate opportunities to buy and sell properties to meet our objectives and goals.
       Each of the Apartment REIT’s key executives has considerable experience building successful real estate companies. As an example, Mr. Olander has been responsible for the acquisition and financing of approximately 40,000 apartment units, has been an executive in the real estate industry for almost 30 years and previously served as President and Chief Financial Officer and a member of the board of directors of Cornerstone Realty Income Trust, Inc., or Cornerstone, a publicly traded apartment REIT. Likewise, Messrs. Remppies and Carneal are the former Chief Investment Officer and Chief Operating Officer, respectively, of Cornerstone, where they oversaw the growth of that company.
Critical Accounting Policies
       We believe that our critical accounting policies are those that require significant judgments and estimates such as those related to revenue recognition, allowance for uncollectible accounts, capitalization of expenditures, depreciation of assets, impairment of real estate, properties held for sale, purchase price allocation and qualification as a REIT. These estimates are made and evaluated on an on-going basis using information that is currently available as well as various other assumptions believed to be reasonable under the circumstances.
    Use of Estimates
       The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, or GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. These estimates are made and evaluated on an on-going basis using information that is currently available as well as various other assumptions believed to be reasonable under the circumstances. Actual results could differ from those estimates, perhaps in material adverse ways, and those estimates could be different under different assumptions or conditions.
    Revenue Recognition, Tenant Receivables and Allowance for Uncollectible Accounts
       We recognize revenue in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 605, Revenue Recognition, or ASC Topic 605. ASC Topic 605 requires that all four of the following basic criteria be met before revenue is realized or realizable and earned: (1) there is persuasive evidence that an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the seller’s price to the buyer is fixed and determinable; and (4) collectability is reasonably assured.
       We lease multi-family residential apartments under operating leases and substantially all of our apartment leases are for a term of one year or less. Rental income and other property revenues are recorded when due from tenants and are recognized monthly as they are earned pursuant to the terms of the underlying leases. Other property revenues consist primarily of utility rebillings and administrative, application and other fees charged to tenants, including amounts recorded in connection with early lease terminations. Early lease termination amounts are recognized when received and realized. Expense reimbursements are recognized and presented in accordance with ASC Subtopic 605-45, Revenue Recognition – Principal Agent Considerations, or ASC Subtopic 605-45. ASC Subtopic 605-45 requires that these reimbursements be recorded on a gross basis, as we are generally the primary obligor with respect to purchasing goods and services from third-party suppliers, have discretion in selecting the supplier and have credit risk.
       Receivables are carried net of an allowance for uncollectible receivables. An allowance is maintained for estimated losses resulting from the inability of certain tenants to meet their contractual obligations under their lease agreements. Such allowance is charged to bad debt expense which is included in general and administrative in our accompanying consolidated statements of operations. We determine the adequacy of this allowance by continually evaluating individual tenants’ receivables considering the tenant’s financial condition and security deposits and current economic conditions.
    Capitalization of Expenditures and Depreciation of Assets
       The cost of operating properties includes the cost of land and completed buildings and related improvements. Expenditures that increase the service life of properties are capitalized and the cost of maintenance and repairs is charged to expense as incurred. The cost of building and improvements is depreciated on a straight-line basis over the estimated useful lives of the buildings and improvements, ranging primarily from 10 to 40 years. Land improvements are depreciated over the estimated useful lives ranging primarily from five to 15 years. Furniture, fixtures and equipment is depreciated over the estimated useful lives ranging primarily from five to 15 years. When depreciable property is retired, replaced or disposed of, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.
    Impairment
       We carry our properties at the lower of historical cost less accumulated depreciation or fair value less costs to sell. We assess the impairment of a real estate asset when events or changes in circumstances indicate its carrying amount may not be recoverable. Indicators we consider important and that we believe could trigger an impairment review include, among others, the following:
•	significant negative industry or economic trends;

•	a significant underperformance relative to historical or projected future operating results; and

•	a significant change in the extent or manner in which the asset is used or a significant physical change in the asset.
       In the event that the carrying amount of a property exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the property, we would recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the property. The estimation of expected future net cash flows in determining fair value will be inherently uncertain and will rely on subjective assumptions dependent upon current and future market conditions and events that affect the ultimate value of the property. It will require us to make assumptions related to discount rates, future rental rates, allowance for uncollectible accounts, operating expenditures, property taxes, capital improvements, occupancy levels and the estimated proceeds generated from the future sale of the property.
    Properties Held for Sale
       We account for our properties held for sale in accordance with ASC Topic 360, Property, Plant and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and requires that, in a period in which a component of an entity either has been disposed of or is classified as held for sale, the income statements for current and prior periods shall report the results of operations of the component as discontinued operations.
       In accordance with ASC Topic 360, at such time as a property is held for sale, such property is carried at the lower of: (1) its carrying amount or (2) fair value less costs to sell. In addition, a property being held for sale ceases to be depreciated. We classify operating properties as property held for sale in the period in which all of the following criteria are met:
•	management, having the authority to approve the action, commits to a plan to sell the asset;

•	the asset is available for immediate sale in its present condition subject only to terms that are usual and customary for sales of such assets;

•	an active program to locate a buyer and other actions required to complete the plan to sell the asset has been initiated;

•	the sale of the asset is probable and the transfer of the asset is expected to qualify for recognition as a completed sale within one year;

•	the asset is being actively marketed for sale at a price that is reasonable in relation to its current fair value; and

•	given the actions required to complete the plan to sell the asset, it is unlikely that significant changes to the plan would be made or that the plan would be withdrawn.
    Purchase Price Allocation
       In accordance with ASC Topic 805, Business Combinations, we, with assistance from independent valuation specialists, allocate the purchase price of acquired properties to tangible and identified intangible assets and liabilities based on their respective fair values. The allocation to tangible assets (building and land) is based upon our determination of the value of the property as if it were to be replaced and vacant using comparable sales, cost data and discounted cash flow models similar to those used by independent appraisers. Allocations are made at the fair market value for furniture, fixtures and equipment on the premises. Additionally, the purchase price of the applicable property is allocated to the above or below market value of in place leases, the value of in place leases, tenant relationships and above or below market debt assumed. Factors considered by us include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases.
       The value allocable to the above or below market component of the acquired in place leases is determined based upon the present value (using a discount rate which reflects the risks associated with the acquired leases) of the difference between: (1) the contractual amounts to be paid pursuant to the lease over its remaining term and (2) management’s estimate of the amounts that would be paid using fair market rates over the remaining term of the lease. The amounts allocated to above market leases, if any, would be included in identified intangible assets, net in our accompanying consolidated balance sheets and will be amortized to rental income over the remaining non-cancelable lease term of the acquired leases with each property. The amounts allocated to below market lease values, if any, would be included in identified intangible liabilities, net in our accompanying consolidated balance sheets and would be amortized to rental income over the remaining non-cancelable lease term plus below market renewal options, if any, of the acquired leases with each property. As of September 30, 2010, we did not have any amounts allocated to above or below market leases.
       The total amount of other intangible assets acquired is further allocated to in place lease costs and the value of tenant relationships based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. Characteristics considered by us in allocating these values include the nature and extent of the credit quality and expectations of lease renewals, among other factors. The amounts allocated to in place lease costs are included in identified intangible assets, net in our accompanying consolidated balance sheets and are amortized to depreciation and amortization expense over the average remaining non-cancelable lease term of the acquired leases with each property. The amounts allocated to the value of tenant relationships are included in identified intangible assets, net in our accompanying consolidated balance sheets and are amortized to depreciation and amortization expense over the average remaining non-cancelable lease term of the acquired leases plus a market renewal lease term.
       The value allocable to above or below market debt is determined based upon the present value of the difference between the cash flow stream of the assumed mortgage and the cash flow stream of a market rate mortgage at the time of assumption. The amounts allocated to above or below market debt are included in mortgage loan payables, net in our accompanying consolidated balance sheets and are amortized to interest expense over the remaining term of the assumed mortgage.
       These allocations are subject to change based on information received within one year of the purchase related to one or more events identified at the time of purchase which confirm the value of an asset or liability received in an acquisition of property.

    Qualification as a REIT
       The Apartment REIT has qualified and elected to be taxed as a REIT under Sections 856 through 860 of the Code for federal income tax purposes beginning with its tax year ended December 31, 2006, and it intends to continue to be taxed as a REIT. To qualify as a REIT for federal income tax purposes, the Apartment REIT must meet certain organizational and operational requirements, including a requirement to pay distributions to its stockholders of at least 90.0% of its annual taxable income, excluding net capital gains. As a REIT, the Apartment REIT generally will not be subject to federal income tax on net income that it distributes to its stockholders.
       If our general partner fails to qualify as a REIT in any taxable year, the Apartment REIT will then be subject to federal income taxes on its taxable income and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could have a material adverse effect on our results of operations and net cash available for distribution to our partners.
Recently Issued Accounting Pronouncements
       In June 2009, the FASB issued Statement of Financial Accounting Standards, or SFAS, No. 166, Accounting for Transfers of Financial Assets — an amendment of FASB Statement No. 140, or SFAS No. 166 (now contained in ASC Topic 860, Transfer and Servicing). SFAS No. 166 removes the concept of a qualifying special-purpose entity from SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities (now contained in ASC Topic 860), and removes the exception from applying Financial Accounting Standards Board Interpretation, or FIN, No. 46(R), Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51, as revised, or FIN No. 46(R) (now contained in ASC Topic 810). SFAS No. 166 also clarifies the requirements for isolation and limitations on portions of financial assets that are eligible for sale accounting. SFAS No. 166 is effective for financial asset transfers occurring after the beginning of an entity’s first fiscal year that begins after November 15, 2009. Early adoption was prohibited. We adopted SFAS No. 166 on January 1, 2010. The adoption of SFAS No. 166 did not have a material impact on our consolidated financial statements.
       In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R), or SFAS No. 167 (now contained in ASC Topic 810), which amends the consolidation guidance applicable to Variable Interest Entities, or VIEs. The amendments to the overall consolidation guidance affect all entities currently within the scope of FIN No. 46(R), as well as qualifying special-purpose entities that are currently excluded from the scope of FIN No. 46(R). Specifically, an enterprise will need to reconsider its conclusion regarding whether an entity is a VIE, whether the enterprise is the VIE’s primary beneficiary and what type of financial statement disclosures are required. SFAS No. 167 is effective as of the beginning of the first fiscal year that begins after November 15, 2009. Early adoption was prohibited. We adopted SFAS No. 167 on January 1, 2010. The adoption of SFAS No. 167 did not have a material impact on our consolidated financial statements.
       In January 2010, the FASB issued Accounting Standards Update, or ASU, 2010-06, Improving Disclosures about Fair Value Measurements, or ASU 2010-06. ASU 2010-06 amends ASC Topic 820, Fair Value Measurements and Disclosures, to require additional disclosure and clarify existing disclosure requirements about fair value measurements. ASU 2010-06 requires entities to provide fair value disclosures by each class of assets and liabilities, which may be a subset of assets and liabilities within a line item in the statement of financial position. The additional requirements also include disclosure regarding the amounts and reasons for significant transfers in and out of Level 1 and 2 of the fair value hierarchy and separate presentation of purchases, sales, issuances and settlements of items within Level 3 of the fair value hierarchy. The guidance clarifies existing disclosure requirements regarding the inputs and valuation techniques used to measure fair value for measurements that fall in either Level 2 or Level 3 of the hierarchy. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009 except for the disclosures about purchases, sales, issuances and settlements, which disclosure requirements are effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. We adopted ASU 2010-06 on January 1, 2010, which only applies to our disclosures on fair value of financial instruments. The adoption of ASU 2010-06 did not have a material impact on our footnote disclosures.
       In August 2010, the FASB issued ASU 2010-21, Accounting for Technical Amendments to Various SEC Rules and Schedules, or ASU 2010-21. ASU 2010-21 updates various SEC paragraphs pursuant to the issuance of Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies.

The changes affect provisions relating to consolidation and reporting requirements under conditions of majority and minority ownership positions and ownership by both controlling and noncontrolling entities. The amendments also deal with redeemable and non-redeemable preferred stocks and convertible preferred stocks. We adopted ASU 2010-21 upon issuance in August 2010. The adoption of ASU 2010-21 did not have a material impact on our consolidated financial statements.
       In August 2010, the FASB issued ASU 2010-22, Accounting for Various Topics — Technical Corrections to SEC Paragraphs, or ASU 2010-22. ASU 2010-22 amends various SEC paragraphs based on external comments received and the issuance of Staff Accounting Bulletin, or SAB, 112, which amends or rescinds portions of certain SAB topics. The topics affected include reporting of inventories in condensed financial statements for Form 10-Q, debt issue costs in conjunction with a business combination, business combinations prior to an initial public offering, accounting for divestitures, and accounting for oil and gas exchange offers. We adopted ASU 2010-22 upon issuance in August 2010. The adoption of ASU 2010-22 did not have a material impact on our consolidated financial statements.
Acquisitions
       For information regarding our property acquisitions, see the “Description of Existing Properties” section of this prospectus.
Factors Which May Influence Results of Operations
       We are not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally and those risks listed in the “Risk Factors” section of this prospectus, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition, management and operation of properties.
    Rental Income
       The amount of rental income generated by our properties depends principally on our ability to maintain the occupancy rates of currently leased space and to lease currently available space and space available from unscheduled lease terminations at the then existing rental rates. Negative trends in one or more of these factors could adversely affect our rental income in future periods.
    Offering Proceeds
       If the Apartment REIT fails to raise significant proceeds from the sale of shares of its common stock in the follow-on offering, we will not have enough proceeds to continue to expand or further geographically diversify our real estate portfolio, which could result in increased exposure to local and regional economic downturns and the poor performance of one or more of our properties, and, therefore, our partners would be exposed to increased risk. In addition, some of our general and administrative expenses are fixed regardless of the size of our real estate portfolio. Therefore, depending on the amount of gross offering proceeds our general partner raises, we would expend a larger portion of our income on operating expenses. This would reduce our profitability and, in turn, the amount of net income available for distribution to our partners.
    Sarbanes-Oxley Act
       The Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, and related laws, regulations and standards relating to corporate governance and disclosure requirements applicable to public companies, have increased the costs of compliance with corporate governance, reporting and disclosure practices, which are now required of our general partner. These costs may have a material adverse effect on our results of operations and could impact our ability to continue to pay distributions at current rates to our partners. Furthermore, we expect that these costs will increase in the future due to our continuing implementation of compliance programs mandated by these requirements. Any increased costs may affect our ability to distribute funds to our partners. As part of our general partner’s compliance with the Sarbanes-Oxley Act, our general partner has provided management’s assessment of internal control over financial reporting as of December 31, 2009 and continues to comply with such regulations.
       In addition, these laws, rules and regulations create new legal bases for potential administrative enforcement, civil and criminal proceedings against us in the event of non-compliance, thereby increasing the risks of liability and potential sanctions against our general partner. We expect that the Apartment REIT’s efforts to comply with these laws and regulations will continue to involve significant and potentially increasing costs, and that our general partner’s failure to comply with these laws could result in fees, fines, penalties or administrative remedies against our general partner.
    Strategic Plan
       Our long-term strategic plan is to work towards becoming a fully self-managed entity. As the first step in this transition, we intend to internalize our property management function. We believe that this will reduce the costs of managing our properties when compared to the fees currently being paid to third party vendors; however, we cannot make any assurances that such costs will be reduced. In addition, the Apartment REIT’s officers and directors may face increasing demands related to their time and resources as a result of our strategic plan to transition to becoming a fully self-managed entity. If the Apartment REIT’s officers and directors are unable to devote their full time and resources to our business, this could adversely affect our results of operations. Furthermore, we cannot make any assurances that we will be able to successfully become a fully self-managed entity. We could have difficulty integrating the functions currently performed by third party vendors and we may fail to properly identify the appropriate mix of personnel and capital needs to operate as a self-managed entity. An inability to manage this transition effectively could thus result in our incurring excess costs and/or suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs and our management’s attention could be diverted from most effectively managing our properties.
       On November 9, 2010, seven of the 277 investors who hold interests in the eight DSTs that hold the remaining eight DST properties that we have contracted to acquire from such trusts filed a complaint in the United States District Court for the Eastern District of Virginia (Civil Action No. 3:10CV824(HEH)) against the trustee of each of these trusts and certain of the trustee’s affiliates, as well as against the Operating Partnership, seeking, among other things, to enjoin the closing of our proposed acquisition of the remaining eight DST properties that we have contracted to acquire. The complaint alleges, among other things, that the trustee has breached its fiduciary duties to the beneficial owners of the trusts by entering into the eight purchase and sale agreements with the Operating Partnership. The complaint further alleges that the Operating Partnership aided and abetted the trustees’ alleged breaches of fiduciary duty and tortiously interfered with the contractual relations between the trusts and the trust beneficiaries. We believe the allegations contained in the complaint are without merit and we intend to defend the claims vigorously. However, there is no assurance that we will be successful in our defense. If the plaintiffs are able to obtain the injunctive relief they seek, we may be prevented from closing the acquisitions of the remaining eight DST properties that we have contracted to acquire. A hearing regarding the request for injunctive relief is expected to occur within the next 90 days. In a Consent Order dated November 10, 2010, the parties agreed that none of the eight transactions will be closed during the 90-day period following the date of such Consent Order.
Results of Operations
    Comparison of the Nine Months Ended September 30, 2010 and 2009
       Our operating results are primarily comprised of income derived from our portfolio of apartment communities.
    Revenues
       For the nine months ended September 30, 2010 and 2009, revenues were $29,070,000 and $28,042,000, respectively. For the nine months ended September 30, 2010, revenues were comprised of rental income of $26,130,000 and other property revenues of $2,940,000. For the nine months ended September 30, 2009, revenues were comprised of rental income of $25,169,000 and other property revenues of $2,873,000.
       Other property revenues consist primarily of utility rebillings and administrative, application and other fees charged to tenants, including amounts recorded in connection with early lease terminations. The increase in revenues for the nine months ended September 30, 2010 of $1,028,000 as compared to the nine months ended September 30, 2009, was primarily due to higher occupancy rates and additional revenue during the nine months ended September 30, 2010 of $1,255,000, earned by Bella Ruscello Luxury Apartment Homes, or the Bella Ruscello property, that was acquired in the first quarter of 2010. The additional revenue was partially offset by lower lease rental rates as a result of the downturn in the current economic environment.
       The aggregate occupancy for our properties was 95.2% as of September 30, 2010, as compared to 94.0% as of September 30, 2009.

    Rental Expenses
       For the nine months ended September 30, 2010 and 2009, rental expenses were $13,677,000 and $13,737,000, respectively. Rental expenses consisted of the following for the periods then ended:

	Nine Months Ended September 30,
	2010	2009

Administration	$4,599,000	$4,363,000
Real estate taxes	3,851,000	4,423,000
Utilities	2,089,000	2,078,000
Repairs and maintenance	1,840,000	1,630,000
Property management fees	852,000	813,000
Insurance	446,000	430,000

Total rental expenses	$13,677,000	$13,737,000

       The decrease in rental expenses of $60,000 for the nine months ended September 30, 2010, as compared to the nine months ended September 30, 2009, was primarily due to a $764,000 decrease in real estate taxes on the first 13 properties in our portfolio mainly as a result of successful property tax appeals, partially offset by an additional $593,000 in rental expenses incurred during the first nine months of 2010 by the Bella Ruscello property that was acquired in the first quarter of 2010.
       As a percentage of revenue, operating expenses remained materially consistent. For the nine months ended September 30, 2010 and 2009, rental expenses as a percentage of revenue were 47.0% and 49.0%, respectively.
    General and Administrative
       For the nine months ended September 30, 2010 and 2009, general and administrative was $1,082,000 and $1,311,000, respectively. General and administrative consisted of the following for the periods then ended:

	Nine Months Ended September 30,
	2010	2009

Professional and legal fees	$345,000	$338,000
Directors’ and officers’ insurance premiums	170,000	173,000
Bad debt expense	160,000	388,000
Postage and delivery	80,000	67,000
Directors’ fees	81,000	80,000
Franchise taxes	72,000	78,000
Bank charges	72,000	87,000
Investor-related services	57,000	55,000
Stock compensation expense	20,000	19,000
Other	25,000	26,000

Total general and administrative	$1,082,000	$1,311,000

       The decrease in general and administrative of $229,000 for the nine months ended September 30, 2010, as compared to the nine months ended September 30, 2009, was primarily due to a $228,000 decrease in bad debt expense.
    Acquisition Related Expenses
       For the nine months ended September 30, 2010 and 2009, we incurred acquisition related expenses of $3,606,000 and $12,000, respectively. For the nine months ended September 30, 2010, acquisition related expenses related to expenses associated with the purchase of the Bella Ruscello property, the Mission Rock Ridge property and the proposed acquisition of substantially all of the assets and certain liabilities of Mission Residential

Management and the DST properties from Delaware statutory trusts for which MR Holdings serves as trustee, including acquisition fees of $1,118,000 paid to our advisor and its affiliate.
    Depreciation and Amortization
       For the nine months ended September 30, 2010 and 2009, depreciation and amortization was $9,367,000 and $8,924,000, respectively. For the nine months ended September 30, 2010, depreciation and amortization was comprised of depreciation on our properties of $9,147,000 and amortization of identified intangible assets of $220,000. For the nine months ended September 30, 2009, depreciation and amortization was comprised of depreciation on our properties of $8,675,000 and amortization of identified intangible assets of $249,000. The increase in depreciation and amortization of $443,000 for the nine months ended September 30, 2010, as compared to the nine months ended September 30, 2009, was primarily due to additional depreciation on capital expenditures as well as an additional $522,000 in depreciation and amortization incurred by the Bella Ruscello property that was acquired during the first quarter of 2010, partially offset by assets becoming fully depreciated or amortized in 2009.
    Interest Expense
       For the nine months ended September 30, 2010 and 2009, interest expense was $8,740,000 and $8,688,000, respectively. Interest expense consisted of the following for the periods then ended:

	Nine Months Ended September 30,
	2010	2009

Interest expense on mortgage loan payables (a)	$8,172,000	$7,811,000
Amortization of deferred financing fees - mortgage loan payables (a)	181,000	173,000
Amortization of debt discount	101,000	102,000
Interest expense on line of credit from our general partner (b)	—	123,000
Amortization of deferred financing fees - line of credit from our general partner (b)	—	78,000
Interest expense on unsecured note payables (c) to affiliate	286,000	401,000

Total interest expense	$8,740,000	$8,688,000

       The increase of $52,000 for the nine months ended September 30, 2010, as compared to the nine months ended September 30, 2009, was due to the following:
(a)	The increase in interest expense on mortgage loan payables and the associated amortization of deferred financing fees of $369,000 for the nine months ended September 30, 2010, as compared to the nine months ended September 30, 2009, was primarily due to an additional $396,000 in interest expense and amortization of deferred financing costs incurred on the mortgage loan payable for the Bella Ruscello property, partially offset by lower interest expense on the mortgage loan payables with amortizing principal balances.

(b)	For the nine months ended September 30, 2009, we recorded $123,000 in interest expense and $78,000 in amortization of deferred financing costs on the line of credit from our general partner. In October 2009, we repaid the remaining outstanding principal balance on the line of credit from our general partner, which had a maturity date of November 1, 2009. As such, we did not incur such interest expense and amortization of deferred financing costs on the line of credit from our general partner for the nine months ended September 30, 2010.

(c)	The decrease in interest expense on unsecured note payables to affiliate of $115,000 for the nine months ended September 30, 2010, as compared to the nine months ended September 30, 2009, was a result of the decrease in the outstanding principal amount as of the periods then ended and the decrease in interest rates on the unsecured note payables during the periods then ended. As of September 30, 2010 and 2009, the outstanding principal amount under the unsecured note payables to affiliate was $7,750,000 and $9,100,000, respectively. The interest rate on the unsecured note was 4.50% per annum during the nine months ended September 30, 2010, and the interest rates on the unsecured notes ranged from 4.99% to 8.43% per annum during the nine months ended September 30, 2009.
    Interest and Dividend Income
       For the nine months ended September 30, 2010 and 2009, interest and dividend income was $12,000 and $1,000, respectively. For such periods, interest and dividend income was primarily related to interest earned on our money market accounts. The change in interest and dividend income was due to higher cash balances and higher interest rates during 2010, as compared to 2009.
    Comparison of the Years Ended December 31, 2009, 2008 and 2007
       Our operating results are primarily comprised of income derived from our portfolio of apartment communities.
       Except where otherwise noted, the change in our results of operations is primarily due to a full period of operations of the 2008 property acquisitions during 2009, as compared to partial operations of the 2008 property acquisitions during 2008, as well as owning only nine of our 13 properties as of December 31, 2007.
    Revenues
       For the years ended December 31, 2009, 2008 and 2007 revenues were $37,465,000, $31,878,000 and $12,705,000, respectively. For the year ended December 31, 2009, revenues were comprised of rental income of $33,674,000 and other property revenues of $3,791,000. For the year ended December 31, 2008, revenues were comprised of rental income of $28,692,000 and other property revenues of $3,186,000. For the year ended December 31, 2007, revenues were comprised of rental income of $11,610,000 and other property revenues of $1,095,000. Other property revenues consist primarily of utility rebillings and administrative, application and other fees charged to tenants, including amounts recorded in connection with early lease terminations. The increase in revenues is due to the increase in the number of properties as discussed above.
       The aggregate occupancy for our properties was 93.9%, 90.3% and 91.5% as of December 31, 2009, 2008 and 2007, respectively.
    Rental Expenses
       For the years ended December 31, 2009, 2008 and 2007, rental expenses were $18,122,000, $16,046,000 and $6,223,000, respectively. Rental expenses consisted of the following for the periods then ended:

	Years Ended December 31,
	2009	2008	2007

Administration	$6,101,000	$4,665,000	$1,606,000
Real estate taxes	5,679,000	5,368,000	2,488,000
Utilities	2,505,000	2,399,000	599,000
Repairs and maintenance	2,175,000	2,024,000	852,000
Property management fees	1,087,000	1,129,000	489,000
Insurance	575,000	461,000	189,000

Total rental expenses	$18,122,000	$16,046,000	$6,223,000

       The increase in rental expenses was primarily due to the increase in the number of properties as discussed above. The decrease in property management fees of $42,000 for the year ended December 31, 2009, as compared to the year ended December 31, 2008, was primarily due to amending our property management agreements during 2008 on our nine properties acquired through 2007 to decrease the fees from 4.0% of the monthly gross cash receipts to 3.0% or lower. As a percentage of revenue, operating expenses remained materially consistent. Rental expenses as a percentage of revenue were 48.4%, 50.3% and 49.0%, respectively, for the years ended December 31, 2009, 2008 and 2007.

    General and Administrative
       For the years ended December 31, 2009, 2008 and 2007, general and administrative was $1,647,000, $4,445,000 and $2,196,000, respectively. General and administrative consisted of the following for the periods then ended:

	Years Ended December 31,
	2009	2008	2007

Professional and legal fees (a)	$456,000	$672,000	$601,000
Bad debt expense	446,000	544,000	264,000
Directors’ and officers’ insurance premiums	230,000	220,000	202,000
Bank charges	113,000	61,000	6,000
Franchise taxes	103,000	57,000	2,000
Directors’ fees	98,000	101,000	100,000
Postage and delivery	72,000	60,000	20,000
Investor-related services	67,000	68,000	11,000
Asset management fee(b)	—	2,563,000	950,000
Other	62,000	99,000	40,000

Total general and administrative	$1,647,000	$4,445,000	$2,196,000

       The decrease in general and administrative of $2,798,000 for the year ended December 31, 2009, as compared to the year ended December 31, 2008, and the increase in general and administrative of $2,249,000 for the year ended December 31, 2008, as compared to December 31, 2007, was due to the following:
       (a)   Professional and legal fees
       The decrease in professional and legal fees of $216,000 for the year ended December 31, 2009, as compared to the year ended December 31, 2008, was primarily due to a $199,000 reduction of negotiated external auditor’s fees in connection with the audit of our general partner’s Annual Report on Form 10-K and the review of its quarterly reports on Form 10-Q. The increase in professional and legal fees of $71,000 for the year ended December 31, 2008, as compared to the year ended December 31, 2007, was primarily due to a $94,000 increase in external auditor’s fees and a $16,000 increase in tax preparation fees as a result of the increase in the size of our portfolio of apartment communities as discussed above.
       (b)   Asset management fees
       The decrease in asset management fees for the year ended December 31, 2009, as compared to the year ended December 31, 2008, was due to zero asset management fees incurred in 2009. The Advisory Agreement with our advisor provides that, effective January 1, 2009, no asset management fee is due or payable to our advisor until the quarter following the quarter in which our general partner generates funds from operations, or FFO, excluding non-recurring charges, sufficient to cover 100% of the distributions declared to our general partner’s stockholders for such quarter, at which time, the management fees will accrue prospectively. The increase in asset management fees of $1,613,000 for the year ended December 31, 2008, as compared to the year ended December 31, 2007, was due to the increase in the number of properties managed during the periods then ended as discussed above.
    Acquisition Related Expenses
       The increase in acquisition related expenses of $722,000 for the year ended December 31, 2008, as compared to the year ended December 31, 2007, and the decrease in acquisition related expenses of $897,000 for the year ended December 31, 2009, as compared to the year ended December 31, 2008, is primarily the result of recording $825,000 in acquisition-related costs associated with the termination of a proposed acquisition in 2008. Such amount included expenses associated with the acquisition and financing expenses of the property, for which we reimbursed our advisor and its affiliates pursuant to the Advisory Agreement.
    Depreciation and Amortization
       For the years ended December 31, 2009, 2008 and 2007, depreciation and amortization was $11,854,000, $11,720,000 and $5,385,000, respectively. For the year ended December 31, 2009, depreciation and amortization was comprised of depreciation on our properties of $11,605,000 and amortization of identified intangible assets of $249,000. Identified intangible assets were fully amortized by April 2009. For the year ended December 31, 2008, depreciation and amortization was comprised of depreciation on our properties of $9,260,000 and amortization of identified intangible assets of $2,460,000. For the year ended December 31, 2007, depreciation and amortization was comprised of depreciation on the properties of $3,434,000 and amortization of identified intangible assets of $1,951,000. The increase in depreciation and amortization is due to the increase in the number of properties as discussed above, partially offset by assets becoming fully depreciated or amortized.
    Interest Expense
       For the years ended December 31, 2009, 2008 and 2007, interest expense was $11,552,000, $11,607,000 and $4,386,000, respectively. Interest expense consisted of the following for the periods then ended:

	Years Ended December 31,
	2009	2008	2007

Interest expense on mortgage loan payables (a)	$10,429,000	$9,783,000	$3,358,000
Amortization of deferred financing fees - mortgage loan payables (a)	231,000	173,000	36,000
Amortization of debt discount	136,000	136,000	47,000
Interest expense on the line of credit (b)	—	—	377,000
Amortization of deferred financing fees - line of credit (c)	—	82,000	178,000
Write-off of deferred financing fees - line of credit (c)	—	243,000	—
Unused and annual fees on line of credit	—	—	128,000
Interest expense on the line of credit from our general partner (b)	124,000	714,000	39,000
Amortization of deferred financing fees - line of credit from our general partner (c)	88,000	256,000	19,000
Interest expense on unsecured note payables to affiliate (d)	544,000	220,000	204,000

Total interest expense	$11,552,000	$11,607,000	$4,386,000

       The decrease in interest expense of $55,000 for the year ended December 31, 2009, as compared to the year ended December 31, 2008, and the increase in interest expense of $7,221,000 for the year ended December 31, 2008, as compared to December 31, 2007, was due to the following:
       (a)   Mortgage loan payables
       Interest expense and amortization of deferred financing fees on mortgage loan payables increased by $704,000 for the year ended December 31, 2009, as compared to the year ended December 31, 2008. Interest expense and amortization of deferred financing fees on mortgage loan payables increased by $6,562,000 for the year ended December 31, 2008, as compared to the year ended December 31, 2007. The increases in interest expense were due to the increases in mortgage loan payables balances outstanding as a result of the increase in the number of properties owned year over year.
       (b)   Interest expense on the lines of credit
       The $590,000 decrease in interest expense on the line of credit from the Apartment REIT of up to $10,000,000 for the year ended December 31, 2009, as compared to the year ended December 31, 2008, was the result of lower interest rates and a lower outstanding balance on the line of credit from the Apartment REIT during 2009, as compared to 2008. The increase in interest expense on the line of credit from our general partner of $675,000 for the year ended December 31, 2008, as compared to the year ended December 31, 2007, was due to a principal balance outstanding on the line of credit from our general partner for 12 months during 2008, as compared to a principal balance outstanding on the line of credit from the Apartment REIT for only one month during 2007.
       For the year ended December 31, 2007, we recorded $377,000 in interest expense on a $75,000,000 secured revolving line of credit, or the line of credit, we had with Wachovia Bank, National Association, or Wachovia, or the Wachovia Loan, and LaSalle Bank National Association. In April 2007, we repaid the remaining outstanding principal balance on the line of credit. There was no outstanding principal balance during 2008, and in June 2008 we terminated the line of credit. As such, we did not incur such interest expense on the line of credit for the years ended December 31, 2009 and 2008.
       (c)   Deferred financing fees on the lines of credit
       The decrease in amortization of deferred financing fees — line of credit from the Apartment REIT of $168,000 for the year ended December 31, 2009, as compared to the year ended December 31, 2008, was a result of the initial deferred financing fees in connection with the line of credit from the Apartment REIT incurred in November 2007, and the additional deferred financing fees incurred in connection with each acquisition-related draw from November 2007 through September 2008 being fully amortized by November 2008. In November 2008, we incurred $100,000 in connection with the renewal of the line of credit from the Apartment REIT that was amortized through November 2009, and we did not have any acquisition-related draws on the line of credit from the Apartment REIT during 2009. The decrease in amortization of deferred financing fees — line of credit of $82,000 for the year ended December 31, 2009, as compared to the year ended December 31, 2008, was a result of amortization of deferred financing fees through June 2008. The line of credit was terminated in June 2008, and as a result we did not have any amortization of deferred financing fees in 2009. The $237,000 increase in amortization of deferred financing fees — line of credit from the Apartment REIT for the year ended December 31, 2008, as compared to the year ended December 31, 2007, was due to amortization of the deferred financing fees associated with the line of credit from the Apartment REIT for 12 months during 2008 as opposed to two months of amortization of deferred financing fees on the line of credit from the Apartment REIT during 2007. The $96,000 decrease in amortization of deferred financing fees — line of credit for the year ended December 31, 2008, as compared to the year ended December 31, 2007, was a result of 12 months of amortization of deferred financing fees during 2007 as opposed to four months of amortization of deferred financing fees during 2008. Also, for the year ended December 31, 2008, we wrote-off $243,000 of deferred financing fees as a result of the termination of the line of credit in June 2008.
       (d)   Interest expense on unsecured note payables to affiliate
       Interest expense on unsecured note payables to affiliate increased by $324,000 for the year ended December 31, 2009, as compared to the year ended December 31, 2008. Interest expense on unsecured note payables to affiliate increased by $16,000 for the year ended December 31, 2008, as compared to the year ended December 31, 2007. The increases were primarily due to the period of time principal balances were outstanding on the unsecured notes for the periods then ended, as well as the interest rates on the unsecured notes during those periods. A principal balance was outstanding on the unsecured notes for 12 months during 2009, as compared to nine months during 2008 and four months during 2007. The interest rates on the unsecured notes ranged from 4.50% to 8.43% during 2009, 4.95% to 7.46% during 2008 and 6.86% to 7.46% during 2007.
    Interest and Dividend Income
       For the years ended December 31, 2009, 2008 and 2007, interest and dividend income was $3,000, $22,000 and $91,000, respectively. For such periods, interest and dividend income was related primarily to interest earned on our money market accounts. The change in interest and dividend income was due to higher cash balances and higher interest rates in 2007, as compared to 2009 and 2008.
Liquidity and Capital Resources
       We are dependent upon the net proceeds from the Apartment REIT’s follow-on offering to provide the capital required to purchase real estate and real estate-related investments, net of any indebtedness that we may incur, and to repay our unsecured note payable to affiliate. The Apartment REIT’s ability to raise funds through its follow-on offering is dependent on general economic conditions, general market conditions for REITs and our operating performance. The capital required to purchase real estate and real estate-related investments is obtained primarily from the Apartment REIT’s follow-on offering and from any indebtedness that we may incur.
       We expect to experience a relative increase in liquidity as additional subscriptions for shares of the Apartment REIT’s common stock are received and a relative decrease in liquidity as net offering proceeds are expended in connection with the acquisition, management and operation of our real estate and real estate-related investments.
       Our principal demands for funds will be for the acquisitions of real estate and real estate-related investments, to pay operating expenses, to pay principal and interest on our outstanding indebtedness and to make distributions to our partners. We estimate that we will require approximately $3,662,000 to pay interest on our outstanding indebtedness in the remaining three months of 2010, based on rates in effect as of September 30, 2010. In addition, we estimate that we will require $213,000 to pay principal on our outstanding indebtedness in the remaining three months of 2010. We are required by the terms of the applicable mortgage loan documents to meet certain financial covenants, such as minimum net worth and liquidity amounts, and reporting requirements. As of September 30, 2010, we were in compliance with all such requirements. If we are unable to obtain financing in the future, it may have a material effect on our operations, liquidity and/or capital resources.
       In addition, we will require resources to make certain payments to our advisor and Grubb & Ellis Securities, or the dealer manager of the Apartment REIT’s follow-on offering, which during the Apartment REIT’s follow-on offering includes payments for reimbursement of certain organizational and offering expenses and for selling commissions and dealer manager fees.
       Generally, cash needs for items other than acquisitions of real estate and real-estate related investments will be met from operations, borrowings and the net proceeds from the Apartment REIT’s follow-on offering. We believe that these cash resources will be sufficient to satisfy our cash requirements for the foreseeable future, and we do not anticipate a need to raise funds from other than these sources within the next 12 months.
       Our advisor evaluates potential additional investments and engages in negotiations with real estate sellers, developers, brokers, investment managers, lenders and others on our behalf. Until we invest the majority of the net proceeds from the Apartment REIT’s follow-on offering in real estate and real estate-related investments, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn significant returns, and we cannot predict how long it will take to fully invest the proceeds in real estate and real estate-related investments. The number of properties we may acquire and other investments we will make will depend upon the number of shares of the Apartment REIT’s common stock sold in its follow-on offering and the resulting amount of net proceeds available for investment. However, there may be a delay between the sale of shares of the Apartment REIT’s common stock and our investments in real estate and real estate-related investments, which could result in a delay in the benefits to the Apartment REIT’s stockholders, if any, of returns generated from our investments’ operations.
       When we acquire a property, our advisor prepares a capital plan that contemplates the estimated capital needs of that investment. In addition to operating expenses, capital needs may also include costs of refurbishment or other major capital expenditures. The capital plan will also set forth the anticipated sources of the necessary capital, which may include a line of credit or other loan established with respect to the investment, operating cash generated by the investment, additional equity investments from us or joint venture partners or, when necessary, capital reserves. Any capital reserve would be established from the gross proceeds of the Apartment REIT’s follow-on offering, proceeds from sales of other investments, operating cash generated by other investments or other cash on hand. In some cases, a lender may require us to establish capital reserves for a particular investment. The capital plan for each investment will be adjusted through ongoing, regular reviews of our portfolio or as necessary to respond to unanticipated additional capital needs.
    Other Liquidity Needs
       In the event that there is a shortfall in net cash available due to various factors, including, without limitation, the timing of distributions or the timing of the collections of receivables, we may seek to obtain capital to pay distributions by means of secured or unsecured debt financing through one or more third parties, or our advisor or its affiliates. There are currently no limits or restrictions on the use of proceeds from our advisor or its affiliates, which would prohibit us from making the proceeds available for distribution. We may also pay distributions with cash from capital transactions, including, without limitation, the sale of one or more of our properties or from proceeds from the Apartment REIT’s follow-on offering.
       As of September 30, 2010, we estimate that our expenditures for capital improvements will require approximately $269,000 for the remaining three months of 2010. As of September 30, 2010, we had $314,000 of restricted cash in loan impounds and reserve accounts for such capital expenditures and any remaining expenditures will be paid with net cash from operations or borrowings. We cannot provide assurance, however, that we will not exceed these estimated expenditure levels or be able to obtain additional sources of financing on commercially favorable terms or at all to fund such expenditures.
       If we experience lower occupancy levels, reduced rental rates, reduced revenues as a result of asset sales, increased capital expenditures and leasing costs compared to historical levels due to competitive market conditions for new and renewal leases, the effect would be a reduction of net cash provided by operating activities. If such a reduction of net cash provided by operating activities is realized, we may have a cash flow deficit in subsequent periods. Our estimate of net cash available is based on various assumptions, which are difficult to predict, including the levels of leasing activity and related leasing costs. Any changes in these assumptions could impact our financial results and our ability to fund working capital and unanticipated cash needs.

    Cash Flows
    Comparison of the Nine months Ended September 30, 2010 and 2009
       Cash flows provided by operating activities for the nine months ended September 30, 2010 and 2009 were $2,832,000 and $4,653,000, respectively. For the nine months ended September 30, 2010, cash flows provided by operating activities primarily related to the operations of our 15 properties, as well as the payment of acquisition related expenses of $3,122,000. In addition, there was a $1,319,000 increase in accounts payable and accrued liabilities primarily due to the additional accrual of 2010 real estate and business taxes offset by the payment of 2009 real estate and business taxes. In addition to the operations of our 15 properties, the decrease in cash flows provided by operating activities in 2010, as compared to 2009, was related to the payment of acquisition related expenses in 2010 versus not paying any in 2009. For the nine months ended September 30, 2009, cash flows provided by operating activities primarily related to the operations of our 13 properties, partially offset by the $565,000 decrease in accounts payable due to affiliates, net primarily due to the $581,000 payment of the asset management fees related to the fourth quarter of 2008, as well as no accrual for asset management fees during the nine months ended September 30, 2009. We anticipate cash flows provided by operating activities to increase as we purchase more properties.
       Cash flows used in investing activities for the nine months ended September 30, 2010 and 2009 were $39,377,000 and $2,174,000, respectively. For the nine months ended September 30, 2010, cash flows used in investing activities related primarily to the acquisition of real estate operating properties in the amount of $36,713,000. For the nine months ended September 30, 2009, cash flows used in investing activities related primarily to the payment of the seller’s allocation of accrued liabilities on our 2008 acquisitions of real estate operating properties in the amount of $469,000 and a $924,000 increase in restricted cash for property taxes, insurance and capital expenditures. We anticipate cash flows used in investing activities to increase as we purchase properties.
       Cash flows provided by financing activities for the nine months ended September 30, 2010 and 2009 were $36,984,000 and $123,000, respectively. For the nine months ended September 30, 2010, cash flows provided by financing activities related primarily to borrowings on our mortgage loan payables of $27,200,000 and funds raised from investors in the follow-on offering of $20,488,000, partially offset by payments on our unsecured note payables to affiliate of $1,350,000, repurchases of partnership units of $1,872,000, payment of offering costs of $2,220,000 and cash distributions in the amount of $4,740,000. For the nine months ended September 30, 2009, cash flows provided by financing activities related primarily to funds raised from investors of $9,193,000, partially offset by repurchases of partnership units of $1,860,000, repayments under the line of credit from our general partner of $1,800,000, the payment of offering costs of $1,167,000 and cash distributions in the amount of $4,226,000. We anticipate cash flows provided by financing activities to increase in the future as the Apartment REIT raises additional funds in the follow-on offering or subsequent offerings from investors and incur additional debt to purchase properties.
    Comparison of the Years Ended December 31, 2009, 2008 and 2007
       Cash flows provided by operating activities for the years ended December 31, 2009, 2008 and 2007, were $5,718,000, $1,567,000 and $2,195,000, respectively. For the year ended December 31, 2009, cash flows provided by operating activities related primarily to a full year of operations of our 13 properties, partially offset by the $582,000 decrease in accounts payable due to affiliates, net primarily due to the $581,000 payment of the asset management fees related to the fourth quarter of 2008, as well as no accrual for asset management fees during the year ended December 31, 2009. For the year ended December 31, 2008, cash flows provided by operating activities related primarily to the increase in accounts payable and accrued liabilities and accounts payable due to affiliates, net of $2,143,000, partially offset by the decrease in accounts and other receivables of $712,000. For the year ended December 31, 2007, cash flows provided by operating activities was primarily due to the increase in accounts payable and accrued liabilities and accounts payable due to affiliates, net of $2,153,000, partially offset by the increase in accounts and other receivables of $307,000. In addition to a full year of operations of our 13 properties, the increase in cash flows provided by operating activities in 2009, as compared to 2008 and 2007, was related to the timing of the receipt of receivables and the payment of payables. The decrease in cash flows provided by operating activities in 2008, as compared to 2007, was due to the payment of $825,000 in acquisition-related costs associated with the termination of a proposed acquisition. We anticipate cash flows provided by operating activities to increase as we purchase more properties.

       Cash flows used in investing activities for the years ended December 31, 2009, 2008 and 2007, were $1,824,000, $126,638,000 and $126,965,000, respectively. For the year ended December 31, 2009, cash flows used in investing activities related primarily to the payment of the seller’s allocation of accrued liabilities on our 2008 acquisitions of real estate operating properties in the amount of $469,000 and $1,304,000 of cash flows used for capital expenditures. For the year ended December 31, 2008, cash flows used in investing activities related primarily to the acquisition of four real estate operating properties in the amount of $124,874,000. For the year ended December 31, 2007, cash flows used in investing activities related primarily to the acquisition of seven real estate operating properties in the amount of $123,657,000. We anticipate cash flows used in investing activities to increase as we purchase properties.
       Cash flows provided by financing activities for the year ended December 31, 2009, 2008 and 2007, were $337,000, $126,041,000 and $125,010,000, respectively. For the year ended December 31, 2009, cash flows provided by financing activities related primarily to proceeds from issuance of partnership units of $13,238,000, partially offset by repurchases of partnership units of $2,383,000, principal repayments on the line of credit from our general partner of $3,200,000, payment of offering costs of $1,590,000 and distributions in the amount of $5,676,000. For the year ended December 31, 2008, cash flows provided by financing activities related primarily to proceeds from issuance of partnership units of $66,636,000 and borrowings on our mortgage loan payables, net, unsecured note payables to affiliate and the line of credit from our general partner of $122,601,000, partially offset by payments on unsecured note payables to affiliate of $7,600,000, payments on the line of credit from our general partner of $41,650,000, repurchases of partnership units of $797,000, the payment of offering costs of $7,490,000 and distributions in the amount of $4,414,000. For the year ended December 31, 2007, cash flows provided by financing activities related primarily to proceeds from issuance of partnership units of $66,796,000 and borrowings on our mortgage loan payables, net, unsecured note payables to affiliate and the line of credit from our general partner of $127,577,000, partially offset by payments of $34,300,000 on unsecured note payables to affiliate, payments on the line of credit of $21,585,000, payments on the line of credit from the Apartment REIT of $3,195,000, the payment of offering costs of $7,108,000 and distributions in the amount of $1,857,000. We anticipate cash flows provided by financing activities to increase in the future as our general partner raises additional funds from investors and incur additional debt to purchase properties.
    Distributions
       The amount of the distributions we pay to our partners is determined by the Board and is dependent on a number of factors, including funds available for the payment of distributions, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain the Apartment REIT’s status as a REIT under the Code. The Apartment REIT has not established any limit on the amount of the follow-on offering proceeds that may be used to fund distributions, except that, in accordance with its organizational documents and Maryland law, it may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences; or (3) jeopardize its ability to maintain its qualification as a REIT. Therefore, all or any portion of a distribution to our partners may be paid from the net proceeds of the follow-on offering.
       On February 10, 2009, the Board approved a decrease in our distribution to a 6.0% per annum, or $0.60 per partnership unit, distribution to be paid monthly to beginning with our March 2009 distribution, which was paid in April 2009. The 6.0% per annum distribution assumes a purchase price of $10.00 per unit. On March 19, 2010, the Board authorized a daily distribution to holders of partnership units of record as of the close of business on each day of the period commencing on April 1, 2010 and ending on June 30, 2010. The distributions declared for each record date in the April 2010, May 2010 and June 2010 periods were paid in May 2010, June 2010 and July 2010, respectively. On June 22, 2010, the Board authorized a daily distribution to holders of partnership units of record as of the close of business on each day of the period commencing on July 1, 2010 and ending on September 30, 2010. The distributions declared for each record date in the July 2010, August 2010 and September 2010 periods were paid in August 2010, September 2010 and October 2010, respectively. Effective as of September 24, 2010, the Board authorized a daily distribution to holders of partnership units of record as of the close of business on each day of the period commencing on October 1, 2010 and ending on December 31, 2010. The distributions declared for each record date in the October 2010, November 2010 and December 2010 periods will be paid in November 2010, December 2010 and January 2011, respectively, only from legally available funds. The distributions are calculated based on 365 days in the calendar year and are equal to $0.0016438 per day per share of partnership unit, which is equal to an annualized distribution rate of 6.0%, assuming a purchase price of $10.00 per unit. These distributions are aggregated and paid in cash or DRIP units monthly in arrears.

       For the nine months ended September 30, 2010, we paid distributions of $7,994,000 ($4,740,000 in cash and $3,254,000 in partnership units pursuant to the DRIP), of which $2,832,000, or 35.4%, were paid from cash flows from operations. For the nine months ended September 30, 2009, we paid distributions of $7,553,000 ($4,226,000 in cash and $3,327,000 in partnership units pursuant to the DRIP), of which $4,653,000, or 61.6%, were paid from cash flows from operations. The distributions paid in excess of cash flows from operations were paid using net proceeds from the Apartment REIT’s initial offering and the Apartment REIT’s follow-on offering. Under GAAP, acquisition related expenses are expensed and therefore subtracted from cash flows from operations. However, these expenses are paid from offering proceeds. Cash flows from operations of $2,832,000 adding back acquisition related expenses of $3,606,000 for the nine months ended September 30, 2010 are $6,438,000, or 80.5% of distributions paid.
       The Apartment REIT’s distributions of amounts in excess of current and accumulated earnings and profits have resulted in a return of capital to its stockholders. The Apartment REIT has not established any limit on the amount of offering proceeds that may be used to fund distributions other than those limits imposed by its organizational documents and Maryland law. Therefore, all or any portion of a distribution to its stockholders may be paid from offering proceeds. The payment of distributions from our general partner’s offering proceeds could reduce the amount of capital we ultimately invest in assets and negatively impact the amount of income available for future distributions.
       As of September 30, 2010, we had an amount payable of $102,000 to our advisor and its affiliates for operating expenses and property management fees, which will be paid from cash flows from operations in the future as they become due and payable by us in the ordinary course of business consistent with our past practice.
       As of September 30, 2010, no amounts due to our advisor or its affiliates have been deferred or forgiven. Effective January 1, 2009, our advisor has agreed to waive the asset management fee until the quarter following the quarter in which the Apartment REIT generates funds from operations, or FFO, excluding non-recurring charges, sufficient to cover 100% of the distributions declared to its stockholders for such quarter. Our advisor and its affiliates have no other obligations to defer, waive or forgive amounts due to them. In the future, if our advisor or its affiliates do not defer, waive or forgive amounts due to them, this would negatively affect our cash flows from operations, which could result in us paying distributions, or a portion thereof, with the net proceeds from the Apartment REIT’s follow-on offering or borrowed funds. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds.
       For the nine months ended September 30, 2010 and 2009, our FFO was $1,977,000 and $4,295,000, respectively. For the nine months ended September 30, 2010, we paid distributions of $1,977,000, or 24.7%, from FFO and $6,017,000, or 75.3%, from proceeds from the Apartment REIT’s follow-on offering. For the nine months ended September 30, 2009, we paid distributions of $4,295,000, or 56.9%, from FFO and $3,258,000, or 43.1%, from proceeds from the Apartment REIT’s initial offering. The payment of distributions from sources other than FFO may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds. For a further discussion of FFO, see Funds from Operations and Modified Funds from Operations below.
       The Apartment REIT’s distributions paid in excess of our current and accumulated earnings and profits have resulted in a return of capital to its stockholders. The income tax treatment for distributions per share of common stock reportable for the years ended December 31, 2009, 2008 and 2007 was as follows:

	Years Ended December 31,
	2009		2008		2007
Ordinary income	$—	—%	$—	—%	$—	—%
Capital gain	—	—	—	—	—	—
Return of capital	0.63	100	0.70	100	0.68	100

	$0.63	100%	$0.70	100%	$0.68	100%

    Financing
       We generally anticipate that aggregate borrowings, both secured and unsecured, will not exceed 65.0% of all the combined fair market value of all of our real estate and real estate-related investments, as determined at the end of each calendar year. For these purposes, the fair market value of each asset will be equal to the purchase price paid for the asset or, if the asset was appraised subsequent to the date of purchase, then the fair market value will be equal to the value reported in the most recent independent appraisal of the asset. Our policies do not limit the amount we may borrow with respect to any individual investment. However, we may incur higher leverage during the period prior to the investment of all of the net proceeds of the Apartment REIT’s follow-on offering. As of September 30, 2010, our aggregate borrowings were 66.9% of all of the combined fair market value of all of our real estate and real estate-related investments and such excess over 65.0% was due to the unsecured note payable to an affiliate we incurred to purchase Kedron Village and Canyon Ridge Apartments.
       The Apartment REIT’s charter precludes us from borrowing in excess of 300.0% of our net assets, unless approved by a majority of its independent directors and the justification for such excess borrowing is disclosed to its stockholders in its next quarterly report. For purposes of this determination, net assets are our total assets, other than intangibles, valued at cost before deducting depreciation, amortization, bad debt or other similar non-cash reserves, less total liabilities. We compute our leverage at least quarterly on a consistently-applied basis. Generally, the preceding calculation is expected to approximate 75.0% of the aggregate cost of our real estate and real estate-related investments before depreciation, amortization, bad debt and other similar non-cash reserves. We may also incur indebtedness to finance improvements to properties and, if necessary, for working capital needs or to meet the distribution requirements applicable to REITs under the federal income tax laws. As of November 24, 2010 and September 30, 2010, our leverage did not exceed 300.0% of our net assets.
     Mortgage Loan Payables, Net, Unsecured Note Payables to Affiliate and Short Term Notes
       Mortgage loan payables were $244,811,000 ($244,251,000, net of discount) and $218,095,000 ($217,434,000, net of discount) as of September 30, 2010 and December 31, 2009, respectively. As of September 30, 2010, we had 12 fixed rate and three variable rate mortgage loans with effective interest rates ranging from 2.51% to 5.94% per annum and a weighted average effective interest rate of 4.74% per annum. As of September 30, 2010, we had $183,811,000 ($183,251,000, net of discount) of fixed rate debt, or 75.1% of mortgage loan payables, at a weighted average interest rate of 5.47% per annum and $61,000,000 of variable rate debt, or 24.9% of mortgage loan payables, at a weighted average effective interest rate of 2.54% per annum. As of December 31, 2009, we had 10 fixed rate mortgage loans and three variable rate mortgage loans with effective interest rates ranging from 2.42% to 5.94% per annum and a weighted average effective interest rate of 4.70% per annum. As of December 31, 2009, we had $157,095,000 ($156,434,000, net of discount) of fixed rate debt, or 72.0% of mortgage loan payables, at a weighted average interest rate of 5.58% per annum and $61,000,000 of variable rate debt, or 28.0% of mortgage loan payables, at a weighted average effective interest rate of 2.45% per annum.
       We are required by the terms of certain loan documents to meet certain financial covenants, such as minimum net worth and liquidity amounts, and reporting requirements. As of September 30, 2010 and December 31, 2009, we were in compliance with all such requirements. Most of the mortgage loan payables may be prepaid in whole but not in part, subject to prepayment premiums. As of September 30, 2010, eleven of our mortgage loan payables have monthly interest-only payments. The mortgage loan payables associated with Residences at Braemar, Towne Crossing Apartments, Arboleda Apartments and the Bella Ruscello property require monthly principal and interest payments.

       Mortgage loan payables, net consisted of the following as of September 30, 2010 and December 31, 2009:

	Interest		Maturity
Property	Rate		Date	September 30, 2010	December 31, 2009

Fixed Rate Debt:
Hidden Lake Apartment Homes	5.34%		01/11/17	$19,218,000	$19,218,000
Walker Ranch Apartment Homes	5.36%		05/11/17	20,000,000	20,000,000
Residences at Braemar	5.72%		06/01/15	9,231,000	9,355,000
Park at Northgate	5.94%		08/01/17	10,295,000	10,295,000
Baypoint Resort	5.94%		08/01/17	21,612,000	21,612,000
Towne Crossing Apartments	5.04%		11/01/14	14,588,000	14,789,000
Villas of El Dorado	5.68%		12/01/16	13,600,000	13,600,000
The Heights at Olde Towne	5.79%		01/01/18	10,475,000	10,475,000
The Myrtles at Olde Towne	5.79%		01/01/18	20,100,000	20,100,000
Arboleda Apartments	5.36%		04/01/15	17,559,000	17,651,000
Bella Ruscello Luxury Apartment Homes	5.53%		04/01/20	13,233,000	—
Mission Rock Ridge Apartmenets	4.20%		10/01/20	13,900,000	—

				183,811,000	157,095,000

Variable Rate Debt:
Creekside Crossing	2.51%	*	07/01/15	17,000,000	17,000,000
Kedron Village	2.53%	*	07/01/15	20,000,000	20,000,000
Canyon Ridge Apartments	2.56%	*	10/01/15	24,000,000	24,000,000

				61,000,000	61,000,000

Total fixed and variable rate debt				244,811,000	218,095,000
Less: discount				(560,000)	(661,000)

Mortgage loan payables, net				$244,251,000	$217,434,000

*	Represents the per annum interest rate in effect as of September 30, 2010. In addition, pursuant to the terms of the related loan documents, the maximum variable interest rate allowable is capped at a rate ranging from 6.50% to 6.75% per annum.
       The principal payments due on our mortgage loan payable as of September 30, 2010, for the three months ending December 31, 2010 and for each of the next four years ending December 31, and thereafter, is as follow:

Year	Amount

2010	$213,000
2011	$875,000
2012	$953,000
2013	$1,571,000
2014	$15,380,000
Thereafter	$225,819,000
       The table above does not reflect any available extension options. Of the amounts maturing in 2014, $13,346,000 in mortgage loan payables have a one year extension available.
    Unsecured Note Payable to Affiliate
       The unsecured note payable to NNN Realty Advisors, Inc., or NNN Realty Advisors, a wholly owned subsidiary of our sponsor, is evidenced by an unsecured promissory note, which required monthly interest-only payments for the term of the note, bore interest at a fixed rate of 4.50% per annum, had a default interest rate of 2.00% per annum in excess of the interest rate then in effect and had a maturity date of January 1, 2011. On August 11, 2010, we executed an amended and restated consolidated unsecured promissory note, or the Amended Consolidated Promissory Note. The material terms of the Amended Consolidated Promissory Note amended the principal amount outstanding to $7,750,000 due to our pay down on the principal balance, extended the maturity date from January 1, 2011 to July 17, 2012, and fixed the interest rate at 4.50% per annum and the default interest rate at 6.50% per annum. As of September 30, 2010 and December 31,2009, the outstanding principal amount under the unsecured note payable to affiliate were $7,750,000 and $9,100,000, respectively.

       Because this loan is a related party loan, the terms of the loan and the unsecured promissory note were approved by our general partner’s board of directors, including a majority of the Apartment REIT’s independent directors, and were deemed fair, competitive and commercially reasonable by the Board.
    Short Term Notes
       In connection with the proposed acquisition of the DST properties, we issued promissory notes as earnest money deposits in the aggregate amount of $1,570,000, or the DST promissory notes, to MR Holdings which equates to 1.0% of the purchase price of each property. The DST promissory notes do not bear interest. The DST promissory notes shall be returned to us in the event the acquisitions fail to close by MR Holdings’ default of the purchase agreement or upon the close of each acquisition pursuant to the terms and conditions of each respective purchase agreement and will not be credited toward the purchase price of each respective acquisition. However, if we default under the terms of a purchase agreement, the respective DST promissory note shall be due and payable to MR Holdings as liquidated damages and its sole remedy.
    Termination of Dealer Manager Agreement
       On November 1, 2010, the Apartment REIT received written notice from Grubb & Ellis Securities that Grubb & Ellis Securities has elected to terminate the dealer manager agreement between our general partner and Grubb & Ellis Securities. We expect that the dealer manager agreement will terminate on December 31, 2010. Accordingly, on November 5, 2010, the Apartment REIT entered into an agreement with Realty Capital Securities, LLC, or RCS, whereby RCS will agree to assume the role of dealer manager after the termination of the dealer manager agreement with Grubb & Ellis Securities for the remainder of the Apartment REIT’s follow-on offering; provided, however, that until the DMA Effective Date, as defined below, RCS will not have any authority, and will not be an agent or distributor for our general partner with respect to the sale of shares of the Apartment REIT’s common stock pursuant to its follow-on offering. The DMA Effective Date shall be the first date upon which all of the following have occurred: (i) the Advisory Agreement has expired or has been terminated; (ii) the dealer manager agreement with Grubb & Ellis Securities has expired or has been terminated; and (iii) RCS has received a No-Objections notice from the Financial Industry Regulatory Authority in connection with the Apartment REIT’s follow-on offering. As a result of these conditions, the Apartment REIT may not be able to transition the dealer manager functions to RCS immediately after the termination of the dealer manager agreement with Grubb & Ellis Securities, or at all. Any such inability or delay in transitioning the dealer manager functions to RCS, or any other successor dealer manager entity, would require the Apartment REIT to temporarily suspend the Apartment REIT’s follow-on offering.
       Prior to the DMA Effective Date, the Apartment REIT will be required to substantially revise the prospectus for its follow-on public offering in order to reflect the transfer of the advisory functions to a new advisor entity, the transfer of the dealer manager functions stated above, and the removal of Grubb & Ellis as our sponsor. While the Apartment REIT intends to file such a revised prospectus with the SEC prior to the DMA Effective Date, the Apartment REIT cannot make any assurances that it will be able to do so. If the Apartment REIT does not file such a revised prospectus prior to the DMA Effective Date, the Apartment REIT will be required to suspend its offering until such a revised prospectus is filed.
       Furthermore, the soliciting dealer agreements between Grubb & Ellis Securities and the participating broker-dealers in the follow-on offering are not transferable to RCS. Therefore, the participating broker-dealers and RCS will need to engage in a due diligence review before entering into new soliciting dealer agreements. Once the dealer manager agreement with Grubb & Ellis Securities is terminated, participating broker-dealers will not be able to sell shares of the Apartment REIT’s common stock pursuant to its follow-on offering until they enter into new soliciting dealer agreements with RCS. If RCS is not able to enter into new soliciting dealer agreements with participating broker-dealers, or there is a delay in the execution of soliciting dealer agreements between RCS and participating broker-dealers, the Apartment REIT’s ability to raise capital in its follow-on offering would be adversely affected.
       Similarly, RCS would not be able to use any supplemental sales material prepared by our current advisor or Grubb & Ellis Securities. RCS and our intended new advisor entity may prepare additional supplemental sales material for use in the future, but the Apartment REIT cannot make any assurances regarding when, or if, such material will be available for use in connection with its follow-on offering. While any supplemental sales material must be accompanied by or preceded by the delivery of a prospectus related to the Apartment REIT’s follow-on offering, the inability to use such previously prepared supplemental sales material may adversely affect the Apartment REIT’s ability to raise capital in its follow-on offering.

       Any suspension of the Apartment REIT’s follow-on offering or delay in the execution of new soliciting dealer agreements with participating broker-dealers would adversely affect the Apartment REIT’s ability to raise capital in its follow-on offering and our liquidity and capital resources. In addition, the Apartment REIT has used proceeds of its follow-on offering to pay, in part, distributions to its stockholders. Therefore, an adverse affect on the Apartment REIT’s ability to raise capital could also adversely affect the Apartment REIT’s ability to pay distributions to its stockholders.
       Furthermore, a suspension of the Apartment REIT’s follow-on offering may also require the Apartment REIT to suspend the DRIP. If the DRIP is suspended, our general partner would be required to pay any distributions to its stockholders in cash, and our general partner may not have sufficient funds available to do so. In addition, funds from the DRIP are used, in part, to repurchase shares from the Apartment REIT’s stockholders pursuant to the Apartment REIT’s share repurchase plan. If the DRIP is suspended, the Apartment REIT may not have sufficient funds available to repurchase shares pursuant to its share repurchase plan, and thus, the Apartment REIT may suspend that plan.
REIT Requirements
       In order to continue to qualify as a REIT for federal income tax purposes, the Apartment REIT is required to make distributions to its stockholders of at least 90.0% of our annual taxable income, excluding net capital gains. In the event that there is a shortfall in net cash available due to factors including, without limitation, the timing of such distributions or the timing of the collections of receivables, the Apartment REIT may seek to obtain capital to pay distributions by means of secured or unsecured debt financing through one or more third parties, or our advisor or its affiliates. The Apartment REIT may also pay distributions from cash from capital transactions including, without limitation, the sale of one or more of our properties or from proceeds from its follow-on offering.
Commitments and Contingencies
    Litigation
       On November 9, 2010, seven of the 277 investors who hold interests in the eight DSTs that hold the remaining eight DST properties that we have contracted to acquire from such trusts filed a complaint in the United States District Court for the Eastern District of Virginia (Civil Action No. 3:10CV824(HEH)) against the trustee of each of these trusts and certain of the trustee’s affiliates, as well as against the Operating Partnership, seeking, among other things, to enjoin the closing of our proposed acquisition of the remaining eight DST properties that we have contracted to acquire. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Subsequent Events — Legal Proceeding.”
    Environmental Matters
       We follow a policy of monitoring our properties for the presence of hazardous or toxic substances. While there can be no assurance that a material environmental liability does not exist at our properties, we are not currently aware of any environmental liability with respect to our properties that would have a material effect on our consolidated financial position, results of operations or cash flows. Further, we are not aware of any material environmental liability or any unasserted claim or assessment with respect to an environmental liability that we believe would require additional disclosure or the recording of a loss contingency.
    Other Organizational and Offering Expenses
       Our organizational and offering expenses, other than selling commissions and the dealer manager fee, incurred in connection with the follow-on offering are paid by our advisor or its affiliates on our behalf. Other organizational and offering expenses include all expenses (other than selling commissions and the dealer manager fee, which generally represent 7.0% and 3.0% of the gross proceeds of the follow-on offering, respectively) to be paid by us in connection with the Apartment REIT’s follow-on offering. These other organizational and offering expenses will only become our liability to the extent other organizational and offering expenses do not exceed 1.0% of the gross offering proceeds from the sale of shares of the Apartment REIT’s common stock in the follow-on offering, other than shares of its common stock sold pursuant to the DRIP. As of September 30, 2010 and December 31, 2009, our advisor or its affiliates had incurred cumulative expenses on our behalf of $2,339,000 and $1,551,000, respectively, in excess of 1.0% of the gross proceeds from the Apartment REIT’s follow-on offering, and, therefore, these expenses are not recorded in our consolidated financial statements. To the extent our general partner raises additional funds from the Apartment REIT’s follow-on offering, these amounts may become our liability.

       When recorded by us, other organizational expenses will be expensed as incurred, and offering expenses are deferred and charged to capital as such amounts are reimbursed to our advisor or its affiliates from the gross proceeds of the follow-on offering.
  Other
       Our other commitments and contingencies include the usual obligations of real estate owners and operators in the normal course of business. In our view, these matters are not expected to have a material adverse effect on our consolidated financial position, results of operations or cash flows.
Debt Service Requirements
       One of our principal liquidity needs is the payment of interest and principal on our outstanding indebtedness. As of September 30, 2010, we had 15 mortgage loan payables outstanding in the aggregate principal amount of $244,811,000 ($244,251,000, net of discount).
       As of September 30, 2010, we had $7,750,000 outstanding under an amended and restated consolidated unsecured promissory note with NNN Realty Advisors, which has an interest rate of 4.50% per annum and a maturity date of July 17, 2012.
       We are required by the terms of certain loan documents to meet certain financial covenants, such as minimum net worth and liquidity amounts, and reporting requirements. As of September 30, 2010, we were in compliance with all such requirements and we expect to remain in compliance with all such requirements for the next 12 months. As of September 30, 2010, the weighted average effective interest rate on our outstanding debt was 4.73% per annum.
Contractual Obligations
       The following table provides information with respect to the maturities and scheduled principal repayments of our indebtedness as of September 30, 2010. The table does not reflect any available extension options. Of the amounts maturing in 2014, $13,346,000 in mortgage loan payables have a one year extension available.

	Payments Due by Period
	Less than 1 Year	1-3 Years	4-5 Years	More than 5 Years
	(2010)	(2011-2012)	(2013-2014)	(After 2014)	Total

Principal payments — fixed rate debt	$213,000	$9,578,000	$16,741,000	$165,029,000	$191,561,000
Interest payments — fixed rate debt	2,481,000	20,736,000	19,563,000	22,459,000	65,239,000
Principal payments — variable rate debt	—	—	210,000	60,790,000	61,000,000
Interest payments — variable rate debt (based on rates in effect as of September 30, 2010)	1,181,000	3,140,000	3,133,000	1,062,000	8,516,000

Total	$3,875,000	$33,454,000	$39,647,000	$249,340,000	$326,316,000

Off-Balance Sheet Arrangements
       As of September 30, 2010, we had no off-balance sheet transactions nor do we have any such arrangements or obligations.
Inflation
       Substantially all of our apartment leases are for a term of one year or less. In an inflationary environment, this may allow us to realize increased rents upon renewal of existing leases or the beginning of new leases. Short-term leases generally will minimize our risk from the adverse effects of inflation, although these leases generally permit tenants to leave at the end of the lease term, and, therefore, will expose us to the effect of a decline in market rents. In a deflationary rent environment, we may be exposed to declining rents more quickly under these shorter term leases.
Funds from Operations and Modified Funds from Operations
       One of our objectives is to provide cash distributions to equityholders from cash generated by our operations. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income or loss as defined under GAAP.

       We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment write-downs, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.
       However, changes in the accounting and reporting rules under GAAP that have been put into effect since the establishment of NAREIT’s definition of FFO have prompted an increase in the non-cash and non-operating items included in FFO. As such, in addition to FFO, we use modified funds from operations, or MFFO, to further evaluate our operating performance. MFFO excludes from FFO mezzanine interest expense on the unsecured note payable to an affiliate and interest expense of the line of credit from the Apartment REIT incurred in connection with the acquisition of properties, acquisition related expenses and amortization of debt discount.
       The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, we believe, may be less informative. As a result, we believe that the use of FFO provides a more complete understanding of our performance. In addition, we believe that the use of MFFO is useful for investors as a measure of our operating performance because it excludes non-cash and non-operating items that we consider more reflective of investing and financing activities.
       Presentation of this information is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as alternatives to net income as an indication of our performance.
       The following is a reconciliation of net loss, which is the most directly comparable GAAP financial measure, to FFO and MFFO for the nine months ended September 30, 2010 and 2009 and for the years ended December 31, 2009, 2008 and 2007:

	Nine Months Ended September 30,		Years Ended December 31,
	2010	2009	2009	2008	2007
Net loss	$(7,390,000)	$(4,629,000)	$(5,719,000)	$(12,827,000)	$(5,579,000)
Add:
Depreciation and amortization — consolidated properties	9,367,000	8,924,000	11,854,000	11,720,000	5,385,000

FFO	$1,977,000	$4,295,000	$6,135,000	$(1,107,000)	$(194,000)

Add:
Mezzanine interest expense	286,000	524,000	668,000	934,000	620,000
Acquisition related expenses	3,606,000	12,000	12,000	909,000	187,000
Amortization of debt discount	101,000	102,000	136,000	136,000	47,000

MFFO	$5,970,000	$4,933,000	$6,951,000	$872,000	$660,000

Weighted average partnership unit outstanding — basic and diluted	18,022,970	16,040,651	16,227,024	12,322,132	5,064,042

FFO per partnerhship unit — basic and diluted	$0.11	$0.27	$0.38	$(0.09)	$(0.04)

MFFO per partnership unit — basic and diluted	$0.33	$0.31	$0.43	$0.07	$0.13

Net Operating Income
       Net operating income is a non-GAAP financial measure that is defined as net income (loss), computed in accordance with GAAP, generated from properties before interest expense, general and administrative expenses, depreciation, amortization, interest and dividend income and other income, net. We believe that net operating income is useful for investors as it provides an accurate measure of the operating performance of our operating assets because net operating income excludes certain items that are not associated with the management of our properties. Additionally, we believe that net operating income is a widely accepted measure of comparative operating performance in the real estate community. However, our use of the term net operating income may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

       The following is a reconciliation of net loss, which is the most directly comparable GAAP financial measure, to net operating income for the nine months ended September 30, 2010 and 2009 and for the years ended December 31, 2009, 2008 and 2007:

	Nine Months Ended September 30,		Year Ended December 31,
	2010	2009	2009	2008	2007
Net loss	$(7,390,000)	$(4,629,000)	$(5,719,000)	$(12,827,000)	$(5,579,000)
Add:
General and administrative	1,082,000	1,311,000	1,647,000	4,445,000	2,196,000
Acquisition related expenses	3,606,000	12,000	12,000	909,000	187,000
Depreciation and amortization	9,367,000	8,924,000	11,854,000	11,720,000	5,385,000
Interest expense	8,740,000	8,688,000	11,552,000	11,607,000	4,386,000
Less:
Interest and dividend income	(12,000)	(1,000)	(3,000)	(22,000)	(91,000)
Other income, net	—	—	—	—	(2,000)

Net operating income	$15,393,000	$14,305,000	$19,343,000	$15,832,000	$6,482,000

Subsequent Events
   Repurchases
       In October 2010, we repurchased 74,464 partnership units for an aggregate amount of $741,000 under our general partner’s share repurchase plan.
   Status of the Follow-On Offering
       As of November 12, 2010, the Apartment REIT had received and accepted subscriptions in the follow-on offering for 2,927,210 shares of its common stock, or $29,230,000, excluding shares of its common stock issued pursuant to the DRIP, and as a result we have issued in connection with the follow-on offering.
   The Apartment REIT’s New Chief Financial Officer
       Effective November 1, 2010, Shannon K S Johnson resigned from her position as our general partner’s chief financial officer. Effective November 3, 2010, the Board elected Stanley J. Olander, Jr. to serve as its chief financial officer, filling the vacancy that was created by Ms. Johnson’s resignation. Mr. Olander also serves as the Apartment REIT’s chief executive officer and chairman of the Board.
   Termination of Advisory Agreement
       On November 1, 2010, the Apartment REIT received written notice from our advisor that our advisor has elected to terminate the Advisory Agreement. Pursuant to the Advisory Agreement, either party may terminate the Advisory Agreement upon 60 days’ written notice without cause or penalty. Therefore, we expect that the Advisory Agreement will terminate on December 31, 2010. Accordingly, the Apartment REIT intends to enter into a new advisory agreement with a new advisor entity owned by American Realty Capital, LLC, an unaffiliated entity, and ROC REIT Advisors, LLC, which owns a 25.0% non-managing interest in our advisor and whose members are the Apartment REIT’s chief executive officer, chief financial officer and chairman of the Board, the Apartment REIT’s president and secretary and the Apartment REIT’s executive vice president and chief operating officer. The Apartment REIT intends for the new advisory agreement to be effective upon the termination of the Advisory Agreement. This new advisory agreement is currently being negotiated and is subject to approval by the Board, and thus, we cannot make any assurances that we will enter into such an agreement.
   Termination of Dealer Manager Agreement
       On November 1, 2010, the Apartment REIT received written notice from Grubb & Ellis Securities that Grubb & Ellis Securities has elected to terminate the dealer manager agreement between the Apartment REIT and Grubb & Ellis Securities. Pursuant to the dealer manager agreement, either party may terminate the dealer manager agreement upon 60 days’ written notice. Therefore, we expect that the dealer manager agreement will terminate on December 31, 2010. Accordingly, on November 5, 2010, the Apartment REIT entered into an agreement with Realty Capital Securities, LLC, or RCS, whereby RCS will agree to assume the role of dealer manager after the termination of the dealer manager agreement with Grubb & Ellis Securities for the remainder of the Apartment REIT’s follow-on offering, subject to, among other conditions, the receipt of required regulatory approvals.

   Termination of Transfer Agent Services Agreement
       On November 3, 2010, the Apartment REIT received written notice from Grubb & Ellis Equity Advisors, Transfer Agent that Grubb & Ellis Equity Advisors, Transfer Agent has elected to terminate the Transfer Agent Services Agreement. Pursuant to the Transfer Agent Services Agreement, Grubb & Ellis Equity Advisors, Transfer Agent may terminate the Transfer Agent Services Agreement upon 180 days’ written notice. Therefore, we expect that the Transfer Agent Services Agreement will terminate on May 2, 2011. Accordingly, the Apartment REIT intends to enter into a new transfer agent services agreement with a third party prior to May 2, 2011.
Acquisition of Substantially all of the Assets and Certain Liabilities of Mission Residential Management
       On November 5, 2010, we, through MR Property Management, completed the acquisition of substantially all of the assets and certain liabilities of Mission Residential Management, an affiliate of MR Holdings, including the in-place workforce of approximately 300 employees. In connection with the closing, we assumed property management agreements, or entered into sub-management agreements pending receipt of lender consents, with respect to 41 multifamily apartment properties containing approximately 12,000 units, including the Mission Rock Ridge property that we acquired on September 30, 2010 and the DST properties we have contracted to acquire from Delaware statutory trusts for which an affiliate of MR Holdings serves as trustee. We paid total consideration of $5,500,000 of cash plus the assumption of certain liabilities and other payments totaling approximately $1,500,000, subject to certain post-closing pro rations and adjustments. In connection with the acquisition, we paid an acquisition fee of $110,000, or 2.0% of the purchase price, to our advisor and its affiliate. At the closing of the transaction, we entered into various ancillary agreements, including:
•	an asset management agreement pursuant to which we assumed the asset management and investor relations responsibilities for all of the aforementioned properties; and

•	a termination fee agreement pursuant to which the lessees of the managed properties under the master lease structures and certain other affiliates of Mission Residential Management agreed to pay us termination fees if any of the property management agreements we assumed or sub-management agreements we entered into is terminated by the lessee of the property under its master lease structure other than for cause, is not extended by the lessee or is terminated by the manager without good reason. The termination fee provisions will survive for five years after the closing. The termination fee will not be payable if a property management agreement is terminated as a result of our acquisition of the managed property. The obligations of the lessees of the properties to pay these termination fees are guaranteed by MR Holdings and by Mission Residential Holdings, LLC.
   Legal Proceedings
       On November 9, 2010, seven of the 277 investors who hold interests in the eight Delaware statutory trusts that hold the DST properties that we have contracted to acquire from such trusts filed a complaint in the United States District Court for the Eastern District of Virginia (Civil Action No. 3:10CV824(HEH)) against the trustee of each of these trusts and certain of the trustee’s affiliates, as well as against us, seeking, among other things, to enjoin the closing of our proposed acquisition of the DST properties that we have contracted to acquire. The complaint alleges, among other things, that the trustee has breached its fiduciary duties to the beneficial owners of the trusts by entering into the eight purchase and sale agreements with us. The complaint further alleges that we aided and abetted the trustees’ alleged breaches of fiduciary duty and tortiously interfered with the contractual relations between the trusts and the trust beneficiaries. We believe the allegations contained in the complaint are without merit and we intend to defend the claims vigorously. However, there is no assurance that we will be successful in our defense. If the plaintiffs are able to obtain the injunctive relief they seek, we may be prevented from closing the acquisitions of the DST properties that we have contracted to acquire. A hearing regarding the request for injunctive relief is expected to occur within the next 90 days. In a Consent Order dated November 10, 2010, the parties agreed that none of the eight transactions will be closed during the 90-day period following the date of such Consent Order.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
       Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. In pursuing our business plan, the primary market risk to which we are exposed is interest rate risk.
       We are exposed to the effects of interest rate changes primarily as a result of borrowings used to maintain liquidity and fund expansion and refinancing of our real estate investment portfolio and operations. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs while taking into account variable interest rate risk. To achieve our objectives, we borrow at fixed rates and variable rates. We may also enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on a related financial instrument. We do not enter into derivative or interest rate transactions for speculative purposes.
       Our interest rate risk is monitored using a variety of techniques.
       The table below presents, as of September 30, 2010, the principal amounts and weighted average interest rates by year of expected maturity to evaluate the expected cash flows and sensitivity to interest rate changes. The table below does not reflect any available extension options. Of the amounts maturing in 2014, $13,346,000 in mortgage loan payables have a one year extension available.

	Expected Maturity Date
	2010	2011	2012	2013	2014	Thereafter	Total	Fair Value

Fixed rate debt - principal payments	$213,000	$875,000	$8,703,000	$1,541,000	$15,200,000	$165,029,000	$191,561,000	$	*
Weighted average interest rate on maturing debt	5.36%	5.36%	4.59%	5.28%	5.07%	5.51%	5.43%		—
Variable rate debt - principal payments	$—	$—	$—	$30,000	$180,000	$60,790,000	$61,000,000		$56,724,000
Weighted average interest rate on maturing debt (based on rates in effect as of September 30, 2010)	—%	—%	—%	2.56%	2.56%	2.54%	2.54%		—

*	The estimated fair value of our fixed rate mortgage loan payables was $200,935,000 as of September 30, 2010. The estimated fair value of the $7,750,000 principal amount outstanding under the unsecured note payable to affiliate as of September 30, 2010 is not determinable due to the related party nature of the note.
       Mortgage loan payables were $244,811,000 ($244,251,000, net of discount) as of September 30, 2010. As of September 30, 2010, we had fixed and variable rate mortgage loans with effective interest rates ranging from 2.51% to 5.94% per annum and a weighted average effective interest rate of 4.74% per annum. As of September 30, 2010, we had $183,811,000 ($183,251,000, net of discount) of fixed rate debt, or 75.1% of mortgage loan payables, at a weighted average interest rate of 5.47% per annum and $61,000,000 of variable rate debt, or 24.9% of mortgage loan payables, at a weighted average effective interest rate of 2.54% per annum.
       As of September 30, 2010, we had $7,750,000 outstanding under an amended and restated consolidated unsecured promissory note with NNN Realty Advisors, with a fixed interest rate of 4.50% per annum and a maturity date of July 17, 2012.
       Borrowings as of September 30, 2010 bore interest at a weighted average effective interest rate of 4.73% per annum.
       An increase in the variable interest rate on our three variable interest rate mortgages constitutes a market risk. As of September 30, 2010, a 0.50% increase in London Interbank Offered Rate, or LIBOR, would have increased our overall annual interest expense by $305,000, or 2.71%.
       In addition to changes in interest rates, the value of our future properties is subject to fluctuations based on changes in local and regional economic conditions and changes in the creditworthiness of tenants, which may affect our ability to refinance our debt if necessary.

DESCRIPTION OF PROPOSED ACQUISITIONS
Proposed Acquisitions of Multifamily Properties and Mission Residential Property Management Business
       On August 27, 2010, we entered into definitive agreements to acquire nine multifamily apartment properties, containing 2,676 units, from affiliates of MR Holdings, LLC, or MR Holdings, and to acquire substantially all of the assets, including property management agreements, of Mission Residential Management, which is the property manager of 41 properties, including the nine properties under contract for purchase, containing a total of approximately 12,000 units. On September 30, 2010, we through the Operating Partnership, acquired the first of the nine multifamily apartment properties, the Mission Rock Ridge property, from Mission Rock Ridge, LP, an unaffiliated third party, for a purchase price of $19,857,000 in cash, plus closing costs. We financed a portion of the purchase price with the Mission Rock Ridge Loan, and the remaining balance using proceeds from the Apartment REIT’s follow-on public offering. The remaining eight proposed property acquisitions from MR Holdings have not yet closed and remain subject to substantial conditions to closing.
   Acquisition of Remaining Eight Multifamily Properties
       We entered into purchase and sale agreements to acquire eight properties that are owned by DSTs for which an affiliate of MR Holdings serves as trustee, in exchange for total consideration valued at approximately $157.8 million, including approximately $33.2 million of OP Units, with each OP Unit valued at $9.00 per unit, and the assumption of approximately $124.6 million of in-place mortgage indebtedness encumbering the properties. Subject to certain limitations, the OP Units would, after a one-year holding period, be redeemable by us for cash upon the request of the OP Unit holder, or at our discretion, for shares of the Apartment REIT’s common stock on a one-share-for-one OP Unit basis.
       The following table provides a summary description of the nine properties:

				Approximate	Average
				Rentable	Unit		Average	2009
		Year	Number	Area (Sq.	Size (Sq.	Physical	Rent Per	Property
Property Name	Location	Built	of Units	Ft.)(1)	Ft.)	Occupancy	Unit(1)	Taxes

Mission Brentwood	Brentwood, TN	1989	380	299,008	843	95.6%	$694	$347,726
Mission Briley Parkway	Nashville, TN	1985	360	318,524	955	95.5%	$611	$270,382
Mission Barton Creek	Austin, TX	1980	298	225,336	756	99.0%	$852	$556,780
Mission Battleground Park	Greensboro, NC	1990	240	229,108	955	96.0%	$627	$163,432
Mission Capital Crossing	Raleigh, NC	1983	356	360,996	1,014	93.6%	$638	$177,382
Mission Tanglewood	Austin, TX	1986	364	253,404	696	96.8%	$618	$465,035
Mission Mayfield Downs	Grand Prairie, TX	2002	258	216,006	901	97.0%	$711	$375,448
Mission Preston Wood	Richardson, TX	1979	194	192,191	991	95.6%	$672	$179,996
		1999 2000

(1)	As of September 30, 2010.

(2)	This property was developed and constructed in three stages.
       The table below describes the average effective monthly rent per unit and the occupancy rate for each of the last four years ended December 31, 2009 and through September 30, 2010, for each of the eight properties to be acquired from DSTs in the proposed acquisitions.

			2010		2009		2008		2007		2006

Property		Avg		Eff.		Eff.		Eff.		Eff.		Eff.
Name	Units	SF	Occ	Rent	Occ	Rent	Occ	Rent	Occ	Rent	Occ	Rent

Mission Barton Creek	298	756	99.0%	$852	97.0%	$924	91.3%	$1,055	—	—	—	—

Mission Battleground Park	240	955	96.0%	$627	95.4%	$635	92.5%	$685	93.3%	$724	95.7%	$747

			2010		2009		2008		2007		2006

Property		Avg		Eff.		Eff.		Eff.		Eff.		Eff.
Name	Units	SF	Occ	Rent	Occ	Rent	Occ	Rent	Occ	Rent	Occ	Rent

Mission Brentwood	380	843	95.6%	$694	94.7%	$699	95.5%	$765	96.6%	$762	93.2%	$726

Mission Briley Parkway(1)	360	955	95.5%	$611	94.7%	$626	96.1%	$663	93.1%	$669	93.2%	$633

Mission Capital Crossing	356	1,014	93.6%	$638	94.9%	$636	93.8%	$696	—	—	—	—

Mission Mayfield Downs	258	837	97.0%	$711	95.0%	$731	95.0%	$751	96.5%	$818	—	—

Mission Preston Wood	194	991	95.6%	$672	94.6%	$688	95.9%	$730	93.8%	$796	96.4%	$808

Mission Tanglewood	364	696	96.8%	$618	91.8%	$655	—	—	—	—	—	—

Total	2,450	874	96.1%	$675	94.7%	$696	94.3%	$763	94.8%	$747	94.2%	$715

(1)	This property is subject to a ground lease.
     The following information generally applies to each of the properties included in the potential property acquisitions:
•	we believe all of the properties are adequately covered by insurance and are suitable for their intended purposes;

•	we have no plans for any material renovations, improvements or development with respect to any of the properties, except in accordance with planned budgets; and

•	each of the properties are located in markets where we are subject to competition for attracting new tenants and retaining current tenants.
     For federal income tax purposes, the depreciable basis in each of the eight properties to be acquired from DSTs in the potential property acquisitions will equal the aggregate adjusted basis of the DST Investors in each of the properties and will be determined after the proposed acquisitions are consummated and after we have received information from the DST Investors regarding their adjusted tax basis with respect to each property.
     We calculate depreciation for income tax purposes using the straight line method. We depreciate buildings and land improvements based upon estimated useful lives of 27.5 and 15 years, respectively.
          The following table sets forth a summary regarding geographic concentration of the eight properties to be acquired from DSTs as part of the proposed acquisitions.

				Percent of Total
						By
	Number of	Number of	Purchase	By		Purchase
State	Properties	Units	Price	State	By Units	Price
North Carolina	2	596	$33,488,000	25%	28.80%	21.32%
Tennessee	2	360	49,980,000	25	17.39	31.83
Texas	4	1,114	73,551,000	50	53.81	46.85

Total	8	2,070	$157,019,000	100%	100%	100%
       We also anticipate paying an acquisition fee of 3.0% of the purchase price of each of these eight properties to our advisor, Grubb & Ellis Apartment REIT Advisor, LLC, and one of its affiliates.
       Each of these potential property acquisitions is subject to substantial conditions to closing, including: (i) lender consents, (ii) registration of the OP Units issuable as part of the consideration for the DST property acquisitions,

(iii) following the effectiveness of the registration statement pertaining to the OP Units, confirmation by the trustee of each DST of its investment decision to accept the OP Units as consideration, and (iv) other customary closing conditions. There is no assurance that any of these conditions will be satisfied and we currently cannot predict if or when any of these potential property acquisitions will close. The closings of these eight property acquisitions are not contingent upon each other. Accordingly, we may consummate the acquisition of some but not all of the proposed acquisitions if the closing conditions are not met under the applicable purchase and sale agreements.
Value of the OP Units
       The value of the OP Units that will be paid in the proposed acquisitions for the eight properties held by DSTs is based upon an assumed value of $9.00 per unit, which is a 10.0% discount to the sale price of the Apartment REIT Shares. The following table sets forth the aggregate equity value assigned to the eight properties. The number of OP Units allocable to each DST Investor is based upon such owner’s proportional interest in the DST. The number of OP Units issuable at the closing of the proposed acquisitions is subject to adjustments based upon actual debt levels at the time of closing and customary closing prorations.
            The consideration payable to the DSTs is as follows:

				Assumed
		Purchase	Equity Value	Mortgage	Interest		Maturity
Property Name	Location	Price(2)	of the OP Units(3)	Indebtedness(1)	Rate(1)		Date

Mission Brentwood	Brentwood, TN	$27,857,000	$7,857,000	$20,000,000	5.8875%		11/1/2016
Mission Briley Parkway	Nashville, TN	$22,123,000	$7,573,000	$14,550,000	6.326%		9/1/2016
Mission Barton Creek	Austin, TX	$25,929,000 (5)	$4,729,000 (4)	$21,200,000	3.06	%(6)	11/1/2015
Mission Battleground Park	Greensboro, NC	$12,821,000	$1,621,000	$11,200,000	6.322%		8/1/2016
Mission Capital Crossing	Raleigh, NC	$20,667,000	$2,967,000	$17,700,000	5.93%		2/1/2018
Mission Tanglewood	Austin, TX	$19,862,000	$4,587,000	$15,275,000	6.45	%(6)	2/1/2019
Mission Mayfield Downs	Grand Prairie, TX	$18,027,000	$1,792,000	$16,235,000	5.51	%(7)	6/1/2017
					12.75	%(8)	6/1/2017
Mission Preston Wood	Richardson, TX	$9,733,000	$1,333,000	$8,400,000	5.243%		10/1/2015

(1)	As of September 30, 2010.

(2)	Subject to certain purchase price adjustments as provided in the applicable definitive purchase agreements.

(3)	Based upon an assumed value of $9.00 per OP Unit.

(4)	In addition, we will be paying an amount not to exceed $757,000 in the OP Units for a capital improvement escrow reserve account.

(5)	Represents the variable interest rate per annum in effect as of September 30, 2010. Adjustable at the money market yield for Freddie Mac Reference Bill Securities with 30-day maturities from the most recent auction of Reference Bills conducted by Freddie Mac unless Freddie Mac has not conducted an auction of such bills within 60-days prior to the applicable interest

(6)	Fixed interest rate per annum through November 2010. Adjustable after November 2010 at the money market yield for Freddie Mac Reference Bill Securities with 30-day maturities from the most recent auction of Reference Bills conducted by Freddie Mac unless Freddie Mac has not conducted an auction of such bills within 60-days prior to the applicable interest adjustment period (i.e., each month), then a LIBOR Index Rate plus 3.0%.

(7)	Note A, which had an original principal balance of $15,250,000.

(8)	Note B, which had an original principal balance of $985,000.
The estimated amount that each DST Investor will be entitled to receive upon completion of the proposed acquisitions will be determined based upon the amount that would be distributable by the DST to its beneficial owners if the DST were to liquidate in accordance with the terms of the DST’s declaration of trust.
Valuation Method
       In establishing the number of OP Units issuable to the DSTs, the Operating Partnership first determined fair market value of the stabilized operating properties held by the DSTs using a capitalization rate methodology, as well as through negotiations with MR Holdings, in its capacity as trustee of the DSTs. A capitalization rate methodology is a real property valuation approach used by investors and appraisers to determine the fair market value of income-

producing real estate. Under this methodology, the value of a property is calculated by dividing the property’s net operating income (i.e., gross property operating income less all expenses required to operate the property) over a specified annual period by an assigned capitalization rate. By focusing on the net operating income of a property over a specified annual period, this valuation methodology does not take into account potential future changes in the net operating income of the property that may occur outside of the specified period or the financial structure of the property (i.e., the amount of debt and debt service requirements) and may not take into account certain future capital expenditures required to be made at the property. As a result, this methodology may not necessarily reflect the value that could be obtained for real property in a transaction with other third parties. No third-party appraisals or independent valuations were utilized to determine the value assigned to the Property to be acquired by the OP in the proposed acquisition. After the fair market value of the properties held by the DSTs was determined, the equity value of each property was determined by calculating the difference between the fair value, which in each case is the negotiated purchase price, and the outstanding mortgage debt encumbering each of the properties. This equity value was then divided by $9.00 to determine the number of OP Units issuable to each DST. We established a value of $9.00 per OP Unit by applying a 10% discount to the current offering price of the Apartment REIT’s shares of common stock in recognition that that OP Units are subject to a one-year holding period following the date of issuance before they may be redeemed by the holder and are subject to other transfer restrictions.
No Dissenters’ Rights
       Neither applicable law nor the trust agreement relating to any DST provides any rights of dissent or appraisal to owners of beneficial interest in the DSTs in connection with the proposed acquisition.
Tax Protection Agreements
       The acquisition of each of the eight properties that are owned by DSTs are intended to be treated for federal income tax purposes as a nontaxable contribution of the applicable properties by the relevant DST Investors to the Operating Partnership in exchange for the OP Units. In connection with these transactions, the Apartment REIT and the Operating Partnership intend to enter into tax protection agreements with the existing DST Investors who are contributing their interests in exchange for the OP Units at the closing of each of the acquisitions. These agreements are intended to protect the existing DST Investors against receiving a special allocation of taxable gain upon a future disposition by the Operating Partnership of the property.
       The tax protection agreements will obligate the Operating Partnership to use commercially reasonable efforts to dispose of the respective property in a transaction in which no gain is required to be recognized for federal income tax purposes (for example, a section 1031 exchange (a tax-deferred exchange of one property for another property) or a tax-free partnership merger or contribution), and will require the Operating Partnership to indemnify the DST Investor for whom gains (other than foreclosure related gains) are triggered under certain circumstances. This obligation will terminate on the seventh anniversary of the closing of the acquisition, but will earlier terminate with respect to a DST Investor on the date on which such DST Investor ceases to own, in the aggregate, 20% or more of the OP Units issued in respect of such DST Investor’s interest in the property.
       When there is a reduction in a partner’s share of partnership liabilities that exceeds the partner’s adjusted tax basis in the partnership, the partner will recognize taxable gain. The tax protection agreements also will require the Operating Partnership to notify each DST Investor if the Operating Partnership intends to repay, retire, refinance or otherwise reduce (other than scheduled amortization or repayment) the amount of the liabilities with respect to a property in a manner that would cause such holder to recognize gain for federal income tax purposes. In addition, the tax protection agreements will require the Operating Partnership to cooperate with investor to arrange a special allocation of other OP liabilities to the investor in an amount sufficient to avoid causing such DST Investor to recognize gain as a result of the reduction of the Operating Partnership’s liabilities.
Proposed acquisitions of Six Additional Multifamily Properties
       We are in discussions with MR Holdings and Mission Residential Management pursuant to which the parties are negotiating the terms of the proposed acquisitions described below. Completion of these transactions is subject to the negotiation, execution and delivery by the parties of definitive agreements, receipt of all required consents and approvals, including lender consents, other third party consents, approval by the investors in certain of the properties and approval of the transactions by the Board, as well as the satisfaction of various other customary conditions.
       We intend to seek the consent of the owners of tenant-in-common interests in six properties, four of which are currently managed by joint ventures between an affiliate of our company and MR Holdings, to purchase these six properties for aggregate consideration valued at $99.5 million, including approximately $31.4 million of the OP Units, with each OP Unit valued at $9.00 per unit, and the assumption of approximately $68.1 million of in-place mortgage indebtedness encumbering the properties.
       There is no assurance that the parties will enter into definitive agreements with respect to all or any of the proposed acquisitions or that all or any of the proposed acquisitions will be completed.
Acquisition of Mission Residential MR Property Management, LLC, or MR Property Management, our Property Management Business
Acquisition of Substantially All of the Assets and Certain Liabilities of Mission Residential Management, LLC, a Property Management Company, and Legal Proceedings Regarding Potential Property Acquisitions
       On November 5, 2010, MR Property Management completed the acquisition of substantially all of the assets and certain liabilities of Mission Residential Management, including the in-place workforce of approximately 300 employees. In connection with the closing, we assumed property management agreements, or entered into sub-management agreements pending receipt of lender consents, with respect to 41 multifamily apartment properties containing approximately 12,000 units, including Mission Rock Ridge Apartments located in Arlington, Texas that we acquired on September 30, 2010 and the eight additional multifamily apartment properties the Operating Partnership has contracted to acquire from the DSTs. We believe the acquisition of Mission Residential Management is a substantial step toward our goal to become a fully self-managed entity. We paid total consideration of $5,500,000 of cash plus the assumption of certain liabilities and other payments totaling approximately $1,500,000, subject to certain post-closing pro rations and adjustments. In connection with this acquisition, we paid an acquisition fee of 2.0% of the purchase price to our advisor and its affiliate. At the closing of the transaction, we entered into various ancillary agreements, including:
•	an asset management agreement pursuant to which we assumed the asset management and investor relations responsibilities for all of the aforementioned properties; and

•	a termination fee agreement pursuant to which the lessees of the managed properties under the master lease structures and certain other affiliates of Mission Residential Management agreed to pay us termination fees if any of the property management agreements we assumed or sub-management agreements we entered into is terminated by the lessee of the property under its master lease structure other than for cause, is not extended by the lessee or is terminated by the manager without good reason. The termination fee provisions will survive for five years after the closing. The termination fee will not be payable if a property management agreement is terminated as a result of our acquisition of the managed property. The obligations of the lessees of the properties to pay these termination fees are guaranteed by MR Holdings and by Mission Residential Holdings, LLC.
       Following closing, Mission Residential Management and certain of its affiliates are required to indemnify, defend and hold harmless the buyer and its affiliates, including us, subject to certain limitations, against losses, claims and liabilities that arise out of breaches of representations and warranties, breaches of covenants and liabilities that the buyer is not agreeing to assume, including pre-closing liabilities.
       On November 9, 2010, seven of the 277 investors who hold interests in the eight Delaware statutory trusts that hold the remaining eight DST properties that we have contracted to acquire from such trusts filed a complaint in the United States District Court for the Eastern District of Virginia (Civil Action No. 3:10CV824(HEH)) against the trustee of each of these trusts and certain of the trustee’s affiliates, as well as against the Operating Partnership, seeking, among other things, to enjoin the closing of our proposed acquisition of the remaining eight DST properties that we have contracted to acquire. The complaint alleges, among other things, that the trustee has breached its fiduciary duties to the beneficial owners of the trusts by entering into the eight purchase and sale agreements with the Operating Partnership. The complaint further alleges that the Operating Partnership aided and abetted the trustees’ alleged breaches of fiduciary duty and tortiously interfered with the contractual relations between the trusts and the trust beneficiaries. We believe the allegations contained in the complaint are without merit and we intend to defend the claims vigorously. However, there is no assurance that we will be successful in our defense. If the plaintiffs are able to obtain the injunctive relief they seek, we may be prevented from closing the acquisitions of the remaining eight DST properties that we have contracted to acquire. A hearing regarding the request for injunctive relief is expected to occur within the next 90 days. In a Consent Order dated November 10, 2010, the parties agreed that none of the eight transactions will be closed during the 90-day period following the date of such Consent Order.

INVESTMENT OBJECTIVES, STRATEGY AND CRITERIA
Investment Objectives
       Our objective is to acquire quality apartment communities so we can provide our equityholders with:
•	stable cash flows available for distribution to our stockholders;

•	preservation, protection and return of capital; and

•	growth of income and principal without taking undue risk.
       Additionally, we intend to:
•	invest in income-producing real estate and real estate-related investments in a manner which permits the Apartment REIT to continue to qualify as a REIT for federal income tax purposes; and

•	realize capital appreciation upon the ultimate sale of our properties.
       We may not attain these objectives and the value of our investments may decrease. Our investment objectives will not be altered if less than the maximum offering amount is raised; however, if we raise significantly less than the maximum offering amount, we may not be able to purchase a diverse portfolio of properties.
       We believe the following will be key factors for our success in meeting our objectives.
Following Demographic Trends and Population Shifts to Find Attractive Tenants in Quality Apartment Community Markets
       According to the U.S. Census Bureau, nearly 90.0% of the estimated total U.S. population growth between 2000 and 2030 will occur in the South and West. We will emphasize property acquisitions in regions of the U.S. that seem likely to benefit from the ongoing population shift and/or are poised for strong economic growth. We further believe that these markets will likely attract quality tenants who have good income and strong credit profiles and choose to rent an apartment rather than buy a home because of their life circumstances. For example, they may be baby-boomers or retirees who desire freedom from home maintenance costs and property taxes. They may also be individuals in transition who need housing while awaiting selection or construction of a home. We believe that attracting and retaining quality tenants strongly correlates with the likelihood of providing stable cash flows to our investors as well as increasing the value of our properties.
       The current market environment has made it more difficult to qualify for a home loan, and the down payment required to purchase a new home may be substantially greater than it has in the past, potentially making home ownership more expensive. We believe that as the pool of potential renters increases, the demand for apartments is also likely to increase. With this increased demand, we believe that it may be possible to raise rents and decrease rental concessions in the future at apartment communities we may acquire.
Leveraging the Experience of Our Management
       We believe that a critical success factor in property acquisition lies in having a management team that possesses the flexibility to move quickly when an opportunity presents itself to buy or sell a property. The owners and officers of our advisor possess considerable experience in the apartment housing sector, which we believe will help enable us to identify appropriate opportunities to buy and sell properties to meet our objectives and goals.
       Each of our key executives has considerable experience building successful real estate companies. As an example, one of our principals, Mr. Olander, has been responsible for the acquisition and financing of approximately 50,000 apartment units, has been an executive in the real estate industry for almost 30 years, and previously served as President and Chief Financial Officer and a member of the board of directors of Cornerstone Realty Income Trust, Inc. Likewise, Mr. Remppies and Mr. Carneal are the former Chief Investment Officer and Chief Operating Officer, respectively, of Cornerstone Realty Income Trust, where they oversaw the growth of that company from an ownership of approximately 12,000 apartment units mainly concentrated in four major markets at year-end 1997, when the company’s shares of common stock were listed on the NYSE, to an ownership of approximately 23,000 apartment units across 17 major markets in 2004, when its merger with Colonial Properties Trust was announced. This growth represented a 100% increase in total assets over seven years and an average growth of over 14.0% per year.

Current Market Opportunities
       Recent data regarding the national economy and apartment market indicate both to be in recovery as of the third quarter of 2010 following the global financial crisis and recession of 2007 through 2009. In its Preliminary Trends report for the third quarter of 2010, Reis, Inc. reports that absorption, or the change in the number of occupied apartment units, was positive 94,000 units in the third quarter of 2010, adding that this figure “is the largest quarterly addition to occupied stock on record since Reis began publishing quarterly data in 1999.” Reis, Inc. states, “Third quarter data shows that recovery in the apartment rental sector appears to be firmly rooted. National vacancies fell by 70 basis points, from 7.8 to 7.1 percent, as net absorption surged by close to 94,000 units. Expressed in terms of historical quarterly data, this is one of the sharpest drops in vacancy on record. The only other comparable period was in the third quarter of 2005, when vacancies fell by 60 basis points, but that was partly driven by tens of thousands of apartment rental units being leeched away from inventory, to be converted for sale into condominiums.”
       Reis, Inc. also reports an increase in average rental rates during the third quarter. According to Reis, Inc., “Asking and effective rents grew at about the same pace relative to the second quarter, rising by 0.5% and 0.6% respectively. Like the second quarter, the faster pace of effective rent increases versus asking rents imply that concession packages are no longer increasing and may in fact be tightening.”
       Also, according to data from the Bureau of Labor Statistics, or the BLS, the labor market began adding jobs in 2010 following consistent job losses that reduced nonfarm payrolls by approximately 8,000,000 in 2008 and 2009. According to the September 2010 Employment Situation report from the BLS, total nonfarm payroll employment was 130,201,000 in September 2010, representing an increase of over 600,000 jobs compared to December 2009.
       We expect that the financial crisis and recession will have prolonged effects on the housing market that will be favorable to the long term performance of apartment properties. For example, the requirements to qualify for a new single family home mortgage are now more demanding compared to the 2000s. Second, households may be less likely to purchase single family homes for investment value. Third, many members of the labor force may become more mobile in order to pursue employment opportunities in different areas of the country.
       Fourth, the number of construction completions for new apartment properties in 2010 and in future years is expected to be significantly less compared to recent years due to difficulty among developers in obtaining construction financing for new projects since the financial crisis began. REIS, Inc. forecasts that approximately 97,000 new units will be delivered in 2010 compared to 136,000 units delivered in 2009 and 119,000 units in 2008. REIS, Inc. expects the pace of deliveries to decrease to approximately 53,000 units in 2011 and 79,000 in 2012.
Historical and Projected Apartment Deliveries (1999 - 2014)
Source: Reis, Inc., “United States Apartment 2Q 2010 Metro Trend Futures.”

       Marcus & Millichap forecasts reduced deliveries of new apartment units to coincide with accelerating job growth in 2011 through 2013 in its Apartment Outlook report dated August 2010. According to Marcus & Millichap, “The outlook brightens considerably for 2011 and beyond amid expectations for improved economic growth, powerful demographic shifts supporting a surge in renter demand and limited new construction.”
       Marcus & Millichap expects that the echo-boom generation, numbering approximately 80 million, will begin entering the housing market in significant numbers and other age groups will establish or re-establish households around the same time. According to Marcus & Millichap, “Between 2005 and 2009, the number of 18- to 34-year-olds living at home increased by 2.2 million, the highest level recorded in over 25 years. As job growth accelerates, a large share of these individuals will establish independent households. Also, the apartment market stands to benefit from the aging of echo boomers, which will lead to the addition of 4 million individuals to the prime renter cohort from 2010 to 2015. Based on expectations that strict mortgage standards and elevated down payment requirements will persist for several years to come, most young adults will head for the renter pool.”
       Changes in other demographic groups are predicted to result in higher demand for apartments as well. A trend towards “lifestyle renting” is emerging among the baby boom generation of approximately 78 million people, according to the National Multi-Housing Council. Motivations to rent among this generation may include relinquishing home maintenance responsibilities, relocating residence in order to be closer to family members and services, and accessing home equity to fund retirement living.
       Also, according to the National Multi-Housing Council’s 2009 Annual Report, “Married couples with children — the backbone of the post-war suburban explosion — now account for only one in four households; by 2020, that drops to one in five. In their place are a growing number of nontraditional households who are more likely to choose renting — single parents, couples without children and empty nesters.”
       We believe that increased growth in population, particularly in younger and older age groups, coupled with tighter lending conditions and uncertainty in the housing markets, should help drive further demand for apartments. We believe this increase in demand coupled with a reduction of new supply coming on-line in futures years, will result in higher occupancy rates and rental rates.
       Further, the capital markets for apartment properties have been the most stable of any real estate sector since the beginning of the financial crisis and recession. During the past few years, pricing of apartment properties has become more favorable. Freddie Mac, Fannie Mae, and the United States Department of Housing and Urban Development have continuously provided debt liquidity to the sector, and interest rates for apartment property mortgages from these lenders have generally remained comparable to or lower than the rates prior to the financial crisis and recession.
       We believe that the state of the investment and finance markets today will allow us to acquire stabilized apartment properties that are immediately accretive. We also believe that as the recovery in the economy and apartment market develops, such assets will generate higher investment returns in the future.
Demographic Investing
       We incorporate a demographic-based investment approach to our overall investment strategy. This approach enables us to consider demographic analysis when acquiring apartment communities. This analysis takes into account fundamental long-term economic and societal trends, including population shifts, generational differences, and domestic migration patterns. Demographic-based investing assists us in investing in the properties needed by the country’s largest population groups, and in the regions experiencing the greatest growth. When incorporating this strategy, we consider three factors: (1) the age ranges of the dominant population groups; (2) the essential needs of each dominant population group; and (3) the geographic regions that appeal to each dominant population group.
       Our demographic-based investment strategy focuses on the following three population groups, which we believe have increasing demand for apartment communities
     Seniors
       Seniors are the 65+ age group who are the elders of the baby boomers. Older retirees may prefer the ease of apartment living instead of managing the expenses and burdens of home ownership.

     Boomers
       Born between 1946 and 1964, the American Hospital Association and First Consulting Group state that this group controls approximately 75.0% of the United States’ assets. As their children reach adulthood and move out or go off to college, they may be more likely to consider renting smaller, luxury apartments or condominiums.
     Echo boomers
       Born between 1982 and 1994, members of this group are generally the children of baby boomers. This group, most likely to rent apartments, is entering their household formation years, which is helping to fuel new demand for apartments, according to the Joint Center for Housing Studies of Harvard University, or JCHS. With approximately 4,000,000 echo boomers turning 21 every year, the existing housing stock in fast growing areas will be unable to accommodate the rising number of young households according to a study by the JCHS.
Investment Strategy
       We invest primarily in existing apartment communities. To the extent it is in your best interest, we intend to invest in a geographically diversified portfolio of apartment communities that will satisfy our primary investment objectives of (1) providing our securityholders with stable cash flows, (2) preservation, protection and return of capital, and (3) growth of income and principal without taking undue risk. Because a significant factor in the valuation of income-producing real estate is the potential for future income, we anticipate that the majority of properties we acquire will have both current income and the potential for long-term net income.
       We do not intend to enter into purchase and leaseback transactions, under which we would purchase a property from an entity and lease the property back to such entity under a net lease.
       We do not intend to purchase interests in hedge funds.
       Our advisor and its affiliates may purchase properties in their own names, assume loans in connection with the purchase of properties and temporarily hold title to such properties in order to facilitate our acquisition of such properties, financing of such properties, completing construction of such properties, or for any other purpose related to our business.
       Although we have not, and do not currently intend to do so, we also may acquire properties from our advisor, affiliates of our advisor, and entities advised or managed by our advisor or its affiliates. In such an event, a majority of the Board, including a majority of the independent directors, not otherwise interested in the transaction, must determine that the transaction is fair and reasonable to us and at a price no greater than the cost of the property to our advisor, such affiliates of our advisor or such entities advised or managed by our advisor or its affiliates, or, if in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. Such acquisitions also must be supported by an independent appraisal prepared by an appraiser who is a member in good standing of the American Institute of Real Estate Appraisers or similar national organization selected by the Apartment REIT’s independent directors. In connection with such acquisitions, our advisor or an affiliate of our advisor may receive acquisition fees of up to 3.0% of the contract purchase price of each property we acquire or up to 4.0% of the total development cost of any development property acquired. We also will reimburse our advisor for expenses actually incurred related to selecting, evaluating or acquiring such properties. The total of all acquisition fees and expenses paid to our advisor or affiliates of our advisor, including any real estate commissions or other fees paid to third parties, but excluding any development fees and construction fees paid to persons affiliated with our sponsor in connection with the actual development and construction of a project, will not exceed an amount equal to 6.0% of the contract purchase price of the property, or in the case of a loan, 6.0% of the funds advanced, unless fees in excess of such limits are determined to be commercially competitive, fair and reasonable to us by a majority of our directors not interested in the transaction and by a majority of our independent directors not interested in the transaction. On November 1, 2010, we received written notice from our advisor that our advisor has elected to terminate that certain second amended and restated advisory agreement dated June 3, 2010 between us and our advisor, or the advisory agreement. Pursuant to the advisory agreement, either party may terminate the advisory agreement upon 60 days’ written notice without cause or penalty. Therefore, we expect that the advisory agreement will terminate on December 31, 2010. We intend for the new advisory agreement to be effective upon the termination of the advisory agreement. This new advisory agreement is currently being negotiated and is subject to approval by the Board, and thus, we cannot make any assurances that we will enter into such an agreement.
       Although our focus is on apartment communities, our governing documents do not preclude us from acquiring other types of properties. We may acquire other real estate assets, including, but not limited to, income-producing commercial properties. The purchase of any apartment community or other property type will be based upon the best interest of the Apartment REIT, the Operating Partnership and their respective securityholders, as determined by the Board and the general partner of the Operating Partnership. Regardless of the mix of properties we may own, our primary business objectives are to maximize securityholder value by acquiring apartment communities that have stable cash flows and growth potential, and to preserve capital.
Acquisition Standards
       We generally invest in metropolitan areas that are projected to have population growth rates in excess of the national average and that we believe will continue to perform well over time. While our acquisitions will not be limited to any state or geographic region, we will emphasize property acquisitions in regions of the United States that seem likely to benefit from shifts of population and assets and/or are poised for strong economic growth.
       Our primary investment focus is existing apartment communities that produce immediate income. However, we may acquire newly-developed apartment communities with some lease-up risk if we believe the investment will result in long-term benefits for our securityholders. We generally will purchase newer properties, less than five years old, with reduced capital expenditure requirements and high occupancy. However, we may purchase older properties, including properties that need capital improvements or lease-up to maximize their value and enhance our returns. Because these properties may have short-term decreases in income during the lease-up or renovation phase, we will acquire them only when management believes there is long-term growth potential of the investment after necessary lease-up or renovations is completed. We do not anticipate a significant focus on such properties.
       We generally intend to engage property management companies with expertise in our property markets that we believe can help maximize property performance and the internal growth of our portfolio as discussed above.
       We generally seek to acquire well-located and well-constructed properties where the average income of the tenants generally exceeds the average income for the metropolitan area in which the community is located. We expect that all of our apartment communities will lease to their tenants under similar lease terms, which range from month-to-month to 12-month leases. We believe that the relatively short lease terms that are customary in most markets may allow us to aggressively raise rental rates in appropriate circumstances.
       We also may consider purchasing apartment communities that include land or development opportunities as part of the purchase package. Acquisitions of unimproved real property will comprise no more than 10.0% of our aggregate portfolio value, and our intent in those circumstances is to transfer development risk to the developer. Acquisitions of this type, while permitted, are not anticipated and do not represent a primary objective of our acquisition strategy. In fact, such acquisitions would require special consideration by the Board because of their increased risk.
       We believe that our acquisition strategy will benefit us and our securityholders for the following reasons:
•	We intend to purchase apartment communities at favorable prices and obtain immediate income from tenant rents, with the potential for appreciation in value over time.

•	We intend to preserve capital through selective acquisitions and professional management, whereby we intend to increase rental rates, maintain high economic occupancy rates, reduce tenant turnover, make value-enhancing and income-producing capital improvements, where appropriate, and control operating costs and capital expenditures.

•	We seek to acquire apartment communities in growth markets, at attractive prices relative to replacement cost, that provide the opportunity to improve operating performance through professional management, marketing and selective leasing and renovation programs.
       We believe, based on our management’s prior real estate experience, that we have the ability to identify quality properties capable of meeting our investment objectives. In evaluating potential acquisitions, the primary factor we will consider is the property’s current and projected cash flows. We will also consider a number of other factors, including:
•	geographic location and type;

•	construction quality and condition;

•	potential for capital appreciation;

•	the general credit quality of current and potential tenants;

•	the potential for rent increases;

•	the interest rate environment;

•	potential for economic growth in the tax and regulatory environment of the community in which the property is located;

•	potential for expanding the physical layout of the property;

•	occupancy and demand by tenants for properties of a similar type in the same geographic vicinity;

•	prospects for liquidity through sale, financing or refinancing of the property;

•	competition from existing properties and the potential for the construction of new properties in the area; and

•	treatment under applicable federal, state and local tax and other laws and regulations.
       Our advisor has substantial discretion with respect to the selection of specific properties.
       We do not purchase any property unless and until we obtain an environmental assessment, at a minimum, a Phase I review, and generally are satisfied with the environmental status of the property, as determined by our advisor.
       We also may enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if, during a stated period, the property does not generate specified cash flows, the seller or developer will pay us cash in an amount necessary to reach the specified cash flows level, subject in some cases to negotiated dollar limitations.
       In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on the property. The amount paid for an option, if any, is normally surrendered if the property is not purchased, and is normally credited against the purchase price if the property is purchased.
       In purchasing properties, we will be subject to risks generally incidental to the ownership of real estate, including:
•	changes in general economic or local conditions;

•	changes in supply of or demand for similar competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds, which may render the sale of a property difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws;

•	periods of high interest rates and tight money supply which may make the sale of properties more difficult;

•	tenant turnover; and

•	general overbuilding or excess supply in the market area.
       We anticipate that the purchase price of properties we acquire will vary depending on a number of factors, including the size and location of the property. In addition, the amount of fees paid to our advisor, its affiliates and third parties will vary based on the amount of debt we incur in connection with financing the acquisition. If the Apartment REIT is unsuccessful in its ongoing capital raising efforts, we may not be able to purchase a diverse portfolio of properties. If the Apartment REIT’s ongoing capital raising efforts are successful, we will likely acquire a substantial number of properties; however, it is difficult to predict the actual number of properties that we will acquire because of variables such as purchase price and the amount of leverage we will use.
Property Acquisitions
       Our advisor makes recommendations on all property acquisitions to the Board. The Board, including a majority of the independent directors, must approve all of our property acquisitions.

       We primarily acquire properties through-wholly owned subsidiaries of the Operating Partnership. We intend to acquire fee ownership of our apartment communities; however, we may acquire properties subject to long-term ground leases. Other methods of acquiring a property may be used when advantageous. For example, we may acquire properties through a joint venture or the acquisition of substantially all of the interests of an entity that in turn owns a real property.
       We may commit to purchase properties subject to completion of construction in accordance with terms and conditions specified by our advisor. In such cases, we will be obligated to purchase the property at the completion of construction, provided that (1) the construction conforms to definitive plans, specifications and costs approved by us in advance and embodied in the construction contract and (2) an agreed upon percentage of the property is leased. We will receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. Our intent is to transfer development risk to the developer. Acquisitions of this type, while permitted, are not anticipated and do not represent a primary objective of our acquisition strategy. In fact, such acquisitions would require special consideration by the Board because of their increased risk.
       If remodeling is required prior to the purchase of a property, we will pay a negotiated maximum amount either upon completion or in installments commencing prior to completion of the remodeling. Such amount will be based on the estimated cost of such remodeling. In such instances, we also will have the right to review the lessee’s books during and following completion of the remodeling to verify actual costs. In the event of substantial disparity between estimated and actual costs, we may negotiate an adjustment in the purchase price.
       We are not specifically limited in the number or size of properties we may acquire or on the percentage of net proceeds of the Apartment REIT’s ongoing capital raising efforts, which we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of proceeds the Apartment REIT raises and the Apartment REIT’s initial public offering.
Demographic Investing
       We incorporate a demographic-based investment approach to our overall investment strategy. This approach enables us to consider demographic analysis when acquiring apartment communities. This analysis takes into account fundamental long-term economic and societal trends, including population shifts, generational differences, and domestic migration patterns. Demographic-based investing assists us in investing in the properties needed by the country’s largest population groups, and in the regions experiencing the greatest growth. When incorporating this strategy, we consider three factors: (1) the age ranges of the dominant population groups; (2) the essential needs of each dominant population group; and (3) the geographic regions that appeal to each dominant population group.
Age
       Our demographic-based investment strategy focuses on the following three population groups:
•	Seniors — The 65+ age group who are the elders of the baby boomers.

•	Boomers — Born between 1946 and 1964, the American Hospital Association and First Consulting Group state that this group controls approximately 75.0% of the United States’ assets.

•	Echo boomers — Born between 1982 and 1994, this group represents the children of the boomers.
Essential Needs
       We believe that each of these population groups shares a need for apartment communities:
•	Seniors — Older retirees may prefer the ease of living associated with renting such as senior housing and small apartments, instead of dealing with the expenses and burden of home ownership.

•	Boomers — This aging population, currently the largest, controls the largest percent of U.S. financial assets according to the American Hospital Association and First Consulting Group. As their children reach adulthood and move out or go off to college, they may be more likely to consider renting smaller, luxury apartments or condominiums.

•	Echo Boomers — This group, most likely to rent apartments, is entering their household formation years which is helping to fuel new demand for apartments, according to the Joint Center for Housing Studies of Harvard University, or JCHS. With approximately 4,000,000 echo boomers turning 21 every year, in fast growing areas, the existing housing stock will be unable to accommodate the rising number of young households according to a study by the JCHS.
       The combination of an increase in the number of households and the changing age distributions of these households produces a significant increase of ten percent in the total number of renters from 2005 to 2015, or a rise from 35,400,000 in 2005 to 39,200,000 in 2015. The National Multi Housing Council also states that there is currently an increase in the number of younger renters (under age 35) but an even bigger increase in the number of older renters (55 and older).
Geographic Regions
       The U.S. Census Bureau projects that the South and the West regions of the United States will dominate all other geographic regions in population growth for the foreseeable future. In recent years, the largest proportionate increases in senior population were in the Southern and Western states. This trend should continue as boomers begin to retire. Although we intend to acquire real estate throughout the United States, it is likely that a significant portion of our portfolio will be located in Southern and Western states.
Joint Ventures
       We may invest in general partnership and joint venture arrangements with other real estate programs formed by, sponsored by or affiliated with our advisor or an affiliate of our advisor if a majority of the Apartment REIT’s independent directors who are not otherwise interested in the transaction approve the transaction as being fair and reasonable to us and our securityholders and on substantially the same terms and conditions as those received by the other joint venturers. We may also invest with nonaffiliated third parties by following the general procedures to obtain approval of an acquisition. However, we will not acquire interests in properties that are the subject of tenant in common syndications.
       We may invest in general partnerships or joint venture arrangements with our advisor and its affiliates only when:
•	there are no duplicate property management or other fees;

•	the investment of each entity is on substantially the same terms and conditions as those received by other joint venturers; and

•	we have a right of first refusal to acquire the property if the other joint venturers wish to sell their interests in the property.
       We may invest in general partnerships or joint venture arrangements with our advisor and its affiliates to enable us to increase our equity participation in such venture as additional proceeds of this offering are received, with the result that we will end up owning a larger equity percentage of the property. In addition, we have the right to enter into joint venture arrangements with entities unaffiliated with our advisor and its affiliates.
       You should note that there is a potential risk that we or our joint venture partner will be unable to agree on a matter material to the joint venture and we may not control the decision. Furthermore, we cannot assure you that we will have sufficient financial resources to exercise any right of first refusal.
Description of Our Leases
       Consistent with the multi-family industry, we anticipate that our lease terms will be for one year or less. These terms provide maximum flexibility for the owner to implement rental increases when the market will bear such increases.
The Operating Partnership
       The Apartment REIT conducts its business and owns properties through the Operating Partnership, Grubb & Ellis Apartment REIT Holdings, LP, and its wholly-owned subsidiaries. The Operating Partnership is governed by the Partnership Agreement, a copy of which is attached as an exhibit to the registration statement of which this prospectus forms a part. As the sole general partner of the Operating Partnership, the Apartment REIT has control over the affairs of the Operating Partnership. The Apartment REIT has delegated to our advisor the management of the day-to-day affairs of the Operating Partnership. Our advisor has no voting rights by virtue of its status as a special limited partner. The Operating Partnership may issue additional OP Units in the future in exchange for properties. The holders of these OP Units have the right to redeem their OP Units for cash or shares of the

Apartment REIT’s common stock on terms set forth in the Partnership Agreement. Under specified circumstances, holders of these OP Units may exercise their redemption rights by delivering a written notice of redemption to both the Operating Partnership and to the Apartment REIT, as general partner of the Operating Partnership. Upon receipt of the redemption notice, the Apartment REIT may elect to purchase those OP Units for either cash or shares of the Apartment REIT’s common stock in amounts determined in accordance with certain definitions and formulae set forth in the Partnership Agreement. If the Apartment REIT declines to purchase those OP Units, then the Operating Partnership must purchase the OP Units, subject to certain limitations designed to protect the Apartment REIT’s status as a REIT. See “Description of the OP Units and the Partnership Agreement.”
Our Strategies and Policies With Respect to Borrowing
       We intend to acquire properties with cash and mortgage loans or other debt, but we may acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price for such property in cash or in OP Units. With respect to properties purchased on an all-cash basis, we may later incur mortgage indebtedness by obtaining loans secured by selected properties, if favorable financing terms are available. In such event, the proceeds from the loans will be used to acquire additional properties in order to increase our cash flows and provide further diversification.
       We generally anticipate that aggregate borrowings, both secured and unsecured, will not exceed 65.0% of the combined market value of all of our real estate and real estate-related investments, as determined at the end of each calendar year. For these purposes, the fair market value of each asset will be equal to the purchase price paid for the asset or, if the asset was appraised subsequent to the date of purchase, then the fair market value will be equal to the value reported in the most recent independent appraisal of the asset. However, we may incur higher leverage during the period prior to the investment of all of the net proceeds from our offerings of common stock.
       The Board will review our aggregate borrowings at least quarterly to ensure that such borrowings are reasonable in relation to our net assets. Our borrowing policies provide that the maximum amount of such borrowings in relation to our net assets cannot exceed 300%, unless any excess in such borrowing is approved by a majority of independent directors and is disclosed in the Apartment REIT’s next quarterly report along with justification for such excess. For purposes of this determination, net assets are our total assets, other than intangibles, calculated at cost before deducting depreciation, amortization, bad debt and other similar non-cash reserves, less total liabilities and computed at least quarterly on a consistently-applied basis. Generally, the preceding calculation is expected to approximate 75.0% of the aggregate cost of our real estate and real estate-related investments before depreciation, amortization, bad debt and other similar non-cash reserves. We may also incur indebtedness to finance improvements to properties and, if necessary, for working capital needs or to meet the distribution requirements applicable to REITs under the federal income tax laws.
       When incurring secured debt, we generally expect to incur recourse indebtedness, which means that the lenders’ rights upon our default generally will not be limited to foreclosure on the property that secured the obligation. If we incur mortgage indebtedness, we will endeavor to obtain level payment financing, meaning that the amount of debt service payable would be substantially the same each year, although some mortgages are likely to provide for one large payment and we may incur floating or adjustable rate financing when the Board determines it to be in our best interest.
       The Board controls our strategies with respect to borrowing and may change such strategies at any time without stockholder approval, subject to the maximum borrowing limit of 300% of our net assets described above.
Sale or Disposition of Properties
       Our advisor and the Board will determine whether a particular property should be sold or otherwise disposed of after consideration of the relevant factors, including performance or projected performance of the property and market conditions, with a view toward achieving our principal investment objectives.
       In general, we intend to hold properties, prior to sale, for a minimum of four years. When appropriate to minimize our tax liabilities, we may structure the sale of a property as a “like-kind exchange” under the federal income tax laws so that we may acquire qualifying like-kind replacement property meeting our investment objectives without recognizing taxable gain on the sale. Furthermore, our general strategy will be to reinvest in additional properties proceeds from the sale, financing, refinancing or other disposition of our properties that represent our initial investment in such property or, secondarily, to use such proceeds for the maintenance or repair of existing properties or to increase our reserves for such purposes. The objective of reinvesting such portion of the sale, financing and refinancing proceeds is to increase the total value of real estate assets that we own, and the cash flows derived from such assets to pay distributions to the Apartment REIT’s stockholders.
       Despite this strategy, the Board, in its discretion, may distribute to the Apartment REIT’s stockholders all or a portion of the proceeds from the sale, financing, refinancing or other disposition of properties. In determining whether any of such proceeds should be distributed to its stockholders, the Board will consider, among other factors, the desirability of properties available for purchase, real estate market conditions and compliance with the Apartment REIT distribution requirements. Because we may reinvest such portion of the proceeds from the sale, financing or refinancing of our properties, the Apartment REIT could hold its stockholders’ capital indefinitely. However, the affirmative vote of stockholders controlling a majority of the Apartment REIT’s outstanding shares of common stock may force the Apartment REIT to liquidate its assets and dissolve.
       In connection with a sale of a property, our general preference will be to obtain an all-cash sale price. However, we may provide seller financing on certain properties if, in our judgment, it is prudent to do so, and we may take a purchase money obligation secured by a mortgage on the property as partial payment. There are no limitations or restrictions on our taking such purchase money obligations. The terms of payment upon sale will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. To the extent we receive notes, securities or other property instead of cash from sales, such proceeds, other than any interest payable on such proceeds, will not be included in net sale proceeds available for distribution until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed of. Thus, the distribution of the proceeds of a sale to the Apartment REIT’s stockholders, to the extent contemplated by the Board, may be delayed until such time. Also, our taxable income may exceed the cash received in the sale. In such cases, we will receive payments in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.
       While it is our intention to hold each property we acquire for a minimum of four years, circumstances might arise which could result in the early sale of some properties. A property may be sold before the end of the expected holding period if:
•	we believe the value of a property might decline substantially;

•	an opportunity has arisen to improve other properties;

•	we can increase cash flows through the disposition of the property; or

•	we believe the sale of the property is in our best interest.
       The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of the relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized.
Our Long-Term Investment Objectives
       Our long-term investment objective is to provide our securityholders with (1) stable cash flows throughout the term of the investment, (2) preservation, protection and return of capital, and (3) growth of income and principal without taking undue risk. Our goal is to purchase interests in real estate that will provide immediate income to our securityholders from tenant rents but that will also appreciate in value such that we can sell them after several years at a profit.
       We anticipate that by 2013, the Board will determine when, and if, to apply to have the shares of the Apartment REIT’s common stock listed for trading on a national securities exchange, if we meet the then applicable listing requirements. We believe that an exchange listing may allow us to increase our size, portfolio diversity, securityholder liquidity, access to capital and stability, and to decrease our operating costs. However, we cannot assure that such listing will ever occur. If by 2013, the shares of the Apartment REIT’s common stock are not listed for trading on a national securities exchange, then the Board must either (a) adopt a resolution that sets forth a proposed amendment to its charter extending or eliminating this deadline, declare that such amendment to the charter is advisable and direct that the proposed amendment be submitted for consideration at either an annual or special meeting of the Apartment REIT’s stockholders, or (b) adopt a resolution that declares a proposed liquidation and dissolution is advisable on substantially the terms and conditions set forth, or referred to, in the resolution and direct that the proposed liquidation be submitted for consideration at either an annual or special meeting of the stockholders. If the Board seeks an amendment to the charter to extend or eliminate the listing deadline and the

Apartment REIT’s stockholders do not approve such amendment, then the Board shall seek a liquidation and dissolution as described above. If the stockholders do not then approve the liquidation and dissolution, we shall continue our business. If the Board seeks the liquidation and dissolution as described above and the stockholders do not approve such resolution, then the Board shall seek the amendment to the charter to extend or eliminate the listing deadline as described above. If the stockholders do not then approve such amendment, we shall continue our business.
Changes in Our Investment Objectives
       Subject to the limitations in the Apartment REIT’s charter, bylaws and the MGCL, our powers will be exercised by or under the authority of, and our business and affairs will be controlled by, the Board. The Board also has the right and power to establish strategies concerning investments and the right, power and obligation to monitor our procedures, investment operations and performance.
       In general, the Apartment REIT’s charter can be amended only if the proposed amendment is declared advisable by the Board and approved by the affirmative vote of a majority of the outstanding shares of the Apartment REIT’s common stock, but the Board has the exclusive power to amend, alter or repeal the bylaws and to make new bylaws.
       Within the express restrictions and prohibitions of the Apartment REIT’s charter, bylaws and applicable law, the Board has significant discretion to modify our investment objectives, as stated in this prospectus. We have no present intention to modify any of our investment objectives, and it is anticipated that any modification would occur only if business and economic factors affecting us made our stated investment objectives unworkable or imprudent. By way of illustration only, the Board could elect to acquire other types of commercial properties in addition to apartment communities.
       Thus, while this prospectus discloses our current investment objectives, prospective securityholders must be aware that the Board, acting consistently with the Apartment REIT’s organizational documents, applicable law and their fiduciary obligations, may elect to modify or expand our objectives from time to time. Any such action by the Board would be based upon our best interests and those of our securityholders.
Review of Investment Policies
       The Board has established written policies on investments and borrowing. The Board is responsible for monitoring the administrative procedures, investment operations and performance of us and our advisor to ensure such policies are carried out. The Apartment REIT’s charter requires that the independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the Apartment REIT’s stockholders. Each determination and the basis therefor is required to be set forth in the minutes of the applicable meetings of the directors. Implementation of our investment policies also may vary as new investment techniques are developed. Our investment policies may not be altered by the Board without the approval of the Apartment REIT’s stockholders.
Investment Policies and Limitations
       The Apartment REIT’s charter places numerous limitations on the Apartment REIT with respect to the manner in which it may invest its funds prior to a listing of its common stock. Until its common stock is listed, the Apartment REIT may not:
•	make investments in unimproved property in excess of 10.0% of its total assets (as used herein, “unimproved property” means any investment with the following characteristics: (a) an equity interest in real property which was not acquired for the purpose of producing rental or other operating income; (b) has no development or construction in process on such land; and (c) no development or construction on such land is planned to commence within one year);

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with its ordinary business of investing in real estate assets;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless such contracts of sale are in recordable form and appropriately recorded in the chain of title;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of the Apartment REIT’s independent directors determines, and in all cases in which the transaction is with any of the Apartment REIT’s directors, our advisor or any of their respective affiliates, such appraisal shall be obtained from an independent appraiser. The Apartment REIT will maintain such appraisal in its records for at least five years and it will be available for inspection and duplication. The Apartment REIT will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•	make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans on such property, including its loan, would exceed an amount equal to 85.0% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	make or invest in mortgage loans that are subordinate to any lien or other indebtedness of any of its directors, our advisor, the Apartment REIT’s sponsor or any of the Apartment REIT’s affiliates;

•	issue equity securities redeemable solely at the option of the holder (this limitation, however, does not limit or prohibit the operation of the Apartment REIT’s share repurchase plan);

•	issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue options or warrants to purchase shares of its stock to our advisor, any of its directors, its sponsor or any of their respective affiliates except on the same terms, if any, as the options or warrants are sold to the general public; options or warrants may be issued to persons other than the Apartment REIT’s directors, our advisor, the Apartment REIT’s sponsor or any of their respective affiliates, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the Apartment REIT’s independent directors has a market value less than the value of such options or warrants on the date of grant;

•	engage in investment activities that would cause it to be classified as an investment company under the Investment Company Act;

•	engage in underwriting or the agency distribution of securities issued by others; or

•	make any investment that is inconsistent with its objectives of remaining qualified as a REIT unless and until the Board determines, in its sole discretion, that REIT qualification is not in the Apartment REIT’s best interest.
Real Estate-Related Investments
       In addition to our acquisition of apartment communities and other income-producing commercial properties, we may make real estate-related investments, such as mortgage, mezzanine, bridge and other loans, common and preferred equity securities, commercial mortgage-backed securities, and certain other securities, including collateralized debt obligations and foreign securities.
Making Loans and Investments in Mortgages
       We will not make loans to other entities or persons unless secured by mortgages, and we will not make any mortgage loans to our advisor or any of its affiliates. We will not make or invest in mortgage loans unless we obtain an appraisal concerning the underlying property from a certified independent appraiser. We will maintain such appraisal in our records for at least five years, and will make it available during normal business hours for inspection and duplication by any stockholder or limited partner at such stockholder’s or limited partner’s expense. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.
       We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loans, would exceed an amount equal to 85.0% of the appraised value of the property as determined by an appraisal from a certified independent appraiser, unless we find substantial justification due to the presence of other underwriting criteria. In no event will we invest in mortgage loans that exceed the appraised value of the property as of the date of the loans. All of our mortgage loans must provide for at least one of the following:
•	except for differences attributable to adjustable rate loans, equal periodic payments on a schedule that would be sufficient to fully amortize the loan over a 20- to 40-year period;

•	payments of interest only for a period of not greater than ten years with the remaining balance payable in equal periodic payments on a schedule that would fully amortize the loan over a 20- to 30-year period; or

•	payment of a portion of the current stated interest and deferral of the remaining interest for a period not greater than five years, with the remaining principal and interest payable in equal periodic payments on a schedule that would fully amortize the loan over a 20- to 35-year period.
       The value of our investments in secured loans, including mezzanine loans, as shown on our books in accordance with GAAP, after all reasonable reserves but before provision for depreciation, will not exceed 5.0% of our total assets.
Investing in Securities
       We may invest in the following types of securities: (1) equity securities such as common stocks, preferred stocks and convertible preferred securities of public or private real estate companies (including other REITs, real estate operating companies and other real estate companies); (2) debt securities such as commercial mortgage-backed securities and debt securities issued by other real estate companies; and (3) certain other types of securities that may help us reach our diversification and other investment objectives. These other securities may include, but are not limited to, various types of collateralized debt obligations and certain non-U.S. dollar denominated securities. There are no limitations on the amount or percentage of our total assets that may be invested in any one issuer, other than those imposed by the gross income and asset tests that we must satisfy to qualify as a REIT. However, we do not anticipate investing in the securities of other entities for the purpose of exercising control over that entity. We do not intend to engage in trading, underwriting, agency distribution or sales of securities of other issuers.
       Our advisor will have substantial discretion with respect to the selection of specific securities investments. The Apartment REIT’s charter provides that the Apartment REIT may not invest in equity securities unless a majority of its directors (including a majority of the independent directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable. Consistent with such requirements, in determining the types of securities investments to make, our advisor will adhere to a board-approved asset allocation framework consisting primarily of components such as (1) target mix of securities across a range of risk/reward characteristics, (2) exposure limits to individual securities and (3) exposure limits to securities subclasses (such as common equities, debt securities and foreign securities). Within this framework, our advisor will evaluate specific criteria for each prospective securities investment including:
•	positioning the overall portfolio to achieve an optimal mix of real estate and securities investments;

•	diversification benefits relative to the rest of the securities assets within our portfolio;

•	fundamental securities analysis;

•	quality and sustainability of underlying property cash flows;

•	broad assessment of macroeconomic data and regional property level supply and demand dynamics;

•	potential for delivering high current income and attractive risk-adjusted total returns; and

•	additional factors considered important to meeting our investment objectives.
       Commercial mortgage-backed securities are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Commercial mortgage-backed securities generally are pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They typically are issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust’s income. Losses and other shortfalls from expected amounts to be received in the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled. Commercial mortgage-backed securities are subject to all of the risks of the underlying mortgage loans. We may invest in investment grade and non-investment grade commercial mortgage-backed securities classes.
Appraisals
       The purchase price for each property that we acquire must be approved by a majority of the Apartment REIT’s independent directors and be based on the fair market value of the property. In cases in which a majority of the independent directors require, and in all cases in which we acquire property from or sell one of our properties to the Apartment REIT’s officers or directors or our advisor or any of their respective affiliates, we will obtain an appraisal from an independent appraiser who is a member-in-good-standing of the American Institute of Real Estate Appraisers or similar national or regional organization and who will be selected by the Apartment REIT’s independent directors.
Reserves
       When we acquire a property, our advisor prepares a capital plan that contemplates the estimated capital needs of that investment. In addition to operating expenses, capital needs may also include costs of refurbishment or other major capital expenditures. The capital plan also sets forth the anticipated sources of the necessary capital, which may include a line of credit or other loan established with respect to the investment, operating cash generated by the investment, additional equity investments from us or joint venture partners or, when necessary, capital reserves. Any capital reserve would be established from the gross proceeds of the offerings of the Apartment REIT’s common stock, proceeds from sales of other investments, operating cash generated by other investments or other cash on hand. In some cases, a lender may require us to establish capital reserves for a particular investment. The capital plan for each investment will be adjusted through ongoing, regular reviews of our portfolio or as necessary to respond to unanticipated additional capital needs.
Other Strategies
       In determining whether to purchase a particular property, we may first obtain an option to purchase such property. We may forfeit the amount paid for the option, if any, if the property is not purchased.
       We hold all funds, pending investment in properties, in readily marketable, interest-bearing securities which will allow the Apartment REIT to continue to qualify as a REIT. Such investments will be highly liquid and provide for appropriate safety of principal and may include, but will not be limited to, investments such as bank money market accounts, short-term CDs issued by a bank or other short-term securities issued or guaranteed by the U.S. government.
       We do not intend to make distributions-in-kind, except for:
•	distributions of beneficial interests in a liquidating trust established for the dissolution of the Apartment REIT and the liquidation of our assets in accordance with the terms of the MGCL; or

•	distributions of property which meet all of the following conditions:
•	the Board offers each stockholder the election of receiving in-kind property distributions; and

•	the Board advises each stockholder of the risks associated with direct ownership of the property;

•	the Board distributes in-kind property only to those stockholders who accept the directors’ offer.
Distributions
       In order to continue to qualify as a REIT for federal income tax purposes, among other things, the Apartment REIT must distribute each taxable year at least 90.0% of its taxable income, other than net capital gain. The Operating Partnership expects to make distributions on a per OP Unit basis at the same times and in the same amounts to holders of the OP Units as the per share distributions made to holders of the Apartment REIT’s common stock. Neither the Apartment REIT nor the Operating Partnership intends to maintain cash reserves to fund distributions to stockholders.
       The Apartment REIT intends to avoid, to the extent possible, the fluctuations in distributions that might result if distribution payments were based on actual cash received during the distribution period. Accordingly, the

Apartment REIT may use cash received during prior periods or cash received subsequent to the distribution period and prior to the payment date for such distribution payment, to pay annualized distributions consistent with the distribution level established from time to time by the Board. Our ability to maintain regular and predictable distributions will depend upon the availability of cash flows and applicable requirements for qualification as a REIT under the federal income tax laws. Therefore, there may not be cash flows available to pay distributions or distributions may fluctuate. If cash available for distribution is insufficient to pay distributions, we may obtain the necessary funds by borrowing, issuing new securities or selling assets. These methods of obtaining funds could affect future distributions by increasing operating costs.
       To the extent that distributions to stockholders of the Apartment REIT are made out of the Apartment REIT’s current or accumulated earnings and profits, such distributions are taxable as ordinary dividend income. To the extent that the Apartment REIT’s distributions exceed its current and accumulated earnings and profits, such amounts constitute a return of capital to its stockholders for federal income tax purposes, to the extent of their basis in their stock, and thereafter will constitute capital gain. All or a portion of a distribution to stockholders may be paid from offering proceeds and thus, constitute a return of capital to our stockholders.
       We operate in an umbrella partnership REIT structure, pursuant to which the Apartment REIT holds its properties and conducts its operations through the Operating Partnership. The Apartment REIT serves as the sole general partner of the Operating Partnership, manages its affairs and is entitled to 99.9% of the profits generated by the Operating Partnership. Our advisor currently is the only limited partner and the sole special limited partner of the Operating Partnership and is entitled to 0.01% of the profits generated by the Operating Partnership. Following the completion of the proposed acquisitions, the Operating Partnership expects to make distributions on an OP Unit basis at the same times and in the same amounts to holders of OP Units as the per share distributions made to holders of the Apartment REIT’s common stock.
       A holder of the OP Units generally will not be subject to tax on cash distributions by the Operating Partnership unless the distribution exceeds the holder’s basis in its OP Units immediately before the distribution, in which case the excess will generally be treated as taxable gain. Rather, a holder of the OP Units will be required to report its allocable share (whether or not any distributions are made) of the Operating Partnership’s items of income, gain, loss, deduction and credit for each taxable year of the Operating Partnership ending with or within the holder’s taxable year. Accordingly, in any particular year, a holder’s allocation of taxable income or gain from the Operating Partnership, and possibly the associated tax liability, may exceed the cash distributed by the Operating Partnership. For a discussion of the tax treatment of distributions and allocations of income and gain to holder of the OP Units generally, see “Material Federal Income Tax Considerations Tax Consequences of Ownership of the OP Units After the Proposed Acquisition.”
       Your monthly distribution benefits begin to accrue immediately upon becoming a stockholder or an OP Unit holder. However, the Board could, at any time, elect to pay distributions quarterly to reduce administrative costs. Subject to applicable REIT rules, generally we intend to reinvest proceeds from the sale, financing, refinancing or other disposition of our properties through the purchase of additional properties, although we cannot assure you that we will be able to do so.
       The amount of distributions we pay to the Apartment REIT’s stockholders is determined by the Board and is dependent on a number of factors, including funds available for payment of distributions, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain the Apartment REIT’s status as a REIT under the Internal Revenue Code.
       The following table sets forth the cash distributions declared per share of the Apartment REIT’s common stock during each fiscal quarter of the Apartment REIT’s current fiscal year and each prior fiscal year since the Apartment REIT’s initial public offering, which concluded on July 27, 2006.

Cash Distributions
Declared Per Share of
Common Stock
2010
Third quarter	$0.15
Second quarter	$0.15
First quarter	$0.15

Cash Distributions
Declared Per Share of
Common Stock
2009
Fourth quarter	$0.15
Third quarter	$0.15
Second quarter	$0.15
First quarter	$0.17

2008
Fourth quarter	$0.18
Third quarter	$0.18
Second quarter	$0.18
First quarter	$0.18

2007
Fourth quarter	$0.18
Third quarter	$0.18
Second quarter	$0.18
First quarter	$0.16

2006
Fourth quarter	$0.14
Third quarter(1)	$0.00

(1)	July 27, 2006 (commencement of operations through September 30, 2006).

DESCRIPTION OF EXISTING PROPERTIES
       We invest in a geographically diverse portfolio of apartment communities in select U.S. metropolitan areas. Although we have not yet done so, in the future we may also originate and invest in secured loans and other real estate-related investments. Each of our apartment communities has similar economic characteristics, residents and products and services. As of September 30, 2010, we owned the following 15 properties with an aggregate of 3,973 units that we acquired for an aggregate purchase price of $377,787,000.

						Contract
	Ownership	Type of	Number		Purchase	Purchase	Mortgage	Interest	Maturity	Property
Property Name	Interest	Property	of Units	Occupancy	Date	Price	Debt(1)	Rate(1)	Date	Taxes(3)	Location

Walker Ranch Apartment Homes	100%	apartment	325	96.0%	10/31/2006	$30,750,000	$20,000,000	5.36%	5/11/2017	$814,000	San Antonio, TX
Hidden Lake Apartment Homes	100%	apartment	380	96.8%	12/28/2006	$32,030,000	$19,218,000	5.34%	1/11/2017	$742,000	San Antonio, TX
Park at Northgate	100%	apartment	248	97.2%	6/12/2007	$16,600,000	$10,295,000	5.94%	8/1/2017	$529,000	Spring, TX
Residences at Braemar	100%	apartment	160	90.6%	6/29/2007	$15,000,000	$9,231,000	5.72%	6/1/2015	$132,000	Charlotte, NC
Baypoint Resort	100%	apartment	350	93.1%	8/2/2007	$33,250,000	$21,612,000	5.94%	8/1/2017	$538,000	Corpus Christi, TX
Towne Crossing Apartments	100%	apartment	268	98.9%	8/29/2007	$21,600,000	$14,588,000	5.04%	11/1/2014	$459,000	Mansfield, TX
Villas of El Dorado	100%	apartment	248	95.6%	11/2/2007	$18,000,000	$13,600,000	5.68%	12/1/2016	$342,000	McKinney, TX
The Heights at Olde Towne	100%	apartment	148	91.2%	12/21/2007	$17,000,000	$10,475,000	5.79%	1/1/2018	$204,000	Portsmouth, VA
The Myrtles at Olde Towne	100%	apartment	246	91.9%	12/21/2007	$36,000,000	$20,100,000	5.79%	1/1/2018	$375,000	Portsmouth, VA
Arboleda Apartments	100%	apartment	312	94.9%	3/31/2008	$29,250,000	$17,559,000	5.36%	4/1/2015	$553,000	Cedar Park, TX
Creekside Crossing	100%	apartment	280	93.9%	6/26/2008	$25,400,000	$17,000,000	2.51% (2)	7/1/2015	$357,000	Lithonia, GA
Kedron Village	100%	apartment	216	98.6%	6/27/2008	$29,600,000	$20,000,000	2.53% (2)	7/1/2015	$187,000	Peachtree City, GA
Canyon Ridge Apartments	100%	apartment	350	95.4%	9/15/2008	$36,050,000	$24,000,000	2.56% (2)	10/1/2015	$422,000	Hermitage, TN
Bella Ruscello Luxury Apartment Homes	100%	apartment	216	93.5%	3/24/2010	$17,400,000	$13,233,000	5.53%	4/1/2020	$353,000	Duncanville, TX

Mission Rock Ridge	100%	apartment	226	97.8%	9/30/2010	$19,857,000	$13,900,000	4.20%	10/1/2020	$375,000	Arlington, TX

(1)	As of September 30, 2010, we had 12 fixed rate and three variable rate mortgage loans with effective rates ranging from 2.51% to 5.94% per annum and a weighted average effective interest rate of 4.74% per annum. Most of the mortgage loan payables may be prepaid in whole but not in part, subject to prepayment premiums. In the event of prepayment, the amount of the prepayment premium will be paid according to the terms of the applicable loan documents.

(2)	Represents the per annum variable interest rate in effect as of September 30, 2010. In addition, pursuant to the terms of the related loan documents, the maximum variable interest rate allowable is capped at a rate ranging from 6.50% to 6.75% per annum.

(3)	Represents the real estate taxes on the property for 2009.
          The table below represents the number and percentage of aggregate purchase price of our properties by state as of September 30, 2010.

				Percent of Total
			Aggregate			By Aggregate
	Number of	Number of	Purchase			Purchase
State	Properties	Units	Price	By State	By Units	Price
Texas	9	2,573	$218,737,000	60.0%	64.8%	57.9%
Georgia	2	496	55,000,000	13.3	12.5	14.6
Virginia	2	394	53,000,000	13.3	9.9	14.0
Tennessee	1	350	36,050,000	6.7	8.8	9.5
North Carolina	1	160	15,000,000	6.7	4.0	4.0

Total	15	3,973	$377,787,000	100%	100%	100%

       The table below describes the average effective monthly rent per unit and the occupancy rate for each of the last four years ended December 31, 2009 and through September 30, 2010, for which we owned properties:

	2006(1)	2007(1)	2008(1)	2009(1)	2010(1)
Average Effective Monthly Rent per Unit	$889.38	$891.01	$934.06	$882.29	$840.78
Occupancy Rate	97.7%	91.5%	90.3%	93.9%	95.2%

(1)	Based on leases in effect as of December 31, 2006, 2007, 2008, and 2009, and September 30, 2010.
       As of September 30, 2010, no single tenant accounted for 10.0% or more of the rentable square feet of our real estate properties. Currently, we have no plans for any significant renovations, improvements or development with respect to any of our properties. We believe that each of our properties is adequately covered by insurance.
       The following information generally applies to our properties:
•	we believe all of our properties are adequately covered by insurance and are suitable for their intended purposes;

•	we have no plans for any material renovations, improvements or development with respect to any of our properties, except in accordance with planned budgets; and

•	our properties are located in markets where we are subject to competition for attracting new tenants and retaining current tenants.
Unsecured Note Payables to Affiliate
       The unsecured note payables to NNN Realty Advisors, a wholly-owned subsidiary of our sponsor, are evidenced by unsecured promissory notes, which bear interest at a fixed rate and require monthly interest-only payments for the terms of the unsecured note payables to affiliate.
       As of December 31, 2008, the outstanding principal amount under the unsecured note payables to affiliate was as follows:

			Default
Date of Note	Amount	Maturity Date	Rate	Interest Rate

06/27/08	$3,700,000	05/10/09	5.26%	7.26%
09/15/08	5,400,000	03/15/09	4.99%	6.99%
       Effective May 10, 2009, we executed an extension to extend the maturity date of the promissory note dated June 27, 2008 from May 10, 2009 to November 10, 2009.
       Effective March 9, 2009 and September 15, 2009, we executed extensions to extend the maturity date of the promissory note dated September 15, 2008 from March 15, 2009 to September 15, 2009 and from September 15, 2009 to December 15, 2009, respectively.
       On August 11, 2010, we entered into an amended and restated consolidated promissory note with NNN Realty Advisors, or the Amended Consolidated Promissory Note. The material terms of the Amended Consolidated Promissory Note provide for: (i) a principal amount outstanding of $7,750,000, which was reduced from $9,100,000 as a result of our pay down on the original principal amount due; (ii) an extension of the maturity date from January 1, 2011 to July 17, 2012; and (iii) a fixed interest rate of 4.50% per annum and a default interest rate of 6.50% per annum. Since this loan is a related party loan, the terms of the Amended Consolidated Promissory Note were approved by the Board, including a majority of our independent directors, and deemed fair, competitive and commercially reasonable by the Board. As of September 30, 2010, the outstanding principal amount under the Amended Consolidated Promissory Note was $7,750,000.
       Because these loans are related party loans, the terms of the loans and the unsecured notes, including any extensions and consolidations thereof, were approved by the Board, including a majority of the independent directors, and deemed fair, competitive and commercially reasonable by the Board.
Depreciation
       As of December 31, 2009, for federal income tax purposes, the depreciable basis in the properties noted below was approximately $354,032,000 in total. On March 24, 2010, we purchased Bella Ruscello Luxury Apartment Homes. For federal income tax purposes, the depreciable basis in Bella Ruscello Luxury Apartment Homes as of March 24, 2010 was approximately $16,500,000. On September 30, 2010, we purchased the Mission Rock Ridge property for federal income taxes purposes, the depreciable basis in the Mission Rock Ridge as of September 30,

2010 was approximately $19,185,000. When we calculate depreciation expense for tax purposes, we use the modified accelerated cost recovery system method. We depreciate buildings and land improvements for tax purposes based upon estimated useful lives of 27.5 years and 15 years, respectively. For tax purposes, we depreciate furniture and fixtures based upon an estimated useful life of seven years and equipment based upon an estimated useful life of five years. The depreciable basis in the properties noted below was as follows as of December 31, 2009:

Property Name	Depreciable Tax Basis

Walker Ranch Apartment Homes	$31,855,000
Hidden Lake Apartment Homes	33,333,000
Park at Northgate	17,317,000
Residences at Braemar	15,625,000
Baypoint Resort	35,025,000
Towne Crossing Apartments	21,630,000
Villas of El Dorado	19,063,000
The Heights at Olde Towne	17,880,000
The Myrtles at Olde Towne	37,460,000
Arboleda Apartments	30,313,000
Creekside Crossing	26,349,000
Kedron Village	30,704,000
Canyon Ridge Apartments	37,478,000

TERMINATION OF OUR ADVISORY AGREEMENT, DEALER MANAGER AGREEMENT AND
TRANSFER AGENT SERVICES AGREEMENT
       On November 1, 2010, we received written notice from our advisor that our advisor has elected to terminate that certain second amended and restated advisory agreement dated June 3, 2010 between us and our advisor, or the advisory agreement. Pursuant to the advisory agreement, either party may terminate the advisory agreement upon 60 days’ written notice without cause or penalty. Therefore, we expect that the advisory agreement will terminate on December 31, 2010. Upon the termination date for the advisory agreement, we will remove references to Grubb & Ellis Apartment REIT Advisor, LLC from our prospectus. Accordingly, we intend to enter into a new advisory agreement with a new advisor entity owned by American Realty Capital, LLC, an unaffiliated entity, and ROC REIT Advisors, LLC, which owns a 25% non-managing interest in our advisor and would likely own a 50.0% interest in our intended successor advisor entity. We intend for the new advisory agreement to be effective upon the termination of the advisory agreement. This new advisory agreement is currently being negotiated and is subject to approval by our board of directors, and thus, we cannot make any assurances that we will enter into such an agreement.
       Upon the termination of the advisory agreement, Grubb & Ellis, will no longer be our sponsor. Therefore, you should not place any undue reliance on the prior performance of Grubb & Ellis and its subsidiaries. In addition, upon the termination of the advisory agreement, we will no longer use the name “Grubb & Ellis” as part of our corporate name and we will no longer use the Grubb & Ellis logo. The Grubb & Ellis name and the Grubb & Ellis logo are the exclusive property of Grubb & Ellis.
       On November 1, 2010, we received written notice from the Apartment REIT’s dealer manager, that the dealer manager has elected to terminate that certain dealer manager agreement dated June 22, 2009 between the Apartment REIT and the dealer manager, or the dealer manager agreement. Pursuant to the dealer manager agreement, either party may terminate the dealer manager agreement upon 60 days’ written notice. Therefore, we expect that the dealer manager agreement will terminate on or about December 31, 2010. Upon the termination date for the dealer manager agreement, we will remove references to Grubb & Ellis Securities, Inc. from our prospectus. Accordingly, on November 5, 2010, we entered into an agreement with Realty Capital Securities, LLC, or RCS, whereby RCS will agree to serve as our exclusive dealer manager following the termination of the dealer manager agreement for the remainder of the Apartment REIT’s follow-on offering; provided however, that until the termination of the dealer manager agreement, Grubb & Ellis Securities, Inc. will remain the Apartment REIT’s exclusive agent and principal distributor for the purpose of selling shares of the Apartment REIT’s common stock pursuant to its follow-on offering. While certain provisions of the agreement with RCS, including the representations and warranties of the parties thereto, became effective immediately upon execution of such agreement, until the DMA Effective Date, as defined below, RCS will not have any authority, and will not be an agent or distributor for us with respect to the sale of shares of the Apartment REIT’s common stock pursuant to its follow-on offering. The DMA Effective Date shall be the first date upon which all of the following have occurred: (i) the advisory agreement has expired or has been terminated; (ii) the dealer manager agreement has expired or been terminated; and (iii) RCS has received a No-Objections notice from the Financial Industry Regulatory Authority in connection with the Apartment REIT’s follow-on offering. Therefore, we cannot make any assurances that the DMA Effective Date will occur or that RCS will become our successor dealer manager.
       Under the agreement with RCS and after the DMA Effective Date, RCS will receive selling commissions of 7.0% of the gross offering proceeds from sales of shares of the Apartment REIT’s common stock in its primary offering, all of which will be reallowed by RCS to participating broker-dealers. RCS will also receive a dealer manager fee of 3.0% of the gross offering proceeds from the shares of the Apartment REIT’s common stock sold pursuant to the Apartment REIT’s primary offering, all or a portion of which may be reallowed by RCS to participating broker-dealers. In addition, the Apartment REIT will reimburse RCS or any participating broker-dealer for reasonable bona fide due diligence expenses incurred by RCS or any participating broker-dealer; provided that reimbursement of such bona fide due diligence expenses shall not exceed 0.5% of the gross offering proceeds from the shares of common stock sold by the Apartment REIT pursuant to the primary offering. No selling commissions, dealer manager fee or reimbursement of bona fide due diligence expenses will be paid for shares sold pursuant to the DRIP.
       Subject to certain limitations including those set forth in the Apartment REIT’s charter, the Apartment REIT will agree to indemnify RCS and the participating broker-dealers, after the DMA Effective Date, against liabilities, including liabilities under the Securities Act of 1933, as amended, that may arise out of (i) material inaccuracies in our representations and warranties contained in the agreement with RCS, (ii) material breaches of the Apartment REIT’s covenants contained in the agreement with RCS, (iii) untrue statements of a material fact contained in the Apartment REIT’s Registration Statement on Form S-11, as amended, prospectus, sales literature or blue sky applications relating to the Apartment REIT’s follow-on offering, or (iv) the omission to state a material fact required to be stated in the Apartment REIT’s Registration Statement on Form S-11, as amended, or prospectus relating to the Apartment REIT’s follow-on offering.
       On November 3, 2010, we received written notice from Grubb & Ellis Equity Advisors, Transfer Agent, LLC, or GEEA Transfer Agent, that GEEA Transfer Agent has elected to terminate its transfer agent services agreement with the Apartment REIT. Pursuant to the transfer agent services agreement, GEEA Transfer Agent may terminate the transfer agent services agreement upon 180 days’ written notice. Therefore, we expect that the transfer agent services agreement will terminate on or about May 2, 2011. Upon the termination date for the transfer agent services agreement, we will remove references to GEEA Transfer Agent, LLC from our prospectus. Accordingly, we intend to enter into a new transfer agent services agreement with a third party prior to May 2, 2011.
Plans to Become a Self-Managed Entity and Change Name
       Our long-term strategic plan is to work towards becoming a fully self-managed entity, and we intend to change the name of the Apartment REIT to Apartment Trust of America, Inc. and the Operating Partnership to Apartment Trust of America Holdings, LP. As the first step in this transition, we intend to internalize our property management function. We believe that this will reduce the costs of managing our properties when compared to the fees currently being paid to third party vendors; however, we cannot make any assurances that such costs will be reduced. In addition, our officers and directors may face increasing demands related to their time and resources as a result of our strategic plan to transition to becoming a fully self-managed entity. If our officers and directors are unable to devote their full time and resources to our business, this could adversely affect our results of operations. Furthermore, we cannot make any assurances that we will be able to successfully become a fully self-managed entity. We could have difficulty integrating the functions currently performed by third party vendors and we may fail to properly identify the appropriate mix of personnel and capital needs to operate as a self-managed entity. An inability to manage this transition effectively could thus result in our incurring excess costs and/or suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs and our management’s attention could be diverted from most effectively managing our properties.

MANAGEMENT
       The Apartment REIT conducts its business and owns properties through the Operating Partnership, Grubb & Ellis Apartment REIT Holdings, LP, and its wholly-owned subsidiaries. As the sole general partner of the Operating Partnership, the Apartment REIT has control over the affairs of the Operating Partnership. As a result, information with respect to the management of the Apartment REIT is presented below.
Board of Directors of the Apartment REIT
       The Apartment REIT operates under the direction of the Board, the members of which are accountable to the Apartment REIT and its stockholders as fiduciaries. The Board is responsible for the overall management of the Apartment REIT’s business and affairs. However, the Board has retained our advisor to manage the Apartment REIT’s day-to-day affairs, subject to the Board’s supervision. The Apartment REIT’s charter was reviewed and ratified by at least a majority of the Board, including its independent directors. This ratification by the Board is required by the NASAA Guidelines.
       Under the MGCL, each director is required to discharge his or her duties in good faith, in a manner reasonably believed to be in the company’s best interest and with the care of an ordinarily prudent person in a like position under similar circumstances. The Board currently is comprised of five members, three of whom are independent directors.
       Each of the Apartment REIT’s independent directors would also qualify as independent under the rules of the NYSE. However, shares of the Apartment REIT’s common stock are not listed on the NYSE.
       Directors are elected annually and serve until the next annual meeting of stockholders or until their successor has been duly elected and qualified. There is no limit on the number of times a director may be elected to office. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.
       Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.
       No member of the Board nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest required to approve such a matter, shares of the Apartment REIT’s capital stock owned by members of the Board and their respective affiliates will not be included.
       Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors. The Apartment REIT’s independent directors will nominate replacements for vacancies in independent director positions.
Duties of Directors
       The responsibilities of the Board include:
•	approving and overseeing our overall investment strategy, which will consist of elements such as: (1) allocation of percentages of capital to be invested in real estate and real estate-related investments, (2) allocation of percentages of capital to be invested in apartment communities and other income-producing commercial properties, (3) diversification strategies, (4) investment selection criteria and (5) investment disposition strategies;

•	approving all real estate acquisitions, developments and dispositions, including the financing of such acquisitions and developments;

•	approving specific discretionary limits and authority to be granted to our advisor in connection with the purchase and disposition of real estate-related investments that fit within the asset allocation framework;

•	approving and overseeing our debt financing strategy;

•	approving and monitoring the performance of our advisor;

•	approving joint ventures, limited partnerships and other such relationships with third parties;

•	determining our distribution strategy and authorizing distributions from time to time;

•	approving amounts available for repurchases of shares of the Apartment REIT’s common stock; and

•	approving a liquidity event, such as the listing of the shares of the Apartment REIT’s common stock on a national securities exchange, the liquidation of our portfolio, the Apartment REIT’s merger with another company or similar transaction providing liquidity to the Apartment REIT’s stockholders.
       Members of the Board are not required to devote all of their time to our business and only are required to devote the time to our affairs as their duties may require. The directors meet quarterly or more frequently if necessary in order to discharge their duties. Consequently, in the exercise of their responsibilities, the directors heavily rely on our advisor. The directors have a fiduciary duty to the Apartment REIT’s stockholders to supervise the relationship between the Apartment REIT and our advisor. The Board is empowered to fix the compensation of all officers that it selects and to approve the payment of compensation to directors for services rendered to the Apartment REIT.
       The Board has written policies on investments and borrowing, the general terms of which are set forth in this prospectus. The directors may monitor the Apartment REIT’s administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of its stockholders. During the discussion of a proposed transaction, the independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to the Apartment REIT, and our advisor will take these suggestions into consideration when structuring transactions.
       The independent directors determine, from time to time but at least annually, that the total fees and expenses of the Apartment REIT are reasonable in light of the Apartment REIT’s investment performance, net assets and net income and the fees and expenses of other comparable unaffiliated REITs. This determination is reflected in the minutes of the meetings of the Board. For purposes of this determination, net assets are the Apartment REIT’s total assets, other than intangibles, calculated at cost before deducting depreciation, amortization, bad debt and other similar non-cash reserves, less total liabilities and computed at least quarterly on a consistently-applied basis.
       In addition, the independent directors determine from time to time, but at least annually, that the compensation that the Apartment REIT contracts to pay to our advisor is reasonable in relation to the nature and quality of the services performed and that such compensation is within the limits prescribed by the Apartment REIT’s charter. The Board, including a majority of independent directors, also supervises the performance of our advisor and the compensation paid to it to determine that the provisions of the advisory agreement are being carried out. The directors base each determination on the factors set forth below and other factors that they deem relevant. This determination is also reflected in the minutes of the meetings of the Board. Such factors include:
•	the amount of the advisory fee in relation to the size, composition and performance of our portfolio;

•	the success of our advisor in generating opportunities that meet our investment objectives;

•	the fees charged to similar REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by our advisor and any affiliate through their relationship with us, including acquisition fees, servicing and other fees, whether paid by us or by others with whom we do business;

•	the quality and extent of the service and advice furnished by our advisor;

•	the performance of our portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio relative to the investments generated by our advisor for its own account or for other clients.

Directors and Executive Officers
     The following table and biographical descriptions set forth certain information with respect to the individuals who are officers and directors of the Apartment REIT:

Name	Age*	Position

Stanley J. (“Jay”) Olander, Jr.	56	Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors
Gustav G. Remppies	50	President and Secretary
David L. Carneal	46	Executive Vice President and Chief Operating Officer
Andrea R. Biller	61	Director
Glenn W. Bunting, Jr.	66	Independent Director
Robert A. Gary, IV	57	Independent Director
Richard S. Johnson	60	Independent Director

*	As of November 15, 2010.
     There are no family relationships between any directors, executive officers or between any director and executive officer.
     Stanley J. (“Jay”) Olander, Jr. has been the Chief Executive Officer and a director of the Apartment REIT since December 2005. Mr. Olander has been the Chief Financial Officer of the Apartment REIT since October 2010. Since December 2006, he served as Chairman of the Board and from April 2007 to March 2010, he served as the Apartment REIT’s President. From April 2007 until November 2010 he served as the President of our advisor. From December 2007 until November 2010, Mr. Olander served as the Executive Vice President, Multifamily Division of our sponsor, Grubb & Ellis, where he also served in various capacities within the organization since December 2005, including serving as Chief Executive Officer, President and Chairman of the Board of Directors of Residential Management from August 2007 to November 2010. Since January 2006, Mr. Olander served as a managing member of ROC REIT Advisors, LLC, or ROC REIT Advisors, a non-managing member of our advisor. From 1996 to April 2005, Mr. Olander served as President and Chief Financial Officer and a member of the Board of Directors of Cornerstone Realty Income Trust, Inc., or Cornerstone, a publicly traded apartment REIT listed on the NYSE with a market capitalization of approximately $1.5 billion. In 2005, Mr. Olander oversaw the sale of Cornerstone. Mr. Olander has been responsible for the acquisition and financing of approximately 50,000 apartment units during his career. Mr. Olander received a B.S. degree in Business Administration from Radford University and an M.A. degree in Real Estate and Urban Land Development from Virginia Commonwealth University. The Board selected Mr. Olander to serve as a director because he serves as our Chief Executive Officer, has been with our sponsor or its affiliates for more than four years and has previously served as the president and chief financial officer of a publicly traded apartment REIT. Mr. Olander has expansive knowledge of the real estate and multi-family housing industries and relationships with chief executives and other senior management at real estate, multi-family development and investment companies, as well as financial lending institutions. The Board believes that Mr. Olander brings strong operational and financial expertise to the Board.
     Gustav G. Remppies has served as the Apartment REIT’s President since March 2010 and served as the Apartment REIT’s Secretary since October 2010, having previously served as its Executive Vice President and Chief Investment Officer from December 2005 to March 2010. Mr. Remppies served as the Executive Vice President and Chief Investment Officer of our advisor since December 2005. Mr. Remppies has also been a managing member of ROC REIT Advisors since January 2006. Mr. Remppies served in various capacities with Grubb & Ellis or its affiliates since December 2005, including Executive Vice President of Residential Management. From 1995 to 2003, Mr. Remppies served as Senior Vice President of Acquisition of Cornerstone, and from 2003 to April 2005, served as Executive Vice President and Chief Investment Officer. As such, he was responsible for all acquisitions, dispositions, financing and development for Cornerstone. During this tenure, Mr. Remppies oversaw the acquisition and development of approximately 23,000 apartment units. In addition, he oversaw the placement of over $500 million in debt, both secured and unsecured, with a variety of lenders. Mr. Remppies received a B.S. degree in Business Administration from the University of Richmond.

     David L. Carneal has served as the Executive Vice President and Chief Operating Officer of the Apartment REIT and our advisor since December 2005. Mr. Carneal has also been a managing member of ROC REIT Advisors since January 2006. Mr. Carneal has also served in various capacities within Grubb & Ellis or its affiliates since December 2005, including Executive Vice President of Residential Management. From 1998 to 2003, Mr. Carneal served as Senior Vice President of the Operations of Cornerstone, and from 2003 to April 2005, served as Executive Vice President and Chief Operating Officer. Mr. Carneal was responsible for overseeing the property management operations of approximately 23,000 apartment units. Prior to joining Cornerstone, Mr. Carneal held management and development positions with several other multi-family property management companies including Trammell Crow Residential. Mr. Carneal received a B.A. degree in History and Government from the University of Virginia.
     Andrea R. Biller has been a director since June 2008 and previously served as the Apartment REIT’s Secretary from April 2009 to October 2010 and from January 2006 to February 2009. She served as General Counsel of our advisor from December 2005 to October 2010. Ms. Biller served as the General Counsel, Executive Vice President and Secretary of Grubb & Ellis from December 2007 to October 2010, having served in various capacities within the organization since March 2003 to October 2010, including serving as Executive Vice President and Secretary of Grubb & Ellis Equity Advisors, LLC, the managing member of our advisor, and as the Secretary of Residential Management. She served as President of Grubb & Ellis Apartment Management, LLC, a non-managing member of our advisor, from January 2010 to October 2010. Ms. Biller has also served as the Executive Vice President and Secretary of Grubb & Ellis Healthcare REIT II, Inc. from January 2009 to October 2010 and the Executive Vice President and Secretary of Grubb & Ellis Healthcare REIT, Inc. (now known as Healthcare Trust of America, Inc.) from April 2006 to July 2009. Ms. Biller also served as the Secretary and Executive Vice President of G REIT, Inc. from June 2004 and December 2005, respectively, to January 2008, and as the Secretary of T REIT, Inc. from May 2004 to July 2007. Ms. Biller practiced as a private attorney specializing in securities and corporate law from 1990 to 1995 and 2000 to 2002. She practiced at the SEC from 1995 to 2000, including two years as special counsel for the Division of Corporation Finance. Ms. Biller received a B.A. degree in Psychology from Washington University, an M.A. degree in Psychology from Glassboro State University and a J.D. degree from George Mason University School of Law, where she graduated with distinction. Ms. Biller is a member of the California and Virginia State Bar Associations and the District of Columbia Bar Association. The Board selected Ms. Biller to serve as a director because she has served in various executive capacities with our sponsor for the past seven years and has also served as an executive officer of numerous other non-traded REITs and real estate investment programs. She has significant knowledge of, and relationships within, the real estate and non-traded REIT industries, as well as governmental and regulatory authorities due in part to the years she worked at the SEC and as legal counsel to many companies. The Board believes that her legal and executive experience will bring a unique and valuable perspective to the Board.
     Glenn W. Bunting, Jr. has been an independent director since December 2005. He was President of American KB Properties, Inc., which developed and managed shopping centers from 1985 to mid 2010. He has been President of G. B. Realty Corporation, which brokers shopping centers and apartment communities, since 1980. Mr. Bunting is a current director of Apple REIT Seven, Inc. and Apple REIT Eight, Inc., where he also serves on the audit, executive and compensation committees of each board. From 2005 to May 2007 and 2005 to October 2007, Mr. Bunting also served as a director and member of the executive and compensation committees of Apple Hospitality Two, Inc. and Apple Hospitality Five, Inc., respectively. He also previously served as a director of Cornerstone from 1993 to 2005, where he served on that company’s audit committee. Mr. Bunting received a B.S. degree in Business Administration from Campbell University. The Board selected Mr. Bunting to serve as a director due to his knowledge of the real estate and publicly registered non-traded REIT industry and his service on the board of directors of several non-traded REITs. The Board believes that Mr. Bunting’s publicly registered non-traded REIT experience will result in assisting us in developing our long-term strategy.
     Robert A. Gary, IV has been an independent director since December 2005. He is the chairperson and financial expert for the Apartment REIT’s audit committee. Mr. Gary co-founded Keiter, Stephens, Hurst, Gary & Shreaves, PC, which is an independent certified public accounting firm based in Richmond, Virginia, in 1978, where he has worked since its formation. His accounting practice focuses on general business consulting, employee benefits and executive compensation, and estate planning and administration. Mr. Gary previously served as a director of Cornerstone, from 2003 to 2005, where he also served as chairman of that company’s audit committee. He received a B.S. in Accounting from Wake Forest University and an M.B.A. from the University of Virginia’s Darden School. Mr. Gary is a Certified Public Accountant and a Certified Information Technology Professional and a member of the

American Institute of Certified Public Accountants and the Virginia Society of Certified Public Accountants. The Board selected Mr. Gary to serve as a director due to his financial and accounting expertise, particularly in the apartment REIT industry. The Board believes that his experience as a partner at a public accounting firm, as well as his previous role as a director and audit committee chairman of a publicly traded apartment REIT, will bring value to the Board.
     Richard S. Johnson has been an independent director of the Apartment REIT since September 2009. Since December 2002, he has also served as President and Chief Executive Officer, and since May 2010, chairman, of The Wilton Companies and its subsidiaries, which own, manage and operate a portfolio of real estate investment assets located in Virginia and North Carolina. From 1985 to December 2002, Mr. Johnson served as President of Southern Financial Corporation of Virginia, President of Southern Financial Title Corporation and co-owner of General Land Company of Virginia, Inc. Mr. Johnson is a member of the board of directors, audit committee and investment committee of First Community Bancshares, Inc. and First Community Bank, N.A. He also serves as a member of the board of directors of Fidelity Group, LLC, the board of trustees of the University of Richmond, the board of directors of The State Fair of Virginia, Inc., as a Director Emeritus of Ducks Unlimited, Inc. and as Chairman of the Board and Chairman of the Executive Committee of the Economic Development Authority of the City of Richmond, Virginia. Mr. Johnson received a B.S. degree in Business Administration from the University of Richmond and a Master of Science degree from Virginia Commonwealth University. The Board selected Mr. Johnson to serve as a director due to his extensive experience in operating and managing real estate investment portfolios and serving as a director and audit committee member of a publicly traded company. He also has significant knowledge of, and relationships within, the real estate investment management and financial industries. The Board believes that his prior experience will bring strong real estate and financial expertise to our operations and to the Board.
Committees of the Board
     The Apartment REIT has two standing committees of the Board, the audit committee and the executive committee. From time to time the Board may establish other committees it deems appropriate to address specific areas in more depth than may be possible at a full Board meeting, provided that a majority of the members of each committee are independent directors.
     Audit Committee. The Apartment REIT has an audit committee which must be comprised of a minimum of three individuals, a majority of whom are independent directors. Currently, the audit committee includes Messrs. Gary, Bunting, and Johnson, all of whom are independent directors. Mr. Gary is designated as the audit committee financial expert and the audit committee chairman. The audit committee:
•	makes recommendations to the Board concerning the engagement of independent public accountants;

•	reviews the plans and results of the audit engagement with the independent public accountants;

•	approves professional services provided by, and the independence of, the independent public accountants;

•	considers the range of audit and non-audit fees; and

•	consults with the independent public accountants regarding the adequacy of the Apartment REIT’s internal controls.
     Executive Committee. The Apartment REIT has an executive committee comprised of Mr. Olander, the chairman, and Messrs. Bunting and Gary, two independent directors. The executive committee has all of the powers of the full Board except for those that may not be delegated to a committee as provided under the MGCL.
     Acquisition Committee. The Apartment REIT currently does not have, but may have in the future, an acquisition committee comprised of members of the Board to approve acquisitions that do not require approval by the full Board. Currently, each of the Apartment REIT’s acquisitions must be approved by a majority of the Board, including a majority of the independent directors, as being fair and reasonable to the Apartment REIT and consistent with its investment objectives. Properties may be acquired from our advisor or its affiliates or the Apartment REIT’s officers and directors, provided that a majority of the Board, including a majority of the independent directors, not otherwise interested in the transaction approve the transaction as being fair and reasonable to the Apartment REIT and at a price to the Apartment REIT no greater than the cost of the property to the affiliate, unless substantial justification exists for a price in excess of the cost to the affiliate and the excess is reasonable.

     Compensation Committee. The Apartment REIT currently does not have, but may have in the future, a compensation committee comprised of a minimum of three directors, including at least two independent directors, to establish compensation strategies and programs for the Apartment REIT’s directors and executive officers. However, at a later date, the compensation committee may exercise all powers of the Board in connection with establishing and implementing compensation matters. Stock-based compensation plans will be administered by the Board if the members of the compensation committee do not qualify as “non-employee directors” within the meaning of the Securities Exchange Act of 1934, as amended, or the Exchange Act.
     Nominating and Corporate Governance Committee. The Apartment REIT does not have a separate nominating and corporate governance committee. The Apartment REIT believes that the Board is qualified to perform the functions typically delegated to a nominating and corporate governance committee and that the formation of a separate committee is not necessary at this time. Instead, the full Board performs functions similar to those which might otherwise normally be delegated to such a committee, including, among other things, developing a set of corporate governance principles, adopting a code of ethics, adopting objectives with respect to conflicts of interest, monitoring the Apartment REIT’s compliance with corporate governance requirements of state and federal law, establishing criteria for prospective members of the Board, conducting candidate searches and interviews, overseeing and evaluating the Board and management, evaluating from time to time the appropriate size and composition of the Board and recommending, as appropriate, increases, decreases and changes to the composition of the Board and formally proposing the slate of directors to be elected at each annual meeting of stockholders.
Director Compensation
     Pursuant to the terms of the Apartment REIT’s director compensation program, which are contained in the Apartment REIT’s 2006 incentive award plan, or the 2006 plan, the Apartment REIT’s independent directors receive the following forms of compensation:
•	Annual Retainer. The independent directors receive an annual retainer of $15,000.

•	Meeting Fees. The independent directors receive $1,000 for each Board meeting and executive committee meeting attended in person or by telephone, and $500 for each committee meeting, other than an executive committee meeting, attended in person or by telephone, and an additional $2,000 to the audit committee chairman for each audit committee meeting attended in person or by telephone. If a Board meeting is held on the same day as a committee meeting, an additional fee will not be paid for attending the committee meeting, except to the audit committee chairman.

•	Equity Compensation. Upon initial election to the Board, each independent director receives 1,000 shares of restricted the Apartment REIT’s common stock, and an additional 1,000 shares of restricted the Apartment REIT’s common stock upon his or her subsequent election each year. The shares of restricted common stock vest as to 20.0% of the shares on the date of grant and on each anniversary thereafter over four years from the date of grant.

•	Other Compensation. The Apartment REIT reimburses directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings, including committee meetings, of the Board. The independent directors do not receive other benefits from the Apartment REIT.
     The non-independent directors do not receive any compensation from the Apartment REIT.
The following table sets forth the compensation earned by the Board from the Apartment REIT in 2009:

					Change in
					Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensations	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)(1)	($)(2)	($)	($)	($)	($)	($)

Stanley J. Olander, Jr.(3)	—	—	—	—	—	—	—
Andrea R. Biller(3)	—	—	—	—	—	—	—
Glenn W. Bunting	27,500	10,000	—	—	—	—	37,500
Robert A. Gary, IV	35,000	10,000	—	—	—	—	45,000
Richard S. Johnson(4)	6,500	10,000	—	—	—	—	16,500
W. Brand Inlow(4)	29,500	10,000	—	—	—	—	39,500

(1)	Consists of the amounts earned described below.

		Basic Annual
		Retainer	Meeting Fees
Director	Role	($)	($)

Olander	Chairman of the Board	—	—
Biller	Director	—	—
Bunting	Member, Audit Committee	15,000	12,500
Gary	Member, Audit Committee	15,000	20,000
Johnson	Member, Audit Committee	4,000	2,500
Inlow	Member, Audit Committee	23,000	6,500

(2)	The amounts in this column represent the aggregate grant date fair value of the awards granted for the year ended December 31, 2009, as determined in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, Compensation — Stock Compensation, or ASC Topic 718. 800 shares, or $8,000, of Mr. Inlow’s restricted common stock award was forfeited in 2009. In addition, 1,200 shares of restricted common stock awards from prior years were forfeited.
     The following table shows the shares of the Apartment REIT’s restricted common stock awarded to each director during the fiscal year ended December 31, 2009, and the aggregate grant date fair value for each award (computed in accordance with ASC Topic 718):

		Number of	Full Grant
		Shares of	Date Fair
		Restricted	Value of
Director	Grant Date	Common Stock	Award ($)

Olander	—	—	—
Biller	—	—	—
Bunting	06/26/09	1,000	10,000
Gary	06/26/09	1,000	10,000
Johnson	09/24/09	1,000	10,000
Inlow	06/26/09	1,000	10,000
     The following table shows the aggregate number of nonvested shares of restricted common stock held by each director as of December 31, 2009:

Number of
Nonvested
Shares of
Restricted
Director	Common Stock

Olander	—
Biller	—
Bunting	2,000
Gary	2,000
Johnson	800
Inlow	—

(3)	Mr. Olander and Ms. Biller are not independent directors.

(4)	Mr. Inlow resigned as a member of our Board of Directors on September 24, 2009. Mr. Johnson was elected by our Board of Directors to serve as a member of our Board of Directors on September 24, 2009.

Executive Officer Compensation
     The Apartment REIT’s day-to-day management is performed by our advisor and its affiliates. The Apartment REIT does not directly compensate its executive officers for services rendered. However, the Apartment REIT’s officers and the executive officers of our advisor are eligible for awards pursuant to the 2006 plan, which is summarized below. As of the date of this prospectus, no awards have been granted to the Apartment REIT’s executive officers or our advisor’s executive officers pursuant to the 2006 plan.
Compensation Committee Interlocks
     The Apartment REIT does not currently have a compensation committee, and therefore, there are no compensation committee interlocks.
2006 Incentive Award Plan
     The following is a summary of the principal features of the Apartment REIT’s 2006 plan or the 2006 plan.
     Awards pursuant to the 2006 plan are made in shares of the Apartment REIT’s common stock. Under the terms of the 2006 plan, the aggregate number of shares of the Apartment REIT’s common stock subject to options, restricted stock awards, stock purchase rights, stock appreciation rights, or SARs, and other awards will be no more than 2,000,000 shares, subject to adjustment under specified circumstances.
Awards Pursuant to the 2006 Plan
     The Board administers the 2006 plan. The 2006 plan provides that the administrator may grant or issue stock options, SARs, restricted stock, deferred stock, dividend equivalents, performance awards and stock payments, or any combination thereof. Each award is set forth in a separate agreement with the person receiving the award and indicates the type, terms and conditions of the award.
     The Apartment REIT’s officers, employees, consultants and independent directors, as well as the executive officers and key employees of our advisor, are eligible to receive awards pursuant to the 2006 plan. The administrator determines which of the Apartment REIT’s officers, employees, consultants and independent directors and which of our advisor’s executive officers and key employees will be granted awards.
     Nonqualified stock options, or NQSOs, provide for the right to purchase the Apartment REIT’s common stock at a specified price which, except with respect to NQSOs intended to qualify as performance-based compensation under Section 162(m) of the Code, may not be less than fair market value on the date of grant, and usually become exercisable, in the discretion of the administrator, in one or more installments after the grant date. In any event, the exercise price of a NQSO may not be less than 85.0% of the fair market value on the date of grant. The exercisability of the installments of a NQSO may be subject to the satisfaction of individual or company performance criteria established by the administrator. NQSOs may be granted for any term specified by the administrator.
     Incentive stock options, or ISOs, are designed to comply with the provisions of Section 422 of the Code and are subject to certain restrictions contained in the Code. Among such restrictions, ISOs generally must have an exercise price of not less than the fair market value of a share of the Apartment REIT’s common stock on the date of grant, may only be granted to officers and employees and must expire within ten years from the date of grant. In the case of an ISO granted to an individual who owns, or is deemed to own, at least 10.0% of the total combined voting power of all of the Apartment REIT’s classes of stock, the 2006 plan provides that the exercise price must be at least 110.0% of the fair market value of a share of the Apartment REIT’s common stock on the date of grant and the ISO must expire within five years from the date of grant.
     Restricted stock may be sold to participants at various prices or granted with no purchase price, and may be made subject to such restrictions as may be determined by the administrator. Restricted stock, typically, may be repurchased by the Apartment REIT at the original purchase price if the vesting conditions are not met. In general, restricted stock may not be sold or otherwise hypothecated or transferred and will be held in escrow until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and may receive distributions prior to the time the restrictions lapse. Also, distributions on restricted stock may be subject to vesting conditions and restrictions.

     Deferred stock may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on performance criteria established by the administrator. Like restricted stock, deferred stock may not be sold or otherwise hypothecated or transferred until vesting conditions are removed or expire. Unlike restricted stock, deferred stock is not issued until the deferred stock award has vested, and recipients of deferred stock generally have no voting or distribution rights prior to the time when the vesting conditions are satisfied.
     SARs may be granted in connection with stock options or separately. SARs granted by the administrator in connection with stock options typically provide for payments to the holder based upon increases in the price of the Apartment REIT’s common stock over the exercise price of the related option, but alternatively may be based upon an exercise price determined by the administrator. Except as required by Section 162(m) of the Code with respect to any SAR intended to qualify as performance-based compensation, there are no restrictions specified in the 2006 plan on the exercise prices of SARs, although restrictions may be imposed by the administrator in the SAR agreements. The administrator may elect to pay SARs in cash or the Apartment REIT’s common stock or a combination of both.
     Distribution equivalents represent the value of the distributions per share paid by the Apartment REIT, calculated with reference to the number of shares covered by the stock options, SARs or other awards held by the participant.
     Performance awards may be granted by the administrator to officers, employees or consultants based upon, among other things, the achievement of performance goals. Generally, these awards will be based upon specific performance criteria and may be paid in cash or the Apartment REIT’s common stock or a combination of both. Performance awards to officers, employees and consultants may also include bonuses granted by the administrator, which may be payable in cash or the Apartment REIT’s common stock or a combination of both.
     Stock payments may be authorized by the administrator in the form of shares of the Apartment REIT’s common stock or an option or other right to purchase the Apartment REIT’s common stock as part of a deferred compensation arrangement in lieu of all or any part of cash compensation, including bonuses, that would otherwise be payable to the officer, employee or consultant. Stock payments may be based on the achievement of performance goals.
     The administrator may designate officers and employees as Section 162(m) participants, whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code. The administrator may grant to Section 162(m) participants options, restricted stock, deferred stock, SARs, dividend equivalents, performance awards, cash bonuses and stock payments that are paid, vest or become exercisable upon the achievement of performance goals for the Apartment REIT, or any subsidiary, division or operating unit of the Apartment REIT related to one or more of the following performance criteria:
•	net income;

•	pre-tax income;

•	operating income;

•	cash flows;

•	earnings per share;

•	earnings before interest, taxes, depreciation and/or amortization;

•	return on equity;

•	return on invested capital or assets;

•	FFO;

•	cost reductions or savings; or

•	appreciation in the fair market value of a share of the Apartment REIT’s common stock.
     The maximum number of shares of the Apartment REIT’s common stock that may be subject to options, stock purchase rights, SARs and other awards granted pursuant to the 2006 plan to any individual in any calendar year may not exceed 250,000 shares. In addition, the maximum amount of cash that may be paid as a cash bonus to any individual in any calendar year is $1,000,000.
Automatic Grants of Restricted Stock to Independent Directors
     Each person who is elected as an independent director receives an automatic grant of 1,000 shares of restricted stock on the date such person is first elected as an independent director and an automatic grant of 1,000 shares of restricted stock upon their subsequent election each year. To the extent allowed by applicable law, the independent directors will not be required to pay any purchase price for these grants of restricted stock. The restricted stock will vest 20.0% at the time of grant and 20.0% on each anniversary thereafter over four years from the date of grant. All restricted stock may receive distributions, whether vested or unvested.
Amendment and Termination of the 2006 Plan
     The Board may not, without stockholder approval given within 12 months of the Board’s action, amend the 2006 plan to increase the number of shares of the Apartment REIT’s common stock that may be issued pursuant to the 2006 plan.
     The Board may terminate the 2006 plan at any time. The 2006 plan will be in effect until terminated by the Board. However, in no event may any award be granted pursuant to the 2006 plan after ten years following the 2006 plan’s effective date. Except as indicated above, the Board may modify the 2006 plan from time to time.
     On each of June 12, 2007, June 25, 2008 and June 23, 2009, in connection with their re-election, we granted an aggregate of 3,000 shares of restricted common stock to our independent directors under our 2006 Plan, of which 20.0% vested on the grant date and 20.0% will vest on each of the first four anniversaries of the date of the grant. On September 24, 2009, in connection with the resignation of one independent director, 2,000 shares of restricted common stock were forfeited. On September 24, 2009, in connection with the appointment of an independent director, we granted 1,000 shares of restricted common stock to the new independent director under our 2006 Plan, which will vest over the same period described above.
     The fair value of each share of restricted common stock was estimated at the date of grant at $10.00 per share, the per share price of shares in our offerings, and is amortized on a straight-line basis over the vesting period. Shares of restricted common stock may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. Such restrictions expire upon vesting. Shares of restricted common stock have full voting rights and rights to dividends. For the years ended December 31, 2009, 2008 and 2007, we recognized compensation expense of $24,000, $21,000 and $15,000, respectively, related to the restricted common stock grants ultimately expected to vest, which has been reduced for estimated forfeitures. ASC Topic 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Stock compensation expense is included in general and administrative in our consolidated statements of operations.
     As of December 31, 2009 and 2008, there was $59,000 and $45,000, respectively, of total unrecognized compensation expense, net of estimated forfeitures, related to nonvested shares of restricted common stock. As of December 31, 2009, this expense was expected to be recognized over a remaining weighted average period of 2.69 years.
     As of December 31, 2009 and 2008, the fair value of the nonvested shares of restricted common stock was $48,000 and $54,000, respectively. A summary of the status of the nonvested shares of restricted common stock as of December 31, 2009, 2008, 2007 and 2006, and the changes for the years ended December 31, 2009, 2008 and 2007, is presented below:

	Number of
	Shares of
	Restricted	Weighted Average Grant
	Common	Date Fair
	Stock	Value

Balance — December 31, 2006	2,400	$10.00
Granted	3,000	10.00
Vested	(1,200)	10.00
Forfeited	—	—

Balance — December 31, 2007	4,200	10.00
Granted	3,000	10.00
Vested	(1,800)	10.00
Forfeited	—	—

Balance — December 31, 2008	5,400	10.00
Granted	4,000	10.00
Vested	(2,600)	10.00
Forfeited	(2,000)	10.00

Balance — December 31, 2009	4,800	$10.00

Expected to vest — December 31, 2009	4,800	$10.00

EQUITY COMPENSATION PLAN INFORMATION
     Pursuant to the 2006 Plan, the Board or a committee of our independent directors may make grants of options, restricted common stock awards, stock purchase rights, stock appreciation rights or other awards to the Apartment REIT’s independent directors, employees and consultants. The maximum number of shares of the Apartment REIT’s common stock that may be issued pursuant to the 2006 Plan is 2,000,000, subject to adjustment under specified circumstances.

	Number of Securities		Number of
	to be Issued upon	Weighted Average	Securities
	Exercise of	Exercise Price of	Remaining
	Outstanding Options,	Outstanding Options,	Available for
Plan Category	Warrants and Rights	Warrants and Rights	Future Issuance

Equity compensation plans approved by security holders(1)	—	—	1,988,800
Equity compensation plans not approved by security holders	—	—	—

Total	—		1,988,800

(1)	On July 19, 2006, the Apartment REIT granted an aggregate of 4,000 shares of restricted common stock, as defined in the 2006 Plan, to the Apartment REIT’s independent directors under the 2006 Plan, of which 20.0% vested on the grant date and 20.0% will vest on each of the first four anniversaries of the date of the grant. On each of June 12, 2007, June 25, 2008 and June 23, 2009, in connection with their re-election, we granted an aggregate of 3,000 shares of restricted common stock to our independent directors under the 2006 Plan, which will vest over the same period described above. On September 24, 2009, upon the appointment of a new independent director, Richard S. Johnson, we granted 1,000 shares of restricted common stock to Mr. Johnson under the 2006 Plan, which will vest over the same period described above. In addition, 800 shares and 2,000 shares of restricted common stock were forfeited in November 2006 and September 2009, respectively. Such outstanding shares of restricted common stock are not shown in the chart above as they are deemed outstanding shares of the Apartment REIT’s common stock; however, such grants reduce the number of securities remaining available for future issuance.
Limited Liability and Indemnification of Directors, Officers and Others
     The Apartment REIT’s organizational documents generally limit the personal liability of stockholders, directors and officers for monetary damages and require the Apartment REIT to indemnify and advance expenses to its directors, officers and other agents subject to the limitations of the NASAA Guidelines and Maryland law. Maryland law permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action. To the extent that non-mandatory provisions of the MGCL applicable to the Apartment REIT conflict with the provisions related to indemnifying and holding harmless its directors, our advisor and its affiliates set forth in the NASAA Guidelines and the Apartment REIT’s charter, the provisions of the NASAA Guidelines and the Apartment REIT’s charter will control. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:
•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.
     A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.
     In addition to the above limitations of the MGCL, and as set forth in the NASAA Guidelines, the Apartment REIT’s charter provides that its directors, our advisor and its affiliates may be indemnified or held harmless for losses or liability suffered by them only if all of the following conditions are met:
•	the indemnitee determined, in good faith, that the course of conduct which caused the loss or liability was in the Apartment REIT’s best interest;
•	the indemnitee was acting on the Apartment REIT’s behalf or performing services for the Apartment REIT;
•	in the case of affiliated directors, our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and
•	in the case of the independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification.
     In addition, any indemnification or any agreement to hold harmless is recoverable only out of the Apartment REIT’s net assets and not from its stockholders.
     The Apartment REIT’s charter also provides that the Apartment REIT may pay or reimburse reasonable legal expenses and other costs incurred by its directors, our advisor and its affiliates in advance of final disposition of a proceeding only if all of the following are satisfied:
•	the proceeding relates to acts or omissions with respect to the performance of duties or services on the Apartment REIT’s behalf;
•	the indemnitee provides the Apartment REIT with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification;
•	the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and
•	the indemnitee provides the Apartment REIT with a written agreement to repay the amount paid or reimbursed, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not comply with the requisite standard of conduct and is not entitled to indemnification.
     Effective March 16, 2010, the Apartment REIT entered into an indemnification agreement with each of its directors and executive officers, including Stanley J. Olander, Chief Executive Officer, Chief Financial Officer and Chairman of the Board, Andrea R. Biller, a director, Glenn W. Bunting, a director, Robert A. Gary, IV, a director, Richard S. Johnson, a director, David L. Carneal, Executive Vice President and Chief Operating Officer, and Gustav G. Remppies, President and Secretary. Pursuant to the terms of these indemnification agreements, the Apartment REIT will indemnify and advance expenses and costs incurred by its directors and executive officers in connection with any claims, suits or proceedings brought against such directors and executive officers as a result of their service to the Apartment REIT. However, the indemnification agreements will be subject to certain limitations provided in the indemnification agreements and the Apartment REIT’s charter.
     The general effect to investors of any arrangement under which any of the Apartment REIT’s controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from the Apartment REIT’s payment of premiums, deductibles and other costs associated with such insurance or, to the extent any such loss is not covered by insurance, the Apartment REIT’s payment of indemnified losses. In addition, indemnification could reduce the legal remedies available to the Apartment REIT and its stockholders against the indemnified individuals; however, this provision does not reduce the exposure of the Apartment REIT’s directors and officers to liability under federal or state securities laws, nor does it limit the stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to the Apartment REIT or its stockholders, although the equitable remedies may not be an effective remedy in some circumstances.
     The SEC takes the position that indemnification against liabilities arising under the Securities Act, is against public policy and unenforceable. Indemnification of the Apartment REIT’s directors, our advisor or its affiliates or any person acting as a broker-dealer on the Apartment REIT’s behalf, including the Apartment REIT’s dealer manager, will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:
•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;
•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or
•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in the state in which our securities were offered as to indemnification for violations of securities laws.
     The Operating Partnership must also indemnify the Apartment REIT and its directors and officers and other persons the Apartment REIT may designate against damages and other liabilities in the Apartment REIT’s capacity as general partner.
Grubb & Ellis and Grubb & Ellis Equity Advisors
     Our sponsor, Grubb & Ellis, is headquartered in Santa Ana, California and is one of the nation’s leading commercial real estate services and investment companies. With more than 130 owned and affiliate offices worldwide, Grubb & Ellis offers property owners, corporate occupants and investors comprehensive integrated real estate solutions, including transaction, management, consulting and investment advisory services supported by proprietary market research and extensive local market expertise.
     Grubb & Ellis and its subsidiaries are leading sponsors of real estate investment programs that provide individuals and institutions the opportunity to invest in a broad range of real estate investment vehicles, including public non-traded real estate investment trusts and real estate investment funds.
     Grubb & Ellis is listed on the New York Stock Exchange, or NYSE, under the ticker symbol “GBE.”
     The following individuals serve as the executive officers of Grubb & Ellis, Grubb & Ellis Equity Advisors, or other Grubb & Ellis affiliated entities, and, as such, perform services for us.

Name	Age*	Position

Thomas D’Arcy	50	Chief Executive Officer, President and Director of Grubb & Ellis; Chairman of Grubb & Ellis Equity Advisors

Michael J. Rispoli	38	Chief Financial Officer and Executive Vice President of Grubb & Ellis; Chief Financial Officer of Grubb & Ellis Equity Advisors

Matthew A. Engel	43	Executive Vice Present of Finance of Grubb & Ellis

Name	Age*	Position

Jacob Van Berkel	50	Executive Vice President, Chief Operating Officer and President, Real Estate Services, of Grubb & Ellis

Mathieu B. Streiff	36	General Counsel, Executive Vice President and Secretary of Grubb & Ellis

Jeffrey T. Hanson	39	Executive Vice President, Investment Programs, of Grubb & Ellis; President of Grubb & Ellis Equity Advisors; President and Chief Executive Officer of Triple Net Properties Realty, Inc.

Richard Arnitz	46	Chief Executive Officer and President of Grubb & Ellis Securities

*	As of November 22, 2010
     Thomas D’Arcy has served as the President and Chief Executive Officer and as a director of Grubb & Ellis since November 2009 and as the Chairman of Grubb & Ellis Equity Advisors since January 2010. Since April 2008, Mr. D’Arcy has been the non-executive Chairman of the Board of Directors of NYSE-listed Inland Real Estate Corporation, where he has also been an independent director since April 2005. Mr. D’Arcy has over 20 years of experience acquiring, developing and financing all forms of commercial and residential real estate. He is currently a principal in Bayside Realty Partners, a private real estate company focused on acquiring, renovating and developing land and income producing real estate primarily in the New England area. From 2001 to 2003, Mr. D’Arcy was President and Chief Executive Officer of Equity Investment Group, a private real estate company owned by an investor group which included The Government of Singapore, The Carlyle Group and Northwestern Mutual Life Insurance Company. Prior to his tenure with Equity Investment Group, Mr. D’Arcy was the Chairman of the Board of Directors, President and Chief Executive Officer of Bradley Real Estate, Inc., a Boston-based real estate investment trust traded on the NYSE, from 1989 to 2000. Mr. D’Arcy received his B.A. degree in Political Science from Bates College.
     Michael J. Rispoli has served as the Chief Financial Officer and Executive Vice President of Grubb & Ellis since August 2010, having served as its Senior Vice President, Strategic Planning and Investor Relations since December 2007 and serving in the same capacity for NNN Realty Advisors from May 2007 to April 2010. Mr. Rispoli has also served as Chief Financial Officer of Grubb & Ellis Equity Advisors since June 2009. In connection with serving in his capacity as the Chief Financial Officer of Grubb & Ellis Realty Investors from October 2008 to April 2010, Mr. Rispoli served as the principal financial officer of NNN 2003 Value Fund, LLC from October 2008 to April 2010 and as principal accounting officer of NNN 2002 Value Fund, LLC from September 2009 to April 2010. From 2000 to May 2007, Mr. Rispoli was executive director and corporate controller of Conexant Systems, Inc., a publicly traded semiconductor company with $1 billion in annual revenue. Mr. Rispoli began his career as manager of audit and business assurance services at PricewaterhouseCoopers LLP in 1993. A certified public accountant in the State of New Jersey (inactive), Mr. Rispoli holds a B.S. degree from Seton Hall University.
     Matthew A. Engel has served as the Executive Vice President of Finance of Grubb & Ellis since August 2010, having served as its Interim Chief Financial Officer and Senior Vice President, Accounting and Finance and Chief Accounting Officer since May 2010 and November 2008, respectively. From 2001 to October 2008, Mr. Engel held various finance and accounting positions at H&R Block, Inc., most recently as Senior Vice President and Chief Financial Officer of the Mortgage Services Segment. At H&R Block, Inc., Mr. Engel also held the title of Vice President, Controller of the Mortgage Services Segment and Chief Accounting Officer for the parent company. Prior thereto, Mr. Engel spent eight years, from 1993 to 2001, in various finance and accounting positions at NYSE-listed DST Systems, Inc., a provider of information processing and computer software services and products to financial services companies. Mr. Engel began his career in 1990 in the audit department of PriceWaterhouseCoopers LLP. A certified public accountant in the State of Missouri (inactive), Mr. Engel received a B.A. degree in Accounting from the University of Northern Iowa.

     Jacob Van Berkel has served as the Executive Vice President, Chief Operating Officer and President, Real Estate Services of Grubb & Ellis since February 2008, having served as the Executive Vice President, Human Resources and Operations, of Grubb & Ellis since December 2007 and as Senior Vice President, Human Resources, of NNN Realty Advisors since August 2007. Mr. Van Berkel joined NNN Realty Advisors to oversee the integration of Grubb & Ellis and NNN Realty Advisors. From 2002 until he joined NNN Realty Advisors, Mr. Van Berkel served as the Senior Vice President, Human Resources, of CB Richard Ellis. Including his experience at CB Richard Ellis, he has more than 25 years of experience in human resources. Mr. Van Berkel is responsible for the strategic direction of all Grubb & Ellis human resources initiatives, including training, recruiting, employee relations, compensation and benefits. He received a B.S. degree in Business Administration — Finance from San Diego State University.
     Mathieu B. Streiff has served as the General Counsel, Executive Vice President and Secretary of Grubb & Ellis since October 2010. Mr Streiff joined Grubb & Ellis Realty Investors, LLC, an indirect wholly-owned subsidiary of Grubb & Ellis, in March 2006 as the firm’s real estate counsel responsible for structuring and negotiating property acquisitions, financings, joint ventures and disposition transactions. He was promoted to chief real estate counsel and senior vice president, investment operations in 2009. In this role, his responsibility was expanded to include the structuring and strategic management of the company’s securitized real estate investment platforms. Prior to joining Grubb & Ellis, Mr. Streiff was an associate in the real estate department of Latham & Watkins LLP in New York since September 2002. Mr. Streiff received a juris doctorate from Columbia University Law School and a bachelor’s degree from the University of California, Berkeley. He is a member of the New York State Bar Association.
     Jeffrey T. Hanson has served as the Chief Executive Officer of our advisor since November 2010 and as the Executive Vice President, Investment Programs, of Grubb & Ellis since December 2007. He has also served as the Chief Executive Officer and President of Grubb & Ellis Equity Advisors since June 2009. In addition, he has served as the President and Chief Investment Officer of Grubb & Ellis Realty Investors since January 2008 and November 2007, respectively, and has served in various capacities within the Grubb & Ellis organization since July 2006. Mr. Hanson’s responsibilities include managing Grubb & Ellis’ real estate portfolio and directing acquisitions and dispositions nationally for Grubb & Ellis’ public and private real estate programs. Mr. Hanson has also served as the Chief Executive Officer and Chairman of the Board of Directors of Grubb & Ellis Healthcare REIT II, Inc. since January 2009. From 1997 to July 2006, prior to Grubb & Ellis’ December 2007 merger, Mr. Hanson served as Senior Vice President with Grubb & Ellis Company’s Institutional Investment Group in the firm’s Newport Beach office. While with that entity, he managed investment sale assignments throughout Southern California and other Western U.S. markets for major private and institutional clients. Mr. Hanson is a member of the Sterling College Board of Trustees and formerly served as a member of the Grubb & Ellis President’s Counsel and Institutional Investment Group Board of Advisors. Mr. Hanson received a B.S. degree in Business from the University of Southern California with an emphasis in Real Estate Finance.
     Richard Arnitz has served as the Chief Executive Officer and President of Grubb & Ellis Securities since November 2010, having served as its Interim Chief Executive Officer & President since August 2010 and as its Executive Vice President of sales since March 2008. Mr. Arnitz joined Grubb & Ellis Securities as Senior Vice President of national accounts in March 2007. Mr. Arnitz has more than 20 years of experience in the financial services industry, having previously served as president of Cole Capital Markets, where he was responsible for the direction of sales, service and marketing from 2005 until March 2007. He also served in multiple capacities with American International Group, Inc. for more than 15 years on both the broker-dealer and product manufacturing sides of the business from 1988 to 2005. Mr. Arnitz received a B.A. degree in Business Administration from Arizona State University.
Our advisor
     Our current advisor, Grubb & Ellis Apartment REIT Advisor, is primarily responsible for managing the Apartment REIT’s day-to-day business affairs and assets and carrying out the Board’s directives. Our advisor is a Virginia limited liability company that was formed in December 2005. Our advisor does not provide management services to any other entities and does not intend to do so in the future. However, there are no limitations in the Apartment REIT’s charter, bylaws or policies prohibiting or limiting our advisor in providing these services to another entity, with the exception of our advisor’s fiduciary duties to the Apartment REIT and the Apartment REIT’s right of first opportunity to acquire Class A income-producing apartment communities. Our advisor is affiliated with the Apartment REIT in that several of the Apartment REIT’s officers and directors, Messrs. Olander, Remppies and Carneal also are indirect owners and/or officers of our advisor. Mr. Olander and Ms. Biller also own interests in Grubb & Ellis, the parent of Grubb & Ellis Equity Advisors, the manager of our advisor. Our advisor may engage Residential Management, its affiliated property management company, which is owned by Grubb & Ellis, to provide a number of services in connection with our properties.
     The following table sets forth information with respect to our advisor’s executive officers:

Name	Age*	Position

Jeffrey T. Hanson	39	Chief Executive Officer
David L. Carneal	46	Executive Vice President and Chief Operating Officer

Gustav G. Remppies	50	President and Chief Investment Officer

*	As of November 22, 2010.
     The background of each of our advisor’s executive officers is described above under “—Grubb & Ellis and Grubb & Ellis Equity Advisors” and “—Directors and Executive Officers.”
Our Advisory Agreement
     Under the terms of the Apartment REIT’s advisory agreement with our advisor, our advisor generally:
•	is responsible for the Apartment REIT’s day-to-day operations;
•	administers the Apartment REIT’s bookkeeping and accounting functions;
•	serves as the Apartment REIT’s consultant in connection with strategic decisions to be made by the Board;
•	manages or causes to be managed the Apartment REIT’s properties and other assets; and
•	renders other property-level services if the Board requests.
     Our advisor is subject to the supervision of the Board and, except as expressly provided in the advisory agreement, has only such additional functions as are delegated to it. In addition, our advisor has a fiduciary duty to the Apartment REIT and its stockholders as provided pursuant to the advisory agreement and the Apartment REIT’s charter.
Expenses
     Our advisor bears the expenses incurred by it in connection with performance of its duties under the advisory agreement, including administrative expenses incurred in supervising, monitoring and inspecting real estate or other assets owned by the Apartment REIT, excluding the proposed acquisition, or relating to its performance under the advisory agreement. The Apartment REIT will reimburse our advisor for some expenses it incurs, including expenses related to the proposed acquisitions and travel expenses. The Apartment REIT will not reimburse our advisor at the end of any fiscal quarter for operating expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of 2.0% of the Apartment REIT’s average invested assets or 25.0% of the Apartment REIT’s net income for such year, unless the independent directors find that, based on unusual and non-recurring factors that they deem sufficient, a higher level of expenses is justified. Within 60 days after the end of any fiscal quarter for which the Apartment REIT’s total operating expenses for the trailing 12 months exceed the greater of 2.0% of the Apartment REIT’s average invested assets or 25.0% of the Apartment REIT’s net income, the Apartment REIT will send to its stockholders written disclosure of the excess and an explanation of the factors the independent directors considered in arriving at the conclusion that the higher operating expenses were justified. Any amount exceeding the greater of 2.0% of average invested assets or 25.0% of net income paid to our advisor during a fiscal quarter for which the independent directors do not determine was justified will be repaid to the Apartment REIT within 60 days after the end of the fiscal year. If our advisor receives an incentive distribution, net income, for purposes of calculating operating expenses, will exclude any gain from the sale of the Apartment REIT’s assets. This limitation does not apply to the Apartment REIT’s organizational and offering expenses, which have a separate limitation equal to 15.0% of the gross offering proceeds. The Board, including a majority of the independent directors, must determine at least annually that the expenses incurred by the Apartment REIT are reasonable in light of the Apartment REIT’s investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs. The Apartment REIT bears its own expenses for functions not required to be performed by our advisor under the advisory agreement, which generally include capital raising and financing activities, corporate governance matters and other activities not directly related to its properties and assets.
Term
     The advisory agreement, which was entered into by the Apartment REIT after the Board reviewed and evaluated the performance of our advisor and with the approval of a majority of the independent directors, is for a one-year term subject to successive one-year renewals upon the mutual consent of the parties. In determining whether to renew the advisory agreement, the Board will re-evaluate the performance of our advisor. The criteria used in such evaluation will be reflected in the minutes of our Board’s meetings.
     The advisory agreement may be terminated by our advisor or a majority of the Apartment REIT’s independent directors upon 60 days prior written notice without cause or penalty.
     If the advisory agreement is terminated, the advisory agreement requires our advisor to cooperate with the Apartment REIT and take all reasonable steps requested to assist the directors in making an orderly transition of all advisory functions. If the advisory agreement is terminated, the Board, including a majority of the independent directors, will determine that any successor advisor possesses sufficient qualifications to:
•	perform the advisory function for the Apartment REIT; and
•	justify the compensation provided for in the contract with the Apartment REIT.
     If the Apartment REIT liquidates all or a portion of its assets, our advisor will be entitled to compensation pursuant to the “incentive distribution upon sales” described in the “Compensation Table” section of this prospectus. Additionally, if the advisory agreement is terminated in connection with the listing of the shares of the Apartment REIT’s common stock on a national exchange, the advisory agreement provides that our advisor will receive an incentive distribution equal to 15.0% of the amount, if any, by which (1) the market value of the Apartment REIT’s outstanding common stock plus distributions paid by it prior to listing, exceeds (2) the sum of the gross proceeds from the sale of shares of the Apartment REIT’s common stock plus an annual 8.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of the Apartment REIT’s common stock. A listing for these purposes means the listing of the Apartment REIT’s common stock on a national securities exchange (or tier or segment thereof) that has listing standards that the SEC has determined by rule are substantially similar to the listing standards applicable to securities described in Section 18(b)(1)(A) of the Securities Act. Upon our advisor’s receipt of the incentive distribution upon listing, our advisor’s special limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of the Apartment REIT’s properties.
     Further, in connection with the termination of the advisory agreement other than due to a listing of the shares of the Apartment REIT’s common stock on a national securities exchange, the Apartment REIT may choose to redeem our advisor’s special limited partnership units in the Operating Partnership, which would entitle it to receive cash, or if agreed by the Apartment REIT and our advisor, shares of the Apartment REIT’s common stock or the OP Units equal to the amount that would be payable to our advisor pursuant to the “incentive distribution upon sales” described in the “Compensation Table” section of this prospectus if the Apartment REIT liquidated all of its assets for their fair market value. In addition, our advisor or its affiliates will be entitled to receive acquisition fees for properties acquired with funds raised in the Apartment REIT’s public offering of its common stock, including acquisitions completed after the termination of the advisory agreement, or funded with net proceeds from the sale of a property or real estate-related investment, subject to certain conditions. Any amounts to be paid to our advisor pursuant to the advisory agreement cannot be determined at the present time.
Our Right of First Opportunity
     The advisory agreement gives the Apartment REIT the first opportunity to purchase any Class A income-producing multi-family properties placed under contract by our advisor or its affiliates that satisfy the Apartment REIT’s investment objectives, so long as the Board votes to make the purchase within seven days of being offered such property by our advisor. If the Board does not vote to make such purchase within seven days of being offered such property, our advisor or its affiliates are free to offer such opportunity to any other affiliates or non-affiliates, as they so choose.

Possible Internalization
     Many REITs that are listed on a national securities exchange are considered “self-administered” because employees of the REIT perform all significant management functions. In contrast, REITs that are not self-administered, like our company, typically engage a third-party to perform management functions on its behalf. Accordingly, if we apply to have the shares of our common stock listed for trading on a national securities exchange, it may be in our best interest to become self-administered. Under our current advisory agreement and the Operating Partnership agreement, we and the Operating Partnership will not pay any compensation or other remuneration to our advisor in connection with an internalization transaction.
Indemnification
     The Apartment REIT has agreed to indemnify our advisor and its managers, members and employees and pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to acts or omissions of our advisor, provided that:
•	the indemnified person determined, in good faith, that the course of conduct that caused a loss or liability was in the Apartment REIT’s best interest;
•	the indemnified person was acting on behalf of, or performing services for, the Apartment REIT;
•	such liability or loss was not the result of negligence or misconduct; and
•	such indemnification or agreement to hold harmless is recoverable only out of the Apartment REIT’s net assets and not from its stockholders.
Other Services
     In addition to the services described above to be provided by our advisor and its affiliates, if the Apartment REIT requests, affiliates of our advisor may provide other services to the Apartment REIT and may receive compensation for such services, including leasing, development, loan origination and servicing, property tax reduction and risk management fees. However, under no circumstances will such compensation for other such services exceed an amount that would be paid to non-affiliated third parties for similar services. A majority of the Apartment REIT’s independent directors must approve all compensation for such other services paid to our advisor or any of its affiliates.

COMPENSATION TABLE
     The following table summarizes and discloses all of the compensation, fees and expense reimbursements that the Apartment REIT pays or will pay in the future to our advisor, the Apartment REIT’s dealer manager and their respective affiliates during various stages in the life of the Apartment REIT and other payments that are subordinated to achieving the returns listed in the table. Our advisory agreement and dealer management agreement with our advisor and the Apartment REIT’s dealer manager will be terminated effective December 31, 2010. See “Notice of Termination of Our Advisory Agreement, Dealer Management Agreement and Transfer Agent Services Agreement.”

Type of Compensation	Description and
(Recipient)	Method of Computation	Estimated Amount

Offering Stage Selling Commissions (the dealer manager of the Apartment REIT)(1)	Generally, up to 7.0% of gross offering proceeds from the sale of shares of the Apartment REIT’s common stock pursuant to a primary offering (all or a portion of which may be reallowed by a dealer manager to participating broker-dealers). No selling commissions are payable on shares of the Apartment REIT’s common stock sold pursuant to the DRIP. No selling concessions are payable on the OP Units issuable in connection with the proposed acquisition.	Actual amount depends upon the number of shares of the Apartment REIT’s common stock sold and, therefore, cannot be determined at this time. The table below provides actual amounts paid through September 30, 2010.

Dealer Manager Fee (the dealer manager of the Apartment REIT)(1)	Generally, up to 3.0% of gross offering proceeds from the sale of shares of the Apartment REIT’s common stock pursuant to a primary offering (all or a portion of which may be reallowed by a dealer manager to participating broker-dealers). No dealer manager fee is payable on shares of the Apartment REIT’s common stock sold pursuant to the DRIP. No dealer manager fee is payable on the OP Units issuable in connection with the proposed acquisitions.	Actual amount depends upon the number of shares of the Apartment REIT’s common stock sold and, therefore, cannot be determined at this time. The table below provides actual amounts paid through September 30, 2010.

Other Organizational and Offering Expenses (our advisor or its affiliates)(2)	Up to 1.0% of gross offering proceeds for shares of the Apartment REIT’s common stock sold pursuant to a primary offering. No other organizational and offering expenses will be reimbursed with respect to shares of the Apartment REIT’s common stock sold pursuant to the DRIP. No other organizational and offering expenses will be reimbursed with respect to the OP Units issuable in connection with the proposed acquisitions.	Actual amount depends upon the number of shares of the Apartment REIT’s common stock sold and, therefore, cannot be determined at this time. The table below provides actual amounts paid through September 30, 2010.

Type of Compensation	Description and
(Recipient)	Method of Computation	Estimated Amount

Acquisition Stage
Acquisition Fees (our advisor or its affiliates)(3)(4)	Up to 3.0% of the contract purchase price of each property the Apartment REIT acquires, up to 4.0% of the total development cost of any development property, or up to 2.0% of the origination or purchase price of any real estate-related investment, as applicable.	Actual amount depends upon the actual contract purchase price of each property acquired and the actual development cost of any development property, and, therefore, cannot be determined at this time. The table below provides actual amounts paid through September 30, 2010.

Reimbursement of Acquisition Expenses (our advisor or its affiliates)(4)	All expenses actually incurred related to selecting, evaluating and acquiring assets, which will be paid regardless of whether an asset is acquired.	Actual amount depends upon the actual expenses incurred, and, therefore, cannot be determined at this time. The table below provides actual amounts paid through September 30, 2010.

Operational Stage
Asset Management Fee (our advisor or its affiliates)(5)	Subject to the Apartment REIT’s stockholders receiving distributions in an amount equal to 5.0% per year of our invested capital, an amount equal to 0.5% per year, cumulative, non-compounded, of average invested assets. The asset management fee is calculated and payable monthly in cash or shares of the Apartment REIT’s common stock, at the option of our advisor or one of its affiliates, not to exceed one-twelfth of 0.5% of our average invested assets as of the last day of the immediately preceding quarter; provided that effective January 1, 2009, our advisor has agreed to waive the right to receive an asset management fee until the quarter following the quarter in which the Apartment REIT generates FFO sufficient to cover 100% of the distributions declared to its stockholders for such quarter. For purposes of calculating FFO, non-recurring charges including, but not limited to, acquisition-related expenses, amortization of deferred financing fees on the Apartment REIT’s line of credit or other equivalent mezzanine financing, interest expense associated with the Apartment REIT’s line of credit, the Apartment REIT’s loans from NNN Realty Advisors, an affiliate of our	Actual amount depends upon the average invested assets, and, therefore, cannot be determined at this time. The table below provides actual amounts paid through September 30, 2010.

Type of Compensation	Description and
(Recipient)	Method of Computation	Estimated Amount

advisor, or other mezzanine loans, and gains or losses on future interest rate swaps, will be excluded. Average invested assets include any property-related debt; therefore, fully leveraging the Apartment REIT’s portfolio could increase the asset management fee payable to our advisor or one of its affiliates.

Property Management Fees (Residential Management)(6)	Up to 4.0% of the gross monthly cash receipts from each property managed by the respective property manager, some of which may be reallowed to a third-party property manager.	Actual amount depends upon the gross monthly cash receipts of the properties, and, therefore, cannot be determined at this time. The table below provides actual amounts paid through September 30, 2010.

Compensation for Additional Services (our advisor or its affiliates)	If the Apartment REIT requests our advisor or one of its affiliates to render services to the Apartment REIT other than those required to be rendered by our advisor under the advisory agreement, the additional services, if our advisor elects to perform them, will be compensated separately on terms to be agreed upon between our advisor or its affiliate and the Apartment REIT. The rate of compensation for these services must be approved by a majority of the Board, including a majority of the independent directors, and cannot exceed the amount that would be paid to unaffiliated third parties for similar services.	Actual amount depends upon the services provided, and, therefore, cannot be determined at this time. The table below provides actual amounts paid through September 30, 2010.

Operating Expenses (our advisor or its affiliates)(5)	The Apartment REIT reimburses our advisor or its affiliates for operating expenses incurred in rendering services to it, subject to certain limitations.	Actual amount depends upon the services provided, and, therefore, cannot be determined at this time. The table below provides actual amounts paid through September 30, 2010.

Liquidity Stage
Disposition Fees (our advisor or its affiliates)(7)	Up to the lesser of 1.75% of the contract sales price of each property or 50.0% of a competitive real estate commission that would have been paid to a third party. The amount of disposition fees paid, when added to the real estate commissions paid to unaffiliated parties, will not exceed the lesser of the customary competitive real estate commission	Actual amount depends upon the sale price of properties, and, therefore, cannot be determined at this time. The table below provides actual amounts paid through September 30, 2010.

Type of Compensation	Description and
(Recipient)	Method of Computation	Estimated Amount

or an amount equal to 6.0% of the contract sales price.

Subordinated Participation Interest (our advisor)	Our advisor has a subordinated participation interest in the Operating Partnership pursuant to which our advisor will receive cash distributions from the Operating Partnership under the following circumstances:

• Incentive Distribution upon Sales(8)	Equal to 15.0% of the net proceeds of the sale of the property after we have received, and paid to our equityholders, the sum of:
•    the gross proceeds from the sale of shares of the Apartment REIT’s common stock; and
•    any shortfall in our annual 8.0% cumulative, non-compounded return on its adjusted invested capital. The gross proceeds from the sale of shares of the Apartment REIT’s common stock, as adjusted for distributions of net sale proceeds.
Actual amount depends upon the sale price of properties, and, therefore, cannot be determined at this time. The table below provides actual amounts paid through September 30, 2010.

Until such time as our equityholders receive such 8.0% return, our advisor will not receive any incentive distributions. There is no assurance we will be able to pay an annual 8.0% return to our equityholders. Thus, the 8.0% return is disclosed solely as a measure for our advisor’s incentive compensation.

• Incentive Distribution upon Listing(9)	In the event of termination of the advisory agreement due to listing of the shares of the Apartment REIT’s common stock on a national securities exchange, our advisor will be entitled to an incentive distribution equal to 15.0% of the amount, if any, by which (1) the market value of the Apartment REIT’s outstanding common stock plus distributions paid by it prior to listing, exceeds (2) the sum of the gross proceeds from the sale of shares of the Apartment REIT’s common stock plus an annual 8.0%	Actual amount depends upon the market value of the Apartment REIT’s common stock at the time of listing, among other factors, and, therefore, cannot be determined at this time. The table below provides actual amounts paid through September 30, 2010.

Type of Compensation	Description and
(Recipient)	Method of Computation	Estimated Amount

cumulative, non-compounded return on the gross proceeds from the sale of shares of the Apartment REIT’s common stock. This distribution may be in the form of cash, the OP Units or shares of the Apartment REIT’s common stock.

There is no assurance the Apartment REIT will be able to pay an annual 8.0% return to its stockholders. Thus, the 8.0% return is disclosed solely as a measure for our advisor’s incentive compensation. Upon our advisor’s receipt of the incentive distribution upon listing, our advisor’s special limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of the Apartment REIT’s properties. See “Description of the OP Units and the Partnership Agreement.”

• Fees Payable upon Termination of our advisory Agreement	In connection with the termination of the advisory agreement other than due to a listing of the shares of our common stock on a national securities exchange, we may cause the Operating Partnership to redeem our advisor’s special limited partnership units for cash, units of limited partnership interest in the Operating Partnership or shares of our common stock, in an amount equal to what our advisor would have received pursuant to the incentive distribution upon sales if the Operating Partnership immediately sold all of its assets at fair market value.	Actual amount depends upon the fair market value of our assets at the time of termination and, therefore, cannot be determined at this time. The table below provides actual amounts paid through September 30, 2010.

(1)	Assumes selling commissions equal to 7.0% of gross offering proceeds from the sale of shares of the Apartment REIT’s common stock pursuant to a primary offering, which commissions may be reduced under certain circumstances, and a dealer manager fee equal to 3.0% of gross offering proceeds from the sale of shares of the Apartment REIT’s common stock pursuant to a primary offering. However, the Apartment REIT’s dealer manager may, from time to time, enter into selected dealer agreements that provide for reduced selling commissions and an increased dealer manager fee, provided that in no event will the aggregate of the selling commissions and the dealer manager fee be greater than 10.0% of the gross offering proceeds for shares of the Apartment REIT’s common stock sold pursuant to a primary offering. In addition, the amount of selling commissions the Apartment REIT pay may be reduced in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries and sales to its affiliates.

(2)	Other organizational and offering expense reimbursement consists of compensation for incurrence on the Apartment REIT’s behalf of legal, accounting, printing and other accountable offering expenses, including for direct expenses of our advisor’s employees and employees of its affiliates (other than the Apartment REIT’s dealer manager and its employees and dual-employees) while engaged in registering and marketing the shares of the Apartment REIT’s common stock. Activities of our advisor that may be reimbursed include, but are not limited to, development of sales literature and presentations, planning and participating in due diligence meetings and generally coordinating the marketing process for the Apartment REIT. Our advisor will be responsible for the payment of the Apartment REIT’s cumulative other organizational and offering expenses to the extent they exceed 1.0% of the aggregate gross offering proceeds from the sale of shares of the Apartment REIT’s common stock pursuant to a primary offering without recourse against or reimbursement by the Apartment REIT. All organizational and offering expenses, including selling commissions and dealer manager fees, will be capped at 15.0% of the gross proceeds of any such primary offering of the Apartment REIT.

(3)	This estimate assumes the contract purchase price for the Apartment REIT’s assets will be an amount equal to the estimated amount invested in assets in a maximum offering and that all of the assets purchased are real properties. We have assumed that no financing will be used to acquire assets. However, as disclosed throughout this prospectus, we have used, and expect to continue to use, leverage, which results in higher fees paid to our advisor and its affiliates. Assuming a maximum leverage of 65.0% of our assets, the maximum acquisition fees would be approximately $74,064,000. We pay our advisor or its affiliates the acquisition fee upon the closing of a real estate acquisition or upon the funding or acquisition of a real estate-related investment.

(4)	Acquisition expenses include any and all expenses actually incurred in connection with the selection, evaluation and acquisition of, and investment in real estate and real estate-related investments, including, but not limited to, legal fees and expenses, travel and communications expenses, cost of appraisals and surveys, nonrefundable option payments on property not acquired, accounting fees and expenses, computer use related expenses, architectural, engineering and other property reports, environmental and asbestos audits, title insurance and escrow fees, loan fees or points or any fee of a similar nature paid to a third party, however designated, transfer taxes, and personnel and miscellaneous expenses related to the selection, evaluation and acquisition of properties. The Apartment REIT estimates acquisition expenses to be 0.5% of the contract purchase price. The Apartment REIT reimburses our advisor for acquisition expenses, whether or not the evaluated property is acquired. The total of all acquisition fees and expenses paid to our advisor or affiliates of our advisor, and real estate commissions and other fees paid to third parties, excluding development fees and construction fees paid to persons not affiliated with our sponsor in connection with the actual development and construction of a project, cannot exceed 6.0% of the contract purchase price of the property, or in the case of a loan, 6.0% of the funds advanced, unless fees in excess of such amount are determined to be commercially competitive, fair and reasonable to us by a majority of the Apartment REIT’s directors not interested in the transaction and a majority of the independent directors not interested in the transaction.

(5)	The Apartment REIT reimburses our advisor or one of its affiliates for:
•	the Apartment REIT’s organizational and offering expenses; provided, however, that within 60 days after the end of the month in which the offering terminates, our advisor will reimburse the Apartment REIT for any organizational and offering expenses reimbursement received by our advisor, to the extent that such reimbursement exceeds the maximum amount permitted or, at the option of the Apartment REIT, such excess shall be subtracted from the next reimbursement of expenses to be made by it;
•	acquisition expenses incurred in connection with the selection, evaluation and acquisition of the Apartment REIT’s properties;
•	the actual cost of goods and services used by the Apartment REIT and obtained from entities not affiliated with our advisor, other than acquisition expenses;
•	interest and other costs for borrowed money, including discounts, points and other similar fees;
•	taxes and assessments on income of the Apartment REIT or its real estate-related investments;
•	costs associated with insurance required in connection with the Apartment REIT’s business or by its directors;
•	expenses of managing and operating properties owned by the Apartment REIT, payable to the property manager, whether or not the property manager is an affiliate of the Apartment REIT;
•	all compensation and expenses payable to the Apartment REIT’s independent directors and all expenses payable to the Apartment REIT’s non-independent directors in connection with their services to the Apartment REIT and its stockholders and their attendance at meetings of the directors and stockholders;

•	expenses associated with a listing, if applicable, or with the issuance and distribution of the Apartment REIT’s common stock, such as selling commissions and fees, marketing and advertising expenses, taxes, legal and accounting fees, listing and registration fees, and other organizational and offering expenses;
•	expenses connected with payments of distributions in cash or otherwise made or caused to be made by the Apartment REIT to its stockholders;
•	expenses of amending, converting, liquidating or terminating the Apartment REIT or its charter;
•	expenses of maintaining communications with stockholders, including the cost of preparation, printing, and mailing annual and other stockholder reports, proxy statements and other reports required by governmental entities;
•	administrative services expenses (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which our advisor receives a separate fee);
•	transfer agent and registrar’s fees and charges paid to third parties; and
•	audit, accounting, legal and other professional fees.
The Apartment REIT reimburses our advisor for operating expenses; provided, however, the Apartment REIT will not reimburse our advisor for any operating expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of 2.0% of the Apartment REIT’s average invested assets or 25.0% of the Apartment REIT’s net income for such year, unless its independent directors find that, based on unusual and non-recurring factors they deem sufficient, a higher level of expenses is justified. Within 60 days after the end of any fiscal quarter for which the Apartment REIT’s total operating expenses for the trailing 12 months exceeds the greater of 2.0% of the Apartment REIT’s average invested assets or 25.0% of the Apartment REIT’s net income, the Apartment REIT will send to its stockholders written disclosure of the excess and an explanation of the factors the independent directors considered in arriving at the conclusion that the higher operating expenses were justified. Any amount exceeding the greater of 2.0% of average invested assets or 25.0% of the Apartment REIT’s net income paid to our advisor during a fiscal quarter will be repaid to the Apartment REIT within 60 days after the end of the fiscal year. “Average invested assets” means, for any period, the average monthly book value of the Apartment REIT’s assets invested directly or indirectly in real estate assets or equity interests in and loans secured by real estate before deducting depreciation, amortization, bad debt and other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period. “Total operating expenses” means all expenses paid or incurred by the Apartment REIT, as determined under GAAP, that are in any way related to the Apartment REIT’s operation, including fees paid to our advisor, but excluding (a) the expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of shares of the Apartment REIT’s common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of the Apartment REIT’s assets; and (f) acquisition fees and expenses (including expenses relating to potential acquisitions that the Apartment REIT does not close), disposition fees on the resale of real estate and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other real estate (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real estate). Therefore, this limitation does not apply to expenses listed above in the first, second, fourth, fifth, seventh and ninth bullets.
(6)	This fee is paid monthly. Residential Management may subcontract certain property management services to third parties and would be responsible for paying all fees due such third party contractors. Property management fees paid to third parties by Residential Management may be less than the fee the Apartment REIT pays to Residential Management.

(7)	The amount paid, when added to the sums paid to unaffiliated parties, will not exceed the lesser of (a) the real estate or brokerage commission paid for the purchase or sale of the property which is competitive in light of the size, type and location of such property or (b) an amount equal to 6.0% of the contract sales price. The Apartment REIT will pay the disposition fee on all dispositions of properties, whether made in the ordinary course of business, upon liquidation or otherwise.

(8)	“Invested capital” means the gross proceeds from the sale of the shares of the Apartment REIT’s common stock in offerings. When a property is sold, invested capital will be reduced by the lesser of (a) the net sale proceeds available for distribution from such sale or (b) the sum of (1) the portion of invested capital that initially was allocated to that property and (2) any remaining shortfall in the recovery of the Apartment REIT’s invested capital with respect to prior sales of properties. If the Apartment REIT and, in turn, its stockholders have not received a return of their invested capital or if there is a shortfall in the 8.0% return after the sale of the last property and our advisor previously has received incentive distributions, other than those that have previously been repaid, our advisor will be required to repay to the Operating Partnership an amount of those distributions sufficient to cause the Apartment REIT and, in turn, its stockholders to receive a full return of the invested capital and a full distribution of the 8.0% return. In no event will the cumulative amount repaid by our advisor to the Operating Partnership exceed the cumulative amount of incentive distributions that our advisor previously has received.
(9)	A listing for these purposes means the listing of the Apartment REIT’s common stock on (a) the NYSE, the NYSE Amex Equities, or the Nasdaq Global Market (or any successor to such entities), or (b) a national securities exchange (or tier or segment thereof) that has listing standards that the SEC has determined by rule are substantially similar to the listing standards applicable to securities described in Section 18(b)(1)(A) of the Securities Act.
Compensation Paid to our Advisor Through September 30, 2010

Amounts incurred
from Inception
through
Type of Compensation	September, 2010

Offering Stage:
Initial Offering
Selling Commissions	$10,874,000
Marketing Allowance and Accountable Due Diligence Expense Reimbursements	$4,073,000
Other Organizational and Offering Expenses	$2,361,000
Follow-on Offering
Selling Commissions	$1,818,000
Dealer Manager Fees	$792,000
Other Organizational and Offering Expenses	$264,000
Acquisition and Development Stage:
Acquisition Fee	$11,334,000
Reimbursement of Acquisition Expenses	$15,000
Operational Stage:
Asset Management Fee	$3,513,000
Property Management Fee	$3,581,000
Compensation for Additional Services	$238,000
Reimbursable Expenses
Operating Expenses	$665,000
On-site Personnel	$9,216,000
Interest Expense	$1,262,000
Disposition/Liquidation Stage:
Disposition Fee	$—
Incentive Distribution Upon Sales	$—
Incentive Distribution Upon Listing	$—
Fees Payable Upon Termination of Advisory Agreement	$—
          As of September 30, 2010, compensation incurred but not yet paid was approximately $155,000, representing normal accruals for third quarter 2010 activities.
     The Apartment REIT does not intend to pay its affiliates in shares of the Apartment REIT’s common stock or the OP Units for the services they provide to the Apartment REIT, but reserves the right to do so if the Board, including a majority of the independent directors, determines that it is prudent to do so under the circumstances.
     Our advisor may elect to defer its right to a redemption of its special limited partnership units in connection with the termination of the advisory agreement, other than due to a listing of the shares of our common stock on a national securities exchange, until either a listing or other liquidity event, including a liquidation, sale of substantially all of our assets or merger that results in a change of control of our company. If our advisor elects to defer the redemption and there is a listing of the shares of our common stock on a national securities exchange or another liquidity event, our advisor’s special limited partnership units will be redeemed for an amount equal to 15.0% of the amount, if any, by which (1) the fair market value of our assets (determined by appraisal as of the listing date or the date of the other liquidity event, as applicable) owned as of the termination of the advisory agreement, plus any assets acquired after such termination for which our advisor was entitled to receive an acquisition fee, or the included assets, less any indebtedness secured by the included assets, plus the cumulative distributions made by the Operating Partnership to us and the limited partners (other than our advisor) who received partnership units in connection with the acquisition of the included assets, from our inception through the listing date or the date of the other liquidity event, as applicable, exceeds (2) the sum of the total amount of capital raised from stockholders and the capital value of partnership units issued in connection with the acquisition of the included assets through the listing date or the date of the other liquidity event, as applicable, plus an amount equal to an annual 8.0% cumulative, non-compounded return on such gross proceeds and the capital value of such partnership units measured for the period from inception through the listing date or the date of the other liquidity event, as applicable.
Additional Payments for Additional Services
     As specified in the advisory agreement, in extraordinary circumstances, our advisor and its affiliates may provide other goods and services to the Apartment REIT if all of the following criteria are met:
•	the goods or services must be necessary to the Apartment REIT’s prudent operation; and
•	the compensation, price or fee must be equal to the lesser of the compensation, price or fee the Apartment REIT would be required to pay to independent parties rendering comparable services or selling or leasing comparable goods on competitive terms in the same geographic location, or the compensation, price or fee charged by our advisor or its affiliates for rendering comparable services or selling or leasing comparable goods on competitive terms.
     Extraordinary circumstances will be presumed only when there is an emergency situation requiring immediate action by our advisor or its affiliates and the goods or services are not immediately available from unaffiliated parties. Services which may be performed in such extraordinary circumstances include emergency maintenance of the Apartment REIT’s properties, janitorial and other related services due to strikes or lock-outs, emergency tenant evictions and repair services which require immediate action, as well as operating and re-leasing properties with respect to which the leases are in default or have been terminated.
Limitation on Reimbursements
     No reimbursement to our advisor or its affiliates is permitted for items such as rent, depreciation, utilities, capital equipment, salaries, fringe benefits and other administrative items of any controlling persons of our advisor, its affiliates or any other supervisory personnel except in those instances in which the Board believes it to be in the Apartment REIT’s best interest that our advisor or its affiliates operate or otherwise deal with, for an interim period, a property with respect to which the lease is in default. Permitted reimbursements, except as set forth above, include salaries and related salary expenses for non-supervisory services which could be performed directly for the Apartment REIT by independent parties such as legal, accounting, transfer agent, data processing and duplication. Controlling persons include, but are not limited to, any person, irrespective of his or her title, who performs functions for our advisor similar to those of chairman or member of the Board, president or executive vice president, or those entities or individuals holding 5.0% or more of the stock of our advisor or a person having the power to direct or cause the direction of our advisor, whether through ownership of voting securities, by contract or otherwise. Despite the foregoing, and subject to the approval of the Board, including a majority of the independent directors, the Apartment REIT may reimburse our advisor for expenses related to the activities of controlling persons undertaken in capacities other than those which cause them to be controlling persons. Our advisor has informed us that it believes that its employees and the employees of its affiliates and controlling persons who perform services for which reimbursement is allowed as described above have the experience and educational background, in their respective fields of expertise, appropriate for the performance of such services.
Additional Important Information on Compensation to Affiliates
     Our advisor and its affiliates are involved in determining the types and structure of the transactions in which the Apartment REIT participates. Our advisor may benefit from the Apartment REIT’s acquiring properties, retaining ownership of properties or leveraging properties, while it may be in the best interest of the Apartment REIT’s stockholders for the Apartment REIT to buy, sell or hold such property on an unleveraged basis. Furthermore, our advisor’s receipt and retention of many of the fees it receives and reimbursements depends upon the Apartment REIT making investments in properties. Therefore, the interest of our advisor in receiving such fees may conflict with the interest of the Apartment REIT’s stockholders to earn income on their investment in the Apartment REIT’s common stock and may result in the Apartment REIT entering into transactions that do not solely reflect the interest of its stockholders. A majority of the Apartment REIT’s independent directors must approve all transactions between the Apartment REIT and our advisor or its affiliates, including property acquisitions and dispositions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table presents information regarding the beneficial ownership of the Apartment REIT’s common stock and the OP Units, following the closing of this offering and the proposed acquisitions, with respect to:
•	the general partner of the Operating Partnership;
•	each of the directors and officers of the Operating Partnership’s general partner;
•	all directors and officers of the Operating Partnership’s general partner as a group;
•	each of the director nominees of the Operating Partnership’s general partner;
•	each of the named executive officers of the Operating Partnership’s general partner; and
•	all directors, director nominees and executive officers of the Operating Partnership’s general partner as a group.
     Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment powers.

	Number of	Percent of
	Shares of REIT	Shares of
	Common Stock	REIT	Number of OP
	Beneficially	Common	Units Beneficially	Percent of
Name of Beneficial Owner(1)	Owned	Stock	Owned	the OP Units

General Partner of the Operating Partnership:
Grubb & Ellis Apartment, REIT, Inc.	N/A	N/A	19,537,770.50	(2)%
Directors, Director Nominees and Executive Officers of the Apartment REIT:
Stanley J. (“Jay”) Olander, Jr.	—	*	—	*
Gustav G. Remppies	—	*	—	*
David L. Carneal	—	*	—	*
Andrea R. Biller	—	*	—	*
Glenn W. Bunting, Jr.(3)	5,293	*	5,293	*
Robert A. Gary, IV(3)	5,000	*	5,000	*
Richard S. Johnson(3)	2,000	*	2,000	*

All directors, director nominees and executive officers as a group (7 persons)	12,293	*	12,293	*

*Denotes less than 1%.

(1)	The address of each beneficial owner listed is c/o Grubb & Ellis Apartment REIT, Inc., 4901 Dickens Road, Suite 101, Richmond, Virginia 23230.

(2)	Includes 19,537,670.50 OP Units held by the Apartment REIT and 100 OP Units held by our advisor, an affiliate of the Apartment REIT.

(3)	Includes restricted and unrestricted shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Conflicts of Interest Relating to the Apartment REIT
     The Apartment REIT is subject to various conflicts of interest arising out of its relationship with our advisor and its affiliates, including conflicts related to the arrangements pursuant to which the Apartment REIT will compensate our advisor and its affiliates. See the “Compensation Table” section of this prospectus. The Apartment REIT’s independent directors have an obligation to function on its behalf in all situations in which a conflict of interest may arise, and all of the Apartment REIT’s directors have a fiduciary obligation to act in the best interest of its stockholders. See the “Management” section of this prospectus. However, the Apartment REIT’s independent directors may not be able to eliminate or reduce the risks related to these conflicts of interest. Certain of these conflicts of interest, and certain restrictions and procedures the Apartment REIT has adopted to address these conflicts, are described below.
     The Apartment REIT’s officers and affiliates of our advisor seek to balance the Apartment REIT’s interests with the interests of other Grubb & Ellis Group programs to whom they owe duties. However, to the extent that these persons take actions that are more favorable to other entities than to the Apartment REIT, these actions could have a negative impact on the Apartment REIT’s financial performance and, consequently, on distributions to its stockholders and the value of the Apartment REIT’s stock. In addition, the Apartment REIT’s directors and officers may engage for their own account in business activities of the types conducted or to be conducted by the Apartment REIT and its subsidiaries. For a description of some of the risks related to these conflicts of interest, see the “Risk Factors—Risks Related to Conflicts of Interest” section of this prospectus.
Interests in Other Real Estate Programs
     Other than performing services as our advisor, our advisor presently has no interests in other real estate programs. However, some of our officers are owners and/or officers of our advisor and/or other affiliated entities that will receive fees in connection with this offering and our operations. These relationships are described in the “Management of Our Company” section of this prospectus. In addition, Stanley J. Olander, Jr., David L. Carneal, Gustav G. Remppies and Andrea R. Biller each own less than a 1.0% interest in our sponsor. Ms. Biller holds options to purchase a de minimis amount of additional shares of our sponsor’s common stock. Messrs. Olander, Carneal and Remppies are each a member of ROC REIT Advisors, LLC, which owns a 25.0% non-managing membership interest in our advisor and would likely own a 50.0% interest in our intended successor advisor entity, and each holds a de minimis ownership interest in several other programs managed by Grubb & Ellis and its affiliates. Ms. Biller also holds a de minimis ownership interest in several other programs managed by Grubb & Ellis and its affiliates.
     Grubb & Ellis and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate projects of the type that the Apartment REIT will seek to acquire. None of the Grubb & Ellis affiliated entities are prohibited from raising money for another entity that makes the same types of investments that the Apartment REIT targets and the Apartment REIT may co-invest with any such entity. All such potential co-investments will be subject to a majority of the Apartment REIT’s directors, including a majority of the independent directors, not otherwise interested in such transaction, approving the transaction as being fair and reasonable and on substantially the same terms and conditions as those received by the co-investment entity.
Allocation of our Advisor’s Time
     The Apartment REIT relies on our advisor to manage its day-to-day activities and to implement its investment strategy. The advisor and certain of its affiliates, including its principals and management personnel, are presently, and expect to continue to be, involved with real estate programs and activities unrelated to the Apartment REIT. As a result, our advisor and its affiliates will have conflicts of interest in allocating their time between the Apartment REIT and other programs and activities in which they are involved. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the programs and ventures in which they are or will be involved.

     In addition, the Apartment REIT has no employees, consultants or independent contractors, and some of its officers are also officers of our advisor. Our advisor will rely on these officers and employees of its affiliates to manage and operate the Apartment REIT’s business. The same officers and/or employees of our advisor and its affiliates who will operate the Apartment REIT’s business will also be actively involved in activities other than the Apartment REIT’s business. Those individuals spend a material amount of time managing those activities and operations that are unrelated to the Apartment REIT’s business. As a result, those individuals will face conflicts of interest in allocating their time between the Apartment REIT’s operations and those other activities and operations. In addition, the Apartment REIT’s officers owe fiduciary duties to these other entities, which may conflict with the fiduciary duties they owe to the Apartment REIT and its stockholders.
Competition
     The Apartment REIT seeks to acquire real estate and real estate-related investments at the same time as other Grubb & Ellis Group programs. There is a risk that a potential investment would be suitable for one or more Grubb & Ellis Group programs, in which case the officers of our advisor will have a conflict of interest allocating the investment opportunity to the Apartment REIT or another program. There is a risk that our advisor will choose a property that provides lower returns to the Apartment REIT than a property purchased by another Grubb & Ellis Group program. In recognition of these potential conflicts, our advisor has agreed that it will provide the Apartment REIT the first opportunity to acquire any Class A income-producing multi-family properties that it identifies that satisfy the Apartment REIT’s investment objectives and are placed under contract by our advisor or its affiliates. This right of first refusal and other conflict resolution restrictions and procedures are described below under “—Certain Conflict Resolution Restrictions and Procedures.”
     Conflicts of interest may exist to the extent that the Apartment REIT may acquire properties in the same geographic areas where other Grubb & Ellis Group programs own the same type of properties. In such a case, a conflict could arise in the leasing of the Apartment REIT’s properties in the event that the Apartment REIT and another program managed by Grubb & Ellis or its affiliates were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of the Apartment REIT’s properties in the event that the Apartment REIT and another program managed by Grubb & Ellis or its affiliates were to attempt to sell similar properties at the same time including, in particular, in the event another Grubb & Ellis Group program liquidates at approximately the same time as the Apartment REIT.
     Conflicts of interest may also exist at such time as the Apartment REIT or its affiliates managing property on its behalf seek to employ developers, contractors or building managers, as well as under other circumstances. The advisor will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that our advisor may establish differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.
Affiliated Dealer Manager
     Grubb & Ellis Securities, the Apartment REIT’s dealer manager until December 31, 2010, is an indirect wholly-owned subsidiary of Grubb & Ellis. This relationship may create conflicts of interest in connection with the performance of due diligence by the Apartment REIT’s dealer manager. Although the Apartment REIT’s dealer manager will examine the information in the prospectus for accuracy and completeness, it is an affiliate of our advisor and will not make an independent due diligence review and investigation of the Apartment REIT or an offering of the Apartment REIT’s securities of the type normally performed by an unaffiliated, independent underwriter in connection with the offer of securities. Accordingly, prospective investors will not have the benefit of such independent review and investigation. However, certain of the participating brokers-dealers may make their own independent due diligence investigations.
     The Apartment REIT’s dealer manager is currently involved in, and may become involved in other, offerings for other Grubb & Ellis Group programs. The dealer manager is not prohibited from acting in any capacity in connection with the offer and sale of securities of other programs that may have some or all investment objectives similar to those of the Apartment REIT.

Affiliated Property Manager
     Residential Management, the Apartment REIT’s property manager, is an indirect wholly-owned subsidiary of Grubb & Ellis. The Apartment REIT expects Residential Management will perform substantially all property management services for the Apartment REIT and the Operating Partnership. Residential Management is affiliated with our sponsor and Grubb & Ellis Equity Advisors, which manages our advisor, and in the future there is potential for a number of the members of our sponsor’s management team and those that manage either or both of the property managers to overlap. As a result, the Apartment REIT might not always have the benefit of independent property management to the same extent as if our sponsor and Residential Management were unaffiliated and did not share any employees or managers. In addition, given that Residential Management is affiliated with the Apartment REIT, our sponsor and our advisor, any agreements with Residential Management will not be at arm’s length. As a result, any such agreements will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties. Further, Residential Management manages properties for other Grubb & Ellis Group programs, which may result in a conflict for the time and services of its personnel.
Lack of Separate Representation
     Morris, Manning & Martin, LLP is legal counsel to the Apartment REIT, our advisor and certain affiliates in connection with certain matters and may in the future act as legal counsel to the Apartment REIT, our advisor and certain affiliates. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute was to arise between the Apartment REIT and our advisor or any of their respective affiliates, the parties will retain separate legal counsel for such matters as and when appropriate.
Joint Ventures with Affiliates of our Advisor
     Subject to approval by the Board, including a majority of the independent directors, not otherwise interested in such transactions, the Apartment REIT may enter into joint ventures or other arrangements with affiliates of our advisor to acquire, develop and/or manage properties. However, the Apartment REIT will not participate in tenant in common syndications or transactions. See the “Investment Objectives, Strategy and Criteria—Joint Ventures” section of this prospectus. Our advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement. The Apartment REIT’s joint venture partners may have economic or business interests or goals which are or that may become inconsistent with the Apartment REIT’s business interests or goals. Should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between the Apartment REIT’s interests and the interests of the affiliated co-venturer and in managing the joint venture. Because our advisor and its affiliates will make investment decisions on the Apartment REIT’s behalf, agreements and transactions between our advisor’s affiliates and any such affiliated joint venture partners will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated parties.
Fees and Distributions to our Advisor and its Affiliates
     A transaction involving either the purchase or sale of a property may result in the receipt of commissions, fees and other cash distributions to our advisor and its affiliates, including the acquisition fees and the asset management fee under the advisory agreement and the subordinated distribution of net sales proceeds payable to our advisor pursuant to its subordinated participation interest in the Operating Partnership. Subject to the oversight of the Board, our advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on the Apartment REIT’s behalf, particularly due to the fact that certain fees will generally be payable to our advisor and its affiliates regardless of the quality of the properties acquired or the services provided to the Apartment REIT. However, the cash distributions payable to our advisor relating to the sale of the Apartment REIT’s properties are subordinated to the return to the stockholders of their capital contributions plus cumulative returns on such capital.
     Each transaction the Apartment REIT enters into with our advisor or its affiliates is subject to an inherent conflict of interest. The Board may encounter conflicts of interest in enforcing the Apartment REIT’s rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between the Apartment REIT and our advisor or any of its affiliates. A majority of the Apartment REIT’s independent directors who are otherwise disinterested in the transaction must approve each transaction between the Apartment REIT and our advisor or any of its affiliates as being fair and reasonable to the Apartment REIT and on terms and conditions no less favorable to the Apartment REIT than those available from unaffiliated third parties.

Interests in Investments
     The Apartment REIT is permitted to make or acquire investments in which its directors, officers or stockholders, our advisor or any of their respective affiliates or the Apartment REIT have direct or indirect pecuniary interests. However, any such transaction in which our advisor, the Apartment REIT’s directors or any of their respective affiliates has any interest would be subject to the limitations described below under the caption “—Certain Conflict Resolution Restrictions and Procedures.”
Certain Conflict Resolution Restrictions and Procedures
     In order to reduce or eliminate certain potential conflicts of interest, the Apartment REIT’s charter and the advisory agreement contain restrictions and conflict resolution procedures relating to (1) transactions the Apartment REIT enters into with our advisor, the Apartment REIT’s directors or their respective affiliates, (2) certain future offerings and (3) allocation of properties among affiliated entities. Each of the restrictions and procedures that apply to transactions with our advisor and its affiliates will also apply to any transaction with any entity or real estate program advised, managed or controlled by Grubb & Ellis and its affiliates. These restrictions and procedures include, among others, the following:
•	Except as otherwise described in this prospectus, the Apartment REIT does not accept goods or services from our advisor or its affiliates unless a majority of the Apartment REIT’s directors, including a majority of the independent directors, not otherwise interested in the transactions, approve such transactions as fair and reasonable to the Apartment REIT and on terms and conditions not less favorable to the Apartment REIT than those available from unaffiliated third parties.
•	The Apartment REIT does not purchase or lease any asset (including any property) in which our advisor, any of the Apartment REIT’s directors or any of their respective affiliates has an interest without a determination by a majority of the Apartment REIT’s directors, including a majority of the independent directors, not otherwise interested in such transaction, that such transaction is fair and reasonable to the Apartment REIT and at a price to the Apartment REIT no greater than the cost of the property to our advisor, such director or directors or any such affiliate, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will the Apartment REIT acquire any such asset at an amount in excess of its appraised value. The Apartment REIT will not sell or lease assets to our advisor, any of the Apartment REIT’s directors or any of their respective affiliates unless a majority of the Apartment REIT’s directors, including a majority of the independent directors, not otherwise interested in the transaction, determine the transaction is fair and reasonable to the Apartment REIT, which determination will be supported by an appraisal obtained from a qualified, independent appraiser selected by a majority of the independent directors.
•	The Apartment REIT does not make any loans to our advisor, any of the Apartment REIT’s directors or any of their respective affiliates except loans, if any, to the Apartment REIT’s wholly-owned subsidiaries. In addition, any loans made to the Apartment REIT by our advisor, the Apartment REIT’s directors or any of their respective affiliates must be approved by a majority of the Apartment REIT’s directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to the Apartment REIT than comparable loans between unaffiliated parties.
•	Our advisor and its affiliates are entitled to reimbursement, at cost, for actual expenses incurred by them on the Apartment REIT’s behalf or on behalf of joint ventures in which the Apartment REIT is a joint venture partner, subject to the limitation that our advisor and its affiliates are not entitled to reimbursement of operating expenses, generally, to the extent that they exceed the greater of 2.0% of the Apartment REIT’s average invested assets or 25.0% of the Apartment REIT’s net income, as described in the “Compensation Table” section of this prospectus.
•	The advisory agreement between the Apartment REIT and our advisor provides that if our advisor identifies an opportunity to make an investment in one or more Class A income-producing multi-family properties that satisfy the Apartment REIT’s investment objectives and are placed under contract by our advisor or its affiliates, then our advisor will provide the Apartment REIT with the first opportunity to purchase such investment. If the Board does not affirmatively authorize the Apartment REIT to make such purchase within seven days of being offered such property, then our advisor may offer the investment opportunity to any other person or entity.

DESCRIPTION OF THE OP UNITS AND PARTNERSHIP AGREEMENT
     The following is a summary description of the amended and restated agreement of limited partnership of the Operating Partnership, or the Partnership Agreement. As of the date of this prospectus, the Apartment REIT and our advisor are the only partners of the Operating Partnership. The Operating Partnership may admit additional limited partners and issue additional units of limited partnership interest in exchange for interests in properties.
Management
     Grubb & Ellis Apartment REIT Holdings, LP, or the Operating Partnership, is a Virginia limited partnership formed on December 27, 2005. As the sole general partner of the Operating Partnership, the Apartment REIT has full, exclusive and complete responsibility and discretion in the management and control of it. When and if additional limited partners are admitted, they will have no authority in their capacity as limited partners to transact business for, or participate in the management activities or decisions of, the Operating Partnership. However, certain amendments to the Partnership Agreement, including amendments that would affect the limited partners’ redemption rights described below, require the consent of limited partners holding more than 50.0% of the units of limited partnership interest held by such partners.
Transferability of Interests
     The Apartment REIT may not voluntarily withdraw from the Operating Partnership or transfer or assign its interest in the Operating Partnership unless the transaction in which such withdrawal or transfer occurs results in the limited partners receiving property in an amount equal to the amount they would have received had they exercised their redemption rights immediately prior to such transaction, or unless the successor to the Apartment REIT contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership. Except in the limited situations described in the Partnership Agreement, the limited partners may not transfer their interests in the Operating Partnership, in whole or in part, without the Apartment REIT’s written consent, which consent the Apartment REIT may withhold in its sole discretion.
Capital Contribution
     As of the date of this prospectus, the Apartment REIT is the sole general partner of the Operating Partnership and owns a 99.99% general partnership interest in the Operating Partnership. As of the date of this prospectus, our advisor owns a 0.01% limited partnership interest in the Operating Partnership and is the sole special limited partner of the Operating Partnership. Our advisor has no voting rights in the Operating Partnership, but is entitled to certain distributions from the Operating Partnership, as described below. The Apartment REIT will contribute to the Operating Partnership all of the net proceeds of its offerings as a capital contribution in exchange for additional partnership interests.
     If the Operating Partnership requires additional funds at any time or from time to time in excess of funds available to the Operating Partnership from borrowing or capital contributions, the Apartment REIT may borrow such funds from a financial institution or other lender and lend such funds to the Operating Partnership. Pursuant to the Partnership Agreement, the Apartment REIT generally will be obligated to contribute the proceeds of a securities offering as additional capital to the Operating Partnership.
     Moreover, the Apartment REIT is authorized to cause the Operating Partnership to issue partnership interests for less than fair market value if it concludes in good faith that such issuance is in the Apartment REIT’s best interest and that of the Operating Partnership. If the Apartment REIT contributes additional capital to the Operating Partnership, it will receive additional partnership units of the Operating Partnership and its percentage interest in the Operating Partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the Operating Partnership at the time of such contributions. Conversely, the percentage interests of any limited partners will be decreased on a proportionate basis in the event of additional capital contributions by the Apartment REIT. In addition, if the Apartment REIT contributes additional capital to the Operating Partnership, it will revalue the property of the Operating Partnership to its fair market value, as the Apartment REIT determines, and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property that has not been reflected in the capital accounts previously would be allocated among the partners under the terms of the Partnership Agreement if there were a taxable disposition of such property for such fair market value on the date of the revaluation.

Redemption Rights
     Pursuant to the Partnership Agreement, limited partners have redemption rights, which enable them to cause the Operating Partnership to redeem their units of limited partnership interests in exchange for cash or, at the Apartment REIT’s option, shares of the Apartment REIT’s common stock generally on a one-for-one basis. Each limited partner is prohibited from receiving the Apartment REIT’s common stock upon exercising its redemption rights if the issuance of common stock to the redeeming limited partner would:
•	result in any person owning, directly or indirectly, stock in excess of the ownership limit;
•	result in the Apartment REIT’s shares of capital stock being owned by fewer than 100 persons, determined without reference to any rules of attribution;
•	result in the Apartment REIT being “closely held” under the federal income tax laws;
•	cause the Apartment REIT to own, actually or constructively, 10.0% or more of the ownership interests in a tenant of its real property;
•	cause the acquisition of shares of the Apartment REIT’s common stock by such redeeming limited partner to be “integrated” with any other distribution of common stock for purposes of complying with the Securities Act; or
•	before the Apartment REIT’s common stock qualifies as a class of “publicly-offered securities,” cause or result in Benefit Plan Investors owning 25.0% or more of the outstanding shares of common stock (disregarding any shares owned by any person who has discretionary authority or control with respect to the assets of the Apartment REIT).
     The Apartment REIT may elect to waive this restriction and redeem a limited partner’s units for cash in its sole discretion.
     A limited partner may exercise the redemption rights at any time, provided that a limited partner may not exercise the redemption right for fewer than 1,000 units or, if such limited partner holds fewer than 1,000 units, all of the units held by such limited partner. In addition, a limited partner may not exercise the redemption right more than two times annually.
     Although the number of shares of common stock issuable upon exercise of the redemption rights is initially one-for-one, this ratio will be adjusted upon the occurrence of stock splits, mergers, consolidations or similar pro rata share transactions, which otherwise would have the effect of diluting or increasing the ownership interests of the limited partners or the Apartment REITs stockholders.
Special Limited Partner
     In addition to holding a 0.01% limited partnership interest, our advisor is the sole special limited partner in the Operating Partnership. Special limited partners have no voting rights.
     In its capacity as the special limited partner, our advisor has no limited partnership interest but is entitled to receive an incentive distribution equal to 15.0% of the net proceeds of the sale of all or substantially all of the Operating Partnership’s property after the Apartment REIT has received, and paid to its stockholders, the sum of:
•	the Apartment REIT’s Invested Capital, as defined below; and
•	any remaining shortfall in an annual 8.0% cumulative, non-compounded return on adjusted Invested Capital as determined in the paragraph below, or 8.0% return.
     Invested Capital equals the gross proceeds from the sale of shares of the Apartment REIT’s common stock. When a property is sold, Invested Capital will be reduced by the lesser of: (A) the net sale proceeds available for distributions; or (B) the sum of (1) the portion of Invested Capital that initially was allocated to that property and (2) any remaining shortfall in the recovery of the Apartment REIT’s Invested Capital with respect to prior sales of properties.
     If the Apartment REIT and, in turn, the Apartment REIT’s stockholders, have not received a return of their Invested Capital or if there is a shortfall in the 8.0% return after the sale of the Operating Partnership’s last asset and our advisor previously received incentive distributions, other than those that were previously repaid, our advisor will be required to repay to the Operating Partnership an amount of those distributions sufficient to cause the Apartment REIT and, in turn, the Apartment REIT’s stockholders to receive a full return of their Invested Capital and a full distribution of the 8.0% return. In no event will the cumulative amount repaid by our advisor to the Operating Partnership exceed the cumulative amount of incentive distributions that our advisor has previously received.
     Until such time as the Apartment REIT’s stockholders receive such 8.0% return, our advisor will not receive any incentive distributions. In addition, there is no assurance that the Apartment REIT will be able to pay an annual 8.0% return to its stockholders. Therefore, the 8.0% return is disclosed solely as a measure for our advisor’s incentive compensation.
     If the advisory agreement is terminated in connection with the listing of the Apartment REIT’s common stock on a national securities exchange, the Partnership Agreement provides that our advisor will receive an incentive distribution equal to 15.0% of the amount, if any, by which (1) the market value of the Apartment REIT’s outstanding common stock plus distributions paid by it prior to listing, exceeds (2) the sum of the gross proceeds from the sale of shares of the Apartment REIT’s common stock plus an annual 8.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of its common stock. Upon our advisor’s receipt of the incentive distribution upon listing, our advisor’s special limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of the Apartment REIT’s properties.
     Further, in connection with the termination of the advisory agreement other than due to a listing of the shares of the Apartment REIT’s common stock on a national securities exchange or due to the internalization of our advisor in connection with the Apartment REIT’s conversion to a self-administered REIT, the Apartment REIT may choose to redeem our advisor’s interest as a special limited partner in the Operating Partnership, which would entitle it to receive cash or, if agreed by the Apartment REIT and our advisor, shares of the Apartment REIT’s common stock or units of limited partnership interests in the Operating Partnership equal to the amount that would be payable to our advisor pursuant to the “incentive distribution upon sales” described in the “Compensation Table” section of this prospectus if the Apartment REIT liquidated all of its assets for their fair market value. Our advisor will not be entitled to any distribution or payment solely due to an internalization of our advisor in connection with our conversion to a self-administered REIT.
Operations
     The Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable the Apartment REIT to satisfy the requirements for being classified as a REIT, to avoid any federal income or excise tax liability imposed by the federal income tax laws, other than any federal income tax liability associated with the Apartment REIT’s retained capital gains, and to ensure that the Operating Partnership will not be classified as a “publicly traded partnership” for purposes of the federal income tax laws.
Distributions
     The Partnership Agreement provides that the Operating Partnership will distribute to the partners cash from operations, excluding net sale or refinancing proceeds, and net proceeds from the sale of the Operating Partnership’s assets in connection with the liquidation of the Operating Partnership, on a quarterly basis (or more frequently, if the Apartment REIT so elects) in accordance with the percentage interests of the partners. The Apartment REIT will determine the amounts of such distributions in its sole discretion. The Operating Partnership does not intend to maintain cash reserves to fund distributions. The net sale proceeds from the sale of one of the Operating Partnership’s properties will be distributed 100% to the partners (other than the special limited partner) in accordance with their percentage interests until the partners have received an amount equal to the sum of (1) the Invested Capital and (2) any remaining shortfall in the 8.0% return. Any remaining net sale proceeds will be distributed 85.0% to the partners (other than the special limited partner) in accordance with their percentage interests and 15.0% to our advisor, as the special limited partner. Until such time as stockholders receive such 8.0% return, our advisor will not receive any incentive distributions. In addition, there is no assurance that the Operating Partnership will be able to pay an annual 8.0% return to its partners, including the Apartment REIT. Thus, the 8.0% return is disclosed solely as a measure for our advisor’s incentive compensation.
     Notwithstanding the foregoing, if there is a shortfall in the distribution of the 8.0% return to the Apartment REIT at the end of any calendar year and our advisor previously has received incentive distributions, other than distributions that have previously been repaid, our advisor will be required to repay to the Operating Partnership whatever portion of those prior distributions is necessary to cause the Apartment REIT’s 8.0% return to be met.

     Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including any partner loans, any remaining assets of the Operating Partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. Notwithstanding the foregoing, if the Apartment REIT has not received a full return of its Invested Capital or there is a shortfall in its 8.0% return when the Operating Partnership’s last property has been sold and our advisor previously has received distributions, other than distributions that have previously been repaid, our advisor will be required to repay to the Operating Partnership whatever portion of those prior distributions is necessary to cause a full return of the Apartment REIT’s Invested Capital and a full distribution of its 8.0% return.
Allocations
     Operating Income and Losses. Operating income and losses of the Operating Partnership will be allocated to the partners in accordance with their percentage interests.
     Depreciation and Amortization Deductions. All depreciation and amortization deductions of the Operating Partnership will be allocated to the partners in accordance with their percentage interests.
     Gains from Capital Transactions. Gains from the sale of property other than the disposition of all or substantially all of the assets of the Operating Partnership will be allocated as follows:
     (1) First, to the partners in accordance with their percentage interests in order to offset losses allocated to the partners pursuant to clause (2) under Losses from Capital Transactions below;
     (2) Second, to the partners in accordance with their percentage interests until the partners have been allocated an aggregate amount equal to the sum of (A) any depreciation or amortization recapture associated with the Operating Partnership’s investment in the property sold, and (B) any remaining shortfall in the Apartment REIT’s 8.0% return that is distributed to it in connection with the sale of the property; and
     (3) Thereafter, any remaining gain will be allocated 85.0% to the partners in accordance with their percentage interests and 15.0% to our advisor, as the special limited partner.
     Losses from Capital Transactions. Losses from the sale of property other than the disposition of all or substantially all of the assets of the Operating Partnership will be allocated as follows:
     (1) First, 85.0% to the partners in accordance with their percentage interests and 15.0% to our advisor to the extent of gain from property sales previously allocated pursuant to clause (3) under Gains from Capital Transactions above; and
     (2) Thereafter, any remaining loss will be allocated 100% to the partners in accordance with their percentage interests.
     Gains from Terminating Capital Transactions. Gains from the sale of all or substantially all of the assets of the Operating Partnership will be allocated as follows:
     (1) First, to the partners in accordance with their percentage interests until their aggregate capital account balances equal the sum of (A) the Invested Capital and (B) the cumulative 8.0% return that has not previously been distributed; and
     (2) Thereafter, any remaining gain will be allocated 85.0% to the partners in accordance with their percentage interests and 15.0% to our advisor, as the special limited partner.
     Losses from Terminating Capital Transactions. Losses from the sale of all or substantially all of the assets of the Operating Partnership will be allocated as follows:
     (1) First, 85.0% to the partners in accordance with their percentage interests and 15.0% to our advisor, as the special limited partner, until the aggregate losses allocated under clause (1) under Losses from Capital Transactions above and allocated pursuant to this clause equals gains allocated pursuant to clause (3) under Gains from Capital Transactions above; and
     (2) Thereafter, any remaining loss will be allocated to the partners in accordance with their percentage interests.

     Notwithstanding the foregoing, to the extent that our advisor is required to repay distributions to the Operating Partnership, the allocations will be adjusted to reflect such repayment.
     All allocations are subject to compliance with the provisions of the federal income tax laws.
Term
     The term of the Operating Partnership commenced on December 27, 2005, the date on which its certificate of limited partnership was filed with the State Corporation Commission of the Commonwealth of Virginia. Pursuant to the Partnership Agreement, the Operating Partnership will continue until December 31, 2055 or until dissolved upon (i) the bankruptcy, dissolution or withdrawal of the Apartment REIT, unless the limited partners elect to continue the Operating Partnership; (ii) the sale or other disposition of all or substantially all the assets of the Operating Partnership; or (iii) the election by the general partner.
Meetings
     The Operating Partnership is not required to hold an annual meeting. Holders of OP Units will be invited to attend the Apartment REIT’s annual meeting of stockholders, but will not be entitled to vote at any meeting of the stockholders of the Apartment REIT, unless and until such time as a holder of OP Units elects to cause the Apartment REIT to redeem its OP Units, and the Apartment REIT elects to issue its common stock rather than cash in connection with the redemption.
Tax Matters
     Under the Partnership Agreement, the Apartment REIT will be the tax matters partner of the Operating Partnership and, as such, will have authority to handle tax audits and to make tax elections under the federal income tax laws on behalf of the Operating Partnership.

DESCRIPTION OF THE APARTMENT REIT’S CAPITAL STOCK
General
     The following description of the Apartment REIT’s capital stock highlights the material provisions of the Apartment REIT’s charter and bylaws as in effect as of the date of this prospectus. Because it is a description of what is contained in REIT’s charter and bylaws, it may not contain all the information that is important to you.
Common Stock
     Under its charter, the Apartment REIT has 300,000,000 authorized shares of common stock, $0.01 par value per share, available for issuance. The common stock is not convertible or subject to repurchase.
     Holders of REIT’s common stock:
•	are entitled to receive distributions authorized by the Board after payment of, or provision for, full cumulative distributions on and any required repurchases of shares of preferred stock then outstanding;
•	are entitled to share ratably in the distributable assets of the Apartment REIT remaining after satisfaction of the prior preferential rights of the preferred stock and the satisfaction of all of the Apartment REIT’s debts and liabilities in the event of any voluntary or involuntary liquidation or dissolution of the Apartment REIT;
•	do not have preference, conversion, exchange, sinking fund or repurchase rights or preemptive rights to subscribe for any of the Apartment REIT’s securities; and
•	do not have appraisal rights unless the Board determines that appraisal rights apply, with respect to all or any classes or series of stock, to a particular transaction or all transactions occurring after the date of such determination in connection with which such holders would otherwise be entitled to exercise appraisal rights.
     The Apartment REIT will generally not issue certificates for shares of its common stock. Shares of the Apartment REIT’s common stock will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. Grubb & Ellis Equity Advisors, Transfer Agent, LLC, an affiliate of Grubb & Ellis Equity Advisors, acts as the registrar and transfer agent for the Apartment REIT’s shares. Transfers can be effected simply by mailing to the transfer agent a transfer and assignment form, which the Apartment REIT will provide to its stockholders at no charge upon written request.
Stockholder Voting
     Except as otherwise provided, all shares of the Apartment REIT’s common stock will have equal voting rights. Because stockholders do not have cumulative voting rights, holders of a majority of the outstanding shares of the Apartment REIT’s common stock can elect the entire Board. The voting rights per share of the Apartment REIT’s equity securities issued in the future will be established by the Board.
     Under the MGCL and the Apartment REIT’s charter, the Apartment REIT may not, without the affirmative vote of stockholders holding at least a majority of all the shares of stock entitled to vote on the matter:
•	amend the Apartment REIT’s charter, including, by way of illustration, amendments to provisions relating to director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions, except for amendments with respect to increases or decreases in the aggregate number of shares of the Apartment REIT’s stock or the number of shares of stock of any class or series, changes in the Apartment REIT’s name, changes in the name or other designation or the par value of any class or series of stock and the aggregate par value of the Apartment REIT’s stock or certain reverse stock splits;
•	sell all or substantially all of the Apartment REIT’s assets other than in the ordinary course of business or as otherwise permitted by law;
•	cause a merger or reorganization of the Apartment REIT except that where the merger is effected through a wholly-owned subsidiary and the consideration to be paid by the Apartment REIT in the merger consists solely of cash, the merger may be approved solely by the Board unless a party to the merger is an affiliate of our sponsor; or
•	dissolve or liquidate the Apartment REIT.
     The Apartment REIT’s charter further provides that, without the necessity for concurrence by the Board, the Apartment REIT’s stockholders may vote to elect or remove any or all of its directors.
     Each stockholder entitled to vote on a matter may do so at a meeting in person or by a proxy executed in writing or in any other manner permitted by law directing the manner in which he or she desires that his or her vote be cast. Any such proxy must be received by the Board prior to the date on which the vote is taken. Stockholders may take action without a meeting if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter.
Preferred Stock
     The Apartment REIT’s charter authorizes the Board without further stockholder action to provide for the issuance of up to 50,000,000 shares of preferred stock, in one or more series, with such voting powers and with such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as the Board shall approve. As of the date of this prospectus, there are no shares of the Apartment REIT’s preferred stock outstanding and the Apartment REIT has no present plans to issue any shares of preferred stock.
Issuance of Additional Securities and Debt Instruments
     The Board is authorized to issue additional securities, including common stock, preferred stock, convertible preferred stock and convertible debt, for cash, property or other consideration on such terms as it may deem advisable and to classify or reclassify any unissued shares of the Apartment REIT’s capital stock without approval of the holders of the outstanding securities. The Apartment REIT may issue debt obligations with conversion privileges on such terms and conditions as the directors may determine, whereby the holders of such debt obligations may acquire the Apartment REIT’s common stock or preferred stock. The Apartment REIT may also issue warrants, options and rights to buy shares of its stock on such terms as the directors deem advisable subject to certain restrictions in its charter, despite the possible dilution in the value of the outstanding shares of the Apartment REIT’s stock that may result from the exercise of such warrants, options or rights to buy shares of stock, as part of a ratable issue to stockholders, as part of a private or public offering or as part of other financial arrangements. The Board, with the approval of a majority of the directors and without any action by stockholders, may also amend the Apartment REIT’s charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Apartment REIT has authority to issue.
Restrictions on Ownership and Transfer
     In order to remain qualified as a REIT under the federal tax laws, the Apartment REIT must meet several requirements concerning the ownership of its outstanding capital stock. Specifically, no more than 50.0% in value of the Apartment REIT’s outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the federal income tax laws to include specified private foundations, employee benefit plans and trusts, and charitable trusts, during the last half of a taxable year, other than the first REIT taxable year. Moreover, 100 or more persons must own the Apartment REIT’s outstanding shares of capital stock during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, other than the first REIT taxable year.
     Because the Board believes it is essential for the Apartment REIT to continue to qualify as a REIT and for other corporate purposes, the Apartment REIT’s charter, subject to the exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the federal income tax laws, more than 9.9% of:
•	the value of outstanding shares of the Apartment REIT’s capital stock; or
•	the value or number (whichever is more restrictive) of outstanding shares of the Apartment REIT’s common stock.
     The Apartment REIT’s charter provides that any transfer of capital stock will be null and void, with the intended transferee acquiring no rights in such shares of stock, or result in such shares of stock being designated as shares-in-trust and transferred automatically to a trust effective on the day before the purported transfer of such shares of stock, if the transfer would:
•	result in any person owning, directly or indirectly, shares of the Apartment REIT’s capital stock in excess of the foregoing ownership limitations;
•	result in the Apartment REIT’s capital stock being owned by fewer than 100 persons, determined without reference to any rules of attribution;
•	result in the Apartment REIT being “closely held” under the federal income tax laws;
•	cause the Apartment REIT to own, actually or constructively, 9.9% or more of the ownership interests in a tenant of our real property, under the federal income tax laws; or
•	before the Apartment REIT’s shares of stock constitute a class of “publicly-offered securities,” result in 25.0% or more of its shares of stock being owned by ERISA investors.
     The record holder of the shares of stock that are designated as shares-in-trust, or the prohibited owner, will be required to submit such number of shares of capital stock to the Apartment REIT for registration in the name of the trust. We will designate the trustee, but he will not be affiliated with the Apartment REIT. The beneficiary of the trust will be one or more charitable organizations that are named by the Apartment REIT.
     Shares-in-trust will remain shares of issued and outstanding capital stock and will be entitled to the same rights and privileges as all other stock of the same class or series. The trust will receive all dividends and distributions on the shares-in-trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. The trust will vote all shares-in-trust. The trust will designate a permitted transferee of the shares-in-trust, provided that the permitted transferee purchases such shares-in-trust for valuable consideration and acquires such shares-in-trust without such acquisition resulting in a transfer to another trust.
     The Apartment REIT’s charter requires that the prohibited owner of the shares-in-trust pay to the trust the amount of any dividends or distributions received by the prohibited owner that are attributable to any shares-in-trust and the record date of which was on or after the date that such shares of stock became shares-in-trust. The prohibited owner generally will receive from the trust the lesser of:
•	the price per share such prohibited owner paid for the shares of capital stock that were designated as shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer; or
•	the price per share received by the trust from the sale of such shares-in-trust.
     The trust will distribute to the beneficiary any amounts received by the trust in excess of the amounts to be paid to the prohibited owner.
     The shares-in-trust will be deemed to have been offered for sale to the Apartment REIT, or its designee, at a price per share equal to the lesser of:
•	the price per share in the transaction that created such shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer; or
•	the market price per share on the date that the Apartment REIT, or its designee, accepts such offer.
     The Apartment REIT has the right to accept such offer for a period of 90 days after the later of the date of the purported transfer which resulted in such shares-in-trust or the date the Apartment REIT determines in good faith that a transfer resulting in such shares-in-trust occurred.
     “Market price” on any date means the average of the closing prices for the five consecutive trading days ending on such date. The “closing price” refers to the last quoted price as reported by the primary securities exchange or market on which the Apartment REIT’s stock is then listed or quoted for trading. If the Apartment REIT’s stock is not so listed or quoted at the time of determination of the market price, the Board will determine the market price in good faith.
     If you acquire or attempt to acquire shares of the Apartment REIT’s capital stock in violation of the foregoing restrictions, or if you owned common or preferred shares that were transferred to a trust, then the Apartment REIT will require you immediately to give it written notice of such event and to provide it with such other information as the Apartment REIT may request in order to determine the effect, if any, of such transfer on the Apartment REIT’s status as a REIT.
     If you own, directly or indirectly, more than 5.0%, or such lower percentages as required under the federal income tax laws, of the Apartment REIT’s outstanding shares of stock, then you must, within 30 days after January 1 of each year, provide to the Apartment REIT a written statement or affidavit stating your name and address, the number of shares of capital stock owned directly or indirectly, and a description of how such shares of stock are held. In addition, each direct or indirect stockholder shall provide to the Apartment REIT such additional information as it may request in order to determine the effect, if any, of such ownership on its status as a REIT and to ensure compliance with the ownership limits.
     The ownership limits generally will not apply to the acquisition of shares of capital stock by an underwriter that participates in a public offering of such shares of stock or by our advisor. In addition, the Board, upon receipt of a ruling from the IRS or an opinion of counsel and upon such other conditions as the Board may direct, may exempt a person from the ownership limits. However, the ownership limits will continue to apply until the Board determines that it is no longer in the best interest of the Apartment REIT to continue to qualify as a REIT.
     All certificates representing the Apartment REIT’s common or preferred shares, if any, will bear a legend referring to the restrictions described above.
     The ownership limits in the Apartment REIT’s charter may have the effect of delaying, deferring or preventing a takeover or other transaction or change in control of the Apartment REIT that might involve a premium price for shares of its common stock or otherwise be in the best interest of the Apartment REIT’s stockholders.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE APARTMENT
REIT’S CHARTER AND BYLAWS
     The following is a summary of some important provisions of the MGCL and the Apartment REIT’s charter and bylaws in effect as of the date of this prospectus, copies of which are included as exhibits to the registration statement of which this prospectus forms a part.
The Apartment REIT’s Charter and Bylaws
     The rights of the Apartment REIT’s stockholders and related matters are governed by the MGCL and by the Apartment REIT’s charter and bylaws. The Board, including the independent directors, unanimously approved the Apartment REIT’s charter and bylaws. A majority of the Apartment REIT’s directors must approve or ratify any subsequent amendment to the Apartment REIT’s bylaws as specifically provided in the charter. Provisions of the Apartment REIT’s charter and bylaws, which are summarized below, may make it more difficult to change the composition of the Board and may discourage or make more difficult any attempt by a person or group to obtain control of the Apartment REIT.
Stockholders’ Meetings
     An annual meeting of the Apartment REIT’s stockholders will be held upon reasonable notice for the purpose of electing directors and for the transaction of such other business as may come before the meeting. A special meeting of the Apartment REIT’s stockholders may be called in the manner provided in the bylaws, including by the president or a majority of the Board or a majority of the independent directors, and will be called by the Apartment REIT’s secretary upon written request of stockholders holding in the aggregate at least 10.0% of the outstanding shares of the Apartment REIT’s stock. Upon receipt of a written request, either in person or by mail, stating the purpose(s) of the meeting, the secretary will provide all stockholders, within ten days after receipt of this request, written notice, either in person, by mail or by electronic mail, of a meeting and the purpose of such meeting to be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to the Apartment REIT’s stockholders. At any meeting of the stockholders, each stockholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of 50.0% of the outstanding shares of common stock constitutes a quorum, and the majority vote of the Apartment REIT’s stockholders will be binding on all of its stockholders.
The Apartment REIT’s Board of Directors
     The Apartment REIT’s charter provides that the number of directors of the Apartment REIT may not be fewer than three and that a majority of the directors will be independent directors. This provision may only be amended if declared advisable by the Board and approved by a vote of a majority of the Apartment REIT’s stockholders. A vacancy in the Board caused by the death, resignation or incapacity of a director or by an increase in the number of directors may be filled only by the vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred. With respect to a vacancy created by the death, resignation or incapacity of an independent director, the remaining independent directors will nominate a replacement. Any director may resign at any time and may be removed with or without cause by stockholders owning at least a majority of the outstanding shares of the Apartment REIT’s stock.
     Each director will serve a term beginning on the date of his or her election and ending on the next annual meeting of the stockholders and when his or her successor is duly elected and qualifies. Because holders of the Apartment REIT’s common stock have no right to cumulative voting for the election of directors, at each annual meeting of stockholders, the holders of the shares of common stock with a majority of the voting power of the common stock will be able to elect all of the directors.
Fiduciary Duties
     Our advisor and the Apartment REIT’s directors are deemed to be in a fiduciary relationship to the Apartment REIT and its stockholders and the Apartment REIT’s directors have a fiduciary duty to the stockholders to supervise the Apartment REIT’s relationship with our advisor.

Limitation on Organizational and Offering Expenses
     The total organizational and offering expenses that we will pay in connection with our company’s formation and the offering and sale of shares of our common stock will be reasonable, and in any event, will not exceed an amount equal to 15.0% of the gross proceeds raised in this offering.
Limitation of Liability and Indemnification
     The MGCL permits the Apartment REIT to include in its charter a provision limiting the liability of its directors and officers to the Apartment REIT and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.
     The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:
•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
     A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
     The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.
     The Apartment REIT’s charter provides that none of its directors or officers will be liable to the Apartment REIT or its stockholders for money damages and that the Apartment REIT will indemnify and pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to its directors and officers, our advisor and its affiliates and any individual who, while our director or officer at the Apartment REIT’s request, served as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for losses they may incur by reason of their service in those capacities; provided, however, the Apartment REIT will not indemnify or hold harmless its directors or our advisor or its affiliates unless all of the following conditions are met:
•	the party was acting on behalf of or performing services on the part of the Apartment REIT;
•	the Apartment REIT’s directors, our advisor or our advisor’s affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Apartment REIT;
•	such indemnification or agreement to be held harmless is recoverable only out of the Apartment REIT’s net assets and not from its stockholders; and
•	such liability or loss was not the result of:
•	negligence or misconduct by the Apartment REIT’s directors (other than the independent directors) or our advisor or their respective affiliates; or
•	gross negligence or willful misconduct by the Apartment REIT’s independent directors.

     The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Furthermore, the Apartment REIT’s charter prohibits it from indemnifying its directors, our advisor and its affiliates and broker-dealers for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:
•	there has been a successful determination on the merits of each count involving alleged securities law violations as to the party seeking indemnification;
•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or
•	a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the SEC and of the published opinions of any state securities regulatory authority in which shares of the Apartment REIT’s stock were offered and sold as to indemnification for securities law violations.
     The Apartment REIT may advance amounts to its directors, our advisor and Advisor’s affiliates for reasonable expenses and costs incurred as a result of any proceeding for which indemnification is being sought in advance of a final disposition of the proceeding only if all of the following conditions are satisfied:
•	the proceeding legal action relates to acts or omissions with respect to the performance of duties or services by the indemnified party for or on behalf of the Apartment REIT;
•	the legal proceeding is initiated by a third party who is not a stockholder of the Apartment REIT or the legal proceeding is initiated by a stockholder of the Apartment REIT acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement;
•	the party receiving such advances furnishes the Apartment REIT with a written statement of his or her good faith belief that he or she has met the standard of conduct described above; and
•	the indemnified party receiving such advances furnishes to the Apartment REIT a written undertaking, personally executed on his or her behalf, to repay the advanced funds to the Apartment REIT, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not meet the standard of conduct described above and is not entitled to indemnification.
     Authorizations of payments will be made by a majority vote of a quorum of disinterested directors.
     Also, the Board may cause the Apartment REIT to indemnify or contract to indemnify any person not specified above who was, is or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of the Apartment REIT, or is or was serving at the request of the Apartment REIT as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one whom indemnification is granted as described above. Any determination to indemnify or contract to indemnify will be made by a majority vote of a quorum consisting of disinterested directors.
     The Apartment REIT may purchase and maintain insurance to indemnify such parties against the liability assumed by them in accordance with its charter.
     The indemnification provided in the Apartment REIT’s charter is not exclusive of any other right to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Apartment REIT or others, with respect to claims, issues or matters in relation to which the Apartment REIT would not have obligation or right to indemnify such person under the provisions of its charter.
     With respect to the limitation on liability and indemnification for the Apartment REIT’s directors, our advisor and our advisor’s affiliates described above, to the extent that non-mandatory provisions of the MGCL applicable to the Apartment REIT conflict with the provisions related to indemnifying and holding harmless its directors, our advisor and our advisor’s affiliates set forth in the NASAA Guidelines and in the Apartment REIT’s charter, the provisions of the NASAA Guidelines and the Apartment REIT’s charter will prevail.

Defenses Available
     There are defenses available to the Apartment REIT’s directors and officers and our advisor under Maryland corporate law in the event of a stockholder action against them. A director or officer may contend that he or she performed the action giving rise to the stockholder’s action in good faith, in a manner he or she reasonably believed to be in the best interest of the Apartment REIT and with the care that an ordinarily prudent person in a like position under similar circumstances would have used. The directors and officers also are entitled to rely on information, opinions, reports or statements prepared by experts, including accountants, consultants and counsel, who were selected with reasonable care or a committee of the board of directors on which the director does not serve as to a matter within its authority so long as the director has no knowledge that would cause such reliance to be unwarranted.
Inspection of Books and Records
     Our advisor keeps or has caused to be kept, on the Apartment REIT’s behalf, full and true books of account on an accrual basis of accounting, in accordance with GAAP. The Apartment REIT maintains at all times at its principal office all of its books of account, together with all of its other records, including a copy of its charter.
     Any stockholder of the Apartment REIT or his or her agent will be permitted access to all of the Apartment REIT’s records at all reasonable times, and may inspect and copy any of them. The Apartment REIT will permit the official or agency administering the securities laws of a jurisdiction including, without limitation, the Texas State Securities Board and the Alabama Securities Commission, to inspect its books and records upon reasonable notice and during normal business hours. As part of its books and records, the Apartment REIT will maintain an alphabetical list of the names, addresses and telephone numbers of its stockholders along with the number of shares of common stock held by each of them. The Apartment REIT will make the stockholder list available for inspection by any stockholder or his or her agent at the Apartment REIT’s principal office upon the request of the stockholder.
     The Apartment REIT updates, or causes to be updated, the stockholder list at least quarterly to reflect changes in the information contained therein.
     The Apartment REIT will mail a copy of the stockholder list to any stockholder requesting the stockholder list within ten days of the request, subject to verification of the purpose for which the list is requested, as discussed below. The copy of the stockholder list will be printed in alphabetical order, on white paper, and in no smaller than a ten-point type size. The Apartment REIT may impose a reasonable charge for copy work incurred in reproducing the stockholder list.
     The purposes for which a stockholder may request a copy of the stockholder list include, without limitation, matters relating to stockholders’ voting rights and the exercise of stockholders’ rights under federal proxy laws.
     If our advisor or the Board neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, our advisor and the Board will be liable to any stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list, and for actual damages suffered by any stockholder by reason of such refusal or neglect. It will be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of the Apartment REIT. The Apartment REIT may require that the stockholder requesting the stockholder list represent that he or she is not requesting the list for a commercial purpose unrelated to the stockholder’s interests in the Apartment REIT and that he or she will not make any commercial distribution of such list or the information disclosed through such inspection. These remedies are in addition to, and will not in any way limit, other remedies available to stockholders under federal law, or the laws of any state.
     The list may not be sold for commercial purposes.
Restrictions on Roll-Up Transactions
     In connection with a proposed “roll-up transaction,” which, in general terms, is any transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of the Apartment REIT and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, the Apartment REIT will obtain an appraisal of all of its properties from an independent expert. In order to qualify as an independent expert for this purpose, the person or entity must have no material current or prior business or personal relationship with our advisor or the Apartment REIT’s directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Apartment REIT. If the appraisal will be included in a prospectus used to offer the securities of the roll-up entity, the appraisal shall be filed with the SEC and the states. The Apartment REIT’s properties will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of its properties as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of such independent expert will clearly state that the engagement is for the benefit of the Apartment REIT and its stockholders. The Apartment REIT will include a summary of the independent appraisal, indicating all material assumptions underlying the appraisal, in a report to the stockholders in connection with a proposed roll-up transaction.
     In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to stockholders who vote against the proposal a choice of:
•	accepting the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction offered in the proposed roll-up transaction; or
•	one of the following:
•	remaining common stockholders of the Apartment REIT and preserving their interests in the Apartment REIT on the same terms and conditions as existed previously; or
•	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of the Apartment REIT’s net assets.
     The Apartment REIT is prohibited from participating in any proposed roll-up transaction:
•	which would result in the common stockholders having voting rights in the entity that would be created or would survive after the successful completion of the roll-up transaction that are less than those provided in its charter, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the charter and dissolution of the Apartment REIT;
•	which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, except to the minimum extent necessary to preserve the tax status of such entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the entity that would be created or would survive after the successful completion of the roll-up transaction on the basis of the number of shares held by that investor;
•	in which the Apartment REIT’s stockholders’ rights to access of records of the entity that would be created or would survive after the successful completion of the roll-up transaction will be less than those provided in the Apartment REIT’s charter and described in “—Inspection of Books and Records,” above; or
•	in which the Apartment REIT would bear any of the costs of the roll-up transaction if its stockholders do not approve the roll-up transaction.
Takeover Provisions of the MGCL
     The following paragraphs summarize some provisions of Maryland law and the Apartment REIT’s charter and bylaws that may delay, defer or prevent a transaction or a change of control of the Apartment REIT that might involve a premium price for its stockholders.
Business Combinations
     Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined as any person who beneficially owns 10.0% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10.0% or more of the voting power of the then outstanding voting stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board. After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80.0% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder.
     Pursuant to the statute, the Board has opted out of these provisions of the MGCL only with respect to affiliates of the Apartment REIT and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between the Apartment REIT and any of its affiliates. As a result, any affiliate who becomes an interested stockholder may be able to enter into business combinations with the Apartment REIT that may not be in the best interest of its stockholders without compliance by the Apartment REIT with the super-majority vote requirements and the other provisions of the statute.
Control Share Acquisitions
     The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors:
(1)	a person who makes or proposes to make a control share acquisition,
(2)	an officer of the corporation, or
(3)	an employee of the corporation who is also a director of the corporation.
     “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:
(1)	one-tenth or more but less than one-third,

(2)	one-third or more but less than a majority, or

(3)	a majority or more of all voting power.
     Control shares of stock do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.
     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may repurchase any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
     The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.
     The Apartment REIT’s bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of shares of the Apartment REIT’s stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.
Subtitle 8
     Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:
•	a classified board;
•	a two-thirds vote requirements for removing a director;
•	a requirement that the number of directors be fixed only by vote of the directors;
•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and
•	a majority requirement for the calling of a special meeting of stockholders.
     The Apartment REIT has elected, pursuant to Subtitle 8, to provide that vacancies on the Board may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in its charter and bylaws unrelated to Subtitle 8, the Apartment REIT already vests in the Board the exclusive power to fix the number of directorships. The Apartment REIT has not elected to be subject to any of the other provisions of Subtitle 8.
Dissolution or Termination of the Apartment REIT
     The Apartment REIT is an infinite-life corporation which may be dissolved under the MGCL at any time by the affirmative vote of a majority of the entire Board and a majority of its stockholders. If by 2013, the shares of the Apartment REIT’s common stock are not listed for trading on a national securities exchange, then the Board must either (a) adopt a resolution that sets forth a proposed amendment to the charter extending or eliminating this deadline, declare that such amendment to the charter is advisable and direct that the proposed amendment be submitted for consideration at either an annual or special meeting of the stockholders, or (b) adopt a resolution that declares a proposed liquidation and dissolution is advisable on substantially the terms and conditions set forth, or referred to, in the resolution and direct that the proposed liquidation be submitted for consideration at either an annual or special meeting of the stockholders. If the Board seeks an amendment to the charter to extend or eliminate the listing deadline and the stockholders do not approve such amendment, then the Board shall seek a liquidation and dissolution as described above. If the stockholders do not then approve the liquidation and dissolution, we shall continue our business. If the Board seeks the liquidation and dissolution as described above and the stockholders do not approve such resolution, then the Board shall seek the amendment to the charter to extend or eliminate the listing deadline as described above. If the stockholders do not then approve such amendment, the Apartment REIT will continue its business.

Transactions with Affiliates
     The Apartment REIT has established restrictions on dealings between the Apartment REIT, our advisor and any of their respective officers, directors or affiliates in its charter and elsewhere. Under the MGCL, each director is required to discharge his or her duties in good faith, in a manner reasonably believed to be in the best interest of the Apartment REIT and with the care of an ordinarily prudent person in a like position under similar circumstances. In addition, Maryland law provides that a transaction between the Apartment REIT and any of its directors or between the Apartment REIT and any other corporation, firm or other entity in which any of the Apartment REIT’s directors is a director or has a material financial interest is not voidable solely because of the common directorship or interest if:
•	the fact of the common directorship or interest is disclosed to or known by the directors and the transaction is authorized, approved or ratified by the disinterested directors;
•	the fact of the common directorship or interest is disclosed to or known by the Apartment REIT’s stockholders and the transaction is authorized approved or ratified by the disinterested stockholders; or
•	the transaction is fair and reasonable to the Apartment REIT.
Advance Notice of Director Nominations and New Business
     The Apartment REIT’s bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the Board and the proposal of business to be considered by stockholders may be made only (1) pursuant to the notice of the meeting, (2) by or at the discretion of the Board or (3) by a stockholder who is a stockholder of record both at the time of giving the advance notice as required by the bylaws and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in the notice of the meeting may be brought before the meeting. Nominations of individuals for election to the Board at a special meeting may be made only (A) pursuant to the notice of the meeting, (B) by or at the direction of the Board, or (C) provided that the Board has determined that directors will be elected at the meeting, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the bylaws and at the time of the special meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

SECURITIES ELIGIBLE FOR FUTURE SALE
General
     Upon the closing of this offering, we expect to have            OP Units outstanding. Except in the limited situations described in the Partnership Agreement, limited partners may not transfer their interests in the OP, in whole or in part, without the Apartment REIT’s written consent, which consent the Apartment REIT may withhold in its sole discretion.
     Upon the closing of the Apartment REIT’s offering of common stock, assuming the maximum offering amount is sold, we expect to have           shares of the Apartment REIT’s common stock outstanding. In addition, 2,000,000 shares of the Apartment REIT’s common stock are reserved for issuance under our 2006 Incentive Award Plan.
     Of these shares, the           shares sold in the Apartment REIT’s offering will be freely transferable without restriction or further registration under the Securities Act, subject to the limitations on ownership set forth in Apartment REIT’s charter, except for any shares held by our “affiliates,” as that term is defined by Rule 144 under the Securities Act. Any shares granted under our 2006 Incentive Award Plan plus any shares purchased by affiliates in the Apartment REIT’s offering and the shares of the Apartment REIT’s common stock owned by our affiliates upon redemption of the OP Units will be “restricted shares” as defined in Rule 144.
Rule 144
     In general, under Rule 144, a person (or persons whose shares are aggregated) who is not an affiliate of ours and has not been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the restricted securities proposed to be sold for at least one year, including the holding period of any prior owner other than an affiliate, is entitled to sell his or her securities without registration and without complying with the manner of sale, current public information, volume limitation or notice provisions of Rule 144. In addition, under Rule 144, once we have been subject to the reporting requirements of the Exchange Act for at least 90 days, a person (or persons whose securities are aggregated) who is not an affiliate of ours and has not been one of our affiliates at any time during the three months preceding a sale, may sell his or her securities without registration after only a six-month holding period, subject only to the continued availability of current public information about us. Any sales by affiliates under Rule 144, even after the applicable holding periods described above, are subject to requirements and or limitations with respect to volume, manner of sale, notice and the availability of current public information about us.
Redemption/Exchange Rights
     Commencing 12 months after the issuance of the OP Units in the Liquidating Distributions, limited partners of the OP will have the right to require the Operating Partnership to redeem part or all of the OP Units issued for a cash amount equal to the number of OP Units tendered by the limited partner multiplied by the average closing price of our common stock for the ten consecutive trading days immediately prior to the specified redemption date or, at our option of the Apartment REIT, shares of the Apartment REIT’s common stock on a one-for-one basis, subject to the ownership limits set forth in the Apartment REIT’s charter and described under the section entitled “Description of the Apartment REIT’s Capital Stock—Restrictions on Ownership and Transfer.”

TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS
     The following is a summary of some non-tax considerations that apply or may apply to employee benefit plans that are subject to Part 4 of Title I of ERISA or Section 4975 of the Internal Revenue Code, or Plans, individual retirement accounts, or IRAs, and any entity whose underlying assets include “plan assets” by reason of a plan’s investment in such entity (together with Plans and IRAs, “Benefit Plan Investors”). This summary is based on provisions of ERISA and the Internal Revenue Code, including amendments thereto, through the date of this prospectus, and relevant regulations, rulings and opinions issued by the Department of Labor and the IRS through the date of this prospectus. We cannot assure you that there will not be adverse tax court decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.
     This summary does not include a discussion of any laws, regulations, or statutes that may apply to persons that receive the OP Units in the Liquidating Distributions that are not covered by ERISA, including, for example, plans or arrangements that constitute governmental plans or church plans which are exempt from ERISA and many Internal Revenue Code requirements. For such plans and arrangements, applicable laws (such as state laws) may impose fiduciary responsibility requirements in connection with the investment of assets, and may have prohibitions that operate similarly to the prohibited transaction rules of ERISA and the Internal Revenue Code, but which may also vary significantly from such prohibitions. For any governmental or church plan, or other plans or arrangements not subject to ERISA, those persons responsible for the investment of the assets of such a plan or arrangements should carefully consider the impact of such laws on the decision to hold the OP Units received in a Liquidating Distribution to redeem those OP Units or to hold any Apartment REIT common stock received in a redemption.
     Those involved with making investment decisions for Benefit Plan Investors should consider applicable provisions of the Internal Revenue Code and ERISA in considering whether to continue to hold the OP Units received in a Liquidating Distribution, to redeem those OP Units or to continue to hold any Apartment REIT common stock received in a redemption. While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Benefit Plan Investors, each fiduciary or other person responsible for the investment of the assets of a Benefit Plan Investor should, taking into account the facts and circumstances of such Benefit Plan Investor, consider, among other matters:
•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;
•	whether the investment will be in accordance with the documents and instruments governing such Benefit Plan Investor;
•	whether the assets of the entity in which the investment is made will be treated as “plan assets” of the Benefit Plan Investor;
•	whether the investment will result in UBTI to the Plan or IRA;
•	whether there is sufficient liquidity for the Plan or IRA considering the minimum and other distribution requirements under the Internal Revenue Code and the liquidity needs of such Plan or IRA, after taking this investment into account;
•	the need to value the assets of the Plan or IRA annually or more frequently;
•	whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code, if applicable; and
•	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable.
     ERISA also requires that the assets of an employee benefit plan subject to ERISA generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the employee benefit plan.

Minimum and Other Distribution Requirements — Plan Liquidity
     Benefit Plan Investors who receive the OP Units in a Liquidating Distribution should consider the limited liquidity of the OP Units (and any Apartment REIT common stock received in a redemption of those OP Units), as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Plan or IRA from time to time. If the OP Units or Apartment REIT common stock are held in a Plan or IRA and, before we sell our properties and before the OP Units or Apartment REIT common stock, as applicable, become readily tradable, mandatory or other distributions are required to be made to the participant or beneficiary of such Plan or IRA, pursuant to the Internal Revenue Code, then this would require that a distribution of the OP Units or Apartment REIT common stock be made in kind to such participant or beneficiary, or that a rollover of such OP Units or Apartment REIT be made to a Plan or IRA, which may not be permissible under the terms and provisions of such Plan or IRA. Even if permissible, a distribution of the OP Units or Apartment REIT common stock in kind must be included in the taxable income of the recipient for the year in which the OP Units or Apartment REIT common stock are received at the then current fair market value, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of the OP Units or Apartment REIT common stock. See the “Risk Factors — Federal Income Tax Risks” section of this prospectus. The fair market value of any such distribution-in-kind can be only an estimated value because no public market for the OP Units or Apartment REIT common stock exists or is likely to develop. See “— Annual or More Frequent Valuation Requirement” below. Further, there can be no assurance that such estimated value could actually be realized by a holder because estimates do no necessarily indicate the price at which the OP Units or Apartment REIT common stock could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of the OP Units or Apartment REIT common stock, to liquidate a portion of the OP Units or Apartment REIT common stock distributed in order to satisfy such withholding obligations, although there might be no market for such securities. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.
Annual or More Frequent Valuation Requirement
     Fiduciaries of Plans are required to determine the fair market value of the assets of such Plans on at least an annual basis and, sometimes, as frequently as quarterly. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of an IRA must provide an IRA participant and the IRS with a statement of the value of the IRA each year. However, currently, neither the IRS nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined.
     Unless and until the OP Units or Apartment REIT common stock are listed for trading on a national securities exchange, we do not expect that a public market for the securities will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in the OP Units or Apartment REIT common stock, we intend to provide reports of our quarterly and annual determinations of the current value of the Apartment REIT’s net assets per outstanding share (and from which an estimated value of the OP Units may be determined) to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until eighteen months after the completion of an offering of Apartment REIT common stock, we intend to use the offering price of shares of the common stock in the most recent offering as the per share net asset value; provided, however, that if the Apartment REIT sold property and made one or more special distributions to stockholders of all or a portion of the net proceeds from such sales, the net asset value per share of the common stock will be equal to the offering price of the common stock in the most recent offering less the amount of net sale proceeds per share distributed to investors prior to the repurchase date as a result of the sale of such property. Beginning eighteen months after the last offering of common stock, the value of the properties and our other assets will be determined as the Apartment REIT’s board of directors deems appropriate.
     We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.
     There can be no assurance, however, with respect to any estimate of value that we prepare, that:

•	the estimated value per unit would actually be realized by our holders upon liquidation, because these estimates do not necessarily indicate the price at which properties can be sold;
•	the OP Unit holders would be able to realize estimated net asset values if they were to attempt to sell their OP Units, because no public market for the OP Units exists or is likely to develop; or
•	that the value, or method used to establish value, would comply with ERISA or Internal Revenue Code requirements described above.
Fiduciary Obligations — Prohibited Transactions
     Any person identified as a “fiduciary” with respect to a Plan incurs duties and obligations under ERISA as discussed herein. Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions involving the assets of a Plan or IRA. In general, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between Plans or IRAs and any person that is a “party in interest” or “disqualified person” are prohibited by ERISA and/or the Internal Revenue Code, regardless of how beneficial the transactions may be for the Plan or IRA. Prohibited transactions include the sale, exchange or leasing of property, and the lending of money or the extension of credit, between a Plan or IRA and a party in interest or disqualified person. The transfer to, or use by or for the benefit of, a party in interest, or disqualified person of any assets of a Plan or IRA is also prohibited. A fiduciary of a Plan or IRA also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Internal Revenue Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund. ERISA also generally requires that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Plan.
     In the event that our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as Plan Assets, our directors would, and other of our employees might, be deemed fiduciaries of any Plans or IRAs holding the OP Units. If this were to occur, certain contemplated transactions between us and our directors and other of our employees could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our directors and possibly other employees as Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.
     If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15.0% of the amount involved and authorizes the IRS to impose a 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction.
     In addition, our management and possibly other fiduciaries of Plans subject to ERISA who permitted such prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to reverse or unwind the transaction and to restore to the Plan any profits realized by these fiduciaries as a result of the transaction or breach and to make whole the Plan for any losses it incurred as a result of the transaction or breach. ERISA provides that the Secretary of the Department of Labor may impose civil penalties (generally, 5.0% of the amount involved, unless the transaction is not timely corrected, in which case the penalty is 100% of the amount involved) upon parties in interest that engage in prohibited transactions. With respect to an IRA that invests in our company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, could cause the IRA to lose its tax-exempt status under the Internal Revenue Code, and such individual generally would be taxable on the deemed distribution of all the assets in the IRA.
     Any person that is, or is acting on behalf of, a Plan or IRA is strongly urged to consult its own legal and tax advisors regarding the consequences under ERISA, the Internal Revenue Code and any applicable similar laws of holding the OP Units received in a Liquidating Distribution, redeeming the OP Units or holding Apartment REIT common stock received in a distribution.

Plan Asset Considerations
     In order to determine whether ownership of the OP Units by Plans or IRAs creates or gives rise to the potential for our directors being treated as fiduciaries, prohibited transactions or commingling of assets as referred to above, a fiduciary must consider whether ownership of the OP Units or Apartment REIT common stock by Plans or IRAs will cause our assets, or the assets of the Apartment REIT, to be treated as Plan Assets. Section 3(42) of ERISA defines the term “Plan Assets” in accordance with previously issued Department of Labor regulations, or the Plan Asset Rules, with certain express exceptions. The Plan Asset Rules provide guidelines as to the circumstances in which the underlying assets of an entity will be deemed to constitute Plan Assets. Under the Plan Asset Rules, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of certain expressly enumerated exceptions. Generally, the exceptions require that the investment in the entity be one of the following:
•	in securities issued by an investment company registered under the Investment Company Act;
•	in “publicly-offered securities,” defined generally as interests that are “freely-transferable,” “widely held,” and registered with the SEC;
•	in which equity participation by Benefit Plan Investors is not significant; or
•	in an “operating company” which includes “venture capital operating companies” and “real estate operating companies.”
     As noted, the Plan Asset Rules provide that the assets of a Plan or IRA will not include the underlying assets of an entity in which the Plan or IRA invests if equity participation in the entity by Benefit Plan Investors is not “significant.” The Plan Asset Rules provide that equity participation in an entity by Benefit Plan Investors is considered “significant” if 25.0% or more of the value of any class of equity interests in the entity is held by such Benefit Plan Investors. Equity interests held by a person with discretionary authority or control with respect to the assets of the entity, and equity interests held by a person who provides investment advice for a fee (direct or indirect) with respect to such assets or any affiliate of any such person (a “Controlling Person”) (other than a Benefit Plan Investor), are disregarded for purposes of determining whether equity participation by Benefit Plan Investors is significant.
     We believe that less than 25.0% of the OP Units that are distributed in the Liquidating Distributions will be held by Benefit Plan Investors (after disregarding any of the OP Units held by Controlling Persons, including the Apartment REIT). We do not expect the percentage of the OP Units held by Benefit Plan Investors to equal or exceed 25.0% as a result of the transfer of the OP Units because the OP Units are generally transferable only with the consent of the Apartment REIT (and the Apartment REIT may withhold its consent in its sole discretion) and the Apartment REIT is not expected to consent to a transfer of the OP Units that would result in 25.0% or more of the outstanding OP Units (disregarding the OP Units held by Controlling Persons) to be held by Benefit Plan Investors. We also intend to limit future issuances of the OP Units to Benefit Plan Investors so that their collective ownership of the OP Units (disregarding the OP Units held by Controlling Persons) will be less than 25.0% of the total OP Units outstanding. Accordingly, we believe that Benefit Plan Investor participation in us should not be “significant” and that our assets will not be deemed to be assets of a Plan or IRA under the Plan Asset Rule.
     The Apartment REIT’s charter prohibits Benefit Plan Investors from owning, directly or indirectly, in the aggregate, 25.0% or more of the Apartment REIT’s common stock prior to the date that its common stock qualifies as a class of “publicly offered securities” or another exemption in the Plan Asset Rules (other than the 25.0% limitation) applies. As a result, we anticipate that the Apartment REIT will qualify for the exemption for investments in which equity participation by Benefit Plan Investors is not significant. In addition, the charter also provides that the Apartment REIT has the power to take certain actions to avoid having its assets characterized as “plan assets” under the Plan Asset Rules, including the right to repurchase its common stock and to refuse to give effect to a transfer of its common stock. Based on the foregoing, we believe that the assets of the Apartment REIT should not be deemed to be “plan assets” of any Plan or IRA that receives Apartment REIT common stock in redemption for the OP Units.
Publicly Offered Securities Exemption
     As noted above, if a Plan or IRA acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be plan assets under the Plan Asset Rules. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws. Although we intend, and understand that the Apartment REIT intends, to satisfy the registration requirements under this definition with respect to the OP Units and Apartment REIT common stock in connection with an effective registration statement under the Securities Act of 1933, as amended, the determinations of whether a security is “widely held” and “freely transferable” are inherently factual matters.
     Under the Plan Asset Rules, a class of securities is considered “widely held” if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. We anticipate that upon completion of the Liquidating Distributions the OP Units will be “widely held.” Further, we believe that the shares of Apartment REIT common stock will be “widely held.”
     Assuming that the OP Units and the Apartment REIT common stock are deemed to be widely held, the “freely transferable” requirement must also be satisfied in order for us and the Apartment REIT to qualify for this exemption. The Plan Asset Rules provide that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances,” and provide several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment in a public offering of securities is $10,000 or less. The allowed restrictions in the examples are illustrative of restrictions commonly found in operating partnerships and REITs that are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. The minimum investment in shares of the Apartment REIT common stock is less than $10,000; thus, the restrictions imposed upon the OP Units and the shares of Apartment REIT common stock should not prevent the securities from being deemed “freely transferable.”
Real Estate Operating Company Exemption
     Even if we or the Apartment REIT were deemed not to qualify for the “benefit plan investors,” the “registered investment company,” or the “publicly offered securities” exemption, the Plan Asset Rules also provide an exemption with respect to securities issued by a “real estate operating company.” We or the Apartment REIT will be deemed to be a “real estate operating company” if, during the relevant valuation periods defined in the Plan Asset Rules, at least 50.0% of our assets or the assets of the Apartment REIT, other than short-term investments pending long-term commitment or distribution to investors valued at cost, are invested in real estate that is managed or developed and with respect to which we or the Apartment REIT have the right to participate substantially in the management or development activities. We intend, and the Apartment REIT intends, to devote more than 50.0% of our respective assets to investments in real estate that include the management and development authority.
     An example in the Plan Asset Rules indicates, however, that although some management and development activities may be performed by independent contractors, rather than by the entity itself, if over one-half of an entity’s properties are acquired subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the tenants, then the entity may not be eligible for the “real estate operating company” exemption. Based on this example, and due to the uncertainty of the application of the standards set forth in the Plan Asset Rules and the lack of further guidance as to the meaning of the term “real estate operating company,” there can be no assurance as to our ability or the ability of the Apartment REIT to structure operations to qualify for the “real estate operating company” exemption.
Consequences of Holding Plan Assets
     In the event that our underlying assets or the underlying assets of the Apartment REIT were deemed to be Plan Assets under Section 3(42) of ERISA, our management (or the management of the Apartment REIT after a redemption of the OP Units paid in Apartment REIT common stock), would be treated as fiduciaries, and our advisor, any selected dealer or any of their affiliates could be treated as fiduciaries, with respect to each Plan or IRA holding the OP Units or Apartment REIT common stock and the investment might constitute an inappropriate delegation of fiduciary responsibility and expose the fiduciary of the Plan or IRA to co-fiduciary liability under ERISA for any breach of the fiduciary duties mandated under ERISA. Further, if our assets or the underlying assets of the Apartment REIT are deemed to be Plan Assets, holding the OP Units or Apartment REIT common stock by a Plan or IRA might be deemed to result in an impermissible commingling of Plan and/or IRA assets with other property.

     In addition, if our management (or the management of the Apartment REIT after a redemption of the OP Units paid in Apartment REIT common stock), were treated as fiduciaries with respect to Plan and IRA holding the OP Units or Apartment REIT common stock , the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we or the Apartment REIT avoid transactions with affiliated entities or any other fiduciaries or parties-in-interest or disqualified persons with respect to the Benefit Plan Investors unless such transactions otherwise were exempt, statutorily or administratively, from the prohibitions of ERISA and the Internal Revenue Code, or restructure activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or IRA holders with the opportunity to sell their OP Units or shares of Apartment REIT common stock to us or we might dissolve or terminate.

PLAN OF DISTRIBUTION
     3,690,667 OP Units will be issued to the DST Investors in the Liquidating Distributions. On August 27, 2010, the Operating Partnership entered into definitive agreements to acquire eight multifamily apartment properties, containing 2,450 units, from the DSTs, in exchange for total consideration valued at approximately $157.8 million, including approximately $33.2 million of OP Units, with each OP Unit valued at $9.00 per unit, and the assumption of approximately $124.6 million of in-place mortgage indebtedness encumbering the properties. Shortly following the closing under the definitive agreements, the trustee of each DST intends to make a liquidating distribution to each of its DST Investors of the OP Units received in exchange for the eight multifamily apartment properties. The Operating Partnership expects to incur expenses of approximately $        in connection with the proposed acquisitions and issuance of the OP Units. Each of the DSTs expect to incur expenses of approximately $        in connection with the sale of the eight apartment properties to the Operating Partnership.
     In establishing the number of OP Units issuable to the DSTs, the Operating Partnership determined relative values by estimating the fair market value of the stabilized operating properties using a capitalization rate methodology, as well as through negotiations with the DSTs. A capitalization rate methodology is a real property valuation approach used by investors and appraisers to determine the fair market value of income-producing real estate. Under this methodology, the value of a property is calculated by dividing the property’s net operating income (i.e., gross property operating income less all expenses required to operate the property) over a specified annual period by an assigned capitalization rate. By focusing on the net operating income of a property over a specified annual period, this valuation methodology does not take into account potential future changes in the net operating income of the property that may occur outside of the specified period or the financial structure of the property (i.e., the amount of debt and debt service requirements) and may not take into account certain future capital expenditures required to be made at the property. As a result, this methodology may not necessarily reflect the value that could be obtained for real property in a transaction with other third parties. No third-party appraisals or independent valuations were utilized to determine the value assigned to the Property to be acquired by the OP in the proposed acquisitions.

FEDERAL INCOME TAX CONSIDERATIONS
Overview
     The following discussion describes the material federal income tax consequences to a person who receives the OP Units in the Liquidating Distributions and who subsequently owns and disposes of the OP Units. This discussion also describes the material federal income tax consequences of the ownership and disposition of the shares of the Apartment REIT’s common stock that may be issued upon a redemption of the OP Units. Because this section is a general summary, it does not address all of the potential tax issues that may be relevant to you in light of your particular circumstances. This section is based on the Internal Revenue Code, current, temporary and proposed Treasury regulations promulgated thereunder, current administrative interpretations and practices of the IRS, and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or to different interpretations.
     We have not requested, and do not plan to request, any rulings from the IRS or opinions of counsel concerning the tax treatment with respect to matters contained in this discussion, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if challenged by the IRS.
     This summary of certain federal income tax consequences applies to you if you hold a direct interest in a DST Interest as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code). This summary does not consider all of the rules that may affect you in light of your particular circumstances. For example, except to the extent specifically discussed below, special rules not discussed here may apply to you if you are:
•	a broker-dealer or a dealer in securities or currencies;
•	an S corporation;
•	a partnership or other pass-through entity;
•	a bank, thrift or other financial institution;
•	a regulated investment company or a REIT;
•	an insurance company;
•	a tax-exempt organization;
•	subject to the alternative minimum tax provisions of the Internal Revenue Code;
•	holding DST Interests or the OP Units through a partnership or other pass-through entity;
•	a non-U.S. person (e.g., a foreign corporation, partnership, or person who is not a resident or citizen of the United States);
•	a U.S. person whose “functional currency” is not the U.S. dollar; or
•	a U.S. expatriate.
     If a partnership, including any entity that is treated as a partnership for federal income tax purposes, holds the OP Units, the federal income tax treatment of the partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that may acquire the OP Units, you should consult your tax advisor regarding the federal income tax consequences of acquiring, holding and disposing of the OP Units by the partnership.
     This summary does not discuss any alternative minimum tax considerations or any state, local or foreign tax considerations.
     This entire discussion assumes that, for federal income tax purposes,
•	each DST is treated as grantor trust,

•	each holder of a DST Interest will be treated as owning its proportionate share of the assets of the applicable DST and being liable for its share of the applicable DST’s liabilities, and
•	each DST Investor is treated as contributing its DST Interest, and thus its proportion share of the assets of the DST, to the Operating Partnership in exchange for the OP Units in the proposed acquisition.
     If any of these assumptions are successfully challenged by the IRS, most, if not all, of the tax considerations described below would not apply.
     This summary of certain material federal income tax consideration is for general information purposes only and is not tax advice. You are advised to consult your tax advisor regarding the federal, state, local and foreign tax consequences of the proposed acquisitions and the acquisition, ownership and disposition of the OP Units.
Tax Status of the Operating Partnership
     The tax treatment of the proposed acquisitions described below assumes that the Operating Partnership will be treated as a partnership for federal income tax purposes. We believe that the Operating Partnership has been and will continue to be properly classified as a partnership for federal income tax purposes and that its proposed ownership and method of operation following the proposed acquisitions will enable it to continue to be so classified. We have not requested, and do not intend to request, a ruling from the IRS that the operating partnership will be classified as a partnership for federal income tax purposes. Morris, Manning & Martin, LLP is of the opinion, however, that based on certain factual assumptions and representations, the Operating Partnership will be treated as a partnership, and not as an association or publicly traded partnership taxable as a corporation, for federal income tax purposes. Unlike a ruling from the IRS, however, an opinion of counsel is not binding upon the IRS, and we can offer no assurance that the IRS will not challenge the status of the Operating Partnership as a partnership for federal income tax purposes. If such challenge were sustained by a court, the Operating Partnership would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Morris, Manning & Martin, LLP is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.
     Under current entity classification Treasury regulations, a domestic entity that has at least two members and that is organized as a state law partnership after January 1, 1997, automatically is classified as a partnership for federal income tax purposes unless the entity elects otherwise. Notwithstanding the general classification rule described above, if a partnership is a publicly traded partnership, it will be taxed as a corporation unless at least 90% of its gross income consists of “qualifying income” under the Internal Revenue Code. A partnership is a “publicly traded partnership” under the Internal Revenue Code if:
     (1) interests in the partnership are traded on an established securities market; or
     (2) interests in the partnership are readily tradable on a “secondary market” or the “substantial equivalent” of a secondary market.
     We believe and will take the position for federal income tax purposes that the Operating Partnership is not a publicly traded partnership. It is possible, however, that the right of a holder of the OP Units to redeem the units for consideration that may include cash or shares of the Apartment REIT’s common stock could cause the OP Units to be considered readily tradable on the substantial equivalent of a secondary market. Under the relevant Treasury regulations, interests in a partnership will not be considered readily tradable on a secondary market or on the substantial equivalent of a secondary market if the partnership qualifies for specified “safe harbors,” which are based on the specific facts and circumstances relating to the partnership. The Operating Partnership may qualify for at least one of these safe harbors. However, we cannot provide any assurance that the Operating Partnership will qualify or will continue to qualify for one of the safe harbors mentioned above.
     If the Operating Partnership were a publicly traded partnership, it will, in any event, not be taxed as a corporation if at least 90% of its gross income consists of “qualifying income” under Section 7704 of the Internal Revenue Code. Qualifying income for these purposes is generally real property rents and other specified types of passive income. We believe that the Operating Partnership will have sufficient qualifying income so that it would be taxed as a partnership, even if it were a publicly traded partnership. The income requirements applicable to REITs under the Internal Revenue Code and the definition of qualifying income under the publicly traded partnership rules are very similar. Although differences exist between these two income tests, we do not believe that these differences would cause the Operating Partnership not to satisfy the 90% gross income test applicable to publicly traded partnerships if it satisfies the gross income tests applicable to REITs.
     The discussion below assumes that the Operating Partnership will be treated as a partnership, and not an association or publicly traded partnership taxable as a corporation, for federal income tax purposes.
Federal Income Tax Consequences of the Proposed Acquisition
FIRPTA Withholding
     To prevent federal income tax withholding under FIRPTA, each DST Investor that is a U.S. person for federal income tax purposes is required to complete a FIRPTA affidavit. DST Investors that are not U.S. persons are generally subject to federal income tax withholding under FIRPTA. Federal income taxes withheld under FIRPTA do not constitute an additional tax, but rather are credited against a person’s federal income tax liability. You are urged to consult your tax advisor regarding potential FIRPTA withholding.
Tax Consequences of the Receipt of the OP Units
     You should not recognize gain or loss upon receipt of the OP Units in connection with the proposed acquisition, except as otherwise described herein. Nonrecognition treatment will not apply if one of the following situations applies.
•	You receive a deemed cash distribution from the Operating Partnership as a result of a decrease in your share of the applicable DST’s liabilities that is not offset by your share of the OP liabilities attributable to the OP Units acquired in the proposed acquisition. Because the Operating Partnership does not anticipate repaying any liability of any DST in connection with the proposed acquisition, the Operating Partnership does not anticipate that any DST Investor will recognize gain as a result of a decrease in its share of liabilities. However, gain could be recognized if a DST Investor’s share of the OP liabilities is decreased after the proposed acquisitions by an amount that exceeds its basis in the OP Units received at the time of the proposed acquisition, whether the decrease is due to the repayment by the Operating Partnership of all or part of its liabilities or some other event.
•	Your deemed contribution of a DST Interest to the Operating Partnership in the proposed acquisitions is treated in whole or in part as a “disguised sale” under section 707 of the Internal Revenue Code.
     These potential gain recognition situations are discussed more fully below.
     In addition, as mentioned above, subsequent events or transactions could cause you to recognize all or part of your deferred gain that is not recognized in the proposed acquisition. See “—Effect of Subsequent Events.”
Reduction in Share of Partnership Liabilities/Deemed Cash Distribution
     If your share of any liabilities of the applicable DST is reduced as a result of the proposed acquisition, you will be considered to receive a deemed cash distribution in connection with the proposed acquisitions and, accordingly, you could recognize taxable gain at the time of the proposed acquisition. However, you will recognize gain only to the extent that the deemed cash distribution exceeds your adjusted tax basis in your OP Units received in the proposed acquisition. Your adjusted tax basis in your OP Units will initially be equal to your adjusted basis in your DST Interests.
     In order to determine whether your share of liabilities is reduced as a result of the proposed acquisition, a DST Investor’s share of any liabilities of the applicable DST immediately before the proposed acquisitions will be compared to the DST Investor’s share of liabilities as a holder of the OP Units after the proposed acquisition. As described above, if the liabilities allocated to you from the Operating Partnership are less than your share of any liabilities of the applicable DST, you will be treated as receiving a distribution of cash which may cause you to recognize gain if the deemed distribution exceeds your adjusted basis in your OP Units. Because the Operating Partnership does not anticipate repaying any liabilities of the DSTs in connection with the proposed acquisition, we do not anticipate that any DST Investor will recognize gain as a result of a decrease in its share of liabilities as a result of the proposed acquisition. However, gain could be recognized if your share of the OP liabilities is decreased after the proposed acquisitions by an amount that exceeds your basis in the OP Units, whether the decrease is due to the repayment by the Operating Partnership of all or part of its liabilities or some other event. See “—Effect of Subsequent Events.”

Disguised Sale
     You may have taxable gain if the proposed acquisitions are considered to result in a “disguised sale” to the Operating Partnership of some or all of your DST Interests. Section 707 of the Internal Revenue Code and the applicable Treasury regulations, which are referred to as the disguised sale regulations, generally provide that a disguised sale of property has occurred if:
•	a partner contributes property to a partnership; and
•	the partnership transfers money or other consideration to the partner.
     Under the disguised sale regulations, a contribution to a partnership and any transfer to a partner that occur within two years of each other are presumed to be a disguised sale unless:
•	the facts and circumstances clearly establish that the contribution and transfer do not constitute a disguised sale; or
•	an exception to disguised sale treatment applies.
     No direct transfers of money or of consideration other than the OP Units will be made to any DST Investor in the proposed acquisition. However, the disguised sale rules can apply in other circumstances as well.
     For purposes of the disguised sale rules, either an assumption of liabilities by the partnership or a transfer of properties subject to liabilities is treated as a transfer of money or other property from the partnership to the partner which may give rise to a disguised sale, even if that transaction would not otherwise result in a taxable deemed cash distribution in excess of the partner’s basis. For purposes of this rule, a reduction in your share of the liabilities of the applicable DST after the closing of the proposed acquisitions could be treated as a transfer of money or property from the Operating Partnership to you that gives rise to a disguised sale, even if that reduction would not otherwise result in a taxable deemed cash distribution in excess of your basis in your partnership interest.
     However, in connection with a contribution to a partnership that is not otherwise treated as part of a disguised sale, neither the assumption of “qualified liabilities” by the partnership nor the acquisition by the partnership of properties subject to “qualified liabilities” is treated as part of a disguised sale. Under the disguised sale regulations, a qualified liability includes:
•	any liability incurred more than two years prior to the earlier of the transfer of the property or the date the partner agrees in writing to the transfer, as long as the liability has encumbered the transferred property throughout the two-year period;
•	a liability that was not incurred in anticipation of the transfer of the property to a partnership, but that was incurred by the partner within the two-year period prior to the earlier of the date the partner agrees in writing to transfer the property or the date the partner transfers the property to a partnership and that has encumbered the transferred property since it was incurred;
•	a liability that is traceable under applicable Treasury regulations to capital expenditures with respect to the property; and
•	a liability that was incurred in the ordinary course of the trade or business in which property transferred to the partnership was used or held, but only if all the assets related to that trade or business are transferred, other than assets that are not material to a continuation of the trade or business.
     A liability incurred within two years of the transfer is presumed to be incurred in anticipation of the transfer unless the facts and circumstances clearly establish that the liability was not incurred in anticipation of the transfer. However, to the extent that a contributing partner incurs a refinancing liability and the proceeds thereof are allocable under the Treasury regulations to payments discharging all or part of any other liability of that partner or of the partnership, the refinancing debt is considered the same as the other liability for purposes of the disguised sale regulations. Finally, if a partner treats a liability incurred within two years of the transfer as a qualified liability because the facts clearly establish that it was not incurred in anticipation of the transfer, such treatment must be disclosed to the IRS in the manner set forth in the disguised sale regulations.
     Based on discussions with representatives of the DSTs, the Operating Partnership believes that all liabilities of the DSTs should be considered qualified liabilities and, thus, should not result in recognition of gain under the disguised sale rules to any participant in the proposed acquisitions. There can be no assurance, however, that the

IRS would not contend otherwise. The Treasury regulations require that the IRS be notified when a partner transfers property to a partnership and the partnership transfers property or other consideration to the partner within a two-year period. They also require that the IRS be notified when a partner treats as a qualified liability a partnership liability that was incurred within the two-year period in which the partner transferred property to the partnership if the liability was treated as a qualified liability on the ground that it was not incurred in anticipation of a transfer of property to the partnership.
     Cash distributions from a partnership to a partner also may be treated as a transfer of property for purposes of the disguised sale rules. However, a cash distribution will not be treated as part of a disguised sale if it is attributable to a “reasonable preferred return” or is a distribution of “operating cash flow.” We anticipate that any ongoing cash distributions that the Operating Partnership makes to holders of the OP Units will qualify as distributions of operating cash flow and, thus, will not be considered part of a disguised sale. We cannot guarantee, however, that circumstances will not change and that the Operating Partnership will not make one or more extraordinary cash distributions that could be viewed as part of a disguised sale to the extent received by any DST Investor.
     The OP Units have “redemption rights,” which entitle holders of the OP Units (other than the Apartment REIT) to require the Operating Partnership to pay the holder the fair market value of the OP Unit in cash, unless the Apartment REIT elects to acquire the OP Unit for cash or shares of the Apartment REIT’s common stock, at the Apartment REIT’s election. The existence of the redemption right with respect to the OP Units issued in the proposed acquisitions should not be considered to be additional consideration for purposes of the disguised sale rules, although there can be no assurance that the IRS would not contend otherwise. However, if you acquire the OP Units in the proposed acquisitions and exercise the redemption right at the time of or shortly after the proposed acquisition, there may be a risk that the payment of cash by the Operating Partnership would result in disguised sale treatment of the proposed acquisition. The redemption right cannot be exercised for one year after the issuance of the OP Units, which substantially reduces this risk. In any event, the Operating Partnership intends to take the position that an exercise of a redemption right following the proposed acquisitions will not result in disguised sale treatment with respect to the OP Units received in the proposed acquisition. There can be no guarantee, however, that the IRS would not successfully challenge this position. Moreover, as described above, the Operating Partnership will be required to notify the IRS if you cause the Operating Partnership to redeem your OP Units within two years of the proposed acquisition.
     If a disguised sale of all or a portion of your share of the applicable DST properties to the Operating Partnership is deemed to occur, you could be required to recognize some or all of the deferred gain represented by the excess of the amount realized (which is equal to the sum of the fair market value of the OP Units received in the proposed acquisition, the amount of any reduction in liabilities attributable to you as a result of the proposed acquisition, and any other consideration received in the proposed acquisition) over your basis in your share of the applicable DST properties. The disguised sale would be treated as a sale for all purposes of the Internal Revenue Code and would be considered to take place on the date that, under general principles of federal tax law, the Operating Partnership becomes the owner of your share of the applicable DST property. If the transfer of money or other consideration from the Operating Partnership occurs after the proposed acquisitions, the Operating Partnership would be treated as having acquired your share of the applicable DST property at the time of the proposed acquisitions and having issued an obligation to transfer to you, as applicable, money or other consideration at a later date.
     Moreover, if a transfer of property to a partnership is treated as part of a disguised sale without regard to the partnership’s assumption of or taking subject to a qualified liability, then the partnership’s assumption of or taking subject to that liability is treated as a transfer of additional consideration to the transferring partner. The amount of a qualified liability that will be treated as additional consideration is generally an amount determined by multiplying the amount of the qualified liability by the partner’s “net equity percentage.” The net equity percentage is generally the amount of consideration received by the partner, other than relief from qualified liabilities, divided by the partner’s net equity in the property sold, as calculated under the disguised sale regulations.
Effect of Subsequent Events
     Even if you are not required to recognize gain at the time of the proposed acquisitions in connection with the receipt of the OP Units, subsequent events could cause you to recognize part or all of your gain that was not recognized at the time of the proposed acquisition. Subsequent events that could cause the recognition of gain include:

•	the sale of the applicable DST properties by the Operating Partnership, particularly to the extent you had deferred gain with respect to the property even before the proposed acquisition;
•	a distribution by the Operating Partnership to one or more holders of the OP Units of a DST property with respect to which gain was deferred at the time of the proposed acquisition;
•	the repayment, retirement, refinancing or other reduction in the amount of existing debt secured by a DST property, particularly to the extent you had deferred gain with respect to the property even before the proposed acquisition;
•	the issuance of additional OP Units, which could reduce your share of the OP liabilities;
•	an increase in the basis of a DST property due to capital expenditures or otherwise, with respect to which you had deferred gain even before the proposed acquisition; and
•	the elimination of the disparity between the current tax basis of a DST property and the “book bases” of the property, which are based on the fair market value of the property at the time of the proposed acquisition, which has the effect of reducing the amount of indebtedness allocable to you for basis purposes and, therefore, can result in deemed cash distributions. See “—Tax Consequences of Ownership of the OP Units After the Proposed Acquisition—Tax Allocations with Respect to Book-Tax Difference on a DST Property.”
     As a general rule, the Apartment REIT, as the general partner of the Operating Partnership, is not required to take into account the tax consequences to, or obtain the consent of, the holders of the OP Units in deciding whether to cause the Operating Partnership to undertake specific transactions that could have adverse tax consequences to the holders of the OP Units. However, in connection with the proposed acquisition, the Apartment REIT and the Operating Partnership have agreed to enter into tax protection agreements with DST Investors that will obligate the Operating Partnership to use commercially reasonable efforts to dispose of the applicable DST property in a transaction in which no gain is required to be recognized for federal income tax purposes (for example, a section 1031 exchange (a tax-deferred exchange of our property for another property), or a tax-free partnership merger or contribution). This obligation will terminate on the seventh anniversary of the closing of the proposed acquisition, although it would terminate sooner with respect to an DST Investor once such person ceases to own, in the aggregate, 20% or more of the OP Units issued in respect of such DST Investor’s interest in the applicable DST property.
Sale of a DST Property
     If the Operating Partnership sells a DST property and you had a unrealized gain with respect to the property as of the closing of the proposed acquisitions under applicable Treasury regulations, you would be specially allocated an amount of taxable gain equal to your allocable share of the unrealized gain, reduced by your allocable share of any amortized amounts that existed with respect to the asset sold at time of the proposed acquisition. If you are specially allocated gain under these rules, you would report the additional gain on your individual federal income tax return, but would not be entitled to any special distributions from the Operating Partnership in connection with a sale of the property. A substantial portion of the gain could be taxable at ordinary federal income tax rates, and a substantial portion could be taxed at a federal capital gain tax rate of 25%. Thus, you may not receive cash distributions from the Operating Partnership sufficient to pay your additional taxes if the Operating Partnership sells the property. You, however, may be able to use any passive losses or passive loss carryforwards to offset any unrealized gain that you must recognize, subject to any applicable passive loss limitations, including special limitations that would apply if the Operating Partnership were to be classified as a publicly traded partnership. See “—Tax Status of the Operating Partnership.”
     The treatment of the unrealized gain in the absence of a sale of a DST property will depend on the method that the Operating Partnership uses to deal with unrealized gain. For a discussion of the impact to holders of the OP Units of unrealized gain in the absence of a sale of a DST property, see “—Tax Consequences of Ownership of the OP Units After the Proposed Acquisition—Tax Allocations with Respect to Book-Tax Difference on a DST Property.”
Distributions of the DST Property
     Upon the distribution by a partnership of property to another partner within seven years of when the property was contributed to the partnership, the Internal Revenue Code generally requires that the partner who contributed that property to the partnership recognize any gain that existed, but was deferred, for federal income tax purposes with respect to the property at the time of the contribution. Similarly, the Internal Revenue Code generally requires the recognition of a contributing partner’s deferred gain upon the distribution by a partnership to that partner of other partnership property within seven years of when that partner contributed appreciated property to the partnership. However, under specific exceptions in the applicable Treasury regulations, neither of these provisions will apply to cause the recognition of gain by a DST Investor at the time of the proposed acquisition. Similarly, gain that is deferred at the time of the proposed acquisitions with respect to a DST property, to the extent allocable to a DST Investor, will be subject to gain recognition under these provisions upon a distribution of the property by the Operating Partnership within seven years after the proposed acquisition.
Refinancing of the Indebtedness Secured by the Property
     As described above under “—Tax Consequences of the Receipt of the OP Units—Reduction in Share of Partnership Liabilities/Deemed Cash Distribution,” you could recognize taxable gain as a result of a reduction in your share of partnership liabilities due to later events following the proposed acquisition. The Operating Partnership does not anticipate repaying any liabilities of the DSTs in connection with the proposed acquisition. However, the Operating Partnership cannot guarantee that a future refinancing of the indebtedness securing a property would not result in a reduction of the liabilities allocated to you, causing you to recognize taxable gain. In connection with the proposed acquisition, the Operating Partnership has agreed to enter into tax protection agreements that will require the Operating Partnership to notify a DST Investor if the Operating Partnership intends to repay, retire, refinance or otherwise reduce (other than scheduled amortization or repayment) the amount of the liabilities with respect to the applicable DST property in a manner that would cause the holder to recognize gain for federal income tax purposes. In addition, the tax protection agreements will require the Operating Partnership to cooperate with such a holder to arrange a special allocation of other OP liabilities to the holder in an amount sufficient to avoid causing the holder to recognize gain as a result of the reduction of the Operating Partnership’s liabilities.
Tax Consequences of Ownership of the OP Units After the Proposed Acquisition
Income and Deductions in General
     An entity that is classified as a partnership for federal income tax purposes generally is not a taxable entity and incurs no federal income tax liability. Each holder of the OP Units will be required to report on its income tax return its allocable share of income, gains, losses, deductions and credits of the Operating Partnership. Each holder of the OP Units will be required to include these items on its federal income tax return even if the holder has not received any cash distributions from the Operating Partnership. For each taxable year, the Operating Partnership is required to furnish to each holder of the OP Units a Schedule K-1 that sets forth the holder’s allocable share of any income, gains, losses, deductions and credits of the Operating Partnership. The Operating Partnership is not required to pay any federal income tax directly.
Treatment of the OP Distributions
     Distributions of money by the Operating Partnership to a holder of the OP Units, including deemed distributions that result from a reduction in the holder’s share of the Operating Partnership liabilities, generally will result in taxable gain to the holder only if and to the extent that the distribution exceeds the holder’s basis in its OP Units immediately before the distribution. A portion of the gain may be taxable at a 25% federal capital gain tax rate or as ordinary income. Any reduction in a holder of the OP Unit’s share of the Operating Partnership’s nonrecourse liabilities, whether through repayment, refinancing with recourse liabilities, refinancing with nonrecourse liabilities secured by the other properties as to which the holder does not have “section 704(c) minimum gain,” or otherwise, will constitute a deemed distribution of money to the holder. In addition, an issuance of additional units by the Operating Partnership without a corresponding increase in the Operating Partnership’s nonrecourse liabilities could decrease a holder of the OP Unit’s share of the Operating Partnership nonrecourse liabilities, resulting in a deemed distribution of money to a holder of the OP Units.
     A distribution of property other than money by the Operating Partnership to a holder of the OP Units ordinarily does not result in the recognition of gain or loss by either the Operating Partnership or the holder unless the property is a marketable security for purposes of the Internal Revenue Code and the exceptions to the requirement for recognition of gain do not apply. Marketable securities, for these purposes, include actively traded securities or equity interests in another entity that are readily convertible into or exchangeable for money or marketable securities. In that event, the property would be treated as money and the holder would recognize gain, but not loss, to the extent described above. There can be no assurance that the Operating Partnership will not make distributions of property that are considered marketable securities or that an exception to the gain recognition requirement would apply to any such distribution.
     Upon the distribution of property to another partner within seven years of when the property was contributed to the partnership, the Internal Revenue Code generally requires that the partner who contributed that property to the partnership recognize any gain that existed, but was deferred, for federal income tax purposes with respect to the property at time of the contribution. Similarly, the Internal Revenue Code generally requires the recognition of a contributing partner’s deferred gain upon the distribution to that partner of other partnership property within seven years of when that partner contributed appreciated property to the partnership. For a discussion of these provisions with respect to the proposed acquisitions and DST Investors, see “—Effect of Subsequent Events—Distributions of DST Property.”
Initial Basis of Units
     In general, an DST Investor will have an initial basis in its OP Units equal to its basis in its DST Interest (including the amount of the DST Investor’s share of any liabilities of applicable DST property) adjusted to reflect the effects of the proposed acquisition. A DST Investor’s basis in its OP Units will be adjusted upward or downward to reflect any increase or decrease, respectively, in the DST Investor’s share of any liabilities of the applicable DST property compared to the DST Investor’s share of the Operating Partnership liabilities immediately after the proposed acquisitions. For a discussion of the rules applicable to the determination of whether a DST Investor who has experienced a reduction in its share of liabilities, see “—Tax Consequences of the Receipt of the OP Units—Reduction in Share of Partnership Liabilities/ Deemed Cash Distribution.”
     A DST Investor’s initial basis in its OP Units generally will be increased by the investor’s share of:
•	the Operating Partnership’s taxable income;
•	any increases in nonrecourse liabilities incurred by the Operating Partnership; and
•	recourse liabilities to the extent the DST Investor elects to incur the risk of loss with respect to those liabilities through a guarantee.
     Generally, a DST Investor’s initial basis in its units thereafter will be decreased, but not below zero, by the investor’s share of:
•	the Operating Partnership’s distributions;
•	decreases in liabilities of the Operating Partnership, including any decrease in its share of the nonrecourse liabilities of the Operating Partnership and any recourse liabilities for which it is considered to bear the economic risk of loss;
•	losses of the Operating Partnership; and
•	nondeductible expenditures of the Operating Partnership that are not chargeable to capital.
Allocations of the Operating Partnership Income, Gain, Loss and Deductions
     Assuming it is treated as a partnership for federal income tax purposes, the Operating Partnership itself will not pay federal income taxes. Instead, each holder of the OP Units will be required to report its allocable share (whether or not any distributions are made) of the Operating Partnership’s items of income, gain, loss, deduction and credit for each taxable year of the Operating Partnership ending with or within the U.S. partner’s taxable year. Each item will have the same character to a holder of the OP Units, and will generally have the same source (either United States or foreign), as though the Operating Partnership holder realized the item directly. The Operating Partnership’s taxable year will end on December 31. The Operating Partnership will distribute tax information to each holder of the OP Units after the end of each taxable year.
     We believe the Partnership Agreement has been drafted to conform substantially to the Treasury regulations describing partnership allocations that will be treated as having “substantial economic effect.” To the extent that the Operating Partnership’s allocations of income, gain, loss, deduction and credit have “substantial economic effect,” they will be respected for U.S. tax purposes. However, the applicable Treasury regulations are extremely complex, and it is impossible to be certain that all allocations of income, gain, loss, deduction and credit for tax purposes made pursuant to the partnership agreement of the Operating Partnership would be respected by the IRS. If the IRS were to determine that the Operating Partnership’s allocations do not technically comply with the Treasury regulations, then such allocations would be re-determined in accordance with each holder of the OP Unit’s “interest” in the Operating Partnership (determined by taking into account all facts and circumstances).
Tax Allocations with Respect to Book-Tax Difference on a DST Property
     Under the Internal Revenue Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of contribution. The amount of unrealized gain or unrealized loss generally is equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of the property at the time of contribution, which is referred to as the “book-tax difference.” A book-tax difference also can exist with respect to an asset that has not appreciated or depreciated in economic terms if that asset has been depreciated for tax purposes. At the time of the proposed acquisitions, it is expected that, for some DST Investors, a substantial book-tax difference is likely to exist with respect to their share of the DST property they are treated as contributing to the Operating Partnership.
     The Partnership Agreement requires allocations of income, gain, loss and deductions attributable to the properties with respect to which there is book-tax difference to be made in a manner that is consistent with the Internal Revenue Code. Treasury regulations require partnerships to use a “reasonable method” for allocation of partnership items with respect to which there is book-tax difference.
     If a DST property is sold after the proposed acquisition, gain equal to any book-tax difference remaining at the time of such sale must be allocated exclusively to the DST Investors that were treated as owning an interest in the property prior to the proposed acquisition, even though the proceeds of the sale will be allocated proportionately among all the partners of the Operating Partnership.
Limitations on Deductibility of Losses; Treatment of Passive Activities and Portfolio Income
     Generally, individuals, estates, trusts and some closely held corporations and personal service corporations can deduct losses from “passive activities” only to the extent that those losses do not exceed the taxpayer’s income from passive activities. Generally, passive activities are activities or investments in which the taxpayer does not materially participate, which would include the ownership of the OP Units. If the Operating Partnership were classified as a publicly traded partnership under the Internal Revenue Code, any losses or deductions allocable to a holder of the OP Units could be used only against gains or income of the Operating Partnership and could not be used to offset passive income from other passive activities. Similarly, any OP income or gain allocable to a holder of the OP Units could not be offset with losses from other passive activities of the holder. For a more detailed discussion of the Operating Partnership’s possible classification as a publicly traded partnership, see “—Tax Status of the Operating Partnership.”
     In addition, a holder of the OP Units may not deduct its share of any OP losses to the extent that those losses exceed the lesser of:
•	the adjusted tax basis of its OP Units at the end of the Operating Partnership’s taxable year in which the loss occurs; and
•	the amount for which such holder is considered “at-risk” at the end of that year.
     In general, a holder of the OP Units will be at-risk to the extent of its basis in its OP Units, except to the extent that the holder acquired its units using nonrecourse debt. For these purposes, however, a holder’s basis in its OP Units will include only the holder’s share of the Operating Partnership’s nonrecourse liabilities, as determined under the Internal Revenue Code, that are considered “qualified nonrecourse financing” for purposes of these at-risk rules.
     After the proposed acquisition, the at-risk amount for a DST Investor generally will increase or decrease as the adjusted basis in its OP Units increases or decreases, except for increases or decreases attributable to OP liabilities that do not constitute qualified nonrecourse financing. If a holder of the OP Units is not allowed to use losses in a particular taxable year because of the application of the at-risk rules, the losses can be carried forward and may be used by the holder to offset income in a subsequent year to the extent that the holder’s adjusted basis or at-risk amount, whichever was the limiting factor, is increased in that subsequent year.
     The at-risk rules apply to:

•	an individual holder;
•	an individual stockholder or partner of a holder that is an S corporation or partnership; and
•	a holder that is a corporation if 50% or more of the value of that corporation’s stock is owned, directly or indirectly, by five or fewer individuals at any time during the last half of the taxable year.
Disposition of the OP Units
     If an OP Unit is sold or otherwise disposed of in a taxable transaction, gain or loss from the disposition will be based on the difference between the amount realized on the disposition and the basis attributable to the OP Unit that is disposed of. The amount realized on the disposition of a unit generally will equal the sum of:
•	any cash received;
•	the fair market value of any other property received; and
•	the amount of Operating Partnership liabilities allocated to the unit.
     A holder of the OP Units will recognize gain on the disposition of an OP Unit to the extent that the amount realized exceeds the holder’s basis for the OP Unit. Because the amount realized includes any amount attributable to the relief from Operating Partnership liabilities attributable to the OP Unit, a holder could have taxable income, or perhaps even a tax liability, in excess of the amount of cash and property received upon the disposition of the unit.
     Generally, gain recognized on the disposition of an OP Unit will be capital gain. However, any portion of the holder’s amount realized on the disposition of a unit that is attributable to “unrealized receivables” of the Operating Partnership, as defined in the Internal Revenue Code, will give rise to ordinary income. The amount of ordinary income that would have to be recognized would be equal to the amount by which the holder’s share of unrealized receivables of the Operating Partnership exceeds the portion of the holder’s basis that is attributable to those assets. Unrealized receivables include, to the extent not previously included in the Operating Partnership’s income, any rights to payment for services rendered or to be rendered. Unrealized receivables also include amounts attributable to prior depreciation deductions that would be subject to recapture as ordinary income if the Operating Partnership had sold its assets at their fair market value at the time of the redemption.
     For individuals, trusts and estates, net capital gain from the sale of an asset held one year or less is subject to tax at the applicable rate for ordinary income. For these taxpayers, the maximum rate of tax on the net capital gain from a sale or exchange of an asset held for more than one year generally is 15% (scheduled to increase generally to 20% after 2010). However, a 25% rate applies to capital gains attributable to prior depreciation deductions not otherwise recaptured as ordinary income under other depreciation recapture rules and that would have been recognized by the Operating Partnership at the time of the sale of the OP Units if the Operating Partnership had sold all of its depreciable real property. Accordingly, any gain on the sale of an OP Unit held for more than one year could be treated partly as gain from the sale of a long-term capital asset subject to a 15% tax rate, partly as gain from the sale of depreciable real property subject to a 25% tax rate to the extent attributable to prior depreciation deductions by the Operating Partnership that have not been otherwise recaptured as ordinary income, and partly as ordinary income to the extent attributable to unrealized receivables. You should consult with your own tax advisor regarding the application of the 25% or ordinary income tax rates to a sale of the OP Units.
Redemptions of the OP Units
     If a holder of an OP Unit exercises its redemption right, it is likely that the Apartment REIT may elect to exercise its right under the Partnership Agreement to acquire the holder’s OP Units in exchange for cash or shares of the Apartment REIT’s common stock. However, the Apartment REIT is under no obligation to exercise this right. If the Apartment REIT does elect to acquire a holder’s OP Units in exchange for cash or shares of the Apartment REIT’s common stock, the transaction will be a fully taxable sale to the holder. The amount realized by a holder on this kind of disposition of an OP Unit will equal the sum of:
•	any cash received;
•	the fair market value of any shares of the Apartment REIT’s common stock received; and
•	the amount of Operating Partnership liabilities allocated to the unit exchanged.

     The holder’s taxable gain and the tax consequences of that gain would be determined as described under “—Disposition of the OP Units.”
     If the Apartment REIT does not elect to acquire the holder’s OP Units in exchange for cash or shares of the Apartment REIT’s common stock, the Operating Partnership is required to redeem those OP Units for cash. If the Operating Partnership redeems the OP Units for cash contributed by the Apartment REIT in order to effect the redemption, the redemption likely will be treated as a sale of the OP Units to the Apartment REIT in a fully taxable transaction, although the matter is not free from doubt. Under these circumstances, the redeeming holder’s amount realized will equal the sum of:
•	the cash received; and
•	the amount of the Operating Partnership liabilities allocated to the unit redeemed.
     The holder’s taxable gain and the tax consequences of that gain would be determined as described under “—Disposition of the OP Units.”
     If an OP Unit is redeemed for cash that is not contributed by the Apartment REIT to effect the redemption, the holder’s tax treatment will depend upon whether the redemption results in a disposition of all of the holder’s OP Units. If all of the holder’s OP Units are redeemed, the holder’s taxable gain and the tax consequences of that gain will be determined as described under “—Disposition of the OP Units,” except that the 25% federal income tax rate attributable to prior depreciation deductions generally will not apply. However, if less than all of a holder’s OP Units are redeemed, the holder will not be allowed to recognize loss on the redemption and will recognize taxable gain only if and to the extent that the holder’s amount realized on the redemption, calculated as described above, exceeds the holder’s basis in all of its OP Units immediately before the redemption.
State and Local Taxes
     In addition to the federal income tax aspects described above, you should consider the potential state and local tax consequences of owning the OP Units. Tax returns may be required and tax liability may be imposed both in the state or local jurisdictions where you reside and in each state or local jurisdiction in which the Operating Partnership has assets or otherwise does business. Thus, persons holding the OP Units either directly or through one or more partnerships or limited liability companies may be subject to state and local taxation in a number of jurisdictions in which the Operating Partnership directly or indirectly holds real property and would be required to file periodic tax returns in those jurisdictions. The Operating Partnership also may be required to withhold state income tax from distributions otherwise payable to the holders of the OP Units. After the proposed acquisition, the Operating Partnership will own properties in numerous states. The Operating Partnership anticipates providing the holders of the OP Units with any information reasonably necessary to permit them to satisfy state and local return filing requirements. To the extent that a holder of the OP Units pays income tax with respect to the income of the Operating Partnership to a state where it is not resident or the Operating Partnership is required to pay such tax on behalf of such holder, the holder may be entitled to a deduction or credit against income tax that it otherwise would owe to its state of residence with respect to the same income. You should consult with your personal tax advisor regarding the state and local income tax implications of owning the OP Units, including return filing requirements in the various states where the Operating Partnership will own properties after the proposed acquisitions.
Withholding on the Partnership Income and Distribution
     If a DST Investor fails to provide the Operating Partnership with a certificate of its non-foreign status which satisfies the requirements of the Internal Revenue Code and the Treasury regulations promulgated thereunder, the Operating Partnership may be required to withhold on any income or gain realized by the Operating Partnership, including any gain arising from the disposition of a U.S. real property interest, to the extent of the DST Investor’s distributive share of such gain.
     In addition, under certain circumstances a holder may be subject to information reporting and backup withholding with respect to distributions from the Operating Partnership. However, backup withholding generally will not apply to a holder if the holder is a corporation or other exempt entity, or if the holder furnishes a correct taxpayer identification number and certifies on IRS Form W-9, or another appropriate form, that the holder is not subject to backup withholding.

     Amounts withheld in respect of a holder do not constitute an additional tax, but rather are credited against the holder’s federal income tax liability. You should consult your own tax advisor to ensure compliance with the procedures for exemption from backup withholding.
Administrative Matters
     Section 754 Election. The Operating Partnership has not made an election under Section 754 of the Internal Revenue Code, but may decide to make that election in the future. The 754 election will generally permit the purchaser of the OP Units or any other interests in the Operating Partnership to adjust its share of the “inside” basis in the Operating Partnership’s properties to the fair market value (as reflected by the value of the consideration paid for the OP Units or other interests), as if such purchaser had acquired a direct interest in the Operating Partnership’s properties. The adjustment is attributed solely to the purchaser of the OP Units or other interests and is not added to the “inside” basis in the Operating Partnership’s assets with respect to other holders of the OP Units or other interests.
     Technical Terminations. The Operating Partnership will be considered to have been terminated for federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in its capital and profits within a 12-month period. A termination for tax purposes would result in the closing of the Operating Partnership’s taxable year for all holders of the OP Units. In the case of a holder reporting on a taxable year other than a taxable year ending on the Operating Partnership’s year end, which is expected to continue to be the calendar year, the closing of the Operating Partnership’s taxable year may result in more than 12 months of its taxable income or loss being includable in the holder’s taxable income for the year of termination. The Operating Partnership would be required to make new tax elections after a termination, including a new tax election under Section 754 of the Internal Revenue Code.
     Taxable Year. A partnership is required to have a tax year that is the same tax year as any partner, or group of partners, that owns a majority interest (more than 50%) in the partnership. The Operating Partnership’s taxable year is currently the calendar year.
     Tax Audits. Adjustments in tax liability with respect to the Operating Partnership’s items generally will be made at the Operating Partnership level in a partnership proceeding rather than in separate proceedings with each holder of the OP Units. The Apartment REIT, as general partner of the Operating Partnership, will represent the Operating Partnership as its “tax matters partner” during any audit and in any dispute with the IRS. Each holder of the OP Units will be informed of the commencement of an audit of the Operating Partnership. In general, the tax matters partner may enter into a settlement agreement with the IRS on behalf of, and that is binding upon, the holders of the OP Units.
Federal Income Tax Considerations Related to the Apartment REIT’s Qualification as a REIT
     This section summarizes the material federal income tax considerations related to the Apartment REIT’s election to be taxed as a REIT for federal income tax purposes and the ownership of the Apartment REIT’s common stock that may be received upon a redemption of the OP Units. This summary does not address all possible tax considerations that may be material to you and does not constitute legal or tax advice. This summary deals only with a stockholder that holds shares of the Apartment REIT’s common stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code. In addition, this summary does not deal with all tax aspects that might be relevant to you in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, holders whose shares of the Apartment REIT’s common stock are acquired through the exercise of stock options or otherwise as compensation, holders whose shares of the Apartment REIT’s common stock are acquired pursuant to the DRIP, tax-exempt organizations except as provided below, financial institutions or broker-dealers, or foreign corporations or persons who are not citizens or residents of the United States.
     The Internal Revenue Code provisions governing the federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.
     We urge you to consult your own tax advisor regarding the specific tax consequences to you of the ownership and sale of shares of the Apartment REIT’s common stock and of the Apartment REIT’s election to be taxed as a

REIT, including the federal, state, local, foreign and other tax consequences of such ownership, sale and election and of potential changes in applicable tax laws.
Opinion of Counsel
     Morris, Manning & Martin, LLP is of the opinion that the Apartment REIT will continue to qualify to be taxed as a REIT under the Internal Revenue Code, provided that the Apartment REIT has operated and will continue to operate in accordance with various assumptions and the factual representations the Apartment REIT has made to counsel concerning its business, assets and operations.
     We must emphasize, however, that the opinion issued by Morris, Manning & Martin, LLP is based on various assumptions relating to the Apartment REIT’s organization and operation and is conditioned upon those assumptions and factual representations the Apartment REIT has made to counsel, including representations regarding the Apartment REIT’s organization, assets, income, and the past, present and future conduct of its business. In addition, the Apartment REIT’s continued qualification for taxation as a REIT depends on its ability to continue to meet the various qualification tests imposed under the Internal Revenue Code described below, the results of which will not be reviewed by Morris, Manning & Martin, LLP. Accordingly, the actual results of the Apartment REIT’s operations for any one taxable year may not satisfy these requirements. See the “Risk Factors — Federal Income Tax Risks” section of this prospectus.
     The statements made in this section of the prospectus and the opinion of Morris, Manning & Martin, LLP are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinion. In addition, an opinion of counsel is not binding on the IRS, and we cannot assure you that the IRS will not successfully challenge the Apartment REIT’s status as a REIT.
Taxation of the Apartment REIT
     We believe that the Apartment REIT is organized and operate in a manner so as to continue to qualify as a REIT under the federal income tax laws. If the Apartment REIT remains qualified for taxation as a REIT, the Apartment REIT generally will not be subject to federal corporate income taxes on that portion of its ordinary income or capital gain that it distributes currently to its stockholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in the stock of a corporation. Even if the Apartment REIT continues to qualify for taxation as a REIT, however, the Apartment REIT will be subject to federal income taxation as described below.
•	The Apartment REIT will be taxed at regular corporate rates on the Apartment REIT’s undistributed REIT taxable income, including undistributed net capital gains.
•	Under some circumstances, the Apartment REIT may be subject to “alternative minimum tax.”
•	If the Apartment REIT has net income from the sale or other disposition of “foreclosure property” (as described below) that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, the Apartment REIT will be subject to tax at the highest corporate rate on that income.
•	If the Apartment REIT has net income from prohibited transactions (as described below), the income will be subject to a 100% tax.
•	If the Apartment REIT fails to satisfy either of the 75% or 95% Gross Income Tests (as described below) but nonetheless maintained its qualification as a REIT because certain conditions have been met, it will be subject to a 100% tax on an amount equal to the greater of the amount by which it fails the 75.0% or 95.0% Gross Income Tests multiplied by a fraction calculated to distinguish qualifying net income from non-qualifying income.
•	If the Apartment REIT fails to satisfy the REIT Asset Tests (as described below) and the Apartment REIT continues to qualify as a REIT because it meets other requirements, the Apartment REIT will have to pay a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income generated by the non-qualifying assets during the time the Apartment REIT failed to satisfy the Asset Tests. If the Apartment REIT fails to satisfy other REIT requirements (other than the Gross Income and Asset Tests), the Apartment REIT can continue to qualify as a REIT if its failure was due to reasonable cause and not willful neglect, but the Apartment REIT must pay $50,000 for each failure.
•	If the Apartment REIT fails to distribute during each year at least the sum of (i) 85% of its REIT ordinary income for the year, (ii) 95% of its REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, the Apartment REIT will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed.
•	The Apartment REIT may elect to retain and pay tax on its net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of the Apartment REIT’s undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax the Apartment REIT paid.
•	If the Apartment REIT acquires any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a transaction in which its basis in the asset is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation and the Apartment REIT subsequently recognizes gain on the disposition of the asset during the ten-year period beginning on the date on which it acquired the asset, then a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of the Apartment REIT’s acquisition. We refer to this tax as the “Built-in Gains Tax.”
•	The Apartment REIT will be subject to federal and state income tax on its taxable incomes. Several provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of federal income taxation. For example, the Internal Revenue Code limits the ability of a TRS to deduct interest payments made to the Apartment REIT in excess of a certain amount. In addition, the Apartment REIT must pay a 100% tax on some payments that it receives from, or on certain expenses deducted by, the TRS if the economic arrangements between it, its tenants and the TRS are not comparable to similar arrangements among unrelated parties. Any TRS the Apartment REIT may utilize in the future may make interest and other payments to the Apartment REIT and to third parties in connection with activities related to the Apartment REIT’s properties. We cannot assure you that the Apartment REIT’s TRSs will not be limited in their ability to deduct interest payments made to us. In addition, we cannot assure you that the IRS might not seek to impose the 100% tax on services performed by any such TRS for tenants of the Apartment REIT’s, or on a portion of the payments received by us from, or expenses deducted by, any such TRS.
•	“Foreclosure property” is real property and any personal property incident to such real property (1) that is acquired by a REIT as the result of the Apartment REIT having bid in the property at foreclosure, or having otherwise acquired ownership or possession of the property by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the Apartment REIT and secured by the property, (2) the related loan or lease of which was acquired by the Apartment REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75.0% gross income test, which is described below.
•	Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described below, even if the property would otherwise constitute property held primarily for sale to customers in the ordinary course of a REIT’s trade or business. The Apartment REIT does not expect to receive income from foreclosure property that is not qualifying income for purposes of the 75% gross income test. However, if the Apartment REIT does acquire any foreclosure property that it believes will give rise to such income, the Apartment REIT intends to make an election to treat the related property as foreclosure property.
•	The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a REIT’s trade or business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances surrounding each property. The Apartment REIT intends to continue to conduct its operations in such a manner:
•	so that no asset it owns, directly or through any subsidiary entities (other than TRSs), will be held for sale to customers in the ordinary course of its trade or business; or,
•	in order to comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment.
     However, no assurance can be given that any particular property the Apartment REIT owns, directly or through any subsidiary entities other than TRSs, will not be treated as property held for sale to customers or that it can comply with those safe-harbor provisions. See the “Risk Factors — Federal Income Tax Risks” section of this prospectus for further discussion of this issue.
Requirements for Qualification as a REIT
     To continue to qualify as a REIT, the Apartment REIT must continue to meet the requirements described below relating to its organization, sources of income, nature of assets and distributions of income to its stockholders.
          Organizational Requirements
     The Internal Revenue Code defines a REIT as a domestic corporation, trust or association:
•	which is managed by one or more trustees or directors;
•	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;
•	which would be taxable as a domestic corporation but for Sections 856 through 859 of the Internal Revenue Code;
•	which is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code;
•	the beneficial ownership of which is held by 100 or more persons;
•	not more than 50.0% in value of the outstanding stock of which is owned, directly or indirectly, by or for five or fewer individuals (as defined in the Internal Revenue Code to include certain entities);
•	which makes an election to be a REIT (or has made such election for a previous taxable year which has not been revoked or terminated) and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;
•	which uses the calendar year as its taxable year; and
•	which meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions.
     The Internal Revenue Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year, that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months, and that condition (6) must be met during the last half of each taxable year. For purposes of condition (6), the beneficiaries of a pension or profit-sharing trust described in Section 401(a) of the Internal Revenue Code, and not the pension or profit-sharing trust itself, are treated as REIT stockholders. Conditions (5) and (6), which do not apply to a REIT until the second calendar year in which the Apartment REIT qualifies as such, now apply to the Apartment REIT, as it qualified and elected to be taxed as a REIT commencing with its taxable year ended December 31, 2006, and the Apartment REIT intends to continue to be taxed as a REIT.
     The Apartment REIT will be treated as having met condition (6) above for a taxable year if it complied with certain Treasury Regulations for ascertaining the ownership of its stock for such year and if it did not know (or after the exercise of reasonable diligence would not have known) that its stock was sufficiently closely held during such year to cause it to fail condition (6). The Apartment REIT’s articles of incorporation contain restrictions regarding ownership and transfer of shares of its stock that are intended to assist it in continuing to satisfy the share ownership requirements in items (5) and (6) above. See the “Description of the Apartment REIT’s Capital Stock — Restrictions on Ownership and Transfer” section of this prospectus.
     The Apartment REIT is a Maryland corporation that would be taxable as a domestic corporation, but for the Apartment REIT provisions of the Internal Revenue Code, and the Apartment REIT has previously filed an election to be taxed as a REIT with the IRS, which election has not been revoked or terminated. In addition, the Apartment REIT is managed by a board of directors, the Apartment REIT has transferable shares and it does not intend to operate as a financial institution or insurance company. The Apartment REIT utilizes the calendar year for federal income tax purposes.
     For purposes of the REIT qualification requirements, any corporation that is a “qualified REIT subsidiary” of the Apartment REIT’s is not treated as a corporation separate from the Apartment REIT. All assets, liabilities, and items of income, deduction and credit of the Apartment REIT’s qualified REIT subsidiaries will be treated as its assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a TRS (as described below under “— Operational Requirements — Asset Tests”), all of the capital stock of which is owned by a REIT.
     In the case of a REIT that is a partner in an entity treated as a partnership for federal income tax purposes, the Apartment REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the requirements described in this section of the prospectus. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the Apartment REIT for purposes of the Apartment REIT requirements, including the asset and income tests described below. As a result, the Apartment REIT’s proportionate share of the assets, liabilities and items of income of the Operating Partnership and of any other partnership, joint venture, limited liability company or other entity treated as a partnership for federal tax purposes in which the Apartment REIT or the Operating Partnership have an interest will be treated as the Apartment REIT’s assets, liabilities and items of income.
          Operational Requirements — Income Tests
     To maintain the Apartment REIT’s qualification as a REIT, the Apartment REIT must satisfy annually two gross income requirements.
•	At least 75% of the Apartment REIT’s gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including “rents from real property” and interest income derived from mortgage loans secured by real property) and from other specified sources, including qualified temporary investment income, as described below. This is the “75% Gross Income Test.”
•	At least 95% of the Apartment REIT’s gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above in the 75% Gross Income Test and generally from dividends and interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is the “95% Gross Income Test.”
          Rents from Real Property
     Rents the Apartment REIT receives will qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if several conditions are met. These requirements include the following:
     The amount of rent received from a tenant must not be based in whole or in part on the income or profits of any person. An amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales.
•	In general, neither the Apartment REIT nor an owner of 10.0% or more of the Apartment REIT’s shares of stock may directly or constructively own 10.0% or more of a tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified).
•	Rent attributable to personal property leased in connection with a lease of real property cannot be greater than 15% of the total rent received under the lease, as determined based on the average of the fair market values as of the beginning and end of the taxable year.

•	The Apartment REIT may, however, provide services with respect to its properties, and the income derived from the properties will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services provided by the Apartment REIT with respect to a property are impermissible tenant services, the income so derived will qualify as “rents from real property” if such income does not exceed 1% of all amounts received or accrued with respect to that property. For this purpose, such services may not be valued at less than 150% of the Apartment REIT’s direct cost of providing the services, and any gross income deemed to have been derived by the Apartment REIT from the performance of noncustomary services pursuant to the 1% de minimis exception will constitute nonqualifying gross income under the 75% and 95% Gross Income Tests.
•	In addition, the Apartment REIT’s TRSs may perform some impermissible tenant services without causing the Apartment REIT to receive impermissible tenant services income under the 75% and 95% Gross Income Tests. However, several provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of federal income taxation. For example, the Internal Revenue Code limits the ability of the Apartment REIT’s TRSs to deduct interest payments in excess of a certain amount made to the Apartment REIT. In addition, the Apartment REIT must pay a 100% tax on some payments that it receives from, or on certain expenses deducted by, the TRS if the economic arrangements between the Apartment REIT, its tenants and the TRS are not comparable to similar arrangements among unrelated parties. We cannot assure you that the Apartment REIT’s TRSs will not be limited in their ability to deduct interest payments made to the Apartment REIT. In addition, we cannot assure you that the IRS might not seek to impose the 100% tax on services performed by TRSs for tenants of the Apartment REIT’s (or on a portion of the payments received by us from, or expenses deducted by, the Apartment REIT’s TRSs).
          Compliance with 75% and 95% Gross Income Tests
     The Apartment REIT will be paid interest on the mortgage loans that it makes or acquires, and all interest qualifies under the 95% Gross Income Test. If a mortgage loan is secured exclusively by real property, all of such interest will also qualify for the 75% Income Test. If both real property and other property secure the mortgage loan, then all of the interest on such mortgage loan will also qualify for the 75% Gross Income Test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment.
     For purposes of the 75% and 95% Gross Income Tests, the term “interest” generally excludes any amount that is based in whole or in part on the income or profits of any person, but not an amount solely because it is based on a fixed percentage or percentages of gross receipts or sales. Furthermore, if a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the secured property or a percentage of the appreciation in the property’s value as of a specific date, income attributable to such provision will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75% and 95% Gross Income Tests. However, interest received on debt obligations that are not secured by a mortgage on real property may not be qualified income, and would be excluded from income for purposes of the 75% Gross Income Test.
     To the extent that the Apartment REIT receives from its tenants reimbursements of amounts that the tenants are obligated to pay to third parties or penalties for the nonpayment or late payment of such amounts, those amounts should qualify as “rents from real property.” However, to the extent that the Apartment REIT receives interest accrued on the late payment of the rent or other charges, that interest will not qualify as “rents from real property,” but instead will be qualifying income for purposes of the 95% Gross Income Test.
     If the Apartment REIT acquires ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default, if the property qualifies and the Apartment REIT elects to treat it as foreclosure property, the income from the property will qualify under the 75% Gross Income Test and the 95% Gross Income Test notwithstanding the Apartment REIT’s failure to satisfy these requirements for three years, or if extended for good cause, up to a total of six years. In that event, the Apartment REIT must satisfy a number of complex rules, one of which is a requirement that it operates the property through an independent contractor. The Apartment REIT will be subject to tax on that portion of its net income from foreclosure property that does not otherwise qualify under the 75% Gross Income Test.
     The Apartment REIT may invest the net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75% Gross Income Test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the Apartment REIT (other than amounts received pursuant to a distribution reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the Apartment REIT receives such new capital. To the extent that the Apartment REIT holds any proceeds of an offering for longer than one year, the Apartment REIT may invest those amounts in less liquid investments in order to satisfy the 75% Gross Income and the 95% Gross Income Tests and the Asset Tests described below.
     The Apartment REIT expects the bulk of the remainder of its income to qualify under the 75% Gross Income and 95% Gross Income Tests as rents from real property and qualifying interest income in accordance with the requirements described above. In this regard, the Apartment REIT anticipates that most of the Apartment REIT’s leases will be for fixed rentals for generally terms of one year or less and that none of the rentals under the Apartment REIT’s leases will be based on the income or profits of any person. In addition, the Apartment REIT does not expect to receive rent from a person of whose stock it (or an owner of 10% or more of its stock) directly or constructively own 10% or more. Also, the portion of the rent attributable to personal property is not expected to exceed 15% of the total rent to be received under any lease. Finally, the Apartment REIT anticipates that all or most of the services to be performed with respect to its properties will be performed by its property manager and such services are expected to be those usually or customarily rendered in connection with the rental of real property and not rendered to the occupant of such property. However, the Apartment REIT can give no assurance that the actual sources of its gross income will allow it to satisfy the 75% Gross Income and the 95% Gross Income Tests described above.
     Notwithstanding its failure to satisfy one or both of the 75% Gross Income and the 95% Gross Income Tests for any taxable year, the Apartment REIT may still qualify as a REIT for that year if it is eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:
•	the Apartment REIT’s failure to meet these tests was due to reasonable cause and not due to willful neglect; and
•	following its identification of the failure, the Apartment REIT properly discloses such failure to the IRS.
     It is not possible, however, to state whether, in all circumstances, the Apartment REIT would be entitled to the benefit of these relief provisions. In addition, as discussed in “— Taxation of the Apartment REIT” above, even if these relief provisions apply, a tax would be imposed with respect to non-qualifying net income.
          Operational Requirements — Asset Tests
     At the close of each quarter of its taxable year, the Apartment REIT also must satisfy the Asset Tests, which relate to the nature and diversification of its assets:
•	First, at least 75% of the value of the Apartment REIT’s total assets must be represented by real estate assets, cash, cash items (including receivables) and government securities. The term “real estate assets” includes real property, mortgages on real property, shares of stock in other qualified REITs, property attributable to the temporary investment of new capital as described above and a proportionate share of any real estate assets owned by a partnership in which the Apartment REIT is a partner or of any qualified REIT subsidiary of the Apartment REITs.
•	Second, no more than 25% of the value of the Apartment REIT’s total assets may be represented by securities other than those described above in the 75% asset class.
•	Third, of the investments included in the 25% asset class, the value of any one issuer’s securities that the Apartment REIT owns may not exceed 5% of the value of its total assets. Additionally, the Apartment REIT may not own more than 10% of the voting power of any one issuer’s outstanding securities. Furthermore, the Apartment REIT may not own more than 10% of the total value of any one issuer’s outstanding debt and equity securities. The 10% value limitation will not apply, however, to:
•	“straight debt” securities (i.e., generally, debt payable on demand or at a date certain where the interest rate and the interest payment dates are not contingent on profits, the borrower’s discretion or similar factors and there is no convertibility, directly or indirectly, into stock of the debtor, although a security will not fail to be “straight debt” if it is subject to certain customary or de minimis contingencies; a security issued by a corporation or partnership will qualify as “straight debt” only if the Apartment

REIT or any of its TRSs hold no more than 1% of the outstanding non-qualifying securities of such issuer);
•	loans to an individual or an estate;
•	certain rental agreements calling for deferred rents or increasing rents that are subject to Section 467 of the Internal Revenue Code, other than with a “related person”;
•	obligations to pay qualifying rents from real property;
•	securities issued by a state or any political subdivision of a state, the District of Columbia, a foreign government, any political subdivision of the foreign government, or the Commonwealth of Puerto Rico, but only if the determinations of any payment received or accrued under the security does not depend in whole or in part on the profits of any entity;
•	securities issued by another qualifying REIT; and
•	other arrangements identified in Treasury Regulations (which have not yet been issued or proposed).
     Additionally, any debt instrument issued by a partnership will not be treated as a security if at least 75% of the partnership’s gross income (excluding gross income from prohibited transactions) is derived from sources meeting the requirements of the 75% Gross Income Test. Any debt instrument issued by a partnership also will not be treated as a security to the extent of the Apartment REIT’s interest as a partner in the partnership. Mortgage debt secured by real estate assets constitutes a “real estate asset” and does not constitute a “security” for purposes of the foregoing tests. For purposes of this Asset Test and the second Asset Test, securities do not include the equity or debt securities of a qualified REIT subsidiary or an equity interest in any entity treated as a partnership for federal tax purposes. Also, in looking through any partnership to determine the Apartment REIT’s allocable share of any securities owned by the partnership for applying solely the 10.0% value test, the Apartment REIT’s share of the assets of the partnership will correspond not only to its interest as a partner in the partnership, but also to its proportionate interest in certain debt securities issued by the partnership. The third Asset Test does not apply in respect of a TRS.
•	Fourth, no more than 25% of the value of the Apartment REIT’s total assets may consist of the securities of one or more TRSs. Subject to certain exceptions, a TRS is any corporation, other than a REIT, in which the Apartment REIT directly or indirectly own stock and with respect to which a joint election has been made by the Apartment REIT and the corporation to treat the corporation as a TRS of the Apartment REIT’s. It also includes any corporation, other than a REIT or a qualified REIT subsidiary, in which a TRS of the Apartment REIT’s owns, directly or indirectly, more than 35% of the voting power or value.
     The Asset Tests must generally be met at the close of any quarter in which the Apartment REIT acquires securities or other property. The Apartment REIT expects that most of its assets will consist of real estate assets and the Apartment REIT therefore expects to satisfy the Asset Tests.
     If the Apartment REIT meets the Asset Tests at the close of any quarter, the Apartment REIT will not lose its REIT status for a failure to satisfy the Asset Tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If the Apartment REIT’s failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, the Apartment REIT can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. The Apartment REIT intends to maintain adequate records of the value of its assets to ensure compliance with the Asset Tests and to take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.
     In addition, the Apartment REIT will have up to six months to dispose of sufficient assets or otherwise to cure a failure to satisfy the third Asset Test, provided the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of its assets at the end of the relevant quarter or (2) $10,000,000. For violations of any of the Asset Tests due to reasonable cause that are larger than this amount, the Apartment REIT may avoid disqualification as a REIT after the 30 day cure period by taking certain steps, including the disposition of sufficient assets within the six month period described above to meet the applicable Asset Test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets, and filing a schedule with the IRS that describes the non-qualifying assets.

          Operational Requirements — Annual Distribution Requirements
     The Internal Revenue Code requires the Apartment REIT to pay distributions (other than capital gain distributions) to its stockholders in an amount at least equal to:
          (a) the sum of:
• 90% of its “REIT taxable income” (computed without regard to the dividends paid deduction and its net capital gain); and
• 90% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property; minus
          (b) the sum of certain items of non-cash income.
     The Apartment REIT must pay distributions in the taxable year to which they relate. Distributions paid in the subsequent year, however, will be treated as if paid in the prior year for purposes of the prior year’s distribution requirement if:
•	the Apartment REIT declares the distributions in October, November or December, the distributions are payable to stockholders of record on a specified date in such a month, and the Apartment REIT actually pays the distributions during January of the subsequent year; or
•	the Apartment REIT declares the distributions before it timely files its federal income tax return for such year, it pays the distributions in the 12-month period following the close of the prior year and not later than the first regular distribution payment after the declaration, and it elects on its federal income tax return for the prior year to have a specified amount of the subsequent distribution treated as if paid in the prior year.
     Even if the Apartment REIT satisfies the foregoing distribution requirements, the Apartment REIT will be subject to tax to the extent that it does not distribute all of its net capital gain or “REIT taxable income” as adjusted. Furthermore, if the Apartment REIT fails to distribute at least the sum of 85% of its ordinary income for that year, 95% of its capital gain net income for that year, and any undistributed taxable income from prior periods, the Apartment REIT will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed. Distributions that are declared in October, November or December to stockholders of record on a specified date in one of those months and are distributed in the following January are treated as distributed in the previous December for purposes of the excise tax.
     The Apartment REIT intends to make timely distributions sufficient to maintain its REIT status and avoid income and excise taxes. It is possible, however, that the Apartment REIT may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income and deduction of those expenses for purposes of computing its taxable income. It is also possible that it may be allocated a share of net capital gain attributable to the sale of depreciated property by the Operating Partnership that exceeds its allocable share of cash attributable to that sale. In those circumstances, the Apartment REIT may have less cash than is necessary to meet its annual distribution requirement or to avoid income or excise taxation on undistributed income. The Apartment REIT may find it necessary in those circumstances to arrange for financing or raise funds through the issuance of additional shares of its stock in order to meet its distribution requirements.
     If the Apartment REIT fails to satisfy the distribution requirement for any taxable year by reason of a later adjustment to its taxable income, the Apartment REIT may be able to pay “deficiency distributions” in a later year and include such distributions in its deductions for distributions paid for the earlier year. In that event, the Apartment REIT may be able to avoid being taxed on amounts distributed as deficiency distributions, but the Apartment REIT would be required in those circumstances to pay interest to the IRS based upon the amount of any deduction taken for deficiency distributions for the earlier year.
     As noted above, the Apartment REIT may also elect to retain, rather than distribute, its net long-term capital gains. The effect of such an election would be as follows:
•	the Apartment REIT would be required to pay the federal income tax on these gains;

•	taxable U.S. stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the Apartment REIT; and
•	the basis of the stockholder’s shares of the Apartment REIT’s stock would be increased by the amount of its undistributed long-term capital gains (minus its proportionate share of the amount of capital gains tax it pays) included in the stockholder’s long-term capital gains.
     The Apartment REIT uses the accrual method of accounting and depreciate depreciable property under the modified accelerated cost recovery system to calculate its REIT taxable income. The Apartment REIT is required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax law requires the Apartment REIT to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions it takes in computing its REIT taxable income and its distributions. If the IRS successfully challenges its characterization of a transaction or determination of its REIT taxable income, the Apartment REIT could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, the Apartment REIT is determined to have failed to satisfy the distribution requirements for a taxable year, the Apartment REIT would be disqualified as a REIT unless it was permitted to pay a deficiency distribution to its stockholders and pay interest thereon to the IRS, as provided by the Internal Revenue Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to its income by the IRS.
     The IRS has ruled that a distribution of stock by a publicly-traded REIT will be treated as a distribution of property that qualifies for the 90% annual distribution requirement, provided that, among other things, the distribution is declared on or before December 31, 2012, and with respect to a taxable year ending on or before December 31, 2011. Unless the IRS extends the application of this new ruling to non-traded REITs, which we do not expect it to do, the Apartment REIT will not be able to meet the 90% annual distribution requirement by making a distribution of shares of the Apartment REIT’s common stock without obtaining a private letter ruling from the IRS. The IRS has issued similar private letter rulings to other REITs whose stock was not publicly traded.
Failure to Maintain Qualification as a REIT
     If the Apartment REIT fails to satisfy one or more requirements to maintain its REIT qualification, other than an asset or income test violation of a type for which relief is otherwise available as described above, the Apartment REIT would retain its REIT qualification if the failure was due to reasonable cause and not willful neglect, and if it pays a penalty of $50,000 for each such failure. However, it is not possible to predict whether in all circumstances the Apartment REIT would be entitled to the benefit of this relief provision.
     If the Apartment REIT fails to remain qualified as a REIT for any reason in a taxable year and applicable relief provisions do not apply, the Apartment REIT will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. The Apartment REIT will not be able to deduct distributions paid to its stockholders in any year in which the Apartment REIT fails to remain qualified as a REIT. The Apartment REIT also will be disqualified for the four taxable years following the year during which qualification was lost unless it is entitled to relief under specific statutory provisions.
Taxation of Taxable U.S. Stockholders
     For any taxable year for which the Apartment REIT qualifies for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to the Apartment REIT’s common stock generally will be taxed as described below. The phrase “U.S. stockholder” means a holder of the Apartment REIT’s common stock that for federal income tax purposes is:
•	a citizen or resident of the United States;
•	a corporation or other entity treated as a corporation for federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;
•	an estate, the income of which is subject to federal income taxation regardless of its source; or
•	a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

     If a partnership holds the Apartment REIT’s common stock, the tax treatment of a partner will depend on the status of the partner and the activities of the partnership. Partners in partnerships holding the Apartment REIT’s common stock should consult their tax advisors.
Distributions Generally
     Under the Jobs Growth Tax Relief Reconciliation Act of 2003, as extended by the Tax Increase Prevention and Reconciliation Act of 2005, certain “qualified dividend income” received by U.S. non-corporate stockholders in taxable years 2003 through 2010 is subject to tax at the same tax rates as long-term capital gain (generally, a maximum rate of 15% for such taxable years). Distributions received from REITs, however, generally are not eligible for these reduced tax rates and, therefore, are subject to tax at ordinary income rates, subject to two narrow exceptions:
•	distributions received from the Apartment REIT may be treated as “qualified dividend income” to the extent that the Apartment REIT itself has received qualified dividend income from other corporations (such as TRSs) in which the Apartment REIT has invested; and
•	distributions paid by the Apartment REIT in a taxable year may be treated as “qualified dividend income” in an amount equal to the sum of (i) the excess of the Apartment REIT’s “REIT taxable income” for the preceding taxable year over the corporate-level federal income tax payable by the Apartment REIT for such preceding taxable year and (ii) the excess of the Apartment REIT’s income that was subject to the Built-in Gains Tax in the preceding taxable year over the tax payable by the Apartment REIT on such income for such preceding taxable year.
     Otherwise, so long as the Apartment REIT remains qualified as a REIT, distributions made to its taxable U.S. stockholders out of its current or accumulated earnings and profits (and not designated as capital gain distributions) will be taken into account by them as ordinary income (except, in the case of non-corporate stockholders, to the limited extent that the Apartment REIT is treated as receiving “qualified dividend income”). In addition, as long as the Apartment REIT remains qualified as a REIT, corporate stockholders will not be eligible for the dividends received deduction for any distributions received from the Apartment REIT.
     To the extent that the Apartment REIT pays a distribution in excess of its current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. stockholder’s shares of its stock, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares of the Apartment REIT’s stock will be taxable as gain realized from the sale of its shares of the Apartment REIT’s stock. Distributions that the Apartment REIT declares in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by the Apartment REIT and received by the stockholders on December 31 of that year, provided that the Apartment REIT actually pays the distribution during January of the following calendar year. U.S. stockholders may not include any of the Apartment REIT’s losses on their own federal income tax returns.
     We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of its earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.
Capital Gain Distributions
     Distributions to U.S. stockholders that the Apartment REIT’s properly designates as capital gain distributions normally will be treated as long-term capital gains, to the extent they do not exceed the Apartment REIT’s actual net capital gain, for the taxable year without regard to the period for which the U.S. stockholder has held his or her stock. A corporate U.S. stockholder, however, may be required to treat up to 20% of some capital gain distributions as ordinary income. See “— Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirements” above for the treatment by U.S. stockholders of net long-term capital gains that the Apartment REIT elects to retain and pay tax on.
Passive Activity Loss and Investment Interest Limitations
     The Apartment REIT’s distributions and any gain a U.S. stockholder realizes from a disposition of the Apartment REIT’s common stock will not be treated as passive activity income, and U.S. stockholders may not be able to utilize any of their “passive losses” to offset this income in their personal tax returns. The Apartment REIT’s distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares of stock and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, a U.S. stockholder so elects, in which case those capital gains will be taxed as ordinary income.
Certain Dispositions of Shares of the Apartment REIT’s Common Stock
     In general, any gain or loss realized upon a taxable disposition of shares of the Apartment REIT’s common stock by a U.S. stockholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares of the Apartment REIT’s common stock have been held for more than 12 months and as short-term capital gain or loss if the shares of the Apartment REIT’s common stock have been held for 12 months or less. If, however, a U.S. stockholder has included in income any capital gains distributions with respect to the shares of the Apartment REIT’s common stock, any loss realized upon a taxable disposition of the shares of the Apartment REIT’s common stock held for six months or less, to the extent of the capital gains distributions included in income with respect to the shares of the Apartment REIT’s common stock, will be treated as long-term capital loss. Also, the IRS is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. stockholder recognizes from selling shares of the Apartment REIT’s common stock or from a capital gain distribution to a tax at a 25% rate, to the extent the capital gain is attributable to depreciation previously deducted.
     A repurchase of common stock for cash will be treated as a distribution that is taxable as a dividend to the extent of the Apartment REIT’s current or accumulated earnings and profits at the time of the repurchase under Section 302 of the Internal Revenue Code unless the repurchase:
•	results in a “complete termination” of the stockholder’s interest in the Apartment REIT under Section 302(b)(3) of the Internal Revenue Code;
•	is “substantially disproportionate” with respect to the stockholder under Section 302(b)(2) of the Internal Revenue Code (i.e., if the percentage of the voting stock of the corporation owned by a stockholder immediately after the repurchase is less than eighty percent of the percentage of that owned by such stockholder immediately before the repurchase (taking into account constructive ownership rules in Section 318 of the Internal Revenue Code)); or
•	is “not essentially equivalent to a dividend” with respect to the stockholder under Section 302(b)(1) of the Internal Revenue Code (i.e., if it results in a “meaningful reduction” in the stockholder’s interest in the Apartment REIT; the IRS has published a ruling indicating that a repurchase which results in a reduction in the proportionate interest in a corporation (taking into account the constructive ownership rules in Section 318 of the Internal Revenue Code) of a stockholder whose relative stock interest is minimal (an interest of less than 1% should satisfy this requirement) and who exercises no control over the corporation’s affairs should be treated as being “not essentially equivalent to a dividend”).
     If the repurchase is not treated as a dividend, the repurchase of common stock for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis in the shares of the Apartment REIT’s common stock repurchased. Such gain or loss would be capital gain or loss if the common stock were held as a capital asset and would be long-term capital gain or loss if the holding period for the shares of the Apartment REIT’s common stock exceeds one year.
Information Reporting Requirements and Backup Withholding for U.S. Stockholders
     The Apartment REIT reports to U.S. stockholders and to the IRS the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any. Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 28% on payments made with respect to, or cash proceeds of a sale or exchange of, the Apartment REIT’s common stock. Backup withholding will apply only if the stockholder:
•	fails to furnish its taxpayer identification number (for an individual, this would be his or her social security number);
•	furnishes an incorrect taxpayer identification number;

•	is notified by the IRS that the stockholder has failed properly to report payments of interest or dividends; or
•	under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the IRS that the stockholder is subject to backup withholding for failure to report interest and dividend payments or has been notified by the IRS that the stockholder is no longer subject to backup withholding for failure to report those payments.
     Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the IRS. U.S. stockholders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.
Recent Legislation
     On March 30, 2010, the President signed into law the Health Care and Education Reconciliation Act of 2010, or the Reconciliation Act. The Reconciliation Act will require certain U.S. stockholders who are individuals, estates or trusts to pay a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of stock, subject to certain exceptions. This additional tax will apply broadly to essentially all dividends and all gains from dispositions of stock, including dividends from REITs and gains from dispositions of REIT shares, such as the Apartment REIT’s common stock. As enacted, the tax will apply for taxable years beginning after December 31, 2012. You should consult your tax advisor regarding the effect, if any, of the Reconciliation Act on taxable income arising from ownership and disposition of the Apartment REIT’s common stock.
Taxation of Tax-Exempt Stockholders
     Tax-exempt entities such as employee pension benefit trusts, individual retirement accounts and charitable remainder trusts generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any unrelated business taxable income, or UBTI. Distributions from a REIT to a tax-exempt employee pension trust or other domestic tax-exempt stockholder generally will not constitute UBTI, unless the stockholder has borrowed to acquire or carry its stock or has used the shares of stock in a trade or business.
     However, for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment such as the Apartment REIT’s common stock will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code. These tax-exempt stockholders should consult their own tax advisors concerning these “set aside” and reserve requirements.
     Qualified trusts that hold more than 10% (by value) of the shares of stock of “pension-held REITs” may be required to treat a certain percentage of such a REIT’s distributions as UBTI. A REIT is a “pension-held REIT” only if the Apartment REIT would not qualify as such for federal income tax purposes but for the application of a “look-through” exception to the five or fewer requirement applicable to shares of stock held by qualified trusts and the Apartment REIT is “predominantly held” by qualified trusts. A REIT is predominantly held if either at least one qualified trust holds more than 25% by value of the Apartment REIT interests or qualified trusts, each owning more than 10% by value of the Apartment REIT interests, hold in the aggregate more than 50% of the Apartment REIT interests. The percentage of any REIT distribution treated as UBTI is equal to the ratio of (a) the UBTI earned by the Apartment REIT (treating the Apartment REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the Apartment REIT. In the event that this ratio is less than 5% for any year, then the qualified trust will not be treated as having received UBTI as a result of the Apartment REIT distribution. For these purposes, a qualified trust is any trust described in Section 401(a) of the Internal Revenue Code and exempt from tax under Section 501(a) of the Internal Revenue Code. The Apartment REIT will attempt to monitor the concentration of ownership of qualified trusts in shares of the Apartment REIT’s common stock, and we do not expect the shares of the Apartment REIT’s common stock to be deemed to be “predominately held” by qualified trusts, to the extent required to trigger the treatment of the Apartment REIT’s income as to such trusts.

Taxation of Non-U.S. Stockholders
     The following discussion is intended only as a summary of the complex rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders). Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in shares of the Apartment REIT’s common stock, including any reporting requirements.
Income Effectively Connected with a U.S. Trade or Business
     In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in shares of the Apartment REIT’s common stock if the income derived therefrom is “effectively connected” with the non-U.S. stockholder’s conduct of a trade or business in the U.S. A corporate non-U.S. stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Internal Revenue Code, which is payable in addition to the regular U.S. federal corporate income tax. The following discussion will apply to non-U.S. stockholders whose income derived from ownership of shares of the Apartment REIT’s common stock is deemed to be not “effectively connected” with a U.S. trade or business.
Distributions Not Attributable to Gain from the Sale or Exchange of a “United States Real Property Interest”
     A distribution to a non-U.S. stockholder that is not attributable to gain realized by the Apartment REIT from the sale or exchange of a “United States real property interest” within the meaning of FIRPTA and that the Apartment REIT does not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of the Apartment REIT’s current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a U.S. federal income tax equal to 30% of the gross amount of the distribution unless this tax is reduced by the provisions of an applicable tax treaty. Any such distribution in excess of the Apartment REIT’s earnings and profits will be treated first as a return of capital that will reduce each non-U.S. stockholder’s basis in its shares of the Apartment REIT’s common stock (but not below zero) and then as gain from the disposition of those shares of the Apartment REIT’s common stock, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares of the Apartment REIT’s common stock.
Distributions Attributable to Gain from the Sale or Exchange of a “United States Real Property Interest”
     Distributions to a non-U.S. stockholder that are attributable to gain from the sale or exchange of a “United States real property interest” will be taxed to a non-U.S. stockholder under Internal Revenue Code provisions enacted by FIRPTA. Under FIRPTA, such distributions are taxed to a non-U.S. stockholder as if the distributions were gains “effectively connected” with a U.S. trade or business. Accordingly, a non-U.S. stockholder will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Capital gain distributions generally will be treated as subject to FIRPTA.
Withholding Obligations with Respect to Distributions to Non-U.S. Stockholders
     Although tax treaties may reduce the Apartment REIT’s withholding obligations, based on current law, the Apartment REIT will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the IRS:
•	35% of designated capital gain distributions or, if greater, 35% of the amount of any distributions that could be designated as capital gain distributions; and
•	30% of ordinary income distributions (i.e., distributions paid out of its earnings and profits).
     In addition, if the Apartment REIT designates prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. A distribution in excess of the Apartment REIT’s earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of the Apartment REIT’s current or accumulated earnings and profits. If the amount of tax the Apartment REIT withholds with respect to a distribution to a non-U.S. stockholder exceeds the stockholder’s U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the IRS for a refund of the excess.

Sale of Shares of the Apartment REIT’s common stock by a Non-U.S. Stockholder
     A sale of shares of the Apartment REIT’s common stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation unless the shares of the Apartment REIT’s common stock constitute a United States real property interest. Shares of the Apartment REIT’s common stock will not constitute a United States real property interest if the Apartment REIT is a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT that at all times during a specified testing period has less than 50% in value of its shares of stock held directly or indirectly by non-U.S. stockholders.
     The Apartment REIT currently is a domestically controlled REIT. Therefore, sales of shares of the Apartment REIT’s common stock should not be subject to taxation under FIRPTA. However, the Apartment REIT expects to sell shares of the Apartment REIT’s common stock to non-U.S. stockholders and the Apartment REIT cannot assure you that it will continue to be a domestically controlled REIT. If the Apartment REIT were not a domestically controlled REIT, whether a non-U.S. stockholder’s sale of shares of the Apartment REIT’s common stock would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether shares of the Apartment REIT’s common stock were “regularly traded” on an established securities market and on the size of the selling stockholder’s interest in the Apartment REIT. Shares of the Apartment REIT’s common stock currently are not “regularly traded” on an established securities market.
     If the gain on the sale of shares of the Apartment REIT’s common stock were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of shares of the Apartment REIT’s common stock and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Under FIRPTA, the purchaser of shares of the Apartment REIT’s common stock may be required to withhold 10% of the purchase price and remit this amount to the IRS.
     Even if not subject to FIRPTA, capital gains will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.
Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders
     Additional issues may arise for information reporting and backup withholding for non-U.S. stockholders. Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.
Statement of Stock Ownership
     The Apartment REIT is required to demand annual written statements from the record holders of designated percentages of the Apartment REIT’s common stock disclosing the actual owners of the shares of the Apartment REIT’s common stock. Any record stockholder who, upon the Apartment REIT’s request, does not provide the Apartment REIT with required information concerning actual ownership of the shares of the Apartment REIT’s common stock is required to include specified information relating to his or her shares of the Apartment REIT’s common stock in his or her federal income tax return. The Apartment REIT also must maintain, within the Internal Revenue District in which it is required to file its federal income tax return, permanent records showing the information received about the actual ownership of the Apartment REIT’s common stock and a list of those persons failing or refusing to comply with the Apartment REIT’s demand.
State and Local Taxation
     The Apartment REIT and any operating subsidiaries it may form may be subject to state and local tax in states and localities in which they do business or own property. The Apartment REIT’s tax treatment and the tax treatment of the Operating Partnership, any operating subsidiaries, joint ventures or other arrangements the Apartment REIT or the Operating Partnership may form or enter into and the tax treatment of the holders of the Apartment REIT’s common stock in local jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on their investment in the Apartment REIT’s common stock.

Federal Income Tax Aspects of the Apartment REIT’s Investment in the Operating Partnership
     The following discussion summarizes certain federal income tax considerations applicable to the Apartment REIT’s investment in the Operating Partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.
Classification as a Partnership
     The Apartment REIT is entitled to include in its income a distributive share of the Operating Partnership’s income and to deduct its distributive share of the Operating Partnership’s losses only if the Operating Partnership is classified for federal income tax purposes as a partnership, rather than as an association or publicly traded partnership taxable as a corporation. For a discussion of the Operating Partnership’s taxation as a partnership for federal income tax purposes see “ —Tax Status of the Operating Partnership” above.
     If for any reason the Operating Partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, the Apartment REIT would not be able to maintain its qualification as a REIT. See “— Requirements for Qualification as a REIT — Operational Requirements — Income Tests” and “— Requirements for Qualification as a REIT — Operational Requirements — Asset Tests” above. In addition, any change in the Operating Partnership’s status for tax purposes might be treated as a taxable event, in which case the Apartment REITs might incur a tax liability without any related cash distribution. Further, items of income and deduction of the Operating Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. The Operating Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing the Operating Partnership’s taxable income.
Income Taxation of the Operating Partnership and Its Partners
     Partners, Not Partnership, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. As a partner in the Operating Partnership, the Apartment REIT is required to take into account its allocable share of the Operating Partnership’s income, gains, losses, deductions, and credits for any taxable year of the Operating Partnership ending within or with the Apartment REIT’s taxable year, without regard to whether the Apartment REIT has received or will receive any distributions from the Operating Partnership.
     Partnership Allocations. Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Internal Revenue Code if they do not have “substantial economic effect.” If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.
     Tax Allocations With Respect to Contributed Properties. Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to Section 704(c) of the Internal Revenue Code and several reasonable allocation methods are described therein.
     Under the Partnership Agreement, depreciation or amortization deductions of the Operating Partnership generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership, except to the extent that the Operating Partnership is required under Section 704(c) of the Internal Revenue Code to use a different method for allocating depreciation deductions attributable to its contributed properties. In addition, gain or loss on the sale of a property that has been contributed to the Operating Partnership will be specially allocated to the contributing partner to the extent of any remaining built-in gain or loss with respect to the property for federal income tax purposes. It is possible that the Apartment REIT may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to the Apartment REIT as a result of such sale. These allocations may cause the Apartment REIT to recognize taxable income in excess of cash proceeds received by the Apartment REIT, which might adversely affect the Apartment REIT’s ability to comply with the Apartment REIT distribution requirements, although the Apartment REIT does not anticipate that this event will occur. The foregoing principles also will affect the calculation of the Apartment REIT’s earnings and profits for purposes of determining the portion of its distributions that are taxable as a dividend. The allocations described in this paragraph may result in a higher portion of the Apartment REIT’s distributions being taxed as a dividend than would have occurred had the Apartment REIT purchased such properties for cash.
     Basis in Partnership DST Interest. The adjusted tax basis of the Apartment REIT’s partnership interest in the Operating Partnership generally will be equal to (1) the amount of cash and the basis of any other property contributed to the Operating Partnership by the Apartment REIT, (2) increased by (A) the Apartment REIT’s allocable share of the Operating Partnership’s income and (B) the Apartment REIT’s allocable share of indebtedness of the Operating Partnership, and (3) reduced, but not below zero, by (A) the Apartment REIT’s allocable share of the Operating Partnership’s loss and (B) the amount of cash distributed to the Apartment REIT, including constructive cash distributions resulting from a reduction in the Apartment REIT’s share of indebtedness of the Operating Partnership. If the allocation of the Apartment REIT’s distributive share of the Operating Partnership’s loss would reduce the adjusted tax basis of the Apartment REIT’s partnership interest in the Operating Partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce the Apartment REIT’s adjusted tax basis below zero. If a distribution from the Operating Partnership or a reduction in the Apartment REIT’s share of the Operating Partnership’s liabilities would reduce the Apartment REIT’s adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to the Apartment REIT. The gain realized by the Apartment REIT upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if the Apartment REIT’s partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.
     Depreciation Deductions Available to the Operating Partnership. To the extent that the Operating Partnership acquires real estate and real estate-related investments for cash, its initial basis in such properties for federal income tax purposes generally will be equal to the purchase price it paid. The Operating Partnership plans to depreciate each such depreciable real estate or real estate-related investments for federal income tax purposes under the modified accelerated cost recovery system of depreciation. Under this system, the Operating Partnership generally will depreciate such buildings and improvements over a 27.5-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a seven-year recovery period using a 200% declining balance method. Qualified leasehold improvements and land improvements will be depreciated over a 15-year recovery period using a straight-line method.
     To the extent that the Operating Partnership acquires real estate and real estate-related investments in exchange for its OP Units, its initial basis in each such real estate or real estate-related investments for federal income tax purposes should be the same as the transferor’s basis in that real estate or real estate-related investments on the date of acquisition by the Operating Partnership. Although the law is not entirely clear, the Operating Partnership generally intends to depreciate such depreciable real estate or real estate-related investments for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.
     Sale of the Operating Partnership’s Property. Generally, any gain realized by the Operating Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. The Apartment REIT’s share of any gain realized by the Operating Partnership on the sale of any property held by the Operating Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% tax. The Apartment REIT, however, does not currently intend to acquire or hold or allow the Operating Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of the Apartment REIT’s or the Operating Partnership’s trade or business.

LEGAL MATTERS
     The authority of the Operating Partnership to issue the OP Units offered hereby is being passed upon for the Operating Partnership by Hunton & Williams, LLP. Certain federal income tax matters will be passed upon by Hunton & Williams LLP and Morris, Manning & Martin LLP.
EXPERTS
     The financial statements of Grubb & Ellis Apartment REIT Holdings, LP as of December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, included in this Prospectus and the related financial statement schedule included elsewhere in the Registration Statement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the Registration Statement. Such financial statements and financial statement schedule have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
     The audited combined statement of revenue and certain expenses for the year ended December 31, 2009 of the Grubb & Ellis Apartment REIT Holdings, LP Mission Properties included in this registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in giving said report.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
     The Operating Partnership has filed a registration statement on Form S-11 with the SEC with respect to the OP Units offered pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement, portions of which have been omitted as permitted by the rules and regulations of the SEC. For additional information relating to the Operating Partnership, we refer you to the registration statement. Statements contained in this prospectus as to the content of any contract or other document filed as an exhibit to the registration statement are necessarily summaries of such contract or document and in each instance each such statement is qualified in all respects by such reference and the schedules and exhibits to this prospectus.
     The Apartment REIT is subject to the informational reporting requirements of the Exchange Act and, under that act, the Apartment REIT files reports, proxy statements and other information with the SEC.
     The registration statement and the schedules and exhibits forming a part of the registration statement filed by the Operating Partnership and the reports, proxy statements and other information filed by the Apartment REIT with the SEC can be inspected and copies obtained from the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also read or copy the documents the Operating Partnership and the Apartment REIT file with the SEC from its public reference room, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

Page

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheets as of September 30, 2010 (Unaudited) and December 31, 2009 (Unaudited)	F-2

Condensed Consolidated Statements of Operations for the Nine Months Ended September 30, 2010 and 2009 (Unaudited)	F-3

Condensed Consolidated Statements of Capital for the Nine Months Ended September 30, 2010 and 2009 (Unaudited)	F-4

Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2010 and 2009 (Unaudited)	F-5

Notes to Condensed Consolidated Financial Statements (Unaudited)	F-6

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-25

Consolidated Balance Sheets as of December 31, 2009 and 2008	F-26

Consolidated Statements of Operations for the Years Ended December 31, 2009, 2008 and 2007	F-27

Consolidated Statements of Capital for the Years Ended December 31, 2009, 2008 and 2007	F-28

Consolidated Statements of Cash Flows for the Years Ended December 31, 2009, 2008 and 2007	F-29

Notes to Consolidated Financial Statements	F-30

Real Estate Operating Properties and Accumulated Depreciation (Schedule III)	F-55

GRUBB & ELLIS APARTMENT REIT HOLDINGS, L P MISSION PROPERTIES COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES
Report of Independent Certified Public Accountants	F-58

Combined Statements of Revenue and Certain Expenses for the Nine Months Ended September 30, 2010 (Unaudited) and for the Year Ended December 31, 2009	F-59

Notes to Combined Statements of Revenue and Certain Expenses for the Nine Months Ended September 30, 2010 (Unaudited) and for the Year Ended December 31, 2009	F-60

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Unaudited Pro Forma Condensed Consolidated Financial Statements as of September 30, 2010 and for the Nine Months Ended September 30, 2010 and for the Year Ended December 31, 2009	F-64

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2010	F-65

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2010	F-66

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2009	F-67

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements as of September 30, 2010 and for the Nine Months Ended September 30, 2010 and for the Year Ended December 31, 2009	F-68

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2010 and December 31, 2009
(Unaudited)

	September 30,	December 31,
	2010	2009
ASSETS
Real estate investments:
Operating properties, net	$353,738,000	$324,938,000
Cash and cash equivalents	7,334,000	6,895,000
Accounts and other receivables	716,000	662,000
Restricted cash	4,827,000	4,007,000
Real estate and escrow deposits	2,370,000	—
Identified intangible assets, net	342,000	—
Other assets, net	2,232,000	1,801,000

Total assets	$371,559,000	$338,303,000

LIABILITIES AND CAPITAL

Liabilities:
Mortgage loan payables, net	$244,251,000	$217,434,000
Unsecured note payables to affiliate	7,750,000	9,100,000
Short term notes	1,570,000	—
Accounts payable and accrued liabilities	7,532,000	5,698,000
Accounts payable due to affiliates, net	155,000	140,000
Security deposits, prepaid rent and other liabilities	1,350,000	1,162,000

Total liabilities	262,608,000	233,534,000

Commitments and contingencies (Note 7)

Redeemable special limited partnerhsip interest (Note 9)	—	—

Capital:
Partners’ capital:
Partnership units, 19,236,268 and 17,028,454 units, respectively, held by the general partner and 100 units held by the limited partner as of September 30, 2010 and December 31, 2009	108,951,000	104,769,000

Total capital	108,951,000	104,769,000

Total liabilities and capital	$371,559,000	$338,303,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2010 and 2009
(Unaudited)

	Nine Months Ended September 30,

	2010	2009
Revenues:

Rental income	$26,130,000	$25,169,000

Other property revenues	2,940,000	2,873,000

Total revenues	29,070,000	28,042,000

Expenses:

Rental expenses	13,677,000	13,737,000

General and administrative	1,082,000	1,311,000

Acquisition related expenses	3,606,000	12,000

Depreciation and amortization	9,367,000	8,924,000

Total expenses	27,732,000	23,984,000

Income from operations	1,338,000	4,058,000

Other income (expense):

Interest expense (including amortization of deferred financing costs and debt discount):

Interest expense related to unsecured note payables to affiliate	(286,000)	(401,000)

Interest expense related to mortgage loan payables, net	(8,454,000)	(8,086,000)

Interest expense related to lines of credit from our general partner	—	(201,000)

Interest and dividend income	12,000	1,000

Net loss	$(7,390,000)	$(4,629,000)

Net loss per partnership unit — basic and diluted	$(0.41)	$(0.29)

Weighted average partnership units outstanding — basic and diluted	18,022,970	16,040,651

The accompanying notes are an integral part of these condensed consolidated financial statements.

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
CONDENSED CONSOLIDATED STATEMENTS OF CAPITAL
For the Nine Months Ended September 30, 2010 and 2009
(Unaudited)

	Number of

	Units	Amount

BALANCE - December 31, 2009	17,028,554	$104,769,000
Issuance of partnership units	2,051,147	20,488,000
Offering costs	—	(2,229,000)
Issuance of share based compensation awards	3,000	6,000
Issuance of partnership units under the DRIP	342,633	3,254,000
Amortization of share based compensation	—	14,000
Repurchase of partnership units	(188,966)	(1,872,000)
Distributions declared	—	(8,089,000)
Net loss	—	(7,390,000)

BALANCE - September 30, 2010	19,236,368	$108,951,000

	Number of

	Units	Amount

BALANCE - December 31, 2008	15,488,910	$106,705,000
Issuance of partnership units	919,862	9,196,000
Offering costs	—	(1,010,000)
Issuance of share based compensation awards	4,000	8,000
Issuance of partnership units under the DRIP	350,131	3,327,000
Amortization of share based compensation	—	13,000
Forfeiture of nonvested share based compensation awards	(2,000)	(2,000)
Repurchase of partnership units	(192,676)	(1,860,000)
Distributions declared	—	(7,481,000)
Net loss	—	(4,629,000)

BALANCE - September 30, 2009	16,568,227	$104,267,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2010 and 2009
(Unaudited)

	Nine Months Ended September 30,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,390,000)	$(4,629,000)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization (including deferred financing costs and debt discount)	9,649,000	9,277,000
Gain on property insurance settlements	—	(101,000)
Stock based compensation, net of forfeitures	20,000	19,000
Bad debt expense	160,000	388,000
Changes in operating assets and liabilities:
Accounts and other receivables	(315,000)	(427,000)
Other assets, net	(270,000)	90,000
Accounts payable and accrued liabilities	1,319,000	941,000
Accounts payable due to affiliates, net	6,000	(565,000)
Security deposits, prepaid rent and other liabilities	(347,000)	(340,000)

Net cash provided by operating activities	2,832,000	4,653,000

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of real estate operating properties	(36,713,000)	(469,000)
Capital expenditures	(1,197,000)	(975,000)
Proceeds from property insurance settlements	153,000	194,000
Restricted cash	(820,000)	(924,000)
Real estate and escrow deposits	(800,000)	—

Net cash used in investing activities	(39,377,000)	(2,174,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on mortgage loan payables	27,200,000	—
Payments on mortgage loan payables	(484,000)	(309,000)
Payments on unsecured note payables to affiliate	(1,350,000)	—
Payments on the line of credit from our general partner	—	(1,800,000)
Deferred financing costs	(293,000)	(4,000)
Security deposits	255,000	296,000
Proceeds from issuance of partnership units	20,488,000	9,193,000
Repurchase of partnership units	(1,872,000)	(1,860,000)
Payment of offering costs	(2,220,000)	(1,167,000)
Distributions paid	(4,740,000)	(4,226,000)

Net cash provided by financing activities	36,984,000	123,000

NET CHANGE IN CASH AND CASH EQUIVALENTS	439,000	2,602,000
CASH AND CASH EQUIVALENTS - Beginning of period	6,895,000	2,664,000

CASH AND CASH EQUIVALENTS - End of period	$7,334,000	$5,266,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$8,420,000	$8,373,000
Income taxes	$148,000	$97,000
SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:
Investing Activities:
Accrued capital expenditures	$83,000	$35,000
The following represents the increase in certain assets and liabilities in connection with our acquisitions of operating properties:
Other assets, net	$49,000	$—
Accounts payable and accrued liabilities	$364,000	$—
Security deposits, prepaid rent and other liabilities	$230,000	$—
Financing Activities:
Issuance of partnership units under the DRIP	$3,254,000	$3,327,000
Distributions declared but not paid	$942,000	$826,000
Accrued offering costs	$53,000	$30,000
Receivable for issuance of partnership units	$—	$87,000
Investing and Financing Activities:
Issuance of short term notes for real estate deposits	$1,570,000	$—
The accompanying notes are an integral part of these condensed consolidated financial statements.

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Months Ended September 30, 2010 and 2009
(Unaudited)
1. Organization and Description of Business
       Grubb & Ellis Apartment REIT Holdings, LP, a Virginia limited partnership, was formed on December 27, 2005. We were initially capitalized on January 10, 2006, and, therefore, we consider that our date of inception. We operate in an umbrella partnership REIT structure, through which Grubb & Ellis Apartment REIT, Inc., or our general partner, owns its properties and conducts its operations. Our general partner, a Maryland corporation, is our sole general partner and owns 99.99% of our partnership units as of September 30, 2010 and December 31, 2009. Grubb & Ellis Apartment REIT Advisor, LLC, or our advisor, is our only limited partner, owns 0.01% of our partnership units as of September 30, 2010 and December 31, 2009 and is our sole special limited partner. The number of partnership units held by our general partner at all times is equivalent to the number of outstanding shares of our general partner’s common stock.
       We seek to purchase and hold a diverse portfolio of quality apartment communities with stable cash flows and growth potential in select U.S. metropolitan areas. We may also acquire real estate-related investments. We focus primarily on investments that produce current income. Beginning the tax year ended December 31, 2006, our general partner has qualified and elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code, for federal income tax purposes and our general partner intends to continue to be taxed as a REIT. We have qualified, and intend to continue to qualify, to be treated as a partnership and not an association or publicly traded partnership taxable as a corporation for federal income tax purposes.
       On July 19, 2006, our general partner commenced a best efforts initial public offering, or the initial offering, in which it offered 100,000,000 shares of its common stock for $10.00 per share and up to 5,000,000 shares of its common stock pursuant to its distribution reinvestment plan, or the DRIP, for $9.50 per share, for a maximum offering of up to $1,047,500,000. Our general partner terminated the initial offering on July 17, 2009. As of July 17, 2009, our general partner had received and accepted subscriptions in the initial offering for 15,738,457 shares of its common stock, or $157,218,000, excluding shares of its common stock issued pursuant to the DRIP, and as a result we have issued 15,738,457 partnership units in connection with the initial offering.
       On July 20, 2009, our general partner commenced a best efforts follow-on public offering, or the follow-on offering, in which it is offering to the public up to 105,000,000 shares of its common stock. The follow-on offering includes up to 100,000,000 shares of its common stock for sale at $10.00 per share in the primary offering and up to 5,000,000 shares of its common stock for sale pursuant to the DRIP at $9.50 per share, for a maximum offering of up to $1,047,500,000. Our general partner reserves the right to reallocate the shares of common stock it is offering between the primary offering and the DRIP. As of September 30, 2010, our general partner had received and accepted subscriptions in the follow-on offering for 2,642,006 shares of its common stock, or $26,390,000, excluding shares of its common stock issued pursuant to the DRIP, and as a result we issued 2,642,006 partnership units in connection with the follow-on offering.
       We are currently externally advised by our advisor, pursuant to an advisory agreement, as amended and restated, or the Advisory Agreement, between our general partner and our advisor. The Advisory Agreement expires on December 31, 2010. Our advisor supervises and manages our day-to-day operations and selects the real estate and real estate-related investments we acquire, subject to the oversight and approval of our general partner’s board of directors. Our advisor also provides marketing, sales and client services on our behalf. Our advisor is affiliated with us in that our general partner and our advisor have common officers, some of whom also own an indirect equity interest in our advisor. Our advisor engages affiliated entities, including Grubb & Ellis Residential Management, Inc., or Residential Management, to provide various services to us, including property management services. Our advisor is managed by, and is a wholly owned subsidiary of, Grubb & Ellis Equity Advisors, LLC, or Grubb & Ellis Equity Advisors, which is a wholly owned subsidiary of Grubb & Ellis Company, or Grubb & Ellis, or our sponsor. Effective January 13, 2010, Grubb & Ellis Equity Advisors, purchased all of the rights, title and interests in our advisor and Grubb & Ellis Apartment Management, LLC held by Grubb & Ellis Realty Investors, LLC, or Grubb &

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
     Ellis Realty Investors, which previously served as the managing member of our advisor. See Note 15, Subsequent Events –– Termination of Advisory Agreement, for a further discussion of the termination of the Advisory Agreement.
       As of September 30, 2010, we owned nine properties in Texas consisting of 2,573 apartment units, two properties in Georgia consisting of 496 apartment units, two properties in Virginia consisting of 394 apartment units, one property in Tennessee consisting of 350 apartment units and one property in North Carolina consisting of 160 apartment units for an aggregate of 15 properties consisting of 3,973 apartment units, which had an aggregate purchase price of $377,787,000.
       We entered into definitive agreements on August 27, 2010 to acquire nine multifamily apartment properties from affiliates of MR Holdings, LLC, or MR Holdings, and to acquire substantially all of the assets and certain liabilities of Mission Residential Management, LLC, or Mission Residential Management, for total consideration valued at approximately $182,357,000, based on purchase price. We are not affiliated with MR Holdings or Mission Residential Management. See Note 15, Subsequent Events — Acquisition of Substantially all of the Assets and Certain Liabilities of Mission Residential Management, for a further discussion of the acquisition of substantially all of the assets and certain liabilities of Mission Residential Management.
       On September 30, 2010, we acquired the first of the nine multifamily apartment properties, Mission Rock Ridge Apartments located in Arlington, Texas, or the Mission Rock Ridge property. The remaining eight proposed property acquisitions from Delaware statutory trusts for which an affiliate of MR Holdings serves as trustee, or the DST properties, are still subject to substantial closing conditions. There is no assurance that any of these conditions will be satisfied and we currently cannot predict if or when any of these additional proposed property acquisitions will close. See Note 3, Real Estate Investments — Acquisitions in Real Estate Investments, for a further discussion.
2. Summary of Significant Accounting Policies
       The summary of significant accounting policies presented below is designed to assist in understanding our condensed consolidated financial statements. Such condensed consolidated financial statements and the accompanying notes thereto are the representations of our management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, or GAAP, in all material respects, and have been consistently applied in preparing our accompanying condensed consolidated financial statements.
Basis of Presentation
       Our accompanying condensed consolidated financial statements include our accounts, all of our wholly owned subsidiaries and any variable interest entities, or VIEs, as defined in Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 810, Consolidation, or ASC Topic 810, which we have concluded should be consolidated. We operate in an umbrella partnership REIT structure. All significant intercompany accounts and transactions are eliminated in consolidation.
       We have incurred losses to date. As discussed further in Note 6, Mortgage Loan Payables, Net, Unsecured Note Payable to Affiliate and Short Term Notes – Unsecured Note Payable to Affiliate, as of September 30, 2010, we had an outstanding principal amount under an unsecured note payable to affiliate of $7,750,000, which is due on July 17, 2012. We plan to either repay the unsecured note payable to affiliate using cash on hand or replace the unsecured note payable with permanent financing or an interim line of credit.
Interim Unaudited Financial Data
       Our accompanying condensed consolidated financial statements have been prepared by us in accordance with GAAP in conjunction with the rules and regulations of the U. S. Securities and Exchange Commission, or the SEC. Certain information and footnote disclosures required for annual financial statements have been condensed or excluded pursuant to SEC rules and regulations. Accordingly, our accompanying condensed consolidated financial statements do not include all of the information and footnotes required by GAAP for complete financial statements. Our accompanying condensed consolidated financial statements reflect all adjustments which are, in our view, of a normal recurring nature and necessary for a fair presentation of our financial position, results of operations and cash flows for the interim period. Interim results of operations are not necessarily indicative of the results to be expected for the full year; such full year results may be less favorable.

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
       In preparing our accompanying condensed consolidated financial statements, management has evaluated subsequent events through the financial statement issuance date. We believe that although the disclosures contained herein are adequate to prevent the information presented from being misleading, our accompanying condensed consolidated financial statements should be read in conjunction with our audited consolidated financial statements and the notes thereto included in this prospectus.
Real Estate and Escrow Deposits
       Real estate and escrow deposits consists of deposits paid on real estate investments that we anticipate acquiring in future periods. As of September 30, 2010, this includes $800,000 in earnest money deposits paid in relation to the proposed acquisition of substantially all of the assets and certain liabilities of Mission Residential Management and will be applied towards the purchase price and $1,570,000 in short term promissory notes signed as earnest money deposits in connection with the proposed acquisition of the DST properties. See Note 6, Mortgage Loan Payables, Net, Unsecured Note Payable to Affiliate and Short Term Notes — Short Term Notes, for a further discussion.
Segment Disclosure
       ASC Topic 280, Segment Reporting, establishes standards for reporting financial and descriptive information about a public entity’s reportable segments. We have determined that we have one reportable segment, with activities related to investing in apartment communities. Our investments in real estate are geographically diversified and management evaluates operating performance on an individual property level. However, as each of our apartment communities has similar economic characteristics, tenants and products and services, our apartment communities have been aggregated into one reportable segment for the nine months ended September 30, 2010 and 2009.
Recently Issued Accounting Pronouncements
       In June 2009, the FASB issued Statement of Financial Accounting Standards, or SFAS, No. 166, Accounting for Transfers of Financial Assets — an amendment of FASB Statement No. 140, or SFAS No. 166 (now contained in ASC Topic 860, Transfer and Servicing, or ASC Topic 860). SFAS No. 166 removes the concept of a qualifying special-purpose entity from SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities (now contained in ASC Topic 860), and removes the exception from applying Financial Accounting Standards Board Interpretation, or FIN, No. 46(R), Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51, as revised, or FIN No. 46(R) (now contained in ASC Topic 810). SFAS No. 166 also clarifies the requirements for isolation and limitations on portions of financial assets that are eligible for sale accounting. SFAS No. 166 is effective for financial asset transfers occurring after the beginning of an entity’s first fiscal year that begins after November 15, 2009. Early adoption was prohibited. We adopted SFAS No. 166 on January 1, 2010. The adoption of SFAS No. 166 did not have a material impact on our consolidated financial statements.
       In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R), or SFAS No. 167 (now contained in ASC Topic 810), which amends the consolidation guidance applicable to VIEs. The amendments to the overall consolidation guidance affect all entities currently within the scope of FIN No. 46(R), as well as qualifying special-purpose entities that are currently excluded from the scope of FIN No. 46(R). Specifically, an enterprise will need to reconsider its conclusion regarding whether an entity is a VIE, whether the enterprise is the VIE’s primary beneficiary and what type of financial statement disclosures are required. SFAS No. 167 is effective as of the beginning of the first fiscal year that begins after November 15, 2009. Early adoption was prohibited. We adopted SFAS No. 167 on January 1, 2010. The adoption of SFAS No. 167 did not have a material impact on our consolidated financial statements.
       In January 2010, the FASB issued Accounting Standards Update, or ASU, 2010-06, Improving Disclosures about Fair Value Measurements, or ASU 2010-06. ASU 2010-06 amends ASC Topic 820, Fair Value Measurements and Disclosures, or ASC Topic 820, to require additional disclosure and clarify existing disclosure requirements about fair value measurements. ASU 2010-06 requires entities to provide fair value disclosures by each class of assets and liabilities, which may be a subset of assets and liabilities within a line item in the statement of financial position. The additional requirements also include disclosure regarding the amounts and reasons for significant transfers in and out of Level 1 and 2 of the fair value hierarchy and separate presentation of purchases, sales, issuances and settlements of items within Level 3 of the fair value hierarchy. The guidance clarifies existing disclosure requirements regarding the inputs and valuation techniques used to measure fair value for measurements

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
that fall in either Level 2 or Level 3 of the hierarchy. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009 except for the disclosures about purchases, sales, issuances and settlements, which disclosure requirements are effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. We adopted ASU 2010-06 on January 1, 2010, which only applies to our disclosures on fair value of financial instruments. The adoption of ASU 2010-06 did not have a material impact on our footnote disclosures. We have provided these disclosures in Note 11, Fair Value of Financial Instruments.
       In August 2010, the FASB issued ASU 2010-21, Accounting for Technical Amendments to Various SEC Rules and Schedules, or ASU 2010-21. ASU 2010-21 updates various SEC paragraphs pursuant to the issuance of Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies. The changes affect provisions relating to consolidation and reporting requirements under conditions of majority and minority ownership positions and ownership by both controlling and noncontrolling entities. The amendments also deal with redeemable and non-redeemable preferred stocks and convertible preferred stocks. We adopted ASU 2010-21 upon issuance in August 2010. The adoption of ASU 2010-21 did not have a material impact on our consolidated financial statements.
       In August 2010, the FASB issued ASU 2010-22, Accounting for Various Topics — Technical Corrections to SEC Paragraphs, or ASU 2010-22. ASU 2010-22 amends various SEC paragraphs based on external comments received and the issuance of Staff Accounting Bulletin, or SAB, 112, which amends or rescinds portions of certain SAB topics. The topics affected include reporting of inventories in condensed financial statements for Form 10-Q, debt issue costs in conjunction with a business combination, business combinations prior to an initial public offering, accounting for divestitures, and accounting for oil and gas exchange offers. We adopted ASU 2010-22 upon issuance in August 2010. The adoption of ASU 2010-22 did not have a material impact on our consolidated financial statements.
3. Real Estate Investments
       Our investments in our consolidated properties consisted of the following as of September 30, 2010 and December 31, 2009:

	September 30, 2010	December 31, 2009

Land	$45,747,000	$41,926,000
Land improvements	24,266,000	22,066,000
Building and improvements	304,550,000	274,199,000
Furniture, fixtures and equipment	12,239,000	10,799,000

	386,802,000	348,990,000
Less: accumulated depreciation	(33,064,000)	(24,052,000)

	$353,738,000	$324,938,000

       Depreciation expense for the nine months ended September 30, 2010 and 2009 was $9,147,000 and $8,675,000, respectively.
Acquisitions of Real Estate Investments
       Acquisitions during the nine months ended September 30, 2010 are detailed below. We reimburse our advisor or its affiliates for acquisition expenses related to selecting, evaluating, acquiring and investing in properties. The reimbursement of acquisition expenses, acquisition fees and real estate commissions and other fees paid to unaffiliated parties will not exceed, in the aggregate, 6.0% of the purchase price or total development costs, unless fees in excess of such limits are approved by a majority of our general partner’s disinterested independent directors. As of September 30, 2010 and December 31, 2009, such fees and expenses did not exceed 6.0% of the purchase price of our acquisitions.
Acquisition in 2010
       Bella Ruscello Luxury Apartment Homes – Duncanville, Texas
       On March 24, 2010, we purchased Bella Ruscello Luxury Apartment Homes, located in Duncanville, Texas, or the Bella Ruscello property, for a purchase price of $17,400,000, plus closing costs, from an unaffiliated party. We

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
financed the purchase price of the Bella Ruscello property with a $13,300,000 secured loan and the remaining balance using proceeds from the follow-on offering. We paid an acquisition fee of $522,000, or 3.0% of the purchase price, to our advisor and its affiliate.
       Mission Rock Ridge Apartments – Arlington, Texas
       On September 30, 2010, we purchased the Mission Rock Ridge property for a purchase price of $19,857,000, plus closing costs, from an unaffiliated party. We financed the purchase price of the Mission Rock Ridge property with a $13,900,000 secured loan and the remaining balance using proceeds from the follow-on offering. We paid an acquisition fee of $596,000, or 3.0% of the purchase price, to our advisor and its affiliate.
       Proposed Acquisitions
       We entered into definitive agreements on August 27, 2010 to acquire nine multifamily apartment properties from Delaware statutory trusts for which an affiliate of MR Holdings, LLC, or MR Holdings, serves as trustee, and to acquire substantially all of the assets and certain liabilities of Mission Residential Management, LLC, or Mission Residential Management, for total consideration valued at approximately $182,357,000, based on purchase price. We are not affiliated with MR Holdings or Mission Residential Management.
       As disclosed above, we acquired the first of the nine multifamily apartment properties, the Mission Rock Ridge property, on September 30, 2010. The proposed acquisition of the DST properties, from Delaware statutory trusts for which an affiliate of MR Holdings serves as trustee for a total consideration of $157,000,000, including approximately $32,400,000 of limited partnership units, with each limited partnership unit valued at $9.00 per unit, and the assumption of approximately $124,600,000 of in-place mortgage indebtedness encumbering the DST properties, is still subject to substantial closing conditions. There is no assurance that any of these conditions will be satisfied and we currently cannot predict if or when any of these additional proposed acquisitions will close.
4. Identified Intangible Assets, Net
       Identified intangible assets, net is a result of the purchase of the Bella Ruscello property and the Mission Rock Ridge property and consisted of the following as of September 30, 2010 and December 31, 2009:

	September 30, 2010	December 31, 2009

In place leases, net of accumulated amortization of $0 as of September 30, 2010 and December 31, 2009 (with a weighted average remaining life of 5 months and 0 months as of September 30, 2010 and December 31, 2009, respectively)	$211,000	$—
Tenant relationships, net of accumulated amortization of $25,000 and $0 as of September 30, 2010 and December 31, 2009, respectively, (with a weighted average remaining life of 15 months and 0 months as of September 30, 2010 and December 31, 2009, respectively)	131,000	—

	$342,000	$—

       Amortization expense recorded on the identified intangible assets for the nine months ended September 30, 2010 and 2009 was $220,000 and $249,000, respectively.
       Estimated amortization expense on the identified intangible assets as of September 30, 2010, for the three months ending December 31, 2010 and for each of the next four years ending December 31 and thereafter, is as follows:

Year	Amount

2010	$153,000
2011	$179,000
2012	$10,000
2013	$—
2014	$—
Thereafter	$—

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
5. Other Assets, Net
       Other assets, net consisted of the following as of September 30, 2010 and December 31, 2009:

	September 30, 2010	December 31, 2009
Deferred financing costs, net of accumulated amortization of $621,000 and $440,000 as of September 30, 2010 and December 31, 2009, respectively	$1,547,000	$1,435,000
Prepaid expenses and deposits	685,000	366,000

	$2,232,000	$1,801,000

       Amortization expense recorded on the deferred financing costs for the nine months ended September 30, 2010 and 2009 was $181,000 and $251,000, respectively, which is included in interest expense in our accompanying condensed consolidated statements of operations.
6. Mortgage Loan Payables, Net, Unsecured Note Payable to Affiliate and Short Term Notes
Mortgage Loan Payables, Net
       Mortgage loan payables were $244,811,000 ($244,251,000, net of discount) and $218,095,000 ($217,434,000, net of discount) as of September 30, 2010 and December 31, 2009, respectively. As of September 30, 2010, we had 12 fixed rate and three variable rate mortgage loans with effective interest rates ranging from 2.51% to 5.94% per annum and a weighted average effective interest rate of 4.74% per annum. As of September 30, 2010, we had $183,811,000 ($183,251,000, net of discount) of fixed rate debt, or 75.1% of mortgage loan payables, at a weighted average interest rate of 5.47% per annum and $61,000,000 of variable rate debt, or 24.9% of mortgage loan payables, at a weighted average effective interest rate of 2.54% per annum. As of December 31, 2009, we had 10 fixed rate mortgage loans and three variable rate mortgage loans with effective interest rates ranging from 2.42% to 5.94% per annum and a weighted average effective interest rate of 4.70% per annum. As of December 31, 2009, we had $157,095,000 ($156,434,000, net of discount) of fixed rate debt, or 72.0% of mortgage loan payables, at a weighted average interest rate of 5.58% per annum and $61,000,000 of variable rate debt, or 28.0% of mortgage loan payables, at a weighted average effective interest rate of 2.45% per annum.
       We are required by the terms of certain loan documents to meet certain financial covenants, such as minimum net worth and liquidity amounts, and reporting requirements. As of September 30, 2010 and December 31, 2009, we were in compliance with all such requirements. Most of the mortgage loan payables may be prepaid in whole but not in part, subject to prepayment premiums. As of September 30, 2010, eleven of our mortgage loan payables have monthly interest-only payments. The mortgage loan payables associated with Residences at Braemar, Towne Crossing Apartments, Arboleda Apartments and the Bella Ruscello property require monthly principal and interest payments.
       Mortgage loan payables, net consisted of the following as of September 30, 2010 and December 31, 2009:

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

	Interest		Maturity
Property	Rate		Date	September 30, 2010	December 31, 2009

Fixed Rate Debt:
Hidden Lake Apartment Homes	5.34%		01/11/17	$19,218,000	$19,218,000
Walker Ranch Apartment Homes	5.36%		05/11/17	20,000,000	20,000,000
Residences at Braemar	5.72%		06/01/15	9,231,000	9,355,000
Park at Northgate	5.94%		08/01/17	10,295,000	10,295,000
Baypoint Resort	5.94%		08/01/17	21,612,000	21,612,000
Towne Crossing Apartments	5.04%		11/01/14	14,588,000	14,789,000
Villas of El Dorado	5.68%		12/01/16	13,600,000	13,600,000
The Heights at Olde Towne	5.79%		01/01/18	10,475,000	10,475,000
The Myrtles at Olde Towne	5.79%		01/01/18	20,100,000	20,100,000
Arboleda Apartments	5.36%		04/01/15	17,559,000	17,651,000
Bella Ruscello Luxury Apartment Homes	5.53%		04/01/20	13,233,000	—
Mission Rock Ridge Apartmenets	4.20%		10/01/20	13,900,000	—

				183,811,000	157,095,000

Variable Rate Debt:
Creekside Crossing	2.51%	*	07/01/15	17,000,000	17,000,000
Kedron Village	2.53%	*	07/01/15	20,000,000	20,000,000
Canyon Ridge Apartments	2.56%	*	10/01/15	24,000,000	24,000,000

				61,000,000	61,000,000

Total fixed and variable rate debt				244,811,000	218,095,000
Less: discount				(560,000)	(661,000)

Mortgage loan payables, net				$244,251,000	$217,434,000

*	Represents the per annum interest rate in effect as of September 30, 2010. In addition, pursuant to the terms of the related loan documents, the maximum variable interest rate allowable is capped at a rate ranging from 6.50% to 6.75% per annum.
       The principal payments due on our mortgage loan payables as of September 30, 2010, for the three months ending December 31, 2010 and for each of the next four years ending December 31 and thereafter, is as follows:

Year	Amount

2010	$213,000
2011	$875,000
2012	$953,000
2013	$1,571,000
2014	$15,380,000
Thereafter	$225,819,000
       The table above does not reflect any available extension options. Of the amounts maturing in 2014, $13,346,000 in mortgage loan payables have a one year extension available.
Unsecured Note Payable to Affiliate
       The unsecured note payable to NNN Realty Advisors, Inc., or NNN Realty Advisors, a wholly owned subsidiary of our sponsor, is evidenced by an unsecured promissory note, which required monthly interest-only payments for the term of the note, bore interest at a fixed rate of 4.50% per annum that was subject to a one-time adjustment, had a default interest rate of 2.00% per annum in excess of the interest rate then in effect and had a maturity date of January 1, 2011. On August 11, 2010, we executed an amended and restated consolidated unsecured promissory note, or the Amended Consolidated Promissory Note. The material terms of the Amended Consolidated Promissory Note amended the principal amount outstanding to $7,750,000 due to our pay down of the principal balance, extended the maturity date from January 1, 2011 to July 17, 2012 and fixed the interest rate at 4.5% per annum and the default interest rate at 6.5% per annum. As of September 30, 2010 and December 31, 2009, the outstanding principal amount under the unsecured note payable to affiliate was $7,750,000 and $9,100,000, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
       Because this loan is a related party loan, the terms of the loan and the unsecured promissory note were approved by our general partner’s board of directors, including a majority of its independent directors, and were deemed fair, competitive and commercially reasonable by our general partner’s board of directors.
Short Term Note
       In connection with the proposed acquisition of the DST properties, we issued promissory notes as earnest money deposits in the aggregate amount of $1,570,000, or the DST promissory notes, to MR Holdings which equates to 1.0% of the purchase price of each property. The DST promissory notes do not bear interest. The DST promissory notes shall be returned to us in the event the acquisitions fail to close by MR Holdings’ default of the purchase agreement or upon the close of each acquisition pursuant to the terms and conditions of each respective purchase agreement and will not be credited toward the purchase price of each respective acquisition. However, if we default under the terms of a purchase agreement, the respective DST promissory note shall be due and payable to MR Holdings as liquidated damages and its sole remedy.
7. Commitments and Contingencies
Litigation
       We are not presently subject to any material litigation nor, to our knowledge, is any material litigation threatened against us, which if determined unfavorably to us, would have a material adverse effect on our consolidated financial position, results of operations or cash flows.
Environmental Matters
       We follow a policy of monitoring our properties for the presence of hazardous or toxic substances. While there can be no assurance that a material environmental liability does not exist at our properties, we are not currently aware of any environmental liability with respect to our properties that would have a material effect on our consolidated financial position, results of operations or cash flows. Further, we are not aware of any material environmental liability or any unasserted claim or assessment with respect to an environmental liability that we believe would require additional disclosure or the recording of a loss contingency.
Other Organizational and Offering Expenses
       Our organizational and offering expenses, other than selling commissions and the dealer manager fee, incurred in connection with the follow-on offering are paid by our advisor or its affiliates on our behalf. Other organizational and offering expenses include all expenses (other than selling commissions and the dealer manager fee, which generally represent 7.0% and 3.0% of the gross proceeds of the follow-on offering, respectively) to be paid by us in connection with the follow-on offering. These other organizational and offering expenses will only become our liability to the extent other organizational and offering expenses do not exceed 1.0% of the gross offering proceeds from the sale of shares of our general partner’s common stock in the follow-on offering, other than shares of its common stock sold pursuant to the DRIP. As of September 30, 2010 and December 31, 2009, our advisor or its affiliates had incurred cumulative expenses on our behalf of $2,339,000 and $1,551,000, respectively, in excess of 1.0% of the gross proceeds from the follow-on offering, and, therefore, these expenses are not recorded in our accompanying condensed consolidated financial statements as of September 30, 2010 and December 31, 2009. To the extent our general partner raises additional funds from the follow-on offering, these amounts may become our liability.
       When recorded by us, other organizational expenses will be expensed as incurred, and offering expenses are deferred and charged to capital as such amounts are reimbursed to our advisor or its affiliates from the gross proceeds of the follow-on offering. See Note 8, Related Party Transactions — Offering Stage, for a further discussion of other organizational and offering expenses.
Other
       Our other commitments and contingencies include the usual obligations of real estate owners and operators in the normal course of business. In our view, these matters are not expected to have a material adverse effect on our consolidated financial position, results of operations or cash flows.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
8. Related Party Transactions
Fees and Expenses Paid to Affiliates
       All of our general partner’s executive officers and its non-independent directors are also executive officers and employees and/or holders of a direct or indirect interest in our advisor or our sponsor. Our general partner entered into the Advisory Agreement with our advisor and a dealer manager agreement with Grubb & Ellis Securities, Inc., or Grubb & Ellis Securities, or the dealer manager. These agreements entitle our advisor, the dealer manager and their affiliates to specified compensation for certain services, as well as reimbursement of certain expenses. In the aggregate, for the nine months ended September 30, 2010 and 2009, we incurred $7,618,000 and $5,294,000, respectively, in compensation and expense reimbursements to our advisor or its affiliates as detailed below. Each of these agreements will terminate on December 31, 2010.
Offering Stage
Selling Commissions
       The Initial Offering
       Pursuant to the initial offering, the dealer manager received selling commissions of up to 7.0% of the gross offering proceeds from the sale of shares of our general partner’s common stock in the initial offering, other than shares of our general partner’s common stock sold pursuant to the DRIP. The dealer manager re-allowed all or a portion of these fees to participating broker-dealers. For the nine months ended September 30, 2009, we incurred $510,000 in selling commissions to the dealer manager. Such selling commissions were charged to capital as such amounts were reimbursed to the dealer manager from the gross proceeds of the initial offering.
       The Follow-On Offering
       Until December 31, 2010, pursuant to the follow-on offering, the dealer manager receives selling commissions of up to 7.0% of the gross offering proceeds from the sale of shares of our general partner’s common stock in the follow-on offering, other than shares of our general partner’s common stock sold pursuant to the DRIP. The dealer manager may re-allow all or a portion of these fees to participating broker-dealers. For the nine months ended September 30, 2010 and 2009, we incurred $1,410,000 and $131,000, respectively, in selling commissions to the dealer manager. Such selling commissions are charged to capital as such amounts are reimbursed to the dealer manager from the gross proceeds of the follow-on offering.
The Initial Offering Marketing Support Fees and Due Diligence Expense Reimbursements and the Follow-On Offering Dealer Manager Fees
       The Initial Offering
       Pursuant to the initial offering, the dealer manager received non-accountable marketing support fees of up to 2.5% of the gross offering proceeds from the sale of shares of our general partner’s common stock in the initial offering, other than shares of the general partner’s common stock sold pursuant to the DRIP. The dealer manager re-allowed a portion up to 1.5% of the gross offering proceeds for non-accountable marketing support fees to participating broker-dealers. In addition, we reimbursed the dealer manager or its affiliates an additional 0.5% of the gross offering proceeds from the sale of shares of our general partner’s common stock in the initial offering, other than shares of our general partner’s common stock sold pursuant to the DRIP, as reimbursements for accountable bona fide due diligence expenses. The dealer manager or its affiliates re-allowed all or a portion of these reimbursements up to 0.5% of the gross offering proceeds from the sale of shares of our general partner’s common stock in the initial offering to participating broker-dealers for accountable bona fide due diligence expenses. For the nine months ended September 30, 2009, we incurred $183,000 in marketing support fees and due diligence expense reimbursements to the dealer manager or its affiliates. Such fees and reimbursements were charged to capital as such amounts were reimbursed to the dealer manager or its affiliates from the gross proceeds of the initial offering.
       The Follow-On Offering
       Until December 31, 2010, pursuant to the follow-on offering, the dealer manager receives a dealer manager fee of up to 3.0% of the gross offering proceeds from the shares of our general partner’s common stock sold pursuant to the follow-on offering, other than shares of our general partner’s common stock sold pursuant to the DRIP. The dealer manager may re-allow all or a portion of the dealer manager fee to participating broker-dealers. For the nine months ended September 30, 2010 and 2009, we incurred $615,000 and $56,000, respectively, in dealer manager

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
fees to the dealer manager or its affiliates. Such dealer manager fees are charged to capital as such amounts are reimbursed to the dealer manager or its affiliates from the gross proceeds of the follow-on offering.
Other Organizational and Offering Expenses
       The Initial Offering
       Our other organizational and offering expenses for the initial offering were paid by our advisor or its affiliates on its behalf. Our advisor or its affiliates were reimbursed for actual expenses incurred up to 1.5% of the gross offering proceeds from the sale of shares of our general partner’s common stock in the initial offering, other than shares of our general partner’s common stock sold pursuant to the DRIP. For the nine months ended September 30, 2009, we incurred $110,000 in offering expenses to our advisor or its affiliates. Offering expenses were charged to capital as such amounts were reimbursed to our advisor or its affiliates from the gross proceeds of the initial offering.
       The Follow-On Offering
       Until December 31, 2010, our other organizational and offering expenses for the follow-on offering are paid by our advisor or its affiliates on our behalf. Our advisor or its affiliates are reimbursed for actual expenses incurred up to 1.0% of the gross offering proceeds from the sale of shares of our general partner’s common stock in the follow-on offering, other than shares of our general partner’s common stock sold pursuant to the DRIP. For the nine months ended September 30, 2010 and 2009, we incurred $205,000 and $19,000, respectively, in offering expenses to our advisor or its affiliates. Other organizational expenses are expensed as incurred, and offering expenses are charged to capital as such amounts are reimbursed to our advisor or its affiliates from the gross proceeds of the follow-on offering.
Acquisition and Development Stage
Acquisition Fee
       Until December 31, 2010, our advisor or its affiliates receive, as compensation for services rendered in connection with the investigation, selection and acquisition of properties, an acquisition fee of up to 3.0% of the contract purchase price for each property acquired or up to 4.0% of the total development cost of any development property acquired, as applicable. Additionally, effective July 17, 2009, our advisor or its affiliates receive a 2.0% origination fee as compensation for any real estate-related investment acquired. For the nine months ended September 30, 2010 and 2009, we incurred $1,118,000 and $0, respectively, in acquisition fees to our advisor and its affiliate. Acquisition fees in connection with the acquisition of properties are expensed as incurred in accordance with ASC Topic 805, Business Combinations, or ASC Topic 805, and are included in acquisition related expenses in our accompanying condensed consolidated statements of operations.
Reimbursement of Acquisition Expenses
       Until December 31, 2010, our advisor or its affiliates are reimbursed for acquisition expenses related to selecting, evaluating, acquiring and investing in properties. Until July 17, 2009, acquisition expenses, excluding amounts paid to third parties, were not to exceed 0.5% of the contract purchase price of our properties. The reimbursement of acquisition expenses, acquisition fees and real estate commissions and other fees paid to unaffiliated parties will not exceed, in the aggregate, 6.0% of the purchase price or total development costs, unless fees in excess of such limits are approved by a majority of our general partner’s disinterested independent directors. Effective July 17, 2009, our advisor or its affiliates are reimbursed for all acquisition expenses actually incurred related to selecting, evaluating and acquiring assets, which will be paid regardless of whether an asset is acquired, subject to the aggregate 6.0% limit on reimbursement of acquisition expenses, acquisition fees and real estate commissions and other fees paid to unaffiliated parties. As of September 30, 2010 and 2009, such fees and expenses did not exceed 6.0% of the purchase price of our acquisitions.
       For the nine months ended September 30, 2010, we incurred $8,000 for such acquisition expenses to our advisor or its affiliates, including amounts our advisor or its affiliates paid directly to third parties. For the nine months ended September 30, 2009, we did not incur any such acquisition expenses to our advisor or its affiliates, excluding amounts paid to third parties. Acquisition expenses are expensed as incurred in accordance with ASC Topic 805 and are included in acquisition related expenses in our accompanying condensed consolidated statements of operations.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
Operational Stage
Asset Management Fee
       Until December 31, 2010, our advisor or its affiliates receive a monthly fee for services rendered in connection with the management of our assets in an amount that equals one-twelfth of 0.5% of our average invested assets calculated as of the close of business on the last day of each month, subject to our general partner’s stockholders receiving annualized distributions in an amount equal to 5.0% per annum, cumulative, non-compounded, of invested capital. The asset management fee is calculated and payable monthly in cash or shares of our general partner’s common stock, at the option of our advisor, not to exceed one-twelfth of 1.0% of our average invested assets as of the last day of the immediately preceding quarter. Effective January 1, 2009, no asset management fee is due or payable to our advisor or its affiliates until the quarter following the quarter in which we generate funds from operations, excluding non-recurring charges, sufficient to cover 100% of the distributions declared to our general partner’s stockholders for such quarter.
       For the nine months ended September 30, 2010 and 2009, we did not incur any asset management fees to our advisor and its affiliates. When incurred by us, asset management fees will be included in general and administrative in our accompanying condensed consolidated statements of operations.
Property Management Fee
       Our advisor or its affiliates are paid a monthly property management fee of up to 4.0% of the monthly gross cash receipts from any property managed for us. For the nine months ended September 30, 2010 and 2009, we incurred $852,000 and $813,000, respectively, to Residential Management, which is included in rental expenses in our accompanying condensed consolidated statements of operations.
On-site Personnel Payroll
       For the nine months ended September 30, 2010 and 2009, Residential Management incurred payroll for on-site personnel on our behalf of $2,993,000 and $2,869,000, respectively, which is included in rental expenses in our accompanying condensed consolidated statements of operations.
Operating Expenses
       Until December 31, 2010, we reimburse our advisor or its affiliates for operating expenses incurred in rendering services to us, subject to certain limitations. However, we cannot reimburse our advisor or its affiliates for operating expenses that exceed the greater of: (1) 2.0% of our average invested assets, as defined in the Advisory Agreement; or (2) 25.0% of our net income, as defined in the Advisory Agreement, unless our general partner’s independent directors determine that such excess expenses are justified based on unusual and non-recurring factors. For the 12 months ended September 30, 2010, our operating expenses did not exceed this limitation. Our operating expenses as a percentage of average invested assets and as a percentage of net income were 0.3% and 23.2%, respectively, for the 12 months ended September 30, 2010.
       For the nine months ended September 30, 2010 and 2009, Grubb & Ellis Equity Advisors or Grubb & Ellis Realty Investors incurred operating expenses on our behalf of $26,000 and $17,000, respectively, which is included in general and administrative in our accompanying condensed consolidated statements of operations.
Compensation for Additional Services
       Our advisor or its affiliates are paid for services performed for us other than those required to be rendered by our advisor or its affiliates under the Advisory Agreement. The rate of compensation for these services must be approved by a majority of our general partner’s board of directors, including a majority of its independent directors, and cannot exceed an amount that would be paid to unaffiliated parties for similar services.
       Our general partner entered into a services agreement, effective January 1, 2008, or the Services Agreement, with Grubb & Ellis Realty Investors for subscription agreement processing and investor services. The Services Agreement had an initial one-year term and was automatically renewed for successive one-year terms. On January 31, 2010, our general partner terminated the Services Agreement with Grubb & Ellis Realty Investors. On February 1, 2010, our general partner entered into an agreement, or the Transfer Agent Services Agreement, with Grubb & Ellis Equity Advisors, Transfer Agent, LLC, or Grubb & Ellis Equity Advisors, Transfer Agent, a wholly owned subsidiary of Grubb & Ellis Equity Advisors, for transfer agent and investor services. The Transfer Agent Services Agreement has an initial one-year term and is automatically renewed for successive one-year terms. Since Grubb &

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
Ellis Equity Advisors is the managing member of our advisor, the terms of the Transfer Agent Services Agreement were approved and determined by a majority of our general partner’s directors, including a majority of its independent directors, as fair and reasonable to us and at fees charged to us in an amount no greater than that which would be paid to an unaffiliated party for similar services. The Transfer Agent Services Agreement requires Grubb & Ellis Equity Advisors, Transfer Agent to provide our general partner with a 180 day advance written notice for any termination, while our general partner has the right to terminate upon 60 days advance written notice. On November 3, 2010, our general partner received notification of termination of the Transfer Agent Services Agreement from Grubb & Ellis Equity Advisors, Transfer Agent. The Transfer Agent Services Agreement will expire on May 2, 2011. See Note 15, Subsequent Events — Termination of Transfer Agent Services Agreement, for a further discussion.
       For the nine months ended September 30, 2010 and 2009, we incurred $57,000 and $55,000, respectively, for investor services that Grubb & Ellis Equity Advisors, Transfer Agent or Grubb & Ellis Realty Investors provided to us, which is included in general and administrative in our accompanying condensed consolidated statements of operations.
       For the nine months ended September 30, 2010 and 2009, our advisor or its affiliates incurred expenses of $8,000 and $16,000, respectively, in subscription agreement processing services that Grubb & Ellis Equity Advisors, Transfer Agent or Grubb & Ellis Realty Investors provided to us. As an other organizational and offering expense, these subscription agreement processing expenses will only become our liability to the extent other organizational and offering expenses do not exceed 1.5% and 1.0% of the gross proceeds from the sale of shares of our general partner’s common stock in the initial offering and the follow-on offering, respectively, other than shares of its commons stock sold pursuant to the DRIP.
       For the nine months ended September 30, 2010 and 2009, we incurred $48,000 and $7,000, respectively, for tax and internal controls compliance services that affiliates provided to us. Such amounts incurred are included in general and administrative in our accompanying condensed consolidated statements of operations.
Liquidity Stage
Disposition Fees
       Until December 31, 2010, for services relating to the sale of one or more properties, our advisor or its affiliates will be paid a disposition fee equal to the lesser of 1.75% of the contract sales price or 50.0% of a customary competitive real estate commission given the circumstances surrounding the sale, as determined by our general partner’s board of directors, which will not exceed normal market rates. Until July 17, 2009, such fee was not to exceed an amount equal to 3.0% of the contract sales price. Effective July 17, 2009, the amount of disposition fees paid, plus any real estate commissions paid to unaffiliated parties, will not exceed the lesser of a customary competitive real estate disposition fee given the circumstances surrounding the sale or an amount equal to 6.0% of the contract sales price. For the nine months ended September 30, 2010 and 2009, we did not incur any such disposition fees.
Incentive Distribution upon Sales
       Until December 31, 2010, in the event of liquidation, our advisor will be paid an incentive distribution equal to 15.0% of net sales proceeds from any disposition of a property after subtracting: (1) the amount of capital our general partner invested in us and (2) any shortfall with respect to the overall annual 8.0% cumulative, non-compounded return on the capital invested in us. Actual amounts to be received depend on the sale prices of properties upon liquidation. For the nine months ended September 30, 2010 and 2009, we did not incur any such incentive distributions.
Incentive Distribution upon Listing
       Until December 31, 2010, in the event of a termination of the Advisory Agreement upon the listing of shares of our general partner’s common stock on a national securities exchange, our advisor will be paid an incentive distribution equal to 15.0% of the amount, if any, by which the market value of our general partner’s outstanding common stock plus distributions paid by our general partner prior to listing, exceeds the sum of the amount of capital our general partner invested in us plus an annual 8.0% cumulative, non-compounded return on such invested capital. Actual amounts to be received depend upon the market value of our general partner’s outstanding stock at the time of listing among other factors. Upon our advisor’s receipt of such incentive distribution, our advisor’s

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
special limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sale of our properties. For the nine months ended September 30, 2010 and 2009, we did not incur any such incentive distributions.
Fees Payable upon Internalization of the Advisor
       Until June 3, 2010, in the event of a termination of the Advisory Agreement due to an internalization of our advisor in connection with our general partner’s conversion to a self-administered REIT, our advisor would have been paid a fee determined by negotiation between our advisor and our general partner’s independent directors. Upon our advisor’s receipt of such compensation, our advisor’s special limited partnership units would have been redeemed and our advisor would not have been entitled to receive any further incentive distributions upon the sale of our properties. Effective June 3, 2010, we eliminated any compensation or remuneration payable by our general partner or us to our advisor or any of its affiliates in connection with any internalization of the management functions provided by our advisor in the future. However, the elimination of such internalization fee is not intended to limit any other compensation or distributions that we may pay our advisor in accordance with the Advisory Agreement or any other agreement, including but not limited to our agreement of limited partnership.
Accounts Payable Due to Affiliates
       The following amounts were outstanding to affiliates as of September 30, 2010 and December 31, 2009:

Entity	Fee	September 30, 2010	December 31, 2009

Grubb & Ellis Equity Advisors/ Grubb & Ellis Realty Investors	Operating Expenses	$6,000	$6,000
Grubb & Ellis Equity Advisors/ Grubb & Ellis Realty Investors	Offering Costs	12,000	14,000
Grubb & Ellis Securities	Selling Commissions and Dealer Manager Fees	41,000	30,000
Residential Management	Property Management Fees	96,000	90,000

		$155,000	$140,000

Unsecured Note Payable to Affiliate
       For the nine months ended September 30, 2010 and 2009, we incurred $286,000 and $401,000, respectively, in interest expense to NNN Realty Advisors. See Note 6, Mortgage Loan Payables, Net, Unsecured Note Payable to Affiliate and Short Term Notes — Unsecured Note Payable to Affiliate, for a further discussion.
Line of Credit from our General Partner
       For the nine months ended September 30, 2009, we recorded $123,000 in interest expense on the line of credit from our general partner. In October 2009, we repaid the remaining outstanding principal balance on the line of credit from our general partner, which had a maturity date of November 1, 2009. As such, we did not incur such interest expense on the line of credit from our general partner for the nine months ended September 30, 2010.
9. Redeemable special limited partnership interest
       Upon a termination of the Advisory Agreement, in connection with any event other than the listing of shares of our general partner’s common stock on a national securities exchange or a national market system, our advisor’s special limited partnership interest will be redeemed by our general partner for a redemption price equal to the amount of the incentive distribution that our advisor would have received upon property sales as discussed in further detail in Note 8, Related Party Transactions — Liquidity Stage, as if we sold all of our properties at fair market value. Such incentive distribution is payable in cash, units of limited partnership interest or shares of our general partner’s common stock, if agreed to by our general partner and our advisor, except that our advisor is not permitted to elect to receive shares of our general partner’s common stock to the extent that doing so would cause our general partner to fail to qualify as a REIT. In addition, effective June 3, 2010, pursuant to the First Amendment to Agreement of Limited Partnership of Grubb & Ellis Apartment REIT Holdings, LP with our advisor, our advisor may elect to defer its right to a redemption of its special limited partnership units in connection with the termination of the Advisory Agreement, other than due to a listing of the shares of our general partner’s common stock on a national securities exchange, until either a listing or other liquidity event, including a liquidation, sale of

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
substantially all of our assets or merger that results in a change of control of our company. We recognize any changes in the redemption value as they occur and adjust the redemption value of the special limited partnership interest as of each balance sheet date. As of September 30, 2010 and December 31, 2009, we have not recorded any redemption amounts as the redemption value of the special limited partnership interest was $0.
10. Capital
Partnership Units
       On January 10, 2006, our general partner contributed $200,000 in exchange for 22,223 partnership units and our advisor contributed $1,000 in exchange for 100 partnership units. Through September 30, 2010, we issued an aggregate of 17,000 partnership units pursuant to the terms and conditions of our general partner’s 2006 Incentive Award Plan, or the 2006 Plan, 2,800 of which had been forfeited through September 30, 2010.
       Through September 30, 2010, we had issued an aggregate of 15,738,457 partnership units in connection with the initial offering, 2,642,006 partnership units in connection with the follow-on offering and 1,337,610 partnership units pursuant to the DRIP, and we had also repurchased 518,228 partnership units under our general partner’s share repurchase plan. As of September 30, 2010 and December 31, 2009, we had 19,236,368 and 17,028,554 partnership units, respectively, issued and outstanding.
       As of September 30, 2010 and December 31, 2009, our sole general partner owned a 99.99% general partnership interest and our advisor owned a 0.01% limited partnership interest.
Distribution Reinvestment Plan
       Our general partner adopted the DRIP, which allows its stockholders to purchase additional shares of its common stock through the reinvestment of distributions, subject to certain conditions. Our general partner registered and reserved 5,000,000 shares of its common stock for sale pursuant to the DRIP in both of the initial offering and the follow-on offering. For the nine months ended September 30, 2010 and 2009, $3,254,000 and $3,327,000, respectively, in distributions were reinvested and as a result 342,633 and 350,131 partnership units, respectively, were issued pursuant to the DRIP. As of September 30, 2010 and December 31, 2009, a total of $12,707,000 and $9,453,000, respectively, in distributions were reinvested and as a result 1,337,610 and 994,976 partnership units, respectively, were issued pursuant to the DRIP.
Share Repurchase Plan
       Our general partner’s share repurchase plan allows for repurchases of shares of its common stock upon request by its stockholders when certain criteria are met by requesting stockholders. Share repurchases are made at the sole discretion of our general partner’s board of directors. Subject to the availability of funds for share repurchases, our general partner will limit the number of shares of its common stock repurchased during any calendar year to 5.0% of the weighted average number of shares of our general partner’s common stock outstanding during the prior calendar year. Funds for the repurchase of shares of our general partner’s common stock come exclusively from the proceeds it receives from the sale of shares of its common stock pursuant to the DRIP.
       Under our general partner’s share repurchase plan, repurchase prices range from $9.25, or 92.5% of the price paid per share, following a one year holding period to an amount not less than 100% of the price paid per share following a four year holding period. In order to effect the repurchase of shares of our general partner’s common stock held for less than one year due to the death of our general partner’s stockholder or our general partner’s stockholder with a “qualifying disability,” as defined in our general partner’s share repurchase plan, our general partner must receive written notice within one year after the death of its stockholder or its stockholder’s qualifying disability, as applicable. Furthermore, our general partner’s share repurchase plan provides that if there are insufficient funds to honor all repurchase requests, pending requests will be honored among all requests for repurchase in any given repurchase period, as follows: first, pro rata as to repurchases sought upon our general partner’s stockholder’s death; next, pro rata as to repurchases sought by our general partner’s stockholders with a qualifying disability; and, finally, pro rata as to other repurchase requests.
       Our general partner’s share repurchase plan provides that our general partner’s board of directors may, in its sole discretion, repurchase shares of its common stock on a quarterly basis. Since the first quarter of 2009, in accordance with the discretion given it under our general partner’s share repurchase plan, our general partner’s board of directors determined to repurchase its shares of common stock only with respect to requests made in connection with its stockholder’s death or qualifying disability and in accordance with the terms and conditions set

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
forth in our general partner’s share repurchase plan. Our general partner’s board of directors determined that it was in its best interest to conserve cash and, therefore, no other repurchases requested prior to or during 2009 or during the first, second and third quarters of 2010 were made. Our general partner’s board of directors considers requests for repurchase quarterly. If our general partner’s stockholder previously submitted a request for repurchase of his or her shares of our general partner’s common stock that has not yet been effected, our general partner’s board of directors will consider those requests at the end of the fourth quarter of 2010, unless the stockholder withdraws the request.
       As a result of our general partner’s share repurchases, for the nine months ended September 30, 2010 and 2009, we repurchased 188,966 partnership units for an aggregate of $1,872,000 and 192,676 partnership units for an aggregate of $1,860,000, respectively. As of September 30, 2010 and December 31, 2009, we had repurchased 518,228 partnership units for an aggregate amount of $5,052,000 and 329,262 partnership units for an aggregate amount of $3,180,000, respectively.
2006 Incentive Award Plan
       Our general partner adopted the 2006 Plan, pursuant to which its board of directors or a committee of its independent directors may make grants of options, restricted common stock awards, stock purchase rights, stock appreciation rights or other awards to its independent directors, employees and consultants. The maximum number of shares of our general partner’s common stock that may be issued pursuant to the 2006 Plan is 2,000,000, subject to adjustment under specified circumstances.
       On June 22, 2010, in connection with their re-election, our general partner granted an aggregate of 3,000 shares of its restricted common stock to its independent directors under 2006 Plan, of which 20.0% vested on the date of grant and 20.0% will vest on each of the first four anniversaries of the date of the grant. As a result, we issued 3,000 partnership units in connection with such grant. The fair value of each share of our general partner’s restricted common stock was estimated at the date of grant at $10.00 per share, the per share price of shares in the initial offering and the follow-on offering, and with respect to the initial 20.0% of shares that vested on the date of grant, expensed as compensation immediately, and with respect to the remaining shares, amortized on a straight-line basis over the vesting period. Shares of our general partner’s restricted common stock may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. Such restrictions expire upon vesting. Shares of our general partner’s restricted common stock have full voting rights and rights to dividends. For the nine months ended September 30, 2010 and 2009, we recognized compensation expense of $20,000 and $19,000, respectively, related to the restricted common stock grants, ultimately expected to vest, which has been reduced for estimated forfeitures. ASC Topic 718, Compensation – Stock Compensation, requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Stock compensation expense is included in general and administrative in our accompanying condensed consolidated statements of operations.
       As of September 30, 2010 and December 31, 2009, there was $49,000 and $39,000, respectively, of total unrecognized compensation expense, net of estimated forfeitures, related to the nonvested partnership units. As of September 30, 2010, this expense is expected to be recognized over a remaining weighted average period of 3.03 years.
       As of September 30, 2010 and December 31, 2009, the fair value of the nonvested partnership units was $54,000 and $48,000, respectively. A summary of the status of the nonvested partnership units as of September 30, 2010 and December 31, 2009, and the changes for the nine months ended September 30, 2010, is presented below:

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

	Nonvested	Weighted
	Partnership	Average Grant
	Units	Date Fair Value

Balance — December 31, 2009	4,800	$10.00
Granted	3,000	10.00
Vested	(2,400)	10.00
Forfeited	—	—

Balance — September 30, 2010	5,400	$10.00

Expected to vest — September 30, 2010	5,400	$10.00

11. Fair Value of Financial Instruments
       ASC Topic 825, Financial Instruments, requires disclosure of the fair value of financial instruments, whether or not recognized on the face of the balance sheet. Fair value is defined under ASC Topic 820.
       Our condensed consolidated balance sheets include the following financial instruments: cash and cash equivalents, restricted cash, accounts and other receivables, real estate and escrow deposits, accounts payable and accrued liabilities, accounts payable due to affiliates, mortgage loan payables, net, unsecured note payable to affiliate and short term notes.
       We consider the carrying values of cash and cash equivalents, restricted cash, accounts and other receivables, real estate and escrow deposits, accounts payable and accrued liabilities and short term notes to approximate fair value for these financial instruments because of the short period of time between origination of the instruments and their expected realization. The fair value of accounts payable due to affiliates and unsecured note payable to affiliate is not determinable due to the related party nature of the accounts payable and the unsecured note payable.
       The fair value of the mortgage loan payables is estimated using borrowing rates available to us for debt instruments with similar terms and maturities. As of September 30, 2010 and December 31, 2009, the fair value of the mortgage loan payables was $257,659,000 and $218,400,000, respectively, compared to the carrying value of $244,251,000 and $217,434,000, respectively.
12. Business Combinations
       For the nine months ended September 30, 2010, we completed the acquisition of two consolidated properties, adding a total of 442 apartment units to our property portfolio. The aggregate purchase price was $37,257,000, plus closing costs and acquisition fees of $1,118,000, which are included in acquisition related expenses in our accompanying condensed consolidated statements of operations. See Note 3, Real Estate Investments — Acquisitions of Real Estate Investments, for a listing of the properties acquired, the dates of acquisition and the amount of mortgage debt initially incurred or assumed in connection with such acquisition.
       Results of operations for the property acquisitions are reflected in our condensed consolidated statements of operations for the nine months ended September 30, 2010 for the period subsequent to the acquisition dates. For the period from the acquisition dates through September 30, 2010, we recognized $1,255,000 in revenues and $267,000 in net loss for the Bella Ruscello property and $7,000 in revenues and $4,000 in net income for the Mission Rock Ridge property.
       The fair value of the two properties at the time of acquisition is shown below:

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

	Bella Ruscello Property	Mission Rock Ridge Property
Land	$1,619,000	$2,201,000
Land improvements	1,226,000	974,000
Building and improvements	13,599,000	15,669,000
Furniture, fixtures and equipment	686,000	721,000
In place leases	194,000	211,000
Tenant relationships	76,000	81,000

Total assets acquired	$17,400,000	$19,857,000

       Assuming the acquisitions discussed above had occurred on January 1, 2010, for the nine months ended September 30, 2010, pro forma revenues, net loss and net loss per partnership unit – basic and diluted would have been as follows:

Nine Months Ended
September 30, 2010
Revenues	$31,528,000
Net loss	$(7,738,000)
Net loss per partnership unit — basic and diluted	$(0.43)
       Assuming the acquisitions discussed above had occurred on January 1, 2009, for the nine months ended September 30, 2009, pro forma revenues, net loss, net loss and net loss per partnership unit – basic and diluted would have been as follows:

Nine Months Ended
September 30, 2009
Revenues	$31,743,000
Net loss	$(7,570,000)
Net loss per partnership unit — basic and diluted	$(0.46)
       The pro forma results are not necessarily indicative of the operating results that would have been obtained had the acquisition occurred at the beginning of the periods presented, nor are they necessarily indicative of future operating results.
13. Concentration of Credit Risk
       Financial instruments that potentially subject us to a concentration of credit risk are primarily cash and cash equivalents, escrow deposits, restricted cash and accounts receivable from tenants. Cash is generally invested in investment-grade, short-term instruments with a maturity of three months or less when purchased. We have cash in financial institutions that is insured by the Federal Deposit Insurance Corporation, or FDIC. As of September 30, 2010 and December 31, 2009, we had cash and cash equivalents, escrow deposits and restricted cash accounts in excess of FDIC insured limits. We believe this risk is not significant. Concentration of credit risk with respect to accounts receivable from tenants is limited. We perform credit evaluations of prospective tenants, and security deposits are obtained upon lease execution.
       As of September 30, 2010, we owned 13 properties in states for which each state accounted for 10.0% or more of our total revenues for the nine months ended September 30, 2010. Nine of these properties are located in Texas, two properties are located in Georgia and two properties are located in Virginia. The properties in these states accounted for 59.3%, 14.5% and 13.4%, respectively, of our total revenues for the nine months ended September 30, 2010. As of September 30, 2009, we owned nine properties in states for which each state accounted for 10.0% or more of our total revenue for the nine months ended September 30, 2009. Seven of these properties are located in Texas and two properties are located in Georgia. The properties in these states accounted for 56.3% and 15.0%, respectively, of our total revenues for the nine months ended September 30, 2009. Accordingly, there is a geographic concentration of risk subject to fluctuations in each state’s economy.

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
14. Per Unit Data
       We report earnings (loss) per unit pursuant to ASC Topic 260, Earnings Per Share. Basic earnings (loss) per unit attributable for all periods presented are computed by dividing net income (loss) by the weighted average partnership units outstanding during the period. Diluted earnings (loss) per unit are computed based on the weighted average partnership units outstanding and all potentially dilutive securities, if any. Nonvested stock based compensation awards give rise to potentially dilutive partnership units. As of September 30, 2010 and 2009, there were 5,400 and 4,800 nonvested partnership units, respectively, outstanding, but such partnership units were excluded from the computation of diluted earnings per unit because such units were anti-dilutive during these periods.
15. Subsequent Events
Repurchases
       In October 2010, we repurchased 74,464 partnership units for an aggregate amount of $741,000 under our general partner’s share repurchase plan.
Status of the Follow-On Offering
       As of November 12, 2010, our general partner had received and accepted subscriptions in the follow-on offering for 2,927,210 shares of its common stock, or $29,230,000, excluding shares of its common stock issued pursuant to the DRIP, and as a result we have issued 2,927,210 partnership units in connection with the follow-on offering.
Our General Partner’s New Chief Financial Officer
       Effective November 1, 2010, Shannon K S Johnson resigned from her position as our general partner’s chief financial officer. Effective November 3, 2010, our general partner’s board of directors elected Stanley J. Olander, Jr. to serve as its chief financial officer, filling the vacancy that was created by Ms. Johnson’s resignation. Mr. Olander also serves as our general partner’s chief executive officer and chairman of our general partner’s board of directors.
Termination of Advisory Agreement
       On November 1, 2010, our general partner received written notice from our advisor that our advisor has elected to terminate the Advisory Agreement. Pursuant to the Advisory Agreement, either party may terminate the Advisory Agreement upon 60 days’ written notice without cause or penalty. Therefore, we expect that the Advisory Agreement will terminate on December 31, 2010. Accordingly, our general partner intends to enter into a new advisory agreement with a new advisor entity owned by American Realty Capital, LLC, an unaffiliated entity, and ROC REIT Advisors, LLC, which owns a 25.0% non-managing interest in our advisor and whose members are our general partner’s chief executive officer, chief financial officer and chairman of our general partner’s board of directors, our general partner’s president and secretary and our general partner’s executive vice president and chief operating officer. Our general partner intends for the new advisory agreement to be effective upon the termination of the Advisory Agreement. This new advisory agreement is currently being negotiated and is subject to approval by our general partner’s board of directors, and thus, we cannot make any assurances that we will enter into such an agreement.
Termination of Dealer Manager Agreement
       On November 1, 2010, our general partner received written notice from Grubb & Ellis Securities that Grubb & Ellis Securities has elected to terminate the dealer manager agreement between our general partner and Grubb & Ellis Securities. Pursuant to the dealer manager agreement, either party may terminate the dealer manager agreement upon 60 days’ written notice. Therefore, we expect that the dealer manager agreement will terminate on December 31, 2010. Accordingly, on November 5, 2010, our general partner entered into an agreement with Realty Capital Securities, LLC, or RCS, whereby RCS will agree to assume the role of dealer manager after the termination of the dealer manager agreement with Grubb & Ellis Securities for the remainder of the follow-on offering, subject to, among other conditions, the receipt of required regulatory approvals.
Termination of Transfer Agent Services Agreement
       On November 3, 2010, our general partner received written notice from Grubb & Ellis Equity Advisors, Transfer Agent that Grubb & Ellis Equity Advisors, Transfer Agent has elected to terminate the Transfer Agent Services Agreement. Pursuant to the Transfer Agent Services Agreement, Grubb & Ellis Equity Advisors, Transfer

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
Agent may terminate the Transfer Agent Services Agreement upon 180 days’ written notice. Therefore, we expect that the Transfer Agent Services Agreement will terminate on May 2, 2011. Accordingly, our general partner intends to enter into a new transfer agent services agreement with a third party prior to May 2, 2011.
Acquisition of Substantially all of the Assets and Certain Liabilities of Mission Residential Management
       On November 5, 2010, we, through MR Property Management LLC, our taxable REIT subsidiary, completed the acquisition of substantially all of the assets and certain liabilities of Mission Residential Management, an affiliate of MR Holdings, including the in-place workforce of approximately 300 employees. In connection with the closing, we assumed property management agreements, or entered into sub-management agreements pending receipt of lender consents, with respect to 41 multifamily apartment properties containing approximately 12,000 units, including the Mission Rock Ridge property that we acquired on September 30, 2010 and the DST properties we have contracted to acquire from Delaware statutory trusts for which an affiliate of MR Holdings serves as trustee. We paid total consideration of $5,500,000 of cash plus the assumption of certain liabilities and other payments totaling approximately $1,500,000, subject to certain post-closing pro rations and adjustments. In connection with the acquisition, we paid an acquisition fee of $110,000, or 2.0% of the purchase price, to our advisor and its affiliate. At the closing of the transaction, we entered into various ancillary agreements, including:
•	an asset management agreement pursuant to which we assumed the asset management and investor relations responsibilities for all of the aforementioned properties; and

•	a termination fee agreement pursuant to which the lessees of the managed properties under the master lease structures and certain other affiliates of Mission Residential Management agreed to pay us termination fees if any of the property management agreements we assumed or sub-management agreements we entered into is terminated by the lessee of the property under its master lease structure other than for cause, is not extended by the lessee or is terminated by the manager without good reason. The termination fee provisions will survive for five years after the closing. The termination fee will not be payable if a property management agreement is terminated as a result of our acquisition of the managed property. The obligations of the lessees of the properties to pay these termination fees are guaranteed by MR Holdings and by Mission Residential Holdings, LLC.
Legal Proceedings
       On November 9, 2010, seven of the 277 investors who hold interests in the eight Delaware statutory trusts that hold the DST properties that we have contracted to acquire from such trusts filed a complaint in the United States District Court for the Eastern District of Virginia (Civil Action No. 3:10CV824(HEH)) against the trustee of each of these trusts and certain of the trustee’s affiliates, as well as against us, seeking, among other things, to enjoin the closing of our proposed acquisition of the DST properties that we have contracted to acquire. The complaint alleges, among other things, that the trustee has breached its fiduciary duties to the beneficial owners of the trusts by entering into the eight purchase and sale agreements with us. The complaint further alleges that we aided and abetted the trustees’ alleged breaches of fiduciary duty and tortiously interfered with the contractual relations between the trusts and the trust beneficiaries. We believe the allegations contained in the complaint are without merit and we intend to defend the claims vigorously. However, there is no assurance that we will be successful in our defense. If the plaintiffs are able to obtain the injunctive relief they seek, we may be prevented from closing the acquisitions of the DST properties that we have contracted to acquire. A hearing regarding the request for injunctive relief is expected to occur within the next 90 days. In a Consent Order dated November 10, 2010, the parties agreed that none of the eight transactions will be closed during the 90-day period following the date of such Consent Order.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To Our General Partner’s Board of Directors and Partners of
Grubb & Ellis Apartment REIT Holdings, LP
Santa Ana, CA
       We have audited the accompanying consolidated balance sheets of Grubb & Ellis Apartment REIT Holdings, LP and subsidiaries (the “Company”) as of December 31, 2009 and 2008 and the related consolidated statements of operations, capital and cash flows for each of the three years in the period ended December 31, 2009. Our audits also included the consolidated financial statement schedule listed in the index. These consolidated financial statements and the consolidated financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and the consolidated financial statement schedule based on our audits.
       We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
       In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Grubb & Ellis Apartment REIT Holdings, LP and subsidiaries as of December 31, 2009 and 2008, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.
/s/ Deloitte & Touche, LLP
Los Angeles, California
November 24, 2010

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
CONSOLIDATED BALANCE SHEETS
As of December 31, 2009 and 2008

	December 31,
	2009	2008
ASSETS
Real estate investments:
Operating properties, net	$324,938,000	$335,267,000
Cash and cash equivalents	6,895,000	2,664,000
Accounts and other receivables	662,000	395,000
Restricted cash	4,007,000	3,762,000
Identified intangible assets, net	—	249,000
Other assets, net	1,801,000	2,348,000

Total assets	$338,303,000	$344,685,000

LIABILITIES AND CAPITAL

Liabilities:
Mortgage loan payables, net	$217,434,000	$217,713,000
Unsecured note payables to affiliate	9,100,000	9,100,000
Line of credit from our general partner	—	3,200,000
Accounts payable and accrued liabilities	5,698,000	5,857,000
Accounts payable due to affiliates, net	140,000	866,000
Security deposits, prepaid rent and other liabilities	1,162,000	1,244,000

Total liabilities	233,534,000	237,980,000

Commitments and contingencies (Note 8)

Redeemable special limited partnership interest (Note 10)	—	—

Capital:
Partners’ capital:
Partnership units, 17,028,454 and 15,488,810 units, respectively, held by the general partner and 100 units held by the limited partner as of December 31, 2009 and 2008	104,769,000	106,705,000

Total capital	104,769,000	106,705,000

Total liabilities and capital	$338,303,000	$344,685,000

The accompanying notes are an integral part of these consolidated financial statements.

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2009, 2008 and 2007

	Years Ended December 31,
	2009	2008	2007
Revenues:
Rental income	$33,674,000	$28,692,000	$11,610,000
Other property revenues	3,791,000	3,186,000	1,095,000

Total revenues	37,465,000	31,878,000	12,705,000
Expenses:
Rental expenses	18,122,000	16,046,000	6,223,000
General and administrative	1,647,000	4,445,000	2,196,000
Acquisition related expenses	12,000	909,000	187,000
Depreciation and amortization	11,854,000	11,720,000	5,385,000

Total expenses	31,635,000	33,120,000	13,991,000

Income (loss) from operations	5,830,000	(1,242,000)	(1,286,000)
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt discount):
Interest expense related to unsecured note payables to affiliate	(544,000)	(220,000)	(204,000)
Interest expense related to mortgage loan payables, net	(10,796,000)	(10,092,000)	(3,441,000)
Interest expense related to the line of credit from our general partner	(212,000)	(970,000)	(58,000)
Interest expense related to the line of credit	—	(325,000)	(683,000)
Interest and dividend income	3,000	22,000	91,000
Other income, net	—	—	2,000

Net loss	$(5,719,000)	$(12,827,000)	$(5,579,000)

Net loss per partnership unit — basic and diluted	$(0.35)	$(1.04)	$(1.10)

Weighted average partnership units outstanding — basic and diluted	16,227,024	12,322,132	5,064,042

The accompanying notes are an integral part of these consolidated financial statements.

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
CONSOLIDATED STATEMENTS OF CAPITAL
For the Years Ended December 31, 2009, 2008 and 2007

	Number of
	Units	Amount
BALANCE - December 31, 2006	1,686,168	$14,248,000

Issuance of partnership units	6,707,393	67,001,000

Issuance of share based compensation awards	3,000	6,000

Offering costs	—	(7,367,000)

Amortization of share based compensation	—	9,000

Issuance of partnership units under the DRIP	132,383	1,258,000

Distributions declared	—	(3,519,000)

Net loss	—	(5,579,000)

BALANCE - December 31, 2007	8,528,944	66,057,000

Issuance of partnership units	6,641,058	66,336,000

Issuance of share based compensation awards	3,000	6,000

Offering costs	—	(7,254,000)

Amortization of share based compensation	—	15,000

Issuance of partnership units under the DRIP	400,216	3,802,000

Repurchase of partnership units	(84,308)	(797,000)

Distributions declared	—	(8,633,000)

Net loss	—	(12,827,000)

BALANCE - December 31, 2008	15,488,910	106,705,000

Issuance of partnership units	1,322,313	13,215,000

Issuance of share based compensation awards	4,000	8,000

Forfeiture of nonvested share based compensation awards	(2,000)	(2,000)

Offering costs	—	(1,447,000)

Amortization of share based compensation	—	18,000

Issuance of partnership units under the DRIP	460,285	4,373,000

Repurchase of partnership units	(244,954)	(2,383,000)

Distributions declared	—	(9,999,000)

Net loss	—	(5,719,000)

BALANCE - December 31, 2009	17,028,554	$104,769,000

The accompanying notes are an integral part of these consolidated financial statements.

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2009, 2008 and 2007

	Years Ended December 31,
	2009	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,719,000)	$(12,827,000)	$(5,579,000)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization (including deferred financing costs and debt discount)	12,309,000	12,610,000	5,665,000
(Gain) loss on property insurance settlements	(101,000)	16,000	—
Stock based compensation, net of forfeitures	24,000	21,000	15,000
Bad debt expense	446,000	544,000	264,000
Changes in operating assets and liabilities:
Accounts and other receivables	(726,000)	(712,000)	(307,000)
Other assets, net	233,000	(79,000)	218,000
Accounts payable and accrued liabilities	288,000	1,848,000	2,095,000
Accounts payable due to affiliates, net	(582,000)	295,000	58,000
Security deposits, prepaid rent and other liabilities	(454,000)	(149,000)	(234,000)

Net cash provided by operating activities	5,718,000	1,567,000	2,195,000

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of real estate operating properties	(469,000)	(124,874,000)	(123,657,000)
Capital expenditures	(1,304,000)	(1,648,000)	(215,000)
Proceeds from property insurance settlements	194,000	360,000	—
Restricted cash	(245,000)	(476,000)	(3,093,000)

Net cash used in investing activities	(1,824,000)	(126,638,000)	(126,965,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on mortgage loan payables	—	78,651,000	82,482,000
Payments on mortgage loan payables	(415,000)	(391,000)	(137,000)
Borrowings on unsecured note payables to affiliate	—	9,100,000	31,900,000
Payments on unsecured note payables to affiliate	—	(7,600,000)	(34,300,000)
Borrowings on the line of credit from our general partner	—	34,850,000	13,195,000
Payments on the line of credit from our general partner	(3,200,000)	(41,650,000)	(3,195,000)
Payments on the line of credit	—	—	(21,585,000)
Deferred financing costs	(4,000)	(1,050,000)	(1,174,000)
Security deposits	367,000	196,000	(7,000)
Proceeds from issuance of partnership units	13,238,000	66,636,000	66,796,000
Repurchase of partnership units	(2,383,000)	(797,000)	—
Payment of offering costs	(1,590,000)	(7,490,000)	(7,108,000)
Distributions	(5,676,000)	(4,414,000)	(1,857,000)

Net cash provided by financing activities	337,000	126,041,000	125,010,000

NET CHANGE IN CASH AND CASH EQUIVALENTS	4,231,000	970,000	240,000
CASH AND CASH EQUIVALENTS - Beginning of period	2,664,000	1,694,000	1,454,000

CASH AND CASH EQUIVALENTS - End of period	$6,895,000	$2,664,000	$1,694,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$11,109,000	$10,376,000	$3,483,000
Income taxes	$120,000	$11,000	$2,000
SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:
Investing Activities:
Accrued capital expenditures	$26,000	$20,000	$17,000
The following represents the increase in certain assets and liabilities in connection with our acquisitions of operating properties:
Accounts and other receivables	$—	$2,000	$20,000
Other assets, net	$—	$141,000	$314,000
Accounts payable and accrued liabilities	$—	$399,000	$1,385,000
Mortgage loan payables, net	$—	$—	$37,709,000
Security deposits and prepaid rent	$—	$521,000	$732,000
Financing Activities:
Issuance of partnership units under the DRIP	$4,373,000	$3,802,000	$1,258,000
Distributions declared but not paid	$848,000	$898,000	$481,000
Accrued offering costs	$44,000	$187,000	$423,000
Accrued deferred financing costs	$—	$—	$4,000
Receivable for issuance of partnership units	$—	$23,000	$323,000
The accompanying notes are an integral part of these consolidated financial statements.

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2009, 2008 and 2007
       The use of the words “we,” “us” or “our” refers to Grubb & Ellis Apartment REIT Holdings, LP and its subsidiaries, except where the context otherwise requires.
1. Organization and Description of Business
       Grubb & Ellis Apartment REIT Holdings, LP, a Virginia limited partnership, was formed on December 27, 2005. We were initially capitalized on January 10, 2006, and, therefore, we consider that our date of inception. We operate in an umbrella partnership REIT structure, through which Grubb & Ellis Apartment REIT, Inc., or our general partner, owns its properties and conducts its operations. Our general partner, a Maryland corporation, is our sole general partner and owns 99.99% of our partnership units as of December 31, 2009, 2008 and 2007. Grubb & Ellis Apartment REIT Advisor, LLC, or our advisor, is our only limited partner, owns 0.01% of our partnership units as of December 31, 2009, 2008 and 2007, and is our sole special limited partner. The number of partnership units held by our general partner at all times is equivalent to the number of outstanding shares of our general partner’s common stock.
       We seek to purchase and hold a diverse portfolio of quality apartment communities with stable cash flows and growth potential in select U.S. metropolitan areas. We may also acquire real estate-related investments. We focus primarily on investments that produce current income. Beginning the tax year ended December 31, 2006, our general partner has qualified and elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code, for federal income tax purposes and our general partner intends to continue to be taxed as a REIT. We have qualified, and intend to continue to qualify, to be treated as a partnership, and not an association or publicly traded partnership taxable as a corporation for federal income tax purposes.
       On July 19, 2006, our general partner commenced a best efforts initial public offering, or the initial offering, in which it offered 100,000,000 shares of its common stock for $10.00 per share and up to 5,000,000 shares of its common stock pursuant to its distribution reinvestment plan, or the DRIP, for $9.50 per share, for a maximum offering of up to $1,047,500,000. Our general partner terminated the initial offering on July 17, 2009. As of July 17, 2009, our general partner had received and accepted subscriptions in the initial offering for 15,738,457 shares of its common stock, or $157,218,000, excluding shares of its common stock issued pursuant to the DRIP, and as a result we have issued 15,738,457 partnership units in connection with the initial offering.
       On July 20, 2009, our general partner commenced a best efforts follow-on public offering, or the follow-on offering, in which it is offering to the public up to 105,000,000 shares of its common stock. The follow-on offering includes up to 100,000,000 shares of its common stock for sale at $10.00 per share in the primary offering and up to 5,000,000 shares of its common stock for sale pursuant to the DRIP at $9.50 per share, for a maximum offering of up to $1,047,500,000. Our general partner reserves the right to reallocate the shares of common stock it is offering between the primary offering and the DRIP. As of December 31, 2009, our general partner had received and accepted subscriptions in the follow-on offering for 590,860 shares of its common stock, or $5,903,000, excluding shares of its common stock issued pursuant to the DRIP, and as a result we have issued 590,860 partnership units in connection with the follow-on offering.
       We are currently externally advised by Grubb & Ellis Apartment REIT Advisor, LLC, or our advisor, pursuant to an advisory agreement, as amended and restated, or the Advisory Agreement, between our general partner and our advisor. The Advisory Agreement expires on December 31, 2010. Our advisor supervises and manages our day-to-day operations and selects the real estate and real estate-related investments we acquire, subject to the oversight and approval of our general partner’s board of directors. Our advisor also provides marketing, sales and client services on our behalf. Our advisor is affiliated with us in that our general partner and our advisor have common officers, some of whom also own an indirect equity interest in our advisor. Our advisor engages affiliated entities, including Grubb & Ellis Residential Management, Inc., or Residential Management, to provide various services to us, including property management services. Our advisor is managed by, and is a wholly owned subsidiary of, Grubb & Ellis Equity Advisors, LLC, or Grubb & Ellis Equity Advisors, which is a wholly owned subsidiary of Grubb & Ellis Company, or Grubb & Ellis, or our sponsor. Effective January 13, 2010, Grubb & Ellis Equity Advisors purchased all of the rights, title and interests in our advisor and Grubb & Ellis Apartment Management, LLC, held by Grubb & Ellis Realty Investors, LLC, or Grubb & Ellis Realty Investors, which previously served as the

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
managing member of our advisor. See Note 17, Subsequent Events — Termination of Advisory Agreement, for a further discussion of the termination of the Advisory Agreement.
       As of December 31, 2009, we owned seven properties in Texas consisting of 2,131 apartment units, two properties in Georgia consisting of 496 apartment units, two properties in Virginia consisting of 394 apartment units, one property in Tennessee consisting of 350 apartment units and one property in North Carolina consisting of 160 apartment units for an aggregate of 13 properties consisting of 3,531 apartment units, which had an aggregate purchase price of $340,530,000.
2. Summary of Significant Accounting Policies
       The summary of significant accounting policies presented below is designed to assist in understanding our consolidated financial statements. Such consolidated financial statements and the accompanying notes thereto are the representations of our management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, or GAAP, in all material respects, and have been consistently applied in preparing our accompanying consolidated financial statements.
Basis of Presentation
       Our accompanying consolidated financial statements include our accounts, all of our the wholly-owned subsidiaries and any variable interest entities, as defined, in Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 810, Consolidation, which we have concluded should be consolidated. We operate in an umbrella partnership REIT structure. All significant intercompany accounts and transactions are eliminated in consolidation.
       In preparing our accompanying financial statements, management has evaluated subsequent events through the financial statement issuance date. We believe that the disclosures contained herein are adequate to prevent the information presented from being misleading.
       We have incurred losses to date. As discussed further in Note 6, Mortgage Loan Payables, Net and Unsecured Note Payables to Affiliate – Unsecured Note Payables to Affiliate, as of December 31, 2009, we had an outstanding principal amount under an unsecured note payable to affiliate of $9,100,000, with a maturity date of January 1, 2011. On August 11, 2010, we executed an amended and restated consolidated unsecured promissory note, or the Amended Consolidated Promissory Note, to extend the maturity date to July 17, 2012 and had repaid the principal balance down to $7,750,000. We plan to either repay the unsecured note payable to affiliate using cash on hand or replace the unsecured note payable with permanent financing or an interim line of credit.
Use of Estimates
       The preparation of our consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. These estimates are made and evaluated on an on-going basis using information that is currently available as well as various other assumptions believed to be reasonable under the circumstances. Actual results could differ from those estimates, perhaps in material adverse ways, and those estimates could be different under different assumptions or conditions.
Cash and Cash Equivalents
       Cash and cash equivalents consist of all highly liquid investments with a maturity of three months or less when purchased.
Restricted Cash
       Restricted cash is comprised of impound reserve accounts for property taxes, insurance and capital improvements and replacements.
Revenue Recognition, Tenant Receivables and Allowance for Uncollectible Accounts
       We recognize revenue in accordance with ASC Topic 605, Revenue Recognition. ASC Topic 605 requires that all four of the following basic criteria be met before revenue is realized or realizable and earned: (1) there is persuasive evidence that an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the seller’s price to the buyer is fixed and determinable; and (4) collectability is reasonably assured.

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
       We lease multi-family residential apartments under operating leases and substantially all of our apartment leases are for a term of one year or less. Rental income and other property revenues are recorded when due from tenants and is recognized monthly as it is earned pursuant to the terms of the underlying leases. Other property revenues consist primarily of utility rebillings and administrative, application and other fees charged to tenants, including amounts recorded in connection with early lease terminations. Early lease termination amounts are recognized when received and realized. Expense reimbursements are recognized and presented in accordance with ASC Subtopic 605-45, Revenue Recognition – Principal Agent Considerations. ASC Subtopic 605-45 requires that these reimbursements be recorded on a gross basis, as we are generally the primary obligor with respect to purchasing goods and services from third-party suppliers, have discretion in selecting the supplier and have credit risk.
       Receivables are carried net of an allowance for uncollectible receivables. An allowance is maintained for estimated losses resulting from the inability of certain tenants to meet their contractual obligations under their lease agreements. Such allowance is charged to bad debt expense which is included in general and administrative in our accompanying consolidated statements of operations. We determine the adequacy of this allowance by continually evaluating individual tenants’ receivables considering the tenant’s financial condition and security deposits and current economic conditions. No allowance for uncollectible accounts as of December 31, 2009 and 2008 was determined to be necessary to reduce receivables to our estimate of the amount recoverable. During the years ended December 31, 2009, 2008 and 2007, $446,000, $544,000 and $264,000, respectively, of receivables were directly written off to bad debt expense.
Properties Held for Sale
       We account for our properties held for sale in accordance with ASC Topic 360, Property, Plant and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and requires that, in a period in which a component of an entity either has been disposed of or is classified as held for sale, the statements of operations for current and prior periods shall report the results of operations of the component as discontinued operations.
       In accordance with ASC Topic 360, at such time as a property is held for sale, such property is carried at the lower of (1) its carrying amount or (2) fair value less costs to sell. In addition, a property being held for sale ceases to be depreciated. We classify operating properties as property held for sale in the period in which all of the following criteria are met:
•	management, having the authority to approve the action, commits to a plan to sell the asset;

•	the asset is available for immediate sale in its present condition subject only to terms that are usual and customary for sales of such assets;

•	an active program to locate a buyer and other actions required to complete the plan to sell the asset has been initiated;

•	the sale of the asset is probable and the transfer of the asset is expected to qualify for recognition as a completed sale within one year;

•	the asset is being actively marketed for sale at a price that is reasonable in relation to its current fair value; and

•	given the actions required to complete the plan to sell the asset, it is unlikely that significant changes to the plan would be made or that the plan would be withdrawn.
       As of December 31, 2009 and 2008, we did not have any properties held for sale.
Purchase Price Allocation
       In accordance with ASC Topic 805, Business Combinations, we, with the assistance from independent valuation specialists, allocate the purchase price of acquired properties to tangible and identified intangible assets and liabilities based on their respective fair values. The allocation to tangible assets (building and land) is based upon our determination of the value of the property as if it were to be replaced and vacant using comparable sales, cost data and discounted cash flow models similar to those used by independent appraisers. Allocations are made at the fair market value for furniture, fixtures and equipment on the premises. Additionally, the purchase price of the applicable property is allocated to the above or below market value of in place lease costs, the value of in place

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
leases, tenant relationships and above or below market debt assumed. Factors considered by us include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases.
       The value allocable to the above or below market component of the acquired in place leases is determined based upon the present value (using a discount rate which reflects the risks associated with the acquired leases) of the difference between: (1) the contractual amounts to be paid pursuant to the lease over its remaining term and (2) our estimate of the amounts that would be paid using fair market rates over the remaining term of the lease. The amounts allocated to above market leases, if any, would be included in identified intangible assets, net in our accompanying consolidated balance sheets and would be amortized to rental income over the remaining non-cancelable lease term of the acquired leases with each property. The amounts allocated to below market leases, if any, would be included in identified intangible liabilities, net in our accompanying consolidated balance sheets and would be amortized to rental income over the remaining non-cancelable lease term plus below market renewal options, if any, of the acquired leases with each property. As of December 31, 2009 and 2008, we did not have any amounts allocated to above or below market leases.
       The total amount of other intangible assets acquired is further allocated to in place lease costs and the value of tenant relationships based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. Characteristics considered by us in allocating these values include the nature and extent of the credit quality and expectations of lease renewals, among other factors. The amounts allocated to in place lease costs are included in identified intangible assets, net in our accompanying consolidated balance sheets and are amortized to depreciation and amortization expense over the average remaining non-cancelable lease term of the acquired leases with each property. The amounts allocated to the value of tenant relationships are included in identified intangible assets, net in our accompanying consolidated balance sheets and are amortized to depreciation and amortization expense over the average remaining non-cancelable lease term of the acquired leases plus a market renewal lease term.
       The value allocable to above or below market debt is determined based upon the present value of the difference between the cash flow stream of the assumed mortgage and the cash flow stream of a market rate mortgage at the time of assumption. The amounts allocated to above or below market debt are included in mortgage loan payables, net in our accompanying consolidated balance sheets and are amortized to interest expense over the remaining term of the assumed mortgage.
       These allocations are subject to change based on information received within one year of the purchase related to one or more events identified at the time of purchase which confirm the value of an asset or liability received in an acquisition of property.
Operating Properties, Net
       We carry our operating properties at the lower of historical cost less accumulated depreciation or fair value less costs to sell. The cost of operating properties includes the cost of land and completed buildings and related improvements. Expenditures that increase the service life of properties are capitalized and the cost of maintenance and repairs is charged to expense as incurred. The cost of building and improvements is depreciated on a straight-line basis over the estimated useful lives of the buildings and improvements, ranging primarily from 10 to 40 years. Land improvements are depreciated over the estimated useful lives ranging primarily from five to 15 years. Furniture, fixtures and equipment is depreciated over the estimated useful lives ranging primarily from five to 15 years. When depreciable property is retired, replaced or disposed of, the related costs and accumulated depreciation is removed from the accounts and any gain or loss is reflected in operations.
       An operating property is evaluated for potential impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. Impairment losses are recorded on an operating property when indicators of impairment are present and the carrying amount of the asset is greater than the sum of the future undiscounted cash flows expected to result from the use and eventual disposition of the asset. We would recognize an impairment loss to the extent the carrying amount exceeds the fair value of the property. For the years ended December 31, 2009, 2008 and 2007, there were no impairment losses recorded.
Fair Value Measurements
       We follow ASC Topic 820, Fair Value Measurements and Disclosures, to account for the fair value of certain assets and liabilities. ASC Topic 820 defines fair value, establishes a framework for measuring fair value and

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
expands disclosures about fair value measurements. ASC Topic 820 applies to reported balances that are required or permitted to be measured at fair value under existing accounting pronouncements; accordingly, the standard does not require any new fair value measurements of reported balances.
       ASC Topic 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, ASC Topic 820 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).
       Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that we have the ability to access. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.
Other Assets, Net
       Other assets, net consist primarily of deferred financing costs, prepaid expenses and deposits. Deferred financing costs include amounts paid to lenders and others to obtain financing. Such costs are amortized using the straight-line method over the term of the related loan, which approximates the effective interest rate method. Amortization of deferred financing costs is included in interest expense in our accompanying consolidated statements of operations.
Stock Compensation
       We follow ASC Topic 718, Compensation – Stock Compensation, to account for stock compensation pursuant to our general partner’s 2006 Incentive Award Plan, or the 2006 Plan. See Note 11, Equity — 2006 Incentive Award Plan for a further discussion of grants under the 2006 Plan.
Income Taxes
       Our general partner has qualified and elected to be taxed as a REIT beginning with its taxable year ended December 31, 2006 under Sections 856 through 860 of the Code, for federal income tax purposes and it intends to continue to be taxed as a REIT. To qualify as a REIT for federal income tax purposes, it must meet certain organizational and operational requirements, including a requirement to pay distributions to its stockholders of at least 90.0% of its annual taxable income, excluding net capital gains. As a REIT, our general partner generally will not be subject to federal income tax on net income that it distributes to its stockholders.
       If our general partner fails to qualify as a REIT in any taxable year, it will then be subject to federal income taxes on its taxable income and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants our general partner relief under certain statutory provisions. Such an event could have a material adverse effect on our results of operations and net cash available for distribution to our partners.
       We follow ASC Topic 740, Income Taxes, to recognize, measure, present and disclose in our consolidated financial statements uncertain tax positions that we have taken or expect to take on a tax return. As of December 31, 2009 and 2008, we did not have any liabilities for uncertain tax positions that we believe should be recognized in our consolidated financial statements.

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
Segment Disclosure
       ASC Topic 280, Segment Reporting, establishes standards for reporting financial and descriptive information about a public entity’s reportable segments. We have determined that we have one reportable segment, with activities related to investing in apartment communities. Our investments in real estate are geographically diversified and management evaluates operating performance on an individual property level. However, as each of our apartment communities has similar economic characteristics, tenants and products and services, our apartment communities have been aggregated into one reportable segment for the years ended December 31, 2009, 2008 and 2007.
Recently Issued Accounting Pronouncements
       In June 2009, the FASB issued Statement of Financial Accounting Standards , or SFAS, No. 166, Accounting for Transfers of Financial Assets — an amendment of FASB Statement No. 140, or SFAS No. 166 (now contained in ASC Topic 860, Transfers and Servicing). SFAS No. 166 removes the concept of a qualifying special-purpose entity from SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities (now contained in ASC Topic 860, Transfers and Servicing), and removes the exception from applying Financial Accounting Standards Board Interpretation, or FIN, No. 46(R), Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51, as revised, or FIN No. 46(R) (now contained in ASC Topic 810, Consolidation). SFAS No. 166 also clarifies the requirements for isolation and limitations on portions of financial assets that are eligible for sale accounting. SFAS No. 166 is effective for financial asset transfers occurring after the beginning of an entity’s first fiscal year that begins after November 15, 2009. Early adoption is prohibited. We adopted SFAS No. 166 on January 1, 2010. The adoption of SFAS No. 166 did not have a material impact on our consolidated financial statements.
       In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R), or SFAS No. 167 (now contained in ASC Topic 810, Consolidation), which amends the consolidation guidance applicable to variable interest entities, or VIEs. The amendments to the overall consolidation guidance affect all entities currently within the scope of FIN No. 46(R), as well as qualifying special-purpose entities that are currently excluded from the scope of FIN No. 46(R). Specifically, an enterprise will need to reconsider its conclusion regarding whether an entity is a VIE, whether the enterprise is the VIE’s primary beneficiary and what type of financial statement disclosures are required. SFAS No. 167 is effective as of the beginning of the first fiscal year that begins after November 15, 2009. Early adoption is prohibited. We adopted SFAS No. 167 on January 1, 2010. The adoption of SFAS No. 167 did not have a material impact on our consolidated financial statements.
       In January 2010, the FASB issued Accounting Standards Update, or ASU, 2010-06, Improving Disclosures about Fair Value Measurements, or ASU 2010-06. ASU 2010-06 amends ASC Topic 820 to require additional disclosure and clarifies existing disclosure requirements about fair value measurements. ASU 2010-06 requires entities to provide fair value disclosures by each class of assets and liabilities, which may be a subset of assets and liabilities within a line item in the statement of financial position. The additional requirements also include disclosure regarding the amounts and reasons for significant transfers in and out of Level 1 and 2 of the fair value hierarchy and separate presentation of purchases, sales, issuances and settlements of items within Level 3 of the fair value hierarchy. The guidance clarifies existing disclosure requirements regarding the inputs and valuation techniques used to measure fair value for measurements that fall in either Level 2 or Level 3 of the hierarchy. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009 except for the disclosures about purchases, sales, issuances and settlements which is effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. We adopted ASU 2010-06 on January 1, 2010, which will only apply to our future disclosures on fair value of financial instruments provided in future filings with the SEC. The adoption of ASU 2010-06 will not have a material impact on our footnote disclosures.
       In August 2010, the FASB issued ASU 2010-21, Accounting for Technical Amendments to Various SEC Rules and Schedules, or ASU 2010-21. ASU 2010-21 updates various SEC paragraphs pursuant to the issuance of Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies. The changes affect provisions relating to consolidation and reporting requirements under conditions of majority and minority ownership positions and ownership by both controlling and noncontrolling entities. The amendments also deal with redeemable and non-redeemable preferred stocks and convertible preferred stocks. We adopted ASU 2010-21 upon issuance in August 2010. The adoption of ASU 2010-21 did not have a material impact on our consolidated financial statements.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
       In August 2010, the FASB issued ASU 2010-22, Accounting for Various Topics — Technical Corrections to SEC Paragraphs, or ASU 2010-22. ASU 2010-22 amends various SEC paragraphs based on external comments received and the issuance of Staff Accounting Bulletin, or SAB, 112, which amends or rescinds portions of certain SAB topics. The topics affected include reporting of inventories in condensed financial statements for Form 10-Q, debt issue costs in conjunction with a business combination, business combinations prior to an initial public offering, accounting for divestitures, and accounting for oil and gas exchange offers. We adopted ASU 2010-22 upon issuance in August 2010. The adoption of ASU 2010-22 did not have a material impact on our consolidated financial statements.
3. Real Estate Investments
       Our investments in our consolidated properties consisted of the following as of December 31, 2009 and 2008:

	December 31,
	2009	2008
Land	$41,926,000	$41,926,000
Land improvements	22,066,000	22,066,000
Building and improvements	274,199,000	273,171,000
Furniture, fixtures and equipment	10,799,000	10,734,000

	348,990,000	347,897,000

Less: accumulated depreciation	(24,052,000)	(12,630,000)

	$324,938,000	$335,267,000

       Depreciation expense for the years ended December 31, 2009, 2008 and 2007 was $11,605,000, $9,260,000 and $3,434,000, respectively.
    Acquisition of Real Estate Investments
       Acquisitions during the years ended December 31, 2009, 2008 and 2007 are detailed below. We reimburse our advisor or its affiliates for acquisition expenses related to selecting, evaluating, acquiring and investing in properties. The reimbursement of acquisition fees, real estate commissions and other fees paid to unaffiliated parties will not exceed, in the aggregate, 6.0% of the purchase price or total development costs, unless fees in excess of such limits are approved by a majority of our general partner’s disinterested independent directors. As of December 31, 2009 and 2008, such fees and expenses did not exceed 6.0% of the purchase price of our acquisitions.
    Acquisitions in 2009
       We did not complete any acquisitions for the year ended December 31, 2009.
    Acquisitions in 2008
       Arboleda Apartments — Cedar Park, Texas
       On March 31, 2008, we purchased Arboleda Apartments, located in Cedar Park, Texas, or the Arboleda property, for a purchase price of $29,250,000, plus closing costs, from an unaffiliated third party. We financed the purchase price of the Arboleda property through a secured loan of $17,651,000; $11,550,000 in borrowings under the line of credit from our general partner (see Note 7, Lines of Credit); and $1,300,000 in proceeds from the initial offering. We paid an acquisition fee of $878,000, or 3.0% of the purchase price, to our advisor and its affiliate.
       Creekside Crossing — Lithonia, Georgia
       On June 26, 2008, we purchased Creekside Crossing, located in Lithonia, Georgia, or the Creekside property, for a purchase price of $25,400,000, plus closing costs, from an unaffiliated third party. We financed the purchase price of the Creekside property through a secured loan of $17,000,000 and $9,487,000 in borrowings under the line of credit from our general partner. We paid an acquisition fee of $762,000, or 3.0% of the purchase price, to our advisor and its affiliate.
       Kedron Village — Peachtree City, Georgia
       On June 27, 2008, we purchased Kedron Village, located in Peachtree City, Georgia, or the Kedron property, for a purchase price of $29,600,000, plus closing costs, from unaffiliated third parties. We financed the purchase price of the Kedron property through a secured loan of $20,000,000; $6,513,000 in borrowings under the line of credit from our general partner; $3,700,000 from an unsecured loan from NNN Realty Advisors, Inc., or NNN

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
Realty Advisors (see Note 6, Mortgage Loan Payables, Net and Unsecured Note Payables to Affiliate); and $1,000,000 in proceeds from the initial offering. We paid an acquisition fee of $888,000, or 3.0% of the purchase price, to our advisor and its affiliate.
       Canyon Ridge Apartments — Hermitage, Tennessee
       On September 15, 2008, we purchased Canyon Ridge Apartments, located in Hermitage, Tennessee, or the Canyon Ridge property, for a purchase price of $36,050,000, plus closing costs, from an unaffiliated third party. We financed the purchase price of the Canyon Ridge property through a secured loan of $24,000,000; $7,300,000 in borrowings under the line of credit from our general partner; $5,400,000 from an unsecured loan from NNN Realty Advisors; and $1,000,000 in proceeds from the initial offering. We paid an acquisition fee of $1,082,000, or 3.0% of the purchase price, to our advisor and its affiliate.
    Acquisitions in 2007
       Park at Northgate — Spring, Texas
       On June 12, 2007, we purchased Park at Northgate, located in Spring, Texas, or the Northgate property, for a purchase price of $16,600,000, plus closing costs, from an unaffiliated third party. We financed the purchase price of the Northgate property from proceeds of the initial offering. We paid an acquisition fee of $498,000, or 3.0% of the purchase price, to our advisor and its affiliate.
       Residences at Braemar — Charlotte, North Carolina
       On June 29, 2007, we purchased Residences at Braemar, located in Charlotte, North Carolina, or the Braemar property, for a purchase price of $15,000,000, plus closing costs, from an unaffiliated third party. We financed the purchase price of the Braemar property through the assumption of an existing secured loan of $10,000,000, with an unpaid principal balance of $9,722,000; $3,300,000 from an unsecured loan from NNN Realty Advisors; and the balance of the purchase price from proceeds of the initial offering. We paid an acquisition fee of $450,000, or 3.0% of the purchase price, to our advisor and its affiliate.
       Baypoint Resort — Corpus Christi, Texas
       On August 2, 2007, we purchased Baypoint Resort, located in Corpus Christi, Texas, or the Baypoint property, for a purchase price of $33,250,000, plus closing costs, from an unaffiliated third party. We financed the purchase price of the Baypoint property through a loan secured by the property in the principal amount of $21,612,000 and a $13,200,000 unsecured loan from NNN Realty Advisors. An acquisition fee of $998,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate.
       Towne Crossing Apartments — Mansfield, Texas
       On August 29, 2007, we purchased Towne Crossing Apartments, located in Mansfield, Texas, or the Towne Crossing property, for a purchase price of $21,600,000, plus closing costs, from an unaffiliated third party. We financed the purchase price of the Towne Crossing property through the assumption of an existing secured loan of $15,760,000, with an unpaid principal balance of $15,366,000, and a $5,400,000 unsecured loan from NNN Realty Advisors. An acquisition fee of $648,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate.
       Villas of El Dorado — McKinney, Texas
       On November 2, 2007, we purchased Villas of El Dorado, located in McKinney, Texas, or the El Dorado property, for a purchase price of $18,000,000, plus closing costs, from an unaffiliated third party. We financed the purchase price of the El Dorado property through the assumption of a loan secured by the property in the principal amount of $13,600,000, with an unpaid principal balance of $13,600,000, and $3,122,000 in cash proceeds from a $3,195,000 borrowing under the line of credit from our general partner, with the balance of the purchase price paid from proceeds of the initial offering. We paid an acquisition fee of $540,000, or 3.0% of the purchase price, to our advisor and its affiliate.
       The Heights at Olde Towne — Portsmouth, Virginia
       On December 21, 2007, we purchased The Heights at Olde Towne, located in Portsmouth, Virginia, or the Heights property, for a purchase price of $17,000,000, plus closing costs, from an unaffiliated third party. We financed the purchase price of the Heights property through a secured loan of $10,475,000, $3,209,000 in borrowings under the line of credit from our general partner, proceeds of $3,208,000 from a $10,000,000 unsecured

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
loan from NNN Realty Advisors and the remaining balance from proceeds of the initial offering. An acquisition fee of $510,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate.
       The Myrtles at Olde Towne — Portsmouth, Virginia
       On December 21, 2007, we purchased The Myrtles at Olde Towne, located in Portsmouth, Virginia, or the Myrtles property, for a purchase price of $36,000,000, plus closing costs, from an unaffiliated third party. We financed the purchase price of the Myrtles property through a secured loan of $20,100,000, $6,791,000 in borrowings under the line of credit from our general partner, proceeds of $6,792,000 from a $10,000,000 unsecured loan from NNN Realty Advisors and the remaining balance from proceeds of the initial offering. An acquisition fee of $1,080,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate.
4. Identified Intangible Assets, Net
       Identified intangible assets, net consisted of the following as of December 31, 2009 and 2008:

	December 31,
	2009	2008

In place leases, net of accumulated amortization of $0 and $185,000 as of December 31, 2009 and 2008, respectively (with a weighted average remaining life of 0 months and 4 months as of December 31, 2009 and 2008, respectively).	$—	$181,000
Tenant relationships, net of accumulated amortization of $0 and $69,000 as of December 31, 2009 and 2008, respectively (with a weighted average remaining life of 0 months and 4 months as of December 31, 2009 and 2008, respectively).	—	68,000

	$—	$249,000

       Amortization expense recorded on the identified intangible assets, net for the years ended December 31, 2009, 2008 and 2007 was $249,000, $2,460,000 and $1,951,000, respectively.
5. Other Assets, Net
       Other assets, net consisted of the following as of December 31, 2009 and 2008:

	December 31,
	2009	2008

Deferred financing costs, net of accumulated amortization of $440,000 and $225,000 as of December 31, 2009 and 2008, respectively	$1,435,000	$1,750,000
Prepaid expenses and deposits	366,000	598,000

	$1,801,000	$2,348,000

       Amortization expense recorded on the deferred financing costs for the years ended December 31, 2009, 2008 and 2007 was $319,000, $754,000 and $233,000, respectively.
       Estimated amortization expense on the deferred financing costs as of December 31, 2009 for each of the next five years ending December 31 and thereafter is as follows:

Year	Amount

2010	$232,000
2011	$232,000
2012	$232,000
2013	$232,000
2014	$228,000
Thereafter	$279,000
6. Mortgage Loan Payables, Net and Unsecured Note Payables to Affiliate
    Mortgage Loan Payables, Net
       Mortgage loan payables were $218,095,000 ($217,434,000, net of discount) and $218,510,000 ($217,713,000, net of discount) as of December 31, 2009 and 2008, respectively. As of December 31, 2009, we had 10 fixed rate

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
and three variable rate mortgage loans with effective interest rates ranging from 2.42% to 5.94% per annum and a weighted average effective interest rate of 4.70% per annum. As of December 31, 2009, we had $157,095,000, ($156,434,000, net of discount) of fixed rate debt, or 72.0% of mortgage loan payables, at a weighted average interest rate of 5.58% per annum and $61,000,000 of variable rate debt, or 28.0% of mortgage loan payables, at a weighted average effective interest rate of 2.45% per annum. As of December 31, 2008, we had 10 fixed rate mortgage loans and three variable rate mortgage loans with effective interest rates ranging from 2.61% to 5.94% per annum and a weighted average effective interest rate of 4.76% per annum. As of December 31, 2008, we had $157,510,000 ($156,713,000, net of discount) of fixed rate debt, or 72.1% of mortgage loan payables, at a weighted average interest rate of 5.58% per annum and $61,000,000 of variable rate debt, or 27.9% of mortgage loan payables, at a weighted average effective interest rate of 2.64% per annum.
       We are required by the terms of the applicable loan documents to meet certain financial covenants, such as minimum net worth and liquidity amounts, and reporting requirements. As of December 31, 2009 and 2008, we were in compliance with all such requirements. Most of the mortgage loan payables may be prepaid in whole but not in part, subject to prepayment premiums. In the event of prepayment, the amount of the prepayment premium will be paid according to the terms of the applicable loan document. All but two of our mortgage loan payables have monthly interest-only payments. The mortgage loan payables associated with the Braemar property and the Towne Crossing property have monthly principal and interest payments.
       Mortgage loan payables, net consisted of the following as of December 31, 2009 and 2008:

				December 31,
Property	Interest Rate		Maturity Date	2009	2008
Fixed Rate Debt:
Hidden Lake Apartment Homes	5.34%		01/11/17	$19,218,000	$19,218,000
Walker Ranch Apartment Homes	5.36%		05/11/17	20,000,000	20,000,000
Residences at Braemar	5.72%		06/01/15	9,355,000	9,513,000
Park at Northgate	5.94%		08/01/17	10,295,000	10,295,000
Baypoint Resort	5.94%		08/01/17	21,612,000	21,612,000
Towne Crossing Apartments	5.04%		11/01/14	14,789,000	15,046,000
Villas of El Dorado	5.68%		12/01/16	13,600,000	13,600,000
The Heights at Olde Towne	5.79%		01/01/18	10,475,000	10,475,000
The Myrtles at Olde Towne	5.79%		01/01/18	20,100,000	20,100,000
Arboleda Apartments	5.36%		04/01/15	17,651,000	17,651,000

				157,095,000	157,510,000

Variable Rate Debt:
Creekside Crossing	2.42%	*	07/01/15	17,000,000	17,000,000
Kedron Village	2.44%	*	07/01/15	20,000,000	20,000,000
Canyon Ridge Apartments	2.47%	*	10/01/15	24,000,000	24,000,000

				61,000,000	61,000,000

Total fixed and variable rate debt				218,095,000	218,510,000

Less: discount				(661,000)	(797,000)

Mortgage loan payables, net				$217,434,000	$217,713,000

*	Represents the interest rate in effect as of December 31, 2009. In addition, pursuant to the terms of the related loan documents, the maximum variable interest rate allowable is capped at a rate ranging from 6.50% to 6.75% per annum.
       The principal payments due on our mortgage loan payables as of December 31, 2009 for each of the next five years ending December 31 and thereafter is as follows:

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Year	Amount
2010	$588,000
2011	$701,000
2012	$734,000
2013	$1,194,000
2014	$15,012,000
Thereafter	$199,866,000
    Unsecured Note Payables to Affiliate
       The unsecured note payables to NNN Realty Advisors, a wholly-owned subsidiary of our sponsor, are evidenced by unsecured promissory notes, which bear interest at a fixed rate and require monthly interest-only payments for the terms of the unsecured note payables to affiliate.
       As of December 31, 2008, the outstanding principal amount under the unsecured note payables to affiliate was as follows:

Date of Note	Amount	Maturity Date	Interest Rate	Default Rate
06/27/08	$3,700,000	05/10/09	5.26%	7.26%
09/15/08	5,400,000	03/15/09	4.99%	6.99%

	$9,100,000

       Effective May 10, 2009, we executed an extension to extend the maturity date of the promissory note dated June 27, 2008 from May 10, 2009 to November 10, 2009.
       Effective March 9, 2009 and September 15, 2009, we executed extensions to extend the maturity date of the promissory note dated September 15, 2008 from March 15, 2009 to September 15, 2009 and from September 15, 2009 to December 15, 2009, respectively.
       On November 10, 2009, we entered into a consolidated unsecured promissory note, or the Consolidated Promissory Note, with NNN Realty Advisors whereby we cancelled the promissory notes dated June 27, 2008 and September 15, 2008 and consolidated the outstanding principal balances of the cancelled promissory notes into the Consolidated Promissory Note. The Consolidated Promissory Note has an interest rate of 4.5% per annum, a default interest rate of 2.0% in excess of the interest rate then in effect and a maturity date of January 1, 2011. The interest rate payable under the Consolidated Promissory Note is subject to a one-time adjustment to a maximum rate of 6.0% per annum, which will be evaluated and may be adjusted by NNN Realty Advisors, in its sole discretion, on July 1, 2010. As of December 31, 2009, the outstanding principal amount under the Consolidated Promissory Note was $9,100,000. On August 11, 2010, we executed the Amended Consolidated Promissory Note. See Note 17, Subsequent Events — Amended and Restated Unsecured Note Payable to Affiliate, for a further discussion.
       Because these loans are related party loans, the terms of the loans and the unsecured notes, including any extensions or consolidation thereof, were approved by our general partner’s board of directors, including a majority of its independent directors, and were deemed fair, competitive and commercially reasonable by its board of directors.
7. Lines of Credit
    Line of Credit from our General Partner
       On November 1, 2007, we entered into a loan agreement with our general partner to obtain a line of credit, which had an original maturity date of November 1, 2008. We also entered into a Pledge Agreement with our general partner to initially secure the line of credit with (1) a pledge of 49.0% of our partnership interests in Apartment REIT Walker Ranch, L.P., Apartment REIT Hidden Lakes, L.P. and Apartment REIT Towne Crossing, LP and (2) 100% of our partnership interests in Apartment REIT Park at North Gate, L.P. We also agreed that we would pledge as security 100% of our ownership interests in our subsidiaries that have acquired or will acquire properties in the future if financed in part by the line of credit from our general partner. Accrued interest under the line of credit from our general partner was to be paid monthly and at maturity. Advances under the line of credit from our general partner were to bear interest at the applicable LIBOR Rate plus a spread, as defined in the line of credit from our general partner Loan Agreement.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
       On December 21, 2007, March 31, 2008, June 26, 2008 and September 15, 2008, we entered into amendments to the line of credit from our general partner Loan Agreement and Pledge Agreement, in connection with our borrowings under the line of credit from our general partner to finance our acquisitions and pledge certain interests of: (a) the Heights property and the Myrtles property; (b) the Arboleda property; (c) the Creekside property and the Kedron property; and (d) the Canyon Ridge property, respectively, and temporarily extended the aggregate principal amount available under the line of credit from our general partner to up to $16,250,000. The material terms of the amendment to the line of credit from our general partner Loan Agreement entered into on September 15, 2008 also provided for an extension of the maturity date of the line of credit of our general partner to November 1, 2009, at our general partner’s sole and absolute discretion, in the event the outstanding principal amount of the line of credit from our general partner was less than or equal to $6,000,000 on November 1, 2008, certain financial covenants and requirements were met and upon our payment of a $100,000 extension fee. On October 30, 2008, our general partner extended the maturity date of the line of credit to November 1, 2009.
       On August 31, 2009, we entered into a fifth amendment to and waiver of the line of credit from our general partner Loan Agreement, or the line of credit from our general partner Fifth Amendment. In connection with the line of credit from our general partner Fifth Amendment, we amended certain mandatory prepayment provisions of the line of credit from our general partner Loan Agreement; obtained a waiver with respect to the mandatory prepayments required to be made prior to the line of credit from our general partner Fifth Amendment under the line of credit from our general partner Loan Agreement; and redefined certain defined terms of the line of credit from our general partner Loan Agreement. In addition, pursuant to the terms of the line of credit from our general partner Fifth Amendment, we paid a mandatory installment principal payment in the amount of $500,000 prior to the line of credit from our general partner Fifth Amendment effective date of August 31, 2009.
       As of December 31, 2008, the outstanding principal amount under the line of credit from our general partner was $3,200,000 at a variable interest rate of 6.94% per annum. On October 1, 2009, we repaid the remaining principal due on the line of credit from our general partner. The line of credit from our general partner would have matured on November 1, 2009. We were required by the terms of the line of credit from our general partner Loan Agreement, as amended, and applicable loan documents, to meet certain covenants and reporting requirements. As of December 31, 2008, we were in compliance with all such requirements.
8. Commitments and Contingencies
    Litigation
       We are not presently subject to any material litigation nor, to our knowledge, is any material litigation threatened against us, which if determined unfavorably to us, would have a material adverse effect on our consolidated financial position, results of operations or cash flows.
    Environmental Matters
       We follow a policy of monitoring our properties for the presence of hazardous or toxic substances. While there can be no assurance that a material environmental liability does not exist at our properties, we are not currently aware of any environmental liability with respect to our properties that would have a material effect on our consolidated financial position, results of operations or cash flows. Further, we are not aware of any material environmental liability or any unasserted claim or assessment with respect to an environmental liability that we believe would require additional disclosure or the recording of a loss contingency.
    Other Organizational and Offering Expenses
       When recorded by us, other organizational expenses will be expensed as incurred, and offering expenses will be deferred and charged to capital as such amounts are reimbursed to our advisor or its affiliates from the gross proceeds of our general partner’s offerings. See Note 9, Related Party Transactions — Offering Stage, for a further discussion of other organizational and offering expenses.
    The Initial Offering
       Our organizational and offering expenses, other than selling commissions, marketing support fees and due diligence expense reimbursements, incurred during the initial offering were being paid by our advisor or its affiliates on our behalf. Other organizational and offering expenses included all expenses (other than selling commissions, the marketing support fees and due diligence expense reimbursements, which generally represented 7.0%, 2.5% and 0.5% of our gross offering proceeds, respectively) paid by us in connection with the initial offering. These expenses

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
only became our liability to the extent these other organizational and offering expenses did not exceed 1.5% of the gross offering proceeds from the sale of shares of our general partner’s common stock in the initial offering. As of December 31, 2008, our advisor and its affiliates had incurred expenses on our behalf of $3,751,000 in excess of 1.5% of the gross proceeds of the initial offering, and, therefore, these expenses are not recorded in our accompanying consolidated financial statements as of December 31, 2008. On July 17, 2009, our general partner terminated the initial offering, and since it is no longer raising additional proceeds from the initial offering, we are not required to reimburse our advisor or its affiliates for any additional other organizational and offering expenses incurred in connection with the initial offering.
    The Follow-On Offering
       Our organizational and offering expenses, other than selling commissions and the dealer manager fee, incurred in connection with the follow-on offering are paid by our advisor or its affiliates on our behalf. Other organizational and offering expenses include all expenses (other than selling commissions and the dealer manager fee, which generally represent 7.0% and 3.0% of our gross offering proceeds, respectively) to be paid by us in connection with the follow-on offering. These expenses will only become our liability to the extent these other organizational and offering expenses do not exceed 1.0% of the gross offering proceeds from the sale of shares of our general partner’s common stock in the follow-on offering. As of December 31, 2009, our advisor and its affiliates had incurred expenses on our behalf of $1,551,000 in excess of 1.0% of the gross proceeds from the follow-on offering, and, therefore, these expenses are not recorded in our accompanying consolidated financial statements as of December 31, 2009. To the extent our general partner raises additional funds from the follow-on offering, these amounts may become our liability.
    Other
       Our other commitments and contingencies include the usual obligations of real estate owners and operators in the normal course of business. In our view, these matters are not expected to have a material adverse effect on our consolidated financial position, results of operations or cash flows.
9. Related Party Transactions
    Fees and Expenses Paid to Affiliates
       All of our general partner’s executive officers and non-independent directors are also executive officers and employees and/or holders of a direct or indirect interest in our advisor, our sponsor, Grubb & Ellis Realty Investors, Grubb & Ellis Equity Advisors or other affiliated entities. Our general partner entered into the Advisory Agreement with our advisor and a dealer manager agreement with Grubb & Ellis Securities, Inc., or Grubb & Ellis Securities, or the dealer manager. These agreements entitle our advisor, the dealer manager and their affiliates to specified compensation for certain services, as well as reimbursement of certain expenses. In the aggregate, for the years ended December 31, 2009, 2008 and 2007, we incurred $7,221,000, $17,812,000 and $14,108,000, respectively, to our advisor or its affiliates as detailed below.
    Offering Stage
    Selling Commissions
       The Initial Offering
       Pursuant to the initial offering, the dealer manager received selling commissions of up to 7.0% of the gross offering proceeds from the sale of shares of our general partner’s common stock in the initial offering, other than shares of our general partner’s common stock sold pursuant to the DRIP. The dealer manager re-allowed all or a portion of these fees to participating broker-dealers. For the years ended December 31, 2009, 2008 and 2007, we incurred $510,000, $4,571,000 and $4,652,000, respectively, in selling commissions to the dealer manager. Such selling commissions were charged to capital as such amounts were reimbursed to the dealer manager from the gross proceeds of the initial offering.
       The Follow-On Offering
       Until December 31, 2010, pursuant to the follow-on offering, the dealer manager receives selling commissions of up to 7.0% of the gross offering proceeds from the sale of shares of our general partner’s common stock in the follow-on offering, other than shares of its common stock sold pursuant to the DRIP. The dealer manager may re-allow all or a portion of these fees to participating broker-dealers. For the year ended December 31, 2009, we

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
incurred $408,000, in selling commissions to the dealer manager. Such selling commissions are charged to capital as such amounts are reimbursed to the dealer manager from the gross proceeds of the follow-on offering.
The Initial Offering Marketing Support Fees and Due Diligence Expense Reimbursements and the Follow-On Offering Dealer Manager Fees
       The Initial Offering
       Pursuant to the initial offering, the dealer manager received non-accountable marketing support fees of up to 2.5% of the gross offering proceeds from the sale of shares of our general partner’s common stock in the initial offering, other than shares of its common stock sold pursuant to the DRIP. The dealer manager re-allowed a portion up to 1.5% of the gross offering proceeds for non-accountable marketing support fees to participating broker-dealers. In addition, we reimbursed the dealer manager or its affiliates an additional 0.5% of the gross offering proceeds from the sale of shares of our general partner’s common stock in the initial offering, other than shares of its common stock sold pursuant to the DRIP, as reimbursements for accountable bona fide due diligence expenses. The dealer manager or its affiliates re-allowed all or a portion of these reimbursements up to 0.5% of the gross offering proceeds to participating broker-dealers for accountable bona fide due diligence expenses. For the years ended December 31, 2009, 2008 and 2007, we incurred $183,000, $1,687,000 and $1,709,000, respectively, in marketing support fees and due diligence expense reimbursements to the dealer manager or its affiliates. Such fees and reimbursements were charged to capital as such amounts were reimbursed to the dealer manager or its affiliates from the gross proceeds of the initial offering.
       The Follow-On Offering
       Until December 31, 2010, pursuant to the follow-on offering, the dealer manager receives a dealer manager fee of up to 3.0% of the gross offering proceeds from the shares of our general partner’s common stock sold pursuant to the follow-on offering, other than shares of its common stock sold pursuant to the DRIP. The dealer manager may re-allow all or a portion of the dealer manager fee to participating broker-dealers. For the year ended December 31, 2009, we incurred $177,000 in dealer manager fees to the dealer manager or its affiliates. Such dealer manager fees are charged to capital as such amounts are reimbursed to the dealer manager or its affiliates from the gross proceeds of the follow-on offering.
    Other Organizational and Offering Expenses
       The Initial Offering
       Our other organizational and offering expenses for the initial offering were paid by our advisor or its affiliates on our behalf. Our advisor or its affiliates were reimbursed for actual expenses incurred up to 1.5% of the gross offering proceeds from the sale of shares of our general partner’s common stock in the initial offering, other than shares of its common stock sold pursuant to the DRIP. For the years ended December 31, 2009, 2008 and 2007, we incurred $110,000, $996,000 and $1,006,000, respectively, in offering expenses to our advisor and its affiliates. Other organizational expenses were expensed as incurred, and offering expenses were charged to capital as such amounts were reimbursed to our advisor or its affiliates from the gross proceeds of the initial offering.
       The Follow-On Offering
       Until December 31, 2010, our other organizational and offering expenses for the follow-on offering are paid by our advisor or its affiliates on our behalf. Our advisor or its affiliates are reimbursed for actual expenses incurred up to 1.0% of the gross offering proceeds from the sale of shares of our general partner’s common stock in the follow-on offering, other than shares of its common stock sold pursuant to the DRIP. For the year ended December 31, 2009, we incurred $59,000 in offering expenses to our advisor and its affiliates. Other organizational expenses are expensed as incurred, and offering expenses are charged to capital as such amounts are reimbursed to our advisor or its affiliates from the gross proceeds of the follow-on offering.
    Acquisition and Development Stage
    Acquisition Fee
       Until December 31, 2010, our advisor or its affiliates receive, as compensation for services rendered in connection with the investigation, selection and acquisition of properties, an acquisition fee of up to 3.0% of the contract purchase price for each property acquired or up to 4.0% of the total development cost of any development property acquired, as applicable. Additionally, effective July 17, 2009, our advisor or its affiliates receive a 2.0%

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
origination fee as compensation for any real estate-related investment acquired. For the years ended December 31, 2009, 2008 and 2007, we incurred $0, $3,609,000 and $4,724,000, respectively, in acquisition fees to our advisor or its affiliates. For the year ended December 31, 2009, acquisition fees in connection with the acquisition of properties were expensed as incurred in accordance with ASC Topic 805 and included in acquisition related expenses in our accompanying consolidated statements of operations. For the years ended December 31, 2008 and 2007, acquisition fees in connection with the acquisition of properties were capitalized as part of the purchase price allocations.
    Reimbursement of Acquisition Expenses
       Until December 31, 2010, our advisor or its affiliates are reimbursed for acquisition expenses related to selecting, evaluating, acquiring and investing in properties. Until July 17, 2009, acquisition expenses, excluding amounts paid to third parties, were not to exceed 0.5% of the contract purchase price of our properties. The reimbursement of acquisition expenses, acquisition fees, real estate commissions and other fees paid to unaffiliated parties will not exceed, in the aggregate, 6.0% of the purchase price or total development costs, unless fees in excess of such limits are approved by a majority of our general partner’s disinterested independent directors. Effective July 17, 2009, our advisor or its affiliates are reimbursed for all acquisition expenses actually incurred related to selecting, evaluating and acquiring assets, which will be paid regardless of whether an asset is acquired, subject to the aggregate 6.0% limit on reimbursement of acquisition expenses, acquisition fees and real estate commissions paid to unaffiliated parties. As of December 31, 2009 and 2008, such fees and expenses did not exceed 6.0% of the purchase price of our acquisitions.
       For the year ended December 31, 2009, we did not incur any acquisition expenses to our advisor and its affiliates, including amounts our advisor and its affiliates paid directly to third parties. For the years ended December 31, 2008 and 2007, we incurred $4,000 and $3,000, respectively, for such expenses to our advisor and its affiliates, excluding amounts our advisor and its affiliates paid directly to third parties. Beginning January 1, 2009, acquisition expenses will be expensed as incurred in accordance with ASC Topic 805 and included in acquisition related expenses in our accompanying consolidated statements of operations. For the years ended December 31, 2008 and 2007, acquisition expenses were capitalized as part of the purchase price allocations.
    Operational Stage
    Asset Management Fee
       Until December 31, 2010, pursuant to the Advisory Agreement, until November 1, 2008, our advisor or its affiliates received a monthly fee for services rendered in connection with the management of our assets in an amount that equaled one-twelfth of 1.0% of our average invested assets calculated as of the close of business on the last day of each month, subject to our general partner’s stockholders receiving annualized distributions in an amount equal to at least 5.0% per annum, cumulative, non-compounded, on average invested capital. The asset management fee was calculated and payable monthly in cash or shares of our general partner’s common stock, at the option of our advisor, not to exceed one-twelfth of 1.0% of our average invested assets as of the last day of the immediately preceding quarter.
       Effective November 1, 2008, we reduced the monthly asset management fee our advisor or its affiliates are entitled to receive from us in connection with the management of our assets from one-twelfth of 1.0% of our average invested assets to one-twelfth of 0.5% of our average invested assets. The asset management fee is calculated and payable monthly in cash or shares of our general partner’s common stock, at the option of our advisor, not to exceed one-twelfth of 0.5% of our average invested assets as of the last day of the immediately preceding quarter. Furthermore, effective January 1, 2009, no asset management fee is due or payable to our advisor or its affiliates until the quarter following the quarter in which we generate funds from operations, or FFO, excluding non-recurring charges, sufficient to cover 100% of the distributions declared to our general partner’s stockholders for such quarter.
       For the years ended December 31, 2009, 2008 and 2007, we incurred $0, $2,563,000 and $950,000, respectively, in asset management fees to our advisor and its affiliates, which is included in general and administrative in our accompanying consolidated statements of operations.
    Property Management Fee
       Our advisor or its affiliates are paid a monthly property management fee of up to 4.0% of the monthly gross cash receipts from any property managed for us. For the years ended December 31, 2009, 2008 and 2007, we

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
incurred property management fees of $1,087,000, $1,129,000 and $489,000, respectively, to our advisor and its affiliate, which is included in rental expenses in our accompanying consolidated statements of operations.
    On-site Personnel Payroll
       For the years ended December 31, 2009, 2008 and 2007, Residential Management incurred payroll for on-site personnel on our behalf of $3,926,000, $2,138,000 and $159,000, respectively, which is included in rental expenses in our accompanying consolidated statements of operations.
    Operating Expenses
       Until December 31, 2010, we reimburse our advisor or its affiliates for operating expenses incurred in rendering services to us, subject to certain limitations on our operating expenses. However, we cannot reimburse our advisor or its affiliates for operating expenses that exceed the greater of: (1) 2.0% of our average invested assets, as defined in the Advisory Agreement; or (2) 25.0% of our net income, as defined in the Advisory Agreement, unless our general partner’s independent directors determine that such excess expenses were justified based on unusual and non-recurring factors. For the 12 months ended December 31, 2009, our operating expenses did not exceed this limitation. Our operating expenses as a percentage of average invested assets and as a percentage of net income were 0.3% and 14.3%, respectively, for the 12 months ended December 31, 2009.
       For the years ended December 31, 2009, 2008 and 2007, Grubb & Ellis Realty Investors incurred operating expenses on our behalf of $19,000, $130,000 and $165,000, respectively, which is included in general and administrative in our accompanying consolidated statements of operations.
    Compensation for Additional Services
       Our advisor or its affiliates are paid for services performed for us other than those required to be rendered by our advisor or its affiliates under the Advisory Agreement. The rate of compensation for these services must be approved by a majority of our general partner’s board of directors, including a majority of its independent directors, and cannot exceed an amount that would be paid to unaffiliated third parties for similar services.
       We entered into a services agreement, effective January 1, 2008, or the Services Agreement, with Grubb & Ellis Realty Investors for subscription agreement processing and investor services. The Services Agreement had an initial one year term and is automatically renewed for successive one year terms. Since Grubb & Ellis Realty Investors was the managing member of our advisor, the terms of the Services Agreement were approved and determined by a majority of our general partner’s directors, including a majority of its independent directors, as fair and reasonable to us and at fees charged to us in an amount no greater than that which would be paid to an unaffiliated third party for similar services. The Services Agreement required Grubb & Ellis Realty Investors to provide us with a 180 day advance written notice for any termination, while we have the right to terminate upon 30 days advance written notice. See Note 17, Subsequent Events — Transfer Agent and Investor Services Agreement. On November 3, 2010, our general partner received notification of termination of the Transfer Agent Services Agreement from Grubb & Ellis Equity Advisors, Transfer Agent. The Transfer Agent Services Agreement will expire on May 2, 2011.
       For the years ended December 31, 2009, 2008 and 2007, we incurred $67,000, $47,000 and $0, respectively, for investor services that Grubb & Ellis Realty Investors provided to us, which is included in general and administrative in our accompanying consolidated statements of operations.
       For the years ended December 31, 2009, 2008 and 2007, our advisor and its affiliates incurred $19,000, $44,000 and $0, respectively, in subscription agreement processing that Grubb & Ellis Realty Investors provided to us. As an other organizational and offering expense, these subscription agreement processing expenses will only become our liability to the extent other organizational and offering expenses do not exceed 1.5% and 1.0% of the gross proceeds of the initial offering and the follow-on offering, respectively.
       For the years ended December 31, 2009, 2008 and 2007, we incurred $7,000, $4,000 and $8,000, respectively, for tax services that Grubb & Ellis Realty Investors provided to us, which is also included in general and administrative in our accompanying consolidated statements of operations.

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
    Liquidity Stage
    Disposition Fees
       Until December 31, 2010, our advisor or its affiliates will be paid for services relating to the sale of one or more properties, a disposition fee equal to the lesser of 1.75% of the contract sales price or 50.0% of a customary competitive real estate commission given the circumstances surrounding the sale, as determined by our general partner’s board of directors, which will not exceed market norm. Until July 17, 2009, such fee was not to exceed an amount equal to 3.0% of the contracted for sales price. Effective July 17, 2009, the amount of disposition fees paid, plus any real estate commissions paid to unaffiliated parties, will not exceed the lesser of a customary competitive real estate disposition fee given the circumstances surrounding the sale or an amount equal to 6.0% of the contract sales price. For the years ended December 31, 2009, 2008 and 2007, we did not incur any disposition fees.
    Incentive Distribution upon Sales
       Until December 31, 2010, in the event of liquidation, our advisor will be paid an incentive distribution equal to 15.0% of net sales proceeds from any disposition of a property after subtracting: (1) the amount of capital we invested in us; (2) an amount equal to an annual 8.0% cumulative, non-compounded return on such invested capital; and (3) any shortfall with respect to the overall annual 8.0% cumulative, non-compounded return on the capital invested in us. Actual amounts to be received depend on the sale prices of properties upon liquidation. For the years ended December 31, 2009, 2008 and 2007, we did not incur any such distributions.
    Incentive Distribution upon Listing
       Until December 31, 2010, in the event of a termination of the Advisory Agreement upon the listing of shares of our general partner’s common stock on a national securities exchange, our advisor will be paid an incentive distribution equal to 15.0% of the amount, if any, by which the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds the sum of the amount of capital we invested in us plus an annual 8.0% cumulative, non-compounded return on such invested capital. Actual amounts to be received depend upon the market value of our outstanding stock at the time of listing among other factors. Upon our advisor’s receipt of such incentive distribution, our advisor’s special limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sale of our properties. For the years ended December 31, 2009, 2008 and 2007, we did not incur any such distributions.
    Fees Payable upon Internalization of the Advisor
       In the event of a termination of the Advisory Agreement due to an internalization of our advisor in connection with our general partner’s conversion to a self-administered REIT, our advisor will be paid a fee determined by negotiation between our advisor and our general partner’s independent directors. Upon our advisor’s receipt of such compensation, our advisor’s special limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon the sale of our properties. For the years ended December 31, 2009, 2008 and 2007, we did not incur any such fees.
    Accounts Payable Due to Affiliates, Net
       The following amounts were outstanding to affiliates as of December 31, 2009 and 2008:

		December 31,
Entity	Fee	2009	2008
Grubb & Ellis Realty Investors	Operating Expenses	$6,000	$10,000
Grubb & Ellis Realty Investors	Offering Costs	14,000	157,000
Residential Management	On-site Personnel Payroll	—	—
Grubb & Ellis Realty Investors	Acquisition Related Expenses	—	1,000
Grubb & Ellis Securities	Selling Commissions, Marketing Support Fees and Dealer Manager Fees	30,000	30,000
Residential Management	Property Management Fees	90,000	85,000
Triple Net Properties Realty, Inc.	Asset and Property Management Fees	—	581,000
Our General Partner	Interest Expense	—	2,000

		$140,000	$866,000

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
    Unsecured Note Payables to Affiliate
       For the years ended December 31, 2009, 2008 and 2007, we incurred $544,000, $220,000 and $204,000, respectively, in interest expense to NNN Realty Advisors. See Note 6, Mortgage Loan Payables, Net and Unsecured Note Payables to Affiliate — Unsecured Note Payables to Affiliate, for a further discussion.
    Line of Credit from our General Partner
       For the years ended December 31, 2009, 2008 and 2007, we incurred $124,000, $714,000 and $39,000, respectively, in interest expense on the line of credit from our general partner. See Note 7, Lines of Credit, for a further discussion.
10. Redeemable Special Limited Partnership Interest
       Upon a termination of the Advisory Agreement, in connection with any event other than the listing of shares of our general partner’s common stock on a national securities exchange or a national market system or the internalization of our advisor in connection with our general partner’s conversion to a self-administered REIT, our advisor’s special limited partnership interest may be redeemed by our general partner for a redemption price equal to the amount of the incentive distribution that our advisor would have received upon property sales as discussed in further detail in Note 9, Related Party Transactions — Liquidity Stage, as if we immediately sold all of our properties at fair market value. Such incentive distribution is payable in cash or in shares of our general partner’s common stock or in units of limited partnership interest, if agreed to by our general partner and our advisor, except that our advisor is not permitted to elect to receive shares of our general partner’s common stock to the extent that doing so would cause our general partner to fail to qualify as a REIT. We recognize any changes in the redemption value as they occur and adjust the redemption value of the special limited partnership interest as of each balance sheet date. As of December 31, 2009 and 2008, we have not recorded any redemption amounts as the redemption value of the special limited partnership interest was $0.
11. Capital
    Partnership Unit
       On January 10, 2006, our general partner contributed $200,000 in exchange for 22,223 partnership units and our advisor contributed $1,000 in exchange for 100 partnership units. Through December 31, 2009, we issued an aggregate of 14,000 partnership units pursuant to the terms and conditions of our general partner’s 2006 Incentive Award Plan, or the 2006 plan, 2,800 of which had been forfeited through December 31, 2009.
       Through December 31, 2009, we issued an aggregate of 15,738,457 partnership units in connection with the initial offering, 590,860 partnership units in connection with the follow-on offering and 994,976 partnership units pursuant to the DRIP, and we had repurchased 329,262 partnership units under our general partner’s share repurchase plan. As of December 31, 2009 and 2008, we had 17,028,554 and 15,488,910 partnership units, respectively, issued and outstanding.
       As of December 31, 2009, 2008 and 2007, our sole general partner owned a 99.99% general partnership interest and our advisor owned a 0.01% limited partnership interest.
    Distribution Reinvestment Plan
       Our general partner adopted the DRIP, which allows its stockholders to purchase additional shares of its common stock through reinvestment of distributions, subject to certain conditions. Our general partner registered and reserved 5,000,000 shares of its common stock for sale pursuant to the DRIP in the initial offering and in the follow-on offering. For the years ended December 31, 2009, 2008 and 2007, $4,373,000, $3,802,000 and $1,258,000, respectively, in distributions were reinvested and as a result 460,285, 400,216 and 132,383 partnership units, respectively, were issued pursuant to the DRIP. As of December 31, 2009 and 2008, a total of $9,453,000 and $5,080,000, respectively, in distributions were reinvested and as a result 994,976 and 534,691 partnership units, respectively, were issued pursuant to the DRIP.
    Share Repurchase Plan
       Our general partner’s share repurchase plan allows for repurchases of shares of its common stock upon request by its stockholders when certain criteria are met by requesting stockholders. Share repurchases are made at the sole discretion of our general partner’s board of directors. Subject to the availability of funds for share repurchases, our

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
general partner will limit the number of its shares of common stock repurchased during any calendar year to 5.0% of the weighted average number of shares of our general partner’s common stock outstanding during the prior calendar year. Funds for the repurchase of shares of our general partner’s common stock come exclusively from the proceeds it receives from the sale of shares of its common stock pursuant to the DRIP.
       Under our general partner’s share repurchase plan, repurchase prices range from $9.25, or 92.5% of the price paid per share, following a one year holding period to an amount not less than 100% of the price paid per share following a four year holding period. In order to effect the repurchase of shares of our general partner’s common stock held for less than one year due to the death of our general partner’s stockholder or our general partner’s stockholder with a “qualifying disability,” as defined in our general partner’s share repurchase plan, our general partner must receive written notice within one year after the death of its stockholder or its stockholder’s qualifying disability, as applicable. Furthermore, our general partner’s share repurchase plan provides that if there are insufficient funds to honor all repurchase requests, pending requests will be honored among all requests for repurchase in any given repurchase period, as follows: first, pro rata as to repurchases sought upon our general partner’s stockholder’s death; next, pro rata as to repurchases sought by our general partner’s stockholders with a qualifying disability; and, finally, pro rata as to other repurchase requests.
       Our general partner’s share repurchase plan provides that our general partner’s board of directors may, in its sole discretion, repurchase shares of its common stock on a quarterly basis. Since the first quarter of 2009, in accordance with the discretion given it under our general partner’s share repurchase plan, our general partner’s board of directors determined to repurchase its shares of common stock only with respect to requests made in connection with its stockholder’s death or qualifying disability and in accordance with the terms and conditions set forth in our general partner’s share repurchase plan. Our general partner’s board of directors determined that it was in its best interest to conserve cash and, therefore, no other repurchases requested prior to or during 2009. Our general partner’s board of directors considers requests for repurchase quarterly. If our general partner’s stockholder previously submitted a request for repurchase of his or her shares of our general partner’s common stock that has not yet been effected, our general partner’s board of directors will consider those requests at the end of the next quarter, unless the stockholder withdraws the request.
       As a result of our general partner’s share repurchases, for the years ended December 31, 2009 and 2008, we repurchased 244,954 partnership units for an aggregate of $2,383,000 and 84,308 partnership units for an aggregate of $797,000. For the year ended December 31, 2007, we did not repurchase any partnership units.
    2006 Incentive Award Plan
       Our general partner adopted the 2006 Plan, pursuant to which our general partner’s board of directors or a committee of its independent directors may make grants of options, restricted common stock awards, stock purchase rights, stock appreciation rights or other awards to its independent directors, employees and consultants. The maximum number of shares of our general partner’s common stock that may be issued pursuant to the 2006 Plan is 2,000,000, subject to adjustment under specified circumstances.
       On each of June 12, 2007, June 25, 2008 and June 23, 2009, in connection with their re-election, our general partner granted an aggregate of 3,000 shares of restricted common stock to its independent directors under the 2006 Plan, of which 20.0% vested on the grant date and 20.0% will vest on each of the first four anniversaries of the date of the grant. As a result, we issued 3,000 partnership units in connection with such grant. On September 24, 2009, in connection with the resignation of one independent director and the concurrent election of a new independent director, 2,000 shares of restricted common stock were forfeited and our general partner granted 1,000 shares of restricted common stock to the new independent director under the 2006 Plan, which will vest over the same period described above. The fair value of each share of restricted common stock was estimated at the date of grant at $10.00 per share, the per share price of shares in our general partner’s offerings, and is amortized on a straight-line basis over the vesting period. As a result, we issued 1,000 partnership units in connection with the election of the new independent director. Shares of restricted common stock may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. Such restrictions expire upon vesting. Shares of restricted common stock have full voting rights and rights to dividends. For the years ended December 31, 2009, 2008 and 2007, we recognized compensation expense of $24,000, $21,000 and $15,000, respectively, related to the restricted common stock grants, ultimately expected to vest, which has been reduced for estimated forfeitures. ASC Topic 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
differ from those estimates. Stock compensation expense is included in general and administrative in our accompanying consolidated statement of operations.
       As of December 31, 2009 and 2008, there was $59,000 and $45,000, respectively, of total unrecognized compensation expense, net of estimated forfeitures, related to nonvested partnership units. As of December 31, 2009, this expense is expected to be recognized over a remaining weighted average period of 2.69 years.
       As of December 31, 2009 and 2008, the fair value of the nonvested partnership units was $48,000 and $54,000, respectively. A summary of the status of the nonvested partnership units as of December 31, 2009, 2008, 2007 and 2006, and the changes for the years ended December 31, 2009, 2008 and 2007, is presented below:

	Nonvested	Weighted
	Partnership	Average Grant
	Units	Date Fair Value
Balance — December 31, 2006	2,400	$10.00
Granted	3,000	10.00
Vested	(1,200)	10.00
Forfeited	—	—

Balance — December 31, 2007	4,200	10.00
Granted	3,000	10.00
Vested	(1,800)	10.00
Forfeited	—	—

Balance — December 31, 2008	5,400	10.00
Granted	4,000	10.00
Vested	(2,600)	10.00
Forfeited	(2,000)	10.00

Balance — December 31, 2009	4,800	$10.00

Expected to vest — December 31, 2009	4,800	$10.00

12. Fair Value of Financial Instruments
       We use fair value measurements to record the fair value of certain assets and to estimate the fair value of financial instruments not recorded at fair value but required to be disclosed at fair value in accordance with ASC Topic 825, Financial Instruments.
    Financial Instruments Reported at Fair Value
    Cash and Cash Equivalents
       We invest in money market funds which are classified within Level 1 of the fair value hierarchy because they are valued using unadjusted quoted market prices in active markets for identical securities.
       The table below presents our assets measured at fair value on a recurring basis as of December 31, 2009, aggregated by the level in the fair value hierarchy within which those measurements fall.

	Quoted Prices in		Significant
	Active Markets for	Significant Other	Unobservable
	Identical Assets	Observable Inputs	Inputs
	(Level 1 )	(Level 2)	(Level 3)	Total

Assets
Money market funds	$3,000	$—	$—	$3,000

Total assets at fair value	$3,000	$—	$—	$3,000

       We did not have any fair value measurements using significant unobservable inputs (Level 3) as of December 31, 2009.
    Financial Instruments Disclosed at Fair Value
       ASC Topic 825, Financial Instruments, requires disclosure of the fair value of financial instruments, whether or not recognized on the face of the balance sheet. Fair value is defined under ASC Topic 820.

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
       Our consolidated balance sheets include the following financial instruments: cash and cash equivalents, restricted cash, accounts and other receivables, accounts payable and accrued liabilities, accounts payable due to affiliates, net, mortgage loan payables, net, unsecured note payables to an affiliate and the line of credit from our general partner.
       We consider the carrying values of cash and cash equivalents, restricted cash, accounts and other receivables and accounts payable and accrued liabilities to approximate fair value for these financial instruments because of the short period of time between origination of the instruments and their expected realization. The fair value of accounts payable due to affiliates, net and unsecured note payables to affiliate is not determinable due to the related party nature of the accounts payable and unsecured notes.
       The fair value of the mortgage loan payables and the line of credit from our general partner is estimated using borrowing rates available to us for debt instruments with similar terms and maturities. As of December 31, 2009 and 2008, the fair value of the mortgage loan payables was $218,400,000 and $215,274,000, respectively, compared to the carrying value of $217,434,000 and $217,713,000, respectively. The fair value of the line of credit from our general partner as of December 31, 2009 and 2008 was $0 and $3,194,000, respectively, compared to a carrying value of $0 and $3,200,000, respectively.
13. Tax Treatment of Distributions
       The income tax treatment for distributions per common share reportable for the years ended December 31, 2009, 2008 and 2007 for our general partner’s stockholders was as follows:

	Years Ended December 31,
	2009		2008		2007
Ordinary income	$—	—%	$—	—%	$—	—%
Capital gain	—	—	—	—	—	—
Return of capital	0.63	100	0.70	100	0.68	100

	$0.63	100%	$0.70	100%	$0.68	100%

14. Concentration of Credit Risk
       Financial instruments that potentially subject us to a concentration of credit risk are primarily cash and cash equivalents, restricted cash and accounts receivable from tenants. Cash is generally invested in investment-grade short-term instruments. We have cash in financial institutions that is insured by the Federal Deposit Insurance Corporation, or FDIC. As of December 31, 2009 and 2008, we had cash and cash equivalents and restricted cash accounts in excess of FDIC insured limits. We believe this risk is not significant. Concentration of credit risk with respect to accounts receivable from tenants is limited. We perform credit evaluations of prospective tenants, and security deposits are obtained upon lease execution.
       As of December 31, 2009, we owned seven properties located in Texas, two properties in Georgia and two properties in Virginia, which accounted for 56.5%, 15.0% and 14.6%, respectively, of our total revenues for the year ended December 31, 2009. As of December 31, 2008, we owned seven properties in Texas and two properties in Virginia, which accounted for 65.9% and 16.9%, respectively, of our total revenues for the year ended December 31, 2008. As of December 31, 2007, we owned six properties in Texas which accounted for 93.1% of our total revenues for the year ended December 31, 2007. Accordingly, there is a geographic concentration of risk subject to fluctuations in each state’s economy.
15. Per Unit Data
       We report earnings (loss) per partnership unit pursuant to ASC Topic 260, Earnings Per Share. Basic earnings (loss) per share attributable for all periods presented are computed by dividing net income (loss) by the weighted average number of partnership units outstanding during the period. Diluted earnings (loss) per partnership unit are computed based on the weighted average partnership units outstanding and all potentially dilutive securities, if any. As of December 31, 2009, 2008 and 2007, there were 4,800, 5,400 and 4,200 nonvested partnership units, respectively, outstanding, but such partnership units were excluded from the computation of diluted earnings per unit because such units were anti-dilutive during these periods.

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
16. Selected Quarterly Financial Data (Unaudited)
       Set forth below is the unaudited selected quarterly financial data. We believe that all necessary adjustments, consisting only of normal recurring adjustments, have been included in the amounts stated below to present fairly, and in accordance with GAAP, the unaudited selected quarterly financial data when read in conjunction with our consolidated financial statements.

	Quarters Ended
	December 31,	September 30,	June 30,	March 31,
	2009	2009	2009	2009
Revenues	$9,423,000	$9,405,000	$9,259,000	$9,378,000
Expenses	(7,651,000)	(8,037,000)	(7,951,000)	(7,996,000)

Income from operations	1,772,000	1,368,000	1,308,000	1,382,000
Other expense, net	(2,862,000)	(2,933,000)	(2,894,000)	(2,860,000)

Net loss	$(1,090,000)	$(1,565,000)	$(1,586,000)	$(1,478,000)

Net loss per partnership unit — basic and diluted	$(0.06)	$(0.10)	$(0.10)	$(0.09)

Weighted average number of partnership units outstanding — basic and diluted	16,780,869	16,384,298	16,042,394	15,688,933

	Quarters Ended
	December 31,	September 30,	June 30,	March 31,
	2008	2008	2008	2008
Revenues	$9,421,000	$8,885,000	$7,267,000	$6,305,000
Expenses	(9,900,000)	(8,883,000)	(7,470,000)	(6,867,000)

(Loss) income from operations	(479,000)	2,000	(203,000)	(562,000)
Other expense, net	(3,198,000)	(3,171,000)	(2,857,000)	(2,359,000)

Net loss	$(3,677,000)	$(3,169,000)	$(3,060,000)	$(2,921,000)

Net loss per partnership unit— basic and diluted	$(0.25)	$(0.23)	$(0.27)	$(0.31)

Weighted average number of partnership units outstanding — basic and diluted	14,998,294	13,500,042	11,368,548	9,368,250

17. Subsequent Events
    Repurchases
       In 2010, we repurchased 263,430 partnership units for an aggregate amount of $2,613,000, under our general partner’s share repurchase plan.
    Transfer of Interests in our Advisor
       Effective as of January 13, 2010, Grubb & Ellis Equity Advisors purchased all of the interests held by Grubb & Ellis Realty Investors in Grubb & Ellis Apartment REIT Advisor and Grubb & Ellis Apartment Management. Grubb & Ellis Equity Advisors is a wholly owned subsidiary of our sponsor.
    Transfer Agent and Investor Services Agreement
       On January 31, 2010, we terminated the Services Agreement with Grubb & Ellis Realty Investors. On February 1, 2010, we entered into an agreement with Grubb & Ellis Equity Advisors, Transfer Agent, LLC, or Grubb & Ellis Equity Advisors, Transfer Agent, a wholly owned subsidiary of Grubb & Ellis Equity Advisors, for transfer agent and investor services. The agreement has an initial one year term and is automatically renewed for successive one year terms. Since Grubb & Ellis Equity Advisors is the managing member of our advisor, the terms of the agreement were approved and determined by a majority of our general partner’s board of directors, including a majority of its independent directors, as fair and reasonable to us and at fees charged to us in an amount no greater than that which would be paid to an unaffiliated third party for similar services. The agreement requires Grubb & Ellis Equity

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
Advisors, Transfer Agent to provide us with a 180 day advance written notice for any termination, while we have the right to terminate upon 60 days advance written notice.
    Acquisition of Bella Ruscello Luxury Apartment Homes
       On March 24, 2010, we purchased Bella Ruscello Luxury Apartment Homes, located in Duncanville, Texas, or the Bella Ruscello property, for a purchase price of $17,400,000, plus closing costs, from an unaffiliated party. We financed the purchase price of the Bella Ruscello property with a $13,300,000 secured loan and the remaining balance using proceeds from the follow-on offering. We paid an acquisition fee of $522,000, or 3.0% of the purchase price, to our advisor and its affiliate.
    Amended and Restated Unsecured Note Payable to Affiliate
       On August 11, 2010, we executed the Amended Consolidated Promissory Note with NNN Realty Advisors. The material terms of the Amended Consolidated Promissory Note amends the principal amount outstanding to $7,750,000, extends the maturity date from January 1, 2011 to July 17, 2012, and fixes the interest rate at 4.50% per annum and the default interest rate at 6.50% per annum. Because this loan is a related party loan, the terms of the extension were approved by our general partner’s board of directors, including a majority of its independent directors, and deemed fair, competitive and commercially reasonable by our general partner’s board of directors.
    Proposed Acquisitions
       We entered into definitive agreements on August 27, 2010 to acquire nine multifamily apartment properties from Delaware statutory trusts for which an affiliate of MR Holdings, LLC, or MR Holdings, serves as trustee and to acquire substantially all of the assets and certain liabilities of Mission Residential Management, LLC, or Mission Residential Management, for total consideration valued at approximately $182,357,000, based on purchase price. We are not affiliated with MR Holdings or Mission Residential Management.
       As disclosed above, we acquired the first of the nine multifamily apartment properties, Mission Rock Ridge Apartments, located in Arlington, Texas, or the Mission Rock Ridge property on September 30, 2010. The remaining eight proposed property acquisitions from such trusts, or the DST properties, for a total consideration of $157,000,000, including approximately $32,400,000 of limited partnership units, with each limited partnership unit valued at $9.00 per unit, and the assumption of approximately $124,600,000 of in-place mortgage indebtedness encumbering the DST properties, is still subject to substantial closing conditions. There is no assurance that any of these conditions will be satisfied and we currently cannot predict if or when any of these additional proposed property acquisitions will close.
    Acquisition of Mission Rock Ridge Apartments
       On September 30, 2010, we purchased the Mission Rock Ridge property, for a purchase price of $19,857,000, plus closing costs, from an unaffiliated party. We financed the purchase price of the Rock Ridge property with a $13,900,000 secured loan and the remaining balance using proceeds from the follow-on offering. We paid an acquisition fee of $596,000, or 3.0% of the purchase price, to our advisor and its affiliate.
    Status of the Follow-On Offering
       As of November 12, 2010, our general partner had received and accepted subscriptions in the follow-on offering for 2,927,210 shares of its common stock, or $29,230,000, excluding shares of its common stock issued pursuant to the DRIP, and as a result we have issued 2,927,210 partnership units in connection with the follow-on offering.
    Our General Partner’s New Chief Financial Officer
       Effective November 1, 2010, Shannon K S Johnson resigned from her position as our general partner’s chief financial officer. Effective November 3, 2010, our general partner’s board of directors elected Stanley J. Olander, Jr. to serve as its chief financial officer, filling the vacancy that was created by Ms. Johnson’s resignation. Mr. Olander also serves as our general partner’s chief executive officer and chairman of our general partner’s board of directors.
    Termination of Advisory Agreement
       On November 1, 2010, our general partner received written notice from our advisor that our advisor has elected to terminate the Advisory Agreement. Pursuant to the Advisory Agreement, either party may terminate the Advisory Agreement upon 60 days’ written notice without cause or penalty. Therefore, we expect that the Advisory Agreement will terminate on December 31, 2010. Accordingly, our general partner intends to enter into a new

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
advisory agreement with a new advisor entity owned by American Realty Capital, LLC, an unaffiliated entity, and ROC REIT Advisors, LLC, which owns a 25.0% non-managing interest in our advisor and whose members are our general partner’s chief executive officer, chief financial officer and chairman of our general partner’s board of directors, our general partner’s president and secretary and our general partner’s executive vice president and chief operating officer. Our general partner intends for the new advisory agreement to be effective upon the termination of the Advisory Agreement. This new advisory agreement is currently being negotiated and is subject to approval by our general partner’s board of directors, and thus, we cannot make any assurances that we will enter into such an agreement.
    Termination of Dealer Manager Agreement
       On November 1, 2010, our general partner received written notice from Grubb & Ellis Securities that Grubb & Ellis Securities has elected to terminate the dealer manager agreement between our general partner and Grubb & Ellis Securities. Pursuant to the dealer manager agreement, either party may terminate the dealer manager agreement upon 60 days’ written notice. Therefore, we expect that the dealer manager agreement will terminate on December 31, 2010. Accordingly, on November 5, 2010, our general partner entered into an agreement with Realty Capital Securities, LLC, or RCS, whereby RCS will agree to assume the role of dealer manager after the termination of the dealer manager agreement with Grubb & Ellis Securities for the remainder of the follow-on offering, subject to, among other conditions, the receipt of required regulatory approvals.
    Termination of Transfer Agent Services Agreement
       On November 3, 2010, our general partner received written notice from Grubb & Ellis Equity Advisors, Transfer Agent that Grubb & Ellis Equity Advisors, Transfer Agent has elected to terminate the Transfer Agent Services Agreement. Pursuant to the Transfer Agent Services Agreement, Grubb & Ellis Equity Advisors, Transfer Agent may terminate the Transfer Agent Services Agreement upon 180 days’ written notice. Therefore, we expect that the Transfer Agent Services Agreement will terminate on May 2, 2011. Accordingly, our general partner intends to enter into a new transfer agent services agreement with a third party prior to May 2, 2011.
    Acquisition of Substantially all of the Assets and Certain Liabilities of Mission Residential Management
       On November 5, 2010, we, through MR Property Management LLC, our taxable REIT subsidiary, completed the acquisition of substantially all of the assets and certain liabilities of Mission Residential Management, an affiliate of MR Holdings, including the in-place workforce of approximately 300 employees. In connection with the closing, we assumed property management agreements, or entered into sub-management agreements pending receipt of lender consents, with respect to 41 multifamily apartment properties containing approximately 12,000 units, including the Mission Rock Ridge property that we acquired on September 30, 2010 and the DST properties we have contracted to acquire from Delaware statutory trusts for which an affiliate of MR Holdings serves as trustee. We paid total consideration of $5,500,000 of cash plus the assumption of certain liabilities and other payments totaling approximately $1,500,000, subject to certain post-closing pro rations and adjustments. In connection with the acquisition, we paid an acquisition fee of $110,000, or 2.0% of the purchase price, to our advisor and its affiliate. At the closing of the transaction, we entered into various ancillary agreements, including:
•	an asset management agreement pursuant to which we assumed the asset management and investor relations responsibilities for all of the aforementioned properties; and

•	a termination fee agreement pursuant to which the lessees of the managed properties under the master lease structures and certain other affiliates of Mission Residential Management agreed to pay us termination fees if any of the property management agreements we assumed or sub-management agreements we entered into is terminated by the lessee of the property under its master lease structure other than for cause, is not extended by the lessee or is terminated by the manager without good reason. The termination fee provisions will survive for five years after the closing. The termination fee will not be payable if a property management agreement is terminated as a result of our acquisition of the managed property. The obligations of the lessees of the properties to pay these termination fees are guaranteed by MR Holdings and by Mission Residential Holdings, LLC.
    Legal Proceedings
       On November 9, 2010, seven of the 277 investors who hold interests in the eight Delaware statutory trusts that hold the DST properties that we have contracted to acquire from such trusts filed a complaint in the United States

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
District Court for the Eastern District of Virginia (Civil Action No. 3:10CV824(HEH)) against the trustee of each of these trusts and certain of the trustee’s affiliates, as well as against our us, seeking, among other things, to enjoin the closing of our proposed acquisition of the DST properties that we have contracted to acquire. The complaint alleges, among other things, that the trustee has breached its fiduciary duties to the beneficial owners of the trusts by entering into the eight purchase and sale agreements with us. The complaint further alleges that we aided and abetted the trustees’ alleged breaches of fiduciary duty and tortiously interfered with the contractual relations between the trusts and the trust beneficiaries. We believe the allegations contained in the complaint are without merit and we intend to defend the claims vigorously. However, there is no assurance that we will be successful in our defense. If the plaintiffs are able to obtain the injunctive relief they seek, we may be prevented from closing the acquisitions of the DST properties that we have contracted to acquire. A hearing regarding the request for injunctive relief is expected to occur within the next 90 days. In a Consent Order dated November 10, 2010, the parties agreed that none of the eight transactions will be closed during the 90-day period following the date of such Consent Order.

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP
SCHEDULE III — REAL ESTATE OPERATING PROPERTIES AND
ACCUMULATED DEPRECIATION
December 31, 2009

			Initial Cost to Company			Gross Amount at Which Carried at Close of Period
				Building,	Cost Capitalized		Building,
				Improvements and	Subsequent to		Improvements and		Accumulated	Date of	Date
		Encumbrances	Land	Fixtures	Acquisition(a)	Land	Fixtures	Total(b)	Depreciation(d)(e)	Construction	Acquired
Walker Ranch Apartment Homes (Residential)	San Antonio, TX	$20,000,000	$3,025,000	$28,273,000	$79,000	$3,025,000	$28,352,000	$31,377,000	$(3,308,000)	2004	10/31/06
Hidden Lake Apartment Homes (Residential)	San Antonio, TX	19,218,000	3,031,000	29,540,000	231,000	3,031,000	29,771,000	32,802,000	(2,701,000)	2004	12/28/06
Park at Northgate (Residential)	Spring, TX	10,295,000	1,870,000	14,958,000	169,000	1,870,000	15,127,000	16,997,000	(1,644,000)	2002	06/12/07
Residences at Braemar (Residential)	Charlotte, NC	9,355,000	1,564,000	13,718,000	75,000	1,564,000	13,793,000	15,357,000	(1,307,000)	2005	06/29/07
Baypoint Resort (Residential)	Corpus Christi, TX	21,612,000	5,306,000	28,522,000	624,000	5,306,000	29,146,000	34,452,000	(2,161,000)	1998	08/02/07
Towne Crossing Apartments (Residential)	Mansfield, TX	14,789,000	2,041,000	19,079,000	182,000	2,041,000	19,261,000	21,302,000	(1,836,000)	2004	08/29/07
Villas of El Dorado (Residential)	McKinney, TX	13,600,000	1,622,000	16,741,000	345,000	1,622,000	17,086,000	18,708,000	(1,832,000)	2002	11/02/07
The Heights at Olde Towne (Residential)	Portsmouth, VA	10,475,000	2,513,000	14,957,000	42,000	2,513,000	14,999,000	17,512,000	(986,000)	1972	12/21/07
The Myrtles at Olde Towne (Residential)	Portsmouth, VA	20,100,000	3,698,000	33,319,000	88,000	3,698,000	33,407,000	37,105,000	(2,104,000)	2004	12/21/07
Arboleda Apartments (Residential)	Cedar Park, TX	17,651,000	4,051,000	25,928,000	74,000	4,051,000	26,002,000	30,053,000	(1,515,000)	2007	03/31/08
Creekside Crossing (Residential)	Lithonia, GA	17,000,000	5,233,000	20,699,000	79,000	5,233,000	20,778,000	26,011,000	(1,242,000)	2003	06/26/08
Kedron Village (Residential)	Peachtree City, GA	20,000,000	4,057,000	26,144,000	138,000	4,057,000	26,282,000	30,339,000	(1,606,000)	2001	06/27/08
Canyon Ridge Apartments (Residential)	Hermitage, TN	24,000,000	3,915,000	32,987,000	73,000	3,915,000	33,060,000	36,975,000	(1,810,000)	2005	09/15/08

Total		$218,095,000	$41,926,000	$304,865,000	$2,199,000	$41,926,000	$307,064,000	$348,990,000(c)	$(24,052,000)

(a)	The cost capitalized subsequent to acquisition is net of dispositions.

Grubb & Ellis Apartment REIT Holdings, LP
SCHEDULE III — REAL ESTATE OPERATING PROPERTIES AND
ACCUMULATED DEPRECIATION — (Continued)
(b)	The changes in total real estate for the years ended December 31, 2009, 2008 and 2007 are as follows:

Amount
Balance as of December 31, 2006	$63,869,000
Acquisitions	159,909,000
Additions	232,000
Dispositions	(72,000)

Balance as of December 31, 2007	223,938,000
Acquisitions	122,942,000
Additions	1,698,000
Dispositions	(681,000)

Balance as of December 31, 2008	347,897,000
Acquisitions	—
Additions	1,382,000
Dispositions	(289,000)

Balance as of December 31, 2009	$348,990,000

(c)	The aggregate cost of our real estate for federal income tax purposes is $354,032,000.

(d)	The changes in accumulated depreciation for the years ended December 31, 2009, 2008 and 2007 are as follows:

Amount
Balance as of December 31, 2006	$188,000
Additions	3,434,000
Dispositions	(70,000)

Balance as of December 31, 2007	$3,552,000
Additions	9,260,000
Dispositions	(182,000)

Balance as of December 31, 2008	$12,630,000
Additions	11,605,000
Dispositions	(183,000)

Balance as of December 31, 2009	$24,052,000

(e)	The cost of building and improvements is depreciated on a straight-line basis over the estimated useful lives of the buildings and improvements, ranging primarily from 10 to 40 years. Land improvements are depreciated over the estimated useful lives ranging primarily from five to 15 years. Furniture, fixtures and equipment is depreciated over the estimated useful lives ranging primarily from five to 15 years.

Grubb & Ellis Apartment REIT Holdings, LP
SCHEDULE III — REAL ESTATE OPERATING PROPERTIES AND
ACCUMULATED DEPRECIATION — (Continued)
(b)	The changes in total real estate for the years ended December 31, 2009, 2008 and 2007 are as follows:

Amount
Balance as of December 31, 2006	$63,869,000
Acquisitions	159,909,000
Additions	232,000
Dispositions	(72,000)

Balance as of December 31, 2007	223,938,000
Acquisitions	122,942,000
Additions	1,698,000
Dispositions	(681,000)

Balance as of December 31, 2008	347,897,000
Acquisitions	—
Additions	1,382,000
Dispositions	(289,000)

Balance as of December 31, 2009	$348,990,000

(c)	The aggregate cost of our real estate for federal income tax purposes is $354,032,000.

(d)	The changes in accumulated depreciation for the years ended December 31, 2009, 2008 and 2007 are as follows:

Amount
Balance as of December 31, 2006	$188,000
Additions	3,434,000
Dispositions	(70,000)

Balance as of December 31, 2007	$3,552,000
Additions	9,260,000
Dispositions	(182,000)

Balance as of December 31, 2008	$12,630,000
Additions	11,605,000
Dispositions	(183,000)

Balance as of December 31, 2009	$24,052,000

(e)	The cost of building and improvements is depreciated on a straight-line basis over the estimated useful lives of the buildings and improvements, ranging primarily from 10 to 40 years. Land improvements are depreciated over the estimated useful lives ranging primarily from five to 15 years. Furniture, fixtures and equipment is depreciated over the estimated useful lives ranging primarily from five to 15 years.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
Board of Directors
Grubb & Ellis Apartment REIT, Inc., General Partner of
Grubb & Ellis Apartment REIT Holdings, LP
We have audited the accompanying combined statement of revenue and certain expenses (the Historical Summary) of the Grubb & Ellis Apartment REIT Holdings, LP Mission Properties (the Properties), for the year ended December 31, 2009. This Combined Historical Summary is the responsibility of the Properties’ management. Our responsibility is to express an opinion on the Combined Historical Summary based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America, as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary, assessing the accounting principles used, and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
As described in Note A to the Combined Historical Summary, the accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Properties’ revenue and expenses.
In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the combined revenue and certain expenses for the year ended December 31, 2009 of the Grubb & Ellis Apartment REIT Holdings, LP Mission Properties on the basis of accounting described in Note A to the Combined Historical Summary.
/s/ Grant Thornton LLP
McLean, Virginia
November 24, 2010

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP MISSION PROPERTIES
COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

	Nine Months Ended
	September 30, 2010	Year Ended
	(Unaudited)	December 31, 2009

Revenue

Rental income	$15,987,394	$21,946,532

Other	1,594,395	2,119,117

Total Revenue	17,581,789	24,065,649

Certain Expenses

Operating and maintenance	2,049,524	2,715,211

Utilities	1,233,732	1,549,339

Taxes and insurance	2,893,433	3,703,546

General and administrative	2,509,684	3,669,370

Mortgage Interest	5,952,955	7,907,652

Total Certain Expenses	14,639,328	19,545,118

Revenue in Excess of Certain Expenses	$2,942,461	$4,520,531

The accompanying notes are an integral part of these statements.

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP MISSION PROPERTIES
NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES
For the Nine Months Ended September 30, 2010 (Unaudited)
and the Year Ended December 31, 2009
NOTE A—ORGANIZATION AND BASIS OF PRESENTATION
     The accompanying combined statements of revenue and certain expenses (the Combined Historical Summary) include the revenue and certain expenses of the following properties (hereinafter referred to as the Properties):

	Apartment
Property	Units	Location

Mission Barton Creek	298	Austin, TX
Mission Battleground Park	240	Greensboro, NC
Mission Brentwood	380	Brentwood, TN
Mission Briley Parkway	360	Nashville, TN
Mission Capital Crossing	356	Raleigh, NC
Mission Mayfield Downs	258	Grand Prairie, TX
Mission Preston Wood	194	Richardson, TX
Mission Rock Ridge	226	Arlington, TX
Mission Tanglewood	364	Austin, TX
     On August 27, 2010 a definitive agreement was entered into for the sale of the Properties to a nonaffiliated third party for approximately $157 million (excluding Mission Rock Ridge). The sale of Mission Rock Ridge occurred on September 30, 2010 for approximately $19.8 million. The sale of the remaining properties is expected to occur during the first quarter of 2011. Each property to be acquired has a mortgage loan. For the eight properties not yet acquired, it is expected that the mortgage loans will be assumed by the acquirer. For the ninth property (Mission Rock Ridge) the existing mortgage loan was paid off at the acquisition date and the property refinanced with a new mortgage.
     The Combined Historical Summary has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Combined Historical Summary includes the historical revenue and certain operating expenses of the Properties, exclusive of items which may not be comparable to the proposed future operations of the Properties. Material amounts that would not be directly attributable to future operating results of the Properties are excluded, and the Combined Historical Summary is not intended to be a complete presentation of the Properties’ revenue and expenses. Items excluded consist of depreciation for all properties. As the existing mortgage loan on the Mission Rock Ridge property was paid off at the acquisition date and the property refinanced with a new mortgage, depreciation and mortgage interest expense has been excluded for Mission Rock Ridge.
     The accompanying statements are not representative of the actual operations for the periods presented, as certain expenses that may not be comparable to the expenses expected to be incurred in the future operations of the Properties have been excluded. The Combined Historical Summary for the period from January 1, 2010 to September 30, 2010 is unaudited and reflects all adjustments (consisting only of normal recurring adjustments), which are, in the opinion of management, necessary for a fair presentation of the operating results for the interim period presented. The results of operations for the period from January 1, 2010 to September 30, 2010 (unaudited) are not necessarily indicative of the expected results for the entire fiscal year ending December 31, 2010.
     Management is not aware of any material factors relating to the Properties other than those already described above that would cause the reported financial information not to be necessarily indicative of future operating results.
     In the preparation of the accompanying Combined Historical Summary, subsequent events were evaluated through November 24, 2010 the date the financial statements were available to be issued.

GRUBB & ELLIS APARTMENT REIT HOLDINGS, L P MISSION PROPERTIES
NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES – (Continued)
NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Revenue Recognition
     Rental income attributable to residential leases is recorded when due from residents, generally upon the first day of the month. Leases are for periods of up to one year, with rental payments due monthly. Other revenue results from fees for late payments, cleaning, damages, storage, parking, and laundry facilities and is recorded when earned.
Advertising
     The Properties follow the policy of charging advertising and promotions to expense as incurred. The amount charged to expense for the nine months ended September 30, 2010 (unaudited) and for the year ended December 31, 2009 was $149,384 and $264,181, respectively, and is included within general and administrative expense.
Property Management Fees
     The Properties are managed by a related party (the Management Company). The Management Company receives fees in the amount of 3% of the monthly gross operating income excluding onetime contract payments from ancillary income and/or service contract lenders per the management agreement. The Management Company also receives asset management fees in the amount of 10% of construction costs for projects in excess of certain thresholds. For the nine months ended September 30, 2010 (unaudited) and the year ended December 31, 2009, the Management Company earned $514,135 and $726,102 in management fees and $14,137 and $188,447 in asset management fees, respectively, which is included within general and administrative expense.
Estimates
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported periods. Actual results could differ from those estimates.
NOTE C—MORTGAGE INTEREST
     The Properties have entered into various term loan agreements, secured by the underlying real estate held by the Properties, with outside creditors as follows:

Property	Balance	Rate	Maturity	Payment Terms

Mission Barton Creek	$21,200,000	Freddie Mac Reference Bill rate + 300 bps (3.06% at December 31, 2009)	November, 2015	Interest only is payable monthly through November, 2010, thereafter principal and interest is payable monthly through the loan’s maturity.

Mission Battleground Park	$11,200,000	6.322%	August, 2016	Interest only is payable monthly through August, 2011, thereafter principal and interest is payable monthly through the loan’s maturity date.

Mission Brentwood	$20,000,000	5.8875%	November, 2016	Interest only is payable monthly through October, 2011, thereafter principal and interest is payable monthly through the loan’s maturity date.

GRUBB & ELLIS APARTMENT REIT HOLDINGS, L.P. MISSION PROPERTIES
NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES – (Continued)

Property	Balance	Rate	Maturity	Payment Terms

Mission Briley Parkway	$14,550,000	6.326%	September, 2016	Interest only is payable monthly through August, 2011, thereafter principal and interest is payable monthly through the loan’s maturity date.

Mission Capital Crossing	$17,700,000	5.93%	February, 2018	Interest only is payable monthly through February, 2013, thereafter principal and interest is payable monthly through the loan’s maturity date.

Mission Mayfield Downs	$15,250,000	5.516%	June, 2017	Interest only is payable monthly through June, 2012, thereafter principal and interest is payable monthly through the loan’s maturity date.

Mission Mayfield Downs	$985,000	12.75%	June, 2017	Interest only is payable monthly through June, 2012, thereafter principal and interest is payable monthly through the loan’s maturity date.

Mission Preston Wood	$8,400,000	5.243%	October, 2015	Interest only is payable monthly through October, 2010, thereafter principal and interest is payable monthly through the loan’s maturity date.

Mission Tanglewood	$15,275,000	6.45%	February, 2019	Interest only is payable monthly through February, 2012, thereafter principal and interest is payable monthly through the loan’s maturity date.
NOTE D—GROSS RECEIPTS TAX
     The properties located in Texas and Tennessee, under the respective state’s laws, are required to file Franchise Tax and Franchise and Excise Tax returns, respectively. The amount of Franchise and Franchise and Excise Tax expense, included within taxes and insurance, for the nine months ended September 30, 2010 (unaudited) and for the year ended December 31, 2009 was $99,627 and $125,609, respectively.
NOTE E—COMMITMENTS AND CONTINGENCIES
Litigation
     The Properties may be subject to various claims and legal proceedings that arise in the ordinary course of its business activities. Management believes that any liability that may ultimately result from the resolution of these matters will not have a material adverse effect on the financial condition or results of operations of the Properties.
Legal Proceeding
     On November 9, 2010, investors who hold interests in the Delaware Statutory Trusts (DST) which own Mission Barton Creek, Mission Battleground, Mission Brentwood, Mission Briley Parkway, Mission Capital Crossing, Mission Mayfield Downs, Mission Preston Wood and Mission Tanglewood filed a complaint in the United States District Court for the Eastern District of Virginia (Civil Action No. 3:10CV824(HEH)) against the trustee of the DST and certain of the trustee’s affiliates seeking, among other things, to enjoin the closing of the proposed sale of the Properties. The complaint alleges, among other things, that the trustee has breached its fiduciary duties to the beneficial owners of the DST by entering into the eight purchase and sale agreements for the sale of the Properties. We believe the allegations contained in the complaint are without merit and we intend to defend the claims

GRUBB & ELLIS APARTMENT REIT HOLDINGS, L P MISSION PROPERTIES
NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES – (Continued)
vigorously. However, there is no assurance that we will be successful in our defense. If the plaintiffs are able to obtain the injunctive relief they seek, we may be prevented from closing the sale of these Properties. A hearing regarding the request for injunctive relief is expected to occur within the next 90 days. In a Consent Order dated November 10, 2010, the parties agreed that the transaction will not be closed during the 90-day period following the date of such Consent Order.

Grubb & Ellis Apartment REIT Holdings, LP
Unaudited Pro Forma Condensed Consolidated Financial Statements
As of September 30, 2010 and for the Nine Months Ended September 30, 2010 and
for the Year Ended December 31, 2009
     The accompanying unaudited pro forma condensed consolidated financial statements (including the notes thereto) are qualified in their entirety by reference to and should be read in conjunction with our condensed consolidated financial statements for the nine months ended September 30, 2010 and our consolidated financial statements for the year ended December 31, 2009, included elsewhere in this prospectus. In management’s opinion, all adjustments necessary to reflect the transactions described below have been made.
     The accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2010 is presented as if we acquired the eight properties from affiliates of MR Holdings, LLC, or the DST properties on September 30, 2010. The DST properties will be acquired by assuming the existing mortgages on the properties, issuing approximately $32,459,000 of limited partnership interests of the operating partnership, or OP Units, with each OP Unit valued at $9.00 per unit, and using cash proceeds, net of offering costs, received from the follow-on offering of our general partner to pay for acquisition related expenses through the actual acquisition date. However, the pro forma adjustments assume that the debt proceeds and the offering proceeds, at a price of $10.00 per share, net of offering costs, were raised and the OP Units were issued as of September 30, 2010. The acquisition of Mission Rock Ridge Apartments, or the Mission Rock Ridge property, is not presented as the effect of the acquisition is fully reflected in our historical consolidated balance sheet as of September 30, 2010.
     The accompanying unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2010 and for the year ended December 31, 2009 are presented as if we acquired the Mission Rock Ridge property and the DST properties, or collectively the Properties, on January 1, 2009. The Mission Rock Ridge property was acquired using a combination of debt financing and cash proceeds, net of offering costs, received from the follow-on offering through the acquisition date. The proposed acquisition of the DST properties will be acquired by assuming the existing mortgages on the properties, issuing approximately $32,459,000 of OP Units, with each OP Unit valued at $9.00 per unit, and using cash proceeds, net of offering costs, received from the follow-on offering to pay for acquisition related expenses through the actual acquisition date. However, the pro forma adjustments assume that the debt proceeds and the offering proceeds, at a price of $10.00 per share, net of offering costs, were raised and the OP units were issued as of January 1, 2009.
     The accompanying unaudited pro forma condensed consolidated financial statements are unaudited and are subject to a number of estimates, assumptions, and other uncertainties, and do not purport to be indicative of the actual results of operations that would have occurred had the acquisitions reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations that may be achieved in the future. In addition, the unaudited pro forma condensed consolidated financial statements include pro forma allocations of the purchase price of the Properties based upon preliminary estimates of the fair value of the assets acquired and liabilities assumed in connection with the acquisitions and are subject to change.

Grubb & Ellis Apartment REIT Holdings, LP
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2010

	Company Historical (A)	Acquisition of the DST Properties (B)		Company Pro Forma

ASSETS
Real estate investments:
Operating properties, net	$353,738,000	$158,061,000		$511,799,000
Cash and cash equivalents	7,334,000	(7,334,000)		—
Accounts and other receivables	716,000	—		716,000
Restricted cash	4,827,000	757,000		5,584,000
Real estate and escrow deposits	2,370,000	—		2,370,000
Identified intangible assets, net	342,000	5,505,000		5,847,000
Other assets, net	2,232,000	—		2,232,000

Total assets	$371,559,000	$156,989,000		$528,548,000

LIABILITIES AND CAPITAL

Liabilities:
Mortgage loan payables, net	$244,251,000	$131,107,000		$375,358,000
Unsecured note payables to affiliate	7,750,000	—		7,750,000
Short term notes	1,570,000	—		1,570,000
Accounts payable and accrued liabilities	7,532,000	—		7,532,000
Accounts payable due to affiliates, net	155,000	—		155,000
Security deposits, prepaid rent and other liabilities	1,350,000	—		1,350,000

Total liabilities	262,608,000	131,107,000		393,715,000

Commitments and contingencies

Redeemable special limited partnership interest	—	—		—

Redeemable partnership interests	—	33,216,000	(C)	33,216,000

Capital:
Partners’ capital:
Partnership units - 19,236,268 units (historical) and 23,056,934 units (pro forma) held by general partner and 100 units (historical & pro forma) held by the limited partner	108,951,000	(7,334,000)	(D)	101,617,000

Total capital	108,951,000	(7,334,000)		101,617,000

Total liabilities and capital	$371,559,000	$156,989,000		$528,548,000

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

Grubb & Ellis Apartment REIT Holdings, LP
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2010

		Acquisition of the Mission		Acquisition of the
	Company Historical (E)	Ridge Property (F)		DST Properties (K)		Company Pro Forma

Revenues:
Rental income and other property revenues	$29,070,000	$1,886,000		$15,696,000		$46,652,000

Expenses:
Rental expenses	13,677,000	975,000	(G)	7,577,000	(G)	22,229,000
General and administrative	1,082,000	—		—		1,082,000
Acquisition related expenses	3,606,000	(1,504,000)	(H)	(962,000)	(L)	1,140,000
Depreciation and amortization	9,367,000	564,000	(I)	5,089,000	(M)	15,020,000

Total expenses	27,732,000	35,000		11,704,000		39,471,000

Income from operations	1,338,000	1,851,000		3,992,000		7,181,000

Other income (expense):
Interest expense (including amortization of deferred financing costs and debt discount):
Interest expense related to unsecured note payables to affiliate	(286,000)	—		—		(286,000)
Interest expense related to mortgage loan payables, net	(8,454,000)	(454,000)	(J)	(4,479,000)	(N)	(13,387,000)
Interest and dividend income	12,000	—		—		12,000

Net loss	$(7,390,000)	$1,397,000		$(487,000)		$(6,480,000)

Net loss per partnership unit — basic and diluted	$(0.41)					$(0.29)

Weighted average partnership units outstanding — basic and diluted	18,022,970					22,667,581	(O)

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

Grubb & Ellis Apartment REIT Holdings, LP
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2009

		Acquisition of the Mission		Acquisition of the
	Company Historical (P)	Ridge Property (Q)		DST Properties (V)		Company Pro Forma

Revenues:
Rental income and other property revenues	$37,465,000	$2,550,000		$21,516,000		$61,531,000

Expenses:
Rental expenses	18,122,000	1,253,000	(R)	10,022,000	(R)	29,397,000
General and administrative	1,647,000	—		—		1,647,000
Acquisition related expenses	12,000	—	(S)	—	(W)	12,000
Depreciation and amortization	11,854,000	1,004,000	(T)	9,093,000	(X)	21,951,000

Total expenses	31,635,000	2,257,000		19,115,000		53,007,000

Income from operations	5,830,000	293,000		2,401,000		8,524,000
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt discount):
Interest expense related to unsecured note payables to affiliate	(544,000)	—		—		(544,000)
Interest expense related to mortgage loan payables, net	(10,796,000)	(607,000)	(U)	(5,936,000)	(Y)	(17,339,000)
Interest expense related to line of credit from our general partner	(212,000)	—		—		(212,000)
Interest and dividend income	3,000	—		—		3,000

Net loss	$(5,719,000)	$(314,000)		$(3,535,000)		$(9,568,000)

Net loss per partnership unit — basic and diluted	$(0.35)					$(0.45)

Weighted average partnership units outstanding — basic and diluted	16,227,024					21,419,222	(Z)

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

1. Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2010
     (A) As reported in our condensed consolidated balance sheet as of September 30, 2010, included elsewhere in this prospectus.
     (B) Amounts represent the purchase price of the assets acquired and liabilities incurred or assumed by us in connection with the proposed acquisition of the DST properties. The aggregate purchase price of the DST properties is $157,019,000, and will be financed by the issuance of approximately $32,459,000 of OP Units, with each OP Unit valued at $9.00 per unit, and the assumption of approximately $124,560,000 of in-place mortgage indebtedness encumbering the DST properties. In addition, we will be assuming the lender required restricted cash balance of one of the DST properties of approximately $757,000 in exchange for issuing $757,000 in OP Units, with each OP Unit valued at $9.00 per unit. The closing costs and acquisition fees will be financed using cash proceeds, net of offering costs, received from the follow-on offering at $10.00 per share. In connection with the proposed acquisition, we expect to pay acquisition fees of approximately $4,711,000, or 3.0% of the purchase price, to an advisor or its affiliate.
     We allocated the purchase price to the fair value of the assets acquired and liabilities assumed as follows: $18,053,000 to land, $140,008,000 to building and improvements, $2,825,000 to leasehold interest in land, $1,883,000 to in-place leases, $797,000 to tenant relationships and $(131,107,000) to mortgage loan payables, net (inclusive of a premium of $6,657,000). The purchase price allocations are preliminary and are subject to change.
     (C) The proposed acquisition of the DST properties is assumed to be acquired using approximately $33,216,000 of OP Units, with each OP Unit valued at $9.00 per unit. The pro forma adjustments assume the OP Units were issued as of September 30, 2010. Based on the proposed structure of the OP Units, the OP Units would be redeemable at the option of the holder after a one-year holding period. Such redemption can be settled in cash or shares of the general partner at the discretion of our general partner.
     (D) Amount includes the estimated one-time acquisition related expenses of $8,491,000 expected to be incurred at the time of acquisition, offset by additional cash proceeds, net of offering costs, received from the follow-on offering of the general partner needed to pay for such expenses. The pro forma adjustments assume the proceeds were raised as of September 30, 2010.
2. Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2010
     (E) As reported in our condensed consolidated statement of operations for the nine months ended September 30, 2010, included elsewhere in this prospectus.
     (F) Amounts represent the estimated operations, including pro forma adjustments, based on actual historical operations of the Mission Rock Ridge property.
     (G) Amount represents the estimated rental expenses. We have assumed the Mission Rock Ridge property and the DST properties will be managed by a wholly owned subsidiary. As such, the pro forma amounts exclude property management fees.
     Adjustments were made for an incremental property tax expense assuming the acquisition price and historical property tax rate.
     (H) We incurred a total of $1,504,000 in acquisition related expenses, all of which was incurred during the nine months ended September 30, 2010, in connection with the acquisition of the Mission Rock Ridge property. As these are nonrecurring charges, they have been excluded from the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2010.
     (I) Amount represents depreciation and amortization expense on the allocation of the purchase price of the Mission Rock Ridge property. We allocated the purchase price to the fair value of the assets acquired and liabilities assumed as follows: $2,201,000 to land, $17,364,000 to building and improvements, $211,000 to in-place leases and $81,000 to tenant relationships. Depreciation and amortization expense is recognized using the straight-line method over an estimated useful life of 40.0 years, 5 months to 6.0 years, 5 months, 1.5 years for building, improvements, in-place leases and tenant relationships, respectively.

     The purchase price allocations, and therefore, depreciation and amortization expense are preliminary and subject to change.
     (J) The Mission Rock Ridge property was financed using a secured loan of $13,900,000, with Berkadia Commercial Mortgage, LLC, at a fixed rate of 4.20% per annum which matures on October 1, 2020. As such, this amount represents interest expense, and the amortization of the corresponding deferred financing costs we incurred on such debt instrument.
     (K) Amounts represent the estimated operations, including pro forma adjustments, based on actual historical operations of the DST properties.
     (L) We expect to incur approximately $8,491,000 in acquisition related expenses, $962,000 of which was incurred during the nine months ended September 30, 2010, in connection with the proposed acquisition of the DST properties. As these are nonrecurring charges, they have been excluded from the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2010.
     (M) Amount represents depreciation and amortization expense on the allocation of the proposed purchase price of the DST properties. Depreciation and amortization expense is recognized using the straight-line method over an estimated useful life of 40.0 years, 5 months to 6.0 years, 45.5 years, 5 months and 1.5 years for building, improvements, leasehold interest in land, in-place leases and tenant relationships, respectively.
     The purchase price allocations, and therefore, depreciation and amortization expense are preliminary and subject to change.
     (N) We expect to assume approximately $124,560,000 of in-place mortgage indebtedness encumbering the DST properties. Of the total in-place mortgage indebtedness, $102,375,000 of the debt has fixed interest rates ranging from 5.24% to 6.45% per annum and $21,200,000 has a variable interest rate. There is also a second mortgage in the principal balance of $985,000 on one of the DST properties at a fixed interest rate of 12.75% per annum. An increase of 0.125% in the variable interest rate on the variable interest rate mortgage loan would have increased our interest expense by $280,000 for the nine months ended September 30, 2010.
     As such, this amount represents interest expense and the amortization of the corresponding the debt premium we assumed on the debt instruments.
     (O) Amount reflects the weighted average number of partnership units to fund the acquisitions of the Properties. The calculation assumes these partnership units were issued as of January 1, 2009.
3. Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2009
     (P) As reported in our consolidated statement of operations for the year ended December 31, 2009, included elsewhere in this prospectus.
     (Q) Amounts represent the estimated operations, including pro forma adjustments, based on actual historical operations of the Mission Rock Ridge property.
     (R) Amount represents the estimated rental expenses. We have assumed the Mission Rock Ridge property and the DST properties will be managed by a wholly owned subsidiary. As such, the pro forma amounts exclude property management fees.
     Adjustments were made for an incremental property tax expense assuming the acquisition price and historical property tax rate.
     (S) We incurred a total of $1,504,000 in acquisition related expenses, none of which was incurred in 2009, in connection with the acquisition of the Mission Rock Ridge property. As these are nonrecurring charges, they have been excluded from the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2009.
     (T) Amount represents depreciation and amortization expense on the allocation of the purchase price of the Mission Rock Ridge property. We allocated the purchase price to the fair value of the assets acquired and liabilities assumed as follows: $2,201,000 to land, $17,364,000 to building and improvements, $211,000 to in-place leases and $81,000 to tenant relationships. Depreciation and amortization expense is recognized using the straight-line method over an estimated useful life of 40.0 years, 5 months to 6.0 years, 5 months, 1.5 years for building, improvements, in-place leases and tenant relationships, respectively.
     (U) The Mission Rock Ridge property was financed using a secured loan of $13,900,000, with Berkadia Commercial Mortgage, LLC, at a fixed rate of 4.20% per annum which matures on October 1, 2020. As such, this amount represents interest expense, and the amortization of the corresponding deferred financing costs we incurred on such debt instrument.
     (V) Amounts represent the estimated operations, including pro forma adjustments, based on actual historical operations of the DST properties.
     (W) We expect to incur approximately $8,491,000 in acquisition related expenses, none of which was incurred in 2009, in connection with the proposed acquisition of the DST properties. As these are nonrecurring charges, they have been excluded from the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2009.
     (X) Amount represents depreciation and amortization expense on the allocation of the proposed purchase price of the DST properties. Depreciation and amortization expense is recognized using the straight-line method over an estimated useful life of 40.0 years, 5 months to 6.0 years, 45.5 years, 5 months and 1.5 years for building, improvements, leasehold interest in land, in-place leases and tenant relationships, respectively.
     The purchase price allocations, and therefore, depreciation and amortization expense are preliminary and subject to change.
     (Y) We expect to assume approximately $124,560,000 of in-place mortgage indebtedness encumbering the DST properties. Of the total in-place mortgage indebtedness, $102,375,000 of the debt has fixed interest rates ranging from 5.24% to 6.45% per annum and $21,200,000 has a variable interest rate. There is also a second mortgage in the principal balance of $985,000 on one of the DST properties at a fixed interest rate of 12.75% per annum. An increase of 0.125% in the variable interest rate on the variable interest rate mortgage loan would have increased our interest expense by $27,000 for the year ended December 31, 2009.
     As such, this amount represents interest expense, and the amortization of the corresponding debt premium we assumed on the debt instruments.
     (Z) Amount reflects the weighted average number of partnership units to fund the acquisitions of the Properties. The calculation assumes these partnership units were issued as of January 1, 2009.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 31.      Other Expenses of Issuance and Distribution.
       The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee		$2,368.30

Printing and engraving fees*		100,000

Legal fees and expenses*

Accounting fees and expenses*		*

Blue sky fees and expenses*		*

Transfer agent and registrar fees*		*

Miscellaneous expenses*		*

Total*	$	*

*	To be filed by amendment.
Item 32.      Sales to Special Parties.
None.
Item 33.      Recent Sales of Unregistered Securities.
None.
Item 34.      Indemnification of Directors and Officers.
Limitation of Liability and Indemnification of the Directors and Officers of the Apartment REIT
       The MGCL permits the Apartment REIT to include in its charter a provision limiting the liability of its directors and officers to the Apartment REIT and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.
       The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:
•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
       A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
       The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.
       The Apartment REIT’s charter provides that none of its directors or officers will be liable to the Apartment REIT or its stockholders for money damages and that the Apartment REIT will indemnify and pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to its directors and officers, our advisor and its affiliates and any individual who, while our director or officer at the Apartment REIT’s request, served as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for losses they may incur by reason of their service in those capacities; provided, however, the Apartment REIT will not indemnify or hold harmless its directors or our advisor or its affiliates unless all of the following conditions are met:
•	the party was acting on behalf of or performing services on the part of the Apartment REIT;

•	the Apartment REIT’s directors, our advisor or our advisor’s affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Apartment REIT;

•	such indemnification or agreement to be held harmless is recoverable only out of the Apartment REIT’s net assets and not from its stockholders; and

•	such liability or loss was not the result of:

•	negligence or misconduct by the Apartment REIT’s directors (other than the independent directors) or our advisor or their respective affiliates; or

•	gross negligence or willful misconduct by the Apartment REIT’s independent directors.
       The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Furthermore, the Apartment REIT’s charter prohibits it from indemnifying its directors, our advisor and its affiliates and broker-dealers for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:
•	there has been a successful determination on the merits of each count involving alleged securities law violations as to the party seeking indemnification;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or

•	a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the SEC and of the published opinions of any state securities regulatory authority in which shares of the Apartment REIT’s stock were offered and sold as to indemnification for securities law violations.
       The Apartment REIT may advance amounts to its directors, our advisor and Advisor’s affiliates for reasonable expenses and costs incurred as a result of any proceeding for which indemnification is being sought in advance of a final disposition of the proceeding only if all of the following conditions are satisfied:
•	the proceeding legal action relates to acts or omissions with respect to the performance of duties or services by the indemnified party for or on behalf of the Apartment REIT;

•	the legal proceeding is initiated by a third party who is not a stockholder of the Apartment REIT or the legal proceeding is initiated by a stockholder of the Apartment REIT acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement;

•	the party receiving such advances furnishes the Apartment REIT with a written statement of his or her good faith belief that he or she has met the standard of conduct described above; and

•	the indemnified party receiving such advances furnishes to the Apartment REIT a written undertaking, personally executed on his or her behalf, to repay the advanced funds to the Apartment REIT, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not meet the standard of conduct described above and is not entitled to indemnification.

       Authorizations of payments will be made by a majority vote of a quorum of disinterested directors.
       Also, the Board may cause the Apartment REIT to indemnify or contract to indemnify any person not specified above who was, is or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of the Apartment REIT, or is or was serving at the request of the Apartment REIT as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one whom indemnification is granted as described above. Any determination to indemnify or contract to indemnify will be made by a majority vote of a quorum consisting of disinterested directors.
       The Apartment REIT may purchase and maintain insurance to indemnify such parties against the liability assumed by them in accordance with its charter.
       The indemnification provided in the Apartment REIT’s charter is not exclusive of any other right to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Apartment REIT or others, with respect to claims, issues or matters in relation to which the Apartment REIT would not have obligation or right to indemnify such person under the provisions of its charter.
       With respect to the limitation on liability and indemnification for the Apartment REIT’s directors, our advisor and our advisor’s affiliates described above, to the extent that non-mandatory provisions of the MGCL applicable to the Apartment REIT conflict with the provisions related to indemnifying and holding harmless its directors, our advisor and our advisor’s affiliates set forth in the NASAA Guidelines and in the Apartment REIT’s charter, the provisions of the NASAA Guidelines and the Apartment REIT’s charter will prevail.
Limitation of Liability and Indemnification of the General Partner of the Operating Partnership
       The amended and restated agreement of limited partnership of the Operating Partnership, or the Partnership Agreement, provides that the general partner of the Operating Partnership will not be liable for monetary damages to the Operating Partnership or any partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the general partner acted in good faith.
       The Partnership Agreement further provides that the Operating Partnership must indemnify and pay or reimburse reasonable expenses to (i) the general partner of the Operating Partnership, (ii) a director, officer, or employee of the Operating Partnership, the Apartment REIT or the general partner and (iii) such other persons (including affiliates of the Apartment REIT, the general partner or the Operating Partnership) as the general partner may designate from time to time in its sole and absolute discretion, provided that (a) each such indemnified party has determined, in good faith, that the course of conduct that causes the loss or liability was in the best interest of the Operating Partnership, (b) the indemnified party was acting on behalf of or performing services on the part of the Operating Partnership, (c) such liability or loss was not the result of negligence, misconduct or a knowing violation of the criminal law or any federal or state securities laws on the party of the indemnified party and (d) such indemnification or agreement to be held harmless is recoverable only out of the net assets of the Operating Partnership. Notwithstanding the foregoing, the Partnership Agreement provides that the Operating Partnership will not indemnify any indemnified party for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the indemnified party, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the indemnified party or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which securities of the Operating Partnership were offered and sold as to indemnification for securities law violations.
       Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 35.      Treatment of Proceeds from Stock Being Registered.
Not applicable.

Item 36.      Financial Statements and Exhibits.
(a)       Financial Statements.
(b)       Exhibits. The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated August 27, 2010, by and among MR Property Management, LLC, Mission Residential Management, LLC, MR Holdings, LLC and Christopher C. Finlay (included as Exhibit 10.01 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 31, 2010 and incorporated herein by reference)

2.2	Purchase and Sale Agreement, dated August 27, 2010, by and between Mission Tanglewood, DST and Grubb & Ellis Apartment REIT Holdings, LP (included as Exhibit 10.2 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 31, 2010 and incorporated herein by reference)

2.3	Purchase and Sale Agreement, dated August 27, 2010, by and between Mission Capital Crossing, DST and Grubb & Ellis Apartment REIT Holdings, LP (included as Exhibit 10.3 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 31, 2010 and incorporated herein by reference)

2.4	Purchase and Sale Agreement, dated August 27, 2010, by and between Mission Barton Creek, DST and Grubb & Ellis Apartment REIT Holdings, LP (included as Exhibit 10.4 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 31, 2010 and incorporated herein by reference)

2.5	Purchase and Sale Agreement, dated August 27, 2010, by and between Mission Briley Parkway, DST and Grubb & Ellis Apartment REIT Holdings, LP (included as Exhibit 10.5 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 31, 2010 and incorporated herein by reference)

2.6	Purchase and Sale Agreement, dated August 27, 2010, by and between Mission Preston Wood, DST and Grubb & Ellis Apartment REIT Holdings, LP (included as Exhibit 10.6 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 31, 2010 and incorporated herein by reference)

2.7	Purchase and Sale Agreement, dated August 27, 2010, by and between Mission Battleground Park, DST and Grubb & Ellis Apartment REIT Holdings, LP (included as Exhibit 10.7 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 31, 2010 and incorporated herein by reference)

2.8	Purchase and Sale Agreement, dated August 27, 2010, by and between Mission Mayfield Downs, DST and Grubb & Ellis Apartment REIT Holdings, LP (included as Exhibit 10.8 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 31, 2010 and incorporated herein by reference)

2.9	Purchase and Sale Agreement, dated August 27, 2010, by and between Mission Brentwood, DST and Grubb & Ellis Apartment REIT Holdings, LP (included as Exhibit 10.9 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 31, 2010 and incorporated herein by reference)

Exhibit Number	Description

2.10	Purchase and Sale Agreement, dated August 27, 2010, by and between Mission Rock Ridge, L.P. and Grubb & Ellis Apartment REIT Holdings, LP (included as Exhibit 10.10 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 31, 2010 and incorporated herein by reference)

3.1**	Amended and Restated Agreement of Limited Partnership of Grubb & Ellis Apartment REIT Holdings, LP

3.3	Articles of Amendment and Restatement of the Apartment REIT (included as Exhibit 3.1 to Grubb & Ellis Apartment REIT, Inc.’s Form 10-Q filed on November 9, 2006 and incorporated by reference herein)

3.4	Articles of Amendment to the Articles of Amendment and Restatement of the Apartment REIT (included as Exhibit 3.1 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on December 10, 2007 and incorporated by reference herein)

3.5	Second Articles of Amendment to the Articles of Amendment and Restatement of the Apartment REIT (included as Exhibit 3.1 to Grubb & Ellis Apartment REIT’s Inc.’s Form 8-K filed on June 23, 2010 and incorporated by reference herein)

3.6	Amended and Restated Bylaws of the Apartment REIT (included as Exhibit 3.2 to Grubb & Ellis Apartment REIT, Inc.’s Form 10-Q filed on November 9, 2006 and incorporated by reference herein)

3.7	Amendment to Amended and Restated Bylaws of the Apartment REIT (included as Exhibit 3.6 to Post-Effective Amendment No. 1 to Grubb & Ellis Apartment REIT, Inc.’s Registration Statement on Form S-11 (File No. 333-130945) filed January 31, 2007 and incorporated by reference)

5.1**	Opinion of Hunton & Williams LLP, as to the legality of the securities being registered

8.1**	Opinion of Hunton & Williams LLP, as to tax matters

8.2*	Opinion of Morris, Manning & Martin, LLP, as to tax matters

10.1**	Amended and Restated Distribution Reinvestment Plan

10.2 **	Share Repurchase Plan

10.3	2006 Incentive Award Plan (included as Exhibit 10.3 to Grubb & Ellis Apartment REIT, Inc.’s Registration Statement on Form S-11, Amendment No. 3 filed on April 21, 2006 (File No. 333-130945) and incorporated herein by reference)

10.4	First Amended and Restated Advisory Agreement between Grubb & Ellis Apartment REIT, Inc. and Grubb & Ellis Apartment REIT Advisor, LLC (included as Exhibit 10.1 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on July 21, 2008 and incorporated herein by reference)

10.4.1	First Amended and Restated Advisory Agreement between Grubb & Ellis Apartment REIT, Inc. and Grubb & Ellis Apartment REIT Advisor, LLC (included as Exhibit 10.1 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on July 21, 2008 and incorporated herein by reference)

Exhibit Number	Description

10.4.2	Form of Amendment No. 2 to the First Amended and Restated Advisory Agreement between Grubb & Ellis Apartment REIT, Inc. and Grubb & Ellis Apartment REIT Advisor, LLC (included as Exhibit 10.1 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed on December 2, 2008 and incorporated herein by reference)

10.5	Escrow Agreement (included as Exhibit 10.5 to Grubb & Ellis Apartment REIT, Inc.’s Form 10-Q filed on November 9, 2006 and incorporated herein by reference)

10.6	Amendment to 2006 Incentive Award Plan (included as Exhibit 10.6 to Grubb & Ellis Apartment REIT, Inc.’s Form 10-Q filed on November 9, 2006 and incorporated herein by reference)

10.7	Assignment of Contract dated October 30, 2006 by Triple Net Properties, LLC to Apartment REIT Walker Ranch, L.P. (included as Exhibit 10.8 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 3, 2006 and incorporated herein by reference)

10.8	Credit Agreement dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.9 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 3, 2006 and incorporated herein by reference)

10.9	Deed of Trust, Security Agreement and Fixture Filing dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.10 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 3, 2006 and incorporated herein by reference)

10.10	Revolving Note dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.11 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 3, 2006 and incorporated herein by reference)

10.11	Swingline Note dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.12 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 3, 2006 and incorporated herein by reference)

10.12	Guaranty dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.13 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 3, 2006 and incorporated herein by reference)

10.13	Assignment of Leases and Rents dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.14 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 3, 2006 and incorporated herein by reference)

10.14	Mezzanine Credit Agreement dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.15 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 3, 2006 and incorporated herein by reference)

Exhibit Number	Description

10.15	Second Deed of Trust, Security Agreement and Fixture Filing dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.16 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 3, 2006 and incorporated herein by reference)

10.16	Note (Mezzanine Loan) for the Walker Ranch Property dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.17 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 3, 2006 and incorporated herein by reference)

10.17	Guaranty (Mezzanine Loan) dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.18 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 3, 2006 and incorporated herein by reference)

10.18	Second Assignment of Leases and Rents dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.19 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 3, 2006 and incorporated herein by reference)

10.19	Senior Credit Agreement Waiver dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.20 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 3, 2006 and incorporated herein by reference)

10.20	Mezzanine Credit Agreement Waiver dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.21 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 3, 2006 and incorporated herein by reference)

10.21	Assignment and Acceptance Agreement dated November 22, 2006 by and among Wachovia Bank, National Association, LaSalle Bank National Association and Wachovia Bank, National Association (included as Exhibit 10.1 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 28, 2006 and incorporated herein by reference)

10.22	First Amendment to Credit Agreement dated November 22, 2006 among NNN Apartment REIT Holdings, L.P., NNN Apartment REIT, Inc., Apartment REIT Walker Ranch, LP and Apartment REIT Walker Ranch GP, LLC, Wachovia Bank, National Association and the Lenders (included as Exhibit 10.2 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 28, 2006 and incorporated herein by reference)

10.23	Revolving Note dated November 22, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.3 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 28, 2006 and incorporated herein by reference)

10.24	Revolving Note dated November 22, 2006 by and among NNN Apartment REIT Holdings, L.P. and LaSalle Bank National Association (included as Exhibit 10.4 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 28, 2006 and incorporated herein by reference)

Exhibit Number	Description

10.25	Amendment to the Contract of Sale dated November 27, 2006 by and between TR Hidden Lake Partners, Ltd. and Triple Net Properties, LLC (included as Exhibit 10.7 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on January 4, 2007 and incorporated herein by reference)

10.26	Deed of Trust, Security Agreement, Fixture Financing Statement and Assignment of Leases and Rents by El Dorado Apartments, LLC for the benefit of Royal Bank of Canada, dated November 29, 2006 (included as Exhibit 10.6 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 7, 2007 and incorporated herein by reference)

10.27	Assignment of Contract dated December 28, 2006 by Triple Net Properties, LLC to Apartment REIT Hidden Lakes, L.P. (included as Exhibit 10.8 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on January 4, 2007 and incorporated herein by reference)

10.28	Promissory Note dated December 28, 2006 issued by Apartment REIT Hidden Lakes, LP to Wachovia Bank, National Association (included as Exhibit 10.9 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on January 4, 2007 and incorporated herein by reference)

10.35	Unsecured Promissory Note dated December 28, 2006 issued by NNN Apartment REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc. (included as Exhibit 10.16 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on January 4, 2007 and incorporated herein by reference)

10.36	Purchase and Sale Agreement by and between Northspring Park, LLC and Triple Net Properties, LLC entered into as of February 21, 2007 (included as Exhibit 10.1 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on June 18, 2007 and incorporated herein by reference)

10.37	Purchase and Sale Agreement dated February 21, 2007 by and between FS Towne Crossing, LTD and Triple Net Properties, LLC (included as Exhibit 10.1 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 31, 2007 and incorporated herein by reference)

10.38	Purchase and Sale Agreement by and between El Dorado Apartments, LLC and Triple Net Properties, LLC, dated February 21, 2007 (included as Exhibit 10.1 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 7, 2007 and incorporated herein by reference)

10.39	Deed of Trust, Security Agreement and Fixture Filing made and given by Braemar Housing Limited Partnership to J. Lindsay Stradley, Jr. as Trustee for Transamerica Occidental Life Insurance Company as of March 25, 2005 (included as Exhibit 10.5 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed July 6, 2007 and incorporated herein by reference)

10.40	Promissory Note dated April 12, 2007 issued by Apartment REIT Walker Ranch, LP to Wachovia Bank, National Association (included as Exhibit 10.1 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on April 17, 2007 and incorporated herein by reference)

10.41	Deed of Trust, Security Agreement and Fixture Filing dated April 12, 2007 by Apartment REIT Walker Ranch, LP for the benefit of Wachovia Bank, National Association (included as Exhibit 10.2 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on April 17, 2007 and incorporated herein by reference)

Exhibit Number	Description

10.42	Indemnity and Guaranty Agreement dated April 12, 2007 by NNN Apartment REIT, Inc. in favor of Wachovia Bank, National Association (included as Exhibit 10.3 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on April 17, 2007 and incorporated herein by reference)

10.43	Assignment of Leases and Rents dated April 12, 2007 by Apartment REIT Walker Ranch, LP to Wachovia Bank, National Association (included as Exhibit 10.4 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on April 17, 2007 and incorporated herein by reference)

10.44	Assignment of Warranties and Other Contract Rights dated April 12, 2007 by Apartment REIT Walker Ranch, LP in favor of Wachovia Bank, National Association (included as Exhibit 10.5 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on April 17, 2007 and incorporated herein by reference)

10.45	Environmental Indemnity Agreement dated April 12, 2007 by NNN Apartment REIT, Inc. in favor of Wachovia Bank, National Association (included as Exhibit 10.6 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on April 17, 2007 and incorporated herein by reference)

10.46	SEC Indemnity and Guaranty Agreement dated April 12, 2007 by NNN Apartment REIT, Inc. in favor of Wachovia Bank, National Association (included as Exhibit 10.7 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on April 17, 2007 and incorporated herein by reference)

10.47	Purchase and Sale Agreement by and between Braemar Housing Limited Partnership and Triple Net Properties, LLC entered into as of April 26, 2007 (included as Exhibit 10.1 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed July 6, 2007 and incorporated herein by reference)

10.48	Secured Promissory Note issued by Braemar Housing Limited Partnership in favor of Transamerica Occidental Life Insurance Company dated May 25, 2005 (included as Exhibit 10.4 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed July 6, 2007 and incorporated herein by reference)

10.49	Absolute Assignment of Leases and Rents by Braemar Housing Limited Partnership in favor of Transamerica Occidental Life Insurance Company dated May 25, 2005 (included as Exhibit 10.6 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed July 6, 2007 and incorporated herein by reference)

10.50	Sale Agreement dated June 8, 2007 by and between Bay Point Resort Corpus Christi, L.P. and Triple Net Properties, LLC (included as Exhibit 10.1 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 7, 2007 and incorporated herein by reference)

10.51	Reinstatement of and First Amendment to and Joinder and Ratification of Purchase and Sale Agreement dated June 8, 2007 by and between FS Towne Crossing, LP, Fountain Green, LLC, and Triple Net Properties, LLC (included as Exhibit 10.2 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 31, 2007 and incorporated herein by reference)

Exhibit Number	Description

10.52	Reinstatement of and First Amendment to Purchase and Sale Agreement by and between North Spring Park, LLC and Triple Net Properties, LLC made as of June 12, 2007 (included as Exhibit 10.2 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on June 18, 2007 and incorporated herein by reference)

10.53	Assignment of Contract by Triple Net Properties, LLC to Apartment REIT Park at North Gate, LP made as of June 12, 2007 (included as Exhibit 10.3 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on June 18, 2007 and incorporated herein by reference)

10.54	Reinstatement of and First Amendment to Purchase and Sale Agreement by and between El Dorado Apartments, LLC and Triple Net Properties, LLC, dated June 12, 2007 (included as Exhibit 10.2 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 7, 2007 and incorporated herein by reference)

10.55	Amendment to Sale Agreement dated June 14, 2007 by and between Bay Point Resort Corpus Christi, L.P. and Triple Net Properties, LLC (included as Exhibit 10.2 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 7, 2007 and incorporated herein by reference)

10.56	Assignment and Assumption of Real Estate Purchase Agreement by and between Triple Net Properties, LLC and Apartment REIT Residences at Braemar, LLC as of June 29, 2007 (included as Exhibit 10.2 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed July 6, 2007 and incorporated herein by reference)

10.57	Loan Assumption and Modification Agreement by and between Apartment REIT Residences at Braemar, LLC, and Transamerica Occidental Life Insurance Company and is joined by Braemar Housing Limited Partnership, et al. made and entered into and effective as of June 29, 2007 (included as Exhibit 10.3 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed July 6, 2007 and incorporated herein by reference)

10.58	Supplemental Carveout Guarantee and Indemnity Agreement by NNN Apartment REIT, Inc. in favor of Transamerica Occidental Life Insurance Company dated June 29, 2007 (included as Exhibit 10.7 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed July 6, 2007 and incorporated herein by reference)

10.59	Supplemental Environmental Indemnity Agreement by Apartment REIT Residences at Braemar, LLC and NNN Apartment REIT, Inc. in favor of Transamerica Occidental Life Insurance Company dated June 29, 2007 (included as Exhibit 10.8 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed July 6, 2007 and incorporated herein by reference)

10.60	Assignment and Subordination of Management Agreement by Apartment REIT Residences at Braemar, LLC, Triple Net Properties Realty, Inc. and Transamerica Occidental Life Insurance Company dated June 29, 2007 (included as Exhibit 10.9 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed July 6, 2007 and incorporated herein by reference)

10.61	Unsecured Promissory Note dated June 29, 2007 issued by NNN Apartment REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc. (included as Exhibit 10.10 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed July 6, 2007 and incorporated herein by reference)

Exhibit Number	Description

10.62	Amendment Letter regarding Credit Agreement dated July 10, 2007 by and among NNN Apartment REIT Holdings, L.P., NNN Apartment REIT, Inc., Wachovia Bank, National Association and LaSalle Bank National Association (included as Exhibit 10.1 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed July 13, 2007 and incorporated herein by reference)

10.63	Amendment Letter regarding Mezzanine Credit Agreement dated July 10, 2007 by and among NNN Apartment REIT Holdings, L.P., NNN Apartment REIT, Inc. and Wachovia Bank, National Association (included as Exhibit 10.2 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed July 13, 2007 and incorporated herein by reference)

10.64	Sale Agreement Assignment dated August 1, 2007 by and between Triple Net Properties, LLC and Apartment REIT Bay Point Resort, LLC (included as Exhibit 10.3 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 7, 2007 and incorporated herein by reference)

10.65	Fixed+1 Multifamily Note dated August 1, 2007 by Apartment REIT Bay Point Resort, LLC in favor of PNC ARCS LLC (included as Exhibit 10.4 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 7, 2007 and incorporated herein by reference)

10.66	Multifamily Deed of Trust, Assignment of Rents, and Security Agreement and Fixture Filing dated August 1, 2007 by Apartment REIT Bay Point Resort, LLC to Lawyers Title Insurance Corporation for the benefit of PNC ARCS LLC (included as Exhibit 10.5 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 7, 2007 and incorporated herein by reference)

10.67	Unsecured Promissory Note dated August 1, 2007 by NNN Apartment REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc. (included as Exhibit 10.6 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 7, 2007 and incorporated herein by reference)

10.68	Fixed+1 Multifamily Note dated August 1, 2007 by Apartment REIT Park at North Gate, LP in favor of PNC ARCS LLC (included as Exhibit 10.7 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 7, 2007 and incorporated herein by reference)

10.69	Multifamily Deed of Trust, Assignment of Rents, and Security Agreement and Fixture Filing dated August 1, 2007 by Apartment REIT Park at North Gate, LP to Lawyers Title Insurance Company for the benefit of PNC ARCS LLC (included as Exhibit 10.8 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 7, 2007 and incorporated herein by reference)

10.70	Assumption Agreement dated August 24, 2007 by and among FS Towne Crossing, LP, Bowler Holdings, LLC, Fountain Green, LLC, Apartment REIT Towne Crossing, LP, and the Federal Home Loan Mortgage Corporation acknowledged and consented to by Wendell A. Jacobson (included as Exhibit 10.4 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 31, 2007 and incorporated herein by reference)

10.71	Guaranty dated August 28, 2007 by NNN Apartment REIT, Inc. for the benefit of Federal Home Loan Mortgage Corporation (included as Exhibit 10.7 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 31, 2007 and incorporated herein by reference)

10.72	Assignment of Contract dated August 29, 2007 by Triple Net Properties, LLC to Apartment REIT Towne Crossing, LP (included as Exhibit 10.3 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 31, 2007 and incorporated herein by reference)

Exhibit Number	Description

10.73	Unsecured Promissory Note dated August 29, 2007 by NNN Apartment REIT Holdings, LP in favor of NNN Realty Advisors, Inc. (included Exhibit 10.8 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 31, 2007 and incorporated herein by reference)

10.74	Assignment of Contract by Triple Net Properties, LLC to Apartment REIT Villas of El Dorado, LLC, dated November 1, 2007 (included as Exhibit 10.3 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 7, 2007 and incorporated herein by reference)

10.75	Agreement of Assumption and Modification of Security Instrument and Other Loan Documents by and among El Dorado Apartments, LLC; Wendell A. Jacobson; Apartment REIT Villas of El Dorado, LLC; NNN Apartment REIT, Inc.; and The Bank of New York Trust Company, National Association, as Trustee for the Registered Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14, dated as of November 1, 2007 (included as Exhibit 10.4 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 7, 2007 and incorporated herein by reference)

10.76	Limited Guaranty by NNN Apartment REIT, Inc. in favor of The Bank of New York Trust Company, National Association, as Trustee for the Registered Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14, dated November 1, 2007 (included Exhibit 10.7 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 7, 2007 and incorporated herein by reference)

10.77	Environmental Indemnity Agreement by Apartment REIT Villas of El Dorado, LLC and NNN Apartment REIT, Inc. for the benefit of The Bank of New York Trust Company, National Association, as Trustee for the Registered Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14, dated November 1, 2007 (included as Exhibit 10.8 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 7, 2007 and incorporated herein by reference)

10.78	Loan Agreement by and between NNN Apartment REIT, Inc. and Wachovia Bank, National Association, dated November 1, 2007 (included as Exhibit 10.9 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 7, 2007 and incorporated herein by reference)

10.79	Promissory Note by NNN Apartment REIT, Inc. in favor of Wachovia Bank, National Association, dated November 1, 2007 (included as Exhibit 10.10 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 7, 2007 and incorporated herein by reference)

10.80	Pledge Agreement (Partnership Interests) by and between Wachovia Bank, National Association and NNN Apartment REIT Holdings, L.P., dated November 1, 2007 (included as Exhibit 10.11 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 7, 2007 and incorporated herein by reference)

10.81	Promissory Note by El Dorado Apartments, LLC in favor of Royal Bank of Canada, dated November 29, 2007 (included as Exhibit 10.5 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 7, 2007 and incorporated herein by reference)

10.82	Purchase and Sale Agreement by and between Fort Nelson Apartments, L.L.C. and Triple Net Properties, LLC, dated December 10, 2007 (included as Exhibit 10.1 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)

Exhibit Number	Description

10.83	Purchase and Sale Agreement by and between The Myrtles at Old Towne, L.L.C. and Triple Net Properties, LLC, dated December 10, 2007 (included as Exhibit 10.2 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)

10.84	Amendment Letter by and between Triple Net Properties, LLC, Fort Nelson Apartments, L.L.C. and The Myrtles at Old Towne, L.L.C., dated December 19, 2007 (included as Exhibit 10.3 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)

10.85	Sale Agreement Assignment by and between Triple Net, Properties, LLC and G&E Apartment REIT The Heights at Old Towne, LLC, dated December 21, 2007 (included as Exhibit 10.4 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)

10.86	Sale Agreement Assignment by and between Triple Net, Properties, LLC and G&E Apartment REIT The Myrtles at Old Towne, LLC, dated December 21, 2007 (included as Exhibit 10.5 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)

10.87	Multifamily Note by G&E Apartment REIT The Heights at Old Towne, LLC issued to Capmark Bank for Freddie Mac, dated December 21, 2007 (included as Exhibit 10.6 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)

10.88	Multifamily Deed of Trust, Assignment of Rents and Security Agreement, by G&E Apartment REIT The Heights at Old Towne, LLC, dated December 21, 2007 (included as Exhibit 10.7 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)

10.89	Guaranty by G&E Apartment REIT The Heights at Old Towne, LLC for the benefit of Capmark Bank, dated December 21, 2007 (included as Exhibit 10.8 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)

10.90	Multifamily Note by G&E Apartment REIT The Myrtles at Old Towne, LLC issued to Capmark Bank for Freddie Mac, dated December 21, 2007 (included as Exhibit 10.9 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)

10.91	Multifamily Deed of Trust, Assignment of Rents and Security Agreement, by G&E Apartment REIT The Myrtles at Old Towne, LLC, dated December 21, 2007 (included as Exhibit 10.10 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)

10.92	Guaranty by G&E Apartment REIT The Myrtles at Old Towne, LLC for the benefit of Capmark Bank, dated December 21, 2007 (included as Exhibit 10.11 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)

Exhibit Number	Description

10.93	First Amendment to and Waiver of Loan Agreement between Grubb & Ellis Apartment REIT, Inc. and Wachovia Bank, National Association, dated December 21, 2007 (included as Exhibit 10.12 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)

10.94	First Amended and Restated Pledge Agreement by and between Wachovia Bank, N.A. and Grubb and Ellis Apartment REIT Holdings, L.P., dated December 21, 2007 (included as Exhibit 10.13 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)

10.95	Unsecured Promissory Note issued by Grubb and Ellis Apartment REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc., dated December 21, 2007 (included as Exhibit 10.14 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)

10.96	Contract of Sale by and between Cedar Park Multifamily, Ltd. and Triple Net Properties, LLC, dated January 8, 2008 (included as Exhibit 10.1 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)

10.97	Amendment to Contract of Sale by and between Cedar Park Multifamily, Ltd. and Triple Net Properties, LLC, dated February 26, 2008 (included as Exhibit 10.2 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)

10.98	Second Amendment to Contract of Sale by and between Cedar Park Multifamily, Ltd. and Grubb & Ellis Realty Investors, LLC, dated March 7, 2008 (included as Exhibit 10.3 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)

10.99	Third Amendment to Contract of Sale by and between Cedar Park Multifamily, Ltd. and Grubb & Ellis Realty Investors, LLC, dated March 27, 2008 (included as Exhibit 10.4 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)

10.100	Sale Agreement Assignment by and between Grubb & Ellis Realty Investors, LLC and G&E Apartment REIT Arboleda, LLC, dated March 27, 2008 (included as Exhibit 10.5 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)

10.101	Fixed+1 Multifamily Note by G&E Apartment REIT Arboleda, LLC in favor of PNC ARCS, LLC, dated March 31, 2008 (included as Exhibit 10.6 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)

10.102	Multifamily Deed of Trust, Assignment of Rents and Security Agreement and Fixture Filing by G&E Apartment REIT Arboleda, LLC for the benefit of PNC ARCS, LLC, dated March 31, 2008 (included as Exhibit 10.7 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)

10.103	Second Amendment to and Waiver of Loan Agreement by and between Grubb & Ellis Apartment REIT, Inc. and Wachovia Bank, National Association, dated March 31, 2008 (included as Exhibit 10.8 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)

Exhibit Number	Description

10.104	Amended and Restated Promissory Note by Grubb & Ellis Apartment REIT, Inc. in favor of Wachovia Bank, National Association, dated March 31, 2008 (included as Exhibit 10.9 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)

10.105	Second Amended and Restated Pledge Agreement (Membership and Partnership Interests) by and between Wachovia Bank, National Association and Grubb & Ellis Apartment REIT Holdings, LP, dated March 31, 2008 (included as Exhibit 10.10 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)

10.106	Purchase and Sale Agreement by and between Atlanta Creekside Gardens Associates, LLC and Grubb & Ellis Realty Investors, LLC, dated June 12, 2008 (included as Exhibit 10.1 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)

10.107	First Amendment to Purchase and Sale Agreement by and between Atlanta Creekside Gardens Associates, LLC and Grubb & Ellis Realty Investors, LLC, dated June 18, 2008 (included as Exhibit 10.2 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)

10.108	Purchase and Sale Agreement by and between AMLI at Peachtree City-Phase I, LLC, AMLI at Peachtree City-Phase II, LLC and Grubb and Ellis Realty Investors, LLC, dated June 23, 2008 (included as Exhibit 10.4 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)

10.109	Purchase and Sale Agreement Assignment by and between Grubb & Ellis Realty Investors, LLC and G&E Apartment REIT Creekside Crossing, LLC, dated June 26, 2008 (included as Exhibit 10.3 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)

10.110	Multifamily Note by G&E Apartment REIT Creekside Crossing, LLC to the order of Capmark Bank for Freddie Mac, dated June 26, 2008 (included as Exhibit 10.6 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)

10.111	Multifamily Deed of Trust, Assignment of Rents and Security Agreement by G&E Apartment REIT Creekside Crossing, LLC and Capmark Bank, dated June 26, 2008 (included as Exhibit 10.7 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)

10.112	Guaranty by Grubb & Ellis Apartment REIT, Inc. for the benefit of Capmark Bank, dated June 26, 2008 (included as Exhibit 10.8 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)

10.113	Multifamily Note by G&E Apartment REIT Kedron Village, LLC to the order of Capmark Bank for Freddie Mac, dated June 26, 2008 (included as Exhibit 10.9 to its Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)

Exhibit Number	Description

10.114	Multifamily Deed of Trust, Assignment of Rents and Security Agreement by G&E Apartment REIT Kedron Village, LLC and Capmark Bank, dated June 26, 2008 (included as Exhibit 10.10 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)

10.115	Guaranty by Grubb & Ellis Apartment REIT, Inc. for the benefit of Capmark Bank, dated June 26, 2008 (included as Exhibit 10.11 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)

10.116	Third Amendment to and Waiver of Loan Agreement between Grubb & Ellis Apartment REIT, Inc. and Wachovia Bank, National Association, dated June 26, 2008 (included as Exhibit 10.12 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)

10.117	Third Amended and Restated Pledge Agreement by and between Wachovia Bank, National Association and Grubb and Ellis Apartment REIT Holdings, L.P., dated June 26, 2008 (included as Exhibit 10.13 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)

10.118	Assignment and Assumption of Real Estate Purchase Agreement by and between Grubb & Ellis Realty Investors, LLC and G&E Apartment REIT Kedron Village, LLC, dated June 27, 2008 (included as Exhibit 10.5 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)

10.119	Unsecured Promissory Note by Grubb & Ellis Apartment REIT Holdings, LP in favor of NNN Realty Advisors, Inc., dated June 27, 2008 (included Exhibit 10.14 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)

10.120	Real Estate Purchase and Sale Agreement by and between Apartments at Canyon Ridge, LLC and Grubb & Ellis Realty Investors, LLC, dated July 10, 2008 (included as Exhibit 10.1 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed September 19, 2008 and incorporated herein by reference)

10.121	First Amendment to Real Estate Purchase and Sale Agreement by and between Apartments at Canyon Ridge, LLC and Grubb & Ellis Realty Investors, LLC, dated August 15, 2008 (included as Exhibit 10.2 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed September 19, 2008 and incorporated herein by reference)

10.122	Assignment and Assumption of Real Estate Purchase and Sale Agreement by and between Grubb & Ellis Realty Investors, LLC and G&E Apartment REIT Canyon Ridge, LLC, dated September 15, 2008 (included as Exhibit 10.3 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed September 19, 2008 and incorporated herein by reference)

10.123	Multifamily Note by G&E Apartment REIT Canyon Ridge, LLC to the order of Capmark Bank, dated September 15, 2008 (included as Exhibit 10.4 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed September 19, 2008 and incorporated herein by reference)

Exhibit Number	Description

10.124	Multifamily Deed of Trust, Assignment of Rents and Security Agreement by G&E Apartment REIT Canyon Ridge, LLC for the benefit of Capmark Bank, dated September 15, 2008 (included as Exhibit 10.5 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed September 19, 2008 and incorporated herein by reference)

10.125	Guaranty by Grubb & Ellis Apartment REIT, Inc. for the benefit of Capmark Bank, dated September 15, 2008 (included as Exhibit 10.6 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed September 19, 2008 and incorporated herein by reference)

10.126	Fourth Amendment to and Waiver of Loan Agreement between Grubb & Ellis Apartment REIT, Inc. and Wachovia Bank, National Association, dated September 15, 2008 (included as Exhibit 10.7 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed September 19, 2008 and incorporated herein by reference)

10.127	Fourth Amended and Restated Pledge Agreement by and between Wachovia Bank, National Association and Grubb and Ellis Apartment REIT Holdings, L.P., dated September 15, 2008 (included as Exhibit 10.8 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed September 19, 2008 and incorporated herein by reference)

10.128	Unsecured Promissory Note by Grubb & Ellis Apartment REIT Holdings, LP in favor of NNN Realty Advisors, Inc., dated September 15, 2008 (included as Exhibit 10.9 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed September 19, 2008 and incorporated herein by reference)

10.129	Assignment and Assumption of Real Estate Purchase and Sale Agreement by and between Grubb & Ellis Realty Investors, LLC and G&E Apartment REIT Canyon Ridge, LLC, dated September 15, 2008 (included as Exhibit 10.3 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K/A filed September 25, 2008 and incorporated herein by reference)

21.1**	Subsidiaries of Grubb & Ellis Apartment REIT Holdings, LP

23.1**	Consent of Hunton & Williams LLP (included in Exhibit 5.1)

23.2**	Consent of Hunton & Williams LLP (included in Exhibit 8.1)

23.3*	Consent of Deloitte & Touche LLP

23.4*	Consent of Grant Thornton LLP

24.1**	Power of Attorney (included on Signature Page)

*	Filed herewith.

**	To be filed by amendment.
Item 37.      Undertakings.
(b) The undersigned registrant hereby undertakes that:
       (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the

Securities Act of 1933, as amended, shall be deemed to part of this registration statement as of the time it was declared effective.
       (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
       Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, in the Commonwealth of Virginia, on this 24th day of November, 2010.

GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP

By:	Grubb & Ellis Apartment REIT, Inc., as general partner

By:	/s/ Stanley J. Olander, Jr.
Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer, President, Chief Financial Officer and Chairman of the Board

POWER OF ATTORNEY
       Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
       KNOW BY ALL THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stanley J. Olander, Jr. and Gustav G. Remppies and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933, as amended, and any rules, regulations and requirements of the U.S. Securities and Exchange Commission in connection with this registration statement on Form S-11 and any and all amendments thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Stanley J. Olander, Jr.	Chief Executive Officer, President, Chief Financial	November 24, 2010
Stanley J. Olander, Jr.	Officer and Chairman of the Board
(Principal Executive Officer, Principal Financial
Officer and Principal Accounting Officer)

/s/ Andrea R. Biller	Director	November 24, 2010
Andrea R. Biller

/s/ Glenn W. Bunting	Director	November 24, 2010
Glenn W. Bunting

/s/ Richard S. Johnson	Director	November 24, 2010
Richard S. Johnson

EXHIBIT INDEX

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated August 27, 2010, by and among MR Property Management, LLC, Mission Residential Management, LLC, MR Holdings, LLC and Christopher C. Finlay (included as Exhibit 10.01 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 31, 2010 and incorporated herein by reference)

2.2	Purchase and Sale Agreement, dated August 27, 2010, by and between Mission Tanglewood, DST and Grubb & Ellis Apartment REIT Holdings, LP (included as Exhibit 10.2 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 31, 2010 and incorporated herein by reference)

2.3	Purchase and Sale Agreement, dated August 27, 2010, by and between Mission Capital Crossing, DST and Grubb & Ellis Apartment REIT Holdings, LP (included as Exhibit 10.3 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 31, 2010 and incorporated herein by reference)

2.4	Purchase and Sale Agreement, dated August 27, 2010, by and between Mission Barton Creek, DST and Grubb & Ellis Apartment REIT Holdings, LP (included as Exhibit 10.4 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 31, 2010 and incorporated herein by reference)

2.5	Purchase and Sale Agreement, dated August 27, 2010, by and between Mission Briley Parkway, DST and Grubb & Ellis Apartment REIT Holdings, LP (included as Exhibit 10.5 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 31, 2010 and incorporated herein by reference)

2.6	Purchase and Sale Agreement, dated August 27, 2010, by and between Mission Preston Wood, DST and Grubb & Ellis Apartment REIT Holdings, LP (included as Exhibit 10.6 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 31, 2010 and incorporated herein by reference)

2.7	Purchase and Sale Agreement, dated August 27, 2010, by and between Mission Battleground Park, DST and Grubb & Ellis Apartment REIT Holdings, LP (included as Exhibit 10.7 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 31, 2010 and incorporated herein by reference)

2.8	Purchase and Sale Agreement, dated August 27, 2010, by and between Mission Mayfield Downs, DST and Grubb & Ellis Apartment REIT Holdings, LP (included as Exhibit 10.8 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 31, 2010 and incorporated herein by reference)

2.9	Purchase and Sale Agreement, dated August 27, 2010, by and between Mission Brentwood, DST and Grubb & Ellis Apartment REIT Holdings, LP (included as Exhibit 10.9 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 31, 2010 and incorporated herein by reference)

2.10	Purchase and Sale Agreement, dated August 27, 2010, by and between Mission Rock Ridge, L.P. and Grubb & Ellis Apartment REIT Holdings, LP (included as Exhibit 10.10 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 31, 2010 and incorporated herein by reference)

Exhibit Number	Description

3.1**	Amended and Restated Agreement of Limited Partnership of Grubb & Ellis Apartment REIT Holdings, LP (including as Exhibit 3.3 to Grubb & Ellis Apartment REIT, Inc.’s Form 10-Q filed on November 9, 2006 and incorporated by reference herein)

3.3	Articles of Amendment and Restatement of the Apartment REIT (included as Exhibit 3.1 to Grubb & Ellis Apartment REIT, Inc.’s Form 10-Q filed on November 9, 2006 and incorporated by reference herein)

3.4	Articles of Amendment to the Articles of Amendment and Restatement of the Apartment REIT (included as Exhibit 3.1 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on December 10, 2007 and incorporated by reference herein)

3.5	Second Articles of Amendment to the Articles of Amendment and Restatement of the Apartment REIT (included as Exhibit 3.1 to Grubb & Ellis Apartment REIT’s Inc.’s Form 8-K filed on June 23, 2010 and incorporated by reference herein)

3.6	Amended and Restated Bylaws of the Apartment REIT (included as Exhibit 3.2 to Grubb & Ellis Apartment REIT, Inc.’s Form 10-Q filed on November 9, 2006 and incorporated by reference herein)

3.7	Amendment to Amended and Restated Bylaws of the Apartment REIT (included as Exhibit 3.6 to Post-Effective Amendment No. 1 to Grubb & Ellis Apartment REIT, Inc.’s Registration Statement on Form S-11 (File No. 333-130945) filed January 31, 2007 and incorporated by reference)

5.1**	Opinion of Hunton & Williams LLP, as to the legality of the securities being registered

8.1**	Opinion of Hunton & Williams LLP, as to tax matters

8.2**	Opinion of Morris, Manning & Martin, LLP, as to tax matters

10.1**	Amended and Restated Distribution Reinvestment Plan

10.2**	Share Repurchase Plan

10.3	2006 Incentive Award Plan (included as Exhibit 10.3 to Grubb & Ellis Apartment REIT, Inc.’s Registration Statement on Form S-11, Amendment No. 3 filed on April 21, 2006 (File No. 333-130945) and incorporated herein by reference)

10.4	First Amended and Restated Advisory Agreement between Grubb & Ellis Apartment REIT, Inc. and Grubb & Ellis Apartment REIT Advisor, LLC (included as Exhibit 10.1 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on July 21, 2008 and incorporated herein by reference)

10.4.1	First Amended and Restated Advisory Agreement between Grubb & Ellis Apartment REIT, Inc. and Grubb & Ellis Apartment REIT Advisor, LLC (included as Exhibit 10.1 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on July 21, 2008 and incorporated herein by reference)

Exhibit Number	Description

10.4.2	Form of Amendment No. 2 to the First Amended and Restated Advisory Agreement between Grubb & Ellis Apartment REIT, Inc. and Grubb & Ellis Apartment REIT Advisor, LLC (included as Exhibit 10.1 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed on December 2, 2008 and incorporated herein by reference)

10.5	Escrow Agreement (included as Exhibit 10.5 to Grubb & Ellis Apartment REIT, Inc.’s Form 10-Q filed on November 9, 2006 and incorporated herein by reference)

10.6	Amendment to 2006 Incentive Award Plan (included as Exhibit 10.6 to Grubb & Ellis Apartment REIT, Inc.’s Form 10-Q filed on November 9, 2006 and incorporated herein by reference)

10.7	Assignment of Contract dated October 30, 2006 by Triple Net Properties, LLC to Apartment REIT Walker Ranch, L.P. (included as Exhibit 10.8 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 3, 2006 and incorporated herein by reference)

10.8	Credit Agreement dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.9 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 3, 2006 and incorporated herein by reference)

10.9	Deed of Trust, Security Agreement and Fixture Filing dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.10 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 3, 2006 and incorporated herein by reference)

10.10	Revolving Note dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.11 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 3, 2006 and incorporated herein by reference)

10.11	Swingline Note dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.12 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 3, 2006 and incorporated herein by reference)

10.12	Guaranty dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.13 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 3, 2006 and incorporated herein by reference)

10.13	Assignment of Leases and Rents dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.14 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 3, 2006 and incorporated herein by reference)

10.14	Mezzanine Credit Agreement dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.15 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 3, 2006 and incorporated herein by reference)

Exhibit Number	Description

10.15	Second Deed of Trust, Security Agreement and Fixture Filing dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.16 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 3, 2006 and incorporated herein by reference)

10.16	Note (Mezzanine Loan) for the Walker Ranch Property dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.17 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 3, 2006 and incorporated herein by reference)

10.17	Guaranty (Mezzanine Loan) dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.18 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 3, 2006 and incorporated herein by reference)

10.18	Second Assignment of Leases and Rents dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.19 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 3, 2006 and incorporated herein by reference)

10.19	Senior Credit Agreement Waiver dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.20 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 3, 2006 and incorporated herein by reference)

10.20	Mezzanine Credit Agreement Waiver dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.21 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 3, 2006 and incorporated herein by reference)

10.21	Assignment and Acceptance Agreement dated November 22, 2006 by and among Wachovia Bank, National Association, LaSalle Bank National Association and Wachovia Bank, National Association (included as Exhibit 10.1 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 28, 2006 and incorporated herein by reference)

10.22	First Amendment to Credit Agreement dated November 22, 2006 among NNN Apartment REIT Holdings, L.P., NNN Apartment REIT, Inc., Apartment REIT Walker Ranch, LP and Apartment REIT Walker Ranch GP, LLC, Wachovia Bank, National Association and the Lenders (included as Exhibit 10.2 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 28, 2006 and incorporated herein by reference)

10.23	Revolving Note dated November 22, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.3 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 28, 2006 and incorporated herein by reference)

10.24	Revolving Note dated November 22, 2006 by and among NNN Apartment REIT Holdings, L.P. and LaSalle Bank National Association (included as Exhibit 10.4 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 28, 2006 and incorporated herein by reference)

Exhibit Number	Description

10.25	Amendment to the Contract of Sale dated November 27, 2006 by and between TR Hidden Lake Partners, Ltd. and Triple Net Properties, LLC (included as Exhibit 10.7 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on January 4, 2007 and incorporated herein by reference)

10.26	Deed of Trust, Security Agreement, Fixture Financing Statement and Assignment of Leases and Rents by El Dorado Apartments, LLC for the benefit of Royal Bank of Canada, dated November 29, 2006 (included as Exhibit 10.6 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 7, 2007 and incorporated herein by reference)

10.27	Assignment of Contract dated December 28, 2006 by Triple Net Properties, LLC to Apartment REIT Hidden Lakes, L.P. (included as Exhibit 10.8 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on January 4, 2007 and incorporated herein by reference)

10.28	Promissory Note dated December 28, 2006 issued by Apartment REIT Hidden Lakes, LP to Wachovia Bank, National Association (included as Exhibit 10.9 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on January 4, 2007 and incorporated herein by reference)

10.35	Unsecured Promissory Note dated December 28, 2006 issued by NNN Apartment REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc. (included as Exhibit 10.16 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on January 4, 2007 and incorporated herein by reference)

10.36	Purchase and Sale Agreement by and between Northspring Park, LLC and Triple Net Properties, LLC entered into as of February 21, 2007 (included as Exhibit 10.1 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on June 18, 2007 and incorporated herein by reference)

10.37	Purchase and Sale Agreement dated February 21, 2007 by and between FS Towne Crossing, LTD and Triple Net Properties, LLC (included as Exhibit 10.1 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 31, 2007 and incorporated herein by reference)

10.38	Purchase and Sale Agreement by and between El Dorado Apartments, LLC and Triple Net Properties, LLC, dated February 21, 2007 (included as Exhibit 10.1 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 7, 2007 and incorporated herein by reference)

10.39	Deed of Trust, Security Agreement and Fixture Filing made and given by Braemar Housing Limited Partnership to J. Lindsay Stradley, Jr. as Trustee for Transamerica Occidental Life Insurance Company as of March 25, 2005 (included as Exhibit 10.5 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed July 6, 2007 and incorporated herein by reference)

10.40	Promissory Note dated April 12, 2007 issued by Apartment REIT Walker Ranch, LP to Wachovia Bank, National Association (included as Exhibit 10.1 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on April 17, 2007 and incorporated herein by reference)

10.41	Deed of Trust, Security Agreement and Fixture Filing dated April 12, 2007 by Apartment REIT Walker Ranch, LP for the benefit of Wachovia Bank, National Association (included as Exhibit 10.2 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on April 17, 2007 and incorporated herein by reference)

Exhibit Number	Description

10.42	Indemnity and Guaranty Agreement dated April 12, 2007 by NNN Apartment REIT, Inc. in favor of Wachovia Bank, National Association (included as Exhibit 10.3 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on April 17, 2007 and incorporated herein by reference)

10.43	Assignment of Leases and Rents dated April 12, 2007 by Apartment REIT Walker Ranch, LP to Wachovia Bank, National Association (included as Exhibit 10.4 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on April 17, 2007 and incorporated herein by reference)

10.44	Assignment of Warranties and Other Contract Rights dated April 12, 2007 by Apartment REIT Walker Ranch, LP in favor of Wachovia Bank, National Association (included as Exhibit 10.5 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on April 17, 2007 and incorporated herein by reference)

10.45	Environmental Indemnity Agreement dated April 12, 2007 by NNN Apartment REIT, Inc. in favor of Wachovia Bank, National Association (included as Exhibit 10.6 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on April 17, 2007 and incorporated herein by reference)

10.46	SEC Indemnity and Guaranty Agreement dated April 12, 2007 by NNN Apartment REIT, Inc. in favor of Wachovia Bank, National Association (included as Exhibit 10.7 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on April 17, 2007 and incorporated herein by reference)

10.47	Purchase and Sale Agreement by and between Braemar Housing Limited Partnership and Triple Net Properties, LLC entered into as of April 26, 2007 (included as Exhibit 10.1 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed July 6, 2007 and incorporated herein by reference)

10.48	Secured Promissory Note issued by Braemar Housing Limited Partnership in favor of Transamerica Occidental Life Insurance Company dated May 25, 2005 (included as Exhibit 10.4 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed July 6, 2007 and incorporated herein by reference)

10.49	Absolute Assignment of Leases and Rents by Braemar Housing Limited Partnership in favor of Transamerica Occidental Life Insurance Company dated May 25, 2005 (included as Exhibit 10.6 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed July 6, 2007 and incorporated herein by reference)

10.50	Sale Agreement dated June 8, 2007 by and between Bay Point Resort Corpus Christi, L.P. and Triple Net Properties, LLC (included as Exhibit 10.1 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 7, 2007 and incorporated herein by reference)

10.51	Reinstatement of and First Amendment to and Joinder and Ratification of Purchase and Sale Agreement dated June 8, 2007 by and between FS Towne Crossing, LP, Fountain Green, LLC, and Triple Net Properties, LLC (included as Exhibit 10.2 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 31, 2007 and incorporated herein by reference)

Exhibit Number	Description

10.52	Reinstatement of and First Amendment to Purchase and Sale Agreement by and between North Spring Park, LLC and Triple Net Properties, LLC made as of June 12, 2007 (included as Exhibit 10.2 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on June 18, 2007 and incorporated herein by reference)

10.53	Assignment of Contract by Triple Net Properties, LLC to Apartment REIT Park at North Gate, LP made as of June 12, 2007 (included as Exhibit 10.3 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on June 18, 2007 and incorporated herein by reference)

10.54	Reinstatement of and First Amendment to Purchase and Sale Agreement by and between El Dorado Apartments, LLC and Triple Net Properties, LLC, dated June 12, 2007 (included as Exhibit 10.2 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 7, 2007 and incorporated herein by reference)

10.55	Amendment to Sale Agreement dated June 14, 2007 by and between Bay Point Resort Corpus Christi, L.P. and Triple Net Properties, LLC (included as Exhibit 10.2 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 7, 2007 and incorporated herein by reference)

10.56	Assignment and Assumption of Real Estate Purchase Agreement by and between Triple Net Properties, LLC and Apartment REIT Residences at Braemar, LLC as of June 29, 2007 (included as Exhibit 10.2 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed July 6, 2007 and incorporated herein by reference)

10.57	Loan Assumption and Modification Agreement by and between Apartment REIT Residences at Braemar, LLC, and Transamerica Occidental Life Insurance Company and is joined by Braemar Housing Limited Partnership, et al. made and entered into and effective as of June 29, 2007 (included as Exhibit 10.3 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed July 6, 2007 and incorporated herein by reference)

10.58	Supplemental Carveout Guarantee and Indemnity Agreement by NNN Apartment REIT, Inc. in favor of Transamerica Occidental Life Insurance Company dated June 29, 2007 (included as Exhibit 10.7 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed July 6, 2007 and incorporated herein by reference)

10.59	Supplemental Environmental Indemnity Agreement by Apartment REIT Residences at Braemar, LLC and NNN Apartment REIT, Inc. in favor of Transamerica Occidental Life Insurance Company dated June 29, 2007 (included as Exhibit 10.8 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed July 6, 2007 and incorporated herein by reference)

10.60	Assignment and Subordination of Management Agreement by Apartment REIT Residences at Braemar, LLC, Triple Net Properties Realty, Inc. and Transamerica Occidental Life Insurance Company dated June 29, 2007 (included as Exhibit 10.9 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed July 6, 2007 and incorporated herein by reference)

10.61	Unsecured Promissory Note dated June 29, 2007 issued by NNN Apartment REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc. (included as Exhibit 10.10 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed July 6, 2007 and incorporated herein by reference)

Exhibit Number	Description

10.62	Amendment Letter regarding Credit Agreement dated July 10, 2007 by and among NNN Apartment REIT Holdings, L.P., NNN Apartment REIT, Inc., Wachovia Bank, National Association and LaSalle Bank National Association (included as Exhibit 10.1 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed July 13, 2007 and incorporated herein by reference)

10.63	Amendment Letter regarding Mezzanine Credit Agreement dated July 10, 2007 by and among NNN Apartment REIT Holdings, L.P., NNN Apartment REIT, Inc. and Wachovia Bank, National Association (included as Exhibit 10.2 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed July 13, 2007 and incorporated herein by reference)

10.64	Sale Agreement Assignment dated August 1, 2007 by and between Triple Net Properties, LLC and Apartment REIT Bay Point Resort, LLC (included as Exhibit 10.3 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 7, 2007 and incorporated herein by reference)

10.65	Fixed+1 Multifamily Note dated August 1, 2007 by Apartment REIT Bay Point Resort, LLC in favor of PNC ARCS LLC (included as Exhibit 10.4 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 7, 2007 and incorporated herein by reference)

10.66	Multifamily Deed of Trust, Assignment of Rents, and Security Agreement and Fixture Filing dated August 1, 2007 by Apartment REIT Bay Point Resort, LLC to Lawyers Title Insurance Corporation for the benefit of PNC ARCS LLC (included as Exhibit 10.5 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 7, 2007 and incorporated herein by reference)

10.67	Unsecured Promissory Note dated August 1, 2007 by NNN Apartment REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc. (included as Exhibit 10.6 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 7, 2007 and incorporated herein by reference)

10.68	Fixed+1 Multifamily Note dated August 1, 2007 by Apartment REIT Park at North Gate, LP in favor of PNC ARCS LLC (included as Exhibit 10.7 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 7, 2007 and incorporated herein by reference)

10.69	Multifamily Deed of Trust, Assignment of Rents, and Security Agreement and Fixture Filing dated August 1, 2007 by Apartment REIT Park at North Gate, LP to Lawyers Title Insurance Company for the benefit of PNC ARCS LLC (included as Exhibit 10.8 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 7, 2007 and incorporated herein by reference)

10.70	Assumption Agreement dated August 24, 2007 by and among FS Towne Crossing, LP, Bowler Holdings, LLC, Fountain Green, LLC, Apartment REIT Towne Crossing, LP, and the Federal Home Loan Mortgage Corporation acknowledged and consented to by Wendell A. Jacobson (included as Exhibit 10.4 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 31, 2007 and incorporated herein by reference)

10.71	Guaranty dated August 28, 2007 by NNN Apartment REIT, Inc. for the benefit of Federal Home Loan Mortgage Corporation (included as Exhibit 10.7 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 31, 2007 and incorporated herein by reference)

10.72	Assignment of Contract dated August 29, 2007 by Triple Net Properties, LLC to Apartment REIT Towne Crossing, LP (included as Exhibit 10.3 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 31, 2007 and incorporated herein by reference)

Exhibit Number	Description

10.73	Unsecured Promissory Note dated August 29, 2007 by NNN Apartment REIT Holdings, LP in favor of NNN Realty Advisors, Inc. (included Exhibit 10.8 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on August 31, 2007 and incorporated herein by reference)

10.74	Assignment of Contract by Triple Net Properties, LLC to Apartment REIT Villas of El Dorado, LLC, dated November 1, 2007 (included as Exhibit 10.3 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 7, 2007 and incorporated herein by reference)

10.75	Agreement of Assumption and Modification of Security Instrument and Other Loan Documents by and among El Dorado Apartments, LLC; Wendell A. Jacobson; Apartment REIT Villas of El Dorado, LLC; NNN Apartment REIT, Inc.; and The Bank of New York Trust Company, National Association, as Trustee for the Registered Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14, dated as of November 1, 2007 (included as Exhibit 10.4 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 7, 2007 and incorporated herein by reference)

10.76	Limited Guaranty by NNN Apartment REIT, Inc. in favor of The Bank of New York Trust Company, National Association, as Trustee for the Registered Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14, dated November 1, 2007 (included Exhibit 10.7 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 7, 2007 and incorporated herein by reference)

10.77	Environmental Indemnity Agreement by Apartment REIT Villas of El Dorado, LLC and NNN Apartment REIT, Inc. for the benefit of The Bank of New York Trust Company, National Association, as Trustee for the Registered Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14, dated November 1, 2007 (included as Exhibit 10.8 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 7, 2007 and incorporated herein by reference)

10.78	Loan Agreement by and between NNN Apartment REIT, Inc. and Wachovia Bank, National Association, dated November 1, 2007 (included as Exhibit 10.9 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 7, 2007 and incorporated herein by reference)

10.79	Promissory Note by NNN Apartment REIT, Inc. in favor of Wachovia Bank, National Association, dated November 1, 2007 (included as Exhibit 10.10 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 7, 2007 and incorporated herein by reference)

10.80	Pledge Agreement (Partnership Interests) by and between Wachovia Bank, National Association and NNN Apartment REIT Holdings, L.P., dated November 1, 2007 (included as Exhibit 10.11 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 7, 2007 and incorporated herein by reference)

10.81	Promissory Note by El Dorado Apartments, LLC in favor of Royal Bank of Canada, dated November 29, 2007 (included as Exhibit 10.5 to Grubb & Ellis Apartment REIT, Inc.’s Form 8-K filed on November 7, 2007 and incorporated herein by reference)

10.82	Purchase and Sale Agreement by and between Fort Nelson Apartments, L.L.C. and Triple Net Properties, LLC, dated December 10, 2007 (included as Exhibit 10.1 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)

Exhibit Number	Description

10.83	Purchase and Sale Agreement by and between The Myrtles at Old Towne, L.L.C. and Triple Net Properties, LLC, dated December 10, 2007 (included as Exhibit 10.2 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)

10.84	Amendment Letter by and between Triple Net Properties, LLC, Fort Nelson Apartments, L.L.C. and The Myrtles at Old Towne, L.L.C., dated December 19, 2007 (included as Exhibit 10.3 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)

10.85	Sale Agreement Assignment by and between Triple Net, Properties, LLC and G&E Apartment REIT The Heights at Old Towne, LLC, dated December 21, 2007 (included as Exhibit 10.4 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)

10.86	Sale Agreement Assignment by and between Triple Net, Properties, LLC and G&E Apartment REIT The Myrtles at Old Towne, LLC, dated December 21, 2007 (included as Exhibit 10.5 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)

10.87	Multifamily Note by G&E Apartment REIT The Heights at Old Towne, LLC issued to Capmark Bank for Freddie Mac, dated December 21, 2007 (included as Exhibit 10.6 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)

10.88	Multifamily Deed of Trust, Assignment of Rents and Security Agreement, by G&E Apartment REIT The Heights at Old Towne, LLC, dated December 21, 2007 (included as Exhibit 10.7 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)

10.89	Guaranty by G&E Apartment REIT The Heights at Old Towne, LLC for the benefit of Capmark Bank, dated December 21, 2007 (included as Exhibit 10.8 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)

10.90	Multifamily Note by G&E Apartment REIT The Myrtles at Old Towne, LLC issued to Capmark Bank for Freddie Mac, dated December 21, 2007 (included as Exhibit 10.9 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)

10.91	Multifamily Deed of Trust, Assignment of Rents and Security Agreement, by G&E Apartment REIT The Myrtles at Old Towne, LLC, dated December 21, 2007 (included as Exhibit 10.10 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)

10.92	Guaranty by G&E Apartment REIT The Myrtles at Old Towne, LLC for the benefit of Capmark Bank, dated December 21, 2007 (included as Exhibit 10.11 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)

Exhibit Number	Description

10.93	First Amendment to and Waiver of Loan Agreement between Grubb & Ellis Apartment REIT, Inc. and Wachovia Bank, National Association, dated December 21, 2007 (included as Exhibit 10.12 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)

10.94	First Amended and Restated Pledge Agreement by and between Wachovia Bank, N.A. and Grubb and Ellis Apartment REIT Holdings, L.P., dated December 21, 2007 (included as Exhibit 10.13 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)

10.95	Unsecured Promissory Note issued by Grubb and Ellis Apartment REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc., dated December 21, 2007 (included as Exhibit 10.14 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)

10.96	Contract of Sale by and between Cedar Park Multifamily, Ltd. and Triple Net Properties, LLC, dated January 8, 2008 (included as Exhibit 10.1 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)

10.97	Amendment to Contract of Sale by and between Cedar Park Multifamily, Ltd. and Triple Net Properties, LLC, dated February 26, 2008 (included as Exhibit 10.2 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)

10.98	Second Amendment to Contract of Sale by and between Cedar Park Multifamily, Ltd. and Grubb & Ellis Realty Investors, LLC, dated March 7, 2008 (included as Exhibit 10.3 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)

10.99	Third Amendment to Contract of Sale by and between Cedar Park Multifamily, Ltd. and Grubb & Ellis Realty Investors, LLC, dated March 27, 2008 (included as Exhibit 10.4 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)

10.100	Sale Agreement Assignment by and between Grubb & Ellis Realty Investors, LLC and G&E Apartment REIT Arboleda, LLC, dated March 27, 2008 (included as Exhibit 10.5 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)

10.101	Fixed+1 Multifamily Note by G&E Apartment REIT Arboleda, LLC in favor of PNC ARCS, LLC, dated March 31, 2008 (included as Exhibit 10.6 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)

10.102	Multifamily Deed of Trust, Assignment of Rents and Security Agreement and Fixture Filing by G&E Apartment REIT Arboleda, LLC for the benefit of PNC ARCS, LLC, dated March 31, 2008 (included as Exhibit 10.7 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)

10.103	Second Amendment to and Waiver of Loan Agreement by and between Grubb & Ellis Apartment REIT, Inc. and Wachovia Bank, National Association, dated March 31, 2008 (included as Exhibit 10.8 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)

Exhibit Number	Description

10.104	Amended and Restated Promissory Note by Grubb & Ellis Apartment REIT, Inc. in favor of Wachovia Bank, National Association, dated March 31, 2008 (included as Exhibit 10.9 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)

10.105	Second Amended and Restated Pledge Agreement (Membership and Partnership Interests) by and between Wachovia Bank, National Association and Grubb & Ellis Apartment REIT Holdings, LP, dated March 31, 2008 (included as Exhibit 10.10 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)

10.106	Purchase and Sale Agreement by and between Atlanta Creekside Gardens Associates, LLC and Grubb & Ellis Realty Investors, LLC, dated June 12, 2008 (included as Exhibit 10.1 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)

10.107	First Amendment to Purchase and Sale Agreement by and between Atlanta Creekside Gardens Associates, LLC and Grubb & Ellis Realty Investors, LLC, dated June 18, 2008 (included as Exhibit 10.2 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)

10.108	Purchase and Sale Agreement by and between AMLI at Peachtree City-Phase I, LLC, AMLI at Peachtree City-Phase II, LLC and Grubb and Ellis Realty Investors, LLC, dated June 23, 2008 (included as Exhibit 10.4 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)

10.109	Purchase and Sale Agreement Assignment by and between Grubb & Ellis Realty Investors, LLC and G&E Apartment REIT Creekside Crossing, LLC, dated June 26, 2008 (included as Exhibit 10.3 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)

10.110	Multifamily Note by G&E Apartment REIT Creekside Crossing, LLC to the order of Capmark Bank for Freddie Mac, dated June 26, 2008 (included as Exhibit 10.6 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)

10.111	Multifamily Deed of Trust, Assignment of Rents and Security Agreement by G&E Apartment REIT Creekside Crossing, LLC and Capmark Bank, dated June 26, 2008 (included as Exhibit 10.7 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)

10.112	Guaranty by Grubb & Ellis Apartment REIT, Inc. for the benefit of Capmark Bank, dated June 26, 2008 (included as Exhibit 10.8 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)

10.113	Multifamily Note by G&E Apartment REIT Kedron Village, LLC to the order of Capmark Bank for Freddie Mac, dated June 26, 2008 (included as Exhibit 10.9 to its Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)

Exhibit Number	Description

10.114	Multifamily Deed of Trust, Assignment of Rents and Security Agreement by G&E Apartment REIT Kedron Village, LLC and Capmark Bank, dated June 26, 2008 (included as Exhibit 10.10 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)

10.115	Guaranty by Grubb & Ellis Apartment REIT, Inc. for the benefit of Capmark Bank, dated June 26, 2008 (included as Exhibit 10.11 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)

10.116	Third Amendment to and Waiver of Loan Agreement between Grubb & Ellis Apartment REIT, Inc. and Wachovia Bank, National Association, dated June 26, 2008 (included as Exhibit 10.12 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)

10.117	Third Amended and Restated Pledge Agreement by and between Wachovia Bank, National Association and Grubb and Ellis Apartment REIT Holdings, L.P., dated June 26, 2008 (included as Exhibit 10.13 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)

10.118	Assignment and Assumption of Real Estate Purchase Agreement by and between Grubb & Ellis Realty Investors, LLC and G&E Apartment REIT Kedron Village, LLC, dated June 27, 2008 (included as Exhibit 10.5 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)

10.119	Unsecured Promissory Note by Grubb & Ellis Apartment REIT Holdings, LP in favor of NNN Realty Advisors, Inc., dated June 27, 2008 (included Exhibit 10.14 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)

10.120	Real Estate Purchase and Sale Agreement by and between Apartments at Canyon Ridge, LLC and Grubb & Ellis Realty Investors, LLC, dated July 10, 2008 (included as Exhibit 10.1 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed September 19, 2008 and incorporated herein by reference)

10.121	First Amendment to Real Estate Purchase and Sale Agreement by and between Apartments at Canyon Ridge, LLC and Grubb & Ellis Realty Investors, LLC, dated August 15, 2008 (included as Exhibit 10.2 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed September 19, 2008 and incorporated herein by reference)

10.122	Assignment and Assumption of Real Estate Purchase and Sale Agreement by and between Grubb & Ellis Realty Investors, LLC and G&E Apartment REIT Canyon Ridge, LLC, dated September 15, 2008 (included as Exhibit 10.3 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed September 19, 2008 and incorporated herein by reference)

10.123	Multifamily Note by G&E Apartment REIT Canyon Ridge, LLC to the order of Capmark Bank, dated September 15, 2008 (included as Exhibit 10.4 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed September 19, 2008 and incorporated herein by reference)

Exhibit Number	Description

10.124	Multifamily Deed of Trust, Assignment of Rents and Security Agreement by G&E Apartment REIT Canyon Ridge, LLC for the benefit of Capmark Bank, dated September 15, 2008 (included as Exhibit 10.5 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed September 19, 2008 and incorporated herein by reference)

10.125	Guaranty by Grubb & Ellis Apartment REIT, Inc. for the benefit of Capmark Bank, dated September 15, 2008 (included as Exhibit 10.6 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed September 19, 2008 and incorporated herein by reference)

10.126	Fourth Amendment to and Waiver of Loan Agreement between Grubb & Ellis Apartment REIT, Inc. and Wachovia Bank, National Association, dated September 15, 2008 (included as Exhibit 10.7 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed September 19, 2008 and incorporated herein by reference)

10.127	Fourth Amended and Restated Pledge Agreement by and between Wachovia Bank, National Association and Grubb and Ellis Apartment REIT Holdings, L.P., dated September 15, 2008 (included as Exhibit 10.8 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed September 19, 2008 and incorporated herein by reference)

10.128	Unsecured Promissory Note by Grubb & Ellis Apartment REIT Holdings, LP in favor of NNN Realty Advisors, Inc., dated September 15, 2008 (included as Exhibit 10.9 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K filed September 19, 2008 and incorporated herein by reference)

10.129	Assignment and Assumption of Real Estate Purchase and Sale Agreement by and between Grubb & Ellis Realty Investors, LLC and G&E Apartment REIT Canyon Ridge, LLC, dated September 15, 2008 (included as Exhibit 10.3 to Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K/A filed September 25, 2008 and incorporated herein by reference)

21.1**	Subsidiaries of Grubb & Ellis Apartment REIT Holdings, LP

23.1**	Consent of Hunton & Williams LLP (included in Exhibit 5.1)

23.2**	Consent of Hunton & Williams LLP (included in Exhibit 8.1)

23.3*	Consent of Deloitte & Touche LLP

23.4*	Consent of Grant Thornton LLP

24.1**	Power of Attorney (included on Signature Page)

*	Filed herewith.

**	To be filed by amendment.